Exhibit 99.2

KIRKLAND & ELLIS LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022-4675

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

Richard L. Wynne (RW-5630)

KIRKLAND & ELLIS LLP

777 South Figueroa Street

Los Angeles, California 90017

Telephone: (213) 680-8400

Facsimile: (213) 680-8500

Sharon M. Kopman (Pro Hac Vice)

Reorganization Counsel for Debtors and

Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

X
In re:	:	Chapter 11
:
DDI CORP., et al.,	:	Case No. 03-15261 (SMB)
:
Debtors.	:	(Jointly Administered)
X

DISCLOSURE STATEMENT FOR THE JOINT PLAN OF

REORGANIZATION OF DDi CORP. AND

DDi CAPITAL CORP. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

IMPORTANT DATES

•	Date by which Ballots must be received: , 2003
•	Date by which objections to Confirmation of the Plan must be filed and served: , 2003
•	Hearing on Confirmation of the Plan: , 2003

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

THE SECURITIES DESCRIBED HEREIN WILL BE ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW, GENERALLY IN RELIANCE ON THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED THEREIN.

FOR NON U.S. HOLDERS ONLY: THE DISTRIBUTION OF THIS DISCLOSURE STATEMENT AND THE ISSUE OR TAKING UP OF THE SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS OUTSIDE THE UNITED STATES. IN AN EFFORT TO COMPLY WITH LOCAL JURISDICTIONAL REQUIREMENTS GOVERNING THE OFFER AND ISSUANCE OF SECURITIES, DEBTORS HAVE MADE REASONABLE EFFORTS TO ASCERTAIN THE JURISDICTIONS WHERE DEBTORS’ SECURITIES ARE CURRENTLY HELD AND IN WHICH THE SECURITIES OF THE REORGANIZED DEBTORS WILL BE HELD AFTER THE EFFECTIVE DATE. HOWEVER, DEBTORS WERE UNABLE TO ACCURATELY ASSESS SUCH JURISDICTIONS. DEBTORS BELIEVE THAT THE AUTOMATIC ISSUANCE OF NEW COMMON STOCK, NEW PREFERRED STOCK AND NEW WARRANTS PURSUANT TO THE PLAN SHOULD QUALIFY FOR A PRIVATE PLACEMENT EXEMPTION FROM APPLICABLE LOCAL OFFERING

REQUIREMENTS ON THE BASIS OF THE CHARACTERISTICS OF THE SECURITY HOLDERS, THE NATURE AND AMOUNT OF THE SECURITIES HELD, OR OTHER SALIENT FACTS REGARDING THE SECURITIES AND SECURITY HOLDERS IN EACH RELEVANT JURISDICTION. NO ACTION HAS BEEN TAKEN BY THE DEBTORS THAT WOULD PERMIT AN OFFER OF ANY SECURITIES ISSUED UNDER THE PLAN OR POSSESSION OR DISTRIBUTION OF THIS DISCLOSURE STATEMENT IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. PERSONS INTO WHOSE POSSESSION THIS DISCLOSURE STATEMENT COMES ARE REQUIRED BY DEBTORS TO INFORM THEMSELVES ABOUT AND TO OBSERVE SUCH RESTRICTIONS. IN ADDITION, THE DEBTORS RECOMMEND THAT HOLDERS OR POTENTIAL HOLDERS OF SECURITIES UNDER THE PLAN CONSULT WITH THEIR OWN ADVISORS CONCERNING ANY LIMITATIONS ON THEIR RIGHT TO TRANSFER SUCH SECURITIES. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR ISSUE, OR THE SOLICITATION OF ANY OFFER TO BUY OR SUBSCRIBE FOR ANY SECURITIES BY ANY PERSON IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. TO THE EXTENT THAT THE DEBTORS ARE REQUIRED TO COMPLY WITH CERTAIN REQUIREMENTS OF JURISDICTIONS IN WHICH HOLDERS OF SECURITIES OF THE DEBTORS RESIDE DUE TO THE PARTICIPATION OF HOLDERS IN SUCH JURISDICTIONS IN ANY VOTE OR ELECTION WITH RESPECT TO THE PLAN, THE DEBTORS SHALL NOT BE REQUIRED TO TAKE SUCH PARTICIPATION INTO ACCOUNT.

THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS WHICH ARE ATTACHED HERETO ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN SHALL GOVERN FOR ALL PURPOSES.

THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN UNLESS SO SPECIFIED. EACH HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED INTEREST SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND THE EXHIBITS TO BOTH DOCUMENTS IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS CONCERNING DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT OR, SUBSEQUENT TO A FILING BY THE DEBTORS UNDER THE BANKRUPTCY CODE, BY THE BANKRUPTCY COURT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLAN WHICH ARE OTHER THAN OR INCONSISTENT WITH THE INFORMATION CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST.

ALTHOUGH THE DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT FOR THE FINANCIAL STATEMENTS INCLUDED IN THE COMPANY GROUP’S ANNUAL REPORT ON FORM 10-K INCLUDED AS EXHIBIT D HERETO.

THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY DEBTORS’ MANAGEMENT WITH THE ASSISTANCE OF Houlihan LOKEY HOWARD & ZUKIN. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH

CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

SEE SECTION V OF THIS DISCLOSURE STATEMENT, “RISK FACTORS”, FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED INTEREST TO ACCEPT THE PLAN.

THIS DISCLOSURE STATEMENT AND THE STATEMENTS MADE HEREIN ARE MADE BY THE DEBTORS AND NOT BY ANY OF THE CO-SPONSORS OR CREDITORS SUBJECT TO PLAN SUPPORT AGREEMENTS.

i

N.	LIQUIDATION ANALYSIS	54

O.	FINANCIAL PROJECTIONS AND VALUATION ANALYSIS	56

1.	Financial Projections	57

2.	Valuation	60

P.	THE REORGANIZED DEBTORS AND THEIR POST-CONFIRMATION ESTATES	65

II. THE CHAPTER 11 CASES		66

A.	FIRST DAY MOTIONS FILED	66

1.	Applications for Retention of the Debtors’ Professionals	66

2.	Motion of the Debtors for Entry of an Administrative Order Under 11 U.S.C. §§ 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals	67

3.	Motion for Order (I) Approving the Budget and Funding Agreement, dated as of August 1, 2003 and (II) Authorizing and Directing the Debtors’ Performance Thereunder pursuant to Bankruptcy Code §§105, 361, 362, 363, 364, 503(B) and 507(B) and Federal Rule of Bankruptcy Procedure 4001(B)	67

4.	Motion of the Debtors for Entry of an Order, Under Fed. R. Bankr. P. 1015(b), Directing Joint Administration (the “Joint Administrative Motion”)	68

B.	OTHER MOTIONS FILED	68

1.	Motion of the Debtors Pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 2002 for an Order (I) Approving Proposed Disclosure Statement and Certain Related Relief, (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Proposed Joint Plan of Reorganization and (III) Scheduling a Hearing on Confirmation of the Proposed Joint Plan of Reorganization.	68

III. THE PLAN OF REORGANIZATION		69

A.	OVERVIEW OF CHAPTER 11	70

B.	OVERALL STRUCTURE OF THE DEBTORS’ PLAN	71

C.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	72

1.	Administrative Claims	73

2.	Priority Tax Claims	76

3.	Indenture Trustee Fee Claims	77

4.	Class 1: Allowed Class 1 Claims (Unimpaired)	77

5.	Class 2: Other Secured Claims (Unimpaired)	78

6.	Class 3: Other Priority Claims (Unimpaired)	78

7.	Class 4: General Unsecured Claims (Unimpaired)	79

8.	Class 5: Allowed Class 5 Claims (Impaired)	80

9.	Class 6a: Allowed Class 6a Claims (Impaired)	80

10.	Class 6b: Allowed Class 6b Claims (Impaired)	81

11.	Class 7: Existing DDi Corp. Common Stock (Impaired)	81

D.	PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN	82

1.	Sources of Cash for Plan Distribution	82

2.	Distributions for Claims and Equity Interests Allowed as of the Effective Date	82

3.	Distributions by Reorganized DDi Corp.	83

4.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	84

5.	De Minimis and Fractional Distributions	87

6.	Setoffs	88

7.	Surrender of Canceled Instruments or Securities	88

E.	PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR INTERESTS	90

1.	Prosecution of Objections to Claims	90

2.	Treatment of Disputed Claims	90

3.	Allowance of Claims and Equity Interests	91

4.	Controversy Concerning Impairment	91

F.	MEANS FOR IMPLEMENTATION OF THE PLAN	91

1.	Continued Corporate Existence of Reorganized Debtors	91

2.	Certificates of Incorporation and Bylaws	92

3.	Corporate Action	92

4.	Directors and Officers of the Reorganized Debtors	93

5.	Issuance of New Securities; Execution of Related Documents	96

6.	Cancellation of Existing Securities and Agreements	120

7.	Treatment of the Senior Debt Parties Under the Pre-Restructuring Loan Documents	120

8.	Treatment of the Senior Discount Note Holders	121

9.	Funding of the Plan	121

10.	Revesting of Assets	122

G.	CONFIRMATION AND EFFECTIVENESS OF THE PLAN	123

1.	Condition Precedent to Confirmation	123

2.	Conditions Precedent to Consummation	123

3.	Waiver of Conditions	125

4.	Effect of Non-occurrence of Conditions to Consummation	126

H.	EFFECT OF PLAN CONFIRMATION	126

1.	Subordination	126

2.	Good Faith Finding	126

3.	Exculpation	127

4.	Debtor’s Releases and Injunction.	128

5.	Other Releases and Injunction.	129

6.	Preservation of Rights of Action	131

7.	Discharge of Claims and Termination of Equity Interests	131

I.	SUMMARY OF OTHER PROVISIONS OF THE PLAN	132

1.	Exemption from Certain Transfer Taxes	132

2.	Effectuating Documents, Further Transactions and Corporation Action	133

3.	Retention of Jurisdiction	133

4.	Revocation, Withdrawal or Non-consummation	136

5.	Section 1145 Exemption	136

6.	Amendment or Modification of Plan	137

7.	Dissolution of Creditors Committee	137

8.	Payment of Statutory Fees	137

IV. VOTING AND CONFIRMATION PROCEDURE		139

A.	VOTING INSTRUCTIONS	139

B.	VOTING TABULATION	142

C.	VOTING PROCEDURES	147

1.	Beneficial Holders	148

2.	Master Ballot Agents	149

D.	THE CONFIRMATION HEARING	150

E.	STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN	151

1.	Best Interests of Creditors Test/Liquidation Analysis	153

2.	Financial Feasibility	155

3.	Acceptance by Impaired Classes	155

4.	Confirmation Without Acceptance by All Impaired Classes	156

V. RISK FACTORS		159

A.	CERTAIN BANKRUPTCY CONSIDERATIONS	159

B.	FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE PLAN	162

C.	RISKS RELATING TO THE OPERATIONS OF THE REORGANIZED DEBTORS	165

VI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES		176

A.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF CLAIMS AND EQUITY INTERESTS	177

1.	Holders of Allowed Class 1 Claims—Class 1	177

2.	Holders of General Unsecured Lender Claims—Class 4	185

3.	Holders of Senior Discount Note Claims—Class 5	185

4.	Holders of Allowed Class 6a Claims and Allowed Class 6b Claims-Classes 6a and 6b	191

5.	Holders of Existing DDi Corp. Common Stock—Class 7	199

B.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE REORGANIZED DEBTORS	200

v

1.	Cancellation of Indebtedness and Reduction of Tax Attributes	200

2.	Limitation of Net Operating Loss Carryovers and Other Tax Attributes	202

3.	DDi Corp. Recognition of Loss on Exchange of New Preferred Stock	203

4.	Effect of Issue Price on Debtors’ OID Deductions	204

5.	Deductibility of Amounts Paid Pursuant to the Management Incentive Program	204

C.	BACKUP WITHHOLDING	205

VII. MISCELLANEOUS PROVISIONS		206

A.	PENDING LITIGATION	206

B.	SUCCESSORS AND ASSIGNS	206

C.	RESERVATION OF RIGHTS	207

D.	SERVICE OF DOCUMENTS	207

VIII. RECOMMENDATION		209

EXHIBITS

Exhibit A	-	Plan of Reorganization
Exhibit B	-	Liquidation Analysis
Exhibit C	-	Projections
Exhibit D	-	Annual Report on Form 10-K for the year ended December 31, 2002
Exhibit E	-	Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003

SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Disclosure Statement.

DDi Corp. (“DDi Corp.”), through its North American and European operating subsidiaries, is a provider of time-critical electronics design, fabrication and assembly services for makers of communications and networking gear, computers, medical and industrial instruments and aerospace equipment. DDi Corp. is a publicly held non-operating holding company whose only asset is its direct and indirect ownership of equity interests in its North American and European operating subsidiaries. DDi Capital Corp. (“DDi Capital”, and together with DDi Corp., the “Debtors”) is a non-operating company whose only assets are its direct ownership of the equity interests of Dynamic Details, Incorporated (“Details”) and its indirect ownership of equity interests of Dynamic Details, Incorporated, Silicon Valley (“DDISV” and together with Details, the “Operating Companies”). On August 20, 2003 (the “Petition Date”), DDi Corp. and its indirect wholly owned subsidiary DDi Capital filed voluntary petitions for reorganization (collectively, the “Chapter 11 Cases”) under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors will continue to operate their businesses through their non-debtor affiliates and to manage their properties as debtors-in-possession during the pendency of the Chapter 11 Cases. No Chapter 11 Case has been commenced for the Operating Companies, and they continue to operate outside of bankruptcy in the ordinary course of business. The Chapter 11 Cases are not expected to affect the operating businesses of the Debtors’ non-debtor affiliates. No official committee of general unsecured creditors has been appointed.

This Disclosure Statement is being furnished by the Debtors as the proponents of the Joint Plan of Reorganization of the Debtors (the “Plan,” a copy of which is attached hereto as Exhibit “A”), pursuant to section 1125 of the Bankruptcy Code and in connection with the solicitation of votes (the

“Solicitation”) for the acceptance or rejection of the Plan, as it may be amended or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules. The Ad Hoc Convertible Note Holder Committee (as defined below), DDi Intermediate Holdings Corp. (“DDi Intermediate”), Details, DDISV and DDi Europe Limited (“DDi Europe”) are co-sponsors of the Plan (collectively, the “Co-Sponsors”), with the rights of Plan proponents. THE CO-SPONSORS SUPPORT THE PROPOSED FINANCIAL RESTRUCTURING AND WHERE APPLICABLE HAVE AGREED TO VOTE TO ACCEPT THE PLAN. HOWEVER, THE CO-SPONSORS AND CREDITORS SUBJECT TO PLAN SUPPORT AGREEMENTS HAVE NOT PROMULGATED THIS DISCLOSURE STATEMENT AND HAVE NOT ADOPTED OR ENDORSED ANY OF THE STATEMENTS MADE HEREIN.

This Disclosure Statement describes certain aspects of the Plan, the Company Group’s (as defined below) operations through their non-debtor affiliates, the Debtors’ projections for the Debtors and their consolidated subsidiaries and other related matters, including the treatment of Holders of Debtors’ existing Claims and Equity Interests (each, a “Holder” and collectively, the “Holders”). The Debtors’ operating assets, strategy, and ongoing operations will be unaffected by the Chapter 11 Cases. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Plan.

Events Leading to the Chapter 11 Cases

As set forth in more detail in section I.C. below, several factors contributed to the Company Group’s pre-petition financial difficulties.

DDi Corp. was recapitalized in January 1996 and then again in 1997. The Operating Companies are the Borrowers under that certain Credit Agreement, dated as of July 23, 1998, as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002, the Seventh Amendment, dated as of June 27, 2003 and the Eighth Amendment, dated as of August 1, 2003 (as amended, supplemented or otherwise modified, the “Credit Agreement”) among (i) DDi Capital as guarantor, (ii) Details as borrower; (iii) DDISV as borrower, (iv) the several banks and other financial institutions from time to time parties thereto, (individually, as “Secured Lender,” and collectively, the “Secured Lenders”); (v) Bankers Trust Company, as documentation and co-syndication agent; and (vi) JPMorgan Chase Bank, as collateral, co-syndication and administrative agent (in such capacity, the “Administrative Agent” and together with Bankers Trust Company and the Secured Lenders, the “Senior Debt Parties”), and all collateral and ancillary documentation entered into in connection therewith, including, without limitation, the hedge agreement (the “Hedge Agreement”) entered into by Details with JPMorgan Chase Bank (collectively, the “Pre-Restructuring Loan Documents”). The Secured Lenders hold senior debt of $72,892,916.17 in outstanding unpaid principal and face amount of undrawn letters of credit (plus interest and fees thereon, the “Secured Lender Indebtedness”) under the Pre-Restructuring Loan Documents. The Secured Lender Indebtedness is secured by a security interest in all or substantially all of the assets of DDi Capital and its subsidiaries and is supported by a guarantee by DDi Capital and substantially all of DDi Capital’s subsidiaries.

Since 1997, DDi and its direct and indirect subsidiaries (collectively, the “Company Group”)1 have grown through a number of mergers and acquisitions throughout the United States, Canada, and Europe. The primary direct and indirect operating subsidiaries of the Company Group are Details,

[1]	Because the Debtors and their non-debtor operating subsidiaries maintain consolidated books and records and are consolidated for financial reporting purposes, portions of the background business description provided herein is combined for the Debtor holding companies and the operating non-debtor subsidiaries. However, each of the Debtors and the operating non-debtor subsidiaries is a separate and distinct legal entity with separate assets and liabilities, as is reflected in the explanation of the debt structure set forth below. Each of the Debtors will be filing its own Schedules of Assets and Liabilities and Statement of Financial Affairs.

DDISV, Dynamic Details Canada, Inc., Dynamic Details, Incorporated, Virginia, Laminate Technology Corp. and DDi Europe.

In late 2000, many of the end markets into which Debtors’ operating subsidiaries sell printed circuit boards and electronic manufacturing services (including communications and networking equipment; computers and peripherals; medical, automotive, industrial and test equipment; and aerospace equipment) entered into a significant downturn in late 2000, which downturn continues to date. As a result, demand for the Company Group’s services has generally decreased over the past two years, which has had a negative impact on the Company Group’s consolidated revenues and operating performance. As a result of a series of acquisitions in 2000 and 2001 and the decrease in demand for the Company Group’s services, the Company Group had excess manufacturing capacity. Seeking to retire more costly debt, DDi Corp. commenced an initial public offering (“IPO”) of its common stock on April 14, 2000 and a series of follow-on offerings of its common stock. DDi Corp. also issued $200,000,000 in aggregate principal amount of 5 1/4% Convertible Subordinated Notes (as defined below) and 6 1/4% Convertible Subordinated Notes (as defined below) (collectively, the “Convertible Subordinated Notes”). The net proceeds of both transactions and the IPO were used to pay down debt or to retire more costly debt. Between 2001 and 2003, the Company Group implemented an operational restructuring plan designed to, among other things, reduce expenses, increase operating efficiencies, eliminate unprofitable divisions, better align personnel capacity with end-market demand, downsize its operating footprint (facilities capacity) and focus its business on higher margin services. However, despite all of these efforts to reduce costs and consolidate the operations of the non-Debtor operating subsidiaries, the Company Group has had to contend with the continual downturn in the economy. This downturn has made it difficult to raise additional cash from operations and/or from the equity markets to further reduce the Company Group’s debt.

As of June 30, 2003, the Company Group’s total debt, including capital leases, equaled approximately $335,000,000, of which the North American debt, including capital leases, comprised approximately $300,900,000. As of June 30, 2003, the Company Group’s North American debt structure consisted of approximately $209,100,000 of principal plus accrued but unpaid interest owing by DDi Corp. to the Holders of the Convertible Subordinated Notes, approximately $17,620,000 of principal plus accrued but unpaid interest owing by DDi Capital to the Holders of the Senior Discount Notes (as defined below), the Secured Lender Indebtedness and a guarantee of the Secured Lender Indebtedness by DDi Capital and substantially all of DDi Capital’s subsidiaries. The Company Group’s financial performance in the fourth quarter of 2002 resulted in covenant defaults and other defaults (none of which have been waived) under the Pre-Restructuring Loan Documents. As a result of the defaults under the Pre-Restructuring Loan Documents, the Company was not permitted to pay its interest obligations under the Convertible Subordinated Notes in March and April of 2003. Since the interest payments were not made within the 30-day grace period provided under the respective indentures governing the Convertible Subordinated Notes, the Convertible Subordinated Notes are in default. In addition, DDi Capital did not pay its interest obligations due on May 15, 2003 under the Senior Discount Notes. Since DDi Capital failed to make such interest payments within the 30-day grace period, DDi Capital is currently in default under the Senior Discount Notes.

In light of its over-leveraged debt structure and continuing adverse business conditions, the Company Group commenced negotiations with an unofficial steering committee (the “Ad Hoc Prepetition Secured Lender Committee”) of the Secured Lenders, an ad hoc committee of Holders of Convertible Subordinated Notes (the “Ad Hoc Convertible Note Holder Committee”) and an ad hoc committee of Holders of Senior Discount Notes (the “Ad Hoc Senior Discount Note Holder Committee” and, together with the Ad Hoc Convertible Note Holder Committee, the “Ad Hoc Committees”). After several months of negotiations, the Company Group agreed to the terms of a consensual restructuring involving the Secured Lenders, all of the Holders of the Convertible Subordinated Notes and all of the Holders of the Senior Discount Notes.

To optimize the prospect of preserving the businesses of the Operating Companies, the debt of the Operating Companies are being restructured outside of a bankruptcy proceeding. The Pre-Restructuring Loan Documents provide, inter alia, that the consent of 100% of the Secured Lenders is necessary to effectuate a restructuring of the Secured Lender Indebtedness outside of a bankruptcy proceeding. On August 1, 2003, each member of the Company Group entered into that certain Restructuring Support Agreement, dated as of August 1, 2003, as amended August 7, 2003 and August 19, 2003 (the “RSA”), with 100% of the Secured Lenders (collectively, the “Consenting Lenders”) in order to effectuate and support the reorganization and restructuring of the Company Group pursuant to the terms and conditions outlined in the term sheets annexed as Exhibits “1”-“6” to the Plan annexed hereto as Exhibit “A” (the “Term Sheet”), which terms and conditions include, but are not limited to the restructuring, exchange and repayment of the Secured Lender Indebtedness pursuant to the Restructuring Loan Documents (as defined below) and the issuance of global releases (the “Global Releases”) and an injunction as set forth in the Plan (the “Plan Injunction”).

The restructuring of the Convertible Subordinated Notes, the Senior Discount Notes and the Existing DDi Corp. Common Stock (as defined below), pursuant to the terms and conditions outlined in the Term Sheet, is being accomplished by the filing of the pre-arranged Plan. Each member of the Company Group has entered into (i) a Plan Support Agreement, dated as of August 8, 2003, as amended August 19, 2003 (the “PSA”) with the Holders of approximately 63% in aggregate principal amount of the Convertible Subordinated Notes (collectively, the “Consenting Subordinated Note Holders”), pursuant to which each of the Consenting Subordinated Note Holders approved the Term Sheet and agreed to vote in favor of the Plan, and (ii) a Senior Discount Note Holder Plan Support Agreement, dated as of August 19, 2003 (the “SDNPSA”), with the Holders of approximately 71.5% in aggregate principal amount of the Senior Discount Notes (collectively, the “Consenting Senior Discount Note Holders”) to which each of the Consenting Senior Discount Note Holders approved the

Term Sheet and agreed to vote in favor of the Plan. Copies of the PSA and SDNPSA are attached as Exhibits “7” and “8” to the Plan annexed hereto as Exhibit “A”..

The purpose of the Plan is to restructure the Debtors’ public debt to provide the Company Group with a capital structure that can be supported by the cash flow of its operating subsidiaries. To this end, the Plan will reduce the Company Group’s debt and accrued interest by more than $210,000,000 and its future annual cash interest expense by approximately $16,000,000.

The Debtors believe that the reorganization contemplated by the Plan is in the best interests of its creditors and equity Holders. If the Plan is not confirmed, the Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under Chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that the Debtors’ unsecured creditors (including the Holders of the Senior Discount Notes and the Convertible Subordinated Notes) and equity Holders would realize a less favorable distribution of value, or, in certain cases, none at all, for their Claims or Equity Interests under an alternative plan or liquidation. See the Liquidation Analysis set forth in Exhibit B attached hereto.

For further information about the matters discussed above, see the Company Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 attached as Exhibit D hereto, and its Quarterly Reports on Form 10-Q for the quarter ended June 30, 2003 attached as Exhibit E hereto. The exhibits to these filings are available on the Securities and Exchange Commission’s internet website at http://www.sec.gov.

Treatment of Claims and Equity Interests

The table on the next page summarizes the classes of Claims and Equity Interests under the Plan, projected aggregate amounts of such Classes, the treatment of such Classes, and the projected recoveries of such Classes both in connection with the Plan and in a liquidation under Chapter 7 of the Bankruptcy Code. The projected recoveries (if the Plan is approved) are based upon certain assumptions contained in the Valuation Analysis developed by Houlihan Lokey Howard & Zukin (“Houlihan”) as set forth in section I.N hereof, including an assumed reorganization value of the new common stock is to be issued by Reorganized DDi Corp. (the “New Common Stock”) equal to $17.50 per share, an assumed reorganization value of the new preferred stock to be issued by DDi Europe, a non-debtor wholly owned subsidiary of DDi Corp. (the “New Preferred Stock”) equal to $15.00 per share, an assumed reorganization value of the new warrants to be issued by Reorganized DDi Corp. to the Secured Lenders (as defined below) (the “Secured Lender Warrants”) equal to $11.55 per Secured Lender Warrant and an assumed reorganization value of the new warrants to be issued by Reorganized DDi Corp. to the Senior Discount Note Holders (the “Senior Discount Warrants”, together with the Secured Lender Warrants, the “New Warrants”) equal to $12.421 per Senior Discount Warrant. As more fully described herein, such reorganization values of the New Common Stock, the New Preferred Stock and the New Warrants were derived from commonly accepted valuation techniques and are not estimates of trading values for such securities.

Class/Type of Claim or Equity Interest	Projected Claims/Equity Interests	Plan Treatment of Class	Projected Recovery Under Plan	Projected Recovery Under Chapter 7
Administrative Expense Claims	$0[2]	Paid in full	100.0%	100%
Priority Tax Claims	$0[3]	Paid in full	100%	100%

[1]	Assumes cancellation of 100% of the Series A4 Management Options.
[2]	Assumes all Administrative Expenses are paid in full as and when due.
[3]	As of the date hereof, the Debtors believe that there are no Priority Tax Claims.

Class 1 - Secured Claims	$72.9 million	On the Effective Date, all legal, equitable and contractual rights, remedies, powers and privileges of Holders of Allowed Class 1 Claims shall be left unaltered.	100%	100%

Class 2 - Other Secured Claims	$0[4]	Paid in full	100%	100%

Class 3 - Other Priority Claims	$0[5]	Paid in full	100%	100%

Class 4 - General Unsecured Claims	$0[6]	Thirty (30) days after the Effective Date, each Holder of an Allowed Class 4 Claim shall receive, on account of and in full satisfaction of such Holder’s Allowed Class 4 Claim, Cash in full.	100%	100%

Class 5 - Senior Discount Notes	$16.090 million	On or soon as practicable after the Effective Date, each Holder of an Allowed Class 5 Claim shall receive, on account of and in full and complete satisfaction of such Allowed Class 5 Claim, a Pro Rata share of (i) participation in the New Senior Discount Indenture and the securities to be issued thereunder and (ii) the Senior Discount Warrants.	100%	81.6%

Class 6a - 5 1/4% Convertible Subordinated Notes	$100 million	On the Effective Date, each Holder of an Allowed Class 6a Claim shall receive, on account of and in full and complete satisfaction of such Allowed Class 6a Claim, (i) a Pro Rata share of 43.24% of the outstanding shares of New Common Stock, subject to dilution for (A) all New Common Stock issuable under the Management Incentive Plan (as defined below) upon the exercise of Management Options (as defined below) therein and (B) all New Common Stock issuable upon the exercise of the New Warrants and (ii) a Pro Rata share of 45.45% of the outstanding shares of New Preferred Stock.	18.9%	0.7%

Class 6b - 6 1/4% Convertible Subordinated Notes	$100 million	On the Effective Date, each Holder of an Allowed Class 6b Claim shall receive, on account of and in full and complete satisfaction of such Allowed Class 6b Claim, (i) a Pro Rata share of 50.76% of the outstanding shares of New Common Stock, subject to dilution for (A) all New Common Stock issuable under the Management Incentive Plan upon the exercise of Management Options therein and (B) all New Common Stock issuable upon the exercise of the New Warrants and (ii) a Pro Rata share of 45.45% of the outstanding shares of New Preferred Stock.	21.6%	0.9%

Class 7 - Existing DDi Corp. Common Stock	0.2 million shares	On the Effective Date, each Holder of an Allowed Class 7 Equity Interest shall receive, on account of and in full and complete satisfaction of such Allowed Class 7 Equity Interest, a Pro Rata share of 1.0% of the outstanding shares of New Common Stock, subject to dilution for (i) all New Common Stock issuable under the Management Incentive Plan upon the exercise of Management Options thereunder and (ii) all New Common Stock issuable upon the exercise of the New Warrants.	$0.35 million	$0

In the table above, the amounts in the column entitled “Projected Claims/Equity Interests” represent amounts outstanding on the Petition Date.

[4]	As of the date hereof, the Debtors believe that there are no Other Secured Claims.
[5]	As of the date hereof, the Debtors believe that there are no Other Priority Claims.
[6]	As of the date hereof, the Debtors believe that there are no General Unsecured Claims.

Description of New Securities to be Issued Under the Plan

Secured Lender Warrants. The Secured Lender Warrants shall be exercisable for 272,109 shares of the New Common Stock of Reorganized DDi Corp., representing 10.0% of the New Common Stock on a fully diluted basis on the Effective Date. The Secured Lender Warrants will be issued to the Secured Lenders ratably in accordance with their respective commitments under the Restructuring Loan Documents (as defined below) (as of the Effective Date) and held in an escrow account, subject to terms reasonably acceptable to the Required Lenders (as defined below) and more fully described section III.F.5 herein. The calculation of “New Common Stock on a fully diluted basis on the Effective Date” shall give effect to the exercise of such Secured Lender Warrants, Senior Discount Warrants, all other outstanding warrants and the exercise, conversion or exchange, as applicable, of all other outstanding securities of Reorganized DDi Corp., including but not limited to issuances to old equity, the Convertible Subordinated Note Holders, the Senior Discount Note Holders, all share grants and Tranche A option grants to management made on the Effective Date pursuant to the management equity incentive plan (the “Management Incentive Plan”) (it being understood and agreed that anti-dilution adjustments shall thereafter be made in respect of any options granted after the Effective Date pursuant to Tranche A and Tranche B under the Management Incentive Plan). The Secured Lender Warrants will have an exercise price initially equal to $.01 per share and shall be subject to customary anti-dilution adjustments. Each Secured Lender Warrant will be exercisable for the period commencing on the first business day after the twenty-four (24) month anniversary of the Effective Date (the “Second Anniversary Date”) through and including July 31, 2008. The Secured Lender Warrants and the underlying shares of common stock will have registration rights, pursuant to a registration rights agreement, customary for transactions of this type and as set forth below. The number of Secured Lender Warrants that may be exercised after the Second Anniversary Date shall be determined based on the aggregate amount of the commitments under the Restructuring Loan Documents outstanding on the Second Anniversary Date.

(a) Anti-Dilution Adjustments. The exercise price or number of shares of New Common Stock deliverable upon exercise of the Secured Lender Warrants will be adjusted to protect against dilutive and potentially dilutive events affecting the New Common Stock, including without limitation, (i) stock dividends and distributions, subdivisions, combinations and reclassifications, (ii) cash dividends and other distributions (if same distributions are not made to Holders of Secured Lender Warrants), (iii) issuances of additional shares of New Common Stock or any securities convertible into or exchangeable for New Common Stock, if issued or sold for less than Fair Market Value (as defined herein) at time of issuance; provided, that no antidilution adjustment will be made in respect of an issuance or series of issuances of additional shares of New Common Stock or any securities convertible into or exchangeable for New Common Stock with an aggregate value of up to $3,000,000 (based upon an implied total enterprise value of $110,000,000); and provided, further, that, should the Required Lenders not approve any determination of Fair Market Value, any dispute with regard to such valuation determination shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders, (iv) any grant of options after the Effective Date pursuant to Tranche A and Tranche B under the Management Incentive Plan, (v) distributions of any rights to acquire shares of New Common Stock, (vi) tender offers or exchange offers by Reorganized DDi Corp. or any subsidiary or affiliate (other than DDi Europe and its European subsidiaries) and (vii) any other distributions, offers and similar dilutive events affecting the New Common Stock of Reorganized DDi Corp. The terms of Secured Lender Warrants are more fully described in section III.F.5 herein.

(b) Registration Rights Agreement. The Holders of the Secured Lender Warrants shall have, pursuant to a registration rights agreement (the “New Common Stock Registration Rights Agreements”), registration rights for U.S. public offerings, the timing of which will be at the discretion of the Board of Directors of Reorganized DDi Corp. In addition, the Holders of Secured Lender Warrants and the New Common Stock underlying the Secured Lender Warrants shall receive, pursuant to such New Common Stock Registration Rights Agreement, indemnification from Reorganized DDi Corp., one demand registration right, unlimited as to the amount of shares of New Common Stock to be registered, at any time within the three (3) year period following the term of the escrow and an unlimited number of exercises of piggyback registration rights prior to July 31, 2008. Unless otherwise agreed, any registration statement for the New Common Stock pursuant to the New Common Stock Registration Rights Agreement shall be in the form of a shelf registration and any such registration statement shall be made available commencing no later than the Second Anniversary Date and shall remain available until the earlier of (x) July 31, 2008 and (y) the date on which all Secured Lender Warrants have been exercised.

Senior Discount Warrants. The Senior Discount Warrants shall be exercisable for 68,027 shares of the New Common Stock, representing 2.5% of the New Common Stock on a fully diluted basis on the Effective Date. The Senior Discount Warrants will be issued to the Senior Discount Note Holders and held in an escrow account until the Second Anniversary Date. The Senior Discount Warrants will have a nominal exercise price and will be exercisable, subject to certain conditions more fully described in section III.F.5 herein, for the period commencing on the Second Anniversary Date through and including December 31, 2008. The terms of the Senior Discount Warrants are more fully described in section III.F.5 herein.

New Common Stock. As of the Effective Date of the Plan, Reorganized DDi Corp. will have 6,000,000 authorized shares of New Common Stock, of which 2,000,000 shares will be issued on the Effective Date. Assuming the exercise of all New Warrants and Management Options (as defined below) granted to the management of Reorganized DDi Corp., 2,720,000 shares of New Common

Stock would be issued and outstanding on the Effective Date. All outstanding shares of New Common Stock will be fully paid and non-assessable.

(a) Voting Rights. Holders of New Common Stock will be entitled to one vote per share on the election of directors and all other matters submitted to a vote of shareholders. Shares of New Common Stock will not have cumulative voting rights.

(b) Board of Directors of Reorganized DDi Corp. Immediately following the Effective Date, the new Board of Directors (the “Board”) of Reorganized DDi Corp. shall consist of seven members, comprised as follows: (a) Bruce McMaster, (b) David Blair, (c) two Convertible Subordinated Note Holder designees (designated by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval and (d) three Convertible Subordinated Note Holder designees (selected by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval (designees will be selected from list to be developed in conjunction with Reorganized DDi Corp., the Ad Hoc Convertible Note Holder Committee and their respective advisors). The process for designating members to the initial and subsequent Board of Directors of Reorganized DDi Corp. is more fully described in section III.F.5 herein.

(c) Dividends. Holders of New Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of Reorganized DDi Corp., out of funds legally available therefor; provided that all dividends on any preferred stock which may be issued in the future must be fully paid or declared and set apart before any dividends can be paid or declared and set apart with respect to the New Common Stock.

(d) Priority. Upon liquidation, dissolution or winding-up of Reorganized DDi Corp., the Holders of New Common Stock will be entitled to share ratably in the assets of Reorganized DDi

Corp. remaining after the payment of its obligations and liabilities and after payment of any liquidation preference due the Holders of any preferred stock.

(e) Pre-emptive Rights. Holders of New Common Stock will have no preemptive or other rights to subscribe for or purchase additional securities of Reorganized DDi Corp.

In addition to the foregoing rights, the New Common Stock shall have such additional rights and restrictions as are customary for securities of this nature.

New Preferred Stock. DDi Europe, a wholly owned non-debtor subsidiary of DDi Corp., will have 3,300,000 authorized shares of New Preferred Stock, of which 1,100,000 shares will be issued. The New Preferred Stock will include, inter alia, the following terms:

(a) Preference Right. The New Preferred Stock shall have a liquidation value of $15.0 per share (plus accrued and unpaid dividends thereon), for an aggregate liquidation preference of $16,500,000. The final governing documents will reflect a liquidation preference in British Pounds, based on a conversion rate of the Bank of Scotland (“BOS”) in effect on the fifth business day preceding the Effective Date.

(b) Dividends. The New Preferred Stock shall accumulate dividends at the rate of 15% per annum, payable quarterly in arrears. Dividends will compound quarterly and accumulate to the extent not paid in cash. DDi Europe shall pay dividends on the New Preferred Stock in cash only (i) if not prohibited by existing financial arrangements or applicable law; and (ii) if DDi Europe will have at least £2.0 million in cash, as reflected upon its balance sheet prepared in accordance with U.K. GAAP, immediately following such dividend payment.

(c) Voting Rights. On the Effective Date, the Board of Directors of DDi Europe shall consist of seven (7) directors, four (4) of whom shall be elected by the Holders of New Preferred Stock, voting as a class (the “Preferred Stock Appointed Directors”). The New Preferred Stock shall have no other voting rights except as otherwise required by applicable law. The initial term of the

Preferred Stock Appointed Directors and the terms for each subsequent board election are more fully described in section III.F.5 herein.

(d) Priority. The New Preferred Stock shall be senior to all other classes and series of DDi Europe’s capital stock with respect to dividends and redemptions and upon liquidation.

(e) Optional Redemption. None.

(f) Mandatory Redemption. The New Preferred Stock shall be mandatorily redeemed by DDi Europe to the extent permitted by applicable law upon the later of (i) January 31, 2009; or (ii) repayment in full of all the obligations under the Amended and Restated Facilities Agreement dated as of May 29, 1999 by and between DDi Europe and the Bank of Scotland (the “BOS Credit Facility”), as amended from time to time (but not as to any extensions of the maturity date).

(g) New Preferred Stock Rights. The New Preferred Stock will have certain covenant rights (all of which shall be further subject to the limitations contained in the BOS Credit Facility) including:

(i) restrictions on the payment of dividends or redemption of any shares of DDi Europe (other than any dividends or redemption of the New Preferred Stock);

(ii) limitations on the incurrence of additional indebtedness, except

•	indebtedness in the ordinary course of business (i.e. trade credit) and

•	purchase money indebtedness (i.e. capital lease obligations) in the ordinary course of business

(iii) restrictions on DDi Europe’s ability to amend its articles of association or bylaws to the extent that such amendments directly or indirectly affect the rights of the New Preferred Stock or its Holders, including without limitation, any amendment which would directly or indirectly authorize shares or the issuance of shares or other securities convertible into or exercisable for shares of DDi Europe ranking as regards participation in the profits or the assets of DDi Europe ahead of or pari passu with the New Preferred Stock; and

(iv) restrictions on any asset disposition, whether for value or not, without the prior written consent of a majority of the Holders of the New Preferred Stock except for an asset disposition which is made in the ordinary course of business and which involves only the sale of property that is either

•	inventory held for sale or

•	equipment, fixtures, supplies or materials no longer required in the operation of the business of Reorganized DDi Corp. or is obsolete unless the asset disposition is made solely in exchange for cash consideration and the net cash proceeds therefrom are used to pay accrued cash dividends, in accordance with applicable law, to the Holders of the New Preferred Stock.

(h) Remedies. The remedy for certain breaches of the New Preferred Stock rights described in subsection (g) above (following reasonable cure period) shall be an increase in the dividend rate to 17% per annum (until any such breach is remedied or cured, in which case the dividend rate returns to 15% per annum). Remedies for other breaches shall be limited only by applicable law. Remedies for failure to redeem or purchase the New Preferred Stock, whether or not permitted by law, in the event of a mandatory redemption or change of control based on the terms set forth below, shall be that the redemption (or repurchase or purchase) price, including all accrued and unpaid dividends, as well as all costs and expenses to collect the foregoing amounts shall become subordinated indebtedness of DDi Europe, payable on demand, subject to applicable law.

(i) Registration Rights. DDi Europe shall file, at DDi Europe’s expense, a United States registration statement (the “New Preferred Stock Registration Rights Agreement” and, together with the New Common Stock Registration Rights Agreement, the “Registration Rights Agreements”), which shall become effective on or prior to the first anniversary of issuance of the New Preferred

Stock. In addition, at any time that DDi Europe files a United States registration statement relating to equity, the Holders of the New Preferred Stock shall be permitted the opportunity, on at least 20 days notice, to participate in such registration, subject to reasonable pro rata cutbacks based on advice of the lead underwriter participating in the subject transaction. DDi Europe may postpone for 120 days the filing or effectiveness of a registration statement if the Board of Directors determines that such registration would reasonably be expected to have an adverse effect on any proposal or plan of DDi Europe to engage in any acquisition of assets (other than in the ordinary course), merger, consolidation, public issuance of stock or debt, tender offer or similar transaction.

(j) Put Rights. Each Holder of the New Preferred Stock shall have the right to require DDi Europe or its successor in a Change of Control (as defined below) to purchase or repurchase all of such Holder’s investment in New Preferred Stock at a price equal to 107% of the principal amount thereof (during the first year following the Effective Date of the Plan), 104% of the principal amount thereof (during the second year following the Effective Date of the Plan) and 101% of the principal amount thereof (thereafter) of the $16,500,000 aggregate liquidation preference thereof plus all accrued and unpaid dividends during a 20 business day period following notice of the consummation of a Change of Control of DDi Europe. A “Change of Control” with respect to DDi Europe will be deemed to occur if

(i) Reorganized DDi Corp. fails to control directly more than 50% of the voting stock of DDi Europe;

(ii) all or substantially all of the assets of DDi Europe are sold to another person (other than Reorganized DDi Corp. and/or any of its subsidiaries); or

(iii) there occurs a merger or consolidation of DDi Europe with or into another person (other than Reorganized DDi Corp. and/or any of its subsidiaries) or the merger of another person (other than Reorganized DDi and/or any of its subsidiaries) with or into DDi Europe, or if the securities of DDi Europe that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of DDi Europe are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee.

New Senior Discount Notes. The Senior Discount Notes will be restructured pursuant to the New Senior Discount Note Indenture. The restructured Senior Discount Notes (the “New Senior Discount Notes”) will include, inter-alia, the following terms.

(a) Issuer. DDi Capital

(b) Indebtedness. $16,100,000 in aggregate principal amount, plus accrued and unpaid interest thereon.

(c) New Interest Rate. The New Senior Discount Notes shall bear interest at an annual rate of 16% which may be paid in-kind (“PIK”) instead of cash; provided, however, DDi Capital (and any other entities it owns on a consolidated basis) may elect to pay the interest in cash at an annual rate of 14%; provided, further, that interest payments must be paid in cash from and after the end of the fiscal quarter in which DDi Capital (and any entities it owns on a consolidated basis) achieves a leverage equal to or less than 2.5 to 1.0 times for the preceding twelve-month period. In addition, during any period prior to DDi Capital (and any entities it owns on a consolidated basis) achieving a leverage equal to or less than 2.5 to 1.0 times for the preceding twelve-month period, cash interest payments for such current period may only be paid to the Senior Discount Note Holders out of excess cash prior to any repayment of the Pre-Restructuring Bank Indebtedness, with any remaining excess cash payments being applied to repayment of the Pre-Restructuring Bank Indebtedness. Interest shall be paid-in-kind

(or in cash, as applicable) quarterly. If the Company elects or is Required to make any interest payment in cash, the entire interest payment for such semi-annual period shall be paid in cash.

(d) Maturity. January 1, 2009.

(e) Change of Control. The aggregate principal amount of the New Senior Discount Notes shall be due and payable upon the sale of Reorganized DDi Corp., DDi Capital or any of their respective subsidiaries.

(f) Guarantee. None.

(g) Anti-Layering Protection. The New Senior Discount Notes shall be entitled to customary anti-layering protection for securities of this type.

(h) Covenants. The New Senior Discount Note will have covenants customary for securities of this type. Any covenant limiting the payment of dividends will include an exception for payment of dividends by Reorganized DDi Corp. in order to permit the payment of up to a specified amount of corporate expenses related to its reporting and other obligations associated with being a public entity under the Securities Exchange Act of 1934 (the “’34 Act”). In the event Reorganized DDi Corp. ceases to be a public entity under the ’34 Act, the Senior Discount Note Holders will receive annual audited financial statements and a summary of quarterly unaudited financial statements for Reorganized DDi Corp. and any other financial information given to the Senior Debt Parties (i.e., monthly reports. etc.)

(i) Release. As a condition to the issuance of the New Senior Discount Notes, the Global Releases and Plan Injunction shall be have been approved by the Bankruptcy Court and shall be in the form set forth in the Plan.

(j) Other Terms & Conditions. At any time, DDi Capital will have the option to redeem 100% but not less than 100% of the New Senior Discount Notes at 100% of the principal amount plus accrued and unpaid interest.

Post-Restructuring Share Capitalization

Post-Restructuring Share Capitalization (Assuming Exercise of New Warrants) (1)
	New Common Stock		New Warrants		Management Options		Fully Diluted Common Equity Ownership
Shareholders	Shares	%	Shares	%	Shares	%	Shares	%
Secured Lenders	—	—	272,109	80.0%	—	—	272,109	10.0%
Senior Discount Note Holders	—	—	68,027	20.0%	—	—	68,027	2.5%
5 1/4% Convertible Subordinated Note Holders	864,800	43.2%	—	—	—	—	864,800	31.8%
6 1/4% Convertible Subordinated Note Holders	1,015,200	50.8%	—	—	—	—	1,015,200	37.3%
Management	100,000	5.0%	—	—	380,952	100.0%	480,952	17.7%
Old Equity	20,000	1.0%	—	—	—	—	20,000	0.7%

Total	2,000,000	100.0%	340,136	100.0%	380,952	100.0%	2,721,088	100.0%

(1)	Assumes 100% of New Warrants are exercised and 100% of Series A4 Management Options are cancelled. See description of Secured Lender Warrants, Senior Discount Warrants and Management Options for additional detail.

Post-Restructuring Share Capitalization (Assuming Cancellation of New Warrants) (2)
	New Common Stock		New Warrants		Management Options		Fully Diluted Common Equity Ownership
Shareholders	Shares	%	Shares	%	Shares	%	Shares	%
Secured Lenders	—	—	0	0.0%	—	—	0	0.0%
Senior Discount Note Holders	—	—	0	0.0%	—	—	0	0.0%
5 1/4% Convertible Subordinated Note Holders	864,800	43.2%	—	—	—	—	864,800	36.1%
6 1/4% Convertible Subordinated Note Holders	1,015,200	50.8%	—	—	—	—	1,015,200	42.4%
Management	100,000	5.0%	—	—	395,210	100.0%	495,210	20.7%
Old Equity	20,000	1.0%	—	—	—	—	20,000	0.7%

Total	2,000,000	100.0%	340,136	100.0%	395,210	100.0%	2,395,210	100.0%

(2)	Assumes 100% of New Warrants are cancelled and 100% of Series A4 Management Options are exercised. See description of Secured Lender Warrants, Senior Discount Warrants and Management Options for additional detail.

Voting and Confirmation

Each Holder of a Claim or Equity Interest in Classes 5, 6a, 6b and 7 is entitled to vote either to accept or to reject the Plan. Classes 5, 6a and 6b (Holders of Claims) shall have accepted the Plan if (i) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. Class 7 (Holders of Equity Interests) shall have accepted the Plan if the Holders of at least two-thirds of the shares of Allowed Equity Interests actually voting in each such Class have voted to accept the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek confirmation of the Plan at the Confirmation Hearing (as defined in section IV.D herein) scheduled for             , 2003 before the Bankruptcy Court. Notwithstanding the foregoing, the Plan provides that if Classes 5, 6a, 6b or 7 reject the Plan, the Debtors may seek to confirm the Plan utilizing the “cram down” provisions of section 1129(b) of the Bankruptcy Code. This “cram down” procedure is described in more detail in section IV.E.4 herein.

Section IV of the Disclosure Statement specifies the deadlines, procedures, and instructions for voting to accept or reject the Plan and the applicable standards for tabulating Ballots. The Bankruptcy Court has established September 30, 2003 (the “Record Date”) as the date for determining, in the case of registered securities, which Holders of Claims and Equity Interests are eligible to vote on the Plan. Ballots will be mailed to all registered Holders of Claims or Equity Interests as of the Record Date. An appropriate return envelope will be included with your Ballot. Please use the envelope provided to return your Ballot. Beneficial owners of Senior Discount Notes, Convertible Subordinated Notes and Existing DDi Corp. Common Stock who receive a return envelope addressed to their bank, brokerage firm or other nominee (or its agent) (each, a “Master Ballot Agent”) should allow enough time for their vote to be received by the Master Ballot Agent and processed on a Master Ballot before the Voting Deadline, as defined below.

The Debtors have engaged the Solicitation Agent to assist in the voting process. The Solicitation Agent will answer questions, provide additional copies of all materials and oversee the voting tabulation. The Solicitation Agent will also process and tabulate ballots for the Holders of the Existing DDi Corp. Common Stock, the Senior Discount Notes and the Convertible Subordinated Notes.

The Solicitation Agent is:

BMC

1330 East Franklin Avenue

El Segundo, CA 90245

Attn.: DDi Solicitation Agent

TO BE COUNTED, YOUR BALLOT (OR THE MASTER BALLOT OF YOUR MASTER BALLOT AGENT) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE SOLICITATION AGENT NO LATER THAN 4:00 P.M., EASTERN TIME, ON DECEMBER 1, 2003 (THE “VOTING DEADLINE”) UNLESS THE DEBTORS, IN THEIR SOLE DISCRETION, EXTEND OR WAIVE THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE DEBTORS, IN WHICH CASE THE TERM “VOTING DEADLINE” FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED. ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS OR INTERESTS IN THE SAME CLASS OR SUBCLASS HELD BY THE SAME BENEFICIAL HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN

ACCEPTANCE OF THE PLAN. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED IN THE DISCRETION OF THE DEBTORS.

THE BOARD OF DIRECTORS OF THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS AND EQUITY HOLDERS. THE BOARD OF DIRECTORS OF THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN.

IN ADDITION, THE CO-SPONSORS, CONSENTING LENDERS AND THE AD HOC COMMITTEES SUPPORT THE PROPOSED FINANCIAL RESTRUCTURING SET FORTH IN THE PLAN AND WHERE APPLICABLE HAVE AGREED TO VOTE TO ACCEPT THE PLAN.

Consummation of the Plan

Following Confirmation of the Plan, it will be consummated on the date selected by the Debtors which is a business day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions to consummation of the Plan have been (i) satisfied or (ii) waived (the “Effective Date”). Distributions of New Common Stock, New Preferred Stock and New Warrants will be made on the Effective Date (for distributions of New Common Stock and New Preferred Stock) or as soon as practicable after the Effective Date, as applicable. See section III.D below.

It is a condition to Consummation of the Plan that the following conditions, as more fully described in section III.G.2, have been satisfied or waived.

1. the Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance satisfactory to the Reorganized

Debtors, the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders;

2. the following agreements and documents, in form and substance satisfactory to the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders shall have been tendered for delivery and all conditions precedent thereto shall have been satisfied:

(a)	the Amended and Restated DDi Corp. Certificate of Incorporation, the Amended and Restated DDi Corp. Bylaws and the Amended and Restated Articles of Association of DDi Europe;

(b)	the Secured Lender Warrant Agreement, the Senior Discount Warrant Agreement and all similar documents provided for therein or contemplated thereby;

(c)	the New Common Stock Registration Rights Agreement and the New Preferred Stock Registration Rights Agreement; and

(d)	the New DDi Corp. Guarantee and Pledge Agreement.

3. the execution of the Restructuring Loan Documents by the appropriate parties;

4. the execution of the New Senior Discount Note Indenture by the appropriate parties;

5. all actions, documents and agreements contemplated by, or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents necessary for consummation of the Plan shall have been duly and validly executed and delivered by the parties thereto and all conditions of their effectiveness shall have been satisfied or waived; and

6. the new Board of Directors for each of the Reorganized Debtors shall have been appointed.

Risk Factors

Prior to deciding whether and how to vote on the Plan, each Holder of Impaired Claims and Impaired Equity Interests should consider carefully all of the information in this Disclosure Statement, especially the Risk Factors described in section V hereof.

I.

GENERAL INFORMATION

A.	DESCRIPTION OF COMPANY’S BUSINESS

1.	Corporate Structure

DDi Corp. is a publicly held corporation that functions as a parent holding company for its debtor and non-debtor subsidiaries operating throughout the United States, Canada, and Europe. The business activities of DDi Corp. include investor relations, public communications, and maintaining legal, accounting, treasury, tax, internal audit and corporate secretarial staff departments to enable it to comply with the requirements of being a publicly held company. These staff and executive functions, as well as human resources, risk management, management information systems and office support services groups, also provide advice and assistance to many subsidiaries of DDi Corp. DDi Corp. wholly owns non-debtor DDi Intermediate, which wholly owns Debtor DDi Capital. Each of the Debtors and DDi Intermediate is a holding company operating through the non-debtor operating subsidiaries and has no operations of its own.

2.	The Company Group’s Business

The Company Group, through the services of its operating subsidiaries, is a provider of time-critical electronics design, fabrication and assembly services for makers of communications and networking gear, computers, medical and industrial instruments and aerospace equipment to original equipment manufacturers and other providers of electronics manufacturing services. The Company Group, through its operating subsidiaries, provides a suite of value-added, integrated services, including:

On-Campus and In-the-Field Design of Complex Printed Circuit Boards. The Company Group targets its design and development engineering services primarily at the earliest stages of the new product development process. It provides design and engineering assistance early in new product development to ensure that both mechanical and electrical considerations are integrated into a cost-effective manufacturing solution. The Company Group designs and develops printed circuit boards that meet or exceed established operating parameters for new products. In doing so, the Company Group often recommends and assists in implementing design changes to reduce manufacturing costs and lead times, increase manufacturing yields and improve the quality of the finished product.

Printed circuit boards are the basic platforms used to interconnect electronic components and can be found in virtually all electronic products, including consumer electronics, computers and automotive, telecommunications, industrial, medical, military and aerospace equipment. Printed circuit boards used in consumer electronic products are generally less technologically sophisticated than printed circuit boards used in high-end commercial equipment. Communications and networking equipment manufacturers require more complex multi-layer interconnections with advanced materials.

Time-critical Development and Fabrication of Prototype Complex Printed Circuit Boards. The Company Group’s time-critical, or quick-turn, services are used in the design, test and launch phases of new electronics product development and are generally delivered within 10 to 20 days or in as little as 24 hours. Larger volumes of printed circuit boards are needed as a product progresses past the testing, design and pre-production phases. The advanced design, development and manufacturing technologies the Company Group employs facilitate quick-turn production of complex, multi-layered printed circuit boards utilizing technologically-advanced methods. The Company Group’s ability to provide these services on a quick-turn and longer lead-time delivery basis involves working closely with customers from the initial design of new products through development and launch.

Assembly of Printed Circuit Boards, Backpanels and Other Components of Electronics Products. The Company Group assembles printed circuit boards, backpanels, card cages, and wire harnesses on a low volume, quick-turn basis. Backpanels are large printed circuit boards, and card cages and wire harnesses integrate wires with connectors and terminals to transmit electricity between two or more points. As the electronics industry has worked to increase component speed and performance, the design of these components has become more integrated. The Company Group has responded to this trend and provide these additional assembly services to complement its design and development capabilities.

Assembly and Integration of Customers’ Complete Systems and Products. The Company Group provides full system assembly services, predominantly for products in development by original equipment manufacturers. These services require logistical capabilities and supply chain management to rapidly acquire components, assemble prototype products, perform complex testing and deliver products to the customer.

Customers. The Company Group’s customers consist of original equipment manufacturers and other providers of electronics manufacturing services. The Company Group typically targets customers that are characterized by new product development programs demanding the rapid application of advanced technology. These customers use

Company Group’s services to develop and produce a wide variety of end products, including communications switching and transmission equipment, wireless base stations, wireless telephone handsets, computer work stations, high-end computing equipment, data networking equipment, medical devices, automotive components, industrial and test equipment, and various aerospace products. The technologically advanced, time-critical segment of the electronics manufacturing services industry in which the Company Group operates has historically been characterized by high margins and significant customer diversity. The Company Group serves approximately 1,700 customers, with the largest original equipment manufacturer customers in terms of net sales being Alcatel, Ericsson, IBM, Intel and Marconi Communications. The Company Group’s customers also include other electronics manufacturing service providers such as Celestica, Jabi and Solectron. These providers benefit from the Company Group’s strengths in the technologically advanced, time-critical segment of the electronics manufacturing services industry. For the quarter ended June 30, 2003, the Company Group’s ten largest customers accounted for approximately 26.4% of net sales.

Business Strategy. The Company Group’s goal is to be the leading provider of technologically advanced, time-critical electronics manufacturing services. To achieve this goal, the Company Group will: (1) restructure its debt to strengthen its financial position; (2) strengthen its technology and process management leadership in the time-critical segment of the electronics manufacturing services industry and continue to improve quality and delivery times by incorporating emerging technologies and consistently refining manufacturing processes; (3) proactively manage the business climate, optimize cost structures, and maximize product margins; (4) pursue customers with significant new product development activity; (5) capitalize on its strong customer relationships and engineering expertise to participate in future product introductions and further outsourcing programs; and (6) offer its customers access to offshore volume printed circuit board production.

For further information about the Company Group’s business operations, refer to the Company Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 attached as Exhibit “D” hereto, and the Quarterly Reports on Form 10-Q for the quarter ended June 30, 2003, attached as Exhibit “E” hereto.

B.	SUMMARY OF CAPITAL STRUCTURE

1.	The Pre-Restructuring Loan Documents

Details and DDISV are the Borrowers under the Pre-Restructuring Loan Documents among (i) DDi Capital as guarantor; (ii) Details as borrower; (iii) DDISV as borrower; and (iv) the Senior Debt Parties. The Secured Lenders hold senior debt of $72,892,916.17 in outstanding unpaid principal and face amount of undrawn letters of credit, plus interest and fees thereon, under the Pre-Restructuring Loan Documents.

General. The Pre-Restructuring Loan Documents initially provided for secured revolving credit borrowings with aggregate commitments of up to $45,000,000 and aggregate term loans of $255,000,000. Subject to certain terms and conditions contained therein, a portion of the revolving credit commitments could be used for letters of credit. As of the Petition Date, approximately $72,900,000 of loans in principal amount and face amount of letters of credit was outstanding under the Pre-Restructuring Loan Documents.

Security. The Pre-Restructuring Loan Documents and the related guarantees are secured by (i) a lien on substantially all of the assets of DDi Capital and the existing and future direct and indirect subsidiaries below DDi Capital, including the capital stock of such subsidiaries and (ii) a pledge of a portion of the stock of the following non-debtor subsidiaries of the Debtors: DDi Canada Acquisition Corp., Dynamic Details Canada, Inc., Details Global Sales, Inc., Dynamic Details Engineering Services, LLC and DCI/Design Plus, LLC.

Maturity. In connection with the Eighth Amendment, the Borrowers gave notice to terminate the revolving credit commitment under the Pre-Restructuring Loan Documents except for the outstanding face amount of outstanding letters of credit. The remaining outstanding revolving credit portion of the Pre-Restructuring Loan Documents terminates July 2004. The term loan portions terminate in July 2004 and April 2005.

2.	Senior Discount Notes

In 1997, DDi Capital issued $16,090,000 of 12 1/2% senior discount notes due 2007 (the “Senior Discount Notes”) pursuant to an indenture dated as of November 18, 1997 (as amended or supplemented from time to time), by and between DDi Capital and Wilmington Trust Company, as successor trustee to U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee (the “Senior Discount Trustee”). All of the Senior Discount Notes are currently outstanding and as of the Petition Date, there is an aggregate of approximately $1,530,000 of unpaid interest outstanding on the Senior Discount Notes.

3.	Convertible Subordinated Notes

In 2001, DDi Corp. issued $100,000,000 of 5 1/4% convertible subordinated notes due 2008 (the “5 1/4% Convertible Subordinated Notes”) pursuant to an indenture (the “5 1/4% Subordinated Note Indenture”), dated as of February 20, 2001 (as amended or supplemented from time to time), by and between DDi Corp. and U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee (the “5 1/4% Trustee”). In 2002, DDi Corp. issued $100,000,000 of 6 1/4% convertible subordinated notes due 2007 (the “6 1/4% Convertible

Subordinated Notes”, and together with the 5 1/4% Convertible Subordinated Notes, the “Convertible Subordinated Notes”) pursuant to an indenture (the “6 1/4% Convertible Subordinated Note Indenture,” and together with the 5 1/4% Subordinated Note Indenture, the “Convertible Subordinated Note Indentures”), dated as of April 2, 2002 (as amended or supplemented from time to time), by and between DDi Corp. and U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee (the “6 1/4% Trustee”). All of the Convertible Subordinated Notes are currently outstanding and as of the Petition Date, there is an aggregate of $10,639,000 of unpaid interest outstanding on the Convertible Subordinated Notes.

4.	Preferred Stock and Common Stock

The Debtors have the following shares of common stock and preferred stock authorized and outstanding: (a) DDi Corp. has 75,000,000 shares of common stock, $0.01 par value per share, authorized, of which 49,526,136 are outstanding (the “Existing DDi Corp. Common Stock”), and 5,000,000 shares of preferred stock, $0.01 par value per share, authorized, none of which are outstanding and (b) DDi Capital has 1,000 shares of common stock, $0.01 par value per share, authorized and outstanding. DDi Capital is a wholly owned subsidiary of DDi Intermediate.

C.	EVENTS LEADING TO THE CHAPTER 11 CASES

Several factors contributed to Company’s pre-petition financial difficulties. DDi was recapitalized in January 1996 and then again in 1997. Since 1997, the Company Group has grown through a number of mergers and acquisitions throughout the United States, Canada, and Europe. In late 2000, however, many of the end markets into which the Company Group sells printed circuit boards and electronic manufacturing services

(including communications and networking equipment; computers and peripherals; medical, automotive, industrial and test equipment; and aerospace equipment) entered into a significant downturn, which downturn continues to date. As a result, demand for the Company Group’s services has generally decreased over the past two years, which has had a negative impact on the Company Group’s consolidated revenues and operating performance. From 2000 to 2002, the Company Group’s consolidated net sales dropped from nearly $500,000,000 to just under $250,000,000. Moreover, as a result of a series of acquisitions in 2000 and 2001 and the decrease in demand, the Company Group had excess manufacturing capacity.

Seeking to retire more costly debt, in early 2001, DDi Corp. commenced an initial public offering and a series of follow-on offerings of its common stock. DDi Corp. also issued $200,000,000 in aggregate principal amount of Convertible Subordinated Notes. The net proceeds of these transactions were used to pay down debt or retire more costly debt. Between 2001 and 2003, the Company Group implemented an operational restructuring plan designed to, among other things, reduce expenses, increase operating efficiencies, eliminate unprofitable divisions, better align personnel capacity with end-market demand, downsize its operating footprint (facilities capacity) and focus its businesses on higher margin services. As part of its restructuring efforts between October 2001 and June 2003, the Company Group’s Board of Directors authorized, among other things, (a) the closure of various facilities and selected design centers throughout the United States, (b) the writing-down of unutilized assets, (c) streamlining certain manufacturing facilities, (d) eliminating certain sales offices, including a sales office based in Tokyo, (e) scaling down its Anaheim, California and Virginia facilities, and (f) reallocating production to facilities with lower cost structures in order to improve operating cash flow. In April 2, 2002, DDi Corp. initiated a second private offering of 6 1/4% Convertible Subordinated Notes of $100,000,000, which was used, in part, to pay down debt or to retire more costly debt. However, despite all of the afore-mentioned efforts to reduce costs and consolidate the operations of its operating subsidiaries, the Company Group has had to contend with the continual downturn in the economy. This downturn has made it difficult to raise additional cash from operations and/or from the equity markets to further reduce the Company Group’s debt. However, despite all of these efforts to reduce costs and consolidate the operations of the non-Debtor operating subsidiaries, the Company Group has had to contend with the continual downturn in the economy. This downturn has made it difficult to raise additional cash from operations and/or from the equity markets to further reduce the Company Group’s debt. As of June 30, 2003, The Company Group’s total debt, including capital leases, equaled approximately $335,000,000, of which the North American debt, including capital leases, comprised approximately $300,900,000. As of June 30, 2003, The Company Group’s North American debt structure consisted of approximately $209,100,000 of principal plus accrued but unpaid interest owing by DDi Corp to the Holders of the Convertible Subordinated Notes, approximately $17,620,000 of principal plus accrued but unpaid interest owing by DDi Capital to the Holders of the Senior Discount Notes, the Secured Lender Indebtedness and a guarantee of the Secured Lender Indebtedness by Capital and certain of DDi Capital’s subsidiaries. The financial performance of the Company Group since the fourth quarter of 2002 resulted in covenant defaults and other defaults (none of which have been waived) under the Pre-Restructuring Loan Documents. As a result of the covenant defaults under the Pre-Restructuring Loan Documents, the Debtors were not permitted to pay their interest obligations under either (a) the Convertible Subordinated Notes in March and April of 2003 for the 5.25% and 6.25% Convertible Subordinated Notes respectively or (b) the Senior Discount Notes in May of 2003. Since the interest payments were not made within the 30-day grace period provided under the respective agreements, the Debtors defaulted on the payment of their Convertible Subordinated Notes and Senior Discount Notes.

In light of its over-leveraged debt structure and continuing adverse business conditions, for the past several months, the Company commenced negotiations with its Secured Lenders under the Pre-Restructuring Loan Documents, the Ad Hoc Convertible Note Holder Committee and the Ad Hoc Senior Discount Note Holder Committee.

After several months of negotiations, the Company Group determined that to optimize the prospect of preserving the businesses of the Operating Companies, the debt of the Operating Companies would be restructured outside of a bankruptcy proceeding. The Pre-Restructuring Loan Documents provide, inter alia, that, the consent of 100% of the Secured Lenders is necessary to effectuate a restructuring of the Secured Lender Indebtedness outside of a bankruptcy proceeding. On August 1, 2003, each member of the Company Group entered into the RSA with the Consenting Lenders in order to effectuate and support the reorganization and restructuring of the Company Group pursuant to the terms and conditions outlined in the Term Sheet attached as Exhibits “1” through “6” annexed to the Plan, which terms and conditions include, but are not limited to, the restructuring, exchange and repayment of the Secured Lender Indebtedness pursuant to the Restructuring Loan Documents and the issuance of Global Releases and the Plan Injunction. In addition, each member of the Company Group entered into (i) the PSA with the Consenting Subordinated Note Holders, pursuant to which each of the Consenting Subordinated Note Holders approved the Term Sheet and agreed to vote in favor of the Plan, and (ii) the SDNPSA with the Consenting Senior Discount Note Holders, pursuant to which each of the Consenting Senior Discount Note Holders approved the Term Sheet and agreed to vote in favor of the Plan. Copies of the PSA and SDNPSA are attached as Exhibits “7” and “8” to the Plan and annexed hereto as Exhibit “A”, respectively.

The purpose of the Plan is to restructure the Debtors’ public debt so as to provide the Debtors with a capital structure that can be supported by the cash flow of their non-Debtor operating subsidiaries. The Plan will reduce the Debtors’ debt and accrued interest by more than $210,000,000 and their future annual cash interest expenses by approximately $16,000,000.

The Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors and equity Holders. If the Plan is not confirmed, the Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under Chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that the Debtors’ unsecured creditors (including the Holders of the Senior Discount Notes and the Convertible Subordinated Notes) and equity Holders would realize a less favorable distribution of value, or, in certain cases, none at all, for their Claims or Equity Interests under an alternative plan or liquidation. See the Liquidation Analysis set forth in Exhibit B attached hereto.

For further information about the matters discussed above, see the Company Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 attached as Exhibit D hereto, and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003 attached as Exhibit E hereto. The exhibits to these filings are available on the Securities and Exchange Commission’s internet website at http://www.sec.gov.

D.	THE AD HOC PREPETITION SECURED LENDER COMMITTEE

On or around September, 2002, the Debtors commenced discussions with the Senior Debt Parties regarding the financial condition of the Debtors and the proposed restructuring. The Senior Debt Parties formed the Ad Hoc Prepetition Secured Lender Committee to facilitate the restructuring process on behalf of the Senior Debt Parties. The members of the Ad Hoc Prepetition Secured Lender Committee as of July 31, 2003 include JPMorgan Chase Bank, Trust Company of the West, Sankaty Advisors LLC, Merrill Lynch Asset Management and Deutsche Bank AG. The members of the Ad Hoc Prepetition Secured Lender Committee have informed Debtors that they collectively hold or control 47.3% of the outstanding principal amount of the Pre-Restructuring Bank Indebtedness. The Ad Hoc Prepetition Secured Lender Committee retained Simpson Thatcher & Bartlett LLP (“Simpson”) as its legal advisor and FTI Consulting as its financial advisor.

The Debtors engaged in extensive arms’ length negotiations with the Ad Hoc Prepetition Secured Lender Committee regarding the terms of a consensual restructuring of the Debtors. On or around April 15, 2003, the Debtors and the Ad Hoc Prepetition Secured Lender Committee reached an agreement in principle on a proposal to restructure the Pre-Restructuring Bank Indebtedness. On August 1, 2003, shortly before the filing of the Chapter 11 Cases and the Plan, the agreement in principle with the Senior Debt Parties was formalized in a RSA. 100% of the Secured Lenders executed the RSA which provides that such Consenting Lenders would support the Restructuring Transaction as set forth in the Term Sheet. While members of the Ad Hoc Prepetition Secured Lender Committee have agreed to support the Plan, they have not proposed nor sponsored the Plan. The Debtors are the co-proponents of the Plan along with the other entities described above.

E.	THE AD HOC CONVERTIBLE NOTE HOLDER COMMITTEE

On or around January, 2003, the Debtors commenced restructuring discussions with certain Holders of the 5 1/4% Convertible Subordinated Notes and 6 1/4% Convertible Subordinated Notes (collectively, the “Convertible Subordinated Note Holders”). A significant portion of the Convertible Subordinated Note Holders formed an Ad Hoc Convertible Note Holder Committee and, in conjunction with their financial advisor, Jeffries, and their legal counsel, Stutman, Treister & Glatt Professional Corporation (“STG”), began discussing a restructuring of the Convertible Subordinated Notes. The Holders of the Convertible Subordinated Notes subject to the Plan Support Agreement have informed the Debtors that they collectively hold or control 63% of the outstanding principal amount of the Convertible Subordinated Notes. On April 15, 2003, the Ad Hoc Convertible Note Holder Committee participated in discussions with the Debtors and the Ad Hoc Prepetition Secured Lender Committee, which resulted in an agreement in principle on a proposal to restructure the Pre-Restructuring Loan Documents and the Convertible Subordinated Notes. On August 8, 2003, shortly before the filing of the

Chapter 11 Cases and the Plan, the agreement in principle between these parties was formalized in a Plan Support Agreement attached as Exhibit “7” to the Plan. While members of the Ad Hoc Convertible Note Holder Committee have agreed to support and vote in favor of the Plan, they have not proposed the Plan nor have they promulgated this Disclosure Statement. The Debtors are the proponents of the Plan and the Ad Hoc Convertible Note Holder Committee is a Co-Sponsor of the Plan.

F.	THE AD HOC SENIOR DISCOUNT NOTE HOLDER COMMITTEE

On or around March, 2003, the Debtors commenced discussions with certain Holders of the Senior Discount Notes (AIG Global Investment Corp. and JPMorgan Partners (BHCA), L.P.) to discuss the financial condition of the Debtors and the proposed restructuring (collectively, the “Ad Hoc Senior Discount Note Holder Committee”). The Ad Hoc Senior Discount Note Holder Committee has informed the Debtors that it collectively holds or controls approximately 71.5% of the outstanding principal amount of the Senior Discount Notes. The Ad Hoc Senior Discount Note Holder Committee has retained Hahn & Hessen LLP (“H&H”) as their legal advisor.

The Debtors engaged in extensive, arms’ length negotiations with the Ad Hoc Senior Discount Note Holder Committee regarding the terms of a consensual restructuring of the Company. On August 20, 2003, shortly before the filing of the Chapter 11 Cases and the Plan, the agreement in principle between these parties was formalized in a Senior Discount Note Holder Plan Support Agreement attached as Exhibit “8” to the Plan. While members of the Ad Hoc Senior Discount Note Holder Committee have agreed to support and vote in favor of the Plan, they have not proposed the Plan. The Debtors are the proponents of the Plan.

G.	THE RESTRUCTURING SUPPORT AGREEMENT

On August 1, 2003, the Company Group and the Consenting Lenders entered into the RSA with respect to the terms of the Company Group’s proposed plan of reorganization. Pursuant to the RSA, for so long as the RSA remains in effect, each Consenting Lender agreed, among other things, to:

•	Support the Conforming Plan (as defined in the RSA) and the Conforming Restructuring Loan Documents (as defined in the RSA) consistent with the terms and conditions of the Term Sheet; and

•	Use its commercially reasonable efforts to facilitate the filing and confirmation of the Conforming Plan and consummation of the Conforming Restructuring Loan Documents at the earliest practicable date.

The obligations of the parties under the RSA shall terminate and be of no further force and effect upon the occurrence of any of the following events (any such event, an “RSA Termination Event”), including without limitation: (a) the Company Group fails (i) to file this Conforming Disclosure Statement (as defined in the RSA) and the Conforming Plan on or prior to August 30, 2003, or (ii) to cause the solicitation pursuant to this Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003; (b) any member of the Company Group files, proposes, does not object to or otherwise supports, either directly or indirectly, any plan of reorganization other than the Conforming Plan, or other creditors of any member of the Company Group file any plan of reorganization other than the Conforming Plan in accordance with section 1121(c) of the Bankruptcy Code; (c) the Conforming Plan is modified or replaced such that it (or any such replacement) at any time is not consistent in any material respect with the Restructuring Terms (as defined in the RSA); (d) any breach by any member of the Company Group of any of their respective obligations, or failure to satisfy in any material respect any of the terms or conditions, under the RSA or the Pre-Restructuring Loan Documents, or any member of the Company Group shall take any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of the RSA; (e) the final Definitive Documents (as defined in the RSA) are modified to provide for any terms that are not consistent in any material respect with the Restructuring Terms or that are otherwise not satisfactory in form and substance to the Parties signatory thereto; (f) any member of the Company Group or any of their respective professionals or representatives, shall withdraw or revoke the Conforming Plan; (g) an examiner with expanded powers or a trustee shall have been appointed in any of the Chapter 11 Cases, any of the Chapter 11 Cases shall have been converted to a case under Chapter 7 of the Bankruptcy Code or dismissed by order of the Bankruptcy Court; (h) orders approving this Conforming Disclosure Statement, in form and substance satisfactory to the Required Lenders, shall not have been entered by the Clerk of the Bankruptcy Court on or before October 7, 2003; (i) the Plan Support Agreement shall have terminated; (j) any foreclosure proceeding is commenced against, or any bankruptcy case is commenced by or against Details or DDISV; (k) any failure to obtain, by November 15, 2003, (a) more than one-half ( 1/2) in number and two-thirds ( 2/3) in amount of the Holders (the “Required 5 1/4% Convertible Subordinated Note Holders”) of the 5 1/4% Convertible Subordinated Notes voting on the Conforming Plan to accept the terms of the Conforming Plan and (b) more than one-half ( 1/2) in number and two-thirds ( 2/3) in amount of the Holders (the “Required 6 1/4%

Convertible Subordinated Note Holders”) of the 6 1/4% Convertible Subordinated Notes voting on the Conforming Plan to accept the terms of the Conforming Plan; (l) the occurrence of a Default (as defined in the Budget and Funding Mechanism (as defined below)) under the Budget and Funding Mechanism; (m) orders confirming the Conforming Plan of Reorganization, in form and substance satisfactory to the Required Lenders, shall not have been entered by the Clerk of the Bankruptcy Court on or before December 15, 2003; (n) the Effective Date of the Conforming Plan shall not have occurred on or before January 8, 2004; (o) the Bankruptcy Court shall have entered an order, the effect of which will be to cause an RSA Termination Event hereunder; (p) any member of the Company Group shall adopt, seek authority from the Bankruptcy Court to assume or otherwise seek or obtain Bankruptcy Court approval of, any management retention plan, management option plan, severance plan, senior management employment contracts or senior management post-restructuring employment arrangements, except upon terms and conditions previously agreed to by the Required Lenders in writing; (q) there shall have occurred and be continuing a default or event of default, other than the Existing Events of Default (as defined in the Eighth Amendment to the Credit Agreement) under the Pre-Restructuring Loan Documents; (r) any exhibit to the Conforming Plan shall not be in form and substance acceptable to the Required Lenders; (s) the Confirmation Order shall not be in form and substance acceptable to the Required Lenders; (t) there shall have occurred and be continuing an event which has a Material Adverse Effect (as defined in the Pre-Restructuring Loan Documents) on the business, assets, operations, property, condition (financial or otherwise) of Details, DDISV or any of their affiliates and subsidiaries (other than DDi Europe and its European subsidiaries);

(u) any member of the Company Group or any of their respective professionals shall have advised any of the Senior Debt Parties in writing that they cannot provide for the treatment of the Senior Debt Parties as set forth in the Term Sheet; (v) the Bankruptcy Court shall enter an order denying confirmation of the Conforming Plan; (w) any Court (including the Bankruptcy Court) shall declare, in a Final Order, the RSA to be unenforceable; (x) the form and substance of the Global Releases and the Plan Injunction (as defined in the Term Sheet) in the Confirmation Order entered by the Bankruptcy Court are not in form and substance acceptable to the Required Lenders with respect thereto; (y) a perfected security interest (subject to certain customary carve-outs which shall be approved by the Administrative Agent and the Required Lenders in writing) is not granted to the Secured Lenders in all personal, mixed and real property of the Reorganized Debtors and their non-debtor subsidiaries (other than DDi Europe and its European subsidiaries) and pledges of 100% of the common stock of DDi Intermediate, 100% of the common stock of DDi Capital and 100% of the common stock of each of Reorganized DDi Corp.’s direct and indirect subsidiaries (other than DDi Europe and its European subsidiaries) not previously pledged to the Secured Lenders to secure the Restructuring Loan Documents; (z) any suit or action shall have been commenced by the Debtors against any of the Senior Debt Parties, that asserts any claim, or legal or equitable remedy or that seeks subordination of any lien existing in favor of the Administrative Agent or the Secured Lenders; (aa) any suit or action shall have been commenced by anyone other than the Debtors against any of the Senior Debt Parties, that asserts any claim, or legal or equitable remedy or that seeks subordination of any lien existing in favor of the Administrative Agent or the Secured Lenders, and the Court

enters an order granting any such relief which is not dismissed or stayed within five (5) days of its entry; (bb) the treatment of the Holders of the Senior Discount Notes shall not be approved by the Required Lenders; (cc) any member of the Company Group files a motion seeking or the Bankruptcy Court enters an order (i) approving material payments to any creditor or group of constituents that is not acceptable to Required Lenders, (ii) granting relief from the automatic stay to any Holder of a security interest to permit foreclosure on assets with a value over $100,000 or (iii) approving any material settlement or other material stipulation with any creditor or group of constituents; (dd) any representation or warranty made by any member of the Company Group or its agents or representatives to the Consenting Lenders or in connection with the RSA is false or misleading in any material respect when made; (ee) the occurrence of a Termination Event (as defined in the SDNPSA), which shall not have been waived by the Required Senior Discount Note Holders (as defined in the SDNPSA); or (ff) January 30, 2004.

H.	THE PLAN SUPPORT AGREEMENT

On August 8, 2003, the Company Group and Holders of approximately 63% of the aggregate principal amount of the Convertible Subordinated Notes (the “Consenting Subordinated Note Holders”) entered into a Plan Support Agreement (“PSA”) with respect to the terms of the Company Group’s proposed plan of reorganization. A copy of the PSA is attached as Exhibit “7” to the Plan. Pursuant to the PSA, the parties agreed that each Consenting Subordinated Note Holder would support the Plan. In addition, pursuant to the PSA, for so long as the PSA remains in effect, each Consenting Subordinated Note Holder agreed to:

•	Support the Conforming Plan consistent with the terms and conditions of the Term Sheet; and

•	Support the Budget and Funding Mechanism, the Conforming Disclosure Statement, Conforming Plan and Conforming Restructuring Loan Documents and use its commercially reasonable efforts to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date.

The obligations of the Consenting Subordinated Note Holders under the PSA shall terminate and be of no further force and effect upon the occurrence of any of the following events (any such event, a “PSA Termination Event”) and such PSA Termination Event is not waived in accordance with section 10 of the PSA: (a) the Company Group fails (i) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 30, 2003, or (ii) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003; (b) any member of the Company Group files, proposes or otherwise supports, either directly or indirectly, any plan of reorganization other than the Conforming Plan, or other creditors of any member of the Company Group file any plan of reorganization other than the Conforming Plan in accordance with section 1121(c) of the Bankruptcy Code; (c) the Conforming Plan is modified or replaced such that it (or any such replacement) at any time is not consistent in any material respect with the Restructuring Terms; (d) any breach of any member of the Company Group of any of their respective obligations, or failure to satisfy in any material respect any of the terms or conditions under the PSA or the Pre-Restructuring Loan Documents, or any member of the Company Group or any of their respective professionals or representatives shall take any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of the PSA; (e) the final Definitive Documents (as defined in the PSA) are modified to provide for any terms that are not consistent in any material respect with the Restructuring Terms or that are otherwise not satisfactory in form and substance to the Parties signatory thereto; (f) any member of the Company Group or any of their respective professionals or representatives shall withdraw or revoke the Conforming Plan; (g) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, the Chapter 11 Cases shall have been converted to a case under Chapter 7 of the Bankruptcy Code, or the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court; (h) the occurrence of an RSA Termination Event, which shall not have been waived by the Required Lenders; (i) any foreclosure proceeding is commenced against, or bankruptcy case is commenced by or against Details or DDISV; (j) any failure to obtain, by November 15, 2003, (i) more than the Required 5 1/4% Convertible Subordinated Note Holders voting on the Conforming Plan to accept the terms of the Conforming Plan and (ii) more than the Required 6 1/4% Convertible Subordinated Note Holders voting on the Conforming Plan to accept the terms of the Conforming Plan; (k) any Court (including the Bankruptcy Court) shall declare, in a Final Order, the PSA to be unenforceable; (l) orders approving the Conforming Disclosure Statement shall not have been entered by the Clerk of the Bankruptcy Court on or before October 7, 2003; (m) the Confirmation Order shall not be in form and substance acceptable to the Required 5 1/4% Convertible Subordinated Note Holders and the Required 6 1/4% Convertible Subordinated Note Holders; (n) the Bankruptcy Court shall enter an order denying confirmation of the Conforming Plan; (o) orders conforming the Conforming Plan shall not have been entered by the Clerk of the Bankruptcy Court on or before December 15, 2003; (p) the Effective Date of the Conforming Plan shall not have occurred on or before January 8, 2004; (q) the occurrence of a Termination Event (as defined in the SDNPSA), which shall not have been waived by the Required Senior Discount Note Holders; or (r) January 30, 2004.

I.	THE SENIOR DISCOUNT NOTE HOLDER PLAN SUPPORT AGREEMENT

On August 20, 2003, the Company Group and Holders of approximately 71.5% of the aggregate principal amount of the Senior Discount Notes (the “Consenting Senior Discount Note Holders”) entered into a SDNPSA with respect to the terms of the Company Group’s proposed plan of reorganization. A copy of the SDNPSA is attached as Exhibit “8” to the Plan. Pursuant to the SDNPSA, the parties agreed that each Consenting Senior Discount Note Holder would support the Plan. In addition, pursuant to the SDNPSA, for so long as the SDNPSA remains in effect, each Consenting Senior Discount Note Holder agreed to:

•	Support the Conforming Plan consistent with the terms and conditions of the Term Sheet; and

•	Support the Budget and Funding Mechanism, the Conforming Disclosure Statement, Conforming Plan and the Conforming Restructuring Loan Documents and use its commercially reasonable efforts to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date.

The obligations of the Consenting Senior Discount Note Holders under the SDNPSA shall terminate and be of no further force and effect upon the occurrence of any of the following events (any such event, a “SDNPSA Termination Event”) and such SDNPSA Termination Event is not waived in accordance with section 10 of the SDNPSA: (a) the Company Group fails (i) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 30, 2003, or (ii) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003; (b) any member of the Company Group files, proposed or otherwise supports, either directly or indirectly, any plan of reorganization other than the Conforming Plan, or other creditors of any member of the Company Group file any plan or reorganization other than the Conforming Pan in accordance with section 1121(c) of the Bankruptcy Code; (c) the Conforming Plan is modified or replaced such that it (or any such replacement) at any time is not consistent in any material respect with the Restructuring Terms; (d) any breach of any member of the Company Group of any of their respective obligations, or failure to satisfy in any material respect any of the terms or conditions under the SDNPSA or the Pre-Restructuring Loan Documents, or any member of the Company Group or any of their respective professionals or representatives shall take any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of the SDNPSA; (e) the final Definitive Documents are modified to provide for any terms that are not consistent in any material respect with the Restructuring Terms or that are otherwise not satisfactory in form and substance to the Parties signatory thereto; (f) any member of the Company Group or any of their respective professionals or representatives shall withdraw or revoke the Conforming Plan; (g) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code, or the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court; (h) the occurrence of a RSA Termination Event, which shall not have been waived by the Required Lenders; (i) the occurrence of a PSA Termination Event, which shall not have been waived by the Consenting Subordinated Note Holders holding at least one-half ( 1/2) in aggregate principal amount of the debt held by the Consenting Subordinated Note Holders; (j) any foreclosure proceeding is commenced against, or bankruptcy case is commenced by or against Details or DDISV; (k) any failure to obtain, by November 15, 2003, (i) more than the Required 5 1/4% Convertible Subordinated Note Holders voting on the Conforming Plan to accept the terms of the Conforming Plan, (ii) more than the Required  6/14% Convertible Subordinated Note Holders voting on the Conforming Plan to accept the terms of the Conforming Plan and (iii) more than one-half ( 1/2) in number and two-thirds ( 2/3) in amount of the Holders (the “Required Senior Discount Note Holders”) of Senior Discount Notes voting on the Conforming Plan to accept the terms of the Conforming Plan; (l) any Court (including the Bankruptcy Court) shall declare, in Final Order, the SDNPSA to be unenforceable; (m) orders approving the Conforming Disclosure Statement shall not have been entered by the Clerk of the Bankruptcy Court on or before December 15, 2003; (n) the Confirmation Order shall not be in form and substance acceptable to the Required Senior Discount Note Holders; (o) the Bankruptcy Court shall enter an order denying confirmation of the Conforming Plan; (p) the Effective Date of the

Conforming Plan shall not have occurred on or before January 8, 2004; or (q) January 30, 2004.

J.	PURPOSE OF THE PLAN

The purpose of the Plan is to restructure the Debtors’ debt to provide the Debtors with a capital structure that can be supported by the cash flow of their operating subsidiaries and to provide Global Releases and Plan Injunction as set forth in more detail in the Plan. If the Global Releases and Plan Injunction are not approved in the form provided in the Plan, there will be a RSA Termination Event and the Secured Lenders’ obligation to support the Restructuring Transaction (as defined in the PSA) and to enter into the Restructuring Loan Documents will be terminated and be of no further force and effect. To that end, the Plan will reduce Debtors’ debt and accrued interest by more than $210,000,000 and its future annual cash interest expense by approximately $16,000,000. Parties other than the Holders of Convertible Subordinated Notes, Senior Discount Notes, and Existing DDi Corp. Common Stock will not be impaired under the Plan. The Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors and equity Holders. If the Plan is not confirmed, the Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under Chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that the Debtors’ unsecured creditors and equity Holders would realize a less favorable distribution of value, or in certain cases, none at all, for their Claims or Equity Interests. See the Liquidation Analysis set forth in Exhibit B attached hereto.

K.	ASSETS AND LIABILITIES OF DEBTOR

The Debtors’ assets, as described in the Liquidation Analysis set forth in Exhibit B attached hereto, principally consist of the following: (i) DDi Corp’s 100% equity interest in both DDi Europe and DDi Intermediate; and (ii) DDi Capital’s 100% equity interest in the operating entity, Details and its other direct and indirect subsidiaries. The Debtors’ liabilities are more fully set forth in the Liquidation Analysis, but principally consist of DDi Corp.’s indebtedness under the Convertible Subordinated Notes and DDi Capital’s indebtedness under the Senior Discount Notes and the Pre-Restructuring Loan Documents (as guarantor of the Restructuring Loan Documents.

L.	TERMS OF SECURITIES TO BE ISSUED PURSUANT TO THE PLAN

1.	Secured Lender Warrants

The Secured Lender Warrants shall be exercisable for 272,109 shares of the New Common Stock, representing 10.0% of the New Common Stock on a fully diluted basis on the Effective Date. The Secured Lender Warrants will be issued to the Secured Lenders ratably in accordance with their respective commitments under the Restructuring Loan Documents (as of the Effective Date) and held in an escrow account, subject to terms reasonably acceptable to the Required Lenders and more fully described in section III.F.5 herein. The calculation of “New Common Stock of Reorganized DDi Corp. on a fully diluted basis on the Effective Date” shall give effect to the exercise of such Secured Lender Warrants, the Senior Discount Warrants, all other outstanding warrants and the exercise, conversion or exchange, as applicable, of all other outstanding securities of Reorganized DDi Corp., including but not limited to issuances to old equity, the Convertible Subordinated Note Holders, the Senior Discount Note Holders, all share grants and Tranche A option grants to management made on the Effective Date pursuant to the Management Incentive Plan (it being understood and agreed that anti-dilution adjustments shall thereafter be made in respect of any options granted after the Effective Date pursuant to Tranche A and Tranche B under the Management Incentive Plan). The Secured Lender Warrants will have a nominal exercise price initially equal to $.01 per share and shall be entitled to customary anti-dilution adjustments. Each Secured Lender Warrant will be exercisable for the period commencing on the first business day after the Second Anniversary Date through and including July 31, 2008. The Secured Lender Warrants and the underlying shares of common stock will have registration rights, pursuant to a registration rights agreement, customary for transactions of this type and as set forth below. The number of Secured Lender Warrants that may be exercised after the Second Anniversary Date shall be determined based on the aggregate amount of the commitments under the Restructuring Loan Documents outstanding on the Second Anniversary Date. The terms of the Secured Lender Warrants are more fully described in section III.F.5 herein.

2.	Senior Discount Warrants

The Senior Discount Warrants shall be exercisable for 68,027 shares of the New Common Stock, representing 2.5% of the New Common Stock on a fully diluted basis on the Effective Date. The Senior Discount Warrants will be issued to the Senior Discount Note Holders and held in an escrow account until the Second Anniversary Date. The Senior Discount Warrants will have a nominal exercise price and will be exercisable, subject to certain conditions more fully described in section III.F.5 herein, for the period commencing on the Second Anniversary Date through and including December 31, 2008.

The terms of the Senior Discount Warrants are more fully described in section III.F.5 herein.

3.	New Common Stock

On the Effective Date, Reorganized DDi Corp. shall issue 2,000,000 shares of New Common Stock representing 100% of the outstanding New Common Stock. The New Common Stock will be subject to further dilution for issuances of (a) all New Common Stock issuable under the Management Incentive Plan upon exercise of Management Options thereunder and (b) all New Common Stock issuable upon exercise of the New Warrants. The New Common Stock shall be issued for distribution to the Holders of Class 6a and 6b Claims, Class 7 Equity Interests and the management of Reorganized DDi Corp. The New Common Stock issued to the Holders of Class 6a and 6b Claims shall represent 94% of the New Common Stock outstanding on the Effective Date. The New Common Stock issued to the management of Reorganized DDi Corp. shall represent in the aggregate 5% of the New Common Stock outstanding on the Effective Date; however, 2.5% of the New Common Stock issued to management shall be vested on the Effective Date and, subject to the Management Incentive Plan, 2.5% of the New Common Stock issued to management shall vest twelve (12) months after the Effective Date. The New Common Stock issued to the Holders of Class 7 Equity Interests shall represent 1% of the New Common Stock outstanding on the Effective Date. The New Common Stock is more fully described in section III.F.5 herein.

4.	New Preferred Stock

On the Effective Date, DDi Europe will issue 1,100,000 shares of New Preferred Stock with a liquidation value of $15.0 per share (plus accrued and unpaid dividends thereon) for an aggregate liquidation preference of $16,500,000. The final governing documents will reflect a liquidation preference in British Pounds, based on a conversion rate of the BOS Credit Facility in effect on the fifth business day preceding the Effective Date. The terms of the New Preferred Stock is more fully described in section III.F.5 herein.

5.	New Senior Discount Notes

The Senior Discount Notes will be restructured pursuant to the New Senior Discount Note Indenture. The terms of the New Senior Discount Note Indenture are more fully described in section III.F.5 herein.

M.	OFFICERS AND DIRECTORS OF THE REORGANIZED DEBTORS

Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the principal officers of the Debtors immediately prior to the Effective Date shall be the officers of the Reorganized Debtors. Reorganized DDi Corp. will have a seven person Board of Directors, of which five individuals will be designated by the Ad Hoc Convertible Note Holder Committee. The process for designating members to the initial and subsequent Board of Directors of Reorganized DDi Corp. is more fully described in section III.F.4 herein.

N.	LIQUIDATION ANALYSIS

Pursuant to section 1129(a)(7) of the Bankruptcy Code (sometimes called the “Best Interests Test”), the Bankruptcy Code requires that each Holder of an Impaired Claim or Impaired Equity Interest either (a) accepts the Plan or (b) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the proceeds that would be generated from the hypothetical liquidation of the Debtors’ assets and properties in the context of a chapter 7 liquidation case. The gross amount of cash and cash equivalents (“Cash”) available would be the sum of the proceeds from the disposition of the Debtors’ assets and the Cash held by the Debtors at the time of the commencement of the chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors’ businesses and the use of chapter 7 for the purposes of a hypothetical liquidation. Any remaining net Cash would be allocated to creditors and stockholders in strict priority in accordance with section 726 of the Bankruptcy Code.

The Debtors believe that the Plan will produce a greater recovery for Holders of Claims and Equity Interests than would be achieved in a chapter 7 liquidation. Houlihan1, financial advisor to the Debtors, prepared a liquidation analysis with the assistance of management on behalf of the Debtors, set forth in Exhibit B attached hereto, to assist Holders of Claims and Equity Interests to reach a determination as to whether to accept or reject the Plan. This liquidation analysis estimates the proceeds to be realized if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code. The Liquidation Analysis is based upon projected assets and liabilities of the Debtors as of July 31, 2003 and incorporates estimates and assumptions developed by the Debtors

[1]	Houlihan’s retention as financial advisor for the Debtors is currently pending before the Bankruptcy Court.

which are subject to potentially material changes with respect to economic and business conditions, as well as uncertainties not within the Debtors’ control.

It has been assumed that creditor recoveries would not be affected by proceeds from causes of action, if any, including fraudulent transfer and other avoidance claims, or any litigation that the Debtors are or may be capable of asserting. The Liquidation Analysis set forth in Exhibit B attached hereto does not, therefore, include any estimate of the necessary expenses to litigate such claims.

O.	FINANCIAL PROJECTIONS AND VALUATION ANALYSIS

The Debtors determined that it was necessary to estimate the post-confirmation reorganization values of the Reorganized Debtors’ equity. Accordingly, the Debtors directed Houlihan to prepare a valuation analysis of the Reorganized Debtors. That valuation is presented in this section.

In order to assess the Reorganized Debtors’ value generally and specifically to determine the reorganization value of the New Common Stock to be distributed under the Plan, the Debtors and Houlihan developed a set of financial projections, summarized below and in Exhibit C attached hereto (the “Projections”). In addition, as noted in the preceding section of this Disclosure Statement, the Debtors and Houlihan have developed a Liquidation Analysis set forth in Exhibit B attached hereto describing the estimated recoveries to Holders of certain Allowed Claims and Allowed Equity Interests. The recoveries and projections set forth below and in Exhibits B and C, respectively, are based on a number of significant assumptions including, among other things, the Debtors’ successful reorganization, an assumed Effective Date of January 8, 2004, the Debtors’ and Reorganized Debtors’ ability to achieve the operating and financial results included in the Projections, their ability to maintain adequate liquidity to fund operations and the assumption that capital and equity market conditions remain consistent with current conditions. THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUES MAY VARY SIGNIFICANTLY FROM THESE PROJECTIONS.

1.	Financial Projections

As a condition to Plan confirmation, the Bankruptcy Code requires, among other things, the Bankruptcy Court to find that confirmation is not likely to be followed by either a liquidation or the need to further reorganize the debtor (see section captioned “Financial Feasibility”). In connection with developing the Plan, and for purposes of determining whether the Plan satisfies feasibility standards, the Debtors’ management, in conjunction with Houlihan, has, through the development of the Projections, analyzed the Reorganized Debtors’ ability to meet their obligations under the Plan to maintain sufficient liquidity and capital resources to conduct their businesses. The Projections will also assist each Holder of a Claim in determining whether to accept or reject the Plan.

The Debtors prepared the Projections in good faith, based upon estimates and assumptions made by the Debtors’ management, some of which are described in more detail in Exhibit C hereto. The Debtors developed the Projections during the 3rd quarter of 2003. The Debtors believe that, as a result of current business, economic, competitive, regulatory, market and financial conditions, EBITDA before reorganization costs, fresh start adjustments, and other unusual items for 2004 may be between approximately $29 million to $31 million.

The estimates and assumptions in the Projections, while considered reasonable by management, may not be realized, and are inherently subject to uncertainties and contingencies. They also are based on factors such as industry performance, general business, economic, competitive, regulatory, market and financial conditions, all of which are difficult to predict and generally beyond the Debtors’ control. Because future events and circumstances may well differ from those assumed and unanticipated events or circumstances may occur, the Debtors expect that the actual and projected results will differ and the actual results may be materially greater or less than those contained in the Projections. No representations can be made as to the accuracy of the Projections or the Reorganized Debtors’ ability to achieve the projected results. Therefore, the Projections may not be relied upon as a guaranty or other assurance of the actual results that will occur. The inclusion of the Projections herein should not be regarded as an indication that the Debtors considered or consider the Projections to reliably predict future performance. The Projections are subjective in many respects, and thus are susceptible to interpretations and periodic revisions based on actual experience and recent developments. The Debtors do not intend to update or otherwise revise the Projections to reflect the occurrence of future events, even in the event that assumptions underlying the Projections are not borne out.

The Projections should be read in conjunction with the assumptions and qualifications set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and other information set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, attached as Exhibit D hereto.

THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTORS’ INDEPENDENT AUDITOR HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, NEITHER THE DEBTORS NOR THE REORGANIZED DEBTORS INTEND TO, AND EACH DISCLAIMS ANY OBLIGATION TO, (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF ALLOWED CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, OR TO ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE ANY SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

THE DEBTORS PERIODICALLY ISSUE PRESS RELEASES REPORTING FINANCIAL RESULTS AND HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO REVIEW ANY SUCH PRESS RELEASES WHEN, AND AS, ISSUED.

2.	Valuation

The Debtors have been advised by Houlihan with respect to the range of estimated reorganization values of the Reorganized Debtors. Houlihan estimates that the estimated range of enterprise value of Reorganized DDi Corp. was assumed to be approximately $115 million to $135 million (with a mid-point value of $125 million) as of an assumed Effective Date of January 8, 2004. This enterprise value estimate is based on the value of DDi Corp.’s North American operations plus the equity value of DDi Corp.’s interest in DDi Europe.

The assumed range of the reorganization value reflects work performed by Houlihan on the basis of information in respect of the business and assets of DDi Corp. available to Houlihan as of August 2003.

Based upon the assumed range of the enterprise value of Reorganized DDi Corp. and an assumed total debt of approximately $91 million, Houlihan has calculated a range of equity value for Reorganized DDi Corp between $25 million to $45 million, with a mid-point value of $35 million. Assuming a distribution of 2.0 million shares of Reorganized DDi Corp. pursuant to the Plan, the imputed equity value on a per share basis for Reorganized DDi Corp ranges between $12.50 and $22.50 per share, with a midpoint value of $17.50 per share.

The foregoing valuations also reflect a number of assumptions, including a successful reorganization of the Debtors’ businesses and finances in a timely manner, the forecasts reflected in the Projections, the amount of available cash, market conditions and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein.

In preparing the estimated reorganization equity value, Houlihan: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors; (c) met with certain members of senior management of the Debtors to discuss the Debtors’ operations and future prospects; (d) reviewed publicly available financial data and considered the market values of public companies that Houlihan deemed generally comparable to the operating businesses of the Debtors; (e) reviewed the financial terms, to the extent publicly available, of certain acquisitions of companies that Houlihan believes were comparable to the operating businesses of the Debtors; (f) considered certain economic and industry information relevant to the Debtors’ operating businesses; and (g) reviewed certain analyses prepared by other firms retained by the Debtors and conducted such other analyses as Houlihan deemed appropriate. Although Houlihan conducted a review and analysis of the Debtors’ businesses, operating assets and liabilities and business plans, Houlihan assumed and relied on the accuracy and completeness of all (a) financial and other information furnished to it by the Debtors and by other firms retained by the Debtors and (b) publicly available information. In addition, Houlihan did not independently verify the assumptions underlying the Projections in connection with such valuation. No independent evaluations or appraisals of the Debtors’ assets were sought or were obtained in connection therewith.

Estimates of reorganization equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were to be sold. The estimates of reorganization equity value prepared by Houlihan assume that the Reorganized Debtors will continue as the owners of their businesses and assets. Such estimates were developed solely for purposes of formulation and negotiation of a plan of reorganization and analysis of implied relative recoveries to creditors thereunder. Such estimates do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different from the amounts set forth herein. Such estimates reflect computations of the estimated reorganization equity value of Reorganized DDi Corp. through the application of various valuation techniques, including, among others: (a) a comparable company analysis, in which Houlihan analyzed the enterprise value of public companies that Houlihan deemed generally comparable to the operating businesses of the Debtors as a multiple of EBITDA and then applied multiples provided by such analysis to the projected EBITDA of the Reorganized Debtors; (b) a Cycle EBITDA analysis, which captures the cyclicality of the printed circuit board industry by analyzing EBITDA and the associated multiples of comparable companies over the last three to five years; (c) a discounted cash flow analysis, in which Houlihan, using a weighted average cost of capital, computed the present value of free cash flows and terminal value of the Debtors; and (d) a comparable acquisitions analysis, in which Houlihan analyzed the financial terms of certain acquisitions of companies that

Houlihan believed were comparable to the operating businesses of the Debtors and then applied the EBITDA multiples provided by such analysis to the projected Cycle EBITDA of the Reorganized Debtors. An estimate of reorganization equity value is not entirely mathematical, but rather it involves complex considerations and judgments concerning various factors that could affect that value of an operating business. Moreover, the value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of reorganization equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, none of the Debtors, Houlihan or any other person assumes responsibility for their accuracy. Depending on the results of the Debtors’ or the Reorganized Debtors’ operations or changes in the financial markets, Houlihan’s valuation analysis as of the Effective Date may differ from that disclosed herein.

In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by the Debtors’ history in chapter 11, conditions affecting generally the industry in which the Debtors participate or by other factors not possible to predict. Accordingly, the reorganization equity value estimated by Houlihan does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the reorganization equity value ranges associated with Houlihan’s valuation analysis. Indeed, there can be no assurance that a trading market will develop for the New Common Stock.

Furthermore, in the event that the actual distributions to Claim holders differ from those assumed by the Debtors in their recovery analysis, the actual recoveries realized by holders of Claims in those Classes could be significantly higher or lower than estimated by the Debtors.

THE ESTIMATED REORGANIZATION VALUE DEPENDS HIGHLY UPON ACHIEVING THE FUTURE FINANCIAL RESULTS SET FORTH IN THE PROJECTIONS AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS THAT ARE NOT GUARANTEED.

THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE ESTIMATED EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POSTREORGANIZATION MARKET TRADING VALUE. SUCH A MARKET TRADING VALUE, IF ANY, MAY DIFFER MATERIALLY FROM THE

ESTIMATED REORGANIZATION EQUITY VALUE ASSOCIATED WITH THE VALUATION ANALYSIS.

P.	THE REORGANIZED DEBTORS AND THEIR POST-CONFIRMATION ESTATES

The Debtors shall continue to exist as the Reorganized Debtors after the Effective Date as separate corporate entities, with each of the Reorganized Debtors having all the powers of a corporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law. Except as otherwise provided in the Plan, or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of the Debtors and any property acquired by the Debtors or the Reorganized Debtors under the Plan, shall vest in the Reorganized Debtors, free and clear of all Claims, liens, charges, or other encumbrances and Equity Interests existing prior to the Effective Date. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or any agreement, instrument or indenture relating thereto and the Confirmation Order. In accordance with section 1109(b) of the Bankruptcy Code, nothing herein shall preclude any party in interest from appearing and being heard on any issue in the Chapter 11 Cases.

II.

THE CHAPTER 11 CASES

On the Petition Date, the Debtors each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. At such time, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors were stayed under section 362 of the Bankruptcy Code. The Debtors will continue to conduct their businesses through their non-debtor operating affiliates and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Debtors do not expect the Chapter 11 Cases to be protracted. The Debtors estimate, unless there are unforeseen events, that they will emerge from bankruptcy within 90 to 120 days. To expedite its emergence from Chapter 11, the Petition Date, the Debtors filed first day motions seeking the relief detailed below, among other relief, from the Bankruptcy Court. Such relief has been granted by the Bankruptcy Court and will facilitate the administration of the Chapter 11 Cases. In addition, within ten days of the Petition Date, the Debtors filed their Disclosure Statement and pre-arranged Plan.

A.	FIRST DAY MOTIONS FILED

1.	Applications for Retention of the Debtors’ Professionals

The Bankruptcy Court approved the Debtors’ request to retain certain professionals to represent it and assist it in connection with the Chapter 11 Cases. These professionals include, among others: (a) K&E, as restructuring counsel for the Debtors, (b) Houlihan, as financial advisor for the Debtors, (c) Paul, Hastings, Janofsky & Walker LLP as special securities counsel and special corporate counsel for the Debtors and as counsel to the Debtors’ respective Board of Directors (d) Goldenbach, Eiseman, Assor,

Bell and Peskoe as Bankruptcy co-counsel for the Debtors and (e) Bankruptcy Management Corporation, as Notice and Balloting Agent for the Debtors.

2.	Motion of the Debtors for Entry of an Administrative Order Under 11 U.S.C. §§ 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals

The Debtors requested entry of an order, and the Bankruptcy Court granted such order on August 27, 2003, establishing a procedure whereby certain retained professionals performing services directly related to the Chapter 11 Cases may receive a percentage of fees billed and expenses incurred for services performed pursuant to the Chapter 11 Cases upon proper application to the Bankruptcy Court.

3.	Motion for Order (I) Approving the Budget and Funding Agreement, dated as of August 1, 2003 and (II) Authorizing and Directing the Debtors’ Performance Thereunder pursuant to Bankruptcy Code §§105, 361, 362, 363, 364, 503(B) and 507(B) and Federal Rule of Bankruptcy Procedure 4001(B)

On August 27, 2003, the Bankruptcy Court granted an order approving the Budget and Funding Agreement, whereby the Secured Lenders consented to the Operating Companies using the Secured Lenders’ Cash Collateral to pay the Filing Entities’ Restructuring Fees pursuant to the terms of the Budget and Funding Agreement.

4.	Motion of the Debtors for Entry of an Order, Under Fed. R. Bankr. P. 1015(b), Directing Joint Administration (the “Joint Administrative Motion”)

On August 21, 2003, the Bankruptcy Court entered an order granting the Debtors’ Joint Administration Motion, which authorizes the joint administration of the Chapter 11 Cases solely for procedural purposes in order to reduce the financial and other resources spent on administering the Chapter 11 Cases.

B.	OTHER MOTIONS FILED

1.	Motion of the Debtors Pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 2002 for an Order (I) Approving Proposed Disclosure Statement and Certain Related Relief, (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Proposed Joint Plan of Reorganization and (III) Scheduling a Hearing on Confirmation of the Proposed Joint Plan of Reorganization.

The Debtors requested an order to (i) approve the Debtors’ proposed Disclosure Statement and certain related relief, (ii) establish procedures for solicitation and tabulation of votes to accept or reject the Debtors’ Plan, and (iii) schedule a hearing on the confirmation of the Debtors’ Plan. The Disclosure Statement Hearing is scheduled for September 30, 2003.

III.

THE PLAN OF REORGANIZATION

The primary objectives of the Plan are to (a) alter Debtors’ debt and capital structures to permit them to emerge from the Chapter 11 Cases with a viable capital structure; (b) improve the value of the ultimate recoveries to all creditor and equityholder groups, on a fair and equitable basis, compared to the value they would receive in a liquidation; and (c) settle, compromise or otherwise dispose of certain Claims and Equity Interests on terms that the Debtors believe to be fair and reasonable and in the best interests of its Estate and its creditors.

The Debtors believe that (a) through the Plan, Holders of Allowed Claims and Allowed Equity Interests will obtain a greater recovery from their estates than the recovery they would receive if their assets were liquidated under chapter 7 of the Bankruptcy Code, and (b) the Plan will afford them the opportunity and ability to continue their businesses as viable going concerns.

The statements contained in this Disclosure Statement include summaries of the provisions contained in the Plan and in documents referred to therein. The statements contained in this Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to herein, and reference is made to the Plan, attached hereto as Exhibit A, and to such documents for the full and complete statements of such terms and provisions.

The Plan itself and the documents referred to therein control the actual treatment of Claims against and Equity Interests in the Debtors in the reorganization and will, upon the Effective Date, be binding upon all Holders of

Claims against and Equity Interests in the Debtors and their Estates, the Reorganized Debtors and other parties in interest. In the event of any conflict between this Disclosure Statement, on the one hand, and the Plan or any other operative document, on the other hand, the terms of the Plan and such other operative document are controlling.

A.	OVERVIEW OF CHAPTER 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and interest Holders. Another goal of Chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest Holders with respect to the distribution of a debtor’s assets.

The commencement of a Chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”

The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity Holder in the debtor, whether or not such creditor or equity Holder (a) is impaired under or has accepted the plan or (b) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

A Chapter 11 plan may specify that certain classes of claims or Equity Interests are either to be paid in full upon effectiveness of the plan or are to remain unchanged by the reorganization effectuated by the plan. Such classes are referred to as “unimpaired” and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the Holders of claims or Equity Interests in such classes. A Chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not “unimpaired” will be solicited to vote to accept or reject the plan.

B.	OVERALL STRUCTURE OF THE DEBTORS’ PLAN

The Debtors believe that the Plan provides the best and most prompt possible recovery to Holders of Claims and Equity Interests. Under the Plan, Claims against and Equity Interests in the Debtors are divided into different classes. Under the Bankruptcy Code, “claims” and “interests” are classified rather than “creditors” and “shareholders” because such entities may hold Claims or Equity Interests in more than one class. If the Plan is confirmed by the Bankruptcy Court and consummated, then on the Effective Date or as soon as practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Equity Interests as provided in the Plan. The Classes of Claims against and Equity Interests in the Debtors created under the Plan, the treatment of those Classes under the Plan and distributions to be made under the Plan are described below.

C.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

The categories of Claims and Equity Interests and their treatment listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan, except as otherwise provided herein, and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

The categories of Claims and Equity Interests and their treatment listed below classify Claims and Equity Interests for all purposes, including voting, confirmation, and distribution pursuant to the Plan, except as otherwise provided herein, and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

The classification of Claims and Equity Interests against the Debtors pursuant to the Plan is as follows:

Class			Status	Voting Rights

Class 1	—	Allowed Class 1 Claims	Unimpaired	Not entitled to vote

Class 2	—	Other Secured Claims	Unimpaired	Not entitled to vote

Class 3	—	Other Priority Claims	Unimpaired	Not entitled to vote

Class 4	—	General Unsecured Claims	Unimpaired	Not entitled to vote

Class 5	—	Allowed Class 5 Claims	Impaired	Entitled to vote

Class 6a	—	Allowed Class 6a Claims	Impaired	Entitled to vote

Class 6b	—	Allowed Class 6b Claims	Impaired	Entitled to vote

Class 7	—	Existing DDi Corp. Common Stock	Impaired	Entitled to vote

1.	Administrative Claims

Administrative Claims are claims for the expenses of administering the Debtors’ Chapter 11 Cases that are allowed under Code sections 503(b) and 507(a)(1). The Code requires that all Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. The treatment of Administrative Claims is as described below.

(a) Payment Generally. Except to the extent that the Holder of an Allowed Administrative Claim agrees to a different treatment, and subject to the bar dates for Administrative Claims set forth in the following sections, the Distribution Agent shall pay each Allowed Administrative Clam in full, in Cash or such other treatment as may be accepted by such Holder, on the later of (i) the Effective Date, (ii) within ten (10) business days after the date of such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Allowed Administrative Claim becomes due according to its terms. Notwithstanding the foregoing, any Allowed Administrative

Claim representing obligations incurred in the ordinary course of post-petition business by the Debtors in Possession (including without limitation post-petition trade obligations and routine post-petition payroll obligations) shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business, in accordance with the terms of the particular obligation.

(b) Administrative Claims Bar Date.

(i) General Administrative Claims Bar Date. All applications for final compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Bankruptcy Code (except only for (i) post-petition, ordinary course trade obligations and routine post-petition payroll obligations incurred in the ordinary course of the Debtors’ post-petition business, for which no bar date shall apply, and (ii) post-petition tax obligations, for which the bar date described in the following Section shall apply) shall be filed with the Bankruptcy Court and served upon the Co-Sponsors no later than sixty (60) days after the Effective Date (the “General Administrative Claims Bar Date”), unless such date is extended by the Bankruptcy Court after notice to the Co-Sponsors. Any such request for payment of an Administrative Claim that is subject to the General Administrative Claims Bar Date and that is not filed and served on or before the General Administrative Claims Bar Date shall be forever barred; any party that seeks payment of Administrative Claims that (i) is required to file a request for payment of such Administrative Claims and (ii) does not file such a request by the deadline established herein shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, their estates, or any of their property.

(ii) Administrative Tax Claims Bar Date. All requests for payment of Administrative Claims by a governmental unit for Taxes (and for interest and/or penalties related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date (“Tax Administrative Claims”) and for which no bar date has otherwise previously been established, must be filed and served on the Co-Sponsors on or before the later of (i) sixty (60) days following the Effective Date; and (ii) 180 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Tax Administrative Claims that is required to file a request for payment of such taxes and does not file and properly serve such a request by the applicable bar date shall be forever barred from asserting any such Tax Administrative Claims against the Debtors, Reorganized Debtors, their estates, or their property. The total claims of this nature are estimated to be zero.

(c) Superpriority Administrative Expense Claim. Pursuant to the Order entered on August 20, 2003 (i) approving the Budget and Funding Agreement, dated as of August 1, 2003 and (ii) authorizing and directing the Debtors’ Performance thereunder, pursuant to Bankruptcy Code §§105, 361, 362, 363, 364, 503(B) and 507(B) and Federal Rule of Bankruptcy Procedure 4001(B), the Secured Lenders and the Administrative Agent were granted the Allowed Superpriority Administrative Expense Claim pursuant to sections 503(b) and 507(b) of the Bankruptcy Code; provided, however, that the Secured Lenders have acknowledged that they will waive the Allowed Superpriority Administrative Expense Claim if the Restructuring Transaction is consummated on or before January 30, 2004.

2.	Priority Tax Claims

Priority Tax Claims are certain unsecured income, employment and other taxes described by Code section 507(a)(8). The Code requires that each Holder of such a section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments over a period not exceeding six (6) years from the date of the assessment of such tax. The total claims of this nature are estimated to be zero. At the election of the Debtors, the Holder of each Allowed Priority Tax Claim shall be entitled to receive, on account of such Claim, (i) equal cash payments on the last business day of each three-month period following the Effective Date, during a period not to exceed six years after the assessment of the Tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any unpaid balance from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Holder of the Allowed Priority Tax Claim and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (i) hereof, or (iii) payment of the full Allowed Priority Tax Claim in Cash. The total claims of this nature are estimated to be zero.

3.	Indenture Trustee Fee Claims

Any Claims of the 5¼ Trustee, the 6¼% Trustee and the Senior Discount Trustee for payment of compensation for services rendered by it under the Indentures as of the Effective Date, together with the reimbursement of all reasonable expenses, disbursements, and advances incurred in connection therewith, including reasonable compensation, expenses, and disbursements of its agents and counsel, shall be paid directly by the Debtors on the Effective Date, and shall not be deducted from any distributions to Holders of (i) the Allowed Class 1 Claims, (ii) the Allowed Class 5 Claims, (iii) the Allowed Class 6a Claims or (iv) the Allowed Class 6b Claims. In addition, the Reorganized Debtors shall pay the actual, necessary, and reasonable fees and expenses of the Indenture Trustee incurred after the Effective Date in connection with distributions to be made pursuant to the Plan.

4.	Class 1: Allowed Class 1 Claims (Unimpaired)

Class 1 consists of all Allowed Class 1 Claims against Debtor DDi Capital by virtue of DDi Capital’s guarantee of the Pre-Restructuring Loan Documents, which guarantee is secured by a perfected, first priority Lien on and pledge of the stock of Details (the “DDi Capital Guarantee and Pledge”). All Class 1 Claims are Allowed Class 1 Claims.

Class 1 is unimpaired and all legal, equitable and contractual rights, remedies, powers and privileges of Holders of Allowed Class 1 Claims shall be left unaltered, including, without limitation, the DDi Capital Guarantee and Pledge. Therefore, the Holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Plan and are deemed to have accepted the Plan.

5.	Class 2: Other Secured Claims (Unimpaired)

Class 2 consists of any other Allowed Secured Claims not otherwise classified (“Other Secured Claims”). Each Holder of an Allowed Class 2 Claim shall receive one of the following alternative treatments, at the election of the Reorganized Debtors:

The claimant’s collateral shall be returned to the claimant on the Effective Date in full satisfaction of such claimant’s Allowed Other Secured Claim. The claimant’s allowed Deficiency Claim shall be treated as an Allowed Class 3 Claim.

The legal, equitable and contractual rights of the Allowed Other Secured Claim shall be unaltered by the Plan; or

Such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Class 2 is unimpaired and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan. As of the date hereof, the Debtors do not believe that any Other Secured Claims exist.

6.	Class 3: Other Priority Claims (Unimpaired)

Class 3 consists of all Claims against the Debtors accorded priority and right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim (“Other Priority Claims”). The legal, equitable and contractual rights of the Holders of Class 3 Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an allowed Class 3 Claim shall receive one of the following alternative treatments, at the election of the Debtors:

(a) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors;

(b) to the extent not due and owing on the Effective Date, such Claim (i) will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors on the Effective Date or (ii) will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or

(c) such Claim will be otherwise treated in any other manner so that such Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Class 3 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured by virtue of payments made upon the Effective Date. Class 3 is unimpaired and the Holders of Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3 are not entitled to vote to accept or reject the Plan. As of the date hereof, the Debtors do not believe that there are any Other Priority Claims.

7.	Class 4: General Unsecured Claims (Unimpaired)

Class 4 consists of all Allowed Unsecured Claims which are not classified in Classes 5, 6a or 6b (other than Indenture Trustee Fee Claims). Thirty (30) days after the Effective Date, each Holder of an Allowed Class 4 Claim shall receive, on account of and in full satisfaction of such Holder’s Allowed Class 4 Claim, Cash in full. As of the date hereof, the Debtors believe that there are no Class 4 Claims.

Class 4 is unimpaired and the Holders of Claims of Class 4 are not entitled to vote to accept or reject the Plan and are deemed to have accepted the Plan.

8.	Class 5: Allowed Class 5 Claims (Impaired)

Class 5 consists of all Allowed Class 5 Claims under the Senior Discount Notes and the Existing Senior Discount Note Indenture. On or as soon as practicable after the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 5 Claims asserted against any and all Debtors, each Holder of an Allowed Class 5 Claim shall receive a Pro Rata share of (i) participation in the New Senior Discount Note Indenture and the securities issued thereunder and (ii) the Senior Discount Warrants.

Class 5 is impaired and the Holders of Allowed Class 5 Claims are entitled to vote for or against the Plan.

9.	Class 6a: Allowed Class 6a Claims (Impaired)

Class 6a consists of all Allowed Class 6a Claims. All Class 6a Claims are Allowed Class 6a Claims. On the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 6a Claims asserted against any and all Debtors, each Holder of an Allowed Class 6a Claim shall receive a Pro Rata share of 43.24% of the New Common Stock, subject to dilution for (a) all New Common Stock issuable under the Management Incentive Plan upon exercise of the Management Options thereunder and (b) all New Common Stock issuable upon the exercise of the New Warrants. In addition, each Holder of an Allowed Class 6a Claim shall receive a Pro Rata share of 45.45% of the New Preferred Stock.

Class 6a is impaired and the Holders of Allowed Class 6a Claims are entitled to vote for or against the Plan.

10.	Class 6b: Allowed Class 6b Claims (Impaired)

Under the Plan, Class 6b consists of all Allowed Class 6b Claims. All Class 6b Claims are Allowed Class 6b Claims. On the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 6b Claims asserted against any and all Debtors, each Holder of an Allowed Class 6b Claim shall receive a Pro Rata share of 50.76% of the New Common Stock, subject to dilution for (a) all New Common Stock issuable under the Management Incentive Plan upon exercise of the Management Options thereunder and (b) all New Common Stock issuable upon the exercise of the New Warrants. In addition, each Holder of an Allowed Class 6b Claim shall receive a Pro Rata share of 45.45% of the New Preferred Stock.

Class 6b is impaired and the Holders of Allowed Class 6b Claims shall be entitled to vote for or against the Plan.

11.	Class 7: Existing DDi Corp. Common Stock (Impaired)

Under the Plan, Class 7 consists of the Existing DDi Corp. Common Stock. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7 Equity Interest shall receive, on account of and in full and complete satisfaction of such Allowed Class 7 Equity Interest, a Pro Rata share of 1.0% of the New Common Stock, subject to dilution for (a) all New Common Stock issuable under the Management Incentive Plan upon the exercise of Management Options thereunder and (ii) all New Common Stock issuable upon the exercise of the New Warrants.

Each Class 7 Equity Interest Holder shall be Allowed in the amount of the number of shares of Existing DDi Corp. Common Stock held by each applicable Holder as of the Record Date.

Class 7 is impaired and the Allowed Class 7 Equity Interest Holders are entitled to vote for or against the Plan.

D.	PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

1.	Sources of Cash for Plan Distribution

All Cash necessary for the Debtors to pay their obligations under the Plan shall be obtained by the Debtors from their domestic subsidiaries; provided, however, that: (a) this section III.D.1 shall not create or vest in any creditor, claimant or Holder any claim against such subsidiaries; (b) the Debtors shall have the exclusive right to collect the Cash from their subsidiaries; (c) this section III.D.1 shall not create, or be interpreted or construed to create, any liability of any such subsidiaries to any person or entity other than the Debtors; and (d) the Debtors’ rights under this section III.D.1 shall not be enforceable to the extent that they would cause a breach of the Restructuring Loan Documents or Budget and Funding Agreement. The parties to the Budget and Funding Agreement can, if necessary, agree to amend the final Budget as defined in the Budget and Funding Agreement to ensure that the Debtors have sufficient Cash to meet their obligations under the Plan.

2.	Distributions for Claims and Equity Interests Allowed as of the Effective Date

Except as otherwise provided in section 9.2.1 of the Plan or as may be ordered by the Bankruptcy Court, distributions to be made as of the Effective Date on account of

Claims and Equity Interests that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date (for distributions of New Common Stock and New Preferred Stock), or as soon as practicable thereafter (for all distributions other than New Common Stock and New Preferred Stock), as applicable.

For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the New Common Stock, the New Preferred Stock and New Warrants to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or distributed; provided that the Reorganized Debtors shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

For tax purposes, distributions received in respect of Allowed Claims will be allocated first to unpaid interest that accrued on such Claims with any excess allocated to the principal amount of Allowed Claims. See section VI.A, “Certain U.S. Federal Income Tax Consequences to the Holders of Claims and Equity Interests”.

3.	Distributions by Reorganized DDi Corp.

Except as provided in the Plan, Reorganized DDi Corp. shall make all distributions required under the Plan. Notwithstanding the provisions of section 8.15 of the Plan regarding the cancellation of the Convertible Subordinated Note Indentures and the Existing Senior Discount Note Indenture, the Convertible Subordinated Note Indentures and the Existing Senior Discount Note Indenture shall continue in effect to the extent necessary to allow the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount

Trustee to permit distributions of New Common Stock to Holders of the Convertible Subordinated Notes and distributions of Senior Discount Warrants to Holders of the Senior Discount Notes, as the case may be. The 5 1/4% Trustee, 6 1/4% Trustee and Senior Discount Trustee providing services related to distributions to the Holders of Allowed Class 6a Claims, Allowed Class 6b Claims and Allowed Class 5 Claims shall receive, from Reorganized DDi Corp., reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services and upon the presentation of invoices to Reorganized DDi Corp.

4.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

(a) Delivery of Distributions

Except as provided in section 4(b)(ii) below with respect to Unclaimed Property (as defined below), distributions to Holders of Allowed Claims, Allowed Administrative Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims shall be distributed by mail as follows: (1) with respect to each Holder of an Allowed Claim that has filed a proof of claim, at the address for such Holder as maintained by the official claims agent for the Debtors; (2) with respect to each Holder of an Allowed Claim that has not filed a proof of claim, at the address reflected on the Schedules filed by the Debtors, provided, however, that if the Debtors or the Reorganized Debtors have received a written notice of a change of address for such Holder, the address set forth in such notice shall be used; (3) with respect to each Holder of an Allowed Administrative Claim, at such address as the Holder may specify in writing; (4) with respect to each Holder of an Allowed Class 6a Claim or Allowed Class 6b Claim, to the 5 1/4% Trustee or

the 6 1/4% Trustee, as the case may be; (5) with respect to each Holder of an Allowed Claim under the Senior Discount Notes and the Existing Senior Discount Note Indenture, to the Senior Discount Trustee; or (6) with respect to each Holder of an Allowed Class 1 Claim, to the Administrative Agent.

(b) Undeliverable Distributions

(i) Holding of Undeliverable Distributions. If the distribution of Cash, New Preferred Stock, New Common Stock, or Senior Discount Warrants to the Holder of any Allowed Claim, Allowed Administrative Claim, Allowed Class 6a Claim or Allowed Class 6b Claim, is returned to Reorganized DDi Corp., the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount Trustee as undeliverable (any such distribution being hereinafter referred to as “Unclaimed Property”), no further distribution shall be made to such Holder unless and until Reorganized DDi Corp., the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount Trustee is notified in writing of such Holder’s then current address. Unclaimed Property shall remain in the possession of Reorganized DDi Corp., the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount Trustee pursuant to this section, and shall be set aside and (in the case of Cash) held in a segregated interesting bearing account (as to Cash Unclaimed Property) to be maintained by Reorganized DDi Corp., the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount Trustee until such time as the subject distribution becomes deliverable. Nothing contained in the Plan shall require Reorganized DDi Corp., the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount Trustee, or any other Person to attempt to locate such Person. This subsection (i) shall not apply to any of the Senior Debt Parties.

(ii) Failure to Claim Undeliverable Distributions. If the Person entitled thereto notifies Reorganized DDi Corp., the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount Trustee, as the case may be, of such Person’s claim to the distribution of Unclaimed Property within nine (9) months following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person. Any Holder of any Allowed Claim, Allowed Administrative Claim, Allowed Class 6a Claim or Allowed Class 6b Claim that does not assert a claim in writing for Unclaimed Property held by Reorganized DDi Corp., the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount Trustee, as the case may be, within nine (9) months after the Effective Date shall no longer have any claim to or interest in such Unclaimed Property, and shall be forever barred from receiving any distributions under this Plan or otherwise from Reorganized DDi Corp., the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount Trustee, as the case may be. In such cases, any Unclaimed Property held for distribution on account of such Allowed Claims, Administrative Claims, Allowed Class 6a Claims or Allowed Class 6b Claims shall be retained by Reorganized DDi Corp., the 5 1/4% Trustee, the 6 1/4% Trustee or the Senior Discount Trustee, as the case may be, as follows: pursuant to Bankruptcy Code section 347(b), (A) any undistributed Cash shall be the property of Reorganized DDi Corp.; provided, however, that any undistributed Cash whose distribution is governed by the Existing Senior

Discount Note Indenture shall be distributed by Reorganized DDi Corp. to DDi Capital and (B) any undistributed New Common Stock, New Preferred Stock, Senior Discount Warrants or Management Options shall be the property of Reorganized DDi Corp.; provided, however, that any undistributed New Common Stock and New Preferred Stock which was distributed for the benefit of the Holders of the Convertible Subordinated Notes shall be retained by or transferred to the 5 1/4% Trustee or the 6 1/4% Trustee, as the case may be, and distributed Pro Rata to Holders of Allowed Class 6a Claims and Allowed Class 6b Claims that have claimed their initial distributions, in each case, free from any restrictions thereon, and such undistributed Cash or securities shall not be subject to the unclaimed property or escheat laws of any State or other governmental unit. This subsection (ii) shall not apply to any of the Senior Debt Parties.

(iii) Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, Reorganized DDi Corp. shall comply with all tax withholding and reporting requirements imposed by any government unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

5.	De Minimis and Fractional Distributions

No Cash payment shall be made by Reorganized DDi Corp. on account of any Allowed Claim (other than Administrative Claims), unless a specific request therefore is made in writing by the Claim’s Holder. No fractional shares of New Common Stock and New Preferred Stock shall be distributed; any entity that otherwise would be entitled to receive a fractional share distribution under this Plan shall instead receive an amount of shares rounded down to the next whole number. Any securities or other property that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed Claims in the applicable Class be treated as “Unclaimed Property” under the Plan.

6.	Setoffs

Except as otherwise provided herein, the Reorganized Debtors may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable non-bankruptcy law, offset against any Allowed Claim (other than an Allowed Class 1 Claim, Allowed Class 5 Claim, Allowed Class 6a Claim, Allowed Class 6b Claim), and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claims, rights, and causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder.

7.	Surrender of Canceled Instruments or Securities

(a) Surrender and Cancellation of Instruments and Securities. As a condition to receiving any distribution pursuant, to the Plan, each Person holding any note or other instrument or security (other than the Convertible Subordinated Notes, Senior Discount Notes and the DDi Capital Guarantee and Pledge) (collectively “Instruments or Securities” and individually an “Instrument or Security”) evidencing an existing Claim against or in a Debtor must surrender such Instrument or Security to the Distribution Agent.

(b) Rights of Persons Holding Instruments and Securities. As of the Effective Date, and whether or not surrendered by the Holder thereof, (a) all Existing DDi Corp. Common Stock, Convertible Subordinated Notes, Senior Discount Notes and all other Instruments and Securities evidencing any Claims or Equity Interests (other than the DDi Capital Guarantee and Pledge) shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any person, and any Claims or Equity Interests under or evidenced by such Existing DDi Corp. Common Stock, Convertible Subordinated Notes, Senior Discount Notes or other Instruments or Securities (other than the DDi Capital Guarantee and Pledge) shall be deemed discharged. All options to purchase any stock of DDi Corp. shall be deemed rejected, cancelled and terminated as of the Petition Date.

(c) Cancellation of Liens. Except as otherwise provided in the Plan, any Lien securing any Secured Claim shall be deemed released and discharged, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including, without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including, without limitation, the execution, delivery and Filing or recording of such releases as may be requested by Reorganized Debtors at the sole expense of Reorganized Debtors. This subsection 7(c) shall not apply to any Lien securing any of the Pre-Restructuring Bank Indebtedness.

E.	PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR INTERESTS

1.	Prosecution of Objections to Claims

The Reorganized Debtors shall have the sole and exclusive right to file and prosecute objections to Claims. Unless another date is established by order of the Bankruptcy Court or the Plan, any objection to a Claim shall be Filed with the Bankruptcy Court and served on the Person holding such Claim on or before the applicable Claims Objection Deadline. The Reorganized Debtors shall have the right to petition the Bankruptcy Court, without notice or a hearing, for an extension of the Claims Objection Deadline.

2.	Treatment of Disputed Claims

(a) No Distribution Pending Allowance

If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of such Claim unless and until such Claim becomes an Allowed Claim and is no longer a Disputed Claim; provided, however, that this section does not apply to any distributions made to the 5.25% Trustee and the 6.25% Trustee or on account of the Allowed Class 6a Claims or Allowed Class 6b Claims.

(b) Distribution After Allowance

As soon as practicable following the date on which a Disputed Claim becomes an Allowed Claim and is no longer a Disputed Claim, the Distribution Agent shall distribute to the Person holding such Claim any Cash, New DDi Corp or New Preferred Stock that would have been distributable to such Person if on the Effective Date such Claim had been an Allowed Claim and not a Disputed Claim.

3.	Allowance of Claims and Equity Interests

Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim or Equity Interest shall be deemed Allowed, unless and until such Claim or Equity Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim or Equity Interest. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors after confirmation will have and retain any and all rights and defenses the Debtors had with respect to any Claim or Equity Interest as of the date the Debtors filed their petitions for relief under the Bankruptcy Code. All Claims of any Person or Entity that owes money to the Debtors shall be disallowed unless and until such Person or Entity pays the amount it owes the Debtors in full.

4.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

F.	MEANS FOR IMPLEMENTATION OF THE PLAN

1.	Continued Corporate Existence of Reorganized Debtors

The Debtors shall, as the Reorganized Debtors, continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and without prejudice to any right to alter or terminate their existence (whether by merger or otherwise) under such applicable state law. Each Reorganized Debtor shall continue to have all corporate powers and rights accorded to the same under the laws of the jurisdiction of its incorporation.

2.	Certificates of Incorporation and Bylaws

The certificate or articles of incorporation and bylaws of each Debtor and DDi Europe shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, and the certificate or articles or incorporation and bylaws of each Debtor shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code.

3.	Corporate Action

On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan) by virtue of the entry of the Confirmation Order, in accordance with the Bankruptcy Code and applicable State law (including but not limited to section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the business corporation law or code of each other State in which any Reorganized Debtor is incorporated or organized) and without any requirement of further action by the stockholders, officers or directors of the Debtors or the Reorganized Debtors or DDi Europe, including, without limitation, the following: (a) the adoption and the filing with the Secretary of State of the State of Delaware of the Amended and Restated DDi Corp.

Certificate of Incorporation; (b) the adoption of the Amended and Restated DDi Corp. Bylaws; (c) the adoption and the filing with the Companies House of the Amended and Restated DDi Europe Articles of Association; (d) the issuance by DDi Europe of the New Preferred Stock, (e) the issuance by Reorganized DDi Corp. of the New Common Stock, the New Warrants and the Management Options; (f) the execution and the delivery of, and the performance under, each of the Plan Documents, the Restructuring Loan Documents and all documents and agreements contemplated by or relating to any of the foregoing; and (g) the removal of all members of the respective boards of directors of the Debtors and the election of all members of the boards of directors of the Reorganized Debtors designated pursuant to the Plan. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders, officers or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of the Reorganized Debtors.

4.	Directors and Officers of the Reorganized Debtors

On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the Reorganized Debtors’ newly constituted Board of Directors (each a “Board” and collectively, the “Boards”), who shall thereafter have the responsibility for the management and control of the Reorganized Debtors. Immediately following the Effective Date, the New Board of Reorganized DDi Corp. shall consist of seven members, comprised as follows: (a) Bruce McMaster, (b) David Blair, (c) two Convertible Subordinated Note Holder designees (designated by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval and (d) three Convertible Subordinated Note Holder designees (selected by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval (designees will be selected from list to be developed in conjunction with Reorganized DDi Corp., the Convertible Subordinated Note Holders and their respective advisors.) Prior to or immediately following the Effective Date of the Plan, Reorganized DDi Corp. shall use commercially reasonable efforts to provide to the Ad Hoc Convertible Note Holder Committee the names of at least three directors who meet the “independence” standards of the Securities and Exchange Commission and the Nasdaq National Market (whether or not Reorganized DDi Corp. or any of the securities of DDi Corp. are subject to such standards). After the Effective Date of the Plan, and not less than annually thereafter, prior to any election by the stockholders or appointments by the Board (if there are not remaining at the time of any such appointment by the Board, two members of the Board who have been previously recommended as nominees by the Preferred Stock Representatives (as defined below)), two Holders of the New Preferred Stock (who initially will be Providence Capital, LLC and Tablerock Fund Management, LLC (the “Preferred Stock Representatives”), together, shall make recommendations in good faith (the “Designation Right”) to the Board (or more frequently in the event any such Preferred Stock Representative transfers any of its shares of New Preferred Stock along with its Designation Right to an unaffiliated third party) with respect to two nominees, who shall be qualified and otherwise appropriate candidates for the Board in the event of an election by the stockholders and a number of nominees necessary to result in there being two acting members of the Board who have been recommended by such Preferred Stock Representatives in the event of an appointment by the Board. Such recommendation may be made by delivering notice thereof to Reorganized DDi Corp. within sixty (60) days after the written request by the Board of names for consideration (or more frequently in the event such Holder of New Preferred Stock and any transferee thereof each certify that such Holder of New Preferred Stock has transferred its shares of New Preferred Stock to such transferee). The Board shall submit a request for names for consideration once a year (or more frequently in the event such Holder of New Preferred Stock and any transferee thereof each certify that such Holder of New Preferred Stock has transferred its shares of New Preferred Stock to such transferee). If at any time while the New Preferred Stock remains outstanding those nominees recommended by such Holders of the New Preferred Stock are not appointed by the Board to the Board (if the appointments are determined by the Board) or nominated by the Board of management of Reorganized DDi Corp. for election by the stockholders of Reorganized DDi Corp. to the Board, then as a remedy to the Holders of the New Preferred Stock, for breach of the Designation Right, the New Preferred Stock shall bear a dividend rate equal to 17% per annum effective retroactively to the date of issuance (until such time as two nominees recommended to the Board pursuant to the foregoing procedures are appointed or nominated, whereupon the dividend rate shall be decreased to 15% per annum commencing on the date of such complying appointments or nominations.) Notwithstanding the foregoing, if (i) any member of the Board who holds New Preferred Stock (or who is a stockholder, director, member, partner, employee or otherwise an affiliate of a person or entity who holds New Preferred Stock) (each, a “Preferred Stock Board Member”) votes against an appointment or nominee to the Board recommended by such Holders of New Preferred Stock (the “Recommended Board Member”) in accordance with the foregoing provisions, (ii) such Recommended Board Member is not appointed or nominated to the Board because one or more Preferred Stock Board Members votes against such Recommended Board Member and (iii) such Recommended Board Member would have been appointed or nominated to the Board had such Preferred Stock Board Member voted for such Recommended Board Member, then there shall be no increase in the dividend rate pursuant to the provisions of this section.

5.	Issuance of New Securities; Execution of Related Documents

On or immediately after the Effective Date, the Reorganized Debtors shall issue all securities, notes, instruments, certificates, and other documents of the Reorganized Debtors required to be issued pursuant to the Plan, including, without limitation, the New Preferred Stock, the New Common Stock, the New Warrants, the Management Options and the New Notes, each of which shall be distributed as provided in the Plan. The Reorganized Debtors shall execute and deliver such other agreements, documents and instruments as are required to be executed pursuant to the terms of the Plan. The principal terms of the New Warrants, the New Common Stock, the New Preferred Stock, the Management Options and the New Notes are as follows:

Secured Lender Warrants.

The Secured Lender Warrants, representing 10.0% of the New Common Stock on a fully diluted basis on the Effective Date will be issued to the Secured Lenders ratably in accordance with their respective commitments under the Restructuring Loan Documents (as of the Effective Date) and held in an escrow account, on terms reasonably acceptable to the Required Lenders. The calculation of “New Common Stock on a fully diluted basis on the Effective Date” shall give effect to the exercise of such Secured Lender Warrants, the Senior Discount Warrants, all other outstanding warrants and the exercise, conversion or exchange, as applicable, of all other outstanding securities of Reorganized DDi Corp., including but not limited to issuances to old equity, the Convertible Subordinated Note Holders, the Senior Discount Note Holders, all share grants and Tranche A option grants to management made on the Effective Date pursuant to the Management Incentive Plan (it being understood and agreed that anti-dilution adjustments shall thereafter be made in respect of any options granted after the Effective Date pursuant to Tranche A and Tranche B under the Management Incentive Plan). The Secured Lender Warrants will have an exercise price initially equal to $.01 per share and shall be subject to customary anti-dilution adjustments. Each Secured Lender Warrant will be exercisable for the period commencing on the Second Anniversary Date through and including July 31, 2008. The Secured Lender Warrants and the underlying shares of common stock will have registration rights, pursuant to a registration rights agreement, customary for transactions of this type and as set forth below. The number of Secured Lender Warrants that may be exercised shall be determined based on the aggregate amount of commitments under the Restructuring Loan Documents outstanding on the Second Anniversary Date as follows:

(a) If, on the Second Anniversary Date, the commitments (and accrued and unpaid interest with respect thereto) have been permanently reduced and terminated (and are not subject to reborrowing) by at least 50% of the aggregate amount of such commitments outstanding on the Effective Date, then: (i) Secured Lender Warrants issued to and held in escrow for the Secured Lenders representing 50% of the original issuance of Secured Lender Warrants (after giving effect to anti-dilution adjustments) shall be returned to Reorganized DDi Corp. for cancellation and all remaining Secured Lender Warrants shall be released from the escrow account and delivered to the Secured Lenders; (ii) all Success Fees (as defined below) accrued and unpaid as of the Second Anniversary Date shall be immediately due and payable in cash; and (iii) the Success Fees shall be converted to a cash pay interest obligation.

(b) If, on the Second Anniversary Date, all outstanding loans and other extensions of credit under the commitments, plus all accrued and unpaid interest and accrued and unpaid Success Fees, have been repaid in full (and are not subject to reborrowing), and such commitments have been terminated, then all Secured Lender Warrants issued to and held in escrow for the Secured Lenders shall be returned to DDi Corp. for cancellation.

(c) If, on the Second Anniversary Date, more than 50% of the commitments outstanding on the Effective Date remains outstanding, all Secured Lender Warrants shall be released from the escrow account and delivered to the Secured Lenders on such date.

The Secured Lender Warrants shall be exercisable on a net basis, permitting the surrender of Secured Lender Warrants with no cash exercise price and the receipt of the number of shares of New Common Stock equal to the number otherwise deliverable upon exercise less the number of shares of New Common Stock having a current market price at the time equal to the aggregate exercise price that would otherwise have been paid.

The Holders of the Secured Lender Warrants shall have, pursuant to the New Common Stock Registration Rights Agreement, registration rights for U.S. public offerings, the timing of which will be at the discretion of the Board of Directors of Reorganized DDi Corp. In addition, the Holders of Secured Lender Warrants and the New Common Stock underlying the Secured Lender Warrants shall receive, pursuant to New Common Stock Registration Rights Agreement, indemnification from Reorganized DDi Corp., one demand registration right, unlimited as to the amount of shares of New Common Stock to be registered, at any time within the three (3) year period following the term of the escrow and an unlimited number of exercises of piggyback registration rights prior to July 31, 2008. Unless otherwise agreed, any registration statement for the New Common Stock pursuant to the New Common Stock Registration Rights Agreement shall be in the form of a shelf registration and any such registration statement shall be made available commencing no later than the Second Anniversary Date and shall remain available until the earlier of (x) July 31, 2008 and (y) the date on which all Secured Lender Warrants have been exercised.

The exercise price or number of shares of New Common Stock deliverable upon exercise of the Secured Lender Warrants will be adjusted to protect against dilutive and potentially dilutive events affecting the New Common Stock, including without limitation, (i) stock dividends and distributions, subdivisions, combinations and reclassifications, (ii) cash dividends and other distributions (if same distributions are not made to Holders of Secured Lender Warrants), (iii) issuances of additional shares of New

Common Stock or any securities convertible into or exchangeable for New Common Stock, if issued or sold for less than Fair Market Value (as defined herein) at time of issuance; provided, that no antidilution adjustment will be made in respect of an issuance or series of issuances of additional shares of New Common Stock or any securities convertible into or exchangeable for New Common Stock with an aggregate value of up to $3,000,000 (based upon an implied total enterprise value of $110,000,000); and provided, further, that, should the Required Lenders not approve any determination of Fair Market Value, any dispute with regard to such valuation determination shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders, (iv) any grants of options after the Effective Date pursuant to Tranche A and Tranche B under the Management Incentive Plan, (v) distributions of any rights to acquire shares of New Common Stock, (vi) tender offers or exchange offers by Reorganized DDi Corp. or any subsidiary or affiliate (other than DDi Europe and its European subsidiaries) and (vii) any other distributions, offers and similar dilutive events affecting the New Common Stock of Reorganized DDi Corp.

Senior Discount Warrants.

The Senior Discount Warrants, representing 2.5% of the New Common Stock on a fully diluted basis on the Effective Date will be issued to the Senior Discount Note Holders and held in an escrow account until the Second Anniversary Date. The Senior Discount Warrants will have a nominal exercise price and will be exercisable for the period commencing on the first business day after the Second Anniversary Date through and including December 31, 2008; provided, however:

(a) If DDi Capital elects to go 100% cash pay permanently and irrevocably on or prior to the Second Anniversary Date, then in such event, all of the Senior Discount Warrants shall be cancelled; or

(b) If DDi Capital has satisfied all of the indebtedness to the Senior Discount Note Holders on or prior to the Second Anniversary Date, then in such event, all claims to the Senior Discount Warrants shall be cancelled.

The Senior Discount Warrants will have anti-dilution protection, demand and piggyback registration rights, cashless exercise and other rights consistent with the Secured Lender Warrants; provided, however, that, notwithstanding the foregoing, in no event shall the Senior Discount Warrants or Common Stock issuable in respect thereof dilute the New Common Stock deliverable upon exercise of the Secured Lender Warrants; provided, further, that Reorganized DDi Corp. shall have no obligation pursuant to the Plan or any other arrangement to issue any of the Senior Discount Warrants after the Effective Date.

New Common Stock.

As of the Effective Date, Reorganized DDi Corp. will have 6,000,000 authorized shares of New Common Stock, of which 2,000,000 shares will be issued. Assuming the exercise of all New Warrants and Management Options granted to the management of Reorganized DDi Corp., 2,720,000 shares of New Common Stock would be issued and outstanding. All outstanding shares of New Common Stock will be fully paid and nonassessable.

(a) Voting Rights. Holders of New Common Stock will be entitled to one vote per share on the election of directors and all other matters submitted to a vote of shareholders. Shares of New Common Stock will not have cumulative voting rights.

(b) Board of Directors of Reorganized DDi Corp. Immediately following the Effective Date, the new Board of Directors (the “Board”) of Reorganized DDi Corp. shall consist of seven members, comprised as follows: (a) Bruce McMaster, (b) David Blair, (c) two Convertible Subordinated Note Holder designees (designated by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval and (d) three Convertible Subordinated Note Holder designees (selected by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval (designees will be selected from list to be developed in conjunction with Reorganized DDi Corp., the Ad Hoc Convertible Note Holder Committee and their respective advisors). Prior to or immediately the Effective Date of the Plan, Reorganized DDi Corp. shall use commercially reasonable efforts to provide to the Ad Hoc Convertible Note Holder Committee the names of at least three directors who meet the “independence” standards of the Securities and Exchange Commission and the Nasdaq National Market (whether or not Reorganized DDi Corp. or any of the securities of Reorganized DDi Corp. are subject to such standards). After the Effective Date of the Plan, and not less than annually thereafter, prior to any election by the stockholders or appointments by the Board (if there are not remaining at the time of any such appointment by the Board, two members of the Board who have been previously recommended as nominees by the Preferred Stock Representatives (as defined below)), two Holders of the New Preferred Stock (who initially will be Providence Capital, LLC and Tablerock Fund Management, LLC (the “Preferred Stock Representatives”), together, shall make reasonable recommendations in good faith (the “Designation Right”) to the Board (or more frequently in the event any such Holder transfers any of its shares of New Preferred Stock along with its Designation Right to an unaffiliated third party) with respect to two nominees, who shall be qualified and otherwise appropriate candidates for the Board in the event of an election by the stockholders and a number of nominees necessary to result in there being two acting members of the Board who have been recommended by such Preferred Stock Representatives in the event of an appointment by the Board. Such recommendation may be made by delivering notice thereof to Reorganized DDi Corp. within sixty (60) days after the written request by the Board of names for consideration (or more frequently in the event such Holder of New Preferred Stock and any transferee thereof each certify that such Holder of New Preferred Stock has transferred its shares of New Preferred Stock to such transferee). The Board shall submit a written request for names for consideration once a year (or more frequently in the event such Holder of New Preferred Stock and any transferee thereof each certify that such Holder of New Preferred Stock has transferred its shares of New Preferred Stock to such transferee). If at any time while the New Preferred Stock remains outstanding those nominees recommended by such Holders of the New Preferred Stock are not appointed by the Board to the Board (if the appointments are determined by the Board) or nominated by the Board or management of Reorganized DDi Corp. for election by the stockholders of Reorganized DDi Corp. to the Board, then as a remedy to the Holders of the New Preferred Stock, for breach of the Designation Right, the New Preferred Stock shall bear a dividend rate equal to 17% per annum effective retroactively to the date of issuance (until such time as two nominees recommended to the Board pursuant to the foregoing procedures are appointed or nominated, whereupon the dividend rate shall be decreased to 15% per annum commencing on the date of such complying appointments or nominations.) Notwithstanding the foregoing, if (i) any member of the Board who holds New Preferred Stock (or who is a stockholder, director, member, partner, employee or otherwise an affiliate of a person or entity who holds New Preferred Stock) (each, a “Preferred Stock Board Member”) votes against an appointment or nominee to the Board recommended by such Holders of New Preferred Stock (the “Recommended Board Member”) in accordance with the foregoing provisions, (ii) such Recommended Board Member is not appointed or nominated to the Board because one or more Preferred Stock Board Members votes against such Recommended Board Member and (iii) such Recommended Board Member would have been appointed or nominated to the Board had such Preferred Stock Board Member voted for such Recommended Board Member, then there shall be no increase in the dividend rate pursuant to the provisions of this section.

(c) Dividends. Holders of New Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of Reorganized DDi Corp., out of funds legally available therefor; provided that all dividends on any preferred stock which may be issued in the future must be fully paid or declared and set apart before any dividends can be paid or declared and set apart with respect to the New Common Stock.

(d) Priority. Upon liquidation, dissolution or winding-up of Reorganized DDi Corp., the Holders of New Common Stock will be entitled to share ratably in the assets of Reorganized DDi Corp. remaining after the payment of its obligations and liabilities and after payment of any liquidation preference due the Holders of any preferred stock.

(e) Pre-emptive Rights. Holders of New Common Stock will have no preemptive or other rights to subscribe for or purchase additional securities of Reorganized DDi Corp.

(f) In addition to the foregoing rights, the New Common Stock shall have such additional rights and restrictions as are customary for securities of this nature.

New Preferred Stock.

DDi Europe, a wholly owned non-debtor subsidiary of DDi Corp., will have 3,300,000 authorized shares of New Preferred Stock on the Effective Date of the Plan, of which 1,100,000 shares will be issued. The New Preferred Stock will include, inter alia, the following terms:

(a) Preference Right. The New Preferred Stock shall have a liquidation value of $15.0 per share (plus accrued and unpaid dividends thereon), for an aggregate liquidation preference of $16,500,000. The final governing documents will reflect a liquidation preference of British Pounds, based on a conversion rate of the BOS in effect on the fifth business day preceding the Effective Date of the Plan.

(b) Dividends. The New Preferred Stock shall accumulate dividends at the rate of 15% per annum, payable quarterly in arrears. Dividends will compound quarterly and accumulate to the extent not paid in cash. DDi Europe shall pay dividends on the New Preferred Stock in cash only (i) if not prohibited by existing financial arrangements or applicable law; and (ii) if DDi Europe will have at least £2.0 million in cash, as reflected upon its balance sheet prepared in accordance with U.K. GAAP, immediately following such dividend payment.

(c) Voting Rights. On the Effective Date, the Board of Directors of DDi Europe shall consist of seven directors, four of whom are the Preferred Stock Appointed

Directors. The New Preferred Stock shall have no other voting rights except as otherwise required by applicable law. The initial term, commencing on the Effective Date, of the New Preferred Stock Appointed Directors shall be two (2) years. For each subsequent board election when the New Preferred Stock is still outstanding, the Holders of the New Preferred Stock will designate the following number of board seats (which shall provide for a one (1) year term) based on the trailing twelve (12) month EBITDA at the time of the election:

EBITDA (in USD to be converted to GBP)	Number of Board Seats
EBITDA < $15 million	4
$15 million < EBITDA < $25 million	3
$25 million < EBITDA < $35 million	2
EBITDA > $35 million	1

(d) Priority. The New Preferred Stock shall be senior to all other classes and series of DDi Europe’s capital stock with respect to dividends and redemptions and upon liquidation.

(e) Optional Redemption. None.

(f) Mandatory Redemption. The New Preferred Stock shall be mandatorily redeemed by DDi Europe to the extent permitted by applicable law upon the later of (i) January 31, 2009; or (ii) repayment in full of all the obligations under the BOS Credit Facility, as amended from time to time (but not as to any extensions of the maturity date of the BOS Credit Facility).

(g)	New Preferred Stock Rights. The New Preferred Stock will have certain covenant rights (all of which shall be further subject to the limitations contained in the BOS Credit Facility) including:

(i) restrictions on the payment of dividends or redemption of any shares of DDi Europe (other than any dividends on or redemption of the New Preferred Stock);

(ii) limitations on the incurrence of additional indebtedness, except

•	indebtedness in the ordinary course of business (i.e. trade credit); and

•	purchase money indebtedness (i.e. capital lease obligations) in the ordinary course of business

(iii) restrictions on DDi Europe’s ability to amend its articles of association or bylaws to the extent that such amendments directly or indirectly affect the rights of the New Preferred Stock or its Holders, including without limitation, any amendment which would directly or indirectly authorize shares or the issuance of shares or other securities convertible into or exercisable for shares of DDi Europe ranking as regards participation in the profits or the assets of DDi Europe ahead of or pari passu with the New Preferred Stock; and

(iv) restrictions on any asset disposition, whether for value or not, without the prior written consent of a majority of the Holders of the New Preferred Stock except for an asset disposition which is made in the ordinary course of business and which involves only the sale of property that is either:

•	inventory held for sale or

•	equipment, fixtures, supplies or materials no longer required in the operation of the business of Reorganized DDi Corp. or is obsolete unless the asset disposition is made solely in exchange for cash consideration and the net cash proceeds therefrom are used to pay accrued cash dividends, in accordance with applicable law, to the Holders of the New Preferred Stock.

(h) Remedies. The remedy for certain breaches of the New Preferred Stock Rights described in subsection (g) above (following a reasonable cure period) shall be an increase in the dividend rate to 17% per annum (until any such breach is remedied or cured, in which case the dividend rate shall return immediately upon remedy or cure to 15% per annum ). Remedies for other breaches shall be limited only by applicable law. Remedies for failure to redeem or purchase the New Preferred Stock, whether or not permitted by law, in the event of a mandatory redemption or change of control based on the terms set forth below, shall be that the redemption (or repurchase or purchase) price, including all accrued and unpaid dividends, as well as all costs and expenses to collect the foregoing amounts shall become subordinated indebtedness of DDi Europe, payable on demand, subject to applicable law.

(i) Registration Rights. DDi Europe shall file, at DDi Europe’s expense, the New Preferred Stock Registration Rights Agreement, which shall become effective on or prior to the first anniversary of issuance. In addition, at any time that DDi Europe files a United States registration statement relating to equity, the Holders of the New Preferred

Stock shall be permitted the opportunity, on at least 20 days notice, to participate in such registration, subject to reasonable pro rata cutbacks based on advice of the lead underwriter participating in the subject transaction. DDi Europe may postpone for 120 days the filing or effectiveness of a registration statement if the Board of Directors determines that such registration would reasonably be expected to have an adverse effect on any proposal or plan of DDi Europe to engage in any acquisition of assets (other than in the ordinary course), merger, consolidation, public issuance of stock or debt, tender offer or similar transaction.

(j) Put Rights. Each Holder of the New Preferred Stock shall have the right to require DDi Europe or its successor in a Change of Control to purchase or repurchase all of such Holder’s investment in New Preferred Stock at a price equal to 107% (during the first year following the Effective Date of the Plan), 104% (during the second year following the Effective Date of the Plan) and 101% (thereafter) of the $16,500,000 aggregate liquidation preference thereof plus all accrued and unpaid dividends during a 20 business day period following notice of the consummation of a Change of Control of DDi Europe. A “Change of Control” with respect to DDi Europe will be deemed to occur if

(i) Reorganized DDi Corp. fails to control directly more than 50% of the voting stock of DDi Europe,

(ii) all or substantially all of the assets of DDi Europe are sold to another person (other than Reorganized DDi Corp. and/or any of its subsidiaries), or

(iii) there occurs a merger or consolidation of DDi Europe with or into another person (other than Reorganized DDi Corp. and/or any of its subsidiaries)

or the merger or another person (other than Reorganized DDi and/or its subsidiaries) with or into DDi Europe, or if the securities of DDi Europe that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of DDi Europe are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee.

New Senior Discount Notes

The Senior Discount Notes will be restructured pursuant to the New Senior Discount Note Indenture. The restructured Senior Discount Notes (the “New Senior Discount Notes”) will include, inter-alia, the following terms.

(a) Issuer. DDi Capital

(b) Indebtedness. $16,100,000 in aggregate principal amount, plus accrued and unpaid interest thereon.

(c) New Interest Rate. The New Senior Discount Notes shall bear interest at an annual rate of 16% which may be paid in-kind (“PIK”) instead of cash; provided, however, DDi Capital (and any other entities it owns on a consolidated basis) may elect to pay the interest in cash at an annual rate of 14%; provided, further, that interest payments must be paid in cash from and after the end of the fiscal quarter in which DDi Capital (and any entities it owns on a consolidated basis) achieves a leverage equal to or less than 2.5 to 1.0 times for the preceding twelve-month period. In addition, during any period prior to DDi Capital (and any entities it owns on a consolidated basis) achieving a leverage equal to or less than 2.5 to 1.0 times for the preceding twelve-month period, cash interest payments for such current period may only be paid to the Senior Discount Note Holders out of excess cash prior to any repayment of the Pre-Restructuring Bank Indebtedness, with any remaining excess cash payments being applied to repayment of the Pre-Restructuring Bank Indebtedness. Interest shall be paid-in-kind (or in cash, as applicable) quarterly. If the Company elects or is required to make any interest payment in cash, the entire interest payment for such semi-annual period shall be paid in cash.

(d) Maturity. January 1, 2009.

(e) Change of Control. The aggregate principal amount of the New Senior Discount Notes shall be due and payable upon the sale of Reorganized DDi Corp., DDi Capital or any of their respective subsidiaries.

(f) Guarantee. None.

(g) Anti-Layering Protection. The New Senior Discount Notes shall be entitled to customary anti-layering protection for securities of this type.

(h) Covenants. The New Senior Discount Note will have covenants customary for securities of this type. Any covenant limiting the payment of dividends will include an exception for payment of dividends by Reorganized DDi Corp. in order to permit the payment of up to a specified amount of corporate expenses related to its reporting and other obligations associated with being a public entity under the Securities Exchange Act of 1934 (the “‘34 Act”). In the event Reorganized DDi Corp. ceases to be a public entity under the ‘34 Act, the Senior Discount Note Holders will receive annual audited financial statements and a summary of quarterly unaudited financial statements for Reorganized DDi Corp. and any other financial information given to the Senior Debt Parties (i.e., monthly reports. etc.)

(i) Release. As a condition to the issuance of the New Senior Discount Notes, the Global Releases and Plan Injunction shall be have been approved by the Bankruptcy Court and shall be in the form set forth in the Plan.

(j) Other Terms & Conditions. At any time, DDi Capital will have the option to redeem 100% but not less than 100% of the New Senior Discount Notes at 100% of the principal amount plus accrued and unpaid interest.

Management Options.

On the Effective Date, Reorganized DDi Corp. will issue 100,000 shares of New Common Stock to the management of Reorganized DDi Corp. (“Management”) representing 5% of the outstanding New Common Stock on the Effective Date as more fully described below. In addition, Reorganized DDi Corp. will grant options to Management on the Effective Date. The equity in the form of New Common Stock (“Restricted Common Stock”) or options to acquire New Common Stock to be issued to Management shall be forfeitable under certain circumstances as described below.

(a) Equity Grant Date. One hundred percent of all Restricted Common Stock on the Effective Date of the Plan may be granted, subject to Mandatory Forfeiture (as defined below).

(b) Option Grant Date.

(i) Tranche A (Series A1-A4). Tranche A of the Management Incentive Plan will provide for options to purchase an aggregate of 12.5% of the New Common Stock of Reorganized DDi Corp. on the Effective Date (collectively, the “Tranche A Options”). Fifty percent (50%) of all Tranche A Options shall be granted on the Effective Date of the Plan and the remaining 50% of Tranche A Options shall be granted on the twelve (12) month anniversary of the Effective Date.

(ii) Tranche B. Tranche B of the Management Incentive Plan to provide for discretionary options to purchase an aggregate of 4% of the New Common Stock of Reorganized DDi Corp. on the Effective Date (the “Tranche B Options” and together with the Tranche A Options, the “Management Options”). The issuance of the Tranche B Options shall be in the discretion of the Compensation Committee of the Board of Reorganized DDi Corp., or CEO of Reorganized DDi Corp. under the CEO Exemption.

(c) Equity Vesting Schedule. Fifty percent of the Restricted Common Stock will vest immediately upon grant, 50% of the Restricted Common Stock will vest 12 months after the grant.

(d) Option Vesting Schedule.

(i) Tranche A (Series A1-A4). One-third of the Management Options will vest immediately upon grant,  1/3 of the Management Options will vest on the 18 month anniversary of the grant,  1/3 of the Management Options will vest on the 36 month anniversary of the grant.

(ii) Tranche B. One-third of the Management Options will vest immediately upon grant,  1/3 of the Management Options will vest on the 18 month anniversary of the grant,  1/3 of the Management Options will vest on the 36 month anniversary of the grant.

(e) Series A1 Management Options. The Series A1 Management Options represent 3 1/3% of the New Common Stock on a fully diluted basis on the Effective Date at a strike price of an implied total enterprise value of $110,000,000. The Series A1 Management Options have a 10-year term unless earlier exercised or forfeited.

(f) Series A2 Management Options. The Series A2 Management Options represent 3 1/3% of the New Common Stock on a fully diluted basis on the Effective Date at the following strike prices:

(i) First grant date. The Fair Market Value (as defined below) of the stock on the date of grant.

(ii) Second grant date. The greater of (a) the Fair Market Value of the New Common Stock on the date of grant and (b) the strike price on the first grant date. The Series A2 Management Options have a 10-year term unless earlier exercised or forfeited.

(g) Series A3 Management Options. The Series A3 Management Options represent 3 1/3% of the New Common Stock on a fully diluted basis on the Effective Date at the following strike prices:

(i) First date. 115% of the Fair Market Value of the New Common Stock on the date of grant.

(ii) Second grant date: The greater of (a) the Fair Market Value of the New Common Stock on the date of grant and (b) the strike price on the first grant date. The Series A3 Management Options have a 10-year term unless earlier exercised or forfeited.

(h) Series A4 Management Options. The Series A4 Management Options represent 2.5% of the New Common Stock on a fully diluted basis on the Effective Date at nominal strike price. The Series A4 Management Options may only be exercised on and after the Second Anniversary Date as follows:

(i) 0%, if the commitments outstanding on the Effective Date (including accrued and unpaid interest and accrued and unpaid PIK interest with respect thereto) of the Secured Lenders have not been permanently repaid by at least 50% of the aggregate amount of such commitments outstanding on the Effective Date;

(ii) 50%, if the commitments outstanding on the Effective Date (including accrued and unpaid interest and accrued and unpaid PIK interest with respect thereto) of the Secured Lenders have been permanently repaid by at least 50% but less than 100% of the aggregate amount of such commitments outstanding on the Effective Date;

(iii) 100%, if the commitments outstanding on the Effective Date plus all accrued and unpaid interest and accrued and unpaid PIK interest have been repaid in full to the Secured Lenders.

The Series A4 Management Options have a 5-year term unless earlier exercised or forfeited.

(k) Tranche B Management Options. The Tranche B Management Options represent 4% of the New Common Stock on the Effective Date at a strike price equal to the Fair Market Value of the New Common Stock. The Tranche B Management Options have a 10-year term unless earlier exercised or forfeited.

(l) Mandatory Forfeiture. All unvested grants of Management Options and Restricted Common Stock will be subject to Mandatory Forfeiture by the Holder, if the Holder’s employment is terminated by Reorganized DDi Corp. for Cause, or the Holder voluntarily leaves Reorganized DDi Corp. without Good Reason (as defined below) prior to the 36 month anniversary of the grant. Any forfeited grants shall be made available for redistribution at the discretion of the Compensation Committee of the reorganized Board of Reorganized DDi Corp.

(m) Vesting upon Change of Control. If a Change of Control results from a cash-for-stock transaction, there shall be full acceleration of unvested Management Options and unvested Restricted Common Stock.

If the Change of Control results from a stock-for-stock transaction, there shall be no acceleration of the vesting of unvested Management Options or unvested Restricted Common Stock and unvested Management Options and unvested Restricted Common Stock will be converted into unvested Management Options and unvested Restricted Common Stock of the merged enterprise.

If the Change of Control results from a combination of stock and cash transaction, then the vesting of unvested Management Options and unvested Restricted Common Stock will accelerate a pro rata (based on amount stock and cash portions of consideration) and will be converted into pro rata amount of unvested Management Options and unvested Restricted Common Stock of the merged enterprise.

If, following a Change of Control, (i) a Holder’s employment is terminated by Reorganized DDi Corp. or the successor to Reorganized DDi Corp. for Cause, or the Holder voluntarily leaves the successor to Reorganized DDi Corp. without Good Reason within one year following the Effective Date of the Change of Control, then all of such Holder’s unvested Management Options and unvested Restricted Common Stock shall be forfeited upon such termination and/or leave or (ii) a Holder’s employment is terminated by Reorganized DDi Corp. or the successor to Reorganized DDi Corp. without Cause, or the Holder voluntarily leaves Reorganized DDi Corp. or the successor to Reorganized

DDi Corp. with Good Reason within two years following the effective date of the Change of Control, then all of such Holder’s unvested Management Options and unvested Restricted Common Stock shall immediately vest upon such termination or leave.

(n) Other Terms.

(i) Registration Rights: Concurrently with or subsequent to the effectiveness of an equity registration statement filed by Reorganized DDi Corp. for the benefit of the former Convertible Subordinated Note Holders and the Secured Lenders who are then Holders of New Common Stock and/or the Secured Lender Warrants after the Effective Date of the Plan, Reorganized DDi Corp. shall file an S-8 registration statement for the registration of the Management Options and Restricted Common Stock.

(ii) Holders of Management Options and Restricted Common Stock shall be entitled to antidilution protection for Reorganized DDi Corp. stock dividends and stock splits only.

(o) Definitions:

(i) “Cause” shall mean a Management Holder’s (A) indictment or conviction of any felony (it being understood that if such Management Holder is not convicted of a felony within two (2) years of indictment (or later if any state or federal agency is actively prosecuting such felony), such Holder’s Management Options shall be reinstated), (B) fraud, misappropriation, or embezzlement that would warrant termination from Reorganized DDi Corp. or its subsidiaries based upon the existing policies of Reorganized DDi Corp. and its subsidiaries then in effect, (C) failure or refusal, after reasonable notice, to perform the material duties of such person’s office, (D) drug or alcohol abuse that would warrant termination from Reorganized DDi Corp. or its subsidiaries based upon the existing policies of Reorganized DDi Corp. and its subsidiaries then in effect, (E) any willful misconduct or willful acts that materially impair the assets of operations of Reorganized DDi Corp. and its subsidiaries, taken as a whole, (F) acts of discrimination or sexual harassment that would warrant termination from Reorganized DDi Corp. or its subsidiaries based upon the existing policies of Reorganized DDi Corp. and its subsidiaries then in effect, (G) public statements disparaging Reorganized DDi Corp. that are likely to cause material damage to Reorganized DDi Corp. and its subsidiaries, taken as a whole.

(ii) “Fair Market Value” shall mean: (A) if the New Common Stock is listed on any national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market, the weighted average of the closing sales price of the New Common Stock on such exchange or market on the five (5) trading days immediately preceding the date of grant; or (B) otherwise, the fair market value as determined by the Board of Reorganized DDi Corp., which determination shall be subject to approval by the Required Lenders; provided, that should the Required Lenders not approve the determination of Fair Market Value pursuant to this clause (B), any dispute with regard to such valuation determinations shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders.

(iii) “Good Reason” means termination of employment by a Management Holder if (A) (x) such Management Holder’s annual base salary is materially reduced without Cause (unless there is a reduction in the base salary of substantially all comparably positioned employees or unless such Management Holder consents) or (y) the requirements of such person’s job materially and adversely are changed without Cause and without such Management Holder’s consent (including, without limitation, the relocation of the Management Holder’s place of employment to a location beyond 75 miles of his or her then current place of employment) and (B) such Management Holder terminates his position within 90 days of either (A)(x) or (A)(y) and states that the purpose for such termination is the events stated in (A)(x) or (A)(y).

(iv) “Change of Control” will be considered to have occurred if (A) any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of Reorganized DDi Corp. (for the purposes of this clause, such person shall be deemed to beneficially own any voting stock of a person held by any other person (the “parent entity”), if such person is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of such parent entity) or such person or group has the power, directly or indirectly, to elect a majority of the members of the Board of Reorganized DDi Corp.; (B) the sale of all or substantially all the assets of Reorganized DDi Corp. to another person, or, the merger or consolidation of Reorganized DDi Corp. with or into another person or the merger of another person with or into Reorganized DDi Corp., or if the securities of Reorganized DDi Corp. that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of Reorganized DDi Corp. are changed into or exchanged for cash, securities, or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee; or (C) Reorganized DDi Corp. is dissolved or liquidated.

6.	Cancellation of Existing Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan (including, without limitation, the DDi Capital Guarantee and Pledge), (a) all existing Equity Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, including, without limitation, the Existing DDi Corp. Common Stock, any existing warrants or vested or unvested options to purchase Equity Interests in DDi Corp., the Convertible Subordinated Note Indentures, and the Convertible Subordinated Notes, the Existing Senior Discount Note Indenture and the Senior Discount Notes will be cancelled, (b) the Pre-Restructuring Loan Documents, including but not limited to the DDi Capital Guarantee and Pledge will be modified, exchanged and restated as provided in the Restructuring Loan Documents, and (c) the obligations of, Claims against, and/or Equity Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing existing Equity Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be, including, without limitation, the Existing DDi Corp. Common Stock, the Convertible Subordinated Note Indentures, the Convertible Subordinated Notes, the Existing Senior Discount Note Indenture and the Senior Discount Notes, will be released and discharged.

7.	Treatment of the Senior Debt Parties Under the Pre-Restructuring Loan Documents

On the Effective Date, the aggregate outstanding principal amount of indebtedness and the face amount of letters of credit under the Pre-Restructuring Loan Documents in the amount of $72,892,916.17 and any fees and interest accrued and unpaid thereon will be restructured, exchanged and repaid pursuant to the Restructuring Loan Documents and all the rights of the Senior Debt Parties under the Pre-Restructuring Loan Documents shall be modified, exchanged and restated as provided in the Restructuring Loan Documents. On the Effective Date, DDi Corp. shall execute and deliver (i) the New DDi Corp. Guarantee and Pledge Agreement and deliver 100% of the common stock of DDi Intermediate to the Administrative Agent as Collateral pursuant thereto, (ii) the Secured Lender Warrant Agreement and shall issue the Secured Lender Warrants to the Secured Lenders pursuant thereto, (iii) the New Common Stock Registration Rights Agreement and (iv) the Secured Lender Warrant Escrow Agreement. On the Effective Date, DDi Intermediate shall pledge 100% of the common stock of DDi Capital to the Administrative Agent as Collateral. The New DDi Corp. Guarantee and Pledge Agreement and the Secured Lender Warrant Agreement shall be in the form attached to the Plan Documentary Supplement as an Exhibit.

8.	Treatment of the Senior Discount Note Holders

On the Effective Date, the aggregate outstanding principal amount of the Senior Discount Notes and the fees and interest accrued and unpaid thereon as of the Petition Date will be restructured and repaid pursuant to the New Senior Discount Note Indenture and all the rights of the Senior Discount Note Holders under the Existing Senior Discount Note Indenture shall be extinguished.

9.	Funding of the Plan

All Cash necessary for the Debtors to pay their obligations under the Plan shall be obtained by the Debtors from their domestic subsidiaries; provided, however, that: (a) this section III.F.9 shall not create or vest in any creditor, claimant or Holder any claim against such subsidiaries; (b) the Debtors shall have the exclusive right to collect the Cash from their subsidiaries; (c) this section III.F.9 shall not create, or be interpreted or construed to create, any liability of any such subsidiaries to any person or entity other than the Debtors; and (d) the Debtors’ rights under this section III.F.9 shall not be enforceable to the extent that they would cause a breach of the Restructuring Loan Documents or Budget and Funding Agreement. The parties to the Budget and Funding Agreement can, if necessary, agree to amend the final Budget as defined in the Budget and Funding Agreement to ensure that the Debtors have sufficient Cash to meet their obligations under this Plan.

10.	Revesting of Assets

Except as otherwise specifically provided in the Plan, on the Effective Date, all property of the Estates of the Debtors (including all rights of action held by such Estates, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors whose Estates owned such property or interest in property immediately prior to the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Equity Interests of Creditors and equity security Holders. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Equity Interests without the supervision of, or any authorization from, the Bankruptcy Court or the United States Trustee, and free of any restriction of the Bankruptcy Code or

Bankruptcy rules, other than those restrictions specifically provided for in the Plan or the Confirmation Order. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, Liens, encumbrances, and other interests of creditors and Holders of Equity Interests, except as otherwise expressly provided herein.

G.	CONFIRMATION AND EFFECTIVENESS OF THE PLAN

1.	Condition Precedent to Confirmation

The conditions precedent to Confirmation of the Plan shall include, without limitation, the following:

(a) The Confirmation Order shall be in form and substance satisfactory to the Debtors, the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders.

(b) The aggregate amount of (a) the Administrative Claims (exclusive of post-Petition Date trade payables incurred in the ordinary course of business); (b) the Allowed and Disputed Priority Claims as of the Claims Bar Date; and (c) the Allowed and Disputed Tax Claims as of the Claims Bar Date will not exceed [$3,000,000];

(c) The aggregate amount of Allowed Class 4 Claims will not exceed [$1,000,000].

2.	Conditions Precedent to Consummation

It shall be a condition to Consummation of the Plan that the followi`ng conditions shall have been satisfied or waived pursuant to the provisions contained herein:

(a) the Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance satisfactory to the Reorganized Debtors, the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders, and shall provide, inter alia, that:

(i) the Debtors, the Reorganized Debtors and DDi Europe are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

(ii) the provisions of the Confirmation Order are non-severable and mutually dependent;

(iii) the Global Releases and the Plan Injunction are approved;

(iv) the Reorganized Debtors or DDi Europe, as the case many be, are authorized to issue the New Preferred Stock, the New Common Stock, New Warrants, the Management Options and New DDi Corp. Guarantee and Pledge Agreement; and

(v) the New Preferred Stock, New Common Stock, and New Warrants issued under the Plan in exchange for Claims against and Equity Interests in the Debtors are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Preferred Stock, New Common Stock and New Warrants are “underwriters,” as that term is defined in section 1145 of the Bankruptcy Code.

(b) the following agreements, in form and substance satisfactory to the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders shall have been tendered for delivery and all conditions precedent thereto shall have been satisfied:

(i) the Amended and Restated DDi Corp. Certificate of Incorporation, the Amended and Restated DDi Corp. Bylaws and the Amended and Restated Articles of Association of DDi Europe;

(ii) the Secured Lender Warrant Agreement, the Senior Discount Warrant Agreement and all similar documents provided for therein or contemplated thereby;

(iii) Registration Rights Agreements; and

(iv) the New DDi Corp. Guarantee and Pledge Agreement.

(c) The execution of the Restructuring Loan Documents by the appropriate parties;

(d) The execution of the New Senior Discount Note Indenture by the appropriate parties;

(e) all actions, documents and agreements contemplated by, or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents necessary for consummation of the Plan shall have been duly and validly executed and delivered by the parties thereto and all conditions of their effectiveness shall have been satisfied or waived; and

(f) the new Board for each of the Reorganized Debtors shall have been appointed.

3.	Waiver of Conditions

The conditions set forth in sections 13.1 and 13.2 of the Plan may be waived with the consent of each of the Required Lenders, the Ad Hoc Committees and the Debtors, at

any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

4.	Effect of Non-occurrence of Conditions to Consummation

If the consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (b) prejudice in any manner the rights of the Debtors or (c) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

H.	EFFECT OF PLAN CONFIRMATION

1.	Subordination

The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

2.	Good Faith Finding

Confirmation of the Plan shall constitute a finding that (a) the Plan has been proposed in good faith and in compliance with all applicable provisions of the

Bankruptcy Code and (b) the solicitation of acceptances of rejections of the Plan by all Persons (except as set forth below) and the offer, issuance, sale, or purchase of a security offered or sold under the Plan has been in good faith and in compliance with all applicable provisions of the Bankruptcy Code. Nevertheless, this provision will have no effect on liability for any act or omission of the Debtors, the non-debtor affiliates, each of the officers, directors and advisors of the Debtors and the non-debtor affiliates to the extent that such act or omission is ultra vires or constitutes actual fraud.

3.	Exculpation

Except as otherwise specifically provided in the Plan, the Debtors, the non-debtor affiliates, each of the officers, directors, advisors and attorneys of the Debtors and the non-debtor affiliates acting in such capacity and each and all of the Released Parties shall neither have nor incur any liability to any Person for any and all Claims and Causes of Action arising from or related to in any way, the Released Claims. Notwithstanding any other provision of this Plan, no Holder, or other party in interest, none of their respective members, officers, directors, agents, employees, representatives, financial advisors, attorneys, partners, representatives or affiliates, and no successors or assigns of the foregoing, shall have any Claims or Causes of Action against the Debtors, the Reorganized Debtors, the non-debtor affiliates, each of the officers, directors, advisors and attorneys of the Debtors and the non-debtor affiliates acting in such capacity or any of the Released Parties, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the Restructuring, the pursuit of confirmation of the Plan, the consummation of the Plan, the consummation of the Restructuring, the administration of the Plan or the property to be distributed under the Plan.

4.	Debtor’s Releases and Injunction.

(a) Release. On the Confirmation Date (but subject to the occurrence of the Effective Date), each of the Debtors, their non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries acting in such capacity, shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties from any and all of the Released Claims and any and all Claims and Causes of Action arising from or related in any way to the Released Claims.

(b) Injunction. On the Confirmation Date (but subject to the occurrence of the Effective Date), each of the Debtors, their non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries acting in such capacity, shall conclusively, absolutely, unconditionally, irrevocably and forever be permanently enjoined from:

(i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind in respect of a Released Claim against any and all Released Parties or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iv) asserting any set-off, right of subrogation or recoupment of any kind in respect of a Released Claim, directly or indirectly against any obligation due to any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors; and

(v) prosecuting or attempting to prosecute any and all Claims and Causes of Action arising from or related in any way to the Released Claims which they have or may have against any and all of the Released Parties.

5.	Other Releases and Injunction.

(a) Release. On the Confirmation Date (but subject to the occurrence of the Effective Date), each Person and Entity, other than the Debtors, their non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries acting in such capacity, that votes to accept the Plan and/or does not file an objection to the entry of the Confirmation Order and/or receives consideration under the Plan, shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released

Parties from any and all of the Released Claims and any and all Claims and Causes of Action arising from or related in any way to the Released Claims.

(b) Injunction. On the Confirmation Date (but subject to the occurrence of the Effective Date), each Person and Entity, other than the Debtors, their non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries acting in such capacity, that votes to accept the Plan and/or does not file an objection to the entry of the Confirmation Order and/or receives consideration under the Plan, shall conclusively, absolutely, unconditionally, irrevocably and forever be permanently enjoined from:

(i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind in respect of a Released Claim against any and all Released Parties or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iv) asserting any set-off, right of subrogation or recoupment of any kind in respect of a Released Claim, directly or indirectly against any obligation due to any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors; and

(v) prosecuting or attempting to prosecute any and all Claims and Causes of Action arising from or related in any way to the Released Claims which they have or may have against any and all of the Released Parties.

6.	Preservation of Rights of Action

Except as otherwise provided herein or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity without the approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

7.	Discharge of Claims and Termination of Equity Interests

Except as otherwise specifically provided in the Plan or in the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, the distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all Claims, whether known or unknown, against liabilities of, Liens on, obligations of, rights against and Equity Interests in the Debtors, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights and Equity Interests, including but not limited to, Claims and Equity Interests that arose before the Effective Date, including all debts of the kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt or Equity Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim of Equity Interest based upon such Claim, debt, right or Equity Interest is allowed under section 502 of the Bankruptcy Code, or (c) the Holder of such a Claim, right, or Equity Interest accepted the Plan. The Confirmation Order shall constitute a determination of the discharge of all of the Claims against and Equity Interests in the Debtors, subject to the occurrence of the Effective Date.

I.	SUMMARY OF OTHER PROVISIONS OF THE PLAN

1.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

2.	Effectuating Documents, Further Transactions and Corporation Action

Each of the Debtors and the Reorganized Debtors are authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the notes and securities issued pursuant to the Plan.

Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the shareholders or directors of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the State of Delaware or California without any requirement of further action by the shareholders or directors of the Debtors or the Reorganized Debtors.

3.	Retention of Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings arising from, or relating to, the Cases pursuant to section 1142 of the Bankruptcy Code and 28 U.S.C. § 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out; provided, however, the Bankruptcy Court shall not have nor retain jurisdiction over any of the Restructuring Loan Documents (except the Restructuring Loan Documents being filed as Plan Documents). Without limiting the generality of the foregoing the Bankruptcy Court shall retain jurisdiction for the following purposes:

(a) to hear and determine any and all objections to the allowance, or requests for estimation, of Claims or the establishment of reserves pending the resolution of Disputed Claims;

(b) to consider an act on the compromise and settlement of any Claim against, or cause of action on behalf of, any Debtor or any Estate;

(c) to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtors’ assets wherever located;

(d) to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;

(e) to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan or any other matters to be resolved by the Bankruptcy Court under the terms of the Plan;

(f) to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to any Debtor arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(g) to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;

(h) to effectuate distributions under and performance of the provisions of the Plan;

(i) to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

(j) to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, including any of the Plan Documents, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

(k) to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

(l) to enforce all order, judgments, injunctions and exculpations issued or entered in connection with the Cases or the Plan;

(m) to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(n) to determine any other matter not inconsistent with the Bankruptcy Code; and

(o) to issue a final decree closing the Chapter 11 Cases.

4.	Revocation, Withdrawal or Non-consummation

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), and any document or agreement executed pursuant to the Plan, shall be deemed null and void, (c) the obligations of the Consenting Lenders under the RSA shall terminate and be of no further force and effect, (d) the obligations of the Consenting Subordinated Note Holders under the PSA and the Consenting Senior Discount Note Holders under the SDNPSA shall terminate and be of no further force and effect, and (e) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

5.	Section 1145 Exemption

Pursuant to section 1145(a) of the Bankruptcy Code, the offer, issuance, transfer or exchange of any security under the Plan, or the making or delivery of an offering memorandum or other instrument of offer or transfer under this Plan, shall be exempt from section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security.

6.	Amendment or Modification of Plan

Subject to the limitations contained in the Plan, the PSA, the RSA and the SDNPSA, (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan, with the prior written consent of the Co-Sponsors and the Required Lenders, prior to the entry of the Confirmation Order and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may, upon order of the Bankruptcy Court, may amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan, with the consent of the Co-Sponsors and the Required Lenders, in such manner as may be necessary to carry out the purpose and intent of the Plan.

7.	Dissolution of Creditors Committee

Upon the entry of an order or final decree concluding the Chapter 11 Cases, any official committee of creditors appointed pursuant to order of the Bankruptcy Court shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

8.	Payment of Statutory Fees

All quarterly fees due and payable to the Office of the United States Trustee pursuant to section 1930(a)(6) of Title 28 of the United States Code shall be paid in full on or before the Effective Date, or, to the extent such quarterly fees are disputed, an adequate reserve shall have been established and set aside for payment in full thereof, as required by section 1129(a)(12) of the Bankruptcy Code. Each Reorganized Debtor shall remain responsible for timely payment of its respective quarterly fees due and payable after the Effective Date and until such Reorganized Debtor’s Case is closed, to the extent required by section 1930(a)(6) of Title 28 of the United States Code.

IV.

VOTING AND CONFIRMATION PROCEDURE

The following is a brief summary regarding the acceptance and confirmation of the Plan. Holders of Claims and Equity Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys. Additional information regarding voting procedures is set forth in the Notice accompanying this Disclosure Statement.

A.	VOTING INSTRUCTIONS

This Disclosure Statement, accompanied by a Ballot to be used for voting on the Plan, is being distributed to Holders of Claims and Equity Interests in Classes 5, 6a, 6b and 7. Only Holders in these Classes are entitled to vote to accept or reject the Plan and may do so by completing the Ballot and returning it in the envelope provided. Beneficial owners who receive a return envelope addressed to their Master Ballot Agent should allow enough time for their vote to be received by the Master Ballot Agent and processed on a Master Ballot. In light of the benefits of the Plan for each Class of Claims and Equity Interests, the Debtors recommend that Holders of Claims and Equity Interests in each of the Impaired Classes vote to accept the Plan and return the Ballot.

BALLOTS AND MASTER BALLOTS CAST BY HOLDERS IN CLASSES 5, 6a, 6b AND 7 MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE.

THE	SOLICITATION	AGENT	IS:

BMC

1330 East Franklin Avenue

El Segundo, CA 90245

Attn.: DDi Solicitation Agent

IF YOU HAVE ANY QUESTIONS ON VOTING PROCEDURES, PLEASE CALL THE SOLICITATION AGENT AT (888) 909-9100.

BALLOTS ARE ACCOMPANIED BY RETURN ENVELOPES WHENEVER POSSIBLE. IF YOUR RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE (I.E., AN INTERMEDIARY), PLEASE ALLOW ADDITIONAL TIME FOR YOUR VOTE TO BE PROCESSED BY THE NOMINEE AND VOTED ON A MASTER BALLOT. IF YOU HAVE A QUESTION CONCERNING THE VOTING PROCEDURE, CONTACT THE APPLICABLE INTERMEDIARY OR THE SOLICITATION AGENT. ANY BALLOT, OR MASTER BALLOT VOTED BY YOUR NOMINEE ON YOUR BEHALF, RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED.

ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM OR INTEREST OR ANY COMBINATION OF BALLOTS REPRESENTING CLAIMS OR INTERESTS IN THE SAME CLASS OR SUBCLASS HELD BY THE SAME BENEFICIAL HOLDER BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL BE DEEMED AN ACCEPTANCE OF THE PLAN.

For all Holders:

By signing and returning a Ballot, each Holder of a Class 5, 6a, 6b Claim or Class 7 Equity Interest will also be certifying to the Bankruptcy Court and the Debtors that, among other things,

•	such Holder has received and reviewed a copy of the Disclosure Statement and related Ballot and/or Master Ballot and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein including the Releases and Injunction provisions;

•	such Holder has cast the same vote on every Ballot completed by such Holder with respect to Holdings of such Class of Claims or Equity Interests;

•	no other Ballots with respect to such Class of Claims or Equity Interests have been cast or, if any other Ballots have been cast with respect to such Class of Claims or Equity Interests, such earlier Ballots are thereby revoked;

•	the Debtors have made available to such Holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such Holder; and

•	except for information provided by the Debtors in writing, and by its own agents, such Holder has not relied on any statements made or other information received from any person with respect to the Plan.

By signing and returning a Ballot, each Holder of a Class 5, 6a or 6b Claim or Class 7 Equity Interest also acknowledges that the securities being distributed pursuant to the Plan are not being distributed pursuant to a registration statement filed with the Securities and Exchange Commission or with any securities authority outside of the United States and represents that any such securities will be acquired for its own account and not with a view to any distribution of such securities in violation of the Securities Act. It is expected that when issued pursuant to the Plan, such securities will be exempt from the registration requirements of the Securities Act by virtue of section 1145 of the Bankruptcy Code and may be resold by the Holders thereof subject to the provisions of section 1145 of the Bankruptcy Code.

B.	VOTING TABULATION

In tabulating votes, the Solicitation Agent shall use the following hierarchy to determine the Claim amount associated with a creditor’s vote: (1) the Claim amount established by Bankruptcy Court order; (2) the Claim amount contained on an unobjected to Proof of Claim, which has been timely filed with the court (or otherwise deemed timely filed with the court under applicable law); (3) the Claim amount contained on an unobjected to Ballot; (4) the Claim amount listed in the Debtors’ Schedules, provided, however, that any such claim is not scheduled as contingent, disputed or unliquidated; and (5) in the absence of any of the foregoing, zero. The Claim amount established through this process controls for voting purposes only and does not constitute the Allowed amount of any Claim. Further, the designation of a Claim as disputed, contingent or unliquidated on the Debtors’ Schedules will not, in and of itself, be used to disqualify any vote.

To ensure that its vote is counted, each Holder of a Claim or Equity Interest must (a) complete a Ballot, (b) indicate the Holder’s decision either to accept or reject the Plan in the boxes provided in the Ballot and (c) sign and return the Ballot to the address set forth in the Ballot or on the enclosed prepaid envelope (if included). The Ballot may also contain other boxes which the Holder may check to indicate its agreement, or disagreement, or choice as to certain allocations the Holder may make under the Plan.

The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan, to determine the alleged amount of a beneficial Holder’s Claim or Equity Interest and, if applicable, to make elections pursuant to the Plan. Accordingly, at the time the Ballot is transmitted, Holders of Senior Discount Notes, Convertible Subordinated Notes and Existing DDi Corp. Common Stock should not surrender certificates or instruments representing or evidencing their Claims or Equity Interests. Neither the Debtors nor the Solicitation Agent will accept delivery of such certificates or instruments surrendered together with a Ballot. The remittance of certificates, instruments or other documents representing or evidencing their Claims for exchange pursuant to the Plan may only be made by a Holder and will not be accepted unless certificates or instruments representing Claims or Equity Interests (in proper form for transfer) are delivered together with a letter of transmittal that will be furnished as provided under the Plan or as notified following confirmation of the Plan by the Bankruptcy Court.

The Ballot does not constitute, and shall not be deemed to be, a Proof of Claim or Equity Interest or an assertion or admission of a Claim or Equity Interest. If a creditor casts a Ballot and (a) the Creditor has not timely filed a proof of Claim (or has otherwise had such a proof of Claim deemed timely filed by the Bankruptcy Court under applicable law) and is listed on the Debtors’ Schedules as holding a Claim that is contingent, unliquidated or disputed or (b) the Creditor has filed a proof of Claim and such Claim is the subject of an objection filed before the commencement of the Confirmation Hearing, such Creditor’s Ballot shall not be counted in accordance with Fed. R. Bankr. P. 3018, unless temporarily allowed by the Bankruptcy Court for voting purposes, pursuant to Fed. R. Bankr. P. 3018(a), after notice and a hearing prior to the Voting Deadline. If any creditor seeks to challenge the disallowance of its Claim for voting purposes in accordance with the Tabulation Rules, the Debtors propose that such Claimant be required to file a motion, pursuant to Bankruptcy Rule 3018(a), for an order temporarily allowing such Claim in a different amount or classification for purposes of voting to accept or reject the Plan (a “Rule 3018 Motion”) and serve such motion on parties in interest so that it is received no more than ten days after the later of (a) the date of service of the Solicitation Packages or (b) the date of service of a notice of an objection, if any, to the underlying Claim. In accordance with Bankruptcy Rule 3018, the Debtors further propose that any Ballot submitted by a creditor that files a Rule 3018 Motion will be counted solely in accordance with the Debtors’ proposed Tabulation Rules and the other applicable provisions contained herein unless and until the underlying Claim is temporarily allowed by the Court for voting purposes in a different amount, after notice and a hearing.

Ballots cast by Creditors whose Claims are not listed on the Debtors’ Schedules, but who timely file Proofs of Claim in unliquidated or unknown amounts that are not the subject of an objection filed before the commencement of the Confirmation Hearing, will be counted for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code, but will not be counted toward satisfying the aggregate dollar amount provisions of that section. If the Debtors file an objection to a Proof of Claim after the Voting Deadline, such Claim shall not be counted for voting purposes, unless temporarily allowed by the Bankruptcy Court for voting purposes pursuant to Fed. R. Bankr. P. 3018(a) after notice and a hearing.

If a Holder holds Claims for which a proof of Claim has been timely filed but not yet reconciled by the Debtors, if such Claim is (i) marked as contingent, unliquidated or undisputed on its face; (ii) listed as contingent, unliquidated or undisputed in the Schedules, either in whole or part; or (iii) is not listed in the Schedules, such Claim will be disallowed for voting purposes.

Any Ballot representing Claims or Equity Interests in the same class or subclass held by the same beneficial holder but which does not indicate an acceptance or rejection of the Plan or which indicates both an acceptance and a rejection of the Plan shall be deemed an acceptance of the Plan.

If a Holder holds Claims or Equity Interests in more than one Class under the Plan, the Holder may receive more than one Ballot coded for each Class of Claims or Equity Interests held by such Holder.

Except to the extent the Debtors so determine or as permitted by the Bankruptcy Court, Ballots received after the Voting Deadline will not be accepted or counted by the Debtors in connection with the Debtors’ request for confirmation of the Plan. The method of delivery of Ballots to be sent to the Solicitation Agent is at the election and risk of each Holder of a Claim or Equity Interest. Except as otherwise provided herein, such delivery will be deemed made only when the original executed Ballot is actually received by the Solicitation Agent. In all cases, sufficient time should be allowed to assure timely delivery. Delivery of a Ballot by facsimile, e-mail or any other electronic means will not be accepted. No Ballot should be sent to any of the

Debtors, the 5 1/4% Trustee, the 6 1/4% Trustee, the Senior Discount Trustee or Debtors’ financial or legal advisors. The Debtors expressly reserve the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code). If the Debtors make a material change in the terms of the Plan or if they waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation, in each case to the extent required by law.

If multiple Ballots are received from an individual Holder of Claims or Equity Interests with respect to the same Claims or Equity Interests prior to the Voting Deadline, the last Ballot timely received will supersede and revoke any earlier received Ballot. Creditors must vote all of their Allowed Claims within a particular Class either to accept or reject the Plan and may not split their vote. Accordingly, a Ballot that primarily rejects and partially accepts the Plan will not be counted.

If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit evidence satisfactory to the Debtors to so act on behalf of a beneficial interest Holder.

In the event a designation is requested under section 1126(e) of the Bankruptcy Code, any vote to accept or reject the Plan cast with respect to such Claim or Equity Interest will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

Any Holder of Impaired Claims or Equity Interests who has delivered a valid Ballot voting on the Plan may withdraw such vote solely in accordance with Rule 3018(a) of the Federal Rules of Bankruptcy Procedure.

Subject to any contrary order of the Bankruptcy Court, the Debtors reserve the absolute right to reject any and all Ballots not proper in form, the acceptance of which would, in the opinion of the Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code. Subject to contrary order of the Bankruptcy Court, the Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot unless otherwise directed by the Bankruptcy Court. The Debtors’ interpretation of the terms and conditions of the Plan (including the Ballot and the Voting Instructions), unless otherwise directed by the Bankruptcy Court, shall be final and binding on all parties. Unless waived or as ordered by the Bankruptcy Court, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will not be counted.

C.	VOTING PROCEDURES

The Record Date for determining which creditors are entitled to receive a Solicitation Package and to vote on the Plan is September 30, 2003. The 5¼% Trustee,

the 6¼% Trustee and the Senior Discount Trustee may submit a master ballot under their respective indentures. Holders must submit their own Ballots.

1.	Beneficial Holders

Any Beneficial Holder of Convertible Subordinated Notes, Senior Discount Notes and Existing DDi Corp. Common Stock holding as a record Holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Solicitation Agent at the address set forth above, on or before the Voting Deadline. To ensure sufficient time to summarize the votes of their respective Beneficial Owners, the deadline for returning the Ballot to the Master Ballot Agent will be five (5) days before the Voting Deadline. Any Beneficial Holder of Convertible Subordinated Notes, Senior Discount Notes or Existing DDi Corp. Common Stock who holds in “street name” through a Master Ballot Agent should vote on the Plan either (a) if the Master Ballot Agent has provided a prevalidated Ballot, by completing and signing the prevalidated Ballot and returning it directly to the Solicitation Agent or (b) by promptly completing and signing the Ballot and returning it to the Master Ballot Agent in sufficient time to allow the Master Ballot Agent to process the Ballot and return a Master Ballot to the Solicitation Agent by the Voting Deadline. Any Ballot delivered to a Master Ballot Agent by a Beneficial Holder will not be counted for purposes of accepting or rejecting the Plan until such Master Ballot Agent properly completes and delivers to the Solicitation Agent a Master Ballot that reflects the vote of the Beneficial Holder.

If a Beneficial Holder holds the Convertible Subordinated Notes, Senior Discount Notes or Existing DDi Corp. Common Stock through more than one Master Ballot Agent, that Beneficial Holder may receive more than one Ballot. Each such Beneficial Holder should execute a separate Ballot for each block of Convertible Notes, Senior Discount Notes or Existing DDi Corp. Common Stock that it holds through any one Master Ballot Agent and return the Ballot to the applicable Master Ballot Agent holding that block of the Convertible Subordinated Notes, Senior Discount Notes or Existing DDi Corp. Common Stock in record name. A Beneficial Holder holding that block of the Convertible Subordinated Notes, Senior Discount Notes or Existing DDi Corp. Common Stock through a Master Ballot Agent and another portion in its own name as the record Holder should follow the procedures described in the second sentence of the preceding paragraph to vote the portion held by the Master Ballot Agent or Master Ballot Agents.

2.	Master Ballot Agents

Because of the complexity and difficulty associated with reaching beneficial owners of publicly traded securities, many of which hold their securities in brokerage accounts and through several layers of ownership, the Debtors are distributing a Ballot (a) to each record Holder of the Convertible Subordinated Notes and the Senior Discount Notes held in registered form and Existing DDi Corp. Common Stock as of the Record Date (as discussed in section IV.C.1 above) and (b) an appropriate number of copies to each bank or brokerage firm (or the agent or other Master Ballot Agent therefor) identified by the respective indenture trustee as an entity through which beneficial owners hold the Convertible Subordinated Notes, Senior Discount Notes and Existing DDi Corp. Common Stock. Each Master Ballot Agent will be requested to immediately distribute a copy of this Disclosure Statement and accompanying materials including the Ballots to all Beneficial Holders for which it holds the Convertible Subordinated Notes, Senior Discount Notes or Existing DDi Corp. Common Stock. Each Master Ballot Agent must summarize the individual votes of its respective individual Beneficial Holders from their individual Beneficial Holders Ballots on a Master Ballot and shall return such Master Ballot to the Solicitation Agent. These procedures will enable the Debtors to transmit materials to the Holders of its publicly traded securities and affords Beneficial Holders of the Convertible Subordinated Notes, Senior Discount Notes and Existing DDi Corp. Common Stock a fair and reasonable opportunity to vote. In order for votes to be counted, all Ballots and Master Ballots received from the Debtors must be returned to the Solicitation Agent by the Voting Deadline as indicated on the Ballots.

A Master Ballot Agent may also pre-validate a Ballot for Holders of Convertible Subordinated Notes, Senior Discount Notes and Existing DDi Corp. Common Stock by completing all the information to be entered on the Ballot (the “Pre-Validated Ballot”) and forwarding the Pre-Validated Ballot to the Beneficial Holder for voting. The Ballot may then be delivered directly to the Solicitation Agent in the return envelope provided with the Ballot.

If a Beneficial Holder holds a portion of its Convertible Subordinated Notes, Senior Discount Notes or Existing DDi Corp. Common Stock through a Master Ballot Agent and another portion in its own name as the record Holder, such Beneficial Holder should follow the procedures described in section IV.C.1 above to vote the portion held in its own name and the procedures described in section IV.C.2 above to vote the portion held by the Master Ballot Agent or Master Ballot Agents.

D.	THE CONFIRMATION HEARING

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the “Confirmation Hearing”).

Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.

The Bankruptcy Court has scheduled the Confirmation Hearing for                 , 2003, at [insert time], before the Honorable Stuart M. Bernstein, Chief United States Bankruptcy Judge, in the United States Bankruptcy Court for the United States Bankruptcy Court for the Southern District of New York. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

Objections to confirmation of the Plan must be filed and served on or before                 , 2003 in accordance with the Notice accompanying this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE APPROVAL ORDER, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

E.	STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Court have been satisfied. If so, the Bankruptcy Court shall enter the Confirmation Order. The Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Debtors, as Plan proponent, will have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•	Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, this Bankruptcy Case, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after the confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

•	With respect to each Class of Impaired Claims or Equity Interests, either each Holder of a Claim or Equity Interest of such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code.

•	Each Class of Claims or Equity Interests that is entitled to vote on the Plan has either accepted the Plan or is not impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to section 1129(b) of the Bankruptcy Code.

•	Except to the extent that the Holder of a particular Claim will agree to a different treatment of such Claim, the Plan provides that Allowed Administrative, Allowed Priority Tax Claims and Allowed Other Priority

Claims will be paid in full on the Effective Date, or as soon thereafter as practicable.

•	At least one Class of Impaired Claims or Equity Interests will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class.

•	Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

•	All fees of the type described in 28 U.S.C. § 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

The Debtors believe that (a) the Plan satisfies or will satisfy all of the statutory requirements of Chapter 11 of the Bankruptcy Code, (b) it has complied or will have complied with all of the requirements of Chapter 11 and (c) the Plan has been proposed in good faith.

1.	Best Interests of Creditors Test/Liquidation Analysis

Before the Plan may be confirmed, the Bankruptcy Court must find (with certain exceptions) that the Plan provides, with respect to each Class, that each Holder of a Claim or Equity Interest in such Class either (a) has accepted the Plan or (b) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such person would receive or retain if the Debtors liquidated under chapter 7 of the Bankruptcy Code.

In chapter 7 liquidation cases, unsecured creditors and interest Holders of a debtor are paid from available assets generally in the following order, with no lower Class receiving any payments until all amounts due to senior Classes have been paid fully or payment provided for:

•	secured creditors (to the extent of the value of their collateral);

•	priority creditors;

•	unsecured creditors;

•	debt expressly subordinated by its terms or by order of the Bankruptcy Court; and

•	Equity Interest Holders.

As described in more detail in the Liquidation Analysis set forth on Exhibit B attached hereto, the Debtors believe that the value of any distributions in a chapter 7 case would be less than the value of distributions under the Plan because, among other reasons, such distributions in a chapter 7 case may not occur for a longer period of time thereby reducing the present value of such distributions. In this regard, it is possible that distribution of the proceeds of a liquidation could be delayed for a period in order for a chapter 7 trustee and its professionals to become knowledgeable about the Bankruptcy Case and the Claims against the Debtors. In addition, proceeds received in a chapter 7 liquidation are likely to be significantly discounted due to the distressed nature of the sale, and the fees and expenses of a chapter 7 trustee would likely exceed those of the estate representative (thereby further reducing Cash available for distribution).

2.	Financial Feasibility

The Bankruptcy Code requires the Bankruptcy Court to find, as a condition to confirmation, that confirmation is not likely to be followed by the liquidation of the Debtors or the need for further financial reorganization, unless such liquidation is contemplated by the Plan. For purposes of showing that this Plan meets this feasibility standard, the Debtors and Houlihan have analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan and to retain sufficient liquidity and capital resources to conduct their businesses.

The Debtors believe that with a significantly deleveraged capital structure, their businesses will be able to return to viability. The decrease in the amount of debt on the Debtors’ balance sheet will substantially reduce the Debtors’ interest expense, improving their cash flow. Based on the terms of the Plan, at emergence, the Reorganized Debtors will have approximately $125,000,000 of debt in contrast to more than approximately $330,000,000 of debt and accrued interest prior to the restructuring.

To support their belief in the feasibility of the Plan, the Debtors, with the assistance of Houlihan, have prepared the Projections set forth in Exhibit C to the Disclosure Statement.

The Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service their debt obligations, and to fund their operations. Accordingly, the Debtors believe that the Plan complies with the financial feasibility standard of section 1129(a)(11) of the Bankruptcy Code.

3.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that each Class of Claims or Equity Interests that is impaired under the Plan accept the Plan, with the exception described in the following section. A Class that is not “impaired” under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such Class is not required. A Class is “impaired” unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the Claim or Equity Interest entitles the Holder of such Claim or Equity Interest; (b) cures any default and reinstates the original terms of the obligation; or (c) provides that on the consummation date, the Holder of the Claim or Equity Interest receives Cash equal to the allowed amount of such Claim or, with respect to any interest, any fixed liquidation preference to which the interest Holder is entitled or any fixed price at which the debtor may redeem the security.

4.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a plan, even if such plan has not been accepted by all Impaired Classes entitled to vote on such plan, provided that such plan has been accepted by at least one Impaired Class.

Section 1129(b) of the Bankruptcy Code states that notwithstanding the failure of an Impaired Class to accept a plan of reorganization, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as “cram-down,” so long as the plan does not “discriminate unfairly,” and is “fair and equitable” with respect to each Class of Claims or Equity Interests that is impaired under, and has not accepted, the plan.

In general, a plan does not discriminate unfairly if it provides a treatment to the class that is substantially equivalent to the treatment that is provided to other classes that have equal rank. In determining whether a plan discriminates unfairly, courts will take into account a number of factors, including the effect of applicable subordination agreements between parties. Accordingly, two classes of unsecured creditors could be treated differently without unfairly discriminating against either class.

The condition that a plan be “fair and equitable” with respect to a non-accepting Class of secured claims includes the requirements that (a) the Holders of such secured claims retain the liens securing such Claims to the extent of the allowed amount of the Claims, whether the property subject to the liens is retained by the Debtors or transferred to another entity under the plan and (b) each Holder of a secured claim in the Class receives deferred Cash payments totaling at least the allowed amount of such Claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens.

The condition that a plan be “fair and equitable” with respect to a non-accepting Class of unsecured claims includes the following requirement that either: (a) the plan provides that each Holder of a Claim of such Class receive or retain on account of such Claim property of a value, as of the effective date of the plan, equal to the allowed amount of such Claim; or (b) the Holder of any Claim or Equity Interest that is junior to the Claims of such Class will not receive or retain under the plan on account of such junior Claim or Equity Interest any property.

The condition that a plan be “fair and equitable” with respect to a non-accepting Class of Equity Interests includes the requirements that either: (a) the plan provide that each Holder of an Equity Interest in such Class receive or retain under the plan, on account of such Equity Interest, property of a value, as of the effective date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such Holder is entitled, (ii) any fixed redemption price to which such Holder is entitled or (iii) the value of such interest; or (b) if the Class does not receive such an amount as required under (a), no Class of Equity Interests junior to the non-accepting Class may receive a distribution under the plan.

The Plan provides that if an Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cram down” provisions of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

V.

RISK FACTORS

ALL IMPAIRED HOLDERS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

A.	CERTAIN BANKRUPTCY CONSIDERATIONS

Parties in interest may object to the Debtors’ classification of Claims. Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a class or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

The bankruptcy filing may disrupt the operations of Debtors’ operating subsidiaries. The impact, if any, that the Chapter 11 Cases may have on the operations of the Reorganized Debtors and their non-filing entities cannot be accurately predicted or quantified. Since the Debtors’ announcement of their intention to restructure their capital structure in approximately April, 2003 and their filing of the Chapter 11 Cases in August, 2003, they have not suffered significant disruptions in or an adverse impact on their non-debtor operations in the U.S. and Europe. Nonetheless, the continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could adversely affect the Debtors’ relationship with their non-debtor operating affiliates and their customers, suppliers and employees. The Debtors believe that the Chapter 11 Cases and consummation of the Plan in an expeditious manner will have a minimal adverse impact on Debtors’ relationship with their non-debtor operating affiliates and their customers, suppliers and employees.

If confirmation and consummation of the Plan do not occur expeditiously, the Chapter 11 Cases could adversely affect the Debtors’ relationship with their non-debtor operating affiliates and their customers, suppliers and employees and could result in, among other things, increased costs for professional fees and similar expenses. In addition, a prolonged Chapter 11 Cases may make it more difficult for the Debtors to retain and attract management and other key personnel and would require senior management to spend an excessive amount of time and effort dealing with the Debtors’ financial problems instead of focusing on the operation of their businesses.

The Debtors may not be able to meet the requirements of the RSA, PSA or SDNPSA. The Consenting Lenders, the Consenting Convertible Subordinated Note Holders and the Consenting Senior Discount Note Holders have required that the Debtors comply with certain obligations set forth in sections I.G., I.H, and I.I of the Plan. If Debtors are incapable of complying with these obligations and sub obligations are not waived, the RSA, PSA and SDNPSA will no longer be effective.

The Debtors may not be able to secure confirmation of the Plan. There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity Holder of the Debtors might challenge the adequacy of this Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the Plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting Classes, confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and the value of distributions to non-accepting Holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and costs associated with any such chapter 7 case. The Debtors believe that Holders of Equity Interests in the Debtors would receive no distribution under either a liquidation pursuant to chapter 7 or chapter 11.

The confirmation and consummation of the Plan are also subject to certain conditions as described in section III.G hereof. If the Plan is not confirmed, it is unclear whether a restructuring of the Debtors could be implemented and what distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case it is likely that Holders of Claims and Equity Interests would receive substantially less favorable treatment than they would receive under the Plan.

The Debtors may object to the amount or classification of a Claim. Except as otherwise set forth in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim or Equity Interest. The estimates set forth in this Disclosure Statement cannot be relied on by any creditor or equityholder whose Claim or Equity Interest is subject to an objection. Any such Claim or Equity Interest Holder may not receive its specified share of the estimated distributions described in this Disclosure Statement.

B.	FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE PLAN

The Reorganized Debtors may not be able to achieve their projected financial results. The Reorganized Debtors may not be able to meet their projected financial results or achieve the revenue or cash flow that they have assumed in projecting their future business prospects. If the Reorganized Debtors do not achieve these projected revenue or cash flow levels, they may lack sufficient liquidity to continue operating as planned after the Effective Date. The Debtors’ financial projections represent management’s view based on current known facts and hypothetical assumptions about the

Reorganized Debtors’ future operations. However, the Projections set forth on Exhibit C attached hereto do not guarantee the Reorganized Debtors’ future financial performance.

The Reorganized Debtors may not be able to meet their post-reorganization debt obligations, and finance all of their operating expenses, working capital needs and capital expenditures. During the post-Effective period, the Reorganized Debtors may need additional capital to expand their businesses and develop new products. It may be difficult for the Debtors to obtain such additional capital. Such a failure may preclude the Reorganized Debtors from developing or enhancing their products and services, taking advantage of future opportunities, growing their businesses or responding to competitive pressures.

A liquid trading market for the New Common Stock may not develop. Although the Company Group intends to apply to list the New Common Stock on the NASDAQ Small-Cap Market, there can be no assurance that such listings will be obtained or, even if such listings are obtained, as to the liquidity of the markets for the New Common Stock or to the prices at which any sales of those securities may occur. The liquidity of any market for the New Common Stock will depend, among other things, upon the number of Holders of the New Common Stock, the Reorganized Debtors’ financial performance, and the market for similar securities, none of which can be determined or predicted. Therefore, it is not certain that an active trading market will develop or, if a market develops, what the liquidity or pricing characteristics of that market will be.

The trading price for the New Common Stock may be depressed following the Effective Date. Assuming consummation of the Plan, the New Common Stock will be issued substantially simultaneously to Holders of Claims and Equity Interests who had

originally purchased other securities of the Debtors or who purchased such securities after the need for the financial restructuring of the Debtors became manifest. Following the Effective Date, such Holders may seek to dispose of the New Common Stock in an effort to obtain liquidity, which could cause the initial trading prices for these securities to be depressed, particularly in light of the lack of established trading markets for these securities.

The estimated valuation of the Reorganized Debtors and the New Common Stock, the New Preferred Stock and New Warrants, and the estimated recoveries to Holders of Claims and Equity Interests, is not intended to represent the trading values of the New Common Stocks. The estimated valuation of the Reorganized Debtors set forth in section I.N hereof, prepared by Houlihan and based on the Projections developed by management of the Reorganized Debtors, is based on commonly accepted valuation analysis and is not intended to represent the trading values of the Reorganized Debtors’ securities in public or private markets. The estimated recoveries to Classes 5, 6a, 6b or 7 are based on this theoretical valuation analysis. This valuation analysis is based on numerous assumptions (the realization of many of which is beyond the control of the Reorganized Debtors), including, among other things, the successful reorganization of the Debtors, an Effective Date of January 8, 2004, Debtors’ ability to achieve the operating and financial results included in the Projections, Debtors’ ability to maintain adequate liquidity to fund operations and the assumption that capital and equity markets remain consistent with current conditions. Even if the Reorganized Debtors achieve the Projections, the trading market values for the New Common Stock could be adversely impacted by the lack of trading liquidity for such securities, the lack of institutional research coverage and concentrated selling by recipients of such securities.

The New Common Stock and New Warrants will be issued in odd lots. Holders of Allowed Claims and Allowed Equity Interests may receive odd lot (less than 100 shares) distributions of New Common Stock and New Warrants which are exercisable to purchase odd lots of New Common Stock. Holders may find it more difficult to dispose of odd lots in the marketplace and may face increased brokerage charges in connection with any such disposition.

Certain tax implications of the Debtors’ bankruptcy and reorganization may increase the tax liability of the Reorganized Debtors. The U.S. federal income tax consequences of consummation of the Plan to Holders of Claims or Equity Interests are complex and subject to uncertainty. Certain U.S. tax attributes of the Debtors, including net operating loss carryovers, may be reduced or eliminated as a consequence of the Plan. The elimination or reduction of net operating loss carryovers and such other tax attributes may increase the amount of tax payable by the Reorganized Debtors following the consummation of the Plan as compared with the amount of tax payable had no such reduction been required. See section VI, “Certain Federal Income Tax Consequences” below for discussion of the U.S. federal income tax consequences for creditors, equity Holders and Debtor resulting from the consummation of the Plan.

C.	RISKS RELATING TO THE OPERATIONS OF THE REORGANIZED DEBTORS

Holding Company Structure. DDi Corp. and DDi Capital are holding companies which have no significant assets other than their direct and indirect investments in their operating subsidiaries. Accordingly, Debtors must rely on their subsidiaries to generate the funds necessary to meet their obligations. The ability of the subsidiaries of the Debtors to pay dividends or make other payments or advances to Debtors will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of such subsidiaries.

Substantial Indebtedness. The Company Group has a substantial amount of indebtedness. As of June 30, 2003, the total debt was approximately $17,620,000 for DDi Capital, plus its guarantee of the Pre-Restructuring Bank Indebtedness, $74,500,000 for Details and DDISV and $209,100,000 for DDi Corp. As a result of the level of debt and the terms of the debt instruments and the current defaults under the Pre-Restructuring Loan Documents and the Convertible Subordinated Notes and expected default under the Senior Discount Notes, (1) the Company Group’s vulnerability to adverse general economic conditions is heightened; (2) the Company Group will be required to dedicate a substantial portion of its cash flow from operations to repayment of debt, limiting the availability of cash for other purposes; (3) the Company Group is and will continue to be limited by financial and other restrictive covenants in its ability to borrow additional funds, consummate asset sales, enter into transactions with affiliates or conduct mergers and acquisitions; (4) the Company Group’s flexibility in planning for, or reacting to, changes in its business and industry will be limited; (5) the Company Group’s customers and potential customers may be reluctant to do business due to the uncertainty regarding the Company Group’s financial stability; (6) the Company Group is sensitive to fluctuations in interest rates because some of its debt obligations are subject to variable interest rates; and (7) the Company Group’s ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

The Company Group’s ability to pay principal and interest on its indebtedness and to satisfy its other debt obligations will depend upon its ability to deleverage its future operating performance, which will be affected by prevailing economic conditions as well as the availability of revolving credit borrowings under the BOS Credit Facility or successor facilities. If the Company Group is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing indebtedness, or seeking additional equity capital. There is no assurance that the Company Group can effect any of these remedies on satisfactory terms, or at all.

The terms of the Company Group’s indebtedness and its current default under the Pre-Restructuring Loan Documents restrict, among other things, its ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. DDi Europe, DDi Capital and Details are also required to maintain specified financial ratios and satisfy certain financial condition tests. The Company Group’s subsidiaries’ ability to meet those financial ratios and tests can be affected by events beyond the subsidiaries’ control, and there can be no assurance that they will meet those tests. The Company Group is currently in default under the Pre-Restructuring Loan Documents, the Convertible Subordinated Notes and the Senior Discount Notes. If the Company Group is unable to restructure its debt or if they default in the future, lenders under such indebtedness could elect to decline all amounts outstanding together with accrued interest, to be immediately due and payable. If the Company Group was unable to repay such amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. Substantially all the assets of Details and its subsidiaries is pledged as security under the Pre-Restructuring Loan Documents. Substantially all the assets of DDi Europe are pledged as security under the BOS Credit Facility.

Business cycles of the end markets the Company Group serves. A majority of the Company Group’s customers are in the communications and networking equipment industries, which is characterized by intense competition, relatively short product life-cycles and significant fluctuations in product demand. In addition, these industries are generally subject to rapid technological change and product obsolescence. Furthermore, these industries are subject to economic cycles and have in the past experienced, and is likely in the future to experience, recessionary periods. The communications industry entered into a significant downturn in late 2000, which continues as of this date. This has had a negative impact on the Company Group’s revenues and operating performance for the three months ended March 31, 2003 and has continued to have a negative impact on its revenues and operating performance during the second quarter of 2003. If certain industries take a downturn, or if events leading to additional excess capacity occur, the Company Group will experience a negative impact on its revenues, gross margins and operating margins.

If the Company Group is unable to respond to rapidly changing technology and process development, it may not be able to compete effectively. The market for products and services is characterized by rapidly changing technology and continuing process development. The future success of the Company Group’s business will depend in large part upon the Company Group’s ability to maintain and enhance its technological capabilities, to develop and market products and services that meet changing customer needs, and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. Research and development expenses are expected to increase as manufacturers make demands for products and services requiring more advanced technology on a quicker turnaround basis. The Company Group is more leveraged than some of its principal competitors, and it therefore may not be able to respond to technological changes as quickly as these competitors.

In addition, the electronics manufacturing services industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for the Company Group’s services. There can be no assurance that the Company Group will effectively respond to the technological requirements of the changing market. To the extent the Company Group determines that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require them to make significant capital investments. There can be no assurance that the Company Group will be able to obtain capital for these purposes in the future or that any investments in new technologies will result in commercially viable technological processes.

Competition. The printed circuit board industry is highly fragmented and characterized by intense competition. The Company Group principally competes with independent and captive manufacturers of complex quick-turn and longer-lead printed circuit boards. The Company Group’s principal competitors include independent small private companies, two small public companies and integrated subsidiaries of more broadly based volume producers that also manufacture multiplayer printed circuit boards and other electronic assemblies. Some of the Company Group’s principal competitors are less highly-leveraged than the Company Group and may have greater financial and operating flexibility.

The barriers to entry in the Company Group niche are considerable. In order to survive in the quick-turn sector, a competitor must have a very large customer base, a large staff of sales and marketing personnel, considerable engineering resources, and proper tooling and equipment to permit fast turnaround of small lots on a daily basis.

Variability of Orders. The Company Group’s operating results have fluctuated in the past because it sells on a purchase-order basis rather than pursuant to long-term contracts and these fluctuations are expected to continue in the future. The Company Group is therefore sensitive to variability in demand by its customers. Because the Company Group times its expenditures in anticipation of future sales, the operating results of Company Group’s operating subsidiaries may be less than its estimates if the timing and volume of customer orders do not match its expectations. Furthermore, the Company Group may not be able to capture all potential revenue in a given period if its customers’ demand for quick-turnaround services exceeds its capacity during that period. Because of these factors, the quarter-to-quarter comparisons of the Company Group’s results of operations may not be indicative of future performance. Because a significant portion of the operating expenses of the Company Group is fixed, even a small revenue shortfall can have a disproportionate effect on its operating results. It is possible that, in future periods, the Company Group’s results may be below the expectations of public market analysts and investors. This could cause the market price of the common stock of DDi Corp. to decline.

If the Company Group is unable to protect its unpatented proprietary techniques, it may be unable to compete effectively. The Company Group’s success depends in part on proprietary technology and manufacturing techniques. No patents currently exist for these proprietary techniques and the Company Group relies primarily on trade secret protection; however, one patent application is currently pending. Litigation may be necessary to protect its technology and determine the validity and scope of the proprietary rights of the Company Group’s competitors. Intellectual property litigation could result in substantial costs and diversion of management and other resources. If any infringement claim is asserted against the Company Group, the Company Group may seek to obtain a license of the other party’s intellectual property rights. There is no assurance that a license would be available on reasonable terms or at all.

Because the Company Group depends on a core group of significant customers, its results of operations may be negatively impacted if key customers discontinue the use of its services. Although the Company Group has a large number of customers, net sales to the largest customer account for approximately 6% of the net sales for the first quarter ended March 31, 2003. Net sales to the ten largest customers accounted for approximately 24% of net sales during the same period. The Company Group may depend upon a core group of customers for a material percentage of its net sales in the future. Substantially all of its sales are made on the basis of purchase orders rather than long-term agreements. There can be no assurance that significant customers will order services in the future or that these customers will not reduce or delay the amount of services ordered from the Company Group. Any reduction or delay in orders could negatively impact revenues. In addition, the Company Group generates significant accounts receivable in connection with providing services to its customers. If one or more significant customers were to become insolvent or otherwise unable to pay for services, results of operations would be adversely affected.

Dependence on Key Management. The Company Group depends on the services of its senior executives, including Bruce D. McMaster, President and Chief Executive Officer. There can be no assurance that the Company Group will be able to retain Mr. McMaster and other executive officers and key personnel or attract additional qualified management in the future. Mr. McMaster is or will be a party to an employment agreement with the Company Group and will receive 30% of the Tranche A Management Options pursuant to the Management Options. On or before the Effective Date, Mr. McMaster shall also execute a non-solicitation agreement in form and substance acceptable to the Required Lenders. The Company Group’s business also depends on its ability to continue to recruit, train and retain skilled employees, particularly engineering and sales personnel, due to the Company Group’s focus on the technologically advanced and time-critical segment of the electronics manufacturing services industry. In addition, its ability to successfully integrate acquired companies depends in part on its ability to retain key management and existing employees at the time of the acquisition. Effective December 19, 2002, Details adopted a plan to retain employees under the Key Employee Retention Program (“KERP”). The KERP is a discretionary retention bonus program which pays a stay bonus in three installments, on December 31, 2002, July 1, 2003, and January 1, 2004. Each of the senior executives of Company Group’s operating subsidiaries, including Mr. McMaster, have received retention bonuses under the KERP. There can be no assurance that the KERP will be successful in retaining key personnel.

Foreign Currency Exchange Risk. The sales and expenses and financial results of DDi Europe and of the Company Group’s Canadian operations is denominated in British pounds and Canadian dollars, respectively. The Company Group has foreign currency translation risk equal to its net investment in those operations. However, since nearly all of its sales are denominated in local currency or in U.S. dollars, the Company Group has relatively little exposure to foreign currency transaction risk with respect to sales made. Based on its forecasts, the effect of an immediate 10% change in exchange rates would have an impact on operating results over the 12 month period ending March 31, 2004, of approximately $100,000. The Company Group does not use forward exchange contracts to hedge exposures to foreign currency denominated transactions and does not utilize any other derivative financial instruments for trading or speculative purposes.

Environmental Matters. The Company Group’s operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration because the Company Group uses materials classified as hazardous such as ammoniacal etching solutions, copper and nickel in its manufacturing processes. In addition, because the Company Group is a generator of hazardous wastes, the Company Group may be subject to potential financial liability for costs associated with an investigation and any remediation of sites at which they have arranged for the disposal of hazardous wastes if such sites become contaminated. Even if the Company Group fully complies with applicable environmental laws and is not directly at fault for the contamination, it may still be liable. The wastes generated include spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. Violations of environmental laws could subject the Company Group to revocation of its effluent discharge permits. Any such revocations could require the Company Group to cease or limit production at one or more of its facilities, thereby negatively impacting its revenues and potentially causing the market price of the common stock of DDi Corp. to decline.

THESE RISK FACTORS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, THE PRICES AT WHICH THE

COMPANY CAN SELL ITS PRODUCTS, THE COSTS AT WHICH IT CAN PURCHASE RAW MATERIALS, CURRENCY EXCHANGE RATE FLUCTUATIONS, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, TERRORIST ACTIONS OR ACTS OF WAR, OPERATING EFFICIENCIES, LABOR RELATIONS, ACTIONS OF GOVERNMENTAL BODIES, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

VI.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the Plan to the Debtors and Holders of certain Claims and Equity Interests. This summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date hereof and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, the Debtors do not intend to seek a ruling from the Internal Revenue Service (the “IRS”) as to any of such tax consequences, and there can be no assurance that the IRS will not challenge one or more of the tax consequences of the Plan described below.

This summary does not apply to Holders of Claims or Equity Interests that are not United States persons (as defined in the Tax Code) or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks, governmental authorities or agencies, financial institutions, insurance companies, pass-through entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, and regulated investment companies). The following discussion assumes that Holders of Claims and Equity Interest hold their Claims or Equity Interest as “capital assets” within the meaning of Section 1221 of the Tax Code. Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to the Debtors or Holders of Claims or Equity Interests based upon their particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under state, local, or foreign tax law.

The following summary is not a substitute for careful tax planning and advice based on the particular circumstances of each Holder of Claims or Equity Interests. All Holders are urged to consult their own tax advisors as to the U.S. federal income tax consequences, as well as any applicable state, local, and foreign consequences, of the Plan.

A.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF CLAIMS AND EQUITY INTERESTS

1.	Holders of Allowed Class 1 Claims—Class 1

(a) Exchange of Allowed Class 1 Claims

Pursuant to the Plan, on or as soon as practicable after the Effective Date, in full and complete satisfaction of all Allowed Class 1 Claims asserted against any and all Debtors, each Holder of an Allowed Class 1 Claim shall, on account of its Allowed Class 1 Claim, be treated pursuant to the New DDi Corp. Guarantee and Pledge Agreement, the Secured Lender Warrants and the DDi Capital Guarantee and Pledge.

Participation in the Restructuring Loan Documents involves making certain amendments and modifications to the Pre-Restructuring Loan Documents as described in the New DDi Corp. Guarantee and Pledge Agreement (collectively, the “Modifications”). If the Modifications are considered to constitute a “significant modification” of the debt instruments issued under the Pre-Restructuring Loan Documents (“Existing Senior Instruments”) under Treasury Regulations promulgated under Section 1001 of the Tax

Code (the “Exchange Regulations”), then the Modifications will result in a deemed exchange of the Existing Senior Instruments for the debt instruments outstanding under the Restructuring Loan Documents (“Modified Senior Instruments”). If the Modifications are not considered to be a significant modification under the Exchange Regulations, the Modifications generally should not result in any United States federal income tax consequences for a Holder of an Allowed Class 1 Claim, although the fair market value of the New Warrants received would likely be taxed to the Holder as ordinary income. Although the matter is not free from doubt, the Debtors intend to the take the position that the Modifications constitute a significant modification under the Exchange Regulations.

If the Modifications constitute a significant modification, the United States federal income tax consequences to a Holder of an Allowed Class 1 Claim depend in part on whether the deemed exchange qualifies as a tax-free reorganization under Section 368 of the Tax Code. This determination, in turn, depends in part on whether both the Existing Senior Instruments and Modified Senior Instruments constitute “securities” for purposes of the reorganization provisions of the Tax Code. Whether an instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including among others, the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. Although the matter is not free from doubt, the Debtors intend to take the position that neither the Existing Senior Instruments nor the Modified Senior Instruments constitute a security for federal income tax purposes.

If, consistent with the Debtors’ intended characterization, either the Existing Senior Instruments or the Modified Senior Instruments are not treated as securities, and the Modifications constitute a significant modification, a Holder of an Allowed Class 1 Claim will be deemed to exchange its Existing Senior Instruments for Modified Senior Instruments in a taxable exchange under Section 1001 of the Tax Code. In such case, a Holder of an Allowed Class 1 Claim should recognize gain (or loss) equal to the amount by which (i) the “issue price” of such Holder’s Modified Senior Instruments (to the extent not allocable to accrued but unpaid interest) plus the fair market value of such Holder’s share of the New Warrants received, exceeds (or, in the case of loss, is less than) (ii) such Holder’s tax basis in the Existing Senior Instruments. It is expected that the issue price of a Modified Senior Instrument will be equal to its stated principal amount. Any gain or loss recognized in a taxable exchange by a Holder of Secured Lender Claims that constitute capital assets in the hands of the Holder should be capital in nature (subject to the “Market Discount” rules discussed below and subject to other limitations including, by way of example, the general denial of capital gain or loss treatment on the disposition of debt instruments by certain financial institutions as described in Section 582 of the Tax

Code), and should be long term capital gain or loss if the Existing Senior Instruments deemed exchanged were held for more than one year. To the extent that the Modified Senior Instruments or New Warrants received in the deemed exchange are treated as received in satisfaction of accrued but untaxed interest on the Existing Senior Instruments, a Holder may recognize ordinary income. See “Accrued But Untaxed Interest,” below. A Holder’s tax basis in Modified Senior Instruments should equal the issue price of such debt and the tax basis of New Warrants should equal the fair market value of such warrants. In such case, a Holder’s holding period for such Modified Senior Instruments and New Warrants should begin on the day following receipt thereof.

If, contrary to the Debtors’ intended characterization, the Existing Senior Instruments and the Modified Senior Instruments are each treated as securities, and the Modifications constitute a significant modification, the deemed exchange should be treated as a recapitalization (and therefore, a tax-free exchange). A Holder of an Allowed Class 1 Claim should not recognize any gain or loss as a result of such recapitalization, including the receipt of the New Warrants, except to the extent that the Modified Senior Instruments or New Warrants are treated as received in satisfaction of accrued but untaxed interest on the Existing Senior Instruments. See “Accrued But Untaxed Interest,” below. In such case, a Holder should obtain a tax basis in the Modified Senior Instruments and New Warrants received equal to the tax basis of the Existing Senior Instrument surrendered in exchange therefor, provided that the tax basis of any Modified Senior Instrument or Secured Lender Warrant treated as received in satisfaction of accrued interest should equal the amount of such accrued interest. A Holder of Existing Senior Instruments will be required to reallocate the adjusted tax basis in such Holder’s

Existing Senior Instruments among the Modified Senior Instruments and New Warrants, as directed by the Tax Code. Such allocation of basis is generally made in proportion to the fair market value of the Modified Senior Instruments and New Warrants on the date of the exchange. A Holder’s holding period for the Modified Senior Instruments and New Warrants should include the holding period of the Existing Senior Instruments surrendered in exchange therefor; provided that the holding period for any portion of the Modified Senior Instruments or New Warrants treated as received in satisfaction of accrued but untaxed interest should begin on the day following the receipt thereof.

(b) Accrued But Untaxed Interest

Payments in respect of Claims will be allocated first to the principal amount of such Claims, with any excess allocated to accrued but unpaid interest. To the extent that any amount received by a Holder of a surrendered Claim under the Plan is attributable to accrued interest not previously included in the Holder’s gross income, such amount should be taxable to the Holder as interest income. Conversely, a Holder of a surrendered Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent that any accrued interest on the debt instruments constituting such Claim was previously included in the Holder’s gross income but was not paid in full by Debtors. Such loss may be ordinary, but the tax law is unclear on this point. The extent to which the consideration received by a Holder of a surrendered Claim will be attributable to accrued interest on the debts constituting the surrendered Claim is unclear.

(c) Market Discount

Holders who exchange Existing Senior Instruments for Modified Senior Instruments and New Warrants (as well as Holders who exchange Subordinated Senior Discount Notes for Modified Senior Discount Notes, and Holders who exchange Convertible Subordinated Notes for New Common Stock and New Preferred Stock, each discussed below) may be affected by the “market discount” provisions of Tax Code Sections 1276 through 1278. Under these rules, some or all of the gain realized by a Holder may be treated as ordinary income (instead of capital gain) to the extent of the amount of “market discount” on the debt instruments surrendered.

In general, a debt instrument is considered to have been acquired with “market discount” if its Holder’s adjusted tax basis is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or, (ii) in the case of a debt instrument issued with original issue discount (“OID”), its adjusted issue price, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity). Market discount typically arises only in connection with debt instruments acquired in the secondary market.

Any gain recognized by a Holder on the taxable disposition of Existing Senior Instruments (determined as described above) (or Existing Senior Discount Notes or Convertible Subordinated Notes as described below) that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Existing Senior Instruments (or Senior Discount Notes or Convertible Subordinated Notes, as the case may be) were considered to be held by a

Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the Existing Senior Instruments (or Senior Discount Notes or Convertible Subordinated Notes, as the case may be) that had been acquired with market discount are exchanged in a tax-free transaction for other property (as may occur here), any market discount that accrued on the Existing Senior Instruments (or Senior Discount Notes or Convertible Subordinated Notes, as the case may be) but was not recognized by the Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt instrument.

(d) Original Issue Discount on Modified Senior Instruments

In general, a debt instrument is considered to be issued with OID if the “stated redemption price at maturity” of the instrument exceeds the instrument’s “issue price” by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining complete years to maturity). The stated redemption price at maturity of a debt instrument is the aggregate of all payments due to the Holder under such debt instrument at or before its maturity date, other than stated interest that is unconditionally payable in cash or other property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates (“qualified stated interest”).

With respect to the interest payable on the Modified Senior Instruments, (a) a certain portion is unconditionally payable in cash at fixed intervals of one year or less during the entire term of the instrument at certain specified rates, which interest should be treated as qualified stated interest, and (b) unless the mandatory Success Fee opt-out election is made by a Secured Lender, a certain portion accrues on a quarterly basis and is not payable until the maturity of such debt instruments unless certain conditions are satisfied. For purposes of determining the yield and maturity of the Modified Senior Instruments, the Company intends to take the position that, unless the mandatory Success Fee opt-out election is made by a Secured Lender, the portion of the interest the timing of the payment of which is subject to a contingency will be paid at the maturity of such instruments. Such portion of the interest therefore will not be treated as qualified stated interest and will be included as part of the stated redemption price at maturity of the Modified Senior Instruments. The Modified Senior Instruments therefore will be treated as being issued with OID. If the mandatory Success Fee opt-out election is made, the Modified Senior Instruments will be treated as being issued with OID unless payment of the Success Fee is considered remote.

Holders of Modified Senior Instruments issued with OID will be required to include the amount of OID in income on a constant yield method, based on the original yield to maturity of such Modified Senior Instruments calculated by reference to their issue price, regardless of the Holder’s method of accounting. Thus, a Holder of such Modified Senior Instruments issued with OID will be required to take OID into income prior to the receipt of cash payments representing such amount. Generally, OID would continue to accrue and be includible in gross income of a Holder even if the financial situation of the issuer would make payments unlikely. Debtors generally will be required to furnish annually to the IRS and to each Holder information regarding the amount of OID attributable to that year.

2.	Holders of General Unsecured Lender Claims—Class 4

Under the Plan, each Holder of Allowed Unsecured Claims will receive, on account of and in full satisfaction of such Holder’s Allowed Unsecured Claim, a Pro Rata Cash payment of such Holder’s Allowed Class 4 Claim thirty (30) days after the Effective Date. Holder of an Allowed Unsecured Claim should generally recognize gain or loss in the amount equal to the difference between the amount of any payment to such Holder on account of such Allowed Unsecured Claim and such Holder’s adjusted tax basis, if any, in such claim. Any gain or loss recognized in the exchange will be capital or ordinary depending on the status of the claim in the Holder’s hands.

3.	Holders of Allowed Class 5 Claims—Class 5

(a) Exchange of Allowed Class 5 Claims

Pursuant to the Plan, on or as soon as practicable after the Effective Date, in full and complete satisfaction of all Allowed Class 5 Claims asserted against any and all Debtors, each Holder of an Allowed Class 5 Claim shall receive, on account of its Allowed Class 5 Claim, a Pro Rata share of (i) participation in the New Senior Discount Note Indentures and the securities issued thereunder and (ii) the Senior Discount Warrants..

The Plan provides for certain amendments and modifications to the Senior Discount Notes as described in the Term Sheet (collectively, the “Senior Discount Note Modifications”). If the Senior Discount Note Modifications are considered to constitute a “significant modification” of the Senior Discount Notes under the Exchange Regulations, then the Senior Discount Note Modifications will result in a deemed exchange of the Senior Discount Notes outstanding under the Senior Discount Note for new debt instruments (“Modified Senior Discount Notes”). If the Senior Discount Note Modifications are not considered to constitute a significant modification under the Exchange Regulations, the Senior Discount Note Modifications generally should not result in any United States federal income tax consequences for a Holder of an Allowed Class 5 Claim. Although the matter is not free from doubt, the Debtors intend to the take the position that the Senior Discount Note Modifications constitute a significant modification under the Exchange Regulations.

If the Senior Discount Note Modifications constitute a significant modification, the United States federal income tax consequences to a Holder of an Allowed Class 5 Claim depends on whether the deemed exchange qualifies as a tax-free reorganization under Section 368 of the Tax Code. This determination, in turn, depends in part on whether both the Senior Discount Notes and Modified Senior Discount Notes constitute “securities” for purposes of the reorganization provisions of the Tax Code. Whether an instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including among others, the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. Although the matter is not free from doubt, the Debtors intend to take the position that the Senior Discount Notes and Modified Senior Discount Notes constitute securities for federal income tax purposes.

If, consistent with the Debtors’ intended treatment, the Senior Discount Notes and the Modified Senior Discount Notes are each treated as securities, and the Senior Discount Note Modifications constitute a significant modification, the deemed exchange should be treated as a recapitalization (and therefore, a tax-free exchange). A Holder of an Allowed Class 5 Claim should not recognize any gain or loss as a result of such recapitalization, except to the extent that the Modified Senior Discount Notes are treated as received in satisfaction of accrued but untaxed interest on the Senior Discount Notes. See “Accrued But Untaxed Interest,” above. In such case, a Holder should obtain a tax basis in the Modified Senior Discount Notes received equal to the tax basis of the Senior Discount Note surrendered in exchange therefor, provided that the tax basis of any Modified Senior Discount Note treated as received in satisfaction of accrued interest should equal the amount of such accrued interest. A Holder’s holding period for the Modified Senior Discount Notes should include the holding period of the Senior Discount Notes surrendered in exchange therefor; provided that the holding period for any portion of the Modified Senior Discount Notes treated as received in satisfaction of accrued but untaxed interest should begin on the day following the receipt thereof.

If, contrary to the Debtors’ intended characterization, either the Senior Discount Notes or the Modified Senior Discount Notes are not treated as securities, and the Senior Discount Note Modifications constitute a significant modification, a Holder of an Allowed Class 5 Claim will be deemed to exchange its Senior Discount Notes for the Modified Senior Discount Notes in a taxable exchange under Section 1001 of the Tax Code. In such case, a Holder of an Allowed Class 5 Claim should recognize gain (or loss) equal to the amount by which (i) the “issue price” of such Holder’s Modified Senior Discount Notes (to the extent not allocable to accrued but unpaid interest) received, exceeds (or, in the case of loss, is less than) (ii) such Holder’s tax basis in the Senior Discount Notes. See “Original Issue Discount on Modified Senior Discount Notes” below for a discussion of how issue price is determined. Any gain or loss recognized by a Holder of Allowed Class 5 Claims in a taxable exchange should be capital in nature (subject to the “Market Discount” rules discussed above and assuming that the Allowed Class 5 Claims constitute capital assets in the hands of the Holder), and should be long term capital gain or loss if the Senior Discount Notes deemed exchanged were held for more than one year. To the extent that the Modified Senior Discount Notes received in the deemed exchange are treated as received in satisfaction of accrued but untaxed interest on the Senior Discount Notes, a Holder may recognize ordinary income. See “Accrued But Untaxed Interest,” above. A Holder’s tax basis in Modified Senior Discount Notes received in a taxable exchange should equal the issue price of such debt. In such case, a Holder’s holding period for such Modified Senior Discount Notes should begin on the day following receipt thereof.

(b) Original Issue Discount on Modified Senior Discount Notes

In general, a debt instrument is considered to be issued with OID if the “stated redemption price at maturity” of the instrument exceeds the instrument’s “issue price” by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining complete years to maturity). The stated redemption price at maturity of a debt instrument is the aggregate of all payments due to the Holder under such debt instrument at or before its maturity date, other than stated interest that is unconditionally payable in cash or other property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates (“qualified stated interest”).

Because interest on the Modified Senior Discount Notes is not unconditionally payable in cash or other property (other than additional debt instruments of the issuer) at least annually, none of the stated interest on the Modified Senior Discount Notes will be qualified stated interest. Consequently, all of the stated interest payments (including any additional debt instruments of issuer, if any, issued in respect of the Modified Senior Discount Notes) on the Modified Senior Discount Notes will be included in the stated redemption price at maturity of such Modified Senior Discount Notes. The Modified Senior Discount Notes will be treated as issued with OID equal to the amount by which the stated redemption price at maturity of the such notes exceeds the issue price.

The determination of the “issue price” of the Modified Senior Discount Notes will depend, in part, on whether the Senior Discount Notes or Modified Senior Discount Notes are traded on an “established securities market” at any time during the sixty (60) day period ending thirty (30) days after the issue date of the Modified Senior Discount

Notes. In general, a debt instrument (or the property exchanged therefor) will be treated as traded on an established market if (a) it is listed on (i) a qualifying national securities exchange, (ii) certain qualifying interdealer quotation systems, or (iii) certain qualifying foreign securities exchanges, (b) it appears on a system of general circulation that provides a reasonable basis to determine fair market value, or (c) the price quotations are readily available from dealers, brokers or traders.

The issue price of a debt instrument that is traded on an established market (or that is issued for property including another debt instrument so traded) would be the fair market value of such debt instrument (or such other property) on the issue date as determined by such trading. The issue price of a debt instrument issued in exchange for property generally equals its stated principal amount if neither the debt instrument nor the property exchanged therefor is traded on an established securities market.

Accordingly, if the Senior Discount Notes and Modified Senior Discount Notes are both not “publicly traded” within the meaning of the applicable Treasury Regulations, the “issue price” of the Modified Senior Discount Notes should equal their stated principal amount. However, if either the Senior Discount Notes and Modified Senior Discount Notes are “publicly traded” within the meaning of the applicable Treasury Regulations, the issue price of the Modified Senior Discount Notes would be the fair market value at the time of the exchange (1) of that class of Modified Senior Discount Notes, if such notes are treated as publicly traded or (2) of the Senior Discount Notes, if such notes are treated as publicly traded and the Modified Senior Discount Notes received are not treated as publicly traded. Although the matter is not free from doubt, the Debtors intend to take the position that the Senior Discount Notes are publicly traded.

The Debtors expect that the Modified Senior Discount Notes also will be publicly traded, although this cannot be known with any certainty until after the Effective Date.

Holders of Modified Senior Discount Notes will be required to include the amount of OID in income on a constant yield method, based on the original yield to maturity of such Modified Senior Discount Notes calculated by reference to their issue price, regardless of the Holder’s method of accounting. Accordingly, the Holder of such Modified Senior Discount Notes will be required to take OID into income prior to the receipt of cash payments. Generally, OID would continue to accrue and be includible in gross income of a Holder even if the financial situation of the issuer would make payments unlikely. The Debtors generally will be required to furnish annually to the IRS and to each Holder information regarding the amount of OID attributable to that year.

The Modified Senior Discount Notes will likely constitute “applicable high yield discount obligations.” In general, an applicable high yield discount obligation is any debt instrument with “significant” OID, a maturity date more than five (5) years from the issue date and a yield to maturity at least five (5) percentage points higher than the applicable federal rate. As a result, the Debtors may be denied a deduction for a certain portion of the OID on the Modified Senior Discount Notes and may claim an interest deduction as to the remainder of the OID only when the cash with respect to such OID is paid. To the extent that the Debtor is denied a deduction for a portion of the OID on the Modified Senior Discount Notes, the denied portion may be treated as a dividend and certain corporate Holders may be entitled to a dividend received deduction.

4.	Holders of Allowed Class 6a Claims and Allowed Class 6b Claims-Classes 6a and 6b

(a) Exchange of Convertible Subordinated Notes

For ease of reference in this discussion, (1) the 5.25% Convertible Subordinated Notes and 6.25% Convertible Subordinated Notes are sometimes referred to herein individually as a “Convertible Subordinated Note” and collectively as “Convertible Subordinated Notes,” and (2) Claims relating to such Convertible Subordinated Notes are sometimes referred to herein individually as an “Allowed Class 6a Claim and Allowed Class 6b Claim” and collectively as “Allowed Class 6a Claims and Allowed Class 6b Claims.” Pursuant to the Plan, on or as soon as practicable after the Effective Date, in full and complete satisfaction of all Allowed Class 6a Claims and Allowed Class 6b Claims asserted against any and all Debtors, each Holder of (A) an Allowed Class 6a Claim shall receive, on account of its Allowed Class 6a Claim, a Pro Rata share of 43.24% of the New Common Stock and a Pro Rata share of 45.45% of the New Preferred Stock and (B) an Allowed Class 6b Claim shall receive, on account of its Allowed Class 6b Claim, a Pro Rata share of 50.76% of the New Common Stock and a Pro Rata share of 45.45%% of the New Preferred Stock.

Whether and to what extent a Holder of a Convertible Subordinated Note will recognize gain or loss on the exchange of such Convertible Subordinated Note for New Common Stock and New Preferred Stock depends on whether the exchange qualifies as a tax-free reorganization within the meaning of Section 368 of the Tax Code. This determination, in turn, depends in part on whether the Convertible Subordinated Note constitutes a “security” for purposes of the reorganization provisions of the Tax Code. Whether an instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including among others, the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. Although the matter is not free from doubt, Debtors intend to take the position that (1) the 5.25% Convertible Subordinated Notes (issued in 2001 and maturing in 2008) are securities for federal income tax purposes and (2) the 6.25% Convertible Subordinated Notes (issued in 2002 and maturing in 2007) are not securities for federal income tax purposes.

If a Convertible Subordinated Note is treated as a security, the exchange of such Convertible Subordinated Note for New Common Stock and New Preferred Stock should be treated as a recapitalization (and, therefore, a tax-free exchange), and a Holder of such Convertible Subordinated Note should recognize gain, if any, on the exchange in an amount equal to the lesser of (i) the amount by which the fair market value of New Common Stock and New Preferred Stock received (to the extent not allocable to accrued but unpaid interest) exceeds such Holder’s basis in the such Convertible Subordinated Note or (ii) the fair market value of the New Preferred Stock received. Any such gain should be capital in nature (subject to the “market discount” rules described above and assuming that the Convertible Subordinated Note constitutes a capital asset in the hands of the Holder) and should be long-term if such Convertible Subordinated Note was held for more than one year. A Holder of a Convertible Subordinated Note may recognize ordinary income on the exchange to the extent that the New Common Stock and New Preferred Stock are treated as received in satisfaction of accrued but untaxed interest on such Convertible Subordinated Note. See “Accrued But Untaxed Interest,” above. A Holder should obtain a tax basis in the New Common Stock received equal to the tax basis of the Convertible Subordinated Note surrendered in exchange therefor, decreased by the fair market value of the New Preferred Stock received, and increased by any gain recognized on the exchange, provided that the tax basis of any share of New Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest. A Holder should have a holding period for the New Common Stock that includes the holding period for the Convertible Subordinated Note surrendered in exchange therefor; provided that the holding period for any share of New Common Stock treated as received in satisfaction of accrued but untaxed interest, and for the New Preferred Stock, should begin on the day following the receipt thereof.

If a Convertible Subordinated Note is not treated as a security, the exchange of such Convertible Subordinated Note for New Common Stock and New Preferred Stock should be treated as a taxable exchange under Section 1001 of the Tax Code. In such case, a Holder of such Convertible Subordinated Note should recognize gain or loss equal to the difference between (i) the fair market value of New Common Stock and New Preferred Stock received (to the extent not allocable to accrued but unpaid interest) and (ii) the Holder’s basis in such Convertible Subordinated Note. Such gain or loss should be capital in nature (subject to the “market discount” rules described above and assuming that the Convertible Subordinated Note constitutes a capital asset in the hands of the Holder) and should be long-term capital gain or loss if such Convertible Subordinated Note were held for more than one year. To the extent that a portion of the New Common Stock or New Preferred Stock received in exchange for a Convertible Subordinated Note is allocable to accrued but untaxed interest, the Holder may recognize ordinary income on the exchange. See “Accrued But Untaxed Interest,” above. A Holder’s tax basis in New Common Stock and New Preferred Stock received in a taxable exchange should equal the fair market value of such stock when received. In such case, a Holder’s holding period for the New Preferred Stock and for New Common Stock should begin on the day following receipt thereof.

If both the 5.25% Convertible Subordinated Notes and 6.25% Convertible Subordinated Notes are treated as securities, and the collective exchange of all of the Convertible Subordinated Notes for New Common Stock and New Preferred Stock has the result that, immediately after the exchange, such Holders of Convertible Subordinated Notes own stock possessing eighty (80) percent or more of (1) the total combined voting power of all DDi Corp. voting stock and (2) each class of DDi Corp. nonvoting stock, the exchange may also qualify as a tax-free transaction under Section 351 of the Tax Code (“Section 351”). If Section 351 applies, the tax treatment to a Holder of a Convertible Subordinated Note should not be materially different than the tax consequences to such Holder if the exchange were treated as a recapitalization as described above.

(b) Certain Consequences of Owning New Preferred Stock

A Holder of a Convertible Subordinated Note will receive New Preferred Stock in accordance with the Plan. The New Preferred Stock is stock in DDi Europe, which is a foreign corporation. The ownership and disposition of stock in a foreign corporation may result in certain federal income tax consequences that differ materially from owning and disposing of stock in a domestic corporation. The rules surrounding such ownership and disposition are complex, and each Holder of a Allowed Class 6a Claim and Allowed Class 6b Claim should consult such Holder’s own financial advisor, legal and tax counsel or accountant regarding such rules and how these rules may impact their federal income tax situation. What follows is a very brief summary of some of the pertinent tax considerations.

(i)	Controlled Foreign Corporation Considerations

If more than 50% of the total voting power or the total value of DDi Europe’s outstanding shares is owned, directly or indirectly, by citizens or residents of the U.S., U.S. partnerships or corporations, or U.S. estates or trusts (as defined by Tax Code Section 7701(a)(30)), each of which owns, directly or indirectly, 10% or more of the total voting power of DDi Europe’s outstanding shares (each a “10% Shareholder”), DDi Europe could be treated as a “controlled foreign corporation” (“CFC”) under Section 957 of the Tax Code.

The classification of DDi Europe as a CFC would raise many complexities, including that 10% Shareholders of DDi Europe would generally (i) be treated as having received a current distribution of DDi Europe’s “Subpart F income” and (ii) would also be subject to current U.S. federal income tax on their pro rata shares of DDi Europe’s earnings invested in “U.S. property.” (The foreign tax credit may reduce the U.S. federal income tax on these amounts for such 10% Shareholders.) In addition, under Section 1248 of the Tax Code, gain from the sale or other taxable disposition of common shares of DDi Europe by a U.S. Holder that is or was a 10% Shareholder at any time during the five-year period ending with the sale is treated as ordinary income to the extent of earnings and profits of DDi Europe attributable to the common shares sold or exchanged.

If DDi Europe is classified as both a Passive Foreign Investment Company, as described below, and a CFC, DDi Europe generally will not be treated as a Passive Foreign Investment Company with respect to 10% Shareholders. DDi Europe currently qualifies as a CFC, and there can be no assurance that DDi Europe will not be considered a CFC for the any future taxable year. The rules surrounding ownership of a CFC are complex, and each Holder of an Allowed Class 6a Claim and Allowed Class 6b Claim should consult such Holder’s own financial advisor, legal and tax counsel or accountant regarding such CFC rules and how these rules may impact their federal income tax situation.

(ii)	Passive Foreign Investment Company Considerations

For U.S. federal income tax purposes, a foreign corporation is classified as a passive foreign investment company (“PFIC”) for each taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (2) on average for such taxable year, 50% or more in value of its assets produce passive income or are held for the production of passive income. For purposes of applying these tests, a corporation is deemed to own its proportionate share of the assets and receive its proportionate share of the gross income of its significant subsidiaries.

Debtors do not believe that DDi Europe will be a PFIC for the current year or for the foreseeable future. However, DDi Europe’s status as a PFIC for any subsequent year will depend on the assets and gross income of the DDi Europe for that year, which will not be determinable until after the close of the taxable year. Accordingly, there can be no assurance that DDi Europe will not be treated as a PFIC in any subsequent taxable year.

The rules surrounding ownership of a PFIC are complex, and each Holder of an Allowed Class 6a Claim and Allowed Class 6b Claim should consult such Holder’s own financial advisor, legal and tax counsel or accountant regarding such PFIC rules and how these rules may impact their federal income tax situation if DDi Europe is considered a PFIC in any taxable year, and the availability of certain elections that may mitigate the adverse tax consequences to which such Holder would be subject if DDi Europe is considered a PFIC in any taxable year.

(iii)	Foreign Personal Holding Company Considerations

Debtors believe that DDi Europe will not be classified as a foreign personal holding company (“FPHC’) under U.S. federal income tax laws. If it were so classified, each Holder of New Preferred Stock generally would be required to include its proportionate share of DDi Europe’s undistributed FPHC income as a dividend in U.S. federal gross income each year, even if no cash dividend is actually paid. DDi Europe will be classified as a FPHC if: (i) stock representing more than 50% of the total voting power of all classes of DDi Europe’s stock entitled to vote, or more than 50% of the total value of the stock of DDi Europe, is owned, directly or indirectly, by five or fewer U.S. citizens or residents, taking into account certain constructive ownership rules, and (ii) at least 60% of DDi Europe’s gross income consists of FPHC income including, without limitation, dividends, interest, rents or royalties, or gains from the sale of stocks, securities or commodities.

FPHC status is a factual determination that must be made on an annual basis. As such, DDi Europe’s FPHC status will depend on the character of its income and the composition of its shareholder base from time to time, which may be subject to change. The rules surrounding ownership of a FPHC are complex, and each Holder of an Allowed Class 6a Claim and Allowed Class 6b Claim should consult such Holder’s own financial advisor, legal and tax counsel or accountant regarding such FPHC rules and how these rules may impact their federal income tax situation.

5.	Holders of Existing DDi Corp. Common Stock—Class 7

Pursuant to the Plan, on or as soon as practicable after the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 7 Equity Interests, each Holder of an Allowed Class 7 Equity Interest shall receive a Pro Rata share of 1.0% of the New Common Stock, subject to dilution for (a) all New Common Stock issuable under the Management Incentive Plan upon the exercise of Management Options thereunder and (ii) all New Common Stock issuable upon the exercise of the New Warrants.

The exchange by Holders of Allowed Class 7 Equity Interests in DDi. Corp. for New Common Stock should generally be treated as a “reorganization” as that term is defined in Section 368 of the Tax Code (and therefore, a tax-free exchange). A Holder of Allowed Class 7 Equity Interests in DDi Corp. should not recognize gain or loss on the exchange unless such Holder had previously claimed a worthless stock deduction with respect to such Holder’s Allowed Class 7 Equity Interest in DDi Corp. A Holder’s tax

basis in the New Common Stock should equal the tax basis of such Holder’s Allowed Class 7 Equity Interest in DDi Corp. The holding period of the New Common Stock will include the holding period of such Holder’s Allowed Class 7 Equity Interest in DDi Corp. exchanged therefore.

B.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE REORGANIZED DEBTORS

1.	Cancellation of Indebtedness and Reduction of Tax Attributes

As a result of the Plan, the amount of the Debtors’ aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor will realize and recognize cancellation of indebtedness income (“COD Income”) upon satisfaction of its outstanding indebtedness for an amount less than its adjusted issue price. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over the sum of (b) the issue price of any new indebtedness of the taxpayer issued, the amount of cash paid and the fair market value of any new consideration (including stock of Debtor) given in satisfaction of such indebtedness at the time of the exchange.

A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a Title 11 bankruptcy proceeding and the discharge of debt occurs pursuant to that proceeding. Instead, as the price for such exclusion, a debtor must (as of the first day of the next taxable year) reduce its tax attributes by the amount of COD Income which it excluded from gross income. In general, tax attributes will be reduced in the following order: (a) net operating losses (“NOLs”), (b) tax credits and capital loss carryovers, and (c) tax basis in assets.

Under the Plan, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend in part on the fair market value of (a) the New Common Stock and the New Preferred Stock and (b) the Senior Discount Notes and/or the Modified Senior Discount Notes. These values cannot be known with certainty until after the Effective Date. Thus, although it is expected that a reduction of tax attributes will be required, the exact amount of such reduction cannot be predicted with certainty. Debtors expect, though, that the amount of COD Income will exceed the amount of, and therefore will eliminate, their NOL carryforwards.

With respect to the reduction of tax attributes, the Debtors anticipate that they will reduce the amount of their NOL carryforwards first (to zero) and then reduce their other tax attributes, primarily the tax basis of their assets. Any reduction in tax attributes (other than the reduction of NOLs) should apply to reduce tax attributes solely of the Debtors, and should not affect the tax attributes other members of the Debtors’ consolidated group. However, with respect to a required reduction of NOLs, the IRS has taken inconsistent positions as to whether such reduction will be applied solely to the NOLs of debtors or to the consolidated NOLs of the debtor’s entire consolidated group. Initially, the IRS held in a private letter ruling that where a member of a consolidated group is permitted to exclude COD income such member is required to reduce only its own separate company tax attributes (including NOLs) without having to reduce the tax attributes of any other member of the consolidated group. In a relatively recent field service advice, however, the IRS concluded that the debtor’s members were required to treat all of a group’s consolidated NOLs as a tax attribute of the debtor’s members, and thus determined that all of the group’s consolidated NOLs were subject to reduction. Although such private rulings and field service advice may not be relied upon by other taxpayers as binding authority, they do provide some indication of the IRS’s position. Despite these inconsistent positions, Debtors believe that the reduction of NOLs should be applied on a consolidated basis. Following this approach, NOLs of Debtors and their affiliates would be reduced or eliminated and then the other tax attributes of Debtors, primarily tax basis of the Debtors’ assets, would be reduced.

2.	Limitation of Net Operating Loss Carryovers and Other Tax Attributes

Tax Code Section 382 generally limits a corporation’s use of its NOLs (and may limit a corporation’s use of certain built-in losses if such built-in losses are recognized within a five-year period following an ownership change) if a corporation undergoes an “ownership change.” This discussion describes the limitation determined under Tax Code Section 382 in the case of an “ownership change” as the “Section 382 Limitation”. The Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five-year post-ownership change period) in any “post change year” is generally equal to the product of the fair market value of the loss corporation’s outstanding stock immediately before the ownership change and the long term tax-exempt rate in effect for the month in which the ownership change occurs. Tax Code Section 383 applies a similar limitation to capital loss carryforwards and tax credits.

In general, an ownership change occurs when the percentage of the corporation’s stock owned by certain “5 percent shareholders” increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable “testing period” (generally, the shorter of (a) the three-year period preceding the testing date or

(b) the period of time since the most recent ownership change of the corporation). A “5 percent shareholder” for these purposes includes, generally, an individual or entity that directly or indirectly owns 5 percent or more of a corporation’s stock during the relevant period, and may include one or more groups of shareholders that in the aggregate own less than 5 percent of the value of the corporation’s stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that have consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group.

The issuance of New Common Stock pursuant to the Plan will cause an ownership change to occur with respect to the Debtors, and consequently with respect to the Debtor’s consolidated group, on the Effective Date. As a result, the Section 382 Limitation will be applicable to the utilization by the Debtors and the Debtor’s consolidated group of their NOLs and built-in losses following the Effective Date. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from the exclusion of COD Income. Similarly, the ability of the Debtors and the Debtors’ consolidated group to use any remaining capital loss carryforwards and tax credits will also be limited. Debtors believe, however, that the amount of COD Income will exceed their NOLs, capital loss carryforwards, and tax credits, and thus for federal income tax purposes such tax attributes will not be impaired as a result of the Section 382 Limitation.

3.	DDi Corp. Recognition of Loss on Exchange of New Preferred Stock

DDi Corp. will recognize loss for federal income tax purposes on the exchange of the New Preferred Stock for Convertible Subordinated Notes, in an amount equal to the difference between (i) the amount realized in respect of the New Preferred Stock and (ii) DDi Corp.’s adjusted tax basis in the New Preferred Stock. DDi Corp. will be treated as realizing an amount equal to the fair market value of the New Preferred Stock, which is significantly less than DDi Corp.’s adjusted tax basis in the New Preferred Stock. Any loss recognized should be treated as a capital loss. The Debtors estimate the taxable loss resulting from the exchange will be substantial, which loss will be an attribute subject to reduction as described above and subject to limitation under Section 383.

4.	Effect of Issue Price on Debtors’ OID Deductions

If, as described above under “Original Issue Discount on Modified Senior Discount Notes,” the Modified Senior Discount Notes are treated as applicable high yield discount obligations, the Debtors may be denied a deduction for a certain portion of the OID on such notes and may claim an interest deduction as to the remainder only when cash is paid with respect to the OID (generally at maturity).

5.	Deductibility of Amounts Paid Pursuant to the Management Incentive Program

Subject to the limitation discussed below, the Debtors should be entitled to deduct, for federal income tax purposes, amounts paid to their employees under the Management Incentive Plan at the time when the employees of the Debtors recognize ordinary income as a result of the receipt of property under such plan. An income tax deduction will generally be unavailable for annual compensation in excess of $1,000,000 paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute performance based compensation are not counted toward the $1,000,000 limit, provided certain other conditions are satisfied. The Debtors intend to treat amounts paid under the Management Incentive Plan as performance based compensation.

C.	BACKUP WITHHOLDING

The Debtors will withhold all amounts required by law to be withheld from payments made pursuant to the Plan. The Debtors will comply with all applicable reporting requirements of the Tax Code.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM OR INTEREST IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

VII.

MISCELLANEOUS PROVISIONS

Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases are set forth below.

A.	PENDING LITIGATION

The Debtors’ operating non-debtor subsidiaries are involved from time to time in routine litigation that is incidental to their businesses. The Debtors do not believe that the outcome of any such litigation will have a material adverse effect upon the Debtors. The Debtors expressly reserve their rights to, among other things, enforce, pursue, prosecute and settle (or decline to do any of the foregoing) all claims, defenses or causes of action, among other things, that arise from or relate in any way to the operation of their businesses. The Debtors are unaware of any pending litigation against them. There is one threatened action against DDi Corp. by a former employee claiming damages in the amount of approximately $250,000 for alleged failure to distribute stock and to facilitate the exercise of options. Debtors are unaware of any pending litigation against them. The Plan does not impair the rights of a person or entity involved in any currently pending litigation with the Debtors’ operating non-debtor subsidiaries of which they have knowledge.

B.	SUCCESSORS AND ASSIGNS

The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

C.	RESERVATION OF RIGHTS

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

D.	SERVICE OF DOCUMENTS

Except as otherwise provided by order of the Bankruptcy Court, any pleading, notice or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

DDi Corp.

1220 North Simon Circle

Anaheim, CA 92806

Attn: Timothy J. Donnelly

with copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attn: Kathrine A. McLendon

Kirkland & Ellis LLP

777 South Figueroa Street

Los Angeles, California 90017

Attn: Sharon M. Kopman

Stutman Treister & Glatt Professional Corporation

1901 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Attn: George C. Webster II

Hahn & Hessen LLP

488 Madison Avenue

New York, NY 10022 Attn: Jeffrey L. Schwartz Curtis, Mallet-Prevost, Colt & Mosle, LLP 101 Park Avenue New York, NY 10178 Attn: Steven J. Reisman

VIII.

RECOMMENDATION

In the opinion of the Debtors, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to the Holders than would otherwise result in a liquidation under Chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims and Equity Interests. Accordingly, the Debtors recommend that Holders of Claims and Equity Interests entitled to vote on the Plan support confirmation of the Plan and vote to accept the Plan. The Co-Sponsors also support the Plan. The Consenting Subordinated Note Holders have executed a Plan Support Agreement to vote for the Plan. The Consenting Senior Discount Note Holders have executed a Senior Discount Note Holder Plan Support Agreement to vote for the Plan. The Consenting Lenders have agreed to terms of a consensual restructuring of the Pre-Restructuring Loan Documents pursuant to a Restructuring Support Agreement.

Dated: August 30, , 2003	Respectfully Submitted,

DDi CORP. AND DDI CAPITAL CORP.

By:	/s/ Timothy J. Donnelly
Name: Timothy J. Donnelly
Title: Vice President

Prepared by:

Richard L. Wynne

Sharon M. Kopman

Christian C. Lymn

KIRKLAND & ELLIS, LLP

777 South Figueroa Street

Los Angeles, California 90017

PH: (213) 680-8400

FAX: (213) 680-8500

COUNSEL TO THE DEBTORS AND THE DEBTORS IN POSSESSION

EXHIBIT A

PLAN OF REORGANIZATION

A-1

KIRKLAND & ELLIS LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022-4675

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

Richard L. Wynne (RW-5630)

KIRKLAND & ELLIS LLP

777 South Figueroa Street

Los Angeles, California 90017

Telephone: (213) 680-8400

Facsimile: (213) 680-8500

Sharon M. Kopman (Pro Hac Vice)

Reorganization Counsel for Debtors and

Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------------	x	Chapter 11
In re:	:
	:	Case No. 03-15261 (SMB)
DDI CORP., et al.,	:
	:	(Jointly Administered)
Debtors	:
--------------------------------------------------------------------	x

DEBTORS’ JOINT PLAN OF REORGANIZATION

DATED AS OF AUGUST 30, 2003

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Exhibits

Exhibit 1	—	Term Sheet for Management Incentive Plan
Exhibit 2	—	Term Sheet for Common Equity
Exhibit 3	—	Term Sheet for Preferred Equity
Exhibit 4	—	Term Sheet for Senior Discount Notes
Exhibit 5	—	Term Sheet for the Restructuring of the Pre-Restructuring Bank Indebtedness
Exhibit 6	—	Summary of Terms and Conditions of Financial Restructuring of DDi Corp. and its Affiliates
Exhibit 7	—	Plan Support Agreement (as amended)
Exhibit 8	—	Senior Discount Note Holder Plan Support Agreement

List Of Plan Documents To Be Filed After The Petition Date

Document	Date Filed
Secured Lender Warrant Agreement	At least 10 business days prior to Confirmation Hearing
Senior Discount Warrant Agreement	At least 10 business days prior to Confirmation Hearing
New DDi Corp. Guarantee and Pledge Agreement	At least 10 business days prior to Confirmation Hearing
New Senior Discount Note Indenture	At least 10 business days prior to Confirmation Hearing
Management Incentive Plan	At least 10 business days prior to Confirmation Hearing
Amended and Restated DDi Corp. Certificate of Incorporation	At least 10 business days prior to Confirmation Hearing
Amended and Restated DDi Corp. Bylaws	At least 10 business days prior to Confirmation Hearing
Amended and Restated DDi Corp. Articles of Incorporation	At least 10 business days prior to Confirmation Hearing
Amended and Restated DDi Europe Articles of Association	At least 10 business days prior to Confirmation Hearing
Any Other Plan Documents Deemed Necessary	At least 10 business days prior to Confirmation Hearing

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I.    INTRODUCTION

On August 20, 2003 (the “Petition Date”), DDi, Corp., a Delaware corporation (“DDi Corp.) and DDi Capital Corp., a California corporation (DDi Capital, and together with DDi Corp., the “Debtors” and “Debtors-in-Possession” and each a “Debtor” and “Debtor-in-Possession”), filed separate voluntary petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (collectively, the “Chapter 11 Cases”). Each of the Debtors is a holding company that operates through their non-debtor operating subsidiaries. As of the Petition Date, Debtors’ total debt equaled approximately $216 million, consisting of $200 million in aggregate principal amount of Convertible Subordinated Notes (as defined below) at the DDi Corp. level and approximately $16.1 million in aggregate principal amount of Senior Discount Notes (as defined below) and a guarantee of the Pre-Restructuring Loan Documents (as defined below) at the DDi Capital level. On August 21, 2003, the United States Bankruptcy Court entered an order authorizing the joint administration of the Debtors’ Chapter 11 Cases.

The document that you are reading is the Debtors’ Joint Chapter 11 Plan of Reorganization. The Plan (as defined below) provides for the preservation of the Debtors’ businesses through a comprehensive reorganization and debt recapitalization. Under the Plan, the claims of creditors will be paid, either in full or in part, through issuance of cash, debt or equity interests in Reorganized DDi Corp. (as defined below) and DDi Europe (as defined below) and will otherwise be discharged.

Sent to you in the same envelope with this document is the Debtors’ Joint Disclosure Statement. The Disclosure Statement (as defined below) has been approved by the Bankruptcy Court and it is being provided along with the Plan in order to provide you with critical information about the Debtors and to help you understand the Plan. The Disclosure Statement discusses the Debtors’ history, businesses, properties, and results of operations and contains a summary and discussion of this Plan. Holders of Claims (as defined below) and Equity Interests (as defined below) are encouraged to read the Disclosure Statement. No solicitation materials, other than the

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Disclosure Statement and related materials transmitted therewith and approved for solicitation purposes by the Bankruptcy Court, have been authorized for use in soliciting acceptances or rejections of this Plan.

The Ad Hoc Convertible Note Holder Committee (as defined below), DDi Europe, DDi Intermediate Holdings Corp., Dynamic Details, Incorporated and Dynamic Details, Incorporated, Silicon Valley are co-sponsors of the Plan (the “Co-Sponsors”), with the rights of Plan proponents. This means that these groups have participated in the development of the Plan, and they have agreed to perform certain obligations in connection with the Plan provided that the Plan is confirmed by the Bankruptcy Court and certain other conditions are satisfied.

II.    DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

2.1    Definitions.

The following defined terms are used in this document. Any capitalized term used but not defined herein, but that is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it in the Bankruptcy Code or Bankruptcy Rules.

2.1.1    5.25% Convertible Subordinated Debt Parties.    The 5.25% Convertible Subordinated Note Holders, the 5.25% Underwriters and the 5.25% Trustee.

2.1.2    5.25% Convertible Subordinated Notes.    The 5.25% Convertible Subordinated Notes due 2008 issued by DDi Corp.

2.1.3    5.25% Convertible Subordinated Note Indenture.    That certain subordinated indenture dated as of February 20, 2001 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date), by and between DDi Corp. and the 5.25% Trustee, pursuant to which the 5.25% Convertible Subordinated Notes were issued.

2.1.4    5.25% Convertible Subordinated Note Holders.    All Holders of the 5.25% Convertible Subordinated Notes.

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2.1.5    5.25% Trustee.    U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee under the 5.25% Convertible Subordinated Note Indenture.

2.1.6    5.25% Underwriters.    Credit Suisse First Boston Corp. and Robertson Stephens, Inc. as underwriters of the 5.25% Convertible Subordinated Notes.

2.1.7    6.25% Convertible Subordinated Debt Parties.    The 6.25% Convertible Subordinated Note Holders, the 6.25% Underwriters and the 6.25% Trustee.

2.1.8    6.25% Convertible Subordinated Notes.    The 6.25% Convertible Subordinated Notes due 2007 issued by DDi Corp.

2.1.9    6.25% Convertible Subordinated Note Indenture.    That certain indenture dated as of April 2, 2002 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date), by and between DDi Corp. and the 6.25% Trustee, pursuant to which the 6.25% Convertible Subordinated Notes were issued.

2.1.10    6.25% Convertible Subordinated Note Holders.    All Holders of the 6.25% Convertible Subordinated Notes.

2.1.11    6.25% Trustee.    U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee under the 6.25% Convertible Subordinated Note Indenture.

2.1.12    6.25% Underwriters. Robertson Stephens, Inc. and JPMorgan Securities, Inc. as underwriters of the 6.25% Convertible Subordinated Notes.

2.1.13    Ad Hoc Convertible Note Holder Committee.    The group of Holders of Convertible Subordinated Notes who formed a committee chaired by Tablerock Fund Management, LLC. and represented by Stutman, Treister & Glatt Professional Corporation.

2.1.14    Ad Hoc Senior Discount Note Holder Committee.    The group of Holders of the Senior Discount Notes, AIG Global Investment Corp. and JPMorgan Partners (BHCA), L.P., who formed a committee represented by Hahn & Hessen LLP.

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2.1.15    Ad Hoc Committees.    Collectively, the Ad Hoc Convertible Note Holder Committee and Ad Hoc Senior Discount Note Holder Committee.

2.1.16    Administrative Agent.    JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as the arranger of the Commitments (as defined in the Pre-Restructuring Loan Documents), and as collateral, co-syndication, and administrative agent for the Secured Lenders.

2.1.17    Administrative Claim.    Any Claim for any cost or expense of administration of the Cases allowable under section 330, 331, 503(b), or 507(a)(1) of the Bankruptcy Code, and the fees and expenses relating to the Ad Hoc Committees as described above, including without limitation, any actual and necessary post-petition expenses of preserving the Estates of the Debtors, any actual and necessary post-petition expenses of operating the business of the Debtors in Possession including post-petition taxes, all compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under sections 330, 331, or 503 of the Bankruptcy Code, the fees and expenses of each Professional retained by the Ad Hoc Committees which retentions have been approved by the Debtors and the Required Lenders, and the expenses of the members of the Ad Hoc Committees as each would be allowed under section 503(b) of the Bankruptcy Code if the Ad Hoc Committees were an official committee under section 1102 of the Bankruptcy Code, and any fees or charges assessed against the Estates of the Debtors under section 1930 of Title 28 of the United States Code.

2.1.18    Administrative Claims Bar Date.    The last date or dates fixed by the Plan or the Bankruptcy Court for filing proofs or requests for payment of certain Administrative Claims pursuant to Section 4.1.2.B. of the Plan, Rule 3003(c)(3) of the Bankruptcy Rules, or any order of the Bankruptcy Court.

2.1.19    Affiliate.    “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

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2.1.20    Allowed.    When used to describe a Claim or Claims, such Claim or Claims to the extent that it or they are an “Allowed Claim” or “Allowed Claims.”

2.1.21    Allowed Class 1 Claims.    Each of the Secured Lenders shall, for purposes of distribution and treatment under the Plan, be deemed to have an Allowed Claim under Class 1 for DDi Capital’s guarantee of the Pre-Restructuring Loan Documents and Pre-Restructuring Bank Indebtedness, which guarantee is secured by a pledge of the stock of Details, and need not file a proof of claim with respect thereto.

2.1.22    Allowed Class 5 Claims.    A beneficial owner of the Senior Discount Notes of record as of the Effective Date shall, for purposes of distribution under the Plan, be deemed to have an Allowed Claim under Class 5 for the outstanding principal amount of the Senior Discount Notes and the Existing Senior Discount Note Indenture owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto.

2.1.23    Allowed Class 6a Claims.    A beneficial owner of the 5.25% Convertible Subordinated Notes of record as of the Effective Date shall, for purposes of distribution under the Plan, be deemed to have an Allowed Claim under Class 6a for the outstanding principal amount of the 5.25% Convertible Subordinated Notes and the 5.25% Convertible Subordinated Note Indenture owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto.

2.1.24    Allowed Class 6b Claims.    A beneficial owner of the 6.25% Convertible Subordinated Notes of record as of the Effective Date shall, for purposes of distribution under the Plan, be deemed to have an Allowed Claim under Class 6b for the outstanding principal amount of the 6.25% Convertible Subordinated Notes and the 6.25% Convertible Subordinated Note Indenture owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto.

2.1.25    Allowed Amount shall mean:

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(i)    with respect to any Administrative Claim (i) if the Claim is based upon a Fee Application, the amount of such Fee Application that has been approved by a Final Order of the Bankruptcy Court; (ii) if the Claim is based upon any indebtedness or obligation incurred in the ordinary course of business of the Debtors and is not otherwise subject to an Administrative Claim Bar Date, the amount of such Claim that has been agreed to by the Debtors and such creditor, failing which, the amount thereof as fixed by a Final Order of the Bankruptcy Court; or (iii) if the Holder of such Claim was required to file and has filed proof thereof with the Bankruptcy Court prior to an Administrative Claim Bar Date, (l) the amount stated in such proof if no objection to such proof of claim is interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (2) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The Allowed Amount of any Administrative Claim which is subject to an Administrative Claims Bar Date and not filed by the applicable Administrative Claims Bar Date shall be zero, and no distribution shall be made on account of any such Administrative Claim;

(ii)    with respect to any Claim which is not an Administrative Claim, a Deficiency Claim, Allowed Class 1 Claim, Allowed Class 5 Claim, Allowed Class 6a Claim or Allowed Class 6b Claim (all “Other Claim”): (i) if the Holder of such Other Claim did not file proof thereof with the Bankruptcy Court on or before the Claims Bar Date, the amount of such Claim as listed in the Debtors’ Schedules as neither disputed, contingent or unliquidated; or (ii) if the Holder of such Claim has filed proof thereof with the Bankruptcy Court on or before the Claims Bar Date, (a) the amount stated in such proof if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court, or (b) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court. The Allowed Amount of any Other Claim which is not filed by the applicable Claims Bar Date,

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is not listed on the Debtors’ Schedules, is listed as disputed, unliquidated, contingent, unknown or in a zero amount or is not allowed under the terms of the Plan, shall be zero, and no distribution shall be made on account of any such Claim;

(iii)    with respect to any Deficiency Claim, the amount thereof as fixed by Final Order of the Bankruptcy Court. The Allowed Amount of any Deficiency Claim which is not filed by the Claims Bar Date shall be zero, and no distribution shall be made on account of any such Deficiency Claim;

(iv)    with respect to any Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims, the outstanding principal amount plus any accrued and unpaid interest due under their respective agreements as of the Petition Date, as the case may be;

(v)    with respect to the Allowed Class 1 Claims in the aggregate, the amount of $72,892,916.17 plus fees and interest thereon; and

(vi)    with respect to any Equity Interest, (i) the amount provided by or established in the records of the Debtors at the Confirmation Date, provided, however, that a timely filed proof of Equity Interest shall supersede any listing of such Equity Interest on the records of the Debtors; or (ii) the amount stated in a proof of Equity Interest filed prior to the Confirmation Date if no objection to such Equity Interest was filed prior to the Confirmation Date or such later date as the Bankruptcy Court allows; or (iii) the amount of such Equity Interest as fixed by a Final Order of the Bankruptcy Court.

2.1.26    Allowed Claim.    Except as otherwise provided in this Plan (including with respect to those Classes for which the amount of the Allowed Claims is specified by this Plan), a Claim to the extent (and only to the extent) of the Allowed Amount of such Claim.

2.1.27    Allowed Claim or Allowed Class Claim.    A Claim of the type specified or in the Class specified that is also an Allowed Claim (i.e., an Allowed Secured Claim is a Secured Claim that is also an Allowed Claim, and an Allowed Class 3 Claim is a Claim classified in Class 3 that is an Allowed Claim).

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2.1.28    Allowed Equity Interest.    Any Equity Interest to the extent, and only to the extent, of the Allowed Amount of such Equity Interest.

2.1.29    Allowed Superpriority Administrative Expense Claim.    An Allowed Administrative Expense Claim of the Secured Lenders pursuant to Sections 503((b)(1), 507(a) and 507(b) of the Bankruptcy Code with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code including, without limitation, sections 105, 326, 328, 330, 331 and 726 of the Bankruptcy Code, and shall at all times be senior to the rights of the Debtors, and any successor trustee or any creditor in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code.

2.1.30    Amended and Restated DDi Corp. Bylaws.    The amended and restated Bylaws for Reorganized DDi Corp., which shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.31    Amended and Restated DDi Corp. Certificate of Incorporation.    The amended and restated certificate of incorporation of Reorganized DDi Corp., which shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.32    Amended and Restated DDi Europe Articles of Association.    The amended and restated articles of association of DDi Europe, which shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.33    Ballots.    Each of the ballot forms distributed with the Disclosure Statement to each Holder of an impaired Claim or Equity Interest (other than to Holders not entitled to vote on the Plan) upon which is to be indicated among other things, acceptance or rejection of the Plan.

2.1.34    Bankruptcy Code.    The Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as applicable to the Cases.

2.1.35    Bankruptcy Court.    The United States Bankruptcy Court for the Southern District of New York, having jurisdiction over the Cases and, to the extent of any withdrawal of

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the reference made pursuant to section 157 of Title 28 of the United States Code, the United States District Court for the Southern District of New York, or, in the event such courts cease to exercise jurisdiction over the Cases, such court or unit thereof that exercises jurisdiction over the Cases in lieu thereof.

2.1.36    Bankruptcy Rules.    Collectively, as now in effect or thereafter amended and as applicable to the Cases, (i) the Federal Rules of Bankruptcy Procedure, and (ii) the Local Bankruptcy Rules and General Orders applicable to cases pending before the Bankruptcy Court.

2.1.37    Borrowers.    Dynamic Details, Incorporated, a California corporation, and Dynamic Details, Incorporated, Silicon Valley, a Delaware corporation, as borrowers under the Pre-Restructuring Loan Documents.

2.1.38    Budget and Funding Agreement.    That certain Budget and Funding Agreement, dated as of August 1, 2003 by and among the Debtors, Details, DDISV, each Subsidiary Guarantor (as defined therein), the Administrative Agent and the Professionals (as defined therein) signatory thereto.

2.1.39    Business Day.    Any day, other than a Saturday, a Sunday or a “legal holiday,” as defined in Bankruptcy Rule 9006(a).

2.1.40    Cases.    The Chapter 11 cases commenced by the Debtors on the Petition Date and pending before the Bankruptcy Court.

2.1.41    Cash.    Currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

2.1.42    Causes of Action.    All actions, causes of action, omissions, courses of conduct, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, variances, trespasses, damages, judgments, extents, executions, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payments, Claims and demands whatsoever in law, admiralty, equity or otherwise, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated,

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fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively in law, equity or otherwise.

2.1.43    Claim.    All claims (as such term is defined in Section 101(5) of the Bankruptcy Code), counterclaims, setoffs, recoupment, demands, causes of action, obligations, damages, liabilities, indebtedness, obligations, debts (as such term is defined in Section 101(13) of the Bankruptcy Code), demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of any kind and nature, and whether imposed by agreement, understanding, law, equity or otherwise, including, but not limited to, any claims that were or could have been brought under Chapter 5 of the Bankruptcy Code, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due, and shall include (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

2.1.44    Claims Bar Date.    For any Claim other than an Administrative Claim, September 30, 2003, or such other deadline for filing such Claim as has been established under any order of the Bankruptcy Court.

2.1.45    Claims Objection Deadline.    The later of (i) November 28, 2003 or (ii) such greater period of limitation as may be fixed or extended by the Bankruptcy Court on request of a Debtor or Reorganized Debtor or by agreement between a Debtor or Reorganized Debtor and the Holder of the Claim, but in no event later than December 2, 2003.

2.1.46    Class.    Each group of Claims or Equity Interests classified in Article V of the Plan pursuant to sections 1122 and 1123 of the Bankruptcy Code.

2.1.47    Co-Sponsors.    Co-Sponsors shall have the meaning set forth in Section I of the Plan.

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2.1.48    Co-Syndication Agent.    Bankers Trust Company as documentation and co-syndication agent of the Pre-Restructuring Loan Documents.

2.1.49    Collateral.    Any property or interest in property of the Debtors’ Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

2.1.50    Confirmation.    Entry of the Confirmation Order by the Bankruptcy Court.

2.1.51    Confirmation Date.    The date on which the Confirmation Order is entered in the Bankruptcy Court’s docket.

2.1.52    Confirmation Hearing.    The hearing to consider confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

2.1.53    Confirmation Order.    The order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code, which order shall be submitted to the Court in form and substance satisfactory to the Co-Sponsors and the Required Lenders.

2.1.54    Convertible Subordinated Notes.    Collectively, the 5.25% Convertible Subordinated Notes and the 6.25% Convertible Subordinated Notes.

2.1.55    Convertible Subordinated Note Indentures.    Collectively, the 5.25% Convertible Subordinated Note Indenture and the 6.25% Convertible Subordinated Note Indenture.

2.1.56    Convertible Subordinated Note Holders.    All Holders of the Convertible Subordinated Notes.

2.1.57    Creditor.    Any Person who is the Holder of a Claim against any Debtor that arose or accrued or is deemed to have arisen or accrued or to have matured, or otherwise become due, owing, and payable on or before the Petition Date, including without limitation, Claims of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

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2.1.58    DDi Capital.    DDi Capital Corp., a California corporation.

2.1.59    DDi Corp.    DDi Corp., a Delaware corporation.

2.1.60    DDi Europe.    DDi Europe Limited, a company registered in England and Wales and a non-debtor affiliate of DDi Corp.

2.1.61    DDi Intermediate.    DDi Intermediate Holdings Corp., a California corporation and a non-debtor affiliate of DDi Corp.

2.1.62    DDISV.    Dynamic Details, Incorporated, Silicon Valley, a Delaware corporation and a non-debtor affiliate of DDi Corp.

2.1.63    Debtor(s).    Individually or collectively, DDi Corp. and DDi Capital.

2.1.64    Debtors-in-Possession.    The Debtors when each is acting in the capacity of representative of the Estates in the Cases.

2.1.65    Deficiency Claim.    That portion of any Claim of a Creditor secured by a Lien on, security interest in or charge against property of the Estate or that is subject to setoff under the Bankruptcy Code section 553, to the extent that the value of such Creditor’s interest in the Estate’s interest in such property or to the extent that the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a), is less than the amount of the Claim.

2.1.66    Details.    Dynamic Details, Incorporated, a California corporation and a non-debtor affiliate of DDi Corp.

2.1.67    Disclosure Statement.    That certain document entitled Disclosure Statement for Plan of Reorganization of DDi Corp. and DDi Capital under Chapter 11 of the Bankruptcy Code Filed in the Cases by the Debtors, including the Exhibits attached thereto, either in its present form or as it may be amended, restated, supplemented, or otherwise modified from time to time.

2.1.68    Disclosure Statement Hearing.    The hearing(s) held pursuant to Bankruptcy Code section 1125(b) and Bankruptcy Rule 3017(a), including any continuances thereof, at which the Bankruptcy Court considered the adequacy of the Disclosure Statement.

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2.1.69    Disputed Administrative Claim. Any Administrative Claim that is not an Allowed Administrative Claim.

2.1.70    Disputed Claim.    All or any part of a Claim, other than any Allowed Amount thereof or the Allowed Class 1 Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and the Allowed Class 6b Claims, as to which any one of the following applies: (i) no proof of claim has been filed with respect to such Claim, and either (a) the Claim is not listed in the Schedules, or (b) the Claim is listed in the Schedules as unliquidated, disputed, contingent, unknown or in a zero amount, (ii) the Claim is the subject of a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, any applicable orders of the Bankruptcy Court, or the Plan which is Filed on or before the Claims Objection Deadline, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (iii) the Claim is otherwise treated as a “Disputed Claim” pursuant to this Plan. In addition, prior to the earlier of (i) the Claims Objection Deadline, and (ii) such date as the Bankruptcy Court allows the Claim pursuant to a Final Order, any Claim whose Allowed Amount is not specified under the Plan or that is not Allowed under the Plan that is evidenced by a proof of claim shall be deemed a Disputed Claim for purposes of calculating and making any distributions under this Plan if: (a) no Claim corresponding to the proof of claim is listed in the Schedules, (b) the Claim corresponding to the proof of claim is listed in the Schedules as disputed, contingent, unliquidated, unknown, or in a zero amount, (c) the amount of the Claim as specified in the proof of claim exceeds the amount of any corresponding Claim listed in the Schedules as not disputed, not contingent, and liquidated, but only to such extent, or (d) the priority or classification of the Claim as specified in the proof of claim differs from the priority of any corresponding Claim listed in the Schedules.

2.1.71    Disputed Claim or Disputed Class Claim.    A Claim of the type specified or in the Class specified that is also a Disputed Claim (i.e., a Disputed Tax Claim is a Tax Claim that is also a Disputed Claim, and a Disputed Class 5 Claim is a Claim classified in Class 5 that is also a Disputed Claim).

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2.1.72    Distribution Agent.    Reorganized DDi. Corp.

2.1.73    Distribution Record Date.    The record date for purposes of making distributions under the Plan on account of Allowed Claims and Equity Interests, which date shall be the Effective Date.

2.1.74    Effective Date.    The tenth calendar day after the entry of the Confirmation Order, unless a stay of the Confirmation Order has been issued by the Court, and all conditions to the Effective Date have been satisfied or, if waivable, waived. In the event the Confirmation Order is stayed, the first business day after the stay is lifted, and all conditions to the Effective Date have been satisfied or, if waivable, waived.

2.1.75    Equity Interest.    Any equity security or interest of or in any Debtor within the meaning, of Section 101(16) of the Bankruptcy Code, including, without limitation, any equity interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests, or any other equity security or interest, and includes, without limitation, any equity interest based on Existing DDi Corp. Common Stock or on any common stock of any other Debtor, and the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

2.1.76    Estates.    The bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code by the commencement of the Cases.

2.1.77    Existing DDi Corp. Common Stock.    The shares of common stock of DDi Corp., outstanding immediately prior to the Effective Date.

2.1.78    Existing Senior Discount Note Indenture.    That certain indenture dated as of November 18, 1997 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date), by and between DDi Capital (f/k/a Details Holdings Corp., a California corporation) and the Senior Discount Trustee, as trustee, pursuant to which the Senior Discount Notes were issued.

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2.1.79    Fee Applications.    Applications of Professional Persons under sections 330, 331 or 503 of the Bankruptcy Code and the Professional Persons retained by the Ad Hoc Committees for allowance of compensation and reimbursement of expenses in the Cases.

2.1.80    Filed.    Delivered to, received by and entered upon the legal docket by the Clerk of the Bankruptcy Court. “File” shall have the correlative meaning.

2.1.81    Final Order.    A judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Co-Sponsors and the Required Lenders, or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari, re-argument, or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for re-argument or rehearing shall have expired.

2.1.82    Funding Order.    The Order entered on August 20, 2003, (i) Approving the Budget and Funding Agreement, dated as of August 1, 2003 and (ii) Authorizing and Directing the Debtors’ Performance Thereunder, pursuant to Bankruptcy Code §§ 105, 361, 362, 363, 364, 503(B) and 507(B) and Federal Rule of Bankruptcy Procedure 4001(B).

2.1.83    Hedge Agreement.    The terminated Hedge Agreement by and between JPMorgan Chase Bank and Dynamic Details, Incorporated, which was executed in connection with the Pre-Restructuring Loan Documents and terminated as of April 25, 2003.

2.1.84    Holder.    The beneficial owner of any Interest.

2.1.85    Indentures.    Collectively, the 5.25% Convertible Subordinated Note Indenture, the 6.25% Convertible Subordinated Note Indenture, and the Existing Senior Discount Note Indenture.

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2.1.86    Indenture Trustee Fee Claim.    Any Claim of the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee for payment of compensation for all services rendered by it under the Indentures as of the Effective Date, together with the reimbursement of all reasonable expenses, disbursements and advances incurred in connection therewith, including the reasonable compensation, expenses and disbursements of its agents and counsel.

2.1.87    Interest.    (i) All Liens, (ii) all Claims, (iii) all interests of any kind or nature, including but not limited to any equity security or interest of or in any Debtor within the meaning, of section 101(16) of the Bankruptcy Code, including, without limitation, any Equity Interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests, or any other equity security or interest, and includes, without limitation, any equity interest based on Existing DDi Corp. Common Stock or on any common stock of any other Debtor, and (iv) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

2.1.88    Lien.    Any mortgage, pledge, security interest, encumbrance, lien (as defined in Section 101(37) of the Bankruptcy Code) or charge of any kind (including any agreement to give the foregoing), judgments, conditions, covenants, impositions, demands, easements, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction, restrictions or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

2.1.89    Management Incentive Plan.    The Management Incentive Plan pursuant to which the Management Options will be granted which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

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2.1.90    Management Options.    The options to be granted under the Management Incentive Plan to the management of Reorganized DDi Corp. and its subsidiaries which shall have the material terms described in the term sheet attached as Exhibit “1” to the Plan.

2.1.91    New Common Stock.    The new common stock of Reorganized DDi Corp. issued from and after the Effective Date, which shall be governed by the Amended and Restated DDi Corp. Certificate of Incorporation and shall represent all of the New Common Stock. The New Common Stock shall have the material terms described in the term sheet attached as Exhibit “2” to the Plan and in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.92    New Common Stock Registration Rights Agreement.    The New Common Stock Registration Rights Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.93    New DDi Corp. Securities.    Collectively, the New Common Stock, the New Warrants, and the Management Options.

2.1.94    New DDi Corp. Guarantee and Pledge Agreement.    The New DDi Corp. Guarantee and Pledge Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.95    New Preferred Stock.    The new preferred stock of DDi Europe, issued from and after the Effective Date, which shall be governed by the Amended and Restated DDi Europe Articles of Association and shall represent all of the New Preferred Stock. The New Preferred Stock shall have the material terms described in the term sheet attached as Exhibit “3” to the Plan and in the form attached to the Plan Documentary Supplement.

2.1.96    New Preferred Stock Registration Rights Agreement.    The New Preferred Stock Registration Rights Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.97    New Senior Discount Note Indenture.    The New Senior Discount Note Indenture shall have the material terms described in the term sheet attached as Exhibit “4” to the

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Plan and in the form of the New Senior Discount Note Indenture attached as an Exhibit to the Plan Documentary Supplement.

2.1.98    New Warrant Agreements.    Collectively, the Secured Lender Warrant Agreement and the Senior Discount Warrant Agreement.

2.1.99    New Warrants.    Collectively, the Secured Lender Warrants and the Senior Discount Warrants.

2.1.100    Person.    An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, estate, association, unincorporated association, joint venture, governmental authority, Professional, governmental unit, Committee or other entity of whatever nature.

2.1.101    Petition Date.    The date on which each Debtor filed its petition for relief under Chapter 11 of the Bankruptcy Code, i.e., August 20, 2003.

2.1.102    Plan.    The Joint Plan of Reorganization as set forth herein, including the Exhibits thereto and the Plan Documents, as the same may be amended or modified from time to time in accordance with section 15.1 of this Plan.

2.1.103    Plan Documentary Supplement.    A supplement to this Plan, containing various documents relating to the implementation of the Plan, to be Filed with the Bankruptcy Court no later than ten (10) Business Days prior to the commencement of the hearing on confirmation of the Plan, as said supplement may be amended from time to time at any time prior to the Effective Date with the consent of the Co-Sponsors and the Required Lenders.

2.1.104    Plan Documents.    Collectively, the Amended and Restated DDi Corp. Certificate of Incorporation; the Amended and Restated DDi Corp. Bylaws, the Amended and Restated DDi Europe Articles of Association, the New Warrant Agreements, the Management Incentive Plan, the Registration Rights Agreements, the New Senior Discount Note Indenture and any other documents required by the Plan, excluding any of the Restructuring Loan Documents (other than the Secured Lender Warrant Agreement, the New Common Stock

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Registration Rights Agreement and the New DDi Corp. Guarantee and Pledge Agreement), or determined by the Co-Sponsors and the Required Lenders to be necessary or advisable to implement the Plan. The Plan Documents shall be in form and content acceptable to the Co-Sponsors and the Required Lenders. Final or near-final versions of the Plan Documents shall be filed with the clerk of the Bankruptcy Court as part of the Plan Documentary Supplement as early as practicable (but in no event later than ten (10) Business Days prior to the commencement of the Confirmation Hearing or on such other date as the Bankruptcy Court may establish).

2.1.105    Pre-Restructuring Bank Indebtedness.    This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit ”5” to the Plan.

2.1.106    Pre-Restructuring Loan Documents.    The Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002, the Seventh Amendment, dated as of June 27, 2003 and the Eighth Amendment, dated as of August 1, 2003 (as amended, supplemented or otherwise modified prior to the Petition Date, the “Pre-Restructuring Credit Agreement”), among Details, DDISV, the Secured Lenders, the Administrative Agent and the Co-Syndication Agent, and all collateral and ancillary documentation executed in connection therewith, including, without limitation, the Hedge Agreement, with any Secured Lender or any Affiliate of any Secured Lender.

2.1.107    Priority Claim.    Any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Section 507(a) of the Bankruptcy Code.

2.1.108    Pro Rata.    Proportionately, so that with respect to any distribution in respect of any Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Allowed Claim to (ii) the amount of such Allowed Claim, is the same as the ratio of

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(b)(i) the amount of property distributed on account of all Allowed Claims of the Class or Classes sharing in such distribution to (ii) the amount of all Allowed Claims in such Class or Classes.

2.1.109    Professional.    A Person or Entity (a) employed by the Debtors in Possession pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, (b) employed by the Ad Hoc Committees, which retentions have been approved by the Debtors and the Required Lenders and to be compensated for services rendered prior to the Effective Date as would be allowed under section 503(b) of the Bankruptcy Code if the Ad Hoc Committees were an official committee or (c) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.

2.1.110    Professional Fees.    All Allowed Claims of Professionals for compensation and for reimbursement of expenses under sections 328, 330 and/or 503(b) of the Bankruptcy Code, and the Administrative Claims of the Professionals for the Ad Hoc Committees.

2.1.111    Registration Rights Agreements.    Collectively, the New Common Stock Registration Rights Agreement and the New Preferred Stock Registration Rights Agreement.

2.1.112    Released Claims.    Any and all of the following Claims and Causes of Action that arose up to and including the Effective Date and/or relate to, in any way, any Claims or Causes of Action that arose up to and including the Effective Date:

        (i)    actions or omissions or courses of conduct of any Released Party with respect to any indebtedness arising under or with respect to any credit facility or any other arrangement under which any of the Debtors or any of their respective subsidiaries is or was a borrower or guarantor, the Pre-Restructuring Loan Documents, the 5.25% Convertible Subordinated Notes, the 6.25% Convertible Subordinated Notes, the Senior Discount Notes or

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any investment (direct or indirect) in any common or preferred equity of any of the Debtors (including, without limitation, any action or omission of any Released Party with respect to the issuance, acquisition, holding, voting or disposition of any such investment),

        (ii)    actions or omissions or courses of conduct of any Released Party as an officer, director, employee or agent of, or advisor to, any of the Debtors, the Debtors’ respective subsidiaries, the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties or the Senior Discount Parties,

        (iii)    disclosures made or not made by any person to any current or former Holder of any indebtedness arising under or with respect to any credit facility or any other arrangement under which any of the Debtors or any of the Debtors’ respective subsidiaries is or was a borrower or a guarantor, the Pre-Restructuring Loan Documents, the 5.25% Convertible Subordinated Notes, the 6.25% Convertible Subordinated Notes or the Senior Discount Notes,

        (iv)    consideration paid in respect of any investment (direct or indirect) by any Person in any indebtedness arising under or with respect to any credit facility or any other arrangement under which any of the Debtors or any of the Debtors’ respective subsidiaries is or was a borrower or a guarantor, Pre-Restructuring Loan Documents, the 5.25% Convertible Subordinated Notes, the 6.25% Convertible Subordinated Notes, the Senior Discount Notes, any common or preferred equity investment (direct or indirect) in any of the Debtors or in respect of any services provided or to be provided to any of the Debtors under any management agreement or otherwise,

        (v)    Claims for equitable subordination or other recharacterization of any claim of any of the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties and the Senior Discount Parties,

        (vi)    avoidance Claims the Debtors and their respective Estates have or may have against any of the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties and the Senior Discount Parties under

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Sections 542, 543, 544, 547, 548, 549, 553, or 724(a) of the Bankruptcy Code, under applicable state law or otherwise, in respect of any payments or transfers made, obligations incurred or any contracts, agreements or arrangements involving any of the Released Parties,

        (vii)    any fiduciary duty of any of the Released Parties to any of the Debtors or their respective Estates or which the Estates might have asserted or any of their creditors or Holders,

        (viii)    actions taken or not taken or course of conduct in connection with the contemplated Plan, the restructuring and the petitions or otherwise in respect in the Chapter 11 Cases and

        (ix)    Claims, obligations, rights, Causes of Action and liabilities which the Debtors and any of their respective successors, assigns, affiliates and subsidiaries (other than DDi Europe and its European subsidiaries) may assert against the Released Parties, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Confirmation Date, in any way relating to the Chapter 11 Cases, the Restructuring or the Plan; provided, however, that Released Claims shall not include Claims or Causes of Action arising out of any such Released Party’s gross negligence or willful misconduct.

2.1.113    Released Parties.    The Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties, the Senior Discount Parties, the Creditors’ Committee (if any) and each of the members, the Ad Hoc Committees and each of the members, and any and all of such parties’ respective predecessors, successors and assigns, past, current and future principals, affiliates, agents, officers, directors, employees, shareholders, partners, members, affiliates, representatives, attorneys, financial advisors, investment bankers, agents or other professionals.

2.1.114    Reorganized DDi Corp.    DDi Corp., as reorganized on and after the Effective Date.

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2.1.115    Reorganized Debtors.    The Debtors, as reorganized under the terms of the Plan on and after the Effective Date, and any successors thereto by merger, consolidation, acquisition, or otherwise.

2.1.116    Required Lenders.    This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit “5” to the Plan.

2.1.117    Restructuring.    This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit “5” to the Plan.

2.1.118    Restructuring Loan Documents.    This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit “5” to the Plan.

2.1.119    Restructuring Support Agreement.    That certain agreement (together with exhibits, annexes and attachments thereto) dated as of August 1, 2003, by and among DDi Corp., DDi Intermediate, DDi Capital, Details, DDISV, their respective subsidiaries and affiliates and one hundred percent (100%) of the Holders of the Pre-Restructuring Bank Indebtedness.

2.1.120    Schedules.    The schedules of assets and liabilities and list of equity security Holders Filed by the Debtors, as required by section 521(1) of the Bankruptcy Code, Bankruptcy Rules 1007(a)(1) and (3) and (b)(1), and Official Bankruptcy Form No. 6, as amended from time to time.

2.1.121    Secured Claim.    Any Claim, including interest, fees, costs, and charges to the extent allowable pursuant to Bankruptcy Code section 506(b) and the Plan, that is secured by a valid and unavoidable Lien on property in which the Debtors have, or any of them or any Estate has, an interest or that is subject to recoupment or setoff under Section 553 of the Bankruptcy Code, to the extent of the value of such Holder’s interest in the Debtors, any Debtor’s or any Estate’s interest in the property, determined pursuant to Section 506(a) of the Bankruptcy Code.

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2.1.122    Secured Lender Warrant Agreement.    The agreement pursuant to which the Secured Lender Warrants will be issued which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.123    Secured Lender Warrant Escrow Agreement.    The Secured Lender Warrant Escrow Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.124    Secured Lender Warrants.    The warrants issuable to the Secured Lenders which shall have the material terms described in the term sheet attached as Exhibit “5” to the Plan.

2.1.125    Secured Lenders.    The several banks and other financial institutions from time to time parties to the Pre-Restructuring Loan Documents.

2.1.126    Senior Debt Parties.    The Secured Lenders, the Administrative Agent and the Co-Syndication Agent.

2.1.127    Senior Discount Notes.    The 12.5% Senior Discount Notes due 2007 issued by DDi Capital.

2.1.128    Senior Discount Note Holders.    All Holders of the Senior Discount Notes.

2.1.129    Senior Discount Parties.    The Senior Discount Note Holders and the Senior Discount Trustee.

2.1.130    Senior Discount Trustee.    Wilmington Trust Company, as successor trustee to U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee under the Existing Senior Discount Note Indenture.

2.1.131    Senior Discount Warrant Agreement.    The agreement pursuant to which the Senior Discount Warrants will be issued which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

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2.1.132    Senior Discount Warrants.    The warrants issuable to the Senior Discount Note Holders which shall have the material terms described in the term sheet attached as Exhibit “4” to the Plan.

2.1.133    Tax.    Any tax, charge, fee, levy, impound or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. “Tax” shall include any interest or additions attributable to, or imposed on or with respect to such assessments.

2.1.134    Tax Claim.    Any Claim for any Tax to the extent that it is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

2.1.135    Unclaimed Property.    All Cash, DDi Corp. Securities, and New Preferred Stock deemed to be “Unclaimed Property” pursuant to Sections 9.6 and 9.7 of the Plan.

2.1.136    Unsecured Claim.    A Claim against any Debtor that is not (a) a Secured Claim, (b) an Administrative Claim, (c) a Tax Claim or (d) a Priority Claim.

2.2    Rules of Construction.    For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Equity Interest includes that entity’s successors and assigns; (e) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (f) the words “herein,” hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; and (g) unless otherwise provided in the Plan, any reference in this Plan to a contract, instrument, release, indenture, agreement, or other document being in a particular form or non particular terms and conditions means that such document shall be substantially and materially in such

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form or substantially and materially on such terms and conditions; (h) any reference in the Plan to a document, schedule, or exhibit to the Plan, Plan Documentary Supplement, or Disclosure Statement Filed or to be Filed means such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with the express terms of the Plan or any other provision in this section 2.2.

2.3    Plan Documentary Supplement.    Forms or summaries of certain documents referred to herein will be contained in a separate Plan Documentary Supplement, which the Debtors shall file with the Bankruptcy Court and may amend from time to time with the consent of the Co-Sponsors and the Required Lenders prior to the Effective Date. A copy of the Plan Documentary Supplement may be obtained from counsel for the Debtors, at the address set forth in section 16.5 of the Plan, upon written request.

2.4    Exhibits.    All Exhibits to the Plan and all documents contained in the Plan Documentary Supplement are incorporated into and are a part of the Plan as if set forth in full herein.

III.    JOINT PLAN; NO SUBSTANTIVE CONSOLIDATION

This Plan, although proposed jointly, constitutes a separate plan proposed by each of the Debtors. The Debtors’ respective Chapter 11 estates remain legally separate. Each Debtor is only assuming liability under the Plan for the claims properly chargeable to such Debtor and for no others. Accordingly, except as expressly provided herein, the classifications set forth below shall be deemed to apply separately with respect to each Plan proposed by each Debtor.

IV.    UNCLASSIFIED CLAIMS

As required by the Bankruptcy Code, the Plan places claims and interests into various Classes according to their right to priority. However, certain types of claims are not classified in any Classes under the Plan. These claims are deemed “unclassified” under the provisions of the Bankruptcy Code. They are not considered impaired and they do not vote on the Plan, because

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they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtors have not placed the following claims in a class. The treatment of these unclassified claims is as provided below.

4.1    Administrative Claims.    Administrative Claims are generally claims for the expenses of administering the Debtors’ Cases that are allowed under Code section 507(a)(1). The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. The treatment of Administrative Claims is as described below.

        4.1.1    Payment Generally.    Except to the extent that the Holder of an Allowed Administrative Claim agrees to a different treatment, and subject to the bar dates for Administrative Claims set forth in the following Sections, the Distribution Agent shall pay each Allowed Administrative Clam in full, in Cash or such other treatment as may be accepted by such Holder, on the later of (i) the Effective Date, (ii) within ten (10) Business Days after the date of such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Allowed Administrative Claim becomes due according to its terms. Notwithstanding the foregoing, any Allowed Administrative Claim representing obligations incurred in the ordinary course of post-petition business by the Debtors in Possession shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business, in accordance with the terms of the particular obligation.

        4.1.2    Administrative Claims Bar Date.

                    (i)    General Administrative Claims Bar Date.    All applications for final compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 507(b) of the Bankruptcy Code (except only for (i) post-petition, ordinary course trade obligations and routine post-petition payroll obligations incurred in the ordinary course of the Debtors’ post-petition business, for which no bar date shall apply, and (ii) post-petition tax obligations, for which the bar date

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described in the following Section shall apply) shall be filed with the Bankruptcy Court and served upon the Co-Sponsors no later than sixty (60) days after the Effective Date (the “General Administrative Claims Bar Date”), unless such date is extended by the Bankruptcy Court after notice to the Co-Sponsors. Any such request for payment of an Administrative Claim that is subject to the General Administrative Claims Bar Date and that is not filed and served on or before the General Administrative Claims Bar Date shall be forever barred; any party that seeks payment of Administrative Claims that (i) is required to file a request for payment of such Administrative Claims and (ii) does not file such a request by the deadline established herein shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, their estates, or any of their property.

        (ii)    Administrative Tax Claims Bar Date.    All requests for payment of Administrative Claims by a governmental unit for Taxes (and for interest and/or penalties related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date (“Tax Administrative Claims”) and for which no bar date has otherwise previously been established, must be filed and served on the Co-Sponsors on or before the later of (i) sixty (60) days following the Effective Date; and (ii) 180 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Tax Administrative Claims that is required to file a request for payment of such taxes and does not file and properly serve such a request by the applicable bar date shall be forever barred from asserting any such Tax Administrative Claims against the Debtors, Reorganized Debtors, their estates, or their property. The total claims of this nature are estimated to be zero.

4.2    Superpriority Administrative Expense Claim.    Pursuant to the terms and conditions of the Funding Order, the Secured Lenders and the Administrative Agent were granted the Allowed Superpriority Administrative Expense Claim pursuant to sections 503(b) and 507(b) of the Bankruptcy Code; provided, however, that the Secured Lenders have acknowledged that they will waive the Allowed Superpriority Administrative Expense Claim if

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the Restructuring Transaction (as defined in Exhibit “7”) is consummated on or before January 30, 2004.

4.3    Priority Tax Claims.    Priority Tax Claims are certain unsecured income, employment and other taxes described by Code section 507(a)(8). The Bankruptcy Code requires that each Holder of such a section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments over a period not exceeding six (6) years from the date of the assessment of such tax. The total claims of this nature are estimated to be zero. At the election of the Debtors, the Holder of each Allowed Priority Tax Claim shall be entitled to receive, on account of such Claim, (i) equal cash payments on the last Business Day of each three-month period following the Effective Date, during a period not to exceed six years after the assessment of the Tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any unpaid balance from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Holder of the Allowed Priority Tax Claim and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (i) hereof, or (iii) payment of the full Allowed Priority Tax Claim in Cash. The total Claims of this nature are estimated to be zero.

4.4    Indenture Trustee Fee Claim.    The Indenture Trustee Fee Claim shall be paid directly by the Debtors on the Effective Date and shall not be deducted from any distributions to the Holders of (i) the Allowed Class 1 Claims, (ii) Allowed Class 5 Claims, (iii) Allowed Class 6a Claims or (iv) the Allowed Class 6b Claims. In addition, the Reorganized Debtors shall pay the actual, necessary and reasonable fees and expenses of the 5.25% Trustee, the 6.25% Trustee and the Senior Discount Trustee incurred after the Effective Date in connection with the distributions to be made pursuant to this Plan.

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V.    CLASSIFICATION OF CLAIMS AND INTERESTS

5.1    General Overview.    As required by the Bankruptcy Code, the Plan places claims and interests into various Classes according to their right to priority and other relative rights. The Plan specifies whether each Class of claims or interests is impaired or unimpaired, and the Plan sets forth the treatment each Class will receive. The table below lists the Classes of Claims established under the Plan and states whether each particular Class is impaired or left unimpaired by the Plan. A Class is “unimpaired” if the Plan leaves unaltered the legal, equitable and contractual rights to which the Holders of claims or interests in the Class are entitled, with certain exceptions specified in the Bankruptcy Code.

Class	Claimants	Impaired or Unimpaired

Class 1	Allowed Class 1 Claims	Unimpaired

Class 2	Other Secured Claims	Unimpaired

Class 3	Other Priority Claims that fall within Code sections 507(a)(3), (4) and (6)	Unimpaired

Class 4	Allowed Unsecured Claims not classified in Classes 5, 6a or 6b	Unimpaired

Class 5	Allowed Class 5 Claims	Impaired

Class 6a	Allowed Class 6a Claims	Impaired

Class 6b	Allowed Class 6b Claims	Impaired

Class 7	Existing DDi Corp. Common Stock Equity Interests	Impaired

VI.    PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS

6.1    Class 1 - Allowed Class 1 Claims (Unimpaired).    Class 1 consists of all Allowed Class 1 Claims against Debtor DDi Capital by virtue of DDi Capital’s guarantee of the Pre-Restructuring Loan Documents, which guarantee is secured by a perfected, first priority Lien on and pledge of the stock of Details (the “DDi Capital Guarantee and Pledge”). All Class 1 Claims are Allowed Class 1 Claims.

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Class 1 is unimpaired and all legal, equitable and contractual rights, remedies, powers and privileges of Holders of Allowed Class 1 Claims shall be left unaltered, including, without limitation, the DDi Capital Guarantee and Pledge. Therefore, the Holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Plan and are deemed to have accepted the Plan.

6.2    Class 2 - Other Secured Claims (Unimpaired).    Class 2 consists of any other Allowed Secured Claims not otherwise classified (“Other Secured Claims”). Each Holder of an Allowed Class 2 Claim shall receive one of the following alternative treatments, at the election of the Reorganized Debtors:

(a)	The claimant’s collateral shall be returned to the claimant on the Effective Date in full satisfaction of such claimant’s Allowed Other Secured Claim. The claimant’s allowed Deficiency Claim shall be treated as an Allowed Class 3 Claim.

(b)	The legal, equitable and contractual rights of the Allowed Other Secured Claim shall be unaltered by the Plan; or

(c)	Such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Class 2 is unimpaired and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan. As of the date hereof, the Debtors do not believe that any Other Secured Claims exist.

6.3    Class 3 - Other Priority Claims (Unimpaired).    Class 3 consists of all Allowed Claims against the Debtors accorded priority and right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim (“Other Priority Claims”). The legal, equitable and contractual rights of the Holders of Class 3 Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors agree to a different

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treatment, each Holder of an allowed Class 3 Claim shall receive one of the following alternative treatments, at the election of the Debtors:

(a)	to the extent then due and owing on the Effective Date, such Allowed Class 3 Claim will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors;

(b)	to the extent not due and owing on the Effective Date, such Allowed Class 3 Claim (i) will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors on the Effective Date or (ii) will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or

(c)	such Allowed Class 3 Claim will be otherwise treated in any other manner so that such Allowed Class 3 Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Allowed Class 3 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured by virtue of payments made upon the Effective Date. Class 3 is unimpaired and the Holders of Allowed Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Claims in Class 3 are not entitled to vote to accept or reject the Plan. As of the date hereof, the Debtors do not believe that there are any Class 3 Claims.

6.4    Class 4 - Allowed Unsecured Claims Not Classified in Classes 5, 6a or 6b (Unimpaired).    Class 4 consists of all Allowed Unsecured Claims which are not classified in Classes 5, 6a or 6b (other than the Indenture Trustee Fee Claims). Thirty (30) days after the Effective Date, each Holder of an Allowed Class 4 Claim shall receive, on account of and in full satisfaction of such Holder’s Allowed Class 4 Claim, Cash in full. As of the date hereof, the Debtors believe that there are no Class 4 Claims.

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Class 4 is unimpaired and the Holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

6.5    Class 5 - Allowed Class 5 Claims (Impaired).    Class 5 consists of Allowed Class 5 Claims under the Senior Discount Notes and the Existing Senior Discount Note Indenture. On or as soon as practicable after the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 5 Claims asserted against any and all Debtors, each Holder of an Allowed Class 5 Claim shall receive a Pro Rata share of (i) participation in the New Senior Discount Note Indenture and (ii) the Senior Discount Warrants.

Class 5 is impaired and the Holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

6.6    Class 6a - Allowed Class 6a Claims (Impaired).    Class 6a consists of Allowed Class 6a Claims. All Class 6a Claims are Allowed Class 6a Claims. On the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 6a Claims asserted against any and all Debtors, each Holder of an Allowed Class 6a Claim shall receive, (i) a Pro Rata share of 43.24% of the New Common Stock, subject to dilution for (A) all New Common Stock issuable under the Management Incentive Plan upon the exercise of the Management Options therein, and (B) all New Common Stock issuable upon the exercise of the New Warrants; and (ii) a Pro Rata share of 45.45% the New Preferred Stock.

6.7    Class 6b - Allowed Class 6b Claims (Impaired).    Class 6b consists of Allowed Class 6b Claims. All Class 6b Claims are Allowed Class 6b Claims. On the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 6b Claims asserted against any and all Debtors, each Holder of an Allowed Class 6b Claim shall receive, (i) a Pro Rata share of 50.76% of the New Common Stock subject to dilution for (A) all New Common Stock issuable under the Management Incentive Plan upon the exercise of the Management Options therein and (B) all New Common Stock issuable upon the exercise of the New Warrants; and (ii) a Pro Rata share of 45.45% of the New Preferred Stock.

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6.8    Class 7 - Existing DDi Corp. Common Stock (Impaired).    Class 7 consists of the Allowed Equity Interests of all Holders of Existing DDi Corp. Common Stock. On or as soon as practicable after the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 7 Equity Interests, each Holder of a Class 7 Equity Interest shall receive a Pro Rata share of 1.0% of the outstanding New Common Stock on the Effective Date, subject to dilution for (i) all New Common Stock issuable under the Management Incentive Plan upon exercise of the Management Options therein and (ii) all New Common Stock issuable upon exercise of the New Warrants.

VII.    ACCEPTANCE OR REJECTION OF THE PLAN

7.1    Introduction.    PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OR THIS PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims. The Debtors and the Co-Sponsors CANNOT and DO NOT represent that the discussion contained below is a complete summary of the law on this topic.

Many requirements must be met before the Court can confirm a Plan. Some of the requirements include that the Plan must be proposed in good faith, acceptance of the Plan, whether the Plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and whether the Plan is feasible. The requirements described herein are not the only requirements for confirmation.

7.2    Who May Object to Confirmation of the Plan.    Certain Creditors and parties in interest may object to the confirmation of the Plan, but as explained below not everyone is entitled to vote to accept or reject the Plan.

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7.3    Who May Vote to Accept/Reject the Plan.    A Creditor or Equity Interest Holder has a right to vote for or against the Plan if that Creditor or Equity Interest Holder has a claim which is both (1) allowed or allowed for voting purposes and (2) classified in an impaired class.

        7.3.1    What Is an Allowed Claim/Equity Interest.    As noted above, a Creditor or Equity Interest Holder must first have an Allowed Claim or Allowed Equity Interest to vote. These terms are defined in sections 2.1.26 and 2.1.28 of this Plan.

        7.3.2    What Is an Impaired Class.    A class is impaired if the Plan alters the legal, equitable, or contractual rights of the claims or interests in that class, other than the right to accelerate the claim upon certain kinds of defaults. In this case, the Debtors believe that all classes are impaired except Classes 1, 2, 3 and 4.

        7.3.3    Who is Not Entitled to Vote.    The following four types of claims are not entitled to vote: (1) claims that have not been Allowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1), (a)(2), and (a)(8); and (4) claims in classes that do not receive or retain any value under the Plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted the Plan. Claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1), (a)(2), and (a)(7) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims in classes that do not receive or retain any property under the Plan do not vote because such classes are deemed to have rejected the Plan. The Debtors believe that all classes are entitled to vote except Classes 1, 2, 3 and 4. Classes 1, 2, 3 and 4 are unimpaired under the Plan and consequently are not entitled to vote, because they are conclusively deemed to have accepted the Plan.

EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

        7.3.4    Who Can Vote in More Than One Class.    A Creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim is entitled to accept or reject a Plan in both capacities by casting one ballot for the secured part of the claim and another

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ballot for the unsecured claim. Also, a Creditor may otherwise hold Claims in more than one class, and may vote the Claims held in each Class.

        7.3.5    Votes Necessary for a Class to Accept the Plan. A class of claims is deemed to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the claims that actually voted, vote to accept the Plan.

        7.3.6    Treatment of Nonaccepting Classes.    As noted above, even if there are impaired classes that do not accept the proposed Plan, the Court may nonetheless confirm the Plan if the nonaccepting classes are treated in the manner required by the Bankruptcy Code and at least once impaired class of claims accepts the Plan. The process by which a plan may be confirmed and become binding on non-accepting classes is commonly referred to as “cramdown.” The Bankruptcy Code allows the Plan to be “crammed down” on nonaccepting classes of claims or interests if it meets all statutory requirements except the voting requirements of 1129(a)(8) and if the Plan does not “discriminate unfairly” and is “fair and equitable” with respect to each impaired class that has not voted to accept the Plan, as set forth in 11 U.S.C. § 1129(b) and applicable case law.

        7.3.7    Request for Confirmation Despite Nonacceptance by Impaired Class(es).    The parties proposing this Plan will ask the Court to confirm this Plan by cramdown on any impaired class if such class does not vote to accept the Plan.

VIII.    MEANS FOR IMPLEMENTING THE PLAN

8.1    Introduction.    This section is intended to explain the means through which the Debtors intend to effectuate the recapitalization and reorganization provided for under the Plan, and it addresses how the Debtors intend to fund the obligations to Creditors undertaken in the Plan. It provides information regarding prospective corporate governance, funding sources for Plan obligations, the new equity interests being issued pursuant to the Plan, and other material issues bearing upon the performance of the Plan.

8.2    The Reorganized Debtors.    Each of the Debtors shall, as Reorganized Debtor, continue to exist after the Effective Date of the Plan as a separate legal entity, with all of the

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powers of a corporation under the laws of their respective states of incorporation, and without prejudice to any right to alter or terminate such existence (whether by merger, acquisition, or otherwise) under such applicable state law. Each Reorganized Debtor shall continue to have all corporate powers and rights accorded to the same under the laws of the jurisdiction of its incorporation.

8.3    Issuance of New Common Stock.    On the Effective Date, Reorganized DDi Corp. shall issue the New Common Stock in accordance with the Plan, consistent with the Amended and Restated DDi Corp. Certificate of Incorporation and other Plan Documents, which shall be distributed as described herein. On the Effective Date, the New Common Stock shall be issued for distribution to the Holders of Allowed Class 6a Claims, Allowed Class 6b Claims, Class 7 Equity Interests and the management of Reorganized DDi Corp The New Common Stock issued to the Holders of Allowed Class 6a Claims and Allowed Class 6b Claims shall represent 94% of the New Common Stock outstanding on the Effective Date. The New Common Stock issued to the management of Reorganized DDi Corp. shall represent 5% of the New Common Stock outstanding on the Effective Date; however, 2.5% shall be vested on the Effective Date and, subject to the Management Incentive Plan, 2.5% shall vest twelve (12) months after the Effective Date. The New Common Stock issued to the Holders of Class 7 Equity Interests shall represent 1% of the New Common Stock outstanding on the Effective Date. All shares of New Common Stock issued pursuant to the Plan will be, upon such issuance, validly issued, and non-assessable and upon payment of any applicable warrant or option exercise price, fully paid.

8.4    Issuance of Secured Lender Warrants.    On the Effective Date, Reorganized DDi Corp. shall issue the Secured Lender Warrants representing 10.0% of the New Common Stock of Reorganized DDi Corp. on a fully diluted basis on the Effective Date, in accordance with the Plan, consistent with the Secured Lender Warrant Agreement, the Restructuring Loan Documents and other Plan Documents, which shall be distributed to the Secured Lenders as

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described herein. The Secured Lender Warrant Agreement shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement. On the Effective Date, the Secured Lender Warrants shall be issued to the Secured Lenders ratably in accordance with their respective commitments and held in an escrow account until the twenty-four (24) month anniversary of the Effective Date (the “Second Anniversary Date”). The terms of the Secured Lender Warrants are more fully described in the term sheet attached as Exhibit “5” to the Plan.

8.5    Issuance of Senior Discount Warrants.    On the Effective Date, Reorganized DDi Corp. shall issue the Senior Discount Warrants representing 2.5% of the New Common Stock of Reorganized DDi Corp. on a fully diluted basis on the Effective Date, in accordance with the Plan, consistent with the Senior Discount Warrant Agreement, the Restructuring Loan Documents and other Plan Documents, which shall be distributed to the Senior Discount Note Holders as described herein. The Senior Discount Warrant Agreement shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement. On the Effective Date, the Senior Discount Warrants shall be issued ratably to the Senior Discount Note Holders and held in an escrow account until the Second Anniversary Date. The terms of the Senior Discount Warrants are more fully described in the term sheet attached as Exhibit “4” to the Plan.

8.6    Issuance of Management Options Under Management Incentive Plan.    On the Effective Date, Reorganized DDi Corp. shall grant the Management Options under the Management Incentive Plan, in accordance with the Plan, consistent with the Management Incentive Plan and other Plan Documents. The terms of the Management Incentive Plan are more fully described in the term sheet attached as Exhibit “1” to the Plan. The Management Incentive Plan shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement.

8.7    Issuance of New Preferred Stock.    On the Effective Date, DDi Europe shall issue the New Preferred Stock in accordance with the Plan, consistent with the Amended and Restated DDi Europe Articles of Association and other Plan Documents, which shall be

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distributed as described herein. On the Effective Date, the New Preferred Stock shall be issued to the Holders of Class 6a and 6b Claims in accordance with sections 6.6 and 6.7 of the Plan. The Amended and Restated DDi Europe Articles of Association shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement. On the Effective Date, the New Preferred Stock shall be issued to the Holders of Class 6a Claims and Class 6b Claims. All shares of New Preferred Stock issued pursuant to the Plan will be, upon such issuance, validly issued, and non-assessable and fully paid. The terms of the New Preferred Stock are more fully described in the term sheet attached as Exhibit “3” to the Plan.

8.8    Amended and Restated Articles or Certificate of Incorporation or Charter and Bylaws.    As of the Effective Date, the Certificate of Incorporation of Reorganized DDi Corp. shall be the Amended and Restated DDi Corp. Certificate of Incorporation, substantially in the form attached as an Exhibit to the Plan Documentary Supplement. The Amended and Restated DDi Corp. Certificate of Incorporation will, among other provisions, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. As of the Effective Date, the Bylaws of Reorganized DDi Corp. shall be the Amended and Restated DDi Corp. Bylaws substantially in the form attached as an Exhibit to the Plan Documentary Supplement. As of the Effective Date, the Articles of Association of DDi Europe shall be the Amended and Restated DDi Europe Articles of Association, substantially in the form attached as an Exhibit to the Plan Documentary Supplement. The Amended and Restated DDi Corp. Certificate of Incorporation, Amended and Restated DDi Corp. Bylaws and the Amended and Restated DDi Europe Articles of Association shall be deemed effective as of the Effective Date by virtue of the Confirmation Order, without the need for any corporate, director or stockholder action.

8.9    Treatment of the Senior Debt Parties Under the Pre-Restructuring Loan Documents.    On the Effective Date, the aggregate outstanding principal amount of indebtedness and the face amount of letters of credit under the Pre-Restructuring Loan Documents in the

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amount of $72,892,916.17 and any fees and interest accrued and unpaid thereon shall be restructured, exchanged and repaid pursuant to the Restructuring Loan Documents and all the rights of the Senior Debt Parties under the Pre-Restructuring Loan Documents shall be modified, exchanged and restated as provided in the Restructuring Loan Documents. On the Effective Date, DDi Corp. shall execute and deliver (i) the New DDi Corp. Guarantee and Pledge Agreement and deliver one hundred percent (100%) of the common stock of DDi Intermediate to the Administrative Agent as Collateral pursuant thereto, (ii) the Secured Lender Warrant Agreement and shall issue the Secured Lender Warrants to the Secured Lenders pursuant thereto, (iii) the New Common Stock Registration Rights Agreement and (iv) the Secured Lender Warrant Escrow Agreement. On the Effective Date, DDi Intermediate shall pledge one hundred percent (100%) of the common stock of DDi Capital to the Administrative Agent as Collateral. The New DDi Corp. Guarantee and Pledge Agreement and the Secured Lender Warrant Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement. The terms of the Secured Lender Warrants are more fully described in the term sheet attached as Exhibit “5” to the Plan.

8.10    Treatment of the Senior Discount Note Holders.    On the Effective Date, the aggregate outstanding principal amount of the Senior Discount Notes and the fees and interest accrued and unpaid thereon shall be restructured and repaid pursuant to the New Senior Discount Note Indenture and all the rights of the Senior Discount Note Holders under the Existing Senior Discount Note Indenture shall be extinguished. The New Senior Discount Note Indenture shall be substantially in the form attached to the Plan Documentary Supplement as an Exhibit. In addition, the Senior Discount Warrants shall be issued ratably to the Senior Discount Note Holders and held in an escrow account until the Second Anniversary Date. The terms of the Senior Discount Warrants are more fully described in the term sheet attached as Exhibit “4” to the Plan.

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8.11    Funding of the Plan.    All Cash necessary for the Debtors to pay their obligations under the Plan shall be obtained by the Debtors from their domestic subsidiaries; provided, however, that: (a) this section 8.11 shall not create or vest in any creditor, claimant or Holder any claim against such subsidiaries; (b) the Debtors shall have the exclusive right to collect the Cash from their subsidiaries; (c) this section 8.11 shall not create, or be interpreted or construed to create, any liability of any such subsidiaries to any Person other than the Debtors; and (d) the Debtors’ rights under this section 8.11 shall not be enforceable to the extent that they would cause a breach of the Restructuring Loan Documents or the Budget and Funding Agreement.

8.12    Management/Board of Directors.    On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the Reorganized Debtors’ newly constituted Board of Directors (each a “Board” and collectively, the “Boards”), who shall thereafter have the responsibility for the management and control of the Reorganized Debtors. Immediately following the Effective Date, the New Board of Reorganized DDi Corp. shall consist of seven members, comprised as follows: (a) Bruce McMaster, (b) David Blair, (c) two Convertible Subordinated Note Holder designees (designated by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval and (d) three Convertible Subordinated Note Holder designees (selected by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval (designees will be selected from list to be developed in conjunction with Reorganized DDi Corp., the Ad Hoc Convertible Note Holder Committee and their respective advisors). Prior to or immediately following the Effective Date of the Plan, Reorganized DDi Corp. shall use commercially reasonable efforts to provide to the Ad Hoc Convertible Note Holder Committee the names of at least three directors who meet the “independence” standards of the Securities and Exchange Commission and the Nasdaq National Market (whether or not Reorganized DDi Corp. or any of the securities of Reorganized DDi Corp. are subject to such standards). After the Effective Date of the Plan, and

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not less than annually thereafter, prior to any election by the stockholders or appointments by the Board (if there are not remaining at the time of any such appointment by the Board, two members of the Board who have been previously recommended as nominees by the Preferred Stock Representatives (as defined below)), two Holders of the New Preferred Stock (who initially will be Providence Capital, LLC and Tablerock Fund Management, LLC (the “Preferred Stock Representatives”), together, shall make reasonable recommendations in good faith (the “Designation Right”) to the Board (or more frequently in the event any such Holder transfers any of its shares of New Preferred Stock along with its Designation Right to an unaffiliated third party) with respect to two nominees, who shall be qualified and otherwise appropriate candidates for the Board in the event of an election by the stockholders and a number of nominees necessary to result in there being two acting members of the Board who have been recommended by such Preferred Stock Representatives in the event of an appointment by the Board. Such recommendation may be made by delivering notice thereof to Reorganized DDi Corp. within sixty (60) days after the written request by the Board of names for consideration (or more frequently in the event such Holder of New Preferred Stock and any transferee thereof each certify that such Holder of New Preferred Stock has transferred its shares of New Preferred Stock to such transferee). The Board shall submit a written request for names for consideration once a year (or more frequently in the event such Holder of New Preferred Stock and any transferee thereof each certify that such Holder of New Preferred Stock has transferred its shares of New Preferred Stock to such transferee). If at any time while the New Preferred Stock remains outstanding those nominees recommended by such Holders of the New Preferred Stock are not appointed by the Board to the Board (if the appointments are determined by the Board) or nominated by the Board or management of Reorganized DDi Corp. for election by the stockholders of Reorganized DDi Corp. to the Board, then as a remedy to the Holders of the New Preferred Stock, for breach of the Designation Right, the New Preferred Stock shall bear a dividend rate equal to 17% per annum effective retroactively to the date of issuance (until such time as two nominees recommended to the Board pursuant to the foregoing procedures are

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appointed or nominated, whereupon the dividend rate shall be decreased to 15% per annum commencing on the date of such complying appointments or nominations.) Notwithstanding the foregoing, if (i) any member of the Board who holds New Preferred Stock (or who is a stockholder, director, member, partner, employee or otherwise an affiliate of a person or entity who holds New Preferred Stock) (each, a “Preferred Stock Board Member”) votes against an appointment or nominee to the Board recommended by such holders of New Preferred Stock (the “Recommended Board Member”) in accordance with the foregoing provisions, (ii) such Recommended Board Member is not appointed or nominated to the Board because one or more Preferred Stock Board Members votes against such Recommended Board Member and (iii) such Recommended Board Member would have been appointed or nominated to the Board had such Preferred Stock Board Member voted for such Recommended Board Member, then there shall be no increase in the dividend rate pursuant to the provisions of this section.

8.13    Corporate Actions.    On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan) by virtue of the entry of the Confirmation Order, in accordance with the Bankruptcy Code and applicable State law (including but not limited to section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the business corporation law or code of each other State in which any Reorganized Debtor is incorporated or organized) and without any requirement of further action by the stockholders, officers or directors of the Debtors or the Reorganized Debtors or DDi Europe, including, without limitation, the following: (a) the adoption and the filing with the Secretary of State of the State of Delaware of the Amended and Restated DDi Corp. Certificate of Incorporation; (b) the adoption of the Amended and Restated DDi Corp. Bylaws; (c) the adoption and filing with Companies House of the Amended and Restated DDi Europe Articles of Association; (d) the issuance by DDi Europe of the New Preferred Stock, (e) the issuance by Reorganized DDi of the New Common Stock, the New Warrants and the Management Options contemplated under the Management Incentive Plan; (f) the execution and the delivery of, and the performance under,

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each of the Plan Documents, the Restructuring Loan Documents and all documents and agreements contemplated by or relating to any of the foregoing; and (g) the removal of all members of the respective Boards of Directors of the Debtors and the election of all members of the Boards of Directors of the Reorganized Debtors designated pursuant to the Plan. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders, officers or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents, the Restructuring Loan Documents and any other agreements, documents and instruments contemplated by the Plan, the Plan Documents or the Restructuring Loan Documents in the name and on behalf of the Reorganized Debtors.

8.14    Revesting of Assets.    Except as otherwise specifically provided in the Plan, on the Effective Date, all property of the Estates of the Debtors (including all rights of action held by such Estates, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors whose Estates owned such property or interest in property immediately prior to the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Equity Interests of Creditors and equity security holders. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Equity Interests without the supervision of, or any authorization from, the Bankruptcy Court or the United States Trustee, and free of any restriction of the Bankruptcy Code or Bankruptcy rules, other than those restrictions specifically provided for in the Plan or the Confirmation Order. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, Liens, encumbrances, and other interests of creditors and Holders of Equity Interests, except as otherwise expressly provided herein.

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8.15    Cancellation of Existing Securities and Agreements.    On the Effective Date, except as otherwise specifically provided for in the Plan (including, without limitation, the DDi Capital Guarantee and Pledge) and except for the Debtors’ obligation to pay, reimburse and indemnify the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee and the rights of the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee to payment thereof (including any priority or lien rights); provided that the Indentures shall continue in effect for the purposes of allowing the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee, agent or servicer to make the distributions to be made on account of such Allowed Claims in connection with the Indentures under the Plan, (a) all existing Equity Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, including, without limitation, the Existing DDi Corp. Common Stock, any existing warrants or vested or unvested options to purchase Equity Interests in DDi Corp., the Convertible Subordinated Note Indentures, the Convertible Subordinated Notes, the Existing Senior Discount Note Indenture and the Senior Discount Notes will be cancelled, (b) the Pre-Restructuring Loan Documents, including but not limited to the DDi Capital Guarantee and Pledge, will be modified, exchanged and restated as provided in the Restructuring Loan Documents and (c) the obligations of, Claims against, and/or Equity Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing existing Equity Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be, including, without limitation, the Existing DDi Corp. Common Stock, the Convertible Subordinated Note Indentures, and the Convertible Subordinated Notes, the Senior Discount Note Indenture and the Senior Discount Notes will be released and discharged.

8.16    Preservation of Rights of Action; Settlement of Litigation Claims.    Except as otherwise provided herein or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with

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section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity without the approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

IX.    DISTRIBUTIONS

9.1    Distribution Agent.    The Distribution Agent shall make all distributions required hereunder, except with respect to (1) a Holder of a Claim whose distribution is governed by the Indentures, which distributions shall be deposited by the Distribution Agent with the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, who shall respectively deliver such distributions to the Holders of Claims in accordance with the provisions hereof and the terms of the Indentures and (2) a distribution governed by the Secured Lender Warrant Agreement, which distributions shall be deposited by the Distribution Agent with the Administrative Agent, who shall deliver such distribution to the Secured Lenders in accordance with the terms hereof and the terms of the Secured Lender Warrant Agreement. The Distribution Agent may employ one or more sub agents on such terms and conditions as it may agree in its discretion, upon consultation with the Required Lenders. The Distribution Agent shall not be required to provide any bond in connection with the making of any distributions pursuant to the Plan.

9.2    Distributions.

        9.2.1    Dates of Distributions.    Any distribution required to be made on the Effective Date shall be deemed timely if made as soon as practicable after such date and, in any event, within thirty (30) days after such date, except that the distributions required to be made on the Effective Date to the Senior Discount Trustee for distribution to the Senior Discount Note

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Holders for Allowed Class 5 Claims and to the 5.25% Trustee and the 6.25% Trustee for distribution to the Convertible Subordinated Note Holders for Allowed Class 6a Claims and Allowed Class 6b Claims, shall be made on the Effective Date. Any distribution required to be made upon a Disputed Claim becoming an Allowed Claim and no longer being a Disputed Claim shall be deemed timely if made as soon as practicable thereafter.

9.2.2    Limitation on Liability.    Neither the Debtors, the Reorganized Debtors, the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee, the Administrative Agent and the Collateral Agent, their respective Affiliates, nor any of their respective employees, members, officers, directors, agents, or professionals or Affiliates shall be liable for (i) any acts or omissions (except for gross negligence or willful misconduct) in connection with implementing the distribution provisions of this Plan and the making or withholding of distributions pursuant to the Plan, or (ii) any change in the value of distributions made pursuant to the Plan resulting from any delays in making such distributions in accordance with the Plan’s terms (including but not limited to any delays caused by the resolution of Disputed Claims).

9.3    Old Instruments and Securities.

9.3.1    Surrender and Cancellation of Instruments and Securities.    As a condition to receiving any distribution pursuant, to the Plan, each Person holding any note or other instrument or security (other than the Convertible Subordinated Notes, Senior Discount Notes and the DDi Capital Guarantee and Pledge) (collectively “Instruments or Securities” and individually an “Instrument or Security”) evidencing an existing Claim against or in a Debtor must surrender such Instrument or Security to the Distribution Agent.

9.3.2    Rights of Persons Holding Instruments and Securities.    As of the Effective Date, and whether or not surrendered by the Holder thereof, (a) all Existing DDi Corp. Common Stock, Convertible Subordinated Notes, Senior Discount Notes and all other Instruments and Securities evidencing any Claims or Equity Interests (other than the DDi Capital Guarantee and Pledge) shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any person, and any Claims or Equity Interests

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under or evidenced by such Existing DDi Corp. Common Stock, Convertible Subordinated Notes, Senior Discount Notes or other Instruments or Securities (other than the DDi Capital Guarantee and Pledge) shall be deemed discharged. All options to purchase any stock of DDi Corp. shall be deemed rejected, cancelled and terminated as of the Petition Date.

9.3.3    Cancellation of Liens.    Except as otherwise provided in the Plan, any Lien securing any Secured Claim shall be deemed released and discharged, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including, without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including, without limitation, the execution, delivery and Filing or recording of such releases as may be requested by Reorganized Debtors at the sole expense of Reorganized Debtors. This subsection 9.3.3 shall not apply to any Lien securing any of the Pre-Restructuring Bank Indebtedness.

9.4    De Minimis Distributions and Fractional Shares.    No Cash payment shall be made by the Reorganized Debtors to any Holder of Claims (other than Administrative Claims) unless a request therefore is made in writing to the Reorganized Debtors. No fractional shares of New Common Stock and New Preferred Stock shall be distributed; any entity that otherwise would be entitled to receive a fractional share distribution under this Plan shall instead receive an amount of shares rounded down to the next whole number. Any securities or other property that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed Claims in the applicable Class be treated as “Unclaimed Property” under the Plan. Thus section 9.4 shall not apply to any of the Secured Lenders.

9.5    Delivery of Distributions.    Except as provided in Section 9.7 with respect to Unclaimed Property, distributions to Holders of Allowed Claims, Allowed Administrative Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims shall be distributed by mail as follows: (1) with respect to each Holder of an Allowed Claim that has filed a proof of claim, at the address for such Holder as maintained by the official claims agent

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for the Debtors; (2) with respect to each Holder of an Allowed Claim that has not filed a proof of claim, at the address reflected on the Schedules filed by the Debtors, provided, however, that if the Debtors or the Reorganized Debtors have received a written notice of a change of address for such Holder, the address set forth in such notice shall be used; (3) with respect to each Holder of an Allowed Administrative Claim, at such address as the Holder may specify in writing; (4) with respect to each Holder of an Allowed Class 6a Claim or Allowed Class 6b Claim, to the 5.25% Trustee or the 6.25% Trustee, as the case may be; (5) with respect to each Holder of an Allowed Claim under the Senior Discount Notes and the Existing Senior Discount Note Indenture, to the Senior Discount Trustee; or (6) with respect to each Holder of an Allowed Class 1 Claim, to the Administrative Agent.

9.6    Undeliverable Distributions.    If the distribution of Cash, New Preferred Stock or New DDi Corp. Securities (other than the Secured Lender Warrants) to the Holder of any Allowed Claim, Allowed Administrative Claim, Allowed Class 5 Claims, Allowed Class 6a Claims, or Allowed Class 6b Claims, is returned to the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee as undeliverable (any such distribution being hereinafter referred to as “Unclaimed Property”), no further distribution shall be made to such Holder unless and until the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee is notified in writing of such Holder’s then current address. Subject to the remainder of this Section and following Section 9.7, Unclaimed Property shall remain in the possession of the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee pursuant to this Section, and shall be set aside and (in the case of Cash) held in a segregated interest bearing account (as to Cash Unclaimed Property) to be maintained by the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee until such time as the subject distribution becomes deliverable. Nothing contained in the Plan shall require the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee, or any other Person to attempt to locate such Person. This section 9.6 shall not apply to any of the Secured Lenders.

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9.7    Disposition of Unclaimed Property.    If the Person entitled thereto notifies the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, of such Person’s claim to the distribution of Unclaimed Property within nine (9) months following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person. Any Holder of an Allowed Claim, Allowed Administrative Claim, Allowed Class 5 Claim, Allowed Class 6a Claim or Allowed Class 6b Claim that does not assert a claim in writing for Unclaimed Property held by the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, within nine (9) months after the Effective Date shall no longer have any claim to or interest in such Unclaimed Property, and shall be forever barred from receiving any distributions under this Plan or otherwise from the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be. In such cases, any Unclaimed Property held for distribution on account of such Allowed Claims, Administrative Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims shall be retained by the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, as follows: pursuant to Bankruptcy Code section 347(b), (a) any undistributed Cash shall be the property of the Distribution Agent; provided, however, that any undistributed Cash whose distribution is governed by the Existing Senior Discount Note Indenture shall be returned by the Senior Discount Trustee to the Distribution Agent and distributed by the Distribution Agent to DDi Capital, (b) any undistributed New DDi Corp. Securities (other than the Secured Lender Warrants) shall be the property of the Distribution Agent; provided, however that any undistributed New Common Stock and New Preferred Stock which was distributed for the benefit of the Convertible Subordinated Note Holders shall be retained by or transferred to the 5.25% Trustee or the 6.25% Trustee, as the case may be, and distributed Pro Rata to Holders of Allowed Class 6a Claims and Allowed Class 6b Claims that have claimed their initial distributions, in each case, free from any restrictions thereon, and such undistributed Cash or

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securities shall not be subject to the unclaimed property or escheat laws of any State or other governmental unit. This section 9.7 shall not apply to any of the Secured Lenders.

9.8    Effect of Distribution Record Date.    As of the close of business on the Distribution Record Date, the transfer register for any instrument, security, or other documentation canceled pursuant to the Plan (including, but not limited to, the Existing DDi Corp. Common Stock, any existing warrants or vested or unvested options to purchase Equity Interests in DDi Corp., the Convertible Subordinated Note Indentures, the Convertible Subordinated Notes, the Existing Senior Discount Indenture and the Senior Discount Notes) shall be closed and there shall be no further changes in the record Holders of any such instrument, security, or documentation. The Reorganized Debtors shall have no obligation to recognize the transfer of any such instrument, security, or other documentation occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

9.9    Setoffs.    Except as otherwise provided herein, the Reorganized Debtors may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable non-bankruptcy law, offset against any Allowed Claim (other than an Allowed Class 1 Claim, Allowed Class 5 Claim, Allowed Class 6a Claim, Allowed Class 6b Claim), and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claims, rights, and causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder.

X.    OBJECTIONS TO CLAIMS AND DISPUTED CLAIMS

10.1    Objections to Claims.    The Reorganized Debtors shall have the sole and exclusive right to file and prosecute objections to Claims. Unless another date is established by

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order of the Bankruptcy Court or the Plan, any objection to a Claim shall be Filed with the Bankruptcy Court and served on the Person holding such Claim on or before the applicable Claims Objection Deadline. The Reorganized Debtors shall have the right to petition the Bankruptcy Court, without notice or a hearing, for an extension of the Claims Objection Deadline.

10.2    Treatment of Disputed Claims.

10.2.1    No Distribution Pending Allowance.    If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of such Claim unless and until such Claim becomes an Allowed Claim and is no longer a Disputed Claim; provided, however, that this section does not apply to any distributions made to the 5.25% Trustee and the 6.25% Trustee or on account of the Allowed Class 6a Claims or Allowed Class 6b Claims.

10.2.2    Distribution After Allowance.    As soon as practicable following the date on which a Disputed Claim becomes an Allowed Claim and is no longer a Disputed Claim, the Distribution Agent shall distribute to the Person holding such Claim any Cash or New Common Stock that would have been distributable to such Person if on the Effective Date such Claim had been an Allowed Claim and not a Disputed Claim.

XI.    EFFECT OF CONFIRMATION OF PLAN

11.1    Discharge.    Except as otherwise specifically provided in the Plan or in the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, the distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all Claims, whether known or unknown, against liabilities of, Liens on, obligations of, rights against and Equity Interests in the Debtors, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights and Equity Interest, including but not limited to, Claims and Equity Interests that arose before the Confirmation Date, including all

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debts of the kind specified in section 502(g), 502(h) and 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt or Equity Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim of Equity Interest based upon such Claim, debt, right or Equity Interest is allowed under section 502 of the Bankruptcy Code, or (c) the Holder of such a Claim, right, or Equity Interest accepted the Plan. The Confirmation Order shall constitute a determination of the discharge of all of the Claims against and Equity Interest in the Debtors, subject to the occurrence of the Effective Date.

11.2    Injunction.    Except as otherwise expressly provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all Persons and Entities who have held, currently hold, or may hold a debt, Claim, or Equity Interest discharged pursuant to the terms of the Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be deemed permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or Equity Interest: (1) commencing or containing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, their successors, or their property; (3) creating, perfecting, or enforcing any Lien or encumbrance against the Debtors, the Reorganized Debtors, their successors, or their property; (4) asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan. Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys’ fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.

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XII.    LIMITATION OF LIABILITY AND RELEASES

12.1    No Liability for Solicitation or Participation.    As specified in section 1125(e) of the Bankruptcy Code, entities that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of the New DDi Corp. Securities and the New Preferred Stock offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

12.2    Limitation of Liability.    Effective as of the Effective Date, none of the Co-Sponsors, the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties, the Senior Discount Parties, the Debtors, Reorganized Debtors or their respective Affiliates, nor any of their respective members, officers, directors, employees and other agents, advisors, attorneys and accountants shall have or incur any liability to any Holder of any Claim or Equity Interest or any other Person for any act or omission in connection with or arising out of the negotiations, preparation and pursuit of confirmation of the Plan, the Disclosure Statement, the consummation of the Plan, the administration of the Plan, the Cases or the property to be distributed under the Plan except: (a) the Reorganized Debtors shall be liable for the performance of obligations assumed by them or imposed upon them under or by the Plan; and (b) for liability based on willful misconduct as finally determined by a Final Order of the Bankruptcy Court. Each of the Co-Sponsors, the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties, the Senior Discount Parties, the Debtors, the Reorganized Debtors and their respective Affiliates, and each of their respective officers, directors, employees and other agents, advisors, attorneys and accountants shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under or with respect to the Plan.

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12.3    Good Faith Finding.    Confirmation of the Plan shall constitute a finding that (a) the Plan has been proposed in good faith and in compliance with all applicable provisions of the Bankruptcy Code and (b) the solicitation of acceptances of rejections of the Plan by all Persons (except as set forth below) and the offer, issuance, sale, or purchase of a security offered or sold under the Plan has been in good faith and in compliance with all applicable provisions of the Bankruptcy Code. Nevertheless, this provision will have no effect on liability for any act or omission of the Debtors, their non-debtor affiliates, each of the officers, directors and advisors of the Debtors and their non-debtor affiliates to the extent that such act or omission is ultra vires or constitutes actual fraud.

12.4    Exculpation.    Except as otherwise specifically provided in this Plan, the Debtors, the non-debtor affiliates, each of the officers, directors, advisors and attorneys for the Debtors and the non-debtor affiliates acting in such capacity and each and all of the Released Parties, shall neither have nor incur any liability to any Person for any and all Claims and Causes of Action arising from or related to in any way, the Released Claims. Notwithstanding any other provision of this Plan, no Holder, or other party in interest, none of their respective members, officers, directors, agents, employees, representatives, financial advisors, attorneys, partners, representatives or affiliates, and no successors or assigns of the foregoing, shall have any Claim or Causes of Action against the Debtors, the Reorganized Debtors, the non-debtor affiliates, each of the officers, directors, advisors and attorneys for the Debtors and the non-debtor affiliates acting in such capacity or any of the Released Parties, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the Restructuring, the pursuit of confirmation of the Plan, the consummation of the Plan, the consummation of the Restructuring, the administration of the Plan or the property to be distributed under the Plan.

12.5    Debtors’ Releases and Injunction.

12.5.1    Release.    On the Confirmation Date (but subject to the occurrence of the Effective Date), each of the Debtors, their respective non-debtor affiliates and subsidiaries and

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each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries, shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties from any and all of the Released Claims and any and all Claims and Causes of Action arising from or related in any way to the Released Claims.

12.5.2    Injunction.    On the Confirmation Date (but subject to the occurrence of the Effective Date), each of the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries, shall conclusively, absolutely, unconditionally, irrevocably and forever be permanently enjoined from:

(i)    commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind in respect of a Released Claim against any and all Released Parties or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iv) asserting any set-off, right of subrogation or recoupment of any kind in respect of a Released Claim, directly or indirectly against any obligation due to any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors; and

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(v)    prosecuting or attempting to prosecute any and all Claims and Causes of Action arising from or related in any way to the Released Claims which they have or may have against any and all of the Released Parties.

12.6    Releases and Injunction.

12.6.1    Release.    On the Confirmation Date (but subject to the occurrence of the Effective Date), each Person and Entity, other than the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their respective non-debtor affiliates and subsidiaries acting in such capacity, that votes to accept the Plan and/or does not file an objection to the entry of the Confirmation Order and/or receives consideration under the Plan, shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties from any and all of the Released Claims and any and all Claims and Causes of Action arising from or related in any way to the Released Claims.

12.6.2    Injunction.    On the Confirmation Date (but subject to the occurrence of the Effective Date), each Person and Entity, other than the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their respective non-debtor affiliates and subsidiaries, that votes to accept the Plan and/or does not file an objection to the entry of the Confirmation Order and/or receives consideration under the Plan, shall conclusively, absolutely, unconditionally, irrevocably and forever be permanently enjoined from:

(i)    commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind in respect of a Released Claim against any and all Released Parties or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(ii)    enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order in respect of a Released Claim against any and all Released Parties or their respective assets or

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property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iii)    creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iv)    asserting any set-off, right of subrogation or recoupment of any kind in respect of a Released Claim, directly or indirectly against any obligation due to any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors; and

(v)    prosecuting or attempting to prosecute any and all Claims and Causes of Action arising from or related in any way to the Released Claims which they have or may have against any and all of the Released Parties.

XIII.    CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

13.1    Conditions Precedent to Plan Confirmation.    The conditions precedent to Confirmation of the Plan shall include, without limitation, the following:

13.1.1    The Confirmation Order shall be in form and substance satisfactory to the Debtors, the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders.

13.1.2    The aggregate amount of (a) the Administrative Claims (exclusive of post-Petition Date trade payables incurred in the ordinary course of business); (b) the Allowed and Disputed Priority Claims as of the Claims Bar Date; and (c) the Allowed and Disputed Tax Claims as of the Claims Bar Date will not exceed [$3.0 million].

13.1.3    The aggregate amount of the Allowed Class 4 Claims will not exceed [$1.0 million].

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13.2    Conditions Precedent to Plan Effectiveness.    The following shall be conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date.

13.2.1    The Confirmation Order in form and substance satisfactory to the Debtors, the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders shall have been entered and have become a Final Order.

13.2.2    All agreements and instruments contemplated by, or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents necessary for consummation of the Plan and the Restructuring Loan Documents necessary for consummation of the restructuring of the Pre-Restructuring Bank Indebtedness, shall have been duly and validly executed by the parties thereto and all conditions of their effectiveness shall have been satisfied or waived. Upon satisfaction of all conditions precedent to effectiveness of the Plan, unless waived, and the Effective Date, all parties shall be deemed to have delivered all of the documents and instruments described herein simultaneously, and effectiveness of the Plan and the Plan Effective Date shall be deemed to have occurred simultaneously with such delivery.

13.3    Waiver of Conditions.    The conditions set forth in Section 13.1 and 13.2 may be waived with the prior written consent of the Required Lenders, the Ad Hoc Committees and the Debtors, at any time, without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to obtain the Confirmation Order and consummate the Plan.

XIV.    RETENTION OF JURISDICTION

14.1    Retention of Jurisdiction.    Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings arising from, or relating to, the Cases pursuant to section 1142 of the Bankruptcy Code and 28 U.S.C. § 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out; provided, however, that the Bankruptcy Court shall not have nor retain jurisdiction over any of the Restructuring Loan

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Documents (other than the Restructuring Loan Documents being filed as Plan Documents). Without limiting the generality of the foregoing the Bankruptcy Court shall retain jurisdiction for the following purposes:

(a)    to hear and determine any and all objections to the allowance, or requests for estimation, of Claims or the establishment of reserves pending the resolution of Disputed Claims;

(b)    to consider an act on the compromise and settlement of any Claim against, or cause of action on behalf of, any Debtor or any Estate;

(c)    to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtors’ assets wherever located;

(d)    to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;

(e)    to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan or any other matters to be resolved by the Bankruptcy Court under the terms of the Plan.

(f)    to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to any Debtor arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(g)    to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;

(h)    to effectuate distributions under and performance of the provisions of the Plan.

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(i)    to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

(j)    to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, including any of the Plan Documents, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

(k)    to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

(l)    to enforce all order, judgments, injunctions and exculpations issued or entered in connection with the Cases or the Plan;

(m)    to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(n)    to determine any other matter not inconsistent with the Bankruptcy Code;

(o)    to issue a final decree closing the Cases.

XV.    MODIFICATION OR WITHDRAWAL OF PLAN

15.1    Modification of Plan.    At any time prior to confirmation of the Plan, with the prior written consent of the Co-Sponsors and the Required Lenders, the Reorganized Debtors may supplement, amend or modify the Plan. After confirmation of the Plan, with the prior written consent of the Co-Sponsors and the Required Lenders, the Debtors or Reorganized Debtors may (x) apply to the Bankruptcy Court, pursuant to section 1127 of the Bankruptcy Code, to modify the Plan; and (y) apply to the Bankruptcy Court to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan.

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15.2    Termination Events.    If confirmation is denied by a Final Order, or if the Effective Date does not occur by January 8, 2004 (or such later date as may be agreed to in writing by the Debtors and the Co-Sponsors and the Required Lenders), then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

15.3    Nonconsensual Confirmation.    In the event that any impaired Class of Claims or Equity Interests shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors (i) may request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, and (ii) in accordance with Section 15.1, and with the consent of the Co-Sponsors and the Required Lenders, may modify the Plan in accordance with section 1127(a) of the Bankruptcy Code.

XVI.    MISCELLANEOUS

16.1    Payment of Statutory Fees.    All quarterly fees due and payable to the Office of the United States Trustee pursuant to section 1930(a)(6) of Title 28 of the United States Code shall be paid in full on or before the Effective Date, or, to the extent such quarterly fees are disputed, an adequate reserve shall have been established and set aside for payment in full thereof, as required by section 1129(a)(12) of the Bankruptcy Code. Each Reorganized Debtor shall remain responsible for timely payment of its respective quarterly fees due and payable after the Effective Date and until such Reorganized Debtor’s Case is closed, to the extent required by section 1930(a)(6) of Title 28 of the United States Code.

16.2    Payment Dates.    Whenever any payment or distribution to be made under the Plan shall be due on a day other than a business day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

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16.3    Headings.    The headings used in the Plan are inserted for convenience only and neither constitutes a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

16.4    Other Documents and Actions.    The Reorganized Debtors may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.

16.5    Notices.    All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

To the Debtors:

DDi Corp.

1220 North Simon Circle

Anaheim, CA 92806

Attention: Timothy Donnelly

With copies to:

Kirkland & Ellis LLP

777 South Figueroa Street

Los Angeles, CA 90017

Attention: Sharon M. Kopman

To the Secured Lenders:

JPMorgan Chase Bank

270 Park Avenue, 20th Floor

New York, NY 10017

Attention: Michael Lancia

With copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Kathrine A. McLendon

To the Ad Hoc Convertible Note Holder Committee:

Tablerock Fund Management

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505 Park Avenue, 5th Floor

New York, NY 10022

Attention: Jeffrey D. Lapin

With copies to:

Stutman Treister & Glatt Professional Corporation

1901 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: George C. Webster II

To the Ad Hoc Senior Discount Note Holder Committee:

JP Morgan Partners

1221 Avenue of the Americas, 34th Floor

New York, NY 10020

Attention: Kevin O’Brien

With copies to:

Hahn & Hessen LLP

488 Madison Avenue

New York, NY 10022

Attention: Jeffrey L. Schwartz

To the 5.25 Trustee:

US Bank

555 SW Oak Street

Portland, Oregon 97204

Attention: Lawrence Bell

With copies to:

Maslon

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

To the 6.25 Trustee:

US Bank

555 SW Oak Street

Portland, Oregon 97204

Attention: Lawrence Bell

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With copies to:

Maslon

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

To the Senior Discount Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: Sandra R. Ortiz

With copies to:

Curtis, Mallet-Prevost, Colt & Mosle, LLP

101 Park Avenue

New York, New York 10178

Attention: Steven J. Reisman

All notices and requests to any Person holding of record any Claim of Equity Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 16.5 which designation will be effective on receipt.

16.6    Governing Law.    Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to its conflict of law rules) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specifically provided in such agreements, documents, or instruments.

16.7    Binding Effect.    The Plan and all rights, duties and obligations thereunder shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, Holders of Claims, Holders of Equity Interests, and their respective successors and assign.

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16.8    Successors and Assigns.    The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such entity.

16.9    No Waiver.    The failure of the Debtors or any other Person to object to any Claim for purposes of voting shall not be deemed a waiver of the Debtors’ or Reorganized Debtors’ right to object to or examine such Claim, in whole or in part.

16.10    Exemption from Securities Laws.    All of the New Preferred Stock and New DDi Corp. Securities distributed pursuant to this Plan are and shall be entitled to the benefits and exemptions provided by section 1145 of the Bankruptcy Code.

16.11    Inconsistencies.    In the event the terms or provisions of the Plan and the Confirmation Order are inconsistent with the terms and provisions of the Exhibits to the Plan or documents executed in connection with the Plan (other than the Restructuring Loan Documents), the terms of the Plan and the Confirmation Order shall control. In the event the terms and provisions of the Plan and the Confirmation Order are inconsistent with the terms and provisions of the Restructuring Loan Documents, the terms of the Restructuring Loan Documents shall control.

16.12    Exemption from Certain Transfer Taxes and Recording Fees.    Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property or of any other interest in such property (including, without limitation, a security interest) will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax

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or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

16.13    Post-Confirmation Conversion/Dismissal.    A creditor or party in interest may bring a motion to convert or dismiss the case under § 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. The Debtors and Reorganized Debtors reserve the right to object to any motion for conversion or dismissal. If the Court orders any of the Cases converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case.

16.14    Final Decree.    Once an Estate has been fully administered, as referred to in Bankruptcy Rule 3022, the applicable Reorganized Debtor, or other party as the Court shall designate in the Confirmation Order, shall file a motion with the Court to obtain a final decree to close the Case of such Debtor.

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DDi Corp., a Delaware corporation

Date: August 30, 2003	By:	/s/ Timothy J. Donnelly
Name: Timothy J. Donnelly Title: Vice President

DDi Capital Corp., a California corporation

Date: August 30, 2003	By:	/s/ Timothy J. Donnelly
Name: Timothy J. Donnelly Title: Vice President

Submitted by:

Kirkland & Ellis LLP

By:	/s/ Sharon M. Kopman
Richard L. Wynne Sharon M. Kopman Christian C. Lymn Attorneys for Debtors and Debtors-In-Possession

Exhibit 1

SCHEDULE F

Term Sheet for Management Equity Term Sheet

REORGANIZED DDi

MANAGEMENT EQUITY TERM SHEET

A. MANAGEMENT EQUITY

Issuer of Management Equity:	Reorganized DDi

Percentage of Equity to Management:	5% of the Common Stock on the Effective Date of the Chapter 11 Plan, plus grants of options (as set forth below). The equity in the form of the Common Stock (“Restricted Common Stock”) or options to acquire Common Stock (“Options”) to be issued to management shall be forfeitable under certain circumstances as described below.

B. MANAGEMENT EQUITY INCENTIVE PLAN

Equity Grant Date:	100% of all Restricted Stock on the Effective Date of the Chapter 11 Plan may be granted, subject to Mandatory Forfeiture (as defined below)

Option Grant Date:	Tranche A (Series Al-A4): Tranche A of the Management Equity Incentive Plan to provide for options to purchase an aggregate of twelve and a half percent (12.5%) of the Common Stock of Reorganized DDi on the Effective Date (collectively, the “Tranche A Options”). Fifty percent (50%) of all Tranche A Options shall be granted on the Effective Date of the Chapter 11 Plan and the remaining fifty percent (50%) of Tranche A Options shall be granted on the twelve (12) month anniversary of the Effective Date of the Chapter 11 Plan, subject to Mandatory Forfeiture (as defined below).

Tranche B: Tranche B of the Management Equity Incentive Plan to provide for discretionary options to purchase an aggregate of four percent (4%) of the Common Stock of Reorganized DDi on the Effective Date (the “Tranche B Options”). The issuance of the Tranche B Options shall be in the discretion of the Compensation Committee of the Board of Directors of Reorganized DDi, or CEO under CEO Exemption.

Equity Vesting Schedule:	50% of the Restricted Stock will vest immediately upon grant, 50% of the Restricted Stock will vest 12 months after the grant.

Option Vesting Schedule:	Tranche A (Series Al-A4): 1/3 of the Options will vest immediately upon grant, 1/3 of the Options will vest on the 18 month anniversary of the grant, 1/3 of the Options will vest on the 36 month anniversary of the grant.

Tranche B: 1/3 of the Options will vest immediately upon grant, 1/3 of the Options will vest on the 18 month anniversary of the grant, 1/3 of

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the Options will vest on the 36 month anniversary of the grant.

Series A1 Options:	10 year Options to purchase 3- 1/3% of the “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” at a strike price of an implied total enterprise value of $110 million.

Series A2 Options:	10 year options to purchase 3- 1/3% of the “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” at the following strike prices:

(i) First grant date: the Fair Market Value of the stock on the date of grant.

(ii) Second grant date: the greater of (a) the Fair Market Value of the Common Stock on the date of grant and (b) the strike price on the first grant date.

Series A3 Options:	10 year options to purchase 3- 1/3% of the “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” at the following strike prices:

(i) First date: 115% of the Fair Market Value of the Common Stock on the date of grant.

(ii) Second grant date: the greater of (a) the Fair Market Value of the Common Stock on the date of grant and (b) the strike price on the first grant date.

Series A4 Options:	Five year Options to purchase 2.5% of the “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” at nominal strike price. Options may only be exercised on and after the Second Anniversary Date as follows:

• 0%, if the commitments (including accrued and unpaid interest and accrued and unpaid PIK interest with respect thereto) of the Lenders have not been permanently repaid by at least fifty percent (50%) of the aggregate amount of such commitments outstanding on the Effective Date;

• 50%, if the commitments (including accrued and unpaid interest and accrued and unpaid PIK interest with respect thereto) of the Lenders have been permanently repaid by at least fifty percent (50%) but less than one hundred percent (100%) of the aggregate amount of such commitments outstanding on the Effective Date;

• 100%, if the commitments plus all accrued and unpaid interest and accrued and unpaid PIK Interest have been repaid in full to the Lenders.

Tranche B Options:	10 year options to purchase four percent (4%) of the Common Stock of Reorganized DDi on the Effective Date at a strike price equal to the Fair

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Market Value of the Common Stock.

Mandatory Forfeiture:	All unvested grants of Options and Restricted Stock will be subject to mandatory forfeiture by the holder, if the holder’s employment is terminated by Reorganized DDi for Cause, or the holder voluntarily leaves Reorganized DDi without Good Reason prior to the 36 month anniversary of the grant. Any forfeited grants shall be made available for redistribution at the discretion of the Compensation Committee of the reorganized Board of Directors of Reorganized DDi.

Vesting upon Change of Control:	If the Change of Control is a cash-for-stock transaction, full acceleration of unvested Options and unvested Restricted Stock.

If the Change of Control is a stock-for-stock transaction, no acceleration of unvested Options or unvested Restricted Stock and unvested Options and unvested Restricted Stock will be converted into unvested Options and unvested Restricted Stock of the merged enterprise.

If the Change of Control is a combination of stock and cash transaction, then unvested Options and unvested Restricted Stock will accelerate pro rata (based on amount stock and cash portions of consideration) and will be converted into pro rata number of unvested Options and unvested Restricted Stock of the merged enterprise.

If, following a Change of Control, (i) a holder’s employment is terminated by Reorganized DDi or the successor to Reorganized DDi for Cause, or the holder voluntarily leaves the successor to Reorganized DDi without Good Reason within one year following the effective date of the Change of Control, then all of such holder’s unvested Options and unvested Restricted Stock shall be forfeited upon such termination and/or leave or (ii) a holder’s employment is terminated by Reorganized DDi or the successor to Reorganized DDi without Cause, or the holder voluntarily leaves Reorganized DDi or the successor to Reorganized DDi with Good Reason within two years following the effective date of the Change of Control, then all of such holder’s unvested Options and unvested Restricted Stock shall immediately vest upon such termination or leave.

Other Terms:	• Cashless exercise features.

• Registration Rights: An S-8 registration statement shall be filed on or subsequent to the effectiveness of an equity registration statement filed by Reorganized DDi for the benefit of the former Subordinated Noteholders and the Lenders who are then holders of Common Stock and/or Lender Warrants after the Effective Date of the Chapter 11 Plan.

• Management Options and Restricted Stock shall be entitled to antidilution protection for stock dividends and stock splits only.

Definitions (applicable for this	• “Cause” shall mean a Management Holder’s (a) indictment or

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Schedule F only; provided, however, that the “Change of Control” and “Fair Market Value” definitions shall apply to the entire Term Sheet):		conviction of any felony (it being understood that if such Management Holder is not convicted of a felony within two (2) years of indictment (or later if any state or federal agency is actively prosecuting such felony), such options shall be reinstated), (b) fraud, misappropriation, or embezzlement that would warrant termination from Reorganized DDi or its subsidiaries based upon the existing policies of Reorganized DDi and its subsidiaries then in effect, (c) failure or refusal, after reasonable notice, to perform the material duties of such person’s office, (d) drug or alcohol abuse that would warrant termination from Reorganized DDi or its subsidiaries based upon the existing policies of Reorganized DDi and its subsidiaries then in effect, (e) any willful misconduct or willful acts that materially impair the assets of operations of Reorganized DDi and its subsidiaries, taken as a whole, (f) acts of discrimination or sexual harassment that would warrant termination from Reorganized DDi or its subsidiaries based upon the existing policies of Reorganized DDi and its subsidiaries then in effect, (g) public statements disparaging Reorganized DDi that are likely to cause material damage to Reorganized DDi and its subsidiaries, taken as a whole.

	•	“Fair Market Value” shall mean:

(a) if the Common Stock is listed on any national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market, weighted average of the closing sales price of the Common Stock on such exchange or market on the five (5) trading days immediately preceding the date of grant; or

(b) otherwise, the fair market value as determined by the Board of Directors of Reorganized DDi, which determination shall be subject to approval by the Required Lenders;

provided, further, that should the Required Lenders not approve the determination of Fair Market Value, any dispute with regard to such valuation determinations shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders

	•	“Good Reason” means termination of employment by a Management Holder if (x) (a) such Management Holder’s annual base salary is materially reduced without Cause(unless there is a reduction in the base salary of substantially all comparably positioned employees or unless such Management Holder consents) or (b) the requirements of such person’s job materially and adversely are changed without Cause and without such Management Holder’s consent (including, without limitation, the relocation of the Management Holder’s place of employment to a location beyond 75 miles of his or her then current place of employment) and (y) such Management Holder terminates his

5

position within 90 days of either (x)(a) or (x)(b) and states that the purpose for such termination is the events stated in (x)(a) or (x)(b).

•	“Change of Control” will be considered to have occurred if:

	•	any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of Reorganized DDi (for the purposes of this clause, such person shall be deemed to beneficially own any voting stock of a person held by any other person (the “parent entity”), if such person is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of such parent entity) or such person or group has the power, directly or indirectly, to elect a majority of the members of the board of directors of Reorganized DDi;

	•	the sale of all or substantially all the assets of Reorganized DDi to another person, or, the merger or consolidation of Reorganized DDi with or into another person or the merger of another person with or into Reorganized DDi, or if the securities of Reorganized DDi that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of Reorganized DDi are changed into or exchanged for cash, securities, or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee; or

	•	Reorganized DDi is dissolved or liquidated.

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SCHEDULE A

Employee	Title	% of Tranche A (Series A1-A4) Awards
Bruce McMaster	President and CEO	30%
Michael Moisan	COO	9%
Joe Gisch	SVP - Strategic Planning and BD	7%
Tom Ingham	VP - Sales & Marketing	7%
David Blair	President & CEO - European Operations	7%
Brad Tesch	VP - North American Assembly Ops	5%
John Stumpf	CFO	5%
Terry Wright	CTO	5%
Tim Donnelly	General Counsel	5%
Jay Latin	VP - Sales	5%
Robert Hembree	CIO	5%
Tom Johnston	Managing Director	2%
John Calvert	VP - Sales & Marketing Europe	2%
John Chelberg	VP - Operations	2%
Victor Hemmingway	VP - Operations	2%
Jon Pereira	VP - Operations	2%

Exhibit 2

SCHEDULE C

Term Sheet for the Common Equity

REORGANIZED DDi (FOR COMMON EQUITY)

Structure:	No change to existing structure.

Issuer:	Reorganized DDi (“Reorganized DDi”)

Common Equity (issued to Noteholders):	Subordinated Noteholders to receive 94% of the Common Stock on the Effective Date of the Chapter 11 Plan, subject to dilution for (i) all Common Stock issuable under the Management Equity Incentive Plan (annexed hereto as Schedule F) upon the exercise of management options thereunder and (ii) Common Stock issuable upon exercise of the Lender Warrants.

Common Equity (issued to old equity):	Holders of old common stock in DDi to receive 1.0% of the Common Stock of Reorganized DDi on the Effective Date of the Chapter 11 Plan, subject to dilution for (i) all Common Stock issuable under the Management Equity Incentive Plan upon the exercise of all management options thereunder and (ii) Common Stock issuable upon exercise of the Lender Warrants.

Common Equity (issued to Lenders):	See Schedule B.
Common Equity (issued to management):	See Schedule F.
Common Equity (issued to Senior Discount Noteholders):	None. See Schedule E.

Board of Directors:	Bylaws to provide that board of directors of Reorganized DDi (the “Board”) shall consist of seven members. Immediately following the Effective Date of the Chapter 11 Plan, the Board shall consist of seven directors, comprised as follows:

• CEO of Reorganized DDi

• CEO of DDi Europe

• Two Subordinated Noteholder designees (designated by Ad Hoc Committee prior to distribution of Chapter 11 Plan) which designees will be included in Chapter 11 Plan as sent to Subordinated Noteholders for approval

• Three Subordinated Noteholder designees (selected by Ad Hoc Committee prior to distribution of Chapter 11 Plan) which designees will be included in Chapter 11 Plan as sent to Subordinated Noteholders for approval (designees will be selected from list to be developed in conjunction with Reorganized DDi, the Subordinated Noteholders and their

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respective advisors)

•	Reorganized DDi will use commercially reasonable efforts to provide to the Ad Hoc Committee the names of at least 3 directors who meet the “independence” standards of the Securities and Exchange Commission and the Nasdaq National Market (whether or not Reorganized DDi or any of Reorganized DDi’s securities are subject to such standards), prior to or immediately following the Effective Date of the Chapter 11 Plan.

•	Directors shall serve one-year terms. No staggered board terms.

•	After the Effective Date of the Plan, and not less than annually thereafter, prior to any election by the stockholders or appointments by the Board (if there are not remaining at the time of any such appointment by the Board, two members of the Board who have been previously recommended as nominees by the Preferred Stock Representatives (as defined below), two holders of Preferred Stock (who initially will be Providence Capital, LLC and Tablerock Fund Management, LLC (the “Preferred Stock Representatives”)), together, shall make reasonable recommendations in good faith (the “Designation Right”) to the Board (or more frequently in the event any such Preferred Stock Representative transfers any of its shares of Preferred Stock along with its Designation Right to an unaffiliated third party) with respect to two nominees, who shall be qualified and otherwise appropriate candidates for the Board in the event of an election by the stockholders and a number of nominees necessary to result in there being two acting members of the Board who have been recommended by such Preferred Stock Representatives in the event of an appointment by the Board. Such recommendation may be made by delivering notice thereof to the Company within sixty (60) days after the written request by the Board of names for consideration (or more frequently in the event such holder of Preferred Stock and any transferee thereof each certify that such holder of Preferred Stock has transferred its shares of Preferred Stock to such transferee). If at any time while the Preferred Stock remains outstanding those nominees recommended by such holders of the Preferred Stock are not appointed by the Board to the Board (if the appointments are determined by the Board) or nominated by the Board or management of the Company for election by the Company’s stockholders to the Board, then as a remedy to the holders of the Preferred Stock, for breach of the Preferred Stock Right, the Preferred Stock shall bear a dividend rate equal to 17% effective retroactively to the date of issuance (until such time as two nominees recommended to the Board pursuant to the foregoing procedures are appointed or nominated, whereupon the dividend rate shall be decreased to 15% commencing on

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the date of such complying appointments or nominations.) Notwithstanding the foregoing, if (x) any member of the Board who holds Preferred Stock (or who is a stockholder, director, member, partner, employee or otherwise an affiliate of a person or entity who holds Preferred Stock)(each, a “Preferred Stock Board Member”) votes against an appointment or nominee to the Board recommended by such holders of Preferred Stock (the “Recommended Board Member”) in accordance with the foregoing provisions, (y) such Recommended Board Member is not appointed or nominated to the Board because one or more Preferred Stock Board Members votes against such Recommended Board Member and (z) such Recommended Board Member would have been appointed or nominated to the Board had such Preferred Stock Board Member voted for such Recommended Board Member, then there shall be no increase in the dividend rate pursuant to the provisions of this section.

Registration Rights:	The Subordinated Noteholders will have registration rights for U.S. public offerings, the timing of which will be at the discretion of the Board of Directors. The Subordinated Noteholders will have the same registration rights provided to the Lenders in Schedule B.

Exhibit 3

SCHEDULE D

Term Sheet for the Preferred Equity

DDi Europe

PREFERRED STOCK TERM SHEET

Issuer of Preferred Stock:	DDi Europe

Equity Investment:	shares of preferred stock of DDi Europe (the “Preferred Stock”) with a liquidation value of $ per share (plus accrued and unpaid dividends thereon), for an aggregate liquidation preference of $16.5 million. The final governing documents will reflect a liquidation preference of British pounds, based on a conversion rate of the Bank of Scotland (“BOS”) in effect on the fifth business day preceding the Effective Date of the Chapter 11 Plan.

Dividends:	15% per annum, payable quarterly in arrears. Dividends will compound quarterly and accumulate to the extent not paid in cash. DDi Europe shall pay dividends in cash only (x) if not prohibited by existing financing arrangements or applicable law, and (y) if DDi Europe will have at least £2.0 million in cash, as reflected upon its balance sheet prepared in accordance with U.K. GAAP, immediately following such dividend payment.

Priority:	Senior with respect to dividends and redemptions and upon liquidation to all other classes and series of DDi Europe’s capital stock.

Optional Redemption:	None.

Mandatory Redemption:	The Preferred Stock shall be redeemed by DDi Europe upon the later of (i) January 31, 2009 or (ii) repayment in full of all obligations under the BOS credit facility, as amended from time to time (but not as to any extensions of the maturity date), to the extent permitted by law.

Voting Rights:	On the Effective Date, the Board of Directors of DDi Europe shall consist of seven (7) directors, four (4) of whom (the “Preferred Stock Appointed Directors”) shall be elected by the holders of Preferred Stock, voting as a class. The Preferred Stock shall have no other voting rights except as otherwise required by applicable law. The initial term, commencing on the Effective Date, of the Preferred Stock Appointed Directors shall be two (2) years. For each subsequent board election when the Preferred Stock is still outstanding, the holders of the Preferred Stock will designate the following number of board seats (which shall provide for a one (1) year term) based on the trailing twelve (12) month EBITDA at the time of the election:

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EBITDA < $15 million	4
$15 million < EBITDA < $25 million	3
$25 million < EBITDA < $35 million	2
EBITDA > $35 million	1

Preferred Stock Rights:	The Preferred Stock will have certain covenant rights (all of which shall be further subject to any limitations in the BOS credit facility) including: (1) restrictions on payment of dividends or redemption of any shares (other than dividends or redemptions of Preferred Stock); (2) limitations on the incurrence of additional indebtedness, except indebtedness in the ordinary course of business (i.e. trade credit) and purchase money indebtedness (i.e. capital lease obligations ) in the ordinary course of business; (3) restrictions on DDi Europe’s ability to amend its articles of association or bylaws to the extent that such amendments directly or indirectly affect the rights of the Preferred Stock or its holders, including without limitation, any amendment which would directly or indirectly authorize shares or the issuance of shares or other securities convertible or exercisable into shares ranking as regards participation in the profits or the assets of DDi Europe ahead of or pari passu with the Preferred Stock; (4) restrictions on any asset disposition, whether for value or not, without the prior written consent of a majority of the holders of the Preferred Stock except for an asset disposition which is made in the ordinary course of business and which involves only the sale of property that is either: (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of reorganized DDi or is obsolete unless the asset disposition is made solely in exchange for cash consideration and the net cash proceeds therefrom are used to pay cash dividends, in accordance with applicable law, to the holders of the Preferred Stock.

Remedies:	Remedy for certain breaches of the New Preferred Stock Rights described above (following reasonable cure period) shall be an increase in dividend rate to 17% (until remedied or cured, in which case the rate returns to 15%). Remedy for others shall be limited only by applicable law. Remedy for failure to redeem or purchase the Preferred Stock, whether or not permitted by law, in the event of a mandatory redemption or change of control based on the terms set forth below, shall be that the redemption (or repurchase or purchase) price, including all accrued and unpaid dividends, as well as all costs and expenses to collect the foregoing amounts shall become subordinated indebtedness of DDi Europe, subject to applicable law, payable on demand.

Registration Rights:	DDi Europe shall file, at DDi Europe’s expense, a United States registration statement, which shall become effective on or prior to the first anniversary of issuance. In addition, at any time DDi Europe files a United States registration statement relating to equity, the holders of Preferred Stock shall be permitted the opportunity, on at least twenty

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(20) days notice, to participate in such registration, subject to reasonable pro rata cutbacks based on advice of the lead underwriter participating in the subject transaction. DDi Europe may postpone for one hundred twenty (120) days the filing or effectiveness of a registration statement if the board of directors determines that such registration would reasonably be expected to have an adverse effect on any proposal or plan of DDi Europe to engage in any acquisition of assets (other than in the ordinary course), merger, consolidation, public issuance of stock or debt, tender offer or similar transaction.

Put Rights:	•	Each holder of the Preferred Stock shall have the right to require DDi Europe or its successor in a change of control to purchase or repurchase all of such holder’s investment in Preferred Stock at a price equal to 107% (during first year), 104% (during second year) and 101% (thereafter) of $16.5 million plus all accrued and unpaid dividends during a twenty (20) business day period following notice of the consummation of a change of control of DDi Europe. “Change of Control” occurs if (i) Reorganized DDi fails to control directly more than 50% of the voting stock of DDi Europe, (ii) all or substantially all of the assets of DDi Europe are sold to another person (other than reorganized DDi and/or its subsidiaries), or (iii) the merger or consolidation of DDi Europe with or into another person (other than Reorganized DDi and/or its subsidiaries) or the merger of another person, (other than Reorganized DDi and/or its subsidiaries) with or into DDi Europe, or if the securities of DDi Europe that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of DDi Europe are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee.

Exhibit 4

SCHEDULE E

Preliminary Discount Notes Term Sheet

Indebtedness:	Approximately $16.5 million (the “SDN Indebtedness”)

New Interest Rate:	16% PIK to go cash pay at 14% pursuant to terms outlined below

Maturity:	1/1/09

Modification of Payment Terms:	PIK interest through maturity; cash pay at the election of the Issuer (and entities it owns on a consolidated basis), provided that interest must be paid in cash from and after the quarter in which the Issuer achieves LTM leverage equal or less than 2.5X. In addition, in any period prior to the Issuer (and entities it owns, on a consolidated basis) achieving LTM leverage equal or less than 2.5X, cash interest for the current period will be paid to Senior Discount Noteholders out of excess cash prior to any repayment of the Bank debt, with excess amortization payments to the Bank debt paid with any remaining excess cash. No partial PIK. Issue due and payable on sale of Company, Issuer or Subsidiary.

Interest accrued/paid quarterly.

Guarantee:	Acceptable anti-layering protection.

Warrants:	Warrants of the Company will be issued to the holders of the Senior Discount Noteholders but held in escrow for 2.5% of the fully-diluted reorganized equity (the “SDN Warrants”). Nominal strike, December 2008 expiry, antidilution protection consistent with Lender Warrants (but in no event shall the SDN Warrants dilute the Lender Warrants), registration rights consistent with Lender Warrants, cashless exercise, and other rights level with Lender Warrants, exercisable commencing on the first business day after the Second Anniversary Date, provided, however:

• if the Issuer elects to go to 100% cash pay permanently and irrevocably on or prior to the Second Anniversary Date then in such event all of the SDN Warrants shall be cancelled or

• if the Issuer has satisfied all of the SDN Indebtedness to the holders of the Senior Discount Notes on or prior to the Second Anniversary Date, then in such event all claims to the SDN Warrants shall be cancelled.

Covenants:	Typical HY Covenants with exceptions for dividends to reorganized DDi to cover corporate expenses related to

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being a public company to be capped at an amount acceptable to Senior Discount Noteholders. In the event Company is no longer public, Senior Discount Noteholders to receive annual audited financial statements for the Company and summary quarterly unaudited financial statements for the Company. Senior Discount Noteholders to receive same financial reporting information as Bank Group (i.e., monthly reports, etc).

Treatment of Lenders and Convertible Noteholders:	Final treatment to be acceptable to Senior Discount Noteholders.

Releases:	Global Releases and Plan Injunction

Fees:	Company and/or Issuer to pay reasonable attorney fees of Senior Discount Noteholders as well as any fees to be incurred by indenture trustee of Senior Discount Notes.

Other Terms & Conditions:	Callable at par plus accrued subject to Bank Covenants; no partial calls permitted.

Exhibit 5

SCHEDULE B

Terms and Conditions for the Restructuring of the Pre-Restructuring Bank Indebtedness

RESTRUCTURING CREDIT FACILITIES

Summary of Terms and Conditions

PARTIES

Borrower:	Dynamic Details, Incorporated and Dynamic Details, Incorporated Silicon Valley (the “Borrower”).

Guarantors:	DDi and each intermediate domestic holding company and each domestic direct and indirect subsidiary of the Borrower (the “Guarantors”; the Borrower and the Guarantors, collectively, the “Loan Parties”).

Administrative Agent:	JPMorgan Chase Bank (“JPMorgan Chase Bank” and, in such capacity, the “Administrative Agent”).

Lenders:	The Lenders under the existing Credit Agreement.

TYPES AND AMOUNTS OF CREDIT FACILITIES

Term and Revolving Facilities:	The Pre-Restructuring Bank Indebtedness will be restructured and exchanged as follows into two tranches:

(i) Tranche A Revolving and Term Loan Facility in an aggregate amount of $15 million (including the $1.2 million in undrawn face amount of outstanding letters of credit, plus accrued and unpaid interest and fees under the Pre-Restructuring Loan Documents, the “Tranche A Indebtedness”); and

(ii) Tranche B Term Loan Facility in an aggregate amount of $57.9 million (plus accrued and unpaid interest and fees under the Pre-Restructuring Loan Documents, the “Tranche B Indebtedness” and together with the Tranche A Indebtedness, the “Indebtedness”)

Type:

Tranche A Revolving and Term Loan Facility	Tranche A Revolving and Term Loan Facility: Tranche A will initially be a revolving credit facility through June 30, 2005 (the “Tranche A Revolving Facility “ and the loans thereunder, the “Tranche A Revolving Loans”). The commitments under the Tranche A Revolving Facility in an aggregate principal amount of $15 million shall be available on a revolving basis during the period commencing on the Effective Date and ending on June 30, 2005 (the “Revolving Termination Date”). As of the Effective Date, the Tranche A

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Revolving Facility will be fully funded with $13.8 million in outstanding loans and $1.2 million in face amount of outstanding letters of credit. Availability under the Tranche A Revolving Facility shall at any time be equal to the sum of (i) 100% of the principal amount of Tranche A Revolving Loans optionally prepaid plus (ii) 100% of the Net Cash Proceeds (to be defined in the Restructuring Loan Documents in a manner satisfactory to the Administrative Agent and the Required Lenders) of the first $1.25 million in the aggregate of Net Cash Proceeds from the sales of assets, including, but not limited to, any sales of real or personal property currently located at the facilities in Sterling, Virginia and Garland, Texas, applied to prepay Tranche A Revolving Loans, in each case, to the extent that such prepayments do not constitute permanent commitment reductions.

On June 30, 2005, any principal amount of Tranche A Revolving Loans outstanding under the Revolving Credit Facility shall be converted to Tranche A Term Loans (the “Tranche A Term Loans”) (the facility, the “Tranche A Term Loan Facility” and together with the Tranche A Revolving Facility, the “Tranche A Revolving and Term Loan Facility”).

Letters of Credit	A portion of the Tranche A Revolving Facility not in excess of $5.0 million shall be available for the issuance of letters of credit (the “Tranche A Letters of Credit”) by JPMorgan Chase Bank (in such capacity, the “Issuing Lender”). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Termination Date, provided that any Tranche A Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above). Drawings under any Tranche A Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Tranche A Revolving Loans) on the same business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Tranche A Revolving Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

Tranche B Term Loan Facility	Tranche B Term Loan Facility: Tranche B to be a term loan facility (the “Tranche B Term Loan Facility” and the loans thereunder, the “Tranche B Term Loans”; the Tranche B Term Loan Facility together with the Tranche A Revolving and Term Loan Facility, the “Restructuring Credit Facilities”) in an aggregate principal amount equal to (i) $57.9 million plus (ii) any accrued and unpaid interest under the Pre-Restructuring Loan Documents.

Maturity:

Tranche A Term and Revolving Loans	April 15, 2008 (the “Tranche A Maturity Date”)

Tranche B Term Loans	April 15, 2008 (the “Tranche B Maturity Date”)

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Amortization:	The Tranche A Term Loans and the Tranche B Term Loans shall be repayable in quarterly installments during the years and in the amounts set forth below, on a pro rata basis, with the first payment on the Tranche A Term Loans due June 30, 2005 and on the Tranche B Term Loans due January 30, 2003:

Tranche A Term Loans:

TRANCHE A

YEAR	Q1	Q2	Q3	Q4
2003	$—	$—	$—	$—
2004	$—	$—	$—	$—
2005	$—	$514,403.29	$514,403.29	$514,403.29
2006	$514,403.29	$514,403.29	$514,403.29	$514,403.29
2007	$514,403.29	$514,403.29	$514,403.29	$514,403.29
2008	$514,403.29	$8,827,160.52

Tranche B Term Loans:

TRANCHE B

YEAR	Q1	Q2	Q3	Q4
2003	$—	$—	$—	$—
2004	$25,000	$25,000	$25,000	$25,000
2005	$25,000	$1,985,596.71	$1,985,596.71	$1,985,596.71
2006	$1,985,596.71	$1,985,596.71	$1,985,596.71	$1,985,596.71
2007	$1,985,596.71	$1,985,596.71	$1,985,596.71	$1,985,596.71
2008	$1,985,596.71	$33,940,755.65

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True-Up:

The Restructuring Credit Facilities will contain a true-up mechanism which shall provide that, if, on the Revolver Termination Date or on the date (the “SED Date”) of the occurrence of a Significant Event of Default (to be defined in the Restructuring Loan Documents), as applicable, (i) the ratio of (x) the Tranche A Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, to (y) the aggregate Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, is less than (ii) the ratio of the (x) Tranche A Commitments outstanding on the Effective Date to (y) the aggregate Commitments outstanding on the Effective Date (the “True-Up Trigger”), then, pursuant to the participations required in the next succeeding paragraph, the Tranche B Lenders shall be entitled to an additional amount (in the aggregate, the “True-Up Amount”), which is equal to (x)(i) the stun of the Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, multiplied by the Tranche A Commitments outstanding on the Effective Date less (ii) the sum of the Commitments outstanding on the Effective Date multiplied by the Tranche A Commitments outstanding on the Revolver Termination Date, or on the SED Date, as applicable, divided by (y) the sum of the Commitments outstanding on the Effective Date. Restated:

If:

	ART/SED Date Total	< AEffective Date Total
	(ART/SED Date Total + BRT/SED Date Total)	(AEffective Date Total + BEffective Date Total)

then:

BAggregate True Up Amount =

{(ART/SED Date Total + BRT/ SED Date Total)(AEffective Date Total) - (AEffective Date Total + BEffective Date Total)(ART/SEC Date Total)} ÷ (AEffective Date Total + BEffective Date Total)

In the event a True-Up Trigger exists on the Revolver Termination Date, or, if earlier, on the SED Date, then each Tranche A Lender shall purchase in cash from the Tranche B Lenders, participations in Tranche B Term Loans in an amount (the “Participating Share”) equal to (x)(i) the aggregate Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, multiplied by such Tranche A Lender’s Tranche A Commitments outstanding on the Effective Date less (ii) the aggregate Commitments outstanding on the Effective Date multiplied by such Tranche A Lender’s Tranche A Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, divided by (y) the sum of the Commitments outstanding on the Effective Date. Restated:

Bparticipation amount for each Tranche A Lender =

{(ART/SEC Date Total + BRT/SEC Date Total)(A Tranche A Lender on Effective Date) - (AEffective Date
Total + BEffective Date Total)(ATranche A Lender on RT/SEC Date)} ÷ (AEffective Date Total + BEffective

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Date Total)

The Lenders acknowledge and agree that the aggregate of the Participating Shares shall equal the True-Up Amount. It is not intended that this True-Up Mechanism create any additional cost, liability or exposure to any Loan Party.

CERTAIN PAYMENT PROVISIONS

Expenses, Fees and Interest Rates:	As set forth on Annex I to this Schedule B.

Optional Prepayments and Commitment Reductions:	Loans may be prepaid and commitments may be reduced by the Borrower in whole or in part at par plus accrued interest and LIBOR breakage costs, if any, at any time at the Borrower’s option. If prior to June 30, 2005, the Borrower elects to create a permanent reduction of commitments, each such reduction of commitments shall be made ratably among the Lenders in accordance with their respective commitments. If prior to June 30, 2005, the Borrower elects to make optional prepayments under the Tranche A Revolving Facility that do not constitute permanent reductions of commitment thereunder, then the Borrower may elect to prepay the Tranche A Revolving Loans only. After June 30, 2005, Term Loans are prepayable in whole or in part at par, plus accrued interest and LIBOR breakage costs, if any, at any time at the Borrower’s option, on a pro rata basis. Any prepayment of Tranche A Term Loans and Tranche B Term Loans shall be applied to the installments thereof in inverse order of maturity and may not be reborrowed.

Mandatory Prepayments and Commitment Reductions:	The following amounts shall be applied to prepay the Loans:

(i) 100 % of the Net Cash Proceeds of any sale or other disposition (including as a result of casualty or condemnation; provided, however, that, in the case of casualty, reinvestment of up to $1,000,000 per fiscal year pursuant to a reinvestment notice shall be permitted subject to certain conditions) by Reorganized DDi, the Borrower, any of its subsidiaries (other than DDi Europe and its European subsidiaries) or any of the other Loan Parties of any assets (except for the sale of inventory in the ordinary course of business and certain other dispositions to be agreed on consistent with the Pre-Restructuring Loan Documents); provided, however, that 100% of the Net Cash Proceeds of the first $1.25 million in the aggregate amount of Net Cash Proceeds from the sales of assets, which shall include, but are not limited to, any sale of real or personal property located at the facilities in Garland, Texas and Sterling, Virginia, shall be applied to prepay Tranche A Revolving Loans only to create availability under the Tranche A Revolving Facility.

(ii) Excess Cash (to be defined in the Restructuring Loan Documents in a manner mutually satisfactory to the Administrative Agent, the Required Lenders and the Debtors) on the balance sheet in excess of $15 million for

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each fiscal year of the Borrower (commencing with the 2004 fiscal year) to be applied as follows: (1) on July 15, 2005,100% of Excess Cash for the 2004 fiscal year (measured as of December 31, 2004) shall be applied to or prepay Tranche A Term Loans and Tranche B Loans, on a pro rata basis and (2) after July 15, 2005, for each fiscal year, commencing with the 2005 fiscal year, 100% of Excess Cash (measured as of December 31 for each fiscal year) shall be applied on March 31 of the subsequent fiscal year to prepay Tranche A Term Loans and Tranche B Term Loans on a pro rata basis (it being understood that Borrower may, at its option, use any of its cash to prepay in whole or in part the Tranche A Term Loans on or prior to July 15, 2005 without making a pro rata payment on the Tranche B Term Loans, thereby creating availability under the Tranche A Revolving Facility).

(iii) 100% of the Net Cash Proceeds of any sale or issuance of equity (excluding the first $3 million in the aggregate of Net Cash Proceeds of issuances of equity of Reorganized DDi which any Loan Party may use for general corporate purposes) and 100% of the Net Cash Proceeds of any incurrence of indebtedness after the Effective Date by Reorganized DDi, the Borrower or any of their subsidiaries (excluding DDi Europe and its European subsidiaries) or any of the other Loan Parties (subject to customary exceptions, including purchase money debt and equipment financing debt).

Except as set forth in clauses (i) and (ii) above, each such prepayment of the Term Loans shall be applied to the Tranche A Term Loans and the Tranche B Term Loans ratably and to the installments thereof in inverse order of maturity and may not be reborrowed.

LENDER WARRANTS	Warrants, representing 10.0% of the common stock (the “Common Stock”) of Reorganized DDi on a fully diluted basis on the Effective Date (the “Lender Warrants”), will be issued to the Lenders ratably in accordance with their respective commitments (as of the Effective Date) and held in an escrow account, on terms reasonably acceptable to the Required Lenders. The calculation of “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” shall give effect to the exercise of such Lender Warrants, all other outstanding warrants and the exercise, conversion or exchange, as applicable, of all other outstanding securities of Reorganized DDi, including but not limited to issuances to old equity, the Subordinated Noteholders, the Senior Discount Noteholders (if any), all share grants and Tranche A option grants to management made on the Effective Date pursuant to the Management Equity Incentive Plan (it being understood and agreed that anti-dilution adjustments shall thereafter be made in respect of any shares or options granted after the Effective Date pursuant to Tranche A and Tranche B of the Management Equity Incentive Plan). (See Anti-Dilution Adjustments below).

The Lender Warrants will have an exercise price initially equal to $.01 per share and shall be subject to customary anti-dilution adjustments. Each Lender Warrant will be exercisable for the period commencing on the first business day after the twenty-four (24) month anniversary (the “Second Anniversary Date”) of the Effective Date through and including July 31, 2008. The Lender Warrants and the underlying shares of common stock will

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have registration rights, pursuant to a registration rights agreement, customary for transactions of this type and as set forth below (as described below, the “Registration Rights Agreement”).

The number of Lender Warrants that may be exercised shall be determined based on the aggregate amount of the commitments under the Restructuring Credit Facilities outstanding on the Second Anniversary Date as follows:

(i) If on the Second Anniversary Date, the commitments (and accrued and unpaid interest with respect thereto) have been permanently reduced and terminated (and are not subject to reborrowing) by at least fifty percent (50%) of the aggregate amount of such commitments outstanding on the Effective Date, then:

(a) Lender Warrants issued to and held in escrow for the Lenders representing 50% of the original issuance of Lender Warrants (after giving effect to anti-dilution adjustments) shall be returned to Reorganized DDi for cancellation and all remaining Lender Warrants shall be released from the escrow account and delivered to the Lenders;

(b) all Success Fees (as defined below) accrued and unpaid as of the Second Anniversary Date shall be immediately due and payable in cash; and

(c) the Success Fees shall be converted to a cash pay interest obligation.

(ii) If on the Second Anniversary Date, all outstanding loans and other extensions of credit under the commitments, plus all accrued and unpaid interest and accrued and unpaid Success Fees, have been repaid in full (and are not subject to reborrowing), and such commitments have been terminated, then all Lender Warrants issued to and held in escrow for the Lenders shall be returned to DDi for cancellation.

(iii) If on the Second Anniversary Date, more than 50% of the commitments outstanding on the Effective Date remains outstanding, all Lender Warrants shall be released from the escrow account and delivered to the Lenders on such date.

Net Exercise:	The Lender Warrants shall be exercisable on a net basis, permitting the surrender of
Lender Warrants with no cash exercise price and the receipt of the number of shares of
Common Stock equal to that otherwise deliverable upon exercise less the number of shares of Common Stock having a current market price at the time equal to the aggregate exercise price that would otherwise have been paid.

Anti-Dilution Adjustments:	Adjustments to exercise price and shares deliverable upon exercise applicable to all issuances and potentially dilutive events, including without limitation:

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(1) stock dividends and distributions, subdivisions, combinations and reclassifications;

(2) cash dividends and other distributions (if same distributions are not made to holders of Lender Warrants);

(3) issuances of additional shares of Common Stock, or any securities convertible into or exchangeable for Common Stock, if issued or sold for less than Fair Market Value (as defined in Schedule F below) at time of issuance; provided, that, no antidilution adjustment will be made in respect of an issuance or series of issuances of additional shares of Common Stock or any securities convertible into or exchangeable for Common Stock with an aggregate value of up to $3 million (based upon an implied total enterprise value of $110 million); and provided, further that, should the Required Lenders not approve any determination of Fair Market Value, any dispute with regard to such valuation determination shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders;

(4) Common Stock issued upon the exercise of Tranche B Options under the Management Equity Incentive Plan.

(5) distributions of any rights to acquire shares of Common Stock;

(6) tender offers or exchange offers by DDi or any subsidiary or affiliate (excluding DDi Europe and its European subsidiaries); and

(7) any other distributions, offers and similar dilutive events.

Subject to the provisions in the “Release Upon Change of Control”, in the case of a merger or consolidation in which Common Stock is changed or exchanged, all Lender Warrants become exercisable for consideration that a holder of Common Stock would have received had such holder exercised immediately prior to the consummation of the transactions.

Representations and Warranties:	Standard (for issuers and purchasers)

Transfer of Lender Warrants:	Lender Warrants to be transferable in compliance with applicable securities laws, subject to the transfer and escrow restrictions specified herein.

Registration Rights Agreement:	In addition to any registration rights that the Subordinated Noteholders have as set forth in Schedule C hereto, which rights shall also be afforded to the Lenders in a Registration Rights Agreement, the holders of Lender Warrants and the Common Stock underlying the Lender Warrants shall receive, pursuant to such Registration Rights Agreement, indemnification from Reorganized DDi, one demand registration, unlimited as to the amount of shares to be registered, at any time within the eighteen (18) month period following the term of the escrow and an unlimited number of exercises of piggyback rights prior to July 31, 2008. Any registration statement for the Common Stock pursuant to the Registration Rights Agreement shall be in the form of a shelf registration and shall be made available commencing no later

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than the Second Anniversary Date and shall remain available until the earlier of (x) July 31, 2008 and (y) the date on which all Lender Warrants have been exercised.

Transferability:	Prior to the release of the Lender Warrants from escrow, no Lender shall have the right to sell, transfer or assign the right to receive Lender Warrants other than in connection with an assignment of its loans. After the release of the Lender Warrants from escrow, each Lender shall have the absolute right, subject to applicable laws, to sell, transfer or assign the Lender Warrants independent of any assignment of its loans. Reorganized DDi’s transfer agent shall be responsible for keeping a record of all issuances of Lender Warrants to the Lenders.

Release Upon Change of Control:	If the outstanding Indebtedness (including accrued and unpaid interest and accrued and unpaid Success Fees with respect thereto) of the Lenders has not been repaid in full and the commitments have not been terminated and a Change of Control (as defined in Schedule F) event occurs and the transaction is a cash-for-stock transaction, all Lender Warrants shall be released from the escrow account, delivered to the Lenders and be deemed immediately exercisable.

If a Change of Control event occurs and the transaction is a stock-for-stock transaction, the Lender Warrants shall be released from the escrow account and shall be replaced by or converted into Lender Warrants with substantially similar terms for the common stock of the merged enterprise.

If a Change of Control event occurs and the transaction is a combination of stock and cash transaction, then, on a pro rata basis (based on amount stock and cash portions of consideration), Lender Warrants shall (1) with respect to the cash portion of the transaction, be released from the escrow account, delivered to the Lenders and be deemed immediately exercisable; and (2) with respect to the stock portion of the transaction, be released from the escrow account and be replaced by or converted into Lender Warrants with substantially similar terms for the common stock of the merged enterprise.

ADDITIONAL COLLATERAL

Additional Guaranties and Pledges:	In addition to all existing collateral and guarantees of the Lenders, the obligations of each Borrower in respect of the Restructuring Credit Facilities shall be further secured by:

1) a guarantee from DDi and DDi Intermediate; and

2) a pledge of 100% of the common stock of DDi Intermediate, 100% of the common stock of DDi Capital and 100% of the common stock of each of Reorganized DDi’s direct and indirect subsidiaries (other than DDi Europe and its European subsidiaries) not previously pledged to the Lenders.

Treatment of Additional	The guarantees and pledges provided to the Lenders will not be structurally senior or pari passu with respect to the direct claims against DDi Europe of

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Guarantees and Pledges:	the Subordinated Noteholders under the New Preferred Stock (as defined in Schedule D below).

CERTAIN CONDITIONS

Initial Conditions:	In addition to the conditions set forth in the Summary of Terms and Conditions, the availability of the Restructuring Credit Facilities shall be conditioned upon satisfaction of, among other things, the following:

(i) subject to the RSA, each Loan Party (or the Administrative Agent on its behalf) shall have executed and delivered the Restructuring Loan Documents which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders;

(ii) the Lenders, the Administrative Agent and their respective professionals shall have received all fees required to be paid and all expenses for which invoices have been presented on or before the Effective Date;

(iii) all governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Restructuring contemplated hereby and the continuing operations of the Loan Parties and their respective affiliates and subsidiaries (excluding DDi Europe and its European subsidiaries) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Restructuring; and

FURTHER CONDITIONS	Other customary conditions as provided in the Restructuring Loan Documents.

Terminated Hedge Agreement:	Amounts owing to JPMorgan Chase Bank under the Hedge Agreement by and between JPMorgan Chase Bank and Details, terminated as of April 25, 2003 (the “Terminated Hedge Agreement”) shall be included as Indebtedness.

Budget and Funding Mechanism For Chapter 11 Cases:	Debtors and Lenders shall enter into an agreement in form and substance satisfactory to the Administrative Agent, the Ad Hoc Committee and the Required Lenders for the funding of the Chapter 11 Cases (the “Budget and Funding Mechanism”).

Reserved Cash Account	On or before August 1, 2003, the Borrower shall cause to be established a cash account (the “Reserved Cash Account”) at JPMorgan Chase Bank and shall fund the Reserved Cash Account with an initial deposit of $7,500,000,

11

which account shall be subject to a control agreement (the “Reserved Cash Account Control Agreement”); provided, that, at all times the balance in the Reserved Cash Account shall be at least $7,500,000; provided, further, that, the Required Lenders may issue a Notice of Sole Control (to be defined in the Reserved Cash Account Control Agreement) at any time in their sole and absolute discretion, but shall not be permitted to seize, set-off or otherwise direct the use of the funds in the Reserved Cash Account until after a Termination Event (as defined in the RSA) occurs under the RSA or, on or after the Effective Date, a default or Event of Default (as defined in the Restructuring Loan Documents) occurs under the Restructuring Loan Documents; provided, however, that until such time as a Notice of Sole Control has been issued by the Administrative Agent, any and all interest that accrues on such initial deposit shall be available to the Borrower.

OTHER TERMS AND CONDITIONS	Substantially similar to those set forth in the Credit Agreement

CERTAIN DOCUMENTATION MATTERS	The Restructuring Loan Documents shall contain representations, warranties, covenants and events of default (including all of those contained in the Credit Agreement except to the extent modified herein) applicable to the reorganized Debtors, the Loan Parties and all of their respective subsidiaries (excluding DDi Europe and its European subsidiaries), including, without limitation, those described below and others to be mutually agreed upon (subject, in each case, to exceptions and baskets to be mutually agreed upon), all of which shall be in form and substance satisfactory to the Required Lenders.

Representations and Warranties:	The Restructuring Loan Documents will include representations and warranties customary for a credit facility of this nature (including all of those contained in the Credit Agreement except to the extent modified herein) and including, without limitation, representations and warranties as to financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Restructuring Loan Documents; no conflict with law or contractual obligations; no material litigation; no default; location and ownership of material assets (including property); liens; intellectual property; no burdensome restrictions; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; current subsidiary organization and structure; environmental matters; solvency; labor matters; accuracy of disclosure; status of subsidiary guarantors and creation and perfection of security interests.

Affirmative Covenants:	The Restructuring Loan Documents will include, without limitation, the following affirmative covenants: delivery of financial statements, reports, financial models, accountants’ letters, projections, officers’ certificates and other information and reports reasonably requested by the Administrative Agent or the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; maintenance of independent

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corporate identity; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; further assurances (including, without limitation, with respect to security interests in after-acquired property, subject to existing constraints which do not impair the ability to grant security interests in material collateral and existing permitted liens, and the inclusion of any new affiliates as guarantors and grantors under the collateral documents); and others to be mutually agreed upon.

Financial Covenants:	The Restructuring Loan Documents will include, without limitation, the following financial covenants, which are set forth more fully on Annex II to this Schedule B:

	(a)	minimum EBITDA,

	(b)	three-month minimum rolling revenue test,

	(c)	minimum liquidity test, which shall provide, inter alia, that, until the termination of all commitments and Letters of Credit and thereafter until payment in full of the Indebtedness of the Borrower under any of the Restructuring Loan Documents, each Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it shall not, have less than $7,500,000 in the aggregate at all times in the Reserved Cash Account commencing on August 1, 2003 up to, and including, April 15, 2008 (the “Liquidity Financial Covenant”). Commencing on the Wednesday following August 1, 2003 and on every Wednesday thereafter up to, and including April 9, 2008, the Borrower shall prepare and deliver to the Administrative Agent (which may be further transmitted to the then advisors and other Lenders), for the week ending as of the preceding Friday, a report of the daily Minimum Liquidity for that week.

	(d)	maximum leverage ratio,

	(e)	minimum fixed charge coverage ratio, and

	(f)	others to be discussed in connection with preparation of Restructuring Loan Documents.

The Restructuring Loan Documents will also include a covenant providing that capital expenditures may not exceed during any quarter an amount to be agreed upon with an ability to carry forward any amount that is not used for capital expenditures in any given quarter to the next two succeeding quarters.

Negative Covenants:	The Restructuring Loan Documents will include, without limitation, the following negative covenants: limitations on indebtedness (including guarantee obligations), liens, mergers, consolidations, liquidations and dissolutions, sales and transfers of assets, leases, dividends and other restricted payments, capital expenditures, investments, loans and advances, payments and modifications of subordinated and other debt instruments, transactions with affiliates, sale and leasebacks, accounting changes, negative

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pledge clauses and clauses restricting subsidiary distributions, interest rate swaps, currency swaps, and other debt equivalents, changes in lines of business, and others to be mutually agreed upon.

Events of Default:	Nonpayment of principal when due, nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon; provided, that, the Liquidity Financial Covenant shall be subject to a fifteen (15) day grace period); cross-default; bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security document or security interest; a change of control (the definition of which is to be agreed); breach of any term or condition of the Non-Solicitation Agreement (as defined below); and others to be mutually agreed upon.

Non-Solicitation Agreement:	On or before the Effective Date of the Chapter 11 Plan, Bruce McMaster shall execute a non-solicitation agreement in form and substance acceptable to the Required Lenders (the “Non-Solicitation Agreement”).

Canadian Tax Restructuring:	Restructuring Loan Documents will permit for tax restructuring of Dynamic Details Canada, Inc. (“DDIC”) in form and substance acceptable to the Required Lenders

Indemnification:	The Debtors and the reorganized Debtors shall indemnify, pay and hold harmless the Administrative Agent and the Lenders and each of their respective predecessors, affiliates, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint venturers, affiliates and the successors and assigns of any and all of them against any loss, claim, damage, liability, cost or expense incurred in respect of the restructuring of the Pre-Restructuring Indebtedness contemplated hereby, the financing contemplated hereby or the use or the proposed use of proceeds thereof by the reorganized Debtors and their subsidiaries (subject to customary limitations), except to the extent they are found by a final non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the indemnified party; provided, however, that the indemnification obligations with respect to the Lender Warrants shall be as provided in the Registration Rights Agreement.

Governing Law and Forum:	This Summary of Terms and Conditions and the Restructuring Loans Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

Counsel to the Administrative Agent:	Simpson Thacher & Bartlett LLP.

Documentation:	To be drafted by Simpson Thacher & Bartlett LLP.

FOR SETTLEMENT PURPOSES ONLY

PURSUANT TO FRE 408

FINAL

Annex I to Schedule B

Interest; Certain Fees; and Expenses

Interest Rate Options:	The Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to:

(a) the ABR plus the Applicable Margin; or

(b) the Eurodollar Rate plus the Applicable Margin.

As used herein:

“ABR” means the highest of (i) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1% and (iii) the federal funds effective rate from time to time plus 0.5%.

“Applicable Margin” means:

(a) with respect to the Tranche A Revolving Loans and the Tranche A Term Loans, (i) 350 bps, in the case of ABR Loans (as defined below) and (ii) 450 bps component in the case of Eurodollar Loans (as defined below), plus, in each case, a 462.5 bps success fee which shall accrue on a quarterly basis and be payable in cash (x) on and after the date that the Borrower achieves EBITDA of $50 million and (y) at the election of each Lender (which election shall be made on or prior to the execution of the Restructuring Loan Documents) (i) on the Maturity Date or (ii) on the Maturity Date, if and to the extent that on such date the fair market value of the Borrowers and their subsidiaries, which shall be determined by an independent valuation firm approved by the Administrative Agent, is greater than the outstanding amount of Obligations (other than the Success Fee) due under the Restructuring Loan Documents (the “Success Fee”).

(b) with respect to the Tranche B Term Loans, (i) 350 bps in the case of ABR Loans and (ii) 450 bps in the case of Eurodollar Loans, plus, in each case, a 462.5 Success Fee.

“Eurodollar Rate” means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months (as selected by the Borrower) appearing on Page 3750 of the Telerate screen.

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Interest Payment Dates:	In the case of Loans bearing interest based upon the ABR (“ABR Loans”), monthly in arrears through the first full quarter after the Effective Date and then quarterly in arrears thereafter.

In the case of Loans bearing interest based upon the Eurodollar Rate (“Eurodollar Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:	The Borrower shall pay a commitment fee calculated at the rate of 75 bps per annum on the average daily unused portion of the Tranche A Revolving Facility, payable quarterly in arrears.

Letter of Credit Fees:	The Borrower shall pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans that are Revolving Loans on the face amount of each such Letter of Credit. Such fee shall be shared ratably among the Lenders participating in the Revolving Facility and shall be payable quarterly in arrears.

A fronting fee equal to 25 bps per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Lenders’ Consent Fee	On or before the effective date of the RSA, the Debtors shall pay a consent fee of 137.5 bps to the Lenders.

Work Fee:	The Debtors shall pay a work fee to the Administrative Agent (the “Work Fee”) pursuant to a Work Fee Letter on the Effective Date. The Work Fee shall be payable as follows: (i) fifty percent (50%) payable on the effective date of the RSA; and (ii) fifty percent (50%) payable on the date that is six (6) months following the Effective Date of the Chapter 11 Plan.

Default Rate:	At any time when the Borrower is in default in the payment of any amount of principal due under the Restructuring Credit Facilities, all outstanding Loans shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to the relevant ABR Loans.

Rate and Fee Basis:	All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest

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rate payable on which is then based on the Prime Rate) for actual days elapsed.

Interest, Fees and Expenses During Chapter 11 Cases:	During the Chapter 11 Cases, the Debtors shall (i) continue to pay post-petition interest on the Pre-Restructuring Loans and all other fees (including but not limited to the annual administrative agency fee payable to the Administrative Agent) provided for under the Credit Agreement, and (ii) continue to pay any and all reasonable fees, costs and expenses of Simpson Thacher & Bartlett, counsel to the Administrative Agent and FTI Consulting, financial advisors to the Administrative Agent.

Expenses:	On and for all periods after the Effective Date, the Borrower shall: (a) pay all reasonable out-of-pocket expenses of the Administrative Agent associated with the Restructuring Credit Facilities and the preparation, execution, delivery and administration of the Restructuring Loan Documents and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel, in-house counsel and financial advisors, including in connection with consultation during ongoing administration), (b) pay all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel, in-house counsel and financial advisors) in connection with the enforcement of, and preservation of rights under, the Restructuring Loan Documents, (c) pay the annual administrative agency fee payable to the Administrative Agent, and (d) replenish and maintain the retainers provided to Simpson Thacher & Bartlett and FTI Consulting in connection with the Loan Documents, in the amounts of $125,000 (the “STB Retainer”) and $75,000 (the “FTI Retainer”), respectively.

FOR SETTLEMENT PURPOSES ONLY

PURSUANT TO FRE 408

FINAL

Annex II to Schedule B

Principal Financial Covenants

[see attached PDF file]

Exhibit 6

SUMMARY OF TERMS AND CONDITIONS OF FINANCIAL

RESTRUCTURING OF DDi CORP. AND AFFILIATES

The following (this “Summary of Terms and Conditions”) is an outline of (i) the key terms and provisions of a plan of reorganization attached hereto as Schedule A (the “Chapter 11 Plan”) for DDi Corp. (“DDi”) and DDi Capital Corp. (“DDi Capital”) to be proposed by those entities, the Ad Hoc Committee (the “Ad Hoc Committee”) for the Subordinated Noteholders (as defined below), DDi Intermediate Holdings Corp. (“DDi Intermediate”), DDi Europe Limited (“DDi Europe”), Dynamic Details, Incorporated (“Details”) and Dynamic Details, Incorporated, Silicon Valley (“DDISV”) and (ii) in connection therewith, the key terms for the proposed out-of-court restructuring and exchange of the outstanding indebtedness of Details and DDISV.

This Summary of Terms and Conditions is subject to finalization and execution of a Plan Support Agreement (the “PSA”) to be signed by certain of the Subordinated Noteholders and a Restructuring Support Agreement (the “RSA”) to be signed by the Lenders, to each of which this Summary of Terms and Conditions shall be attached as Exhibit A, and to the completion of appropriate tax due diligence, acceptable treatment of tax issues (including agreement on tax treatment of restructured Pre-Restructuring Bank Indebtedness (as defined below)) and the execution of definitive documentation. Upon execution of the PSA and the RSA, this Summary of Terms and Conditions is intended to be binding on the signatories to (i) the PSA in accordance with the terms of the PSA and (ii) the RSA in accordance with the terms of the RSA. However, this Summary of Terms and Conditions remains subject to, among a variety of other things, finalizing any incomplete Schedules hereto, resolving any terms that are bracketed or indicated as being “open” or subject to further review, and acceptable definitive documentation of all matters contemplated herein, including any court-approved disclosure statement (in the form annexed to the Chapter 11 Plan in Schedule A, the “Disclosure Statement”) related to the Chapter 11 Plan of DDi and DDi Capital, any agreements related thereto and the terms and conditions of such plan. Any vote in favor of any plan, or any support thereof, whether or not it includes the terms and conditions set forth herein, is not being solicited by or agreed to by this Summary of Terms and Conditions and is subject to, among other conditions, the completion of appropriate tax due diligence, acceptable treatment of tax issues (including agreement on tax treatment of restructured Pre-Restructuring Bank Indebtedness) and the execution of definitive documentation. Notwithstanding anything to the contrary in the foregoing, this Summary of Terms and Conditions is being provided as part of settlement discussions and, as a result, shall be treated as such pursuant to Federal Rule of Evidence 408 and all bankruptcy and state law equivalents subject to the following exceptions:

1.	The PSA may be attached as an exhibit to the Disclosure Statement along with the attachments, except that Schedule B of the Term Sheet shall be attached with any redactions as may be required by the Required Lenders (as defined below).

2.	The RSA will not be filed with the Bankruptcy Court (as defined below), but a description of the RSA may be included in the Disclosure Statement in form and substance satisfactory to the Administrative Agent (as defined below) and counsel to the Administrative Agent.

This Summary of Terms and Conditions is not an offer with respect to any securities. Such a solicitation will only be made in compliance with applicable provisions of securities laws. In addition, notwithstanding the terms of any agreement to which any of the parties to this Summary of Terms and Conditions is a party, the contents or the existence of this Summary of Terms and Conditions may not be disclosed by any party hereto to any other person or entity, either orally or in writing, except (i) to the

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parties’ respective directors, trustees, officers, employees, legal counsel, financial advisors, accountants and regulatory authorities on a confidential basis and (ii) in accordance with the PSA and the RSA. Any person or entity to whom all or any portion of this Summary of Terms and Conditions is disclosed as permitted above shall be advised of the terms of the confidentiality provisions set forth above and the intent of the parties that such recipients keep such information confidential.

DEBT TO BE RESTRUCTURED

The indebtedness of DDi and its affiliates (collectively, the “DDi Entities”) to be restructured shall be:

(i) senior debt of approximately $72,892,916.17 in principal amount under the Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002 and the Seventh Amendment, dated as of June 27, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Details, DDi Capital, DDISV, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as the arranger of the Commitments, and as collateral, co-syndication and administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Bankers’ Trust Company as documentation and co-syndication agent (the “Co-Syndication Agent” and together with the Lenders and the Administrative Agent, the “Senior Debt Parties”), and all collateral and ancillary documentation executed in connection therewith, including, without limitation, the terminated interest rate exchange agreement and transactions thereunder entered into by Details (the “Hedge Agreement”) (collectively, the “Pre-Restructuring Loan Documents”);

(ii) subordinated debt of $100,000,000 in principal amount of 5 1/4% Convertible Subordinated Notes due 2008 (the “5 1/4 Convertible Subordinated Notes”), underwritten by Credit Suisse First Boston Corp. and Robertson Stephens, Inc., as underwriters (collectively, the “5 1/4 Underwriters”) and issued by DDi under that certain Indenture, dated as of February 20, 2001 (as supplemented, the “5 1/4 Indenture”) between DDi, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee (the “5 1/4 Trustee” and together with the 5 1/4 Underwriters and the 5 1/4 Noteholders (as defined below), the “5 1/4 Subordinated Debt Parties”);

(iii) subordinated debt of $100,000,000 in principal amount of 6 1/4% Convertible Subordinated Notes due 2007 (the “6 1/4 Convertible Subordinated Notes”), underwritten by Robertson Stephens, Inc. and JPMorgan Securities, Inc., as underwriters (collectively, the “6 1/4 Underwriters”) and issued by DDi under that certain Indenture, dated as

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of April 2, 2002 (as supplemented, the “6 1/4 Indenture”) between DDi, as issuer, and The State Street Bank and Trust Company (n/k/a U. S. Bank, N.A.), as trustee (the “6 1/4 Trustee” and together with the 6 1/4 Underwriters and the 6 1/4 Noteholders (as defined below), the “6 1/4 Subordinated Debt Parties”); and

(iv) senior debt in face amount of $16,090,000 at June 30, 2003 of 12 1/2% Senior Discount Notes due 2007 (the “Senior Discount Notes”) issued by DDi Capital under that certain indenture dated as of November 18, 1997 between DDi Capital, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee (the “12 1/2 Trustee” and together with the 12 1/2 Noteholders (as defined below), the “12 1/2 Senior Discount Parties”), as supplemented by the supplemental indenture dated as of February 10, 1998 between DDi Capital and the 12 1/2 Trustee (the “12 1/2 Indenture”).

THE RESTRUCTURING.

Such indebtedness will be restructured (the “Restructuring”) pursuant to (i) the pre-negotiated Chapter 11 Plan to be filed jointly by DDi and DDi Capital (collectively, the “Debtors”) in proceedings (the “Chapter 11 Cases”) to be commenced under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), with respect to the 5 1/4 Convertible Subordinated Notes, the 6 1/4 Convertible Subordinated Notes and the Senior Discount Notes, and (ii) the RSA, with respect to the Pre-Restructuring Bank Indebtedness (as defined below), and the Restructuring Loan Documents (as defined below).

The Restructuring and the Chapter 11 Plan on the terms and conditions set forth herein shall be effectuated in the event that (a) (i) one-hundred percent (100%) of the holders (the “Consenting Lenders”) of Pre-Restructuring Bank Indebtedness (as defined below) execute the Restructuring Loan Documents, (ii) the Chapter 11 Plan and the Disclosure Statement filed with the Bankruptcy Court and the Confirmation Order (as defined below) entered by the Bankruptcy Court are in form and substance acceptable to the holders of more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders of Pre-Restructuring Bank Indebtedness (the “Required Lenders”), (b) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “5 1/4 Noteholders”) of 5 1/4 Convertible Subordinated Notes (the “Required 5 1/4 Noteholders”) voting on the Chapter 11 Plan vote to accept the terms of the Chapter 11 Plan by November 15, 2003, (c) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “6 1/4 Noteholders” and together with the 5 1/4 Noteholders, the “Subordinated Noteholders”) of 6 1/4 Convertible Subordinated Notes (the “Required 6 1/4 Noteholders”) voting on the Chapter 11 Plan vote to accept the terms of the Chapter 11 Plan by November 15, 2003 and (d) the Bankruptcy Court enters an order (the “Confirmation Order”) confirming the Chapter 11 Plan in accordance with Section 1129 of the Bankruptcy Code no later than December 15, 2003.

TREATMENT OF EXISTING	On the date the Chapter 11 Plan becomes effective (the “Effective Date”) the aggregate outstanding principal amount of indebtedness and the face amount

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BANK DEBT.	of letters of credit under the Pre-Restructuring Loan Documents in the amount of $72,892,916.17 (the “Pre-Restructuring Loans”) and the fees and interest accrued and unpaid on the Pre-Restructuring Loans (collectively, the “Accrued Fees and Interest” and together with the Pre-Restructuring Loans, the “Pre-Restructuring Bank Indebtedness”) will be restructured, exchanged and repaid pursuant to restructuring credit documentation (the “Restructuring Loan Documents”). The principal terms and conditions for the Restructuring Loan Documents are set forth in Schedule B attached hereto.

TREATMENT OF EXISTING 5 1/4 CONVERTIBLE SUBORDINATED NOTES AND EXISTING 6 1/4 CONVERTIBLE SUBORDINATED NOTES.

On the Effective Date, the aggregate outstanding principal amount of subordinated indebtedness of $100,000,000 under the 5 1/4 Convertible Subordinated Notes (the “5 1/4 Principal Amount”) and the fees and interest accrued and unpaid on the 5 1/4 Convertible Subordinated Notes (collectively, the “5 1/4 Accrued Fees and Interest” and together with the 5 1/4 Principal Amount, the “Pre-Restructuring 5 1/4 Subordinated Debt”) and the aggregate outstanding principal amount of subordinated indebtedness of $100,000,000 under the 6 1/4 Convertible Subordinated Notes (the “6 1/4 Principal Amount”) and the fees and interest accrued and unpaid on the 6 1/4 Convertible Subordinated Notes (collectively, the “6 1/4 Accrued Fees and Interest” and together with the 6 1/4 Principal Amount, the “Pre-Restructuring 6 1/4 Subordinated Debt”, and the Pre-Restructuring 6 1/4 Subordinated Debt and the Pre-Restructuring 5 1/4 Subordinated Debt, together, the “Subordinated Note Debt”) will be restructured and converted into common stock of Reorganized DDi (as defined in Schedule C below) and preferred stock of DDi Europe.

On the Effective Date, subject to the Budget and Funding Mechanism (as defined below), any unpaid fees and expenses of the Subordinated Noteholders, including the unpaid fees and expenses of the members of the Ad Hoc Committee, the retained professionals of the Ad Hoc Committee, the 5 1/4 Trustee and the 6 1/4 Trustee, will be paid in cash.

The principal terms and conditions for the conversion of the Subordinated Note Debt into common stock of Reorganized DDi and preferred stock of DDi Europe are set forth in Schedules C and D, respectively, attached hereto.

TREATMENT OF EXISTING SENIOR DISCOUNT NOTES.	On the Effective Date, the aggregate outstanding principal amount of senior debt of face amount of $16,090,000 under the Senior Discount Notes and the fees and interest accrued and unpaid thereon (collectively, the “Senior Discount Note Debt”) are intended to be restructured on the terms set forth in Schedule E attached hereto; provided that any modification to such terms shall be subject to the consent of the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders.

TREATMENT OF EXISTING EQUITY INTERESTS.	Except as otherwise provided in Schedule C, all existing common and preferred equity interests in DDi and other existing securities consisting of (or convertible into) equity interests in DDi, including any warrants or vested or unvested options to purchase equity interests in DDi, shall be

5

extinguished as of the Effective Date. All existing equity interests in direct and indirect subsidiaries of DDi shall continue to be held by the same parties who held such equity interests, subject to any liens and pledges in favor of the Lenders, prior to the commencement of the Cases (it being understood that as part of the Restructuring, new preferred stock of DDi Europe will be issued to the Subordinated Noteholders).

MANAGEMENT EQUITY INCENTIVE PLAN.	The Chapter 11 Plan shall provide for the establishment of a management equity incentive plan, having the principal terms set forth on Schedule F attached hereto for five percent (5%) of the Reorganized DDi common stock on the Effective Date, options for up to an additional ten percent (10%) of the Reorganized DDi common stock for members of the Reorganized DDi’s management and discretionary options for an additional four percent (4%) of the Reorganized DDi common stock.

RELEASE; PLAN INJUNCTION.	The Confirmation Order shall approve, among other things, the global releases (the “Global Releases”) as set forth in the Chapter 11 Plan and shall provide for an injunction (the “Plan Injunction”) as set forth in the Chapter 11 Plan. The Global Releases and the Plan Injunction shall be in the form set forth in the Chapter 11 Plan attached hereto, provided, however, that to the extent any subsequent material modifications are necessary to confirm the Chapter 11 Plan, they must be approved in writing by the Required Lenders.

BOARD OF DIRECTORS.	See Schedule C.

TAX ATTRIBUTES.	The terms of the Chapter 11 Plan and the restructuring contemplated by this Summary of Terms and Conditions shall be subject to (i) satisfactory due diligence by the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with respect to any related intercompany transactions, (ii) satisfactory due diligence by the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with respect to tax consequences of the Restructuring and agreement satisfactory to the Required Lenders with respect to the tax treatment of the restructured Pre-Restructuring Bank Indebtedness, and (iii) the preservation of favorable tax attributes of the Debtors in a manner satisfactory to the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders.

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CERTAIN CONDITIONS.	Conditions to the agreement of the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders to the Restructuring, the Chapter 11 Plan and the Effective Date will include, without limitation, the following: (i) definitive documentation in form and substance satisfactory to the Administrative Agent, Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders, which shall include the new indenture governing the Senior Discount Notes, the new agreement governing the Lender Warrants (as defined below), the plan for issuing options to the management of Reorganized DDi, the amended and restated certificate of incorporation of Reorganized DDi, the amended and restated bylaws of Reorganized DDi and the amended and restated articles of association of DDi Europe (including the terms of the Preferred Stock (as defined below) of DDi Europe to be issued to the Subordinated Noteholders); (ii) the Restructuring Loan Documents shall be consistent in all respects with the Restructuring Terms and in form and substance satisfactory to the Consenting Lenders; (iii) arrangements with respect to the treatment of any other claims not specifically addressed in this Summary of Terms and Conditions satisfactory to the Administrative Agent, Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders; (iv) satisfaction of the Administrative Agent, Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with the form and substance of the Disclosure Statement and the Confirmation Order and with any proposed changes thereto, and to the Chapter 11 Plan attached hereto, to be accepted by the Required Lenders in writing; provided, however, that, the Administrative Agent may approve any change that does not affect the treatment of the Lenders in the judgment of the Administrative Agent; (v) approval of the Chapter 11 Plan by the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders in numbers and amount necessary for class acceptance of the Chapter 11 Plan under Section 1126(c) of the Bankruptcy Code; (vi) satisfaction of the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with the form and substance of the Global Releases and the Plan Injunction; (vii) satisfaction of the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with any management retention plan, management option plan, severance plan, senior management employment contracts or post-restructuring senior management employment arrangements, except upon terms and conditions previously agreed to by the Required Lenders in writing; provided that no modifications shall be made to the foregoing without the prior written consent of the Required Lenders; (viii) the Effective Date of the Chapter 11 Plan shall have occurred on January 8, 2004 and substantial consummation of the Chapter 11 Plan shall occur on or before January 30, 2004; (ix) the granting on the Effective Date of a perfected first priority security interest (subject to certain carve-outs which shall be approved by the Administrative Agent and the Required Lenders in writing) in all personal, mixed and real property of the reorganized Debtors and their non-debtor subsidiaries (other than DDi Europe and its European subsidiaries) to secure the Restructuring Loan Documents and pledges of 100% of the common stock of DDi Intermediate, 100% of the common stock of DDi Capital and 100% of the common stock of each of Reorganized DDi’s direct and indirect subsidiaries (other than DDi

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Europe and its European subsidiaries) not previously pledged to the Lenders; (x) there being no material adverse effect on (a) the Restructuring, (b) the business, operations, property or condition (financial or otherwise) of Details and its subsidiaries taken as a whole or (c) the validity or enforceability of this Summary of Terms and Conditions, the PSA, the RSA or any of the Pre-Restructuring Loan Documents, the 5 1/4 Indenture and the 6 1/4 Indenture, or the respective rights or remedies of the Administrative Agent, the Lenders, the 5 1/4 Noteholders and the 6 1/4 Noteholders, hereunder or thereunder; (xi) Bruce McMaster continuing to serve as Chief Executive Officer of DDi, DDi Intermediate, DDi Capital, Details, DDISV and their respective subsidiaries and affiliates (excluding DDi Europe and its European subsidiaries) through the Effective Date, (xii) satisfaction of all conditions to the effectiveness of the RSA and PSA, (xiii) no termination event shall have occurred under the Funding Mechanism (as defined below) and (xiv) satisfaction of the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with any projected financial statements submitted by the Debtors in connection with confirmation of the Chapter 11 Plan.

CONSENT AND MODIFICATIONS TO RESTRUCTURING.	The RSA shall provide that, by execution thereof, each Consenting Lender consents and authorizes JPMorgan Chase Bank, in its capacity as Administrative Agent under the Credit Agreement, to enter into and execute, on behalf of such Consenting Lender, the Restructuring Loan Documents. The RSA shall further provide that each Consenting Lender agrees that modifications to the terms of the Restructuring may be approved by the Required Lenders except that the following changes shall require the consent of 100% of the Lenders: (1) any extension of scheduled date of any amortization payment; (2) reduction of principal; (3) extension of final maturity date of any loan; (4) reduction in stated rate of interest or fees or any extension of the payment thereof; (5) changes to voting percentage requirements; (6) release or modification of collateral or guarantees, except as otherwise provided in the Restructuring Loan Documents; and (7) any change in the Budget and Funding Mechanism not contemplated by the terms thereof.

GOVERNING LAW AND FORUM.	This Summary of Terms and Conditions shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit 7

EXHIBIT

PLAN SUPPORT AGREEMENT

This Plan Support Agreement (together with exhibits annexes and attachments hereto, this “Agreement”) is made and entered into as of August 8, 2003 by and among (i) DDi Corp. (“DDi”), DDi Intermediate Holdings Corp. (“DDi Intermediate”), DDi Capital Corp. (“DDi Capital”), Dynamic Details, Incorporated (“Details”), Dynamic Details, Incorporated, Silicon Valley (“DDISV”) and their respective subsidiaries and affiliates (collectively, the “Company Group”), (ii) the 5 1/4% Subordinated Noteholders (as defined below) signatory hereto (the “Consenting 5 1/4% Subordinated Noteholders”) and (iii) the 6 1/4% Subordinated Noteholders (as defined below) signatory hereto (the “Consenting 6 1/4% Subordinated Noteholders” and together with the Consenting 5 1/4% Subordinated Noteholders, the “Consenting Subordinated Noteholders”). DDi, DDi Intermediate, DDi Capital, Details, DDISV, and each of their respective subsidiaries and affiliates, each Consenting Subordinated Noteholder and any subsequent person that becomes a party hereto are referred herein as the “Parties” and individually, as a “Party.”

PRELIMINARY STATEMENTS

A. The holders (the “5 1/4% Subordinated Noteholders”) of the 5 1/4% Subordinated Notes due 2008 (the “5 1/4% Subordinated Notes”) issued by DDi under that certain Indenture, dated as of February 20, 2001 (as supplemented, the “5 1/4% Indenture”) between DDi, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee, hold subordinated debt of $100,000,000 (the “5 1/4% Indebtedness”).

B. The holders (the “6 1/4% Subordinated Noteholders”) of the 6 1/4% Subordinated Notes due 2007 (the “6 1/4% Subordinated Notes”) issued by DDi under that certain Indenture, dated as of April 2, 2002 (as supplemented, the “6 1/4% Indenture”) between DDi , as issuer, and State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee, hold subordinated debt of $100,000,000 (the “6 1/4% Indebtedness”). As of the date hereof, the Consenting 6 1/4% Subordinated Noteholders and the Consenting 5 1/4% Subordinated Noteholders (collectively, the “Consenting Subordinated Noteholders” hold, in aggregate, at least forty-two and a half percent (42.5%) of the sum of the principal amount of the 5 1/4% Indebtedness and the principal amount of the 6 1/4% Indebtedness.

C. Pursuant to that certain Restructuring Support Agreement, dated as of August 1, 2003 (the “RSA”), the Consenting Lenders (as defined in the Term Sheet) have consented to, inter alia, the Restructuring Terms (as defined below) subject to certain terms and conditions outlined in the RSA.

D. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders have engaged in good faith negotiations with the objective of reaching an agreement with regard to certain aspects of the restructuring and reorganization of the Company Group.

E. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders now desire to implement a restructuring and reorganization of the Company Group such that the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders and the other holders of claims against and/or equity interests in the Company Group shall receive the consideration to be paid, distributed or provided by the Company Group pursuant to such restructuring and reorganization (the “Restructuring Terms”) as set forth on the term sheet (the “Term Sheet”) attached hereto as Exhibit A.

F. In order to expedite the contemplated restructuring and reorganization of the Company Group, each Party, subject to the terms of this Agreement, desires to pursue and support a restructuring transaction (i) by way of a plan of reorganization under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) relating to DDi and DDi Capital, and (ii) by way of an out-of-court restructuring transaction relating to Details, DDISV and their respective subsidiaries that achieves and implements the Restructuring Terms (any such restructuring transaction that achieves and implements the Restructuring Terms, the “Restructuring Transaction”) and during the pendency of this Agreement desires not to support any restructuring or reorganization of any of the members of the Company Group (or any plan or proposal in respect of the same) that does not achieve or implement the Restructuring Terms.

G. In order to implement the Restructuring Transaction, the Company Group has agreed, subject to the terms and conditions of this Agreement, (i) to prepare and file (a) a disclosure statement that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the “Conforming Disclosure Statement”), and (b) a plan of reorganization for DDi and DDi Capital that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the “Conforming Plan”) in cases filed under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and to negotiate and prepare the definitive Restructuring Transaction documents that are consistent in all respects with the Restructuring Terms and are in form and substance satisfactory to the Consenting Lenders (the “Conforming Restructuring Loan Documents”), and (ii) to use reasonable commercial efforts to have the Conforming Disclosure Statement approved and the Conforming Plan confirmed by the Bankruptcy Court, in each case, as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

H. The Company Group, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders acknowledge and agree that the best way to effectuate the Conforming Plan and the Conforming Restructuring Loan Documents is to do so in a way that would:

1.	maximize the value of the Company Group for the benefit of all interested persons;

2.	minimize the disruption to the Company Group resulting from the commencement of the Chapter 11 Cases as quickly as possible;

3.	minimize the loss of business continuity and opportunity of Details and DDISV;

4.	provide all parties to the Restructuring Transaction with Global Releases (as defined in the Term Sheet) and a Plan Injunction (as defined in the Term Sheet); and

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5.	provide assurances and stability to certain key employees of the Company Group.

I. In expressing such support and commitment, the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable securities and bankruptcy law, the fiduciary duties of DDi and DDi Capital as debtors in possession, the fiduciary duties of any Consenting 5 1/4% Subordinated Noteholder and/or Consenting 6 1/4% Subordinated Noteholder who is appointed to the official committee of unsecured creditors (the “Creditors’ Committee”) in the Chapter 11 Cases or the role of any state or federal agencies with regulatory authority concerning any member of the Company Group.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Term Sheet.

2. Term Sheet Conditions. Without limiting the conditions set forth herein, each Party’s agreement to this Agreement and support for the Conforming Plan, the Conforming Restructuring Loan Documents and the Term Sheet is expressly conditioned on satisfaction of each of the terms and conditions set forth in the Term Sheet and this Agreement. To the extent that any such conditions involve a time period or an outside date for satisfaction, the Parties acknowledge and agree that time is of the essence with respect to each such condition.

3. Agreements.

(a)	Agreements of the Consenting 5 1/4% Subordinated Noteholders

(i) Ownership. Each Consenting 5 1/4% Subordinated Noteholder represents and warrants, on a several but not joint basis, that, as of the date hereof, (i) such Consenting 5 1/4% Subordinated Noteholder either (A) is the sole legal and beneficial owner of, or holder of investment authority over, the debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such debt (the “Consenting 5 1/4% Subordinated Noteholder Claims”), in each case free and clear of all claims, liens and encumbrances, or (B) has or will have investment or voting discretion with respect to the debt and Consenting 5 1/4% Subordinated Noteholder Claims and has or will have the power and authority to bind the beneficial owner(s) of such debt and Consenting 5 1/4% Subordinated Noteholder Claims to the terms of this Agreement, and (ii) such Consenting 5 1/4% Subordinated Noteholder has or will have full power and authority to vote on and consent to such matters concerning such debt and Consenting 5 1/4% Subordinated Noteholder Claims and to exchange, assign and transfer such debt and Consenting 5 1/4% Subordinated Noteholder Claims.

(ii) Voting. Each Consenting 5 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it (i) shall vote its debt and Consenting 5 1/4%

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Subordinated Noteholder Claims to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein), (ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms, (iii) shall not (A) directly or indirectly seek, solicit, pursue, support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party; provided, however, that the Consenting 5 1/4% Subordinated Noteholder may object to the Conforming Disclosure Statement solely on the basis that it does not contain adequate information as required by Section 1125 of the Bankruptcy Code, or (C) take any other action that is inconsistent with, or that would delay confirmation of, the Conforming Plan; and (iv) shall not object to, or otherwise oppose, directly or indirectly, any of the terms and conditions of the Budget and Funding Mechanism (as defined below) and the Funding Motion (as defined in the Budget and Funding Mechanism). Nothing contained herein shall limit the ability of a Consenting 5 1/4% Subordinated Noteholder to consult with the Company, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is consistent with the Consenting 5 1/4% Subordinated Noteholder’s obligations hereunder and the terms of the Conforming Plan, the Restructuring Terms and this Agreement.

(iii) Transfers. Each Consenting 5 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it shall not sell, transfer, assign, pledge or otherwise dispose, directly or indirectly, any of the debt or Consenting 5 1/4% Subordinated Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B-1, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting 5 1/4% Subordinated . Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee.

(iv) Agreement to Budget and Funding Mechanism. Each Consenting 5 1/4% Subordinated Noteholder approves the Budget and Funding Mechanism (including the Initial Budget (as defined in the Budget and Funding Mechanism) contained therein) annexed hereto as Exhibit C (the “Budget and Funding Mechanism”).

(v) Further Agreement. Each Consenting 5 1/4% Subordinated Noteholder believes that the consummation of the Conforming Plan consistent with the Term Sheet is in its best interests and is in the best interests of the Company’s creditors generally. Accordingly, for so long as this Agreement remains in effect, each Consenting 5 1/4% Subordinated Noteholder will support the Conforming Plan consistent with the terms and conditions of the Term Sheet. Without limiting the foregoing, each Consenting 5 1/4% Subordinated Noteholder commits, for so long as the Agreement remains in effect, to support the Budget and Funding Mechanism, the Conforming Disclosure Statement, the Conforming Plan and the Conforming Restructuring Loan Documents and use its commercially reasonable efforts

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to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date; provided, however, that notwithstanding anything contained herein to the contrary, if any Consenting 5 1/4% Subordinated Noteholder is appointed to and serves on the Creditors’ Committee, the terms of this Agreement shall not be construed to limit such Consenting 5 1/4% Subordinated Noteholder’s exercise of its fiduciary duties in its role as a member of a Creditors’ Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

(b)	Agreements of the Consenting 6 1/4% Subordinated Noteholders.

(i) Ownership. Each Consenting 6 1/4% Subordinated Noteholder represents and warrants, on a several but not joint basis, that, as of the date hereof, (i) such Consenting 6 1/4% Subordinated Noteholder either (A) is the sole legal and beneficial owner of, or holder of investment authority over, the debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such debt (the “Consenting 6 1/4% Subordinated Noteholder Claims” and together with the Consenting 5 1/4% Subordinated Noteholder Claims, the “Claims”), in each case free and clear of all claims, liens and encumbrances, or (B) has or will have investment or voting discretion with respect to the debt and Consenting 6 1/4% Subordinated Noteholder Claims and has or will have the power and authority to bind the beneficial owner(s) of such debt and Consenting 6 1/4% Subordinated Noteholder Claims to the terms of this Agreement, and (ii) such Consenting 6 1/4% Subordinated Noteholder has or will have full power and authority to vote on and consent to such matters concerning such debt and Consenting 6 1/4% Subordinated Noteholder Claims and to exchange, assign and transfer such debt and Consenting 6 1/4% Subordinated Noteholder Claims.

(ii) Voting. Each Consenting 6 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it (i) shall vote its debt and Consenting 6 1/4% Subordinated Noteholder Claims to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein), (ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms, (iii) shall not (A) directly or indirectly seek, solicit, support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party; provided, however, that the Consenting 6 1/4% Subordinated Noteholder may object to the Conforming Disclosure Statement solely on the basis that it does not contain adequate information as required by Section 1125 of the Bankruptcy Code, or (C) take any other action that is inconsistent with, or that would delay confirmation of, the Conforming Plan; and (iv) shall not object to, or otherwise oppose, directly or indirectly, any of the terms and conditions of the Budget and Funding Mechanism and the Funding Motion. Nothing contained herein shall limit the ability of a Consenting 6 1/4% Subordinated Noteholder to consult with the Company, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is consistent with the Consenting 6 1/4% Subordinated Noteholder’s

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obligations hereunder and the terms of the Conforming Plan, the Restructuring Terms and this Agreement.

(iii) Transfers. Each Consenting 6 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it shall not sell, transfer, assign, pledge or otherwise dispose, directly or indirectly, any of the debt or Consenting 6 1/4% Subordinated Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B-2, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting 6 1/4% Subordinated Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee.

(iv) Agreement to Budget and Funding Mechanism. Each Consenting 6 1/4% Subordinated Noteholder approves the Budget and Funding Mechanism (including the Initial Budget).

(v) Further Agreement. Each Consenting 6 1/4% Subordinated Noteholder believes that the consummation of the Conforming Plan consistent with the Term Sheet is in its best interests and is in the best interests of the Company’s creditors generally. Accordingly, for so long as this Agreement remains in effect, each Consenting 6 1/4% Subordinated Noteholder will support the Conforming Plan consistent with the terms and conditions of the Term Sheet. Without limiting the foregoing, each Consenting 6 1/4% Subordinated Noteholder commits, for so long as the Agreement remains in effect, to support the Budget and Funding Mechanism, the Conforming Disclosure Statement, the Conforming Plan and the Conforming Restructuring Loan Documents and use its commercially reasonable efforts to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date; provided, however, that notwithstanding anything contained herein to the contrary, if any Consenting 6 1/4% Subordinated Noteholder is appointed to and serves on the Creditors’ Committee, the terms of this Agreement shall not be construed to limit such Consenting 6 1/4% Subordinated Noteholder’s exercise of its fiduciary duties in its role as a member of a Creditors’ Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

4. Agreements of the Company Group. Each member of the Company Group believes that the confirmation of the Conforming Plan and the consummation of the Conforming Restructuring Loan Documents will best facilitate its business and financial restructuring and that consummation of the terms described in the Term Sheet is in the best interests of each member of the Company Group and in the best interests of their respective creditors and other parties in interest. Accordingly, the Company Group hereby agrees, for so long as this Agreement remains in effect: (a) to prepare or cause the preparation, as soon as practicable after the date hereof, of each of the Definitive Documents (as defined below), each containing terms and conditions consistent in all material respects with the Restructuring Terms, and to distribute such documents and afford reasonable opportunity of comment and review to (i) the legal and financial advisors for the Consenting 5 1/4% Subordinated Noteholders and (ii) the legal and financial advisors for the Consenting 6 1/4% Subordinated Noteholders; (b) to (i) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 15, 2003, (ii) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 26, 2003, (iii) to cause the solicitation pursuant to the Conforming

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Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003, and (iv) to solicit the requisite votes in favor of, and to obtain confirmation by the Bankruptcy Court at the earliest practicable date of, the Conforming Plan and approval of the Bankruptcy Court; (c) to not pursue, propose, support, encourage the pursuit of, or seek to implement any transaction or series of transactions that would effect a restructuring on terms other than the Restructuring Terms unless or until this Agreement has been terminated in accordance with Section 5; and (d) to otherwise use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Term Sheet, the Conforming Plan and the Conforming Restructuring Loan Documents at the earliest practicable date (including opposing any appeal of the Confirmation Order).

5. Termination of Agreement. The obligations of the Consenting 5 1/4% Subordinated Noteholders and Consenting 6 1/4% Subordinated Noteholders under this Agreement shall terminate and be of no further force and effect upon the occurrence of any of the following events (any such event, a “Termination Event”), and such Termination Event is not waived in accordance with Section 10 of this Agreement: (i) the Company Group fails (A) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 15, 2003, (B) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 26, 2003, or (C) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003; (ii) any member of the Company Group files, proposes or otherwise supports, either directly or indirectly, any plan of reorganization other than the Conforming Plan, or other creditors of any member of the Company Group file any plan of reorganization other than the Conforming Plan in accordance with Section 1121(c) of the Bankruptcy Code; (iii) the Conforming Plan is modified or replaced such that it (or any such replacement) at any time is not consistent in any material respect with the Restructuring Terms; (iv) any breach of any member of the Company Group of any of their respective obligations, or failure to satisfy in any material respect any of the terms or conditions under this Agreement or the Pre-Restructuring Loan Documents (as defined in the Term Sheet), or any member of the Company Group or any of their respective professionals or representatives shall take any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of this Agreement; (v) the final Definitive Documents (as defined below) are modified to provide for any terms that are not consistent in any material respect with the Restructuring Terms or that are otherwise not satisfactory in form and substance to the Parties signatory thereto; (vi) any member of the Company Group or any of their respective professionals or representatives shall withdraw or revoke the Conforming Plan; (vii) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code, or the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court; (viii) the occurrence of a Termination Event (as defined in the RSA), which shall not have been waived by the Required Lenders; (ix) any foreclosure proceeding is commenced against, or bankruptcy case is commenced by or against Details or DDISV; (x) any failure to obtain, by November 15, 2003, (a) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required 5 1/4% Subordinated Noteholders”) of 5 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan and (b) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required 6 1/4% Subordinated Noteholders”) of 6 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan; (xi) any Court (including the Bankruptcy Court) shall declare, in a

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Final Order, this Agreement to be unenforceable; (xii) orders approving the Conforming Disclosure Statement shall not have been entered by the Clerk of the Bankruptcy Court on or before October 7, 2003; (xiii) the Confirmation Order shall not be in form and substance acceptable to the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders; (xiv) the Bankruptcy Court shall enter an order denying confirmation of the Conforming Plan; (xv) orders confirming the Conforming Plan shall not have been entered by the Clerk of the Bankruptcy Court on or before December 15, 2003; (xvi) the Effective Date (as defined in the Term Sheet) of the Conforming Plan shall not have occurred on or before January 8, 2004; or (xvii) January 30, 2004.

6. Good Faith Cooperation; Further Assurances; Acknowledgment; Definitive Documents. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of (a) all matters relating to their rights in respect any member of the Company Group or otherwise in connection with their relationship with the members of the Company Group, (b) all matters concerning the implementation of the Restructuring Terms, and (c) the pursuit and support of the Restructuring Transaction. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be necessary to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings and voting any other debt or equity securities of the Company Group in favor of the Restructuring Transaction (provided that no Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder shall be required to incur any expense, liability or other obligation), and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement, including proposing a plan that is not the Conforming Plan. While the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders commit herein to support the Restructuring Transaction and Conforming Plan and it is their intention to vote in favor of the Conforming Plan, this Agreement is not and shall not be deemed a solicitation for consent to the Conforming Plan or a solicitation to tender or exchange any Debt. The acceptance of the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders will not be solicited until they have received the Conforming Disclosure Statement and the related ballots in forms approved by the Bankruptcy Court. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Parties hereunder shall be expressly subject to the preparation of definitive documents (the “Definitive Documents”) implementing, achieving and relating to the Restructuring Terms and this Agreement, including, without limitation: (i) (a) the Conforming Plan, the Disclosure Statement, the order of the Bankruptcy Court confirming the Conforming Plan which shall be in form and substance acceptable to the Parties (the “Confirmation Order”), the Conforming Disclosure Statement, and any related ballots, releases and settlement documents, (b) definitive documentation relating to the management incentive plan, the common stock of Reorganized DDi, the preferred stock of DDi Europe (as defined in the Term Sheet) and other related documents, each of which are more specifically described in the Restructuring Terms, shall contain terms and conditions consistent in all material respects with the Restructuring Terms, and shall be, satisfactory in form and substance to the Parties signatory thereto, (c) the Conforming Restructuring Loan Documents, and (d) all other agreements, instruments, orders or other documents necessary or appropriate to consummate the transactions contemplated by this Agreement, the Term Sheet, the Conforming Restructuring Loan Documents or the Conforming Plan, each of which documents must be in form and substance acceptable to each of the Parties (except as otherwise provided in the Term Sheet), and (ii) any “first day” orders and motions which must be in form and substance acceptable to each of the Parties. Each Party hereby

8

covenants and agrees (i) to negotiate in good faith the Definitive Documents and (ii) to execute (to the extent they are a party thereto) and otherwise support the Definitive Documents.

7. Further Acquisitions. This Agreement shall in no way be construed to preclude any Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder from acquiring additional 5 1/4% Subordinated Notes, 6 1/4% Subordinated Notes and/or Senior Discount Notes. However, any such 5 1/4% Subordinated Notes, 6 1/4% Subordinated Notes or Senior Discount Notes so acquired shall automatically be deemed to be subject to all of the terms of this Agreement.

8. Additional Claims or Equity Interests. To the extent any Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder (a) acquires additional debt or Claims, or (b) holds or acquires other claims or equity interests in the Company entitled to vote on the Conforming Plan, each such Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder agrees that such debt, Claims, claims or equity interests shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional debt, Claims, claims or equity interests (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with this Agreement.

9. Representations and Warranties. Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof:

(a) it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

(b) the execution, delivery, and performance by such Party of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(c) the execution, delivery, and performance by such Party of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the Chapter 11 Cases, the Conforming Disclosure Statement and the Conforming Plan. Although none of the Parties intend that this Agreement should constitute, and they each believe that it does not constitute, a solicitation and acceptance of the Conforming Plan, they each acknowledge and agree that, regardless of whether its Relevant Claims or the Conforming Restructuring Loan Documents constitutes “securities” within the meaning of the Securities Act of 1933, (i) each of the Consenting 5 1/4% Subordinated Noteholders and Consenting 6 1/4% Subordinated Noteholders is

9

an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933 and a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act of 1933 and (ii) adequate information was provided by the Company Group to each such Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder in order to enable it to make an informed decision such that, were this Agreement to be construed as or deemed to constitute such a solicitation and acceptance, such solicitation was (i) in compliance with any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, or (ii) if there is not any such law, rule, or regulation, solicited after disclosure to such holder of “adequate information” as such term is defined in Section 1125(a) of the Bankruptcy Code;

(d) if such Party is a Consenting 5 1/4% Subordinated Noteholder, such Consenting 5 1/4% Subordinated Noteholder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction;

(e) if such Party is a Consenting 6 1/4% Subordinated Noteholder, such Consenting 6 1/4% Subordinated Noteholder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction; and

(f) this Agreement is the legally valid and binding obligation of it, enforceable in accordance with the terms hereof, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

10. Amendments and Waivers. This Agreement may not be modified, amended or supplemented except in a writing signed by each member of the Company Group and (i) the Consenting Subordinated Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Subordinated Noteholders; provided, that, that any modification or amendment to this Section 10 shall require the written consent of all of the Parties; provided, further, that any modification of, or amendment or supplement to, this Agreement (including the Restructuring Terms) that materially and adversely affects any Party shall require the written consent of the Party so affected. A Termination Event may not be waived except in a writing by the Consenting Subordinated Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Subordinated Noteholders no later than three (3) business days following the occurrence of a Termination Event.

11. Other Existing Support Agreements. Each Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder acknowledges that other parties are being requested to sign the RSA, and that a condition of the Term Sheet is that the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA).

12. Conditions to Effectiveness. This Agreement shall not become effective and binding on the Parties unless and until (i) counterpart signature pages and Joinders, as applicable, shall have been executed and delivered, no later than August 8, 2003, by (a) each member of the

10

Company Group, (b) the Consenting Subordinated Noteholders holding at least forty-two and a half percent (42.5%) in aggregate principal amount of the Subordinated Notes, to the Debtors, with a copy to the Administrative Agent; and (ii) the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA).

13. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING, AND WAIVES ANY OBJECTION IT MAY HAVE TO VENUE OR THE CONVENIENCE OF THE FORUM. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

14. Specific Performance. This Agreement, including without limitation the Parties’ agreement herein to support the Restructuring Transaction and Conforming Plan and to facilitate its confirmation, is intended as a binding commitment enforceable in accordance with its terms. It is understood and agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

15. Survival. Notwithstanding (i) any sale of the debt or Claims in accordance with Sections 3(a)(iii) and 3(b)(iii), or (ii) the termination of this Agreement pursuant to Section 5, the agreements and obligations of the Parties in Sections 13, 15, 17, 19, 20, 24, and 25 shall survive such sale and/or termination and shall continue in full force and effect for the benefit of the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders in accordance with the terms hereof.

16. Headings. The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

17. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and

11

enforceability of the remaining provisions hereof. The agreements, representations and obligations of the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders under this Agreement are, in all respects, several and not joint.

18. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and, to the extent contemplated by the Term Sheet, the Consenting Lenders under the RSA and no other person or entity shall be a third party beneficiary hereof.

19. Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the Parties, and supersedes all other prior and contemporaneous negotiations, agreements, representations, warranties and understandings of the parties, whether oral, written or implied, with respect to the subject matter hereof, except that the Parties acknowledge that, except as provided in Section 20 below, any confidentiality agreements heretofore executed between any member of the Company Group and each Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder shall continue in full force and effect.

20. Confidentiality. Each member of the Company Group and each Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder agrees to use commercially reasonable efforts to maintain the confidentiality of (a) the individual identities and individual holdings of each Consenting 5 1/4% Subordinated Noteholder Consenting 6 1/4% Subordinated Noteholder and Consenting Lender; provided, however, that such information may be disclosed (i) to the Parties’ respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as “Representatives”), (ii) to person in response to, and to the extent required by, (x) any subpoena, or other legal process or (y) any bank regulatory agency or any other regulatory agency or authority. If any Party or its Representative receives a subpoena or other legal process as referred to in clause (ii)(x) above in connection with the Agreement, such Party shall provide the other Parties with prompt written notice of any such request or requirement, to the fullest extent permissible and practicable under the circumstances, so that the other Parties may seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 20, (i) the Company Group may disclose (a) the existence of and nature of support evidenced by this Agreement in one or more public releases that have first been sent to the counsel for the Administrative Agent and to the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders for review and comment, and (b) in the context of any such releases, the aggregate holdings of the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholder and the Consenting 6 1/4% Subordinated Noteholder (but, as indicated above, not their identities or their individual holdings), (ii) any Party hereto may disclose the identities to the Parties hereto and their individual holdings in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof, and (iii) to the extent required by the Bankruptcy Code, Bankruptcy Rules, Local Rules of the Bankruptcy Court or other applicable rules, regulations or procedures of the Bankruptcy Court or the Office of the United States Trustee, the Company Group may disclose the individual identities of the Consenting 5 1/4% Subordinated Noteholder and the Consenting 6 1/4% Subordinated Noteholder in a writing that has first been sent to each Consenting 5 1/4% Subordinated Noteholder and the Consenting 6 1/4% Subordinated Noteholder for review and comment on five (5) business days’ notice.

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21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

22. Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, during standard business hours (from 8:00 a.m. to 6:00 p.m.) as follows:

a. if to the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, to each such Party at its address set forth on the signature pages to each Joinder Agreement; and

b. if to any member of the Company, to Richard Wynne, Kirkland & Ellis LLP, 777 South Figueroa Street, Los Angeles, California 90017, Facsimile No. (213) 680-8500.

With a copy to:	Kathrine A. McLendon
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile No.: 212-455-2502
Counsel for the Consenting Lenders

and

George C. Webster
Stutman, Treister & Glatt Professional Corporation
1901 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Facsimile No.: (310) 228-5788
Attorneys to the Ad Hoc Committee of Subordinated Noteholders

23. Rule of Interpretation. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include (i) votes or voting on a plan of reorganization under the Bankruptcy Code, and (ii) all means of expressing agreement with, or rejection of, as the case may be, a restructuring or reorganization transaction that is not implemented under the Bankruptcy Code.

24. Reservation of Rights. Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against the Company or its full participation in any bankruptcy case filed by any member of the Company or any of its affiliates and subsidiaries. Nothing herein shall be deemed an admission of any kind. If the transactions contemplated herein, in the Conforming Plan or the Conforming Restructuring Loan Documents are not consummated, or this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their rights. As provided in the Term Sheet, this Agreement may be filed

13

with the Bankruptcy Court, provided, however, that Schedule B to the Term Sheet shall be attached with any redactions as may be required by the Required Lenders.

25. Disclosure of Holdings. Unless required by applicable law or regulation or otherwise provided for in this Agreement, no Party shall disclose the amount of any Consenting Lender’s, Consenting 5 1/4% Subordinated Noteholder’s or Consenting 6 1/4% Subordinated Noteholder’s holdings of debt to any third party without the prior written consent of such Consenting Lender, Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder; provided, however, that (a) if such disclosure is required by law or regulation, the disclosing Party shall afford the relevant Consenting Lender, Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure, and (b) the foregoing shall not prohibit the disclosure of approximate aggregate group holdings by class of debt.

26. Independent Due Diligence and Decision-Making. Each of the undersigned hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the Company Group, without reliance upon the Ad Hoc Committee, any of their respective affiliates or any of their respective advisors or representatives. To the extent any materials or information have been furnished to it by such persons, the undersigned hereby acknowledges that they have been provided for informational purposes only, without any representation or warranty.

27. Prevailing Party. If any Party brings an action or proceeding against any other Party based upon a breach by such Party of its obligations hereunder, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys’, accountants’ and financial advisors fees in connection with such action or proceeding.

28. Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the ability of (a) any member of the Company Group or any of their respective directors or officers (in such person’s capacity as a director or officer of any member of the Company Group) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law, (b) any Consenting 5 1/4% Subordinated Noteholder or representative of a Consenting 5 1/4% Subordinated Noteholder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person’s capacity as a statutory committee member to the extent required to comply with fiduciary obligations applicable under the Bankruptcy Code or (c) any Consenting 6 1/4% Subordinated Noteholder or representative of a Consenting 6 1/4% Subordinated Noteholder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person’s capacity as a statutory committee member to the extent required to comply with fiduciary obligations applicable under the Bankruptcy Code. Nothing herein will limit or affect, or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this Section 28.

29. Several not Joint. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

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30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders acknowledge and agree that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents and (c) so long as this Agreement shall remain in effect, no Consenting Subordinated Noteholders shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

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IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first written above.

DDi CAPITAL CORP.

*By:		/s/ Timothy Donnelly
Title: Vice President

DYNAMIC DETAILS, INCORPORATED

*By:		/s/ Timothy Donnelly
Title: Vice President

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

*By:		/s/ Timothy Donnelly
Title: Vice President

DDi Corp.

*By:		/s/ Timothy Donnelly
Title: Vice President

DYNAMIC DETAILS, INCORPORATED, VIRGINIA

*By:		/s/ Timothy Donnelly
Title: Vice President

DYNAMIC DETAILS TEXAS, L.P.

By:		Dynamic Details Texas Holdings Corp.

	*By:	/s/ Timothy Donnelly
Title: Vice President

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By: DDi-TEXAS INTERMEDIATE HOLDINGS, L.L.C.

*By:	/s/ Timothy Donnelly
Title: Vice President

By: DYNAMIC DETAILS TEXAS HOLDINGS CORP.

*By:	/s/ Timothy Donnelly
Title: Vice President

By: DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

*By:	/s/ Timothy Donnelly
Title: Vice President

By: DYNAMIC DETAILS INCORPORATED, TEXAS

*By:	/s/ Timothy Donnelly
Title: Vice President

*	Executed as of August 8, 2003 accepting the interlineations made to paragraph 31 herein by the Consenting Noteholders.

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Exhibit A

Term Sheet

(See Exhibits 1 through 6 attached to the Plan)

EXHIBIT

EXHIBIT B-1

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Capital Research and Management Company] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

Capital Research and Management Company

[JOINING PARTY]

By:	/s/ Michael J. Downer
Name:	Michael J. Downer
Title:	Vice President

Principal Amount of Debt Held
Debt	$20,000,000

Notice Address:	333 South Hope Street Los Angeles, CA 90071 Attn: Kristine Nishiyama

With a Copy to:

Acknowledged:

By:
Name:
Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

15

EXHIBIT

IN WITNESS WHEREOF, the joining Party has [ILLEGIBLE] this Joinder to be executed as on the date first written above.

[JOINING PARTY] Cohanzick Management, LLC

By:	/s/ David K. Sherman
Name:	David K. Sherman
Title:	President

Principal Amount of Debt Held
Debt 5 1/4%	13 Million

Notice Address:

With a Copy to :

Acknowledged:

By:	/s/ David K. Sherman
Name:	David K. Sherman
Title:

EXHIBIT

EXHIBIT B-1

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Deephaven Capital] (the “Joining Party”) as of [Aug. 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex 1 (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under this Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ [ILLEGIBLE]
Name:
Title:

Principal Amount of Debt Held
Debt	720,000

Notice Address:

With a Copy to:

Acknowledged:

By:
Name:
Title:

EXHIBIT

EXHIBIT B-1

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August     , 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Providence Capital LLC, [ILLEGIBLE] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

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EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ Thomas A. Schmidt
Name:	Thomas A. Schmidt
Title:	CEO Providence Capital LLC on behalf of Aquitania Funds, Mauretania, RAM CSA Ltd.

Principal Amount of Debt Held
Debt	20,000,000

Notice Address:	261 School Ave Suite 480 Excelsior Minn. 55331

With a Copy to:

Acknowledged:

By:

Name:

Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity In the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72,892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

15

EXHIBIT

EXHIBIT B-1

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4 % Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Symphony Asset Management] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

Symphony Asset Management [JOINING PARTY]
By:	/s/ Gunther Stein
Name:	Gunther Stein
Title:	Director Fixed Income Securities

Principal Amount of Debt Held
Debt	21,200,000

Notice Address:

555 California Street, Suite 2975

San Francisco CA 94104

With a Copy to:

Acknowledged:

By:

Name:

Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page Intentionally left blank; remaining pages are signature pages.]

15

EXHIBIT

EXHIBIT B-I

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the plan Support Agreement, dated as of August     , 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders all signatories thereto (the “Agreement”), is executed and delivered by [Tablerock Fund Management LLC] (the “Joining Party”) as of [Aug 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ John Barton
Name:	John Barton
Title:	Managing Member, Tablerock Fund Mgmt, LLC

Principal Amount of Debt Held
Debt 5 1/4	10,000,000

Notice Address:

With a Copy to:

Acknowledged:

By:

Name:

Title:

EXHIBIT

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Argent Financial] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ Robert Richardson
Name:	Robert Richardson
Title:	Managing Director

Principal Amount of Debt Held
Debt	11,000,000

Notice Address:	Argent Financial 3100 Tower Bldg, Suite 1107 Durham, N.C. 27707

With a Copy to:

Acknowledged:

By:

Name:

Title:

EXHIBIT

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Deephaven Capital] (the “Joining Party”) as of [Aug. 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ [ILLEGIBLE]
Name:
Title:

Principal Amount of Debt Held
Debt	4,250,000

Notice Address:

With a Copy to:

Acknowledged:

By:

Name:

Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

15

EXHIBIT

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August     , 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Providence Capital LLC] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above,

[JOINING PARTY]

By:	/s/ Thomas A Schmidt
Name:	Thomas A Schmidt
Title:	CEO, Providence Capital LLC

Principal Amount of Debt Held
Debt	5,000,000

Notice Address:	261 School Ave

Suite 400

Excelsior MN 55331

With a Copy to:

Acknowledged:

By:
Name:
Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

15

EXHIBIT

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Symphony Asset Management] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

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EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

Symphony Asset Management [JOINING PARTY]

By:	/s/ Gunther Stein
Name:	Gunther Stein
Title:	Director of Final Income Securities

Principal Amount of Debt Held
Debt	10,000,000

Notice Address:

555 California Street, Suite 2975

San Francisco CA 94104

With a Copy to:

Acknowledged:

By:
Name:
Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claim and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

15

EXHIBIT

6 1/4

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August     , 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Tablerock Fund Mgmt] (the “Joining Party”) as of [Aug 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ John Barton
Name: Title:	John Barton Managing Member, TFM LLC

Principal Amount of Debt Held
Debt 6 1/4	10,750,000

Notice Address:

505 PARK AVE, 5th Fl

NY NY, 0022

With a Copy to:

Acknowledged:

By:
Name:
Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72,892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

15

Exhibit C

Budget and Funding Mechanism

EXECUTION COPY

BUDGET AND FUNDING AGREEMENT

This BUDGET AND FUNDING AGREEMENT, dated as of August 1, 2003 (the “Agreement”), by and among, (i) DDi Corp. (“DDi”), (ii) DDi Capital Corp., formerly known as Details Capital Corp. (the “DDi Capital”); (ii) Dynamic Details, Incorporated, formerly known as Details, Inc. (“Details”); (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc. (“DDISV”, and collectively with Details, the “Borrowers”); (iv) each Subsidiary Guarantor (together with DDi Capital and the Borrowers, the “Grantors”); (v) the Consenting Lenders (as defined below); (vi) the Administrative Agent (as defined below) and (vii) the Professionals (as defined below) signatory hereto, entered into in connection with (a) the Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002, the Seventh Amendment, dated as of June 27, 2003 and the Eighth Amendment, dated as of August 1, 2003 (as amended, supplemented or otherwise modified, the “Credit Agreement”) among (i) DDi Capital; (ii) the Borrowers; (iii) the several banks and other financial institutions from time to time parties thereto, (individually, a “Lender,” and collectively, the “Lenders”); (iv) Bankers Trust Company, as documentation and co-syndication agent; and (v) JPMorgan Chase Bank, as collateral, co-syndication and administrative agent (in such capacity, the “Administrative Agent”), and all collateral and ancillary documentation executed in connection therewith, including, without limitation, the hedge agreement (the “Hedge Agreement”) entered into by Details with JPMorgan Chase Bank (collectively, the “Loan Documents”) and (b) that certain Restructuring Support Agreement dated as of August 1, 2003 (the “RSA”) by and among the DDi Group (as defined in the RSA) and the Consenting Lenders (as defined in the RSA).

WITNESSETH:

WHEREAS, pursuant to the RSA, the Consenting Lenders have consented to, inter alia, the Restructuring Terms subject to certain terms and conditions set forth in the RSA.

WHEREAS, pursuant to the RSA, DDi and DDi Capital (collectively, the “Filing Entities”) will file voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) and will file a Conforming Chapter 11 Plan and enter into the Conforming Restructuring Loan Documents in each case to implement the Restructuring Terms.

WHEREAS, pursuant to the Loan Documents, the Lenders have a lien on all or substantially all of the assets of the Borrowers and their subsidiaries, including without limitation, all cash and proceeds of collateral held by such persons (the “Cash Collateral”).

WHEREAS, the Restructuring Terms provide for a budget and cash funding mechanism (the “Budget and Funding Mechanism”) relating to the use of the Cash Collateral in connection with the Restructuring as more fully described below, and it is a condition to the RSA that the parties enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the RSA.

2

2. Budget.

(a) The Consenting Lenders hereby agree to permit the Borrowers to use the Cash Collateral solely as provided in this Agreement. Each of the Borrowers hereby agrees not to use the Cash Collateral except for the payment of the costs and expenses associated with the operation of the Borrowers’ business during the Chapter 11 Cases and the costs and expenses associated with the conduct of the Chapter 11 Cases of the types specified in and in accordance with the Budget delivered pursuant to this Agreement (the “Budget”, which term shall include the Initial Budget, the Second Interim Budget and the Third Interim Budget (each as defined below), as applicable). A copy of the initial Budget (the “Initial Budget”) for the period commencing August 1, 2003 and ending on October 26, 2003 is annexed hereto as Exhibit A. No later than September 22, 2003, the Borrowers shall provide the Administrative Agent with a revised Budget for the period commencing September 29, 2003 and ending on January 4, 2003 (in form and substance approved by the Administrative Agent, the “Second Interim Budget”) and no later than December 1, 2003, the Borrowers shall provide the Administrative Agent with a revised Budget for the period commencing December 8, 2003 and ending on February 1, 2003 (in form and substance approved by the Administrative Agent, the “Third Interim Budget”). The Budget may be amended, modified or supplemented from time to time with the written consent of the Required Lenders or, in the event of non-material amendments, with the written consent of the Administrative Agent; provided, however, that no such amendment, modification or supplement to the Budget shall reduce the amounts budgeted for each month for Advisor Fees without the prior written consent of each Professional (as defined below) whose fees are affected thereby.

(b) The parties acknowledge that, under the Budget, amounts authorized to be spent in any given week (or in the case of the Professionals, in any given month) and not so expended may be carried forward and spent in any succeeding week (or in the case of the Professionals, in any succeeding month) until the Expiration Date. If amounts authorized to be spent on a Professional’s Advisor Fees (as defined below) are greater than the amount set forth for such Professional’s Advisor Fees in any given month, then such Professional’s Advisor Fees shall be paid out of the amount set forth for the subsequent month; provided, further that upon the Expiration Date, if such Professional’s Advisor Fees exceed the aggregate amount of the Budget during the Budget and Funding Period, then such Professional will have an allowed administrative expense claim for such excess amount, which amount shall be subject to Bankruptcy Court approval, at the termination of the Chapter 11 Cases. With respect to any approval or disapproval of expenditures set forth in the Budget or in any proposed budget, the Administrative Agent and the Consenting Lenders shall not owe any fiduciary duty to the Professionals, the Borrowers or any of the Filing Entities or their respective creditors, shareholders or estates.

3. Implementation of Budget and Funding Mechanism. On or before August 1, 2003, each of the Borrowers and the Filing Entities agree to do the following:

(a) The Borrowers shall enter into an amendment to the account control agreement with respect to the Reserved Cash Account (as defined in the Eighth Amendment) in a form and substance acceptable to the Administrative Agent.

(b) The Borrowers shall open and fund the JPM Controlled Account (as defined in the Eighth Amendment).

(c) The JPM Controlled Account will be subject to a deposit account control agreement in form and substance satisfactory to the Administrative Agent.

(d) The Borrowers shall transfer all funds on deposit in Account #209-14469 established with Bank of America and shall deposit such funds into the JPM Controlled Account.

(e) On or before August 1, 2003, the Filing Entities shall open and maintain an account at JPM, from which account disbursements shall be made for the payment of Advisor Fees and other specified costs and expenses incurred in connection with the Chapter 11 Cases (the “Restructuring

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Account”), and the Restructuring Account will be subject to a deposit account control agreement in form and substance acceptable to the Administrative Agent.

f. Except as otherwise provided herein, the Borrowers’ and their subsidiaries’ other cash management and accounts receivable collection system, including the banks associated therewith, shall be maintained, and the Borrowers agree not to, and cause their subsidiaries not to, modify this cash management system or establish any new bank accounts without the Administrative Agent’s prior written consent.

4. Retainers. Subject to all of the terms and conditions hereof, the Initial Budget shall provide for the payment of retainers for the professionals identified therein (the FE Professionals (as defined below) and the Non-FE Professionals (as defined below), collectively, the “Professionals”) in the aggregate amounts set forth below (collectively, the “Retainers”; and for each Professional, a “Retainer”) to provide for the payment of a portion of the reasonable fees (“Fees”) and expenses (“Expenses”, and together with the Fees, the “Advisor Fees”) incurred by such Professionals in connection with the Chapter 11 Cases; provided, however, that notwithstanding the foregoing, the aggregate amount of the Retainers shall in no event exceed $1,773,333.00.

Retained by Filing Entities (collectively, the “FE Professionals”; individually, a “FE Professional”)	Amount equal to three times (3x) the monthly amount provided for such Professional in the Budget

Not retained by Filing Entities (excluding any professionals retained by the Administrative Agent or the Lenders, collectively, the “Non-FE Professionals”; individually, a “Non-FE Professional”)	Amount equal to two times (2x) the monthly amount provide for such Professional in the Budget

The Retainers set forth in this Section 4 shall be payable no earlier than August 8, 2003 (but in any event prior to the Petition Date) so long as the PSA shall be effective on or before August 8, 2003. If (x) an Official Committee of Unsecured Creditors (the “Creditors’ Committee”) is appointed in the Chapter 11 Cases, and (y) a Professional receives a Retainer, and such Professional’s retention is not approved by the Bankruptcy Court, such Professional shall (i) no longer be entitled any additional Advisor Fees pursuant to this Agreement, provided, however, that any Advisor Fees incurred through the date that the Creditors’ Committee selects its professionals shall be payable pursuant to the Budget, and (ii) immediately remit the unused portion of such Retainer to the Filing Entities for deposit into the Restructuring Account (it being understood that such remitted funds must be used before the Borrowers deposit additional funds into the Restructuring Account).

5. Filing Entities’ Restructuring Fees. Subject to the PSA’s having become effective on or before August 8, 2003, for the period (the “Budget and Funding Period”) commencing on August 8, 2003 to the Expiration Date (as defined below), the Consenting Lenders agree, subject to the terms and conditions of this Agreement and the Budget, to permit the Borrowers to pay the Advisor Fees, the Retainers and the fees payable to the Bankruptcy Court and the Office of the United States Trustee (the “United States Trustee”) in connection with the Chapter 11 Cases (excluding. any fees incurred in connection with DDi Europe and its European subsidiaries)(collectively, the “Filing Entities’ Restructuring Fees”). The following procedures shall apply to the payment of the Filing Entities’ Restructuring Fees:

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(a) No later than the last business day of each, month immediately succeeding the month for which compensation is sought (but in no event later than January 25, 2004), each Professional will deliver a monthly statement (the “Monthly Statement”) of its Advisor Fees, which statement shall include (i) detailed daily time entries and summaries of time (redacted as may be-necessary and appropriate) (except in the case of any Professional that does not maintain such time records in the ordinary course) and (ii) a detailed summary of all disbursements and expenses for which the Professional is seeking reimbursement to the following: (i) John Stumpf, Chief Financial Officer, Dynamic Details, Inc., 1220 Simon Circle Anaheim, CA 92806, with a copy to Kirkland & Ellis LLP, -777 South Figueroa Street; Los Angeles, California 90017 (Attn. Sharon Kopman, Esq.), (ii) Administrative Agent, 270 Park Avenue, New York, NY 10017 (Attn: Jonathan E. Katz), (iii) Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (Attn: Kathrine A. McLendon, Esq.), (iv) counsel to any statutory committee of creditors of the Filing Entities appointed by the United States Trustee and (iv) the United States Trustee.

(b) Provided that the Interim Compensation Motion and the Funding Motion have been approved by the Bankruptcy Court pursuant to final orders, within five (5) calendar days of the submission of the Monthly Statements by a Professional, the Consenting Lenders shall permit the Borrowers to deposit an amount of the Cash Collateral equal to 80% of such Professional’s Fees and 100% of such Professional’s Expenses into the Restructuring Account. Immediately upon receipt of such funds, subject to the Budget and this Agreement, the Filing Entities shall pay such Professional (i) 80% of its Fees and (ii) 100% of its Expenses.

(c) If a Professional’s Advisor Fees are less than the amount provided for in the Budget, the excess availability shall roll over into the next period; if a Professional’s Advisor Fees are greater than the amount provided for in the Budget, such Professional’s excess Advisor Fees shall be paid out of the next period’s availability.

(d) If the PSA becomes effective on or before August 8, 2003, all Filing Entities’ Restructuring Fees (excluding the Retainers) paid out of the Cash Collateral after August 8, 2003 shall constitute an allowed administrative expense claim of the Lenders pursuant to Sections 503(b)(1), 507(a) and 507(b) of the Bankruptcy Code with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code including, without limitation, Sections 105, 326, 328, 330, 331 and 726 of the Bankruptcy Code, and shall at all times be senior to the rights of the Filing Entities, and any successor trustee or any creditor in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code (such claim of the Lenders in either case, the “Allowed Superpriority Administrative Expense Claim”), subject to Section 8(c) below.

(e) Upon entry of a final order by the Bankruptcy Court approving both the Funding Motion and the Interim Compensation Motion, the FE Professionals shall agree to consent to apply a maximum of two-thirds (2/3) of the amount of each of their respective Retainers to the first 80% of their respective Fees and 100% of their respective Expenses until such portion of their Retainers has been fully utilized and the Non-FE Professionals shall agree to consent to apply a maximum of one-half (1/2) of the amount of each of their respective Retainers to 80% of their respective Fees and 100% of their respective Expenses until such portion of their Retainers has been fully utilized.

(f) If the Bankruptcy Court does not approve the Interim Compensation Motion, then the Consenting Lenders shall permit the Borrowers to deposit into the Restructuring Account, on a monthly basis, an amount of the Cash Collateral equal to the amount of the Filing Entities’ Restructuring Fees for one (1) month under the Budget, and the Filing Entities shall pay such Filing Entities’ Restructuring Fees upon compliance with the orders of the Bankruptcy Court.

(g) The payment of all Filing Entities’ Restructuring Fees shall be subject to the Budget, the terms and conditions of this Agreement and orders of the Bankruptcy Court that have been approved in form and substance by the Administrative Agent.

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(h) The total aggregate amount of the Filing Entities’ Restructuring Fees permitted to be paid pursuant to this Agreement shall not exceed the amounts provided for in the Budget for, and only during, the Budget and Funding Period. Each Filing Entity agrees that in the event any such Professional’s Advisor Fees exceed the aggregate budgeted amount for such Professional, that such Professional will have an allowed administrative expense claim for such excess amount that is approved by the Bankruptcy Court at the termination of the Bankruptcy Cases (it being understood that. all Filing Entities’ Restructuring Fees accrued during the Budget and Funding Period will be paid by the Borrowers from the Cash Collateral, subject to the Budget).

6. Agreements of the Filing Entities.

(a) No later than one (1) business day after the commencement of the Chapter 11 Cases (the “Petition Date”), the Filing Entities acknowledge and agree that the Filing Entities shall file a Motion for Interim Monthly Compensation (in form and substance satisfactory to the Administrative Agent, the “Interim Compensation Motion”) pursuant to the Bankruptcy Court’s Administrative Order M-219, dated January 24, 2000 and the terms and conditions of this Agreement seeking entry of an order approving the monthly interim compensation of the Professionals (in form and substance satisfactory to the Administrative Agent, the “Interim Compensation Order”).

(b) No later than one (1) business day after the Petition Date, the Filing Entities acknowledge and agree that the Filing Entities and the Borrowers shall file a Joint Motion (in form and substance acceptable to the Administrative Agent, the “Funding Motion”) seeking entry of an order (in form an substance satisfactory to the Administrative Agent, the “Funding Order”) permitting the Borrowers to continue payment of the Filing Entities’ Restructuring Fees relating to the Restructuring Transaction pursuant to the terms of the Budget and this Agreement.

(c) Each of the Filing Entities acknowledges and agrees that any funds deposited in the Restructuring Account shall be used solely for payment of the Filing Entities’ Restructuring Fees and as otherwise provided in this Agreement and the Budget.

(d) Each of the Filing Entities acknowledges and agrees that the Allowed Superpriority Administrative Expense Claim shall be an allowed claim under the Funding Order, subject to the terms of Section 7(g) and Section 8(c).

(e) Each of the Filing Entities shall perform all of the terms and conditions hereunder.

(f) Each of the Filing Entities acknowledges and agrees that (i) neither the Consenting Lenders nor the Borrowers shall have any obligation, implicit or otherwise, to pay the. Retainers and the remainder of the Filing Entities’ Restructuring Fees, except as set forth herein, and only through the Expiration Date (as defined below), (ii) payment of such Filing Entities’ Restructuring Fees does not and will not give rise to any liability on the part of the Consenting Lenders, (iii) payment of such Filing Entities’ Restructuring Fees (other than the Advisor Fees) does not and will not give rise to any liability on the part of the Borrowers and (iv) the Consenting Lenders have not agreed to the use of the Cash Collateral for payment of any obligation that the Borrowers may have (if any) to such Professionals.

(g) Each of the Filing Entities shall permit the Administrative Agent and its representatives, in the Administrative Agent’s reasonable discretion, to inspect and copy the Filing Entities’ books and records during normal business hours.

(h) Each of the Filing Entities acknowledges and agrees that in the event any such Professional’s respective Advisor Fees exceed the budgeted amount for such Professional in the aggregate, that such Professional will have an allowed administrative expense claim for such excess amount that is approved by the Bankruptcy Court at the termination of the Bankruptcy Cases.

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7. Agreements of the Borrowers.

(a) No later than one (1) business day after the Petition Date, the Borrowers and the Filing Entities shall file the Funding Motion.

(b) Each of the Borrowers acknowledges and agrees that they shall only use the Cash Collateral as provided in this Agreement and pursuant to the Budget.

(c) Each of the Borrowers acknowledges and agrees that any funds deposited in the Restructuring Account shall solely be used to pay the Filing Entities’ Restructuring Fees and as otherwise provided in this Agreement and the Budget.

(d) Each of the Borrowers agrees to perform all of the terms and conditions hereunder.

(e) Each of the Borrowers acknowledges and agrees that the Consenting Lenders do not have any obligation to pay the Filing Entities’ Restructuring Fees and that the payment of the Filing Entities’ Restructuring Fees does not give rise to any liability to the Professionals.

(f) Each of the Borrowers acknowledges and agrees that if the Bankruptcy Court does not approve the Interim Compensation Motion and/or requires the Professionals to exhaust their respective Retainers prior to receiving payment directly from the Filing Entities, then the Consenting Lenders agree to permit the Borrowers to, each month, deposit an amount of the Cash Collateral equal to one month of Advisor Fees (excluding the Retainers) for each Professional (provided, however, that each respective Professional’s Retainers must be applied pursuant to Section 5(e) herein before any such amounts are deposited into such the Restructuring Account for such Professional) under the Budget into the Restructuring Account.

(g) Each of the Borrowers acknowledges and agrees that the Allowed Superpriority Administrative Expense Claim shall be a claim of the Lenders and not of the Borrowers.

(h) Each of the Borrowers acknowledges and agrees that the Borrowers shall jointly provide the following reports (the “Reporting Requirements”) to the Administrative Agent (which may be further transmitted to the Administrative Agent’s advisors and the Consenting Lenders): (x) commencing on Wednesday, August 6, 2003, and on every Wednesday thereafter, the Borrowers shall prepare and deliver, as of the week ending the preceding Friday, a weekly report of the actual cash balances as compared to the Budget, with a report of any material variances and the reasons therefore, in each case in a form reasonably satisfactory to the Administrative Agent; (y) no later than the fourteenth (14) day following the last calendar day of each calendar month (commencing with the month of August), the Borrowers shall prepare (i) a monthly report of the actual Cash Collected (as defined in the Budget), actual Cash Disbursements (as defined in the Budget) and actual Advisor Fees (as defined in the Budget) for such immediately preceding month as compared to the Budget for such calendar month on a line item basis with key assumptions and supporting detail; and (ii) a report of the actual Ending Cash Balance (as defined in the Budget) for such immediately preceding month as compared to the Budget for such calendar month, in each case in a form reasonably satisfactory to the Administrative Agent; and (z) all reports required under the terms of the Credit Agreement, when required to be provided thereunder and such other reports and information as may be reasonably requested by the Administrative Agent from time to time. A Default (as defined below) shall occur under this Agreement if: (a) with respect to the weekly Reporting Requirements set forth in clause (x), if the actual Ending Cash Balance is 15% less than the amount set forth in the Budget for such week, or (b) with respect to the monthly Reporting Requirements set forth in clause (y), if (i) the actual Total Cash Collected (as defined in the Budget) is 20% less than the amount set forth in the Budget for such calendar month, (ii) the actual Total Operating Disbursements (as defined in the Budget) exceeds 20% of the amount set forth for such Total Operating Disbursements in the Budget for such calendar month or (iii) the actual Ending Cash Balance is 10% less than the amount set forth in the Budget for such calendar month. A chart outlining the deadlines for the filing of such reports and the Interim Budgets is annexed hereto as Schedule I.

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8. Agreements of the Consenting Lenders.

(a) Each Consenting Lender hereby consents to and shall not object to the filing of the Interim Compensation Motion and the Funding Motion.

(b) Each Consenting Lender agrees to permit the Filing Entities and the Borrowers to use the Cash Collateral, subject to the Budget and the terms and conditions provided herein for the period commencing on August 8, 2003 up to and including the Expiration Date.

(c) Each Consenting Lender hereby agrees to waive the Allowed Superpriority Administrative Expense Claim if the Restructuring Transaction is consummated on or before January 30, 2004.

(d) If the Bankruptcy Court does not approve the Interim Compensation Motion, then the Consenting Lenders agree to permit the Borrowers to deposit into the Restructuring Account, on a monthly basis, an amount of the Cash Collateral equal to the amount of the Filing Entities’ Restructuring Fees for one (1) month under the Budget, and the Filing Entities shall pay such Filing Entities’ Restructuring Fees upon compliance with the orders of the Bankruptcy Court.

9. Agreements of the Professionals.

(a) Each of the Professionals agrees that the Consenting Lenders shall not have any obligation, implicit or otherwise, to pay the Retainers and the remainder of the Filing Entities’ Restructuring Fees (which include the Advisor Fees), except as set forth in, and only through the Expiration Date, of this Agreement, and that payment of such Filing Entities’ Restructuring Fees does not and will not give rise to any liability on the part of the Consenting Lenders. The Professionals further agree that, except as set forth in, and only through the Expiration Date, of this Agreement: (i) the Borrowers’ shall not have any obligation, implicit or otherwise, to pay the Filing Entities’ Restructuring Fees (other than Advisor Fees), and (ii) the Consenting Lenders have not agreed to the use of the Cash Collateral for payment of any obligation that the Borrowers may have (if any) to such Professionals.

(b) Upon entry of a final order by the Bankruptcy Court approving both the Funding Motion and the Interim Compensation Motion, the FE Professionals agree to apply a maximum of two-thirds (2/3) of the amount of each of their respective Retainers to 80% of their respective Fees and 100% of their respective Expenses and the Non-FE Professionals agree to apply a maximum of one-half (1/2) of the amount of each of their respective Retainers to 80% of their respective Fees and 100% of their respective Expenses. It being understood that the Filing Entities shall not pay any Professional for its Advisor Fees unless and until such amounts. are so applied.

(c) Each of the Professionals acknowledges and agrees that if its Advisor Fees exceed the budgeted amount in aggregate, that such Professional will have an Allowed (as defined in the Conforming Plan) administrative expense claim for such excess amount at the termination of the Bankruptcy Cases.

(d) Each of the Professionals acknowledges and agrees that (i) if a Professional’s Advisor Fees are less than the amount provided for in the Budget, the excess availability shall roll over into the next period and (ii) if a Professional’s Advisor Fees are greater than the amount provided for in the Budget, such Professional’s excess Advisor Fees shall be paid out of the next period’s availability.

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10. Representations and Warranties. Each Professional, Filing Entity and Borrower, severally (and not jointly) represents and warrants to the Consenting Lenders that the following statements are true, correct and complete as the date hereof:

(a) it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

(b) the execution, delivery, and performance by such Party of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party; and

(c) this Agreement is a good faith agreement.

11. Termination. This Agreement shall be in full force and effect from August 1, 2003 through and including the Expiration Date (as defined below); provided, however, that the agreement to fund the Filing Entities’ Restructuring Fees is contingent upon the effectiveness of the PSA. Unless the Required Lenders have otherwise agreed in writing, the Filing Entities’ and the Borrowers’ use of the Cash Collateral under this Agreement shall terminate on the date (the “Expiration Date”) that is the earlier to occur of (x) August 8, 2003, which date shall automatically be extended to January 30, 2004 if the PSA becomes effective on or before August 8, 2003; (y) on the date any foreclosure proceeding is commenced against, or any bankruptcy case is commenced by or against, Details or DDISV; or (z) three (3) business days following the receipt by the Filing Entities, the Borrowers, the Ad Hoc Committee, any statutory committee appointed in the Chapter 11 Cases and the United States Trustee of written notice from the Administrative Agent of the occurrence and continuance of any of the following defaults (the “Defaults”) under this Agreement: (i) the Bankruptcy Court shall not enter an order approving this Agreement or any court shall enter an order reversing, amending, supplementing, staying, vacating or otherwise modifying the order approving this Agreement; (ii) any of the Filing Entities and the Borrowers shall otherwise fail to comply in any material respect with the terms hereof, including without limitation, failing to comply with the Reporting Requirements for making types of payments not set forth in the Budget; (iii) any representation or warranty made by the Borrowers in connection with the Reporting Requirements shall prove to have been incorrect in any material respect when made; (iv) a Termination Event shall have occurred under the RSA; and (v) the Filing Entities shall fail to make a payment to the Professionals as required under this Agreement. In the event of a termination of this Agreement, the Filing Entities’ Restructuring Fees accrued to the date of termination shall be paid by the Borrowers and the Filing Entities’ in accordance with the Budget and the other applicable terms hereof. Subject to. the immediately preceding sentence, on the Expiration Date, (i) the Borrowers’ right to use the Cash Collateral under this Agreement shall terminate and the Borrowers shall immediately cease using the Cash Collateral pursuant to this Agreement, (ii) the Filing Entities’ right to use the Cash Collateral shall terminate and the Filing Entities’ shall immediately cease using the Cash Collateral (and, in the event any amounts remain in the Restructuring Account after payment of Filing Entities’ Restructuring Fees accrued to the Expiration Date shall immediately be transferred to the Borrowers for deposit into the JPM Controlled Account) and (iii) the Administrative Agent and each Consenting Lender shall have all their rights and remedies under the Loan Documents, including the right to setoff amounts in any account of the Borrowers and the Filing Entities maintained with any such party. Notwithstanding the occurrence of the Expiration Date or anything herein, all of the rights, remedies, benefits and protections provided to the Administrative Agent and the Consenting Lenders under this Agreement shall survive the Expiration Date.

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12. Limited Effect. The provisions of this Agreement shall be effective solely for the purposes set forth herein, shall be limited precisely as written and shall not be deemed to (a) waive any Default or Event of Default (each as defined in the Loan Documents) under the Loan Documents or (b) otherwise prejudice any right or remedy which the Consenting Lenders or the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents.

14. Reservation of Rights; No Waiver; Cumulative Remedies. Each of the Filing Entities and the Borrowers jointly and severally acknowledges and agrees that, except as otherwise provided herein, the Consenting Lenders shall preserve all rights, remedies, powers or privileges under the Credit Agreement and the other Loan Documents and under applicable law. Nothing contained herein shall in any way (i) limit or otherwise prejudice any right, remedy, power or privilege which the Consenting Lenders or the Administrative Agent may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or diminish any of the obligations of the Filing Entities and the Borrowers or any of their respective Subsidiaries contained in the Credit Agreement or any other Loan Document, (ii) waive any Default (as defined in the Loan Documents) or Event of Default (as defined in the Loan Documents), or (iii) waive, modify, consent to or amend any term or condition of the Credit Agreement or any other Loan Document. The rights, remedies, powers and privileges of the Administrative Agent and the Consenting Lenders provided under this Agreement and the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

15. Full Force and Effect; No Change. Except as expressly stated herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Consenting Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, waived, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.

16. Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts by facsimile with originals to follow, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FORBEARANCE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN.

18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DDi CAPITAL CORP.

By:	/s/ Timothy Donnelly
Title: VP

DYNAMIC DETAILS, INCORPORATED

By:	/s/ Timothy Donnelly
Title: VP

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

By:	/s/ Timothy Donnelly
Title: VP

DDi Corp.

By:	/s/ Timothy Donnelly
Title: VP

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JPMORGAN CHASE BANK, as Administrative Agent, Collateral Agent, Co- Syndication Agent

By:	/s/ [ILLEGIBLE]
Title: Vice-President

JPMORGAN CHASE BANK, on behalf of the Consenting Lenders

By:	/s/ [ILLEGIBLE]
Title: Vice-President

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KIRKLAND & ELLIS LLP

By:	/s/ Sharon M. Kopman
Title: Senior Associate

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:	/s/ John F. DellaGrotta
Title: Partner

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:	/s/ [ILLEGIBLE]
Title: Vice President

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:	/s/ [ILLEGIBLE]
Title: [ILLEGIBLE]

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:	/s/ [ILLEGIBLE]
Title: Partner

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:	/s/ [ILLEGIBLE]
Title:

EXECUTION COPY

EXHIBIT A

[Interim Budget]

DDi North American Operations

Preliminary Restructuring Budget – No OpCo Bankruptcy Case

($ in thousands)

	Estimated
Week Ending	7/27/03	8/3/03	8/10/03	8/17/03	8/24/03	8/31/03	9/7/03	9/14/03	9/21/03	9/28/03	10/5/03	10/12/03	10/19/03	10/26/03
Week		1	2	3	4	5	6	7	8	9	10	11	12	13
Beginning Cash Balance		$16,050	$15,935	$14,534	$12,126	$12,010	$11,157	$11,129	$11,101	$11,073	$9,968	$10,238	$10,507	$10,777

Receipts:
Collection of Accounts Receivable		$2,495	$2,495	$2,495	$2,495	$2,495	$3,150	$3,150	$3,150	$3,150	$2,536	$2,536	$2,536	$2,536

Total Cash Collected		$2,495	$2,495	$2,495	$2,495	$2,495	$3,150	$3,150	$3,150	$3,150	$2,536	$2,536	$2,536	$2,536

Operations Disbursements:
Personnel Costs		(847)	(847)	(847)	(847)	(847)	(1,090)	(1,090)	(1,090)	(1,090)	(830)	(830)	(830)	(830)
Material Purchases		(467)	(467)	(467)	(467)	(467)	(600)	(600)	(600)	(600)	(299)	(299)	(299)	(299)
Plans Costs & Overhead		(705)	(705)	(705)	(705)	(705)	(907)	(907)	(907)	(907)	(690)	(690)	(690)	(690)
Sales & Marketing		(233)	(233)	(233)	(233)	(233)	(291)	(291)	(291)	(291)	(229)	(229)	(229)	(229)
General & Administrative		(127)	(127)	(127)	(127)	(127)	(159)	(159)	(159)	(159)	(125)	(125)	(125)	(125)
Income Taxes - Canada		0	0	0	0	(50)	0	0	0	(50)	0	0	0	0
Canadian Earnouts		0	0	0	0	0	0	0	0	(125)	0	0	0	0
Capital Losses (Principal & Interest)		0	0	0	0	(198)	0	0	0	(198)	0	0	0	0

Total Operating Disbursements		(2,379)	(2,379)	(2,379)	(2,379)	(2,627)	(3,047)	(3,047)	(3,047)	(3,420)	(2,174)	(2,174)	(2,174)	(2,174)

Other Cash Flow Items:
Employee Retention Payments		0	0	0	0	0	0	0	0	0	0	0	0	0
Capital Expenditures		(67)	(67)	(67)	(67)	(67)	(83)	(83)	(83)	(83)	(67)	(67)	(67)	(67)
Operational Restructuring Costs		(167)	(167)	(167)	(167)	(167)	(49)	(49)	(49)	(49)	(28)	(28)	(28)	(28)
Interest Income		3	3	3	2	2	2	2	2	2	2	2	2	2

Total Other Disbursements		(231)	(231)	(231)	(231)	(231)	(131)	(131)	(131)	(131)	(93)	(93)	(93)	(93)

Total Cash Disbursements		(2,610)	(2,610)	(2,610)	(2,610)	(2,859)	(3,177)	(3,177)	(3,177)	(3,551)	(2,267)	(2,267)	(2,267)	(2,266)

Operating Cash Flow		(115)	(115)	(115)	(116)	(364)	(28)	(28)	(28)	(401)	270	270	270	270

Memo: Operating Cash Flow Excluding Other Disbursements		116	116	116	116	(152)	103	103	103	(270)	363	363	363	363

Bankruptcy Professional Fees (1)(2):
Debtor - Bankruptcy Counsel		0	0	(600)	0	0	0	0	0	0	0	0	0	0
Debtor - Corporate/Securities Counsel		0	0	(125)	0	0	0	0	0	0	0	0	0	0
Debtor - Financial Advisor		0	0	(405)	0	0	0	0	0	0	0	0	0	0
Debtor - Other Professionals		0	0	0	0	(25)	0	0	0	(25)	0	0	0	0
Secured Creditors Professionals		0	0	0	0	(150)	0	0	0	(150)	0	0	0	0
Unsecured Creditors Professionals (SDN) (3)		0	0	(67)	0	0	0	0	0	(33)	0	0	0	0
Unsecured Creditors Professionals (Convert.) (4)		0	0	(1,016)	0	0	0	0	0	(142)	0	0	0	0
Bank and JFM Fees		0	(1,286)	0	0	0	0	0	0	0	0	0	0	0
Committee Fees		0	0	0	0	(7)	0	0	0	(7)	0	0	0	0
Trustee Fees		0	0	(80)	0	(25)	0	0	0	(65)	0	0	0	0
Audit and Tax Services		0	0	0	0	(8)	0	0	0	(8)	0	0	0	0

Total Professional Fees		0	(1,286)	(2,293)	0	(215)	0	0	0	(430)	0	0	0	0

Free Cash Flow Before Debt Service		(115)	(1,401)	(2,408)	(116)	(579)	(28)	(28)	(28)	(831)	270	270	270	270

Debt Service
Interest Payments		0	0	0	0	(274)	0	0	0	(274)	0	0	0	0
Principal Payments		0	0	0	0	0	0	0	0	0	0	0	0	0

Total Debt Service		0	0	0	0	(274)	0	0	0	(274)	0	0	0	0

Free Cash Flow After Debt Service	Beginning cash balance	(115)	(1,401)	(2,408)	(116)	(853)	(28)	(28)	(28)	(1,106)	270	270	270	270
Ending Cash Balance	$16,050	$15,935	$14,534	$12,126	$12,010	$11,157	$11,129	$11,101	$11,073	$9,968	$10,238	$10,507	$10,777	$11,047

**	Note: Professional fees are based on preliminary discussions with the Company’s advisors . Amount and timing may change based on various factors, including the progress of negotiations with the SDNs.

(1)	Estimates. Amount and timing subject to change. Assumes restructuring is completed beyond initial 13-week projection period. Houlthan Lokey was paid $750,000 from the Restructuring Account on August 14, 2003. ($750,000 payment has been deducted from estimated cash balance as of 7/27/03 to be consistent with prior budget).
(2)	The Secured Creditors’ professionals, Simpson and FTL have pre-existing retainers of $125,600 and $75,000, respectively.
(3)	Assumes SDNs execute PSA pre-petition. If SDNs do not execute PSA, SDN advisors will receive only a retainer of $20,000 as indicated in the original budget ($20,000 was paid on August 14, 2003).
(4)	Includes Jefferies Success Fee of approximately $603,000, which was paid on August 14, 2003.

DDi North American Operations

Preliminary Restructuring Budget Assumptions

1.	GENERAL - The following forecast covers the 13 week period from the week ended August 3, 2003 through October 26, 2003. Projected receipts and disbursements are based primarily on the Company’s Business Plan (under the “No OpCo Bankruptcy Filing” Case). The forecast assumes vendors are paid as service is provided (i.e., no credit terms).

2.	CASH RECEIPTS - represents cash receipts from providing manufacturing and assembly services and assumes an average DSO of 55-60 days.

3.	PERSONNEL COSTS - represents costs for the Company’s salaried and hourly employees including taxes and benefits. All salaries are payable in arrears for the prior 1 or 2 week periods.

4.	MATERIAL PURCHASES - represents costs for the Company’s raw materials used in production.

5.	PLANT COSTS AND OVERHEAD - represents rent payments, utilities and other overhead costs.

6.	SALES & MARKETING EXPENSES - represents costs for the Company’s and independent sales representatives.

7.	GENERAL & ADMINISTRATIVE - represents backoffice expenses required to support the overall enterprise (e.g., human resources, accounting, IT, and etc.)

8.	INCOME TAXES - represents income tax payment for the corporation.

9.	CAPITAL LEASES - represents principal and interest payments for equipment and facilities.

10.	BANKRUPTCY PROFESSIONAL FEES
Debtor - Bankruptcy Counsel - represents estimated costs for debtor’s bankruptcy counsel.
Debtor - Corporate/Securities Counsel - represents estimated costs for debtor’s corporate/securities counsel.
Debtor - Financial Advisor - represents estimated costs for debtor’s financial advisor.
Debtor - Other Professionals - represents estimated payments for other professionals assisting the Company (e.g., MWW).
Secured Creditors Professionals - represents legal, financial and other costs for the secured bank group.
Unsecured Creditors Professionals (SDN) - represents legal costs for the Senior Discount Noteholders. Budget excludes costs that would likely be incurred by SDN legal and financial advisors if the transaction is contested by the SDN’s.
Unsecured Creditors Professionals (Convert.) - represents legal, financial and other costs for the unsecured creditors group.
Trustee Fees - reflects estimated fees payable to the US Trustee’s office and Indenture Trustees.
Audit and Tax Services - professional services related to restructuring activities.

11.	OTHER CASH FLOW ITEMS
Employee Retention Payments - represents remaining payments to be made under the Company’s pre-petition key employee retention program.
Capital Expenditures - represents payments to maintain the Company’s property, plant, and equipment.
Operational Restructuring Costs - represents costs associated with continuing operational restructuring efforts, including restructuring activities at Anaheim and Virginia.
Other - represents other miscellaneous gains and/or costs including interest income.

12.	DEBT SERVICE - Assumes (i) a $65.9 million term loan with an annual interest rate of 3.75% and 4.00% for Tranche A and Tranche B, respectively, and (ii) nominal SWAP termination interest on $5.8 million SWAP value.

DDi Corp.

Estimated Monthly Fees

	Estimated Fees and Costs			Total	Retainer Amount	Nov-03	Dec-03
	Aug-03	Sep-03	Oct-03
Debtors’ Advisors (1)
Paul Hastings	41,667	41,667	41,667	125,000	125,000	125,000	125,000
Kirkland & Ellis	200,000	200,000	200,000	600,000	600,000	150,000	150,000
Houlihan Lokey	135,000	135,000	135,000	405,000	405,000	135,000	135,000

Total	376,667	376,667	376,667	1,130,000	1,130,000	410,000	410,000

Convertible Notes Advisors (2)
Jefferies & Company	130,000			130,000	0
Stutman, Treister & Glatt	131,667	131,667	131,667	395,000	263,333	133,333	133,333
Akin Gump Strauss	10,000	10,000	10,000	30,000	20,000	10,000	10,000
CN Trustee	20,000	20,000	20,000	60,000	40,000	20,000	20,000

Total	291,667	161,667	161,667	615,000	323,333	163,333	163,333

SDN Advisors (2)
Hahn & Hessin	33,333	33,333	33,333	100,000	66,667	10,000	10,000
SDN Trustee	20,000	20,000	20,000	60,000	40,000	20,000	20,000

Total	53,333	53,333	53,333	160,000	106,667	30,000	30,000

						603,333	603,333
Other Debtors’ Professionals (e.g. MWW)	25,000	25,000	25,000	75,000		25,000	25,000
Audit and Tax Services	8,333	8,333	8,333	25,000		8,333	8,333
US Trustees	25,000	25,000	25,000	75,000		25,000	25,000

						$661,667	$661,667
Banks’ Advisors
Simpson Thacher & Bartlett	100,000	100,000	100,000	300,000		100,000	100,000
FTI Consulting	50,000	50,000	50,000	150,000		50,000	50,000

Total	$930,000	$800,000	$800,000	$2,530,000		$811,667	$811,667

(1)	Retainer amounts reflect totals for three (3) months of professional fees and costs.
(2)	Retainer amounts reflect totals for two (2) months of professional fees and costs.

EXECUTION COPY

Schedule I

Deadlines for Filing Reports and Interim Budgets

WEEK	PERIOD	WEEKLY REPORT	MONTHLY REPORT	BUDGET MAINTENANCE
1	Jul 29 - August 3
2	August 4 - August 10	06-Aug
3	August 11 - August 17	13-Aug
4	August 18 - August 24	20-Aug
5	August 25 - August 31	27-Aug
6	September 1 - September 7	03-Sep
7	September 8 - September 14	10-Sep	14-Sep
8	September 15 - September 21	17-Sep
9	September 22 - September 28	24-Sep		PROVIDE 2nd Interim Budget to A.A.
10	September 29 - October 5	01-Oct		COMMENCE 2nd Interim Budget
11	October 6 - October 12	08-Oct	14-Oct
12	October 13 - October 19	15-Oct
13	October 20 - October 26	22-Oct
14	October 27 - November 2	29-Oct
15	November 3 - November 9	05-Nov
16	November 10 - November 16	12-Nov	14-Nov
17	November 17 - November 23	19-Nov
18	November 24 - November 30	26-Nov		PROVIDE 3rd Interim Budget to A.A
19	December 1 - December 7	03-Dec		COMMENCE 3rd Interim Budget
20	December 8 - December 14	10-Dec	14-Dec
21	December 15 - December 21	17-Dec
22	December 22 - December 28	24-Dec
23	December 29 - January 4	31-Dec
24	January 5 - January 11	07-Jan	14-Jan
25	January 12 - January 18	14-Jan
26	January 19 - January 25	21-Jan
27	January 26 - February 1	28-Jan		END of 3rd Interim Budget
14-Feb

EXECUTION COPY

FIRST AMENDMENT TO

PLAN SUPPORT AGREEMENT

FIRST AMENDMENT, dated as of August     , 2003 (the “Amendment”), to that certain Plan Support Agreement, dated as of August 8, 2003 (together with exhibits, annexes and attachments thereto, the “PSA”) by and among (i) DDi Corp. (“DDi”), DDi Intermediate Holdings Corp. (“DDi Intermediate”), DDi Capital Corp. (“DDi Capital”), Dynamic Details, Incorporated (“Details”), Dynamic Details, Incorporated, Silicon Valley (“DDISV”) and their respective subsidiaries and affiliates (collectively, the “Company Group”), (ii) the 5 1/4% Subordinated Noteholders (as defined below) signatory hereto (the “Consenting 5 1/4% Subordinated Noteholders”) and (iii) the 6 1/4% Subordinated Noteholders (as defined below) signatory hereto (the “Consenting 6 1/4% Subordinated Noteholders” and together with the Consenting 5 1/4% Subordinated Noteholders, the “Consenting Subordinated Noteholders”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the PSA.

WITNESSETH:

WHEREAS, pursuant to the PSA, the Consenting Subordinated Noteholders have agreed to implement a restructuring and reorganization of the Company Group pursuant to the Restructuring Terms as set forth on the Term Sheet;

WHEREAS, the Company Group has requested that the Consenting Subordinated Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Subordinated Noteholders (the “Required Subordinated Noteholders”) enter into this Amendment on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Preliminary Statements. The Preliminary Statements are hereby amended as follows:

(i) by inserting the following new Section (D) immediately after Section (C):

“D. Pursuant to that certain Senior Discount Noteholder Plan Support Agreement, dated as of August     , 2003 (the “SDPSA”), the holders of sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the 12 1/2% Senior Discount Notes due 2007 (the “Senior Discount Notes”) issued by DDi Capital under that certain Indenture, dated as of November 18, 1997 between DDi Capital, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee (the “12 1/2 Trustee”), as supplemented by the supplemental indenture dated as of February 10, 1998 between DDi Capital and the 12 1/2 Trustee (the “Consenting Senior Discount Noteholders”) have consented to, inter alia, the Restructuring Terms subject to certain terms and conditions outlined in the SDPSA.”;

(ii) by re-lettering each of the Sections immediately succeeding new Section (D) in proper alphabetical order; and

(iii) by adding the terms “the Consenting Senior Discount Noteholders,” immediately after each occurrence of the terms “the Consenting Lenders,” in new Sections E and F.

2

2. Amendment to Section 5. Section 5 is hereby amended by deleting the word “or” at the end of subsection (xvi) thereof, deleting the period at the end of subsection (xvii) thereof and replacing it with“;or” and adding the following new subsection (xviii):

“(xviii) the occurrence of a Termination Event (as defined in the SDPSA), which shall not have been waived by the Required Senior Discount Noteholders.”

3. Amendment to Exhibit A. Exhibit A to the PSA is hereby amended by deleting Schedule E and replacing it with the new Schedule E annexed hereto as Exhibit A.

4. Reservation of Rights. Each member of the Company Group jointly and severally acknowledges and agrees that, (a) the Consenting Subordinated Noteholders shall preserve all rights, remedies, power or privileges set forth in the PSA and under applicable law and (b) nothing contained herein shall in any way limit or otherwise prejudice, and the Consenting Subordinated Noteholders have reserved their right to invoke fully, any right, remedy, power or privilege which the Consenting Subordinated Noteholders may not have or may have in the future under or in connection with the PSA and applicable law, or diminish any of the obligations of any member of the Company Group contained in the PSA. The rights, remedies, powers and privileges of the Consenting Subordinated Noteholders provided under this Amendment and the PSA are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

5. No Change. Except as expressly provided herein, no term or provision of the PSA shall be amended, waived, modified, consented to or supplemented, and each term and provision of the PSA shall remain in full force and effect.

6. Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(i)	counterparts hereof duly executed by each member of the Company Group and the Required Subordinated Noteholders; and

(ii)	counterpart signatures to the Senior Discount Noteholder Plan Support Agreement (the “SDPSA”), in the form annexed hereto, shall have been executed and delivered, with a copy to the Administrative Agent and the Ad Hoc Committee, prior to the Petition Date by (a) each member of the Company Group and (b) each Consenting Senior Discount Noteholder (as defined in the SDPSA)

The execution and delivery of this Amendment shall be binding upon each of the Consenting Subordinated Noteholders’ successors and assigns.

7. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts by facsimile with originals to follow, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DDi CAPITAL CORP.

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED, VIRGINIA

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS TEXAS, L.P.

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ John Stumpf
Title: CFO

By:	DDi-TEXAS INTERMEDIATE HOLDINGS, L.L.C.

By:	/s/ John Stumpf
Title: CFO

By:	DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS INCORPORATED, TEXAS

By:	/s/ John Stumpf
Title: CFO

ARGENT, as a 6.25% Subordinated Noteholder

By:	/s/ Nate Brown
Name:
Title:

[Signature Page to First Amendment to Plan Support Agreement]

PROVIDENCE CAPITAL, LLC, ON BEHALF OF AQUITANIA PARTNERS, LP; MAVRETANIA PARTNERS, LP; AND RAM [ILLEGIBLE] LIMITED, as a 5 1/4% Subordinated Noteholder

By:	/s/ John C. Kopchik
Name: John C. Kopchik Title: PRESIDENT, PROVIDENCE CAPITAL, LLC

[Signature Page to First Amendment to Plan Support Agreement]

PROVIDENCE CAPITAL ON BEHALF OF MAVRETANIA PARTNERS, LP, as a 6 1/4% Subordinated Noteholder

By:	/s/ John C. Kopchik
Name: John C. Kopchik Title: PRESIDENT, PROVIDENCE CAPITAL, LLC

[Signature Page to First Amendment to Plan Support Agreement]

Tablerock Fund Management, as a 5 1/4% Subordinated Noteholder

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE] Title: [ILLEGIBLE]

[Signature Page to First Amendment to Plan Support Agreement]

Tablerock Fund Management, as a 6 1/4% Subordinated Noteholder

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE] Title: [ILLEGIBLE]

[Signature Page to First Amendment to Plan Support Agreement]

[ILLEGIBLE], as a 5.25%
Subordinated Noteholder

By:	/s/ David Sherman
Name:	Cohanzick
Title:	President of Cohanzick Management, LLC

[Signature Page to First Amendment to Plan Support Agreement]

Exhibit 8

SENIOR DISCOUNT NOTEHOLDER PLAN SUPPORT AGREEMENT

This Senior Discount Noteholder Plan Support Agreement (together with exhibits, annexes and attachments hereto, this “Agreement”) is made and entered into as of August 19, 2003 by and among (i) DDi Corp. (“DDi”), DDi Intermediate Holdings Corp. (“DDi Intermediate”), DDi Capital Corp. (“DDi Capital”), Dynamic Details, Incorporated (“Details”), Dynamic Details, Incorporated, Silicon Valley (“DDISV”) and their respective subsidiaries and affiliates (collectively, the “Company Group”) and (ii) the Senior Discount Noteholders (as defined below) signatory hereto (the “Consenting Senior Discount Noteholders”). DDi, DDi Intermediate, DDi Capital, Details, DDISV, and each of their respective subsidiaries and affiliates, each Consenting Senior Discount Noteholder and any subsequent person, that becomes a party hereto are referred herein as the “Parties” and individually, as a “Party.”

PRELIMINARY STATEMENTS

A. The holders of (the “Senior Discount Noteholders”) of 12 1/2% Senior Discount Notes due 2007 (the “Senior Discount Notes”) issued by DDi Capital under that certain indenture dated as of November 18, 1997 between DDi Capital, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee, as supplemented by the supplemental indenture dated as of February 10, 1998 between DDi Capital and the 12 1/2 Trustee (the “12 1/2 Indenture”), hold senior debt in face amount of $16,090,000 (the “Senior Discount Indebtedness”). As of the date hereof, the Consenting Senior Discount Noteholders hold, in aggregate, [    ] of the principal amount of the Senior Discount Indebtedness.

B. Pursuant to that certain Restructuring Support Agreement, dated as of August 1, 2003 (the “RSA”), the Consenting Lenders (as defined in the Term Sheet) have consented to, inter alia, the Restructuring Terms (as defined below) subject to certain terms and conditions outlined in the RSA.

C. The Consenting 5 1/4% Subordinated Noteholders (as defined in the PSA as defined below) and the Consenting 6 1/4% Noteholders (as defined in the PSA as defined below) have until August 8, 2003 to execute the Plan Support Agreement (the “PSA”), the form of which is annexed hereto as Exhibit B to the RSA, which shall provide for, inter alia, their consent to the Restructuring Terms subject to certain terms and conditions outlined in the PSA

D. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders, the Consenting 6 1/4% Subordinated Noteholders and the Consenting Senior Discount Noteholders have engaged in good faith negotiations with the objective of reaching an agreement with regard to certain aspects of the restructuring and reorganization of the Company Group.

E. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders, the Consenting 6 1/4% Subordinated Noteholders and the Consenting Senior Discount Noteholders now desire to implement a restructuring and reorganization of the Company Group such that the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders and the other holders of claims against and/or equity interests in the Company Group shall receive the consideration to be paid, distributed or provided by the Company Group pursuant to such restructuring and reorganization

(the “Restructuring Terms”) as set forth on the term sheet (the “Term Sheet”) attached hereto as Exhibit A (the “SDN Term Sheet”).

F. In order to expedite the contemplated restructuring and reorganization of the Company Group, each Party, subject to the terms of this Agreement, desires to pursue and support a restructuring transaction (i) by way of a plan of reorganization under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) relating to DDi and DDi Capital, and (ii) by way of an out-of-court restructuring transaction relating to Details, DDISV and their respective subsidiaries that achieves and implements the Restructuring Terms (any such restructuring transaction that achieves and implements the Restructuring Terms, the “Restructuring Transaction”) and during the pendency of this Agreement desires not to support any restructuring or reorganization of any of the members of the Company Group (or any plan or proposal in respect of the same) that does not achieve or implement the Restructuring Terms.

G. In order to implement the Restructuring Transaction, the Company Group has agreed, subject to the terms and conditions of this Agreement, (i) to prepare and file (a) a disclosure statement that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the “Conforming Disclosure Statement”), and (b) a plan of reorganization for DDi and DDi Capital that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the “Conforming Plan”) in cases filed under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and to negotiate and prepare the definitive Restructuring Transaction documents that are consistent in all respects with the Restructuring Terms and are in form and substance satisfactory to the Consenting Lenders (the “Conforming Restructuring Loan Documents”), and (ii) to use reasonable commercial efforts to have the Conforming Disclosure Statement approved and the Conforming Plan confirmed by the Bankruptcy Court, in each case, as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

H. The Company Group and the Consenting Senior Discount Noteholders acknowledge and agree that the best way to effectuate the Conforming Plan and the Conforming Restructuring Loan Documents is to do so in a way that would:

1.	maximize the value of the Company Group for the benefit of all interested persons;

2.	minimize the disruption to the Company Group resulting from the commencement of the Chapter 11 Cases as quickly as possible;

3.	minimize the loss of business continuity and opportunity of Details and DDISV;

4.	provide all parties to the Restructuring Transaction with Global Releases (as defined in the Term Sheet) and a Plan Injunction (as defined in the Term Sheet); and

5.	provide assurances and stability to certain key employees of the Company Group.

2

I. In expressing such support and commitment, the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable securities and bankruptcy law, the fiduciary duties of DDi and DDi Capital as debtors in possession, the fiduciary duties of any Consenting Senior Discount Noteholder who is appointed to the official committee of unsecured creditors (the “Creditors’ Committee”) in the Chapter 11 Cases or the role of any state or federal agencies with regulatory authority concerning any member of the Company Group.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Term Sheet.

2. Term Sheet Conditions. Without limiting the conditions set forth herein, each Party’s agreement to this Agreement and support for the Conforming Plan, the Conforming Restructuring Loan Documents and the Term Sheet is expressly conditioned on satisfaction of each of the terms and conditions set forth in the Term Sheet and this Agreement. To the extent that any such conditions involve a time period or an outside date for satisfaction, the Parties acknowledge and agree that time is of the essence with respect to each such condition.

3. Agreements of the Consenting Senior Discount Noteholders

(i) Ownership. Each Consenting Senior Discount Noteholder represents and warrants, on a several but not joint basis, that, as of the date hereof, (i) such Consenting Senior Discount Noteholder either (A) is the sole legal and beneficial owner of, or holder of investment authority over, the debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such debt (the “Consenting Senior Discount Noteholder Claims”), in each case free and clear of all claims, liens and encumbrances, or (B) has or will have investment or voting discretion with respect to the debt and Consenting Senior Discount Noteholder Claims and has or will have the power and authority to bind the beneficial owner(s) of such debt and Consenting Senior Discount Noteholder Claims to the terms of this Agreement, and (ii) such Consenting Senior Discount Noteholder has or will have full power and authority to vote on and consent to such matters concerning such debt and Consenting Senior Discount Noteholder Claims and to exchange, assign and transfer such debt and Consenting Senior Discount Noteholder Claims.

(ii) Voting. Each Consenting Senior Discount Noteholder agrees that for so long as this Agreement remains in effect, it (i) shall vote its debt and Consenting Senior Discount Noteholder Claims to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein), (ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms, (iii) shall not (A) directly or indirectly seek, solicit, pursue,

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support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party; provided, however, that the Consenting Senior Discount Noteholder may object to the Conforming Disclosure Statement solely on the basis that it does not contain adequate information as required by Section 1125 of the Bankruptcy Code, or (C) take any other action that is inconsistent with, or that would delay confirmation of, the Conforming Plan; and (iv) shall not object to, or otherwise oppose, directly or indirectly, any of the terms and conditions of the Budget and Funding Agreement, dated as of August 1, 2003 (the “Budget and Funding Mechanism”) and the Funding Motion (as defined in the Budget and Funding Mechanism). Nothing contained herein shall limit the ability of a Consenting Senior Discount Noteholder to consult with the Company, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is consistent with the Consenting Senior Discount Noteholder’s obligations hereunder and the terms of the Conforming Plan, the Restructuring Terms and this Agreement.

(iii) Transfers. Each Consenting Senior Discount Noteholder agrees that for so long as this Agreement remains in effect, it shall not sell, transfer, assign, pledge or otherwise dispose, directly or indirectly, any of the debt or Consenting Senior Discount Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B-1, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting Senior Discount Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee.

(iv) Further Agreement. Each Consenting Senior Discount Noteholder believes that the consummation of the Conforming Plan consistent with the Term Sheet is in its best interests and is in the best interests of the Company’s creditors generally. Accordingly, for so long as this Agreement remains in effect, each Consenting Senior Discount Noteholder will support the Conforming Plan consistent with the terms and conditions of the Term Sheet. Without limiting the foregoing, each Consenting Senior Discount Noteholder commits, for so long as the Agreement remains in effect, to support the Budget and Funding Mechanism, the Conforming Disclosure Statement, the Conforming Plan and the Conforming Restructuring Loan Documents and use its commercially reasonable efforts to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date; provided, however, that notwithstanding anything contained herein to the contrary, if any Consenting Senior Discount Noteholder is appointed to and serves on the Creditors’ Committee, the terms of this Agreement shall not be construed to limit such Consenting Senior Discount Noteholder’s exercise of its fiduciary duties in its role as a member of a Creditors’ Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

4. Agreements of the Company Group. Each member of the Company Group believes that the confirmation of the Conforming Plan and the consummation of the Conforming Restructuring Loan Documents will best facilitate its business and financial restructuring and that consummation of the terms described in the Term Sheet is in the best interests of each member of the Company Group and in the best interests of their respective creditors and other parties in

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interest. Accordingly, the Company Group hereby agrees, for so long as this Agreement remains in effect: (a) to prepare or cause the preparation, as soon as practicable after the date hereof, of each of the Definitive Documents (as defined below), each containing terms and conditions consistent in all material respects with the Restructuring Terms, and to distribute such documents and afford reasonable opportunity of comment and review to (i) the legal and financial advisors for the Consenting Senior Discount Noteholders; (b) to (i) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 21, 2003, (ii) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 30, 2003, (iii) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003, and (iv) to solicit the requisite votes in favor of, and to obtain confirmation by the Bankruptcy Court at the earliest practicable date of, the Conforming Plan and approval of the Bankruptcy Court; (c) to not pursue, propose, support, encourage the pursuit of, or seek to implement any transaction or series of transactions that would effect a restructuring on terms other than the Restructuring Terms unless or until this Agreement has been terminated in accordance with Section 5; and (d) to otherwise use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Term Sheet, the Conforming Plan and the Conforming Restructuring Loan Documents at the earliest practicable date (including opposing any appeal of the Confirmation Order).

5. Termination of Agreement. The obligations of the Consenting Senior Discount Noteholders under this Agreement shall terminate and be of no further force and effect upon the occurrence of any of the following events (any such event, a “Termination Event”), and such Termination Event is not waived in accordance with Section 10 of this Agreement: (i) the Company Group fails (A) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 21, 2003, (B) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 30, 2003, or (C) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003; (ii) any member of the Company Group files, proposes or otherwise supports, either directly or indirectly, any plan of reorganization other than the Conforming Plan, or other creditors of any member of the Company Group file any plan of reorganization other than the Conforming Plan in accordance with Section 1121(c) of the Bankruptcy Code; (iii) the Conforming Plan is modified or replaced such that it (or any such replacement) at any time is not consistent in any material respect with the Restructuring Terms; (iv) any breach of any member of the Company Group of any of their respective obligations, or failure to satisfy in any material respect any of the terms or conditions under this Agreement or the Pre-Restructuring Loan Documents (as defined in the Term Sheet), or any member of the Company Group or any of their respective professionals or representatives shall take any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of this Agreement; (v) the final Definitive Documents (as defined below) are modified to provide for any terms that are not consistent in any material respect with the Restructuring Terms or that are otherwise not satisfactory in form and substance to the Parties signatory thereto; (vi) any member of the Company Group or any of their respective professionals or representatives shall withdraw or revoke the Conforming Plan; (vii) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code, or the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court; (viii) the occurrence of a Termination Event (as defined in the RSA), which shall not have been waived by the Required

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Lenders (as defined in the RSA); (ix) the occurrence of a Termination Event (as defined in the PSA), which shall not have been waived by the Consenting Subordinated Noteholders (as defined in the PSA) holding at least one-half (1/2) in aggregate principal amount of the debt held by the Consenting Subordinated Noteholders; (x) any foreclosure proceeding is commenced against, or bankruptcy case is commenced by or against Details or DDISV; (xi) any failure to obtain, by November 15, 2003, (a) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required 5 1/4% Subordinated Noteholders”) of 5 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan, (b) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required 6 1/4% Subordinated Noteholders”) of 6 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan and (c) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required Senior Discount Noteholders”) of Senior Discount Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan; (xii) any Court (including the Bankruptcy Court) shall declare, in a Final Order, this Agreement to be unenforceable; (xiii) orders approving the Conforming Disclosure Statement shall not have been entered by the Clerk of the Bankruptcy Court on or before October 7, 2003; (xiv) orders confirming the Conforming Plan shall not have been entered by the Clerk of the Bankruptcy Court on or before December 15, 2003; (xv) the Confirmation Order shall not be in form and substance acceptable to the Required Senior Discount Noteholders; (xvi) the Bankruptcy Court shall enter an order denying confirmation of the Conforming Plan; (xvii) the Effective Date (as defined in the Term Sheet) of the Conforming Plan shall not have occurred on or before January 8, 2004; or (xviii) January 30, 2004.

6. Good Faith Cooperation; Further Assurances; Acknowledgment; Definitive Documents. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of (a) all matters relating to their rights in respect any member of the Company Group or otherwise in connection with their relationship with the members of the Company Group, (b) all matters concerning the implementation of the Restructuring Terms, and (c) the pursuit and support of the Restructuring Transaction. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be necessary to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings and voting any other debt or equity securities of the Company Group in favor of the Restructuring Transaction (provided that no Consenting Senior Discount Noteholder shall be required to incur any expense, liability or other obligation), and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement, including proposing a plan that is not the Conforming Plan. While the Consenting Senior Discount Noteholders commit herein to support the Restructuring Transaction and Conforming Plan and it is their intention to vote in favor of the Conforming Plan, this Agreement is not and shall not be deemed a solicitation for consent to the Conforming Plan or a solicitation to tender or exchange any Debt. The acceptance of the Consenting Senior Discount Noteholders will not be solicited until they have received the Conforming Disclosure Statement and the related ballots in forms approved by the Bankruptcy Court. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Parties hereunder shall be expressly subject to the preparation of definitive documents (the “Definitive Documents”) implementing, achieving and relating to the Restructuring Terms and this Agreement, including, without limitation: (i) (a) the Conforming Plan, the Disclosure Statement, the order of the Bankruptcy Court confirming the Conforming Plan (the “Confirmation Order”), the Conforming Disclosure Statement, and any related ballots, releases and settlement documents, (b) definitive documentation relating to the management

6

incentive plan, the common stock of Reorganized DDi, the preferred stock of DDi Europe (as defined in the Term Sheet) and other related documents, each of which are more specifically described in the Restructuring Terms, shall contain terms and conditions consistent in all material respects with the Restructuring Terms, and shall be satisfactory in form and substance to the Parties signatory thereto, (c) the Conforming Restructuring Loan Documents and (d) all other agreements, instruments, orders or other documents necessary or appropriate to consummate the transactions contemplated by this Agreement, the Term Sheet, the Conforming Restructuring Loan Documents or the Conforming Plan, and (ii) any “first day” orders and motions. Each Party hereby covenants and agrees (i) to negotiate in good faith the Definitive Documents and (ii) to execute (to the extent they are a party thereto) and otherwise support the Definitive Documents.

7. Further Acquisitions. This Agreement shall in no way be construed to preclude any Consenting Senior Discount Noteholder from acquiring additional 5 1/4% Subordinated Notes, 6 1/4% Subordinated Notes and/or Senior Discount Notes. However, any such 5 1/4% Subordinated Notes, 6 1/4% Subordinated Notes or Senior Discount Notes so acquired shall automatically be deemed to be subject to all of the terms of (i) in the case of the 5 1/4% Subordinated Notes and the 6 1/4% Subordinated Notes, the PSA and (ii) in the case of the Senior Discount Notes, this Agreement.

8. Additional Claims or Equity Interests. To the extent any Consenting Senior Discount Noteholder (a) acquires additional debt or claims, or (b) holds or acquires other claims or equity interests in the Company entitled to vote on the Conforming Plan, each such Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder agrees that such debt, Claims, claims or equity interests shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional debt, claims, claims or equity interests (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with this Agreement.

9. Representations and Warranties. Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof.

(a) it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

(b) the execution, delivery, and performance by such Party of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(c) the execution, delivery, and performance by such Party of this Agreement does not and shall not require any registration or filing with, consent or approval of,

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or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the Chapter 11 Cases, the Conforming Disclosure Statement and the Conforming Plan. Although none of the Parties intend that this Agreement should constitute, and they each believe that it does not constitute, a solicitation and acceptance of the Conforming Plan, they each acknowledge and agree that, regardless of whether its Relevant Claims or the Conforming Restructuring Loan Documents constitutes “securities” within the meaning of the Securities Act of 1933, (i) each of the Consenting Senior Discount Noteholders is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933 and a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act of 1933 and (ii) adequate information was provided by the Company Group to each such Consenting Senior Discount Noteholder in order to enable it to make an informed decision such that, were this Agreement to be construed as or deemed to constitute such a solicitation and acceptance, such solicitation was (i) in compliance with any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, or (ii) if there is not any such law, rule, or regulation, solicited after disclosure to such holder of “adequate information” as such term is defined in Section 1125(a) of the Bankruptcy Code;

(d) if such Party is a Consenting Senior Discount Noteholder, such Consenting Senior Discount Noteholder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction; and

(e) this Agreement is the legally valid and binding obligation of it, enforceable in accordance with the terms hereof, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

10. Amendments and Waivers. This Agreement may not be modified, amended or supplemented except in a writing signed by each member of the Company Group and (i) the Consenting Senior Discount Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Senior Discount Noteholders; provided, that, that any modification or amendment to this Section 10 shall require the written consent of all of the Parties; provided, further, that any modification of, or amendment or supplement to, this Agreement (including the Restructuring Terms) that materially and adversely affects any Party shall require the written consent of the Party so affected. A Termination Event may not be waived except in a writing by the Consenting Senior Discount Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Senior Discount Noteholders no later than three (3) business days following the occurrence of a Termination Event.

11. Other Existing Support Agreements. Each Consenting Senior Discount Noteholder acknowledges that other parties are being requested to sign the RSA and that a condition of the Term Sheet is that the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA). Each Consenting Senior Discount Noteholder further acknowledges that other parties are being requested to sign the PSA

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and that a condition of the RSA is that the PSA shall have been executed and delivered, no later than August 8, 2003, by (a) each member of the Company Group and (b) the Consenting Subordinated Noteholders holding at least forty-two and a half percent (42.5%) in aggregate principal amount of the Subordinated Notes.

12. Conditions to Effectiveness. This Agreement shall not become effective and binding on the Parties unless and until (i) counterpart signature pages and Joinders, as applicable, shall have been executed and delivered, no later than August     , 2003, by (a) each member of the Company Group, (b) the Consenting Senior Discount Noteholders holding          in aggregate principal amount of the Subordinated Notes, to the Debtors, with a copy to the Administrative Agent; (ii) the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA); and the PSA shall have been executed and delivered, no later than August 8, 2003, by (a) each member of the Company Group and (b) the Consenting Subordinated Noteholders holding at least forty-two and a half percent (42.5%) in aggregate principal amount of the Subordinated Notes.

13. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING, AND WAIVES ANY OBJECTION IT MAY HAVE TO VENUE OR THE CONVENIENCE OF THE FORUM. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

14. Specific Performance. This Agreement, including without limitation the Parties’ agreement herein to support the Restructuring Transaction and Conforming Plan and to facilitate its confirmation, is intended as a binding commitment enforceable in accordance with its terms. It is understood and agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

15. Survival. Notwithstanding (a) any sale of the debt or Claims in accordance with Sections 3 (iii), or (b) the termination of this Agreement pursuant to Section 5, the agreements and obligations of the Parties in Sections 13, 15, 17, 19, 20, 24, and 25 shall survive such sale and/or

9

termination and shall continue in full force and effect for the benefit of the Consenting Senior Discount Noteholders in accordance with the terms hereof.

16. Headings. The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

17. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof. The agreements, representations and obligations of the Consenting Senior Discount Noteholders under this Agreement are, in all respects, several and not joint.

18. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and, to the extent contemplated by the Term Sheet, the Consenting Lenders under the RSA and the Consenting Subordinated Noteholders under the PSA, and no other person or entity shall be a third party beneficiary hereof.

19. Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the Parties, and supersedes all other prior and contemporaneous negotiations, agreements, representations, warranties and understandings of the parties, whether oral, written or implied, with respect to the subject matter hereof, except that the Parties acknowledge that, except as provided in Section 20 below, any confidentiality agreements heretofore executed between any member of the Company Group and each Consenting Senior Discount Noteholder shall continue in full force and effect.

20. Confidentiality. Each member of the Company Group and each Consenting Senior Discount Noteholder agrees to use commercially reasonable efforts to maintain the confidentiality of (a) the individual identities and individual holdings of each Consenting 5 1/4% Subordinated Noteholder, Consenting 6 1/4% Subordinated Noteholder, Consenting Senior Discount Noteholders and Consenting Lender; provided, however, that such information maybe disclosed (i) to the Parties’ respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as “Representatives”), (ii) to person in response to, and to the extent required by, (x) any subpoena, or other legal process or (y) any bank regulatory agency or any other regulatory agency or authority. If any Party or its Representative receives a subpoena or other legal process as referred to in clause (ii)(x) above in connection with the Agreement, such Party shall provide the other Parties with prompt written notice of any such request or requirement, to the fullest extent permissible and practicable under the circumstances, so that the other Parties may seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 20, (i) the Company Group may disclose (a) the existence of and nature of support evidenced by this Agreement in one or more public releases that have first been sent to the counsel for the Administrative Agent and to the Consenting Senior Discount Noteholders for review and comment, and (b) in the context of any such releases, the aggregate holdings of the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholder, the Consenting 6 1/4% Subordinated Noteholder and the Consenting Senior Discount Noteholders (but, as indicated above, not their identities or their individual holdings), (ii) any Party hereto may disclose the identities to the Parties hereto and their

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individual holdings in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof, and (iii) to the extent required by the Bankruptcy Code, Bankruptcy Rules, Local Rules of the Bankruptcy Court or other applicable rules, regulations or procedures of the Bankruptcy Court or the Office of the United States Trustee, the Company Group may disclose the individual identities of the Consenting Senior Discount Noteholders in a writing that has first been sent to each Consenting Senior Discount Noteholder for review and comment on five (5) business days’ notice.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

22. Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, during standard business hours (from 8:00 a.m. to 6:00 p.m.) as follows:

a. if to the Consenting Senior Discount Noteholders, to each such Party at its address set forth on the signature pages to each Joinder Agreement; and

b. if to any member of the Company, to Richard Wynne, Kirkland & Ellis LLP, 777 South Figueroa Street, Los Angeles, California 90017, Facsimile No. (213) 680-8500.

With a copy to:	Jeffrey L. Schwartz Hahn & Hessen LLP 488 Madison Avenue New York, NY 10022

and

Kathrine A. McLendon Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Facsimile No.: 212-455-2502 Counsel for the Consenting Lenders

and

George C. Webster

Stutman, Treister & Glatt Professional Corporation

1901 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Facsimile No.: (310) 228-5788

Attorneys to the Ad Hoc Committee of Subordinated

Noteholders

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23. Rule of Interpretation. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include (i) votes or voting on a plan of reorganization under the Bankruptcy Code, and (ii) all means of expressing agreement with, or rejection of, as the case may be, a restructuring or reorganization transaction that is not implemented under the Bankuptcy Code.

24. Reservation of Rights. Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against the Company or its full participation in any bankruptcy case filed by any member of the Company or any of its affiliates and subsidiaries. Nothing herein shall be deemed an admission of any kind. If the transactions contemplated herein, in the Conforming Plan or the Conforming Restructuring Loan Documents are not consummated, or this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their rights. As provided in the Term Sheet, this Agreement may be filed with the Bankruptcy Court, provided, however, that Schedule B to the Term Sheet shall be attached with any redactions as may be required by the Required Lenders.

25. Disclosure of Holdings. Unless required by applicable law or regulation or otherwise provided for in this Agreement, no Party shall disclose the amount of any Consenting Lender’s, Consenting 5 1/4% Subordinated Noteholder’s, Consenting 6 1/4% Subordinated Noteholder’s or Consenting Senior Discount Noteholders’s holdings of debt to any third party without the prior written consent of such Consenting Lender, Consenting 5 1/4% Subordinated Noteholder, Consenting 6 1/4% Subordinated Noteholder or Consenting Senior Discount Noteholder; provided, however, that (a) if such disclosure is required by law or regulation, the disclosing Party shall afford the relevant Consenting Lender, Consenting 5 1/4% Subordinated Noteholder, Consenting 6 1/4% Subordinated Noteholder or Consenting Senior Discount Noteholder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure, and (b) the foregoing shall not prohibit the disclosure of approximate aggregate group holdings by class of debt.

26. Independent Due Diligence and Decision-Making. Each of the undersigned hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the Company Group, without reliance upon the Ad Hoc Committee, any of their respective affiliates or any of their respective advisors or representatives. To the extent any materials or information have been furnished to it by such persons, the undersigned hereby acknowledges that they have been provided for informational purposes only, without any representation or warranty.

27. Prevailing Party. If any Party brings an action or proceeding against any other Party based upon a breach by such Party of its obligations hereunder, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys’, accountants’ and financial advisors fees in connection with such action or proceeding.

28. Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the ability of (a) any member of the Company Group or any of their respective directors or officers (in such person’s capacity as a director or officer of any member of the Company Group) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law and (b) any

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Consenting Senior Discount Noteholder or representative of a Consenting Senior Discount Noteholder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person’s capacity as a statutory committee member to the extent required to comply with fiduciary obligations applicable under the Bankruptcy Code. Nothing herein will limit or affect, or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this Section 28.

29. Several not Joint. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Senior Discount Noteholders agree that until this Agreement is terminated, they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents. Until this Agreement is terminated, no Consenting Senior Discount Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

13

IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first written above.

DDi CAPITAL CORP.

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

By:	/s/ John Stumpf
Title: CFO

DDi Corp.

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED, VIRGINIA

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, TEXAS, L.P.

By:	Dynamic Details Texas Holdings Corp.

	By:	/s/ John Stumpf
Title: CFO

14

By: DDi-TEXAS INTERMEDIATE HOLDINGS, L.L.C.

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS INCORPORATED, TEXAS

By:	/s/ John Stumpf
Title: CFO

15

Exhibit A

Term Sheet

(See Exhibits 1 through 6 attached to the Plan)

Exhibit B

EXHIBIT B

LIQUIDATION ANALYSIS

Section 1129(a)(7) of the Bankruptcy Code (often called the “Best Interests Test”), requires that each holder of an impaired Claim or Equity Interest either (a) accept the Plan, or (b) receive or retain under the Plan property of a value, as of the Plan’s Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtor were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. In determining whether the Best Interests Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtor’s assets in chapter 7. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtor’s assets and the cash held by the Debtor at the commencement of its chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the use of chapter 7 for purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code.

A general summary of the assumptions used in preparing the liquidation analysis follows:

THERE CAN BE NO ASSURANCE THAT THE VALUES INDICATED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTOR WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HEREIN.

1.	Estimate of Net Proceeds. Estimates were made of the cash proceeds which might be realized from the liquidation of the Debtor’s assets. As the Debtor’s only significant assets are the equity in Dynamic Details Inc. and DDi Europe Limited, the liquidation analysis assumes that a liquidation would involve the expedited sale of the equity at a discount to its valuation range. The discount would reflect the distressed nature and timing constraints of the sale process. The Liquidation Analysis also assumes that the sale of the equity would occur under the direction of a Court-appointed chapter 7 trustee. The proceeds of this sale would be conveyed to the Debtor’s creditors and holders of general obligations. The liquidation period would allow for an expedited sales process and the documentation and closing of such transaction.

2.

Estimate of Costs. The Debtors’ liquidation costs under chapter 7 would include the fees payable to a chapter 7 trustee, as well as those that might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtors during the chapter 11 case and allowed in the chapter 7 case, such as compensation for attorneys, financial advisers, appraisers, accountants and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code and any other committee so appointed. Moreover, additional claims would arise by reason of the breach or rejection of obligations incurred and executory contracts or leases entered into by the Debtors both prior to, and during, the pendency of the chapter 11 case.

3.	Distribution of Net Proceeds under Absolute Priority. The foregoing types of claims, costs, expenses, fees and such other claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full.

After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a chapter 11 case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail, and (iii) substantial increases in claims which would be satisfied on a priority basis, the Debtors have determined that confirmation of the Plan will provide each creditor and equity holder with a recovery that is not less than it would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

4.	Assumptions. Underlying the liquidation is a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Debtors or a chapter 7 trustee. Additionally, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the Debtors’ assets will result in an accurate estimate of the proceeds which would be realized were the Debtors to undergo an actual liquidation. The actual amounts of claims against the estate could vary significantly from the Debtors’ estimate, depending on the claims asserted during the pendency of the chapter 7 case. This liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential claims. This analysis also does not include potential recoveries from avoidance actions. Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided herein. THE DEBTORS’ LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS.

Hypothtetical Liquidation Analysis

($ in millions)

	Implied Value (a)	Hypothetical Liquidation Recovery
		Percent of Implied Value		Amount
		Low	High	Low	High
Cash and cash equivalents (b)	$0.0			$0.0	$0.0
Equity in DDi Subsidiaries (c)	$68.7	18.2%	36.3%	12.5	25.0
Total	$68.7	18.2%	36.3%	$12.5	$25.0

Distribution of Liquidation Proceeds

Liquidation Expenses (d)
Chapter 7 Trustee Fees	$(0.6)	$(0.6)
Chapter 7 Professional Fees	(1.8)	(1.8)

Proceeds Available for Payment of Administrative and Priority Claims and Unsecured Creditors (e)	$10.2	$22.7

Administrative and Priority Claims	$0.0	$0.0

Recovery Amount	NM	NM
% of Claim	NM	NM

Proceeds Available for Payment of Unsecured Creditors	$10.2	$22.7

Senior Discount Notes	$16.1	$16.1

Recovery Amount	$10.2	$16.1
% of Claim	63.2%	100.0%

Convertible Noteholders	$200.0	$200.0

Recovery Amount	$0.0	$6.6
% of Claim	0.0%	3.3%

Proceeds Available for Payment of Equity Interests	$0.0	$0.0

FOOTNOTES TO LIQUIDATION ANALYSIS

A summary of the assumptions used by the Debtor’s management and HLHZ in preparing the Liquidation Analysis is set forth below.

a)	Implied Value. Unless otherwise stated, the implied value used in this liquidation analysis is based on a preliminary fair market value analysis as of July 31, 2003. The implied value stated corresponds to the fair market value of the entire enterprise, which may include non-debtor entities.

b)	Cash and Cash Equivalents. Cash consists of all cash in banks or operating accounts and liquid investments with maturities of three months or less. Cash is assumed to be fully recoverable and paid to senior creditors.

c)	Equity in DDi Subsidiaries. The analysis assumes that the chapter 7 trustee would sell the equity of Dynamic Details Inc. and DDi Europe Limited through an expedited sale process. Due to the distressed and expedited nature of the sales process, the assumed value reflect a multiple of 3.08x to 3.64x 2001-2005 Cycle EBITDA of $22.3 million for Dynamic Details and a multiple of 2.85x to 3.37x 2001-2005 Cycle EBITDA of $8.2 million for DDi Europe Limited. This implies an EBITDA multiple discount of 35%-45% to the multiple represented by the midpoint estimates of the respective enterprise values. This discount is reflective of not only the manner in which the sale would be effected but also of the difficulty in attracting the necessary financing to repay the bank facility at Dynamic Details Inc and DDi Europe Limited.

The calculation of equity value assumes net debt of $56.3 million reflecting approximately $74.4 million of debt, comprised of Dynamic Details credit facility debt and capital leases, and $18.2 million of excess cash at Dynamic Details Inc., and net debt of $48.2 million reflecting approximately $48.2 million of debt and $0.0 million of excess cash at DDi Europe Limited (cash and debt balances as of July 31, 2003).

d)	Liquidation Expenses. Chapter 7 trustee fees are estimated to be 3.0% of gross sale proceeds. Professional fees are estimated to be $0.5 million per month for a three to four month period.

e)	Administrative and Priority Claims. The liquidation analysis assumes that no administrative and priority claims against the estate exist.

Exhibit C

Exhibit C

FINANCIAL PROJECTIONS

A.	Summary of Significant Assumptions.

The Company has prepared the consolidated (including non-Debtor subsidiaries) projected operating and financial results (the “Projections”) to assist both creditors and shareholders in their evaluation of the Plan and to analyze its feasibility. THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS DESCRIBED BELOW. ACTUAL OPERATING RESULTS AND VALUES MAY AND WILL VARY FROM THOSE PROJECTED.

1. Fiscal Years. The Company’s fiscal year ends on December 31 of each year. Any reference to “Fiscal” immediately followed by a specific year means the 12-month period ending on December 31 of such year.

2. Plan Terms and Confirmation. The Projections assume a Plan Confirmation Date in December 2003 and an Effective Date of January 8, 2004, with Allowed Claims and Equity Interests treated in accordance with the treatment provided in the Plan with respect to such Allowed Claims and Equity Interests. If Confirmation of the Plan does not occur by December 15, 2003, there is no guarantee that, among other things, the Prepetition Noteholders Committee will continue to support the Company as projected. Further, if the Effective Date does not occur by January 8, 2004, additional bankruptcy expenses may be incurred until such time as a plan of reorganization is confirmed. These expenses could significantly impact the Projections.

3. Fresh Start Accounting. In connection with the Plan, the Company will be required to restate its balance sheet in accordance with principles of fresh start accounting. Under fresh start accounting principles, the Debtors will determine the reorganization value of the Company as of the Effective Date. This value will be allocated, based on estimated fair market values, to specific tangible or intangible assets. The Debtors are in the process of evaluating how the reorganization value will be allocated to the Company’s assets. It is likely that the final allocation will differ from the amounts presented herein.

4. General Economic Conditions. The Projections were prepared assuming that economic conditions in the markets served by the Company do not further deteriorate significantly over the next three years. Inflation in revenues and costs are assumed to remain relatively low.

5. EBITDA. EBITDA is defined for purposes of the Projections as operating income (loss) before depreciation and amortization expense, interest expense, income tax provision and restructuring and other nonrecurring charges.

1

6. Reorganization Value. For purposes of this Disclosure Statement and in order to prepare the Projections, management has estimated the total value of Reorganized DDi Corp. as of December 31, 2003, to be approximately $115 million - $135 million.

B.	Special Note Regarding Forward-Looking Statements.

Except for historical information, statements contained in this Disclosure Statement and incorporated by reference, including the Projections in this section, may be considered “forward-looking statements”, within the meaning of federal securities law, including statements about DDi Corp.’s future results, plans and goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. You can find many (but not all) of these statements by looking for words like “will”, “may”, “believes”, “expects”, “anticipates”, “plans” and “estimates” and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause DDi Corp.’s actual results to differ materially from those expressed or implied herein. These include, but are not limited to, economic conditions generally and in the printed circuit board industry in particular, the success or failure of the Debtor in implementing its current business and operational strategies, the success of the Debtor maintaining and growing its customer base, the ability of the Debtor to improve its revenues and margins, the liquidity of the Debtor, competition, capital expenditures, and factors impacting DDi Corp.’s international operations. For additional information about the Company and relevant risk factors, see Section V of this Disclosure Statement.

C.	Financial Projections.

The financial information and Projections are summarized in the following tables. Unless otherwise stated, all amounts are in millions of dollars. Specifically, the tables include:

•	Projected Balance Sheet at the Effective Date.

•	Projected Balance Sheets for fiscal years 2003, 2004 and 2005.

•	Projected Income Statements for fiscal years ending 2003, 2004 and 2005.

•	Projected Cash Flow Statements for fiscal years ending 2003, 2004 and 2005.

The captions in the attached Projections may not correspond exactly to the Company’s historical external reporting. These Projections were not prepared to comply with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants. The Company’s independent accountants and its financial advisors do not express an opinion on or any other form of assurance with respect to the Projections and assume no responsibility for the Projections.

2

PROJECTED BALANCE SHEET AT REORGANIZATION

($ in millions)

	DDi Corp. Balance Sheet(a)
	Pre-Reorg. Balance Sheet	Debit	Credit	Post-Reorg. Balance Sheet
ASSETS

Current Assets

Cash and current investments	$8.0			$8.0
Other current assets	64.7			64.7

Total Current Assets	72.8			72.8

Long-Term Assets
Fixed assets, net	69.1			69.1
Intangibles	12.1			12.1
Other long-term assets	9.4			9.4

Total Long-Term Assets	90.6			90.6

Total Assets	163.4			163.4

LIABILITIES AND EQUITY

Current Liabilities

Accounts payable and accrued liabilities	39.8			39.8
Accrued restructuring charges	3.4			3.4
Current portion of capital leases	1.4			1.4
Revolving credit borrowings	10.1			10.1
Other current liabilities	13.7	5.8		7.9	(b)

Total Current Liabilities	68.4			62.6

Long-Term Liabilities
U.S. senior term loan	65.9		5.8	71.7	(c)
European senior term loan	22.2			22.2
Capital leases	1.3			1.3
Senior discount notes	16.1			16.1
Convertible subordinated notes	200.0	200.0		0.0	(d)

Total Long-Term Debt	305.5			111.3
Other long-term liabilities	(0.2)			(0.2)

Total Long-Term Liabilities	305.3			111.0

Stockholders’ Equity	(210.3)		200.0	(10.3	)(b),(c),(e)

Total Liabilities and Stockholders’ Equity	$163.4			$163.4

3

NOTES TO PROJECTED BALANCE SHEET AT REORGANIZATION

(a) Reflects projected values as of December 31, 2003.

(b) SWAP Termination. The Company’s current derivative SWAP contract will be terminated, resulting in a $5.8 million addition to the New Senior Credit Facility.

(c) Senior Credit Facility. The Company’s current North American Senior Credit Facility will be restructured into a New Senior Credit Facility of $71.7 million, which includes $5.8 million resulting from termination of the Company’s derivative SWAP agreement and a $1.2 million Letter of Credit Commitment.

(d) Convertible Notes. $200 million face value of senior subordinated notes will be converted into New Common Stock.

(e) Reorganization equity value is set at a value based on the enterprise value discussed in this Disclosure Statement and assuming the New Senior Term Loan is recorded at face value. The portion of this reorganized equity value allocated to the Warrants will be determined prior to the distributions under the Plan. This amount is not an estimate of the trading value of the New Common Stock after confirmation of the Plan, which value is subject to many uncertainties and cannot be reasonably estimated at this time. The Company or its advisors do not make any representation as to the trading value of shares of New Common Stock to be issued pursuant to the Plan.

4

PROJECTED BALANCE SHEET

($ in millions)

	Projected
	2003	2004	2005
	(Proforma)
ASSETS

Current Assets

Cash and current investments	$8.0	$10.5	$17.0
Other current assets	64.7	69.9	74.5

Total Current Assets	72.8	80.4	91.4

Long-Term Assets
Fixed assets, net	69.1	60.6	58.6
Intangibles	12.1	12.8	10.3
Other long-term assets	9.4	9.4	9.4

Total Long-Term Assets	90.6	82.8	78.3

Total Assets	163.4	163.3	169.7

LIABILITIES AND EQUITY

Current Liabilities

Accounts payable and accrued liabilities	39.8	40.9	43.3
Accrued restructuring charges	3.4	0.7	0.3
Current portion of capital leases	1.4	1.1	0.1
Revolving credit borrowings	10.1	11.2	11.2
Other current liabilities	7.9	9.0	9.5

Total Current Liabilities	62.6	63.0	64.5

Long-Term Liabilities
Senior term loans	93.9	97.2	90.0
Capital leases	1.3	0.1	0.0
Senior discount notes	16.1	18.8	21.9

Total Long-Term Debt	111.3	116.1	111.9
Other long-term liabilities	(0.2)	(6.0)	(7.4)

Total Long-Term Liabilities	111.0	110.1	104.5
Stockholders’ equity	(10.3)	(9.8)	0.7

Total Liabilities and Stockholders’ Equity	$163.4	$163.3	$169.7

5

PROJECTED INCOME STATEMENT

($ in millions)

	Projected
	Q3 03	Q4 03	Jul-Dec 2003	Fiscal 2004	Fiscal 2005
Sales	$59.1	$57.0	$116.2	$270.3	$315.2
Cost of Sales, incl. depreciation	52.8	51.5	104.3	222.6	247.6

Gross Profit	6.3	5.5	11.8	47.7	67.6
% Margin	10.7%	9.7%	10.2%	17.7%	21.4%
SG&A	8.2	8.2	16.4	34.7	37.3

EBITDA	$2.7	$1.9	$4.6	$29.8	$46.8

Depreciation	4.6	4.6	9.2	16.8	16.6
Restructuring and related charges	6.9	3.0	9.9	0.9	0.0
Amortization/Impairment of intangibles	0.0	0.0	0.0	0.0	0.0

Total Other Expenses	11.5	7.6	19.1	17.7	16.6

Operating Income	(8.8)	(5.7)	(14.5)	12.1	30.3
Interest and other expense	1.3	1.4	2.8	9.7	10.0

Pre-Tax Income	(10.2)	(7.1)	(17.3)	2.4	20.2
Provision for Income Taxes	(3.6)	(2.5)	(6.1)	0.7	6.9

Net Income	$(6.6)	$(4.6)	$(11.2)	$1.7	$13.3

6

PROJECTED CASH FLOW STATEMENT

($ in millions)

	Projected
	Jul-Dec 2003	Fiscal 2004	Fiscal 2005
Cash Flow From Operating Activities

Net Income (Loss)	$(11.2)	$1.7	$13.3
Adjustments:
Depreciation & Amortization	9.2	16.8	16.6
Noncash Interest Expense	0.0	3.4	3.4
Changes in Working Capital: Inflow/(Outflow)	(4.4)	(5.6)	(2.1)
Additional Restructuring Charges	(12.1)	(3.5)	(0.5)
Other Adjustments	5.2	0.2	2.1

Net cash provided by (used in) operating activities	$(13.3)	$12.9	$32.8

Cash Flow from Investing Activities
Purchase of Property and Equipment	(2.7)	(9.2)	(14.6)
Proceeds from Asset Sales	0.6	0.0	0.0

Net cash provided by (used in) investing activities	$(2.1)	$(9.2)	$(14.6)

Cash Flow from Financing Activities
Borrowings Under Senior Credit Facilities	0.5	0.0	0.0
Repayment of Senior Credit Facilities	(0.0)	(0.1)	(10.6)
Repayment of Other Long-Term Debt	(1.1)	(1.1)	(1.1)

Net cash provided by (used in) financing activities	$(0.7)	$(1.2)	$(11.7)

Cash and Cash Equivalents at Beginning of Period	24.1	8.0	10.5
Net (Decrease) Increase in Cash and Cash Equivalents	(16.0)	2.5	6.5

Cash and Cash Equivalents at End of Period	$8.0	$10.5	$17.0

7

NOTES TO PROJECTED FINANCIAL STATEMENTS

1.	Methodology.

The Projections assume that the Debtors will exit from chapter 11 on or before January 8, 2004. Generally, the forecast assumes that the Company continues to operate on a similar scale to its prepetition business plan. The Debtors make no representation that this financial presentation conforms to GAAP accounting standards. The forecast reflects the financial performance of the ongoing enterprise and assumes that there is no negative impact from the chapter 11 case on the reorganized company’s relationships with its customers or its ability to conduct business.

2.	Balance Sheet.

a. Working Capital Assumptions. Projections for working capital accounts, such as accounts receivable and accounts payable, are based on historical ratios to other accounts, such as total revenue and total operating expenses, as well as the effect of the Company’s current financial situation on its ability to generate working capital.

b. Debt. Assumes $71.7 million of New North American Senior Credit Facility, $35.1 million of Bank of Scotland Credit Facility, $16.1 million of Senior Discount Notes and $2.7 million of capital leases, under the terms and conditions as set forth elsewhere in this Disclosure Statement and the Plan.

3.	Income Statement.

a. Revenues. The Company’s revenues are generated from sales of printed circuit boards (“PCB”) in the telecommunication, networking, automotive, consumer, industrial and computer industries. Total revenues are projected to increase 16% and 17% in 2004 and 2005, respectively. Revenues are projected to increase as the demand for the Company’s products and services increases, average price per panel increases and the general economy and the technology sector recovers.

b. Cost of Sales (including depreciation expense). The largest components of the cost of production are personnel costs, material purchases, and plant costs and overhead. Total cost of sales decrease to 82% in 2004 and 79% in 2005 due to projected cost improvements and the absorption of overhead.

c. Selling, General and Administrative. SG&A expenses are projected to be 13% of sales in 2004 and 12% of sales in 2005 due to a reduction in sales force and continued cost improvements.

8

d. Depreciation Expense. Depreciation expense is based on estimates of the useful life of the Company’s PP&E. Depreciation is projected to be 6% of sales for 2004 and 5% of sales in 2005.

e. Net Interest Expense. It is assumed that interest expense on the New Senior Credit Facility is paid at rate of LIBOR plus 4.5% and PIK interest expense on the New Senior Credit Facility accrues at a rate of 4.625% per quarter. It is assumed that 1.0% interest income is earned on the Company’s average cash balance.

f. Taxes. The Company is currently undertaking a review of the impact of the proposed restructuring on the future availability of the Company’s tax attributes (e.g., net operating loss carryforwards and basis in depreciable or amortizable property). The Projections forecast a tax rate of 36% of EBT, however, until the analysis is completed regarding the future availability of the Company’s tax attributes, the Company cannot refine the forecasted tax rate.

4.	Cash Flow Statement.

a. Capital Expenditures. Capital expenditures are assumed to be $9.2 million and $14.6 million in 2004 and 2005, respectively.

9

EXHIBIT D

ANNUAL REPORT ON FORM 10-K

D-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2002

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                              to

Commission file numbers:

DDi Corp.	000-30241
DDi Capital Corp.	333-41187

DDi CORP.

DDi CAPITAL CORP.

(Exact names of registrants as specified in their charters)

Delaware	06-1576013
California	33-0780382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Nos.)

1220 Simon Circle, Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

(714) 688-7200

(Registrants’ telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

DDi Corp.-Common Stock, par value $.01 per share

(Title of class)

Indicate by check mark whether DDi Corp. and DDi Capital Corp.: (1) have filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) have been subject to such filing requirements for the past 90 days:  Yes  ☒  No  ☐ .

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes  ☐  No  ☒

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in the definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K  ☐.

The aggregate market value of the voting and non-voting common equity held by non-affiliates of DDi Corp. as of June 28, 2002, the last business day of DDi Corp.’s most recently completed second fiscal quarter, was approximately $48.0 million. As of June 28, 2002, all of the voting stock of DDi Capital Corp. was held by DDi Intermediate Holdings Corp., and all of the voting stock of DDi Intermediate Holdings Corp. was held by DDi Corp.

As of March 21, 2003, DDi Corp. had 49,212,480 shares of common stock, par value $0.01 per share, outstanding. As of March 21, 2003, DDi Capital Corp. had 1,000 shares of common stock, par value $.01 per share, outstanding.

This Annual Report on Form 10-K is a combined annual report being filed separately by two registrants: DDi Corp (“DDi Corp.” f/k/a DDi Holdings Corp.) and DDi Capital Corp. (“DDi Capital”). Except where the context clearly indicates otherwise, any references in this report to “DDi Corp.” includes all subsidiaries of DDi Corp. including DDi Capital. DDi Capital makes no representation as to the information contained in this report in relation to DDi Corp. and its subsidiaries other than DDi Capital.

DDi CORP.

DDi CAPITAL CORP.

FORM 10-K INDEX

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You should carefully consider the risk factors described below, as well as the other information included or incorporated by reference in this Annual Report on Form 10-K prior to making a decision to invest in our securities. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known or that we currently believe to be less significant may also adversely affect us. Unless the context requires otherwise, references to “the Company,” “we,” “us,” “our” and “DDi Corp.” refer specifically to DDi Corp. and its subsidiaries and references to “DDi Capital” refer to DDi Capital Corp., our wholly-owned subsidiary.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

On one or more occasions, we may make statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts included or incorporated by reference in this Annual Report on Form 10-K or incorporated by reference therein or herein relating to expectation of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved.

In addition to other factors and matters discussed elsewhere in our quarterly, annual and current reports that we file with the Securities Exchange Commission, or the SEC, and which are incorporated by reference into this Annual Report on Form 10-K, some important factors that could cause actual results or outcomes for DDi or our subsidiaries to differ materially from those discussed in forward-looking statements include:

•	our inability to modify, restructure or replace our substantial debt in such a manner for us to continue as a going concern;

•	a material default in one or more of our credit agreements which is not waived or rectified in a manner which would allow us to continue as a going concern;

•	the inability to successfully restructure our operations to reduce operating losses;

•	our credit ratings with Standard & Poor’s and Moody’s;

•	changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry;

•	our ability to sustain historical margins as the industry develops;

•	increased competition;

•	increased costs;

•	our ability to retain key members of management;

•	adverse state, federal or foreign legislation or regulation or adverse determinations by regulators; and

•	other factors identified from time to time in our filings with the SEC.

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Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

PART I

ITEM 1.     BUSINESS

Overview

DDi Corp., formerly known as DDi Holdings Corp. (“DDi Corp.”), provides technologically advanced, time-critical electronics engineering, development and manufacturing services to original equipment manufacturers and other providers of electronics manufacturing services. Operating through our primary operating subsidiaries, Dynamic Details, Incorporated (“Dynamic Details”) and DDi Europe Limited (“DDi Europe”), we target customers that are characterized by new product development programs demanding the rapid application of advanced technology. The technologically advanced, time-critical segment of the electronics manufacturing services industry in which we operate has historically been characterized by high margins and significant customer diversity.

Our customers use our services to develop and produce a wide variety of end products, including communications switching and transmission equipment, wireless base stations, wireless telephone handsets, computer work stations, high-end computing equipment, data networking equipment, medical devices, automotive components, industrial and test equipment, and various aerospace products.

DDi Corp.’s predecessor corporation was incorporated in California in 1978. In 1991, new management, led by our President and Chief Executive Officer, Bruce D. McMaster, began to focus primarily on the time-critical segment of the electronics manufacturing services industry. In January 1996, we were recapitalized by Chase Manhattan Capital, LLC and its affiliates. In October 1997, we were recapitalized again by investors led by Bain Capital, Inc., Celerity Partners, L.L.C. and Chase Capital Partners. In April 2000, in conjunction with the closing of DDi Corp.’s initial public offering, DDi Corp. was reincorporated in Delaware.

In October 1997, in connection with a second recapitalization, DDi Corp. incorporated Dynamic Details as a new, wholly-owned subsidiary, and contributed substantially all of its assets, subject to certain liabilities, to Dynamic Details. In November 1997, DDi Corp. organized DDi Capital Corp., a California corporation (“DDi Capital”), as a wholly-owned subsidiary, and in February 1998, DDi Corp. contributed substantially all of its assets (consisting primarily of all of the shares of capital stock of Dynamic Details), subject to certain liabilities, including senior discount notes, to DDi Capital. In July 1998, DDi Corp. organized DDi Intermediate Holdings Corp. (“Intermediate”) as a wholly-owned subsidiary and contributed its ownership of DDi Capital to Intermediate.

Acquisitions have been important to our growth. Set forth below is a summary of our acquisitions:

•	In December 1997, Dynamic Details acquired all of the outstanding shares of common stock of Colorado Springs Circuits, Inc., a Colorado corporation d/b/a Dynamic Details, Inc.—Colorado Springs.

•	In July 1998, Dynamic Details merged with Dynamic Circuits, Inc., a Delaware corporation (“DCI”). DCI was primarily a manufacturer of complex printed circuit boards and related components based in Silicon Valley and with additional facilities in Texas, Georgia and Massachusetts.

•	In December 1999, Dynamic Details implemented a plan to consolidate its Colorado operations into its Texas facility and to close the Colorado facility. The closure of this facility was effectively complete as of March 31, 2000. By combining the Texas and Colorado operations, Dynamic Details eliminated lower-margin product lines and decreased overhead costs, and gained efficiency through better capacity utilization and streamlined management.

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•	In April 2000, DDi Corp. acquired MCM Electronics Limited (“MCM Electronics”), a time-critical electronics manufacturing service provider based in the United Kingdom. MCM Electronics has been combined with our other European operations and does business as DDi Europe.

•	In August 2000, Dynamic Details acquired substantially all the U.S. assets of Automata International, Inc. (“Automata”), a Virginia-based manufacturer of technologically advanced printed circuit boards.

•	In September 2000, Dynamic Details acquired substantially all the assets of Golden Manufacturing, Inc. (“Golden Manufacturing”), a Texas-based manufacturer of engineered metal enclosures and provider of value-added assembly services to communications and electronics original equipment manufacturers.

•	In March 2001, DDi Europe completed the acquisition of Thomas Walter Limited (“Thomas Walter”), a leading circuit board manufacturer based in Marlow, England. Thomas Walter is a well-established provider of complex, quick-turn rigid and rigid-flex printed circuit boards for the European electronics industry.

•	In April 2001, Dynamic Details, through its wholly-owned subsidiary, DDi Sales Corp., formed Kabushiki Kaisha DDJ, a Japanese corporation, to serve as a sales office in Tokyo, Japan.

•	In April 2001, Dynamic Details completed the acquisition of the assets of Nelco Technology (“Nelco”), a wholly owned subsidiary of Park Electrochemical Corp. Nelco is an Arizona-based manufacturer of semi-finished printed wiring boards, commonly known as mass lamination.

•	In May 2001, Dynamic Details completed the acquisition of Olympic Circuits Canada, a Canada-based time-critical electronics manufacturing service provider specializing in quick-turn prototype printed circuit boards.

•	In June 2001, Dynamic Details completed the acquisition of the assets of Altatron Technology, a Southern California based provider of value-add assembly services to electronics original equipment manufacturers.

•	In October 2002, DDi Europe completed the acquisition of Kamtronics Limited, a Calne, England-based market leader in sourcing printed circuit boards for European customers.

Many of the end markets into which we sell printed circuit boards and electronic manufacturing services (including communications and networking equipment; computers and peripherals; medical, automotive, industrial and test equipment; and aerospace equipment) entered into a significant downturn in late 2000, which continues as of this date. As a result, demand for our services has generally decreased over the past two years, which has had a negative impact on our revenues and operating performance.

As a result of our series of acquisitions in 2000 and 2001 and the decrease in demand for our services, we had excess manufacturing capacity. In 2001, we implemented a restructuring plan designed to reduce our expenses, increase operating efficiencies and focus our business on higher margin services.

In October 2001, our management and Board of Directors approved a plan to close our Garland, Texas and Marlborough, Massachusetts facilities. Prior to its closure, the Garland plant had manufactured our lowest technology pre-production volume printed circuit boards. The Marlborough plant provided electronic interconnect products to selected customers in the New England area. Our decision to close these facilities was based on their contribution to our financial objectives in 2001 as well as their expected contribution going forward.

Dynamic Details entered into a Fifth Amendment dated December 31, 2001 with the other parties to the Dynamic Details senior credit facility, which amendment, among other things, restricted the use of our revolving loan, reset certain of the financial covenants and further restricted the ability to upstream money to DDi Corp.

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On June 28, 2002 the Dynamic Details senior credit facility was further amended to, among other things, place tighter restrictions on our ability to borrow under the revolver, required a $30,000,000 capital contribution from DDi Corp. to Dynamic Details into a restricted account, restricted the ability to upstream money to DDi Corp. and again reset certain of the financial covenants.

In June 2002, our management and Board of Directors approved a plan to close our Dallas, Texas and Moorpark, California facilities and selected design centers and to restructure various European operations.

In September 2002, our management and Board of Directors approved a plan to write-down unutilized assets, streamline certain manufacturing facilities, and eliminate certain sales offices, including our sales office based in Tokyo.

In December 2002, DDi implemented further restructuring initiatives to scale down its Anaheim, California facility, close remaining design center operations and reallocate production to facilities with lower cost structures in order to improve operating cash flow.

Our financial performance in the fourth quarter of 2002 has resulted in covenant defaults under the Dynamic Details senior credit facility, specifically related to minimum EBITDA requirements for that quarter and continuing liquidity requirements since December 31, 2002. Accordingly, we have entered into a forbearance agreement with the lenders under the Dynamic Details senior credit facility that is intended to facilitate the restructuring of the Dynamic Details senior credit facility, the DDi Corp. 5.25% convertible subordinated notes and the DDi Corp. 6.25% convertible subordinated notes. The term of the forbearance agreement expires March 31, 2003, but may be extended until May 9, 2003 if certain conditions are met, including that forbearance agreements, which are satisfactory to the lenders under the Dynamic Details senior credit facility, are entered into with the holders of our 5.25% and 6.25% convertible subordinated notes.

If we are unable to enter into forbearance agreements, satisfactory to the lenders under the Dynamic Details senior credit facility, with the holders of DDi Corp’s 5.25% and 6.25% convertible subordinated notes prior to March 31, 2003, enter into satisfactory arrangements with the Dynamic Details senior credit facility lenders to extend its forbearance beyond May 9, 2003, or otherwise reach an agreement to restructure our senior indebtedness, the lenders under the Dynamic Details senior credit facility will have the right to declare our outstanding debt to be immediately due and payable and exercise all or any of their rights and remedies, including the right to foreclose on the collateral pledged to secure the facility, which consists of substantially all of the assets of Dynamic Details and its subsidiaries.

As a result of the defaults on the Dynamic Details senior credit facility, we were not permitted to pay our interest obligations under the DDi Corp. 5.25% convertible subordinated notes on March 1, 2003 and will not be permitted to pay our interest obligations under the DDi Corp. 6.25% convertible subordinated notes on April 1, 2003. If the interest payment on the 5.25% convertible subordinated notes is not made within 30 days of the due date thereof, the holders of the 5.25% convertible subordinated notes will be able to exercise all of their rights and remedies in connection therewith. Similarly, if the interest payment on the 6.25% convertible subordinated notes is not made within 30 days of the due date thereof, the holders of the 6.25% convertible subordinated notes will be able to exercise all of their rights and remedies in connection therewith.

As a result of the foregoing, we have commenced discussions with the lenders under the Dynamic Details senior credit facility, convertible subordinated noteholders and other stakeholders regarding a consensual restructuring of our obligations through negotiations. A significant portion of DDi Corp.’s convertible subordinated noteholders have formed an ad hoc committee and, in conjunction with their financial advisor, are in discussions with the Company regarding a restructuring of the convertible subordinated notes. In connection with our restructuring efforts, one of the alternatives for a consensual restructuring with our creditors is an in-court restructuring, or “prepackaged plan,” under which the Company would attempt to accomplish the

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restructuring by filing a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court. There can be no assurance that the Dynamic Details senior credit facility or our other indebtedness will be renegotiated on terms acceptable to us.

If we cannot restructure our existing liabilities and/or obtain additional financing, our creditors could take legal action to enforce their claims, including forcing us into bankruptcy. Alternatively, we could seek protection under the bankruptcy laws.

As a result of the foregoing, our independent accountants have expressed substantial doubt about the Company’s ability to continue as a going concern. In order to fund operations and execute on our current business plan, we will ultimately require a deleveraging of our capital structure. There can be no assurance that we will be able to restructure our debt or that we will have sufficient working capital to fund future operations.

This report is a combined annual report filed separately by two registrants, DDi Corp. and DDi Capital. DDi Capital is a wholly-owned subsidiary of Intermediate, and Intermediate is a wholly-owned subsidiary of DDi Corp. Each registrant has its principal executive offices at 1220 Simon Circle, Anaheim, California and their telephone number is (714) 688-7200.

Industry Background

Electronics manufacturing services, or EMS, companies provide a range of services to electronics original equipment manufacturers, or OEMs. EMS industry revenues have increased from approximately $22 billion in 1993 to approximately $120 billion in 2002. In 2002, approximately 48% of the cost of goods sold by electronics OEMs was attributable to components and products outsourced to EMS providers.

Electronics manufacturing services were historically labor-intensive functions outsourced by OEMs to obtain additional capacity during periods of high demand and initially consisted mainly of printed circuit board assembly. Early EMS providers acted essentially as subcontractors, providing production capacity on a transactional basis. With advances in process technology, EMS providers developed additional capabilities and were able both to improve quality and to reduce OEMs’ costs. Over time, OEMs came to rely on EMS providers to perform a broader array of manufacturing services, including engineering and development activities. In recent years, EMS providers have expanded their range of services to encompass engineering, product development, packaging and distribution and overall supply chain management.

By using EMS providers, OEMs are able to focus on their core competencies, including product development, sales, marketing and customer service. Outsourcing allows OEMs to take advantage of the manufacturing expertise, advanced technology and capital investment of EMS providers, to achieve overall cost benefits and to enhance their competitive position by:

•	reducing time to market and time to volume production;

•	reducing operating costs and invested capital;

•	improving supply chain management;

•	focusing their resources on core competencies;

•	accessing advanced manufacturing capabilities and process technologies; and

•	improving access to global markets.

The DDi Customer Solution

We engineer technologically advanced materials for customers within extremely short turnaround times, which distinguishes us from traditional electronics manufacturing service providers, and provides our customers

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with a competitive advantage in delivering their new products to market quickly. Our customers benefit from the following components of the DDi customer solution:

•	Time-critical Service. Based on industry data, we believe we are one of the largest providers of quick-turn complex printed circuit boards in the United States. We can deliver highly complex printed circuit boards to customers in as little as 24 hours. Approximately 60% and 55% of our net sales for DDi Capital and DDi Corp., respectively, in 2002 were generated from services delivered in 10 days or less.

•	Advanced Technology. The focus on time-critical engineering, development and manufacturing services requires our engineers to remain on the cutting edge of electronics technology, and our customers benefit from the expertise we have developed as they seek to introduce new products. Approximately 50% of our net sales for both DDi Capital and DDi Corp. in 2002 involved the engineering or manufacture of printed circuit boards with at least eight layers, an industry-accepted measure of complexity. In addition, many of our lower layer-count boards are complex as a result of the incorporation of other technologically advanced features.

•	Proactive Sales Force. Our knowledgeable and innovative sales force enables current and prospective customers to understand and exploit a wide range of services provided by our facilities across the country and in Europe.

•	Relationships with Research and Development Personnel. In many cases, we have design engineers stationed on-site in customers’ product development divisions. As a result, we help customers develop workable technical solutions to their concepts for next generation products.

•	Experienced Management. Our executive management team, led by Bruce D. McMaster, collectively has more than 80 years of experience in the electronics manufacturing services industry.

We believe that these attributes allow us to consistently meet and exceed our customers’ expectations and that, as a result, we will continue to attract leading original equipment manufacturers and other providers of electronics manufacturing services as customers.

Our Strategy

Our goal is to be the leading provider of technologically advanced, time-critical electronics manufacturing services. To achieve this goal, we must:

Restructure Debt to Strengthen Our Financial Position.    Our financial performance in the fourth quarter of 2002 has resulted in certain covenant defaults under the Dynamic Details senior credit facility. We have entered into a forbearance agreement with the lenders under the Dynamic Details senior credit facility which provides that they will refrain from exercising any rights or remedies in respect of our failure to comply with the financial covenants. The term of the forbearance agreement expires March 31, 2003, but may be extended until May 9, 2003 if certain conditions are met including that forbearance agreements, which are satisfactory to the lenders under the Dynamic Details senior credit facility, are entered into with the holders of DDi Corp’s 5.25% and 6.25% convertible subordinated notes. We are also negotiating with the lenders under the Dynamic Details senior credit facility, convertible subordinated noteholders and other stakeholders with regard to a restructuring of our debt. While there can be no assurance that these efforts will be successful, these efforts are intended to create financial stability for us and to provide the financial resources necessary for us to pursue our business strategy.

Strengthen Technology and Process Management Leadership in the Time-Critical Segment of the Electronics Manufacturing Services Industry and Continue to Improve Quality and Delivery Times by Incorporating Emerging Technologies and Consistently Refining Manufacturing Processes.    We have consistently been among the earliest users of new developments in printed circuit board engineering, development and manufacturing and are continuously incorporating new technology into our manufacturing processes in order to further improve quality and reduce delivery times. Because we concentrate on cutting-edge methods, we have the ability to service emerging providers of next-generation technology. This ability allows us

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to build customer relationships with companies with the potential for significant growth and enables us to provide these cutting-edge methods to customers accustomed to more traditional methods. We have developed process management expertise over time and are continuously enhancing our ability to quickly adapt engineering changes and production facilities on demand to serve time-critical customer needs. We believe this expertise and ability position us as an industry leader in providing flexible and responsive technologically advanced, time-critical services.

Proactively Manage Business Climate, Optimize Cost Structures, and Maximize Product Margins.    The technologically advanced, time-critical segment of the electronics manufacturing services business has historically been characterized by high profit margins. Weakness in demand since 2000 has resulted in significant pricing pressure that, in turn, has reduced our operating profits. We have been proactive in addressing the impact of these operating conditions by eliminating our underperforming facilities, streamlining remaining facilities, reducing overhead, and eliminating business having inadequate contribution margins (see Note 15 to the Consolidated Financial Statements).

Given the ongoing limited visibility as to future pricing strength and product demand, we continue to evaluate the current and expected financial contribution of our various service offerings, and also to reduce our costs of production.    Commencing in late-2002, we began analyzing in detail the expected profitability of pending printed circuit board orders, using internally-developed, customized software applications. Through the use of such tools, we have been successful in communicating the value of our extensive product engineering and testing services to our customers. These tools have also improved our ability to identify potential orders that do not meet our internal margin criteria, taking into account the estimated job-specific materials and other production-related costs. Accordingly, we have achieved recent improvements in our average product pricing. Our software applications have also enabled improved distribution of production among our facilities. As a result, we are better able to optimize capacity planning, to right-size certain facilities, and to minimize the costs of production by shifting selected production toward our facilities having lower cost structures. Together, these operational improvements are expected to continue to benefit product pricing and reduce operating expense ratios.

Pursue Customers with Significant New Product Development Activity.    Our marketing efforts focus on customers having new product development programs that require the rapid application of advanced technology and engineering. These customers include original equipment manufacturers, emerging providers of next-generation technology, and providers of electronics manufacturing services that serve similar customers.

Capitalize on Strong Customer Relationships and Engineering Expertise to Participate in Future Product Introductions and Further Outsourcing Programs.    We have served established original equipment manufacturers for many years, through multiple product generations. We have positioned ourselves as a strategic partner in our customers’ new product initiatives by focusing on direct relationships with our customers’ research and development personnel. As a result, we have developed expertise and gained knowledge of our customers’ new product engineering programs, all of which position us as a preferred service provider for future product generations.

Offer Our Customers Access to Offshore Volume Printed Circuit Board Production.     DDi Europe’s acquisition of Kamtronics Limited in 2002 has enabled us to obtain for our European customers access to Asia-based printed circuit board volume manufacturers. Through a single purchase order, our European customers can now place prototype work with our UK-based operations and have volume production done by an Asia-based printed circuit board manufacturer. We have begun to make this service available to North American-based customers and intend to grow that business in the coming year.

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Our Services

We provide a suite of value-added, integrated services, used by our customers predominantly in the development of their new products, including:

Time-critical Development and Fabrication of Prototype Complex Printed Circuit Boards.    Our time-critical, or quick-turn, services are used in the engineering, test and launch phases of new electronics product development and are generally delivered within 10 to 20 days or in as little as 24 hours. Larger volumes of printed circuit boards are needed as a product progresses past the testing, engineering and pre-production phases. The advanced development and manufacturing technologies we employ facilitate quick-turn production of complex, multi-layered printed circuit boards utilizing technologically-advanced methods. See “Technology, Development and Processes.” Our ability to provide these services on a quick-turn and longer lead-time delivery basis involves working closely with customers from the initial engineering of new products through development and launch.

Assembly of Printed Circuit Boards, Backpanels and Other Components of Electronics Products.    We assemble printed circuit boards, backpanels, card cages and wire harnesses on a low volume, quick-turn basis. Backpanels are large printed circuit boards, and card cages and wire harnesses integrate wires with connectors and terminals to transmit electricity between two or more points. As the electronics industry has worked to increase component speed and performance, the engineering of these components has become more integrated. We have responded to this trend and provide these additional assembly services to complement engineering and development capabilities.

Assembly and Integration of Customers’ Complete Systems and Products.    We provide full system assembly services, predominantly for products in development by original equipment manufacturers. These services require logistical capabilities and supply chain management to rapidly acquire components, assemble prototype products, perform complex testing and deliver products to the customer.

Our Customers and Markets

We believe that we have one of the broadest customer bases in the electronics manufacturing services industry. As of December 31, 2002, we had approximately 2,000 customers (of which approximately 1,900 were DDi Capital customers), comprised of original equipment manufacturers and electronics manufacturing services providers representing a wide range of end-user markets. Our customers principally consist of leading communications and networking equipment and computer manufacturers, as well as medical, automotive, industrial and aerospace equipment manufacturers. During 2002, sales to our largest customer accounted for approximately 5% of net sales for both DDi Capital and DDi Corp. During both 2001 and 2002, sales to the ten largest customers for DDi Capital accounted for approximately 34% of their net sales. During both 2001 and 2002, sales to the ten largest customers for DDi Corp. accounted for approximately 25% of their net sales. We have been successful at retaining customers and have worked with our three largest customers since 1991.

Approximately 75% and 80% of DDi Capital and DDi Corp., respectively, net sales are made to original equipment manufacturers, and the remainder are to electronics manufacturing service providers. The following table shows, for the periods indicated, the percentage of our sales in each of the principal end-user markets we served for the years ended December 31, 2000, 2001 and 2002.

	DDi Capital			DDi Corp.
	Year Ended December 31,			Year Ended December 31,
End-User Markets	2000	2001	2002	2000	2001	2002
Communications and networking equipment	63%	56%	44%	61%	55%	41%
Computer and peripherals	27	22	24	25	18	19
Medical, automotive, industrial and test instruments	7	12	15	9	14	16
Aerospace equipment	1	2	7	2	5	13
Other	2	8	10	3	8	11

Total	100%	100%	100%	100%	100%	100%

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The following table indicates, for the year ended December 31, 2002, our largest original equipment manufacturers, or OEMs, and electronics manufacturing services, or EMS, customers in terms of net sales, in alphabetical order, and the primary end products for which we provided our services.

OEM Customers (*)	End Products
Advanced Fibre Communications	Integrated access platforms and devices, networking and optical networking equipment
Intel	Networking and communications components; computer server and workstation components; embedded components and memory
Marconi Communications	Communications switching and transmission equipment, networking and optical networking equipment
Motorola	Wireless base station and handset products; two-way radio communication equipment; semiconductor test equipment
Vertical Networks	Integrated communications systems
* These are significant customers of DDi Capital. In addition, DDi Corp.’s significant customers also include (in alphabetical order) BAE Systems, Rotork and Thales.
EMS Customers	End Products
Celestica	Communications equipment; mid- to high-end computers; servers; storage and memory products
Sanmina	Communications, computing and multimedia equipment; industrial and semiconductor products
Solectron	Communications equipment; mid- to high-end computers; servers; printers; memory and storage products

Technology, Development and Processes

We maintain a strong commitment to research and development and focus our efforts on enhancing existing capabilities as well as developing new technologies. Our close involvement with our customers in the early stages of their product development positions us at the leading edge of technical innovation in the engineering of quick-turn and complex printed circuit boards. Our staff of approximately 140 experienced engineers, chemists and laboratory technicians (of which 90 were part of DDi Capital) works in conjunction with our sales staff to identify specific needs and develop innovative, high performance solutions to customer issues. This method of product development allows customers to augment their own internal development teams while providing us with the opportunity to gain an in-depth understanding of our customers’ businesses and enabling us to better anticipate and serve our customers’ future needs.

The market for our products and services is characterized by rapidly changing technology and continuing process development. In recent years, the trend in the electronics equipment industry has been to increase speed and performance of components while at the same time reducing their size. This trend requires increasingly complex printed circuit boards with higher densities. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, develop and market products and services that meet changing customer needs, and successfully anticipate or respond to technological changes on a cost-effective and timely basis. In the last three years, we have made substantial investments in equipment and technology to meet these needs and maintain our competitive advantage.

We believe the highly specialized equipment we use is among the most advanced in the industry. We provide a number of advanced technologies, including:

•	Laser Direct Imaging. Laser direct imaging is a new process that allows us to increase board density through the use of increasingly small and accurate laser technology.

•	Microvias. Microvias are small holes, or vias, generally created with lasers employing depth control rather than mechanical drills, through which printed circuit board layers are interconnected. Microvias generally have diameters between .003 and .008 inches.

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•	Blind or Buried Vias. Blind or buried vias are small holes which interconnect inner layers of high layer-count printed circuit boards.

•	Ball Grid Arrays. A ball grid array is a method of mounting an integrated circuit or other component to a printed circuit board. Rather than using pins, also called leads, the component is attached with small balls of solder at each contact. This method allows for greater component density and is used in printed circuit boards with higher layer counts.

•	Flip Chips. Flip chips are structures that house circuits which are interconnected without leads. They are utilized to minimize printed circuit board surface area when compact packaging is required.

•	Multichip Module-Laminates. Multichip module-laminates are a type of printed circuit board design that allows for the placement of multiple integrated circuits or other components in a limited surface area.

•	Advanced Substrates. Advanced substrates are a recent generation of printed circuit board materials that enable the use of ball grid arrays, flip chips and multichip module laminates. They are used for products requiring high-frequency transmission and have thermal properties superior to standard materials.

We are qualified under various industry standards, including Bellcore compliance for communications products and UL (Underwriters Laboratories) approval for electronics products. All of our production facilities are ISO-9002 certified. These certifications require that we meet standards related to management, production and quality control, among others. In addition, some of our production facilities are MILPRF-5510 and MILPREF-31032 certified. These certifications require that we meet certain military standards related to production and quality control.

Printed Circuit Board Manufacturing

We produce highly complex, technologically advanced multi-layer and low-layer printed circuit boards, backpanel assemblies, printed circuit board assemblies, card cage and wire harness assemblies and full system assembly and integration that meet increasingly tight tolerances and specifications demanded by original equipment manufacturers. The manufacture of printed circuit boards involves several steps: etching the circuit image on copper-clad epoxy laminate, pressing the laminates together to form a panel, drilling holes and depositing copper or other conducive material to form the inter-layer electrical connections and, lastly, cutting the panels to shape. Our advanced interconnect products require additional critical steps, including dry film imaging, photoimageable soldermask processing, computer-controlled laser drilling and routing, automated plating and process controls and achievement of controlled impedance.

Multi-layering, which involves placing multiple layers of electrical circuitry on a single printed circuit board or backpanel, expands the number of circuits and components that can be contained on the interconnect product and increases the operating speed of the system by reducing the distance that electrical signals must travel. Increasing the density of the circuitry in each layer is accomplished by reducing the width of the circuit tracks and placing them closer together on the printed circuit board or backpanel.

Interconnect products having narrow, closely spaced circuit tracks are known as fine line products. The manufacture of complex multi-layer interconnect products often requires the use of sophisticated circuit interconnections, called blind or buried vias, between printed circuit board layers and adherence to strict electrical characteristics to maintain consistent circuit transmission speeds, referred to as controlled impedance. These technologies require very tight lamination and etching tolerances and are especially critical for printed circuit boards with ten or more layers.

Manufacture of printed circuit boards used in backpanel assemblies requires specialized expertise and equipment because of the larger size of the backpanel relative to other printed circuit boards and the increased number of holes for component mounting. We have no patents for these proprietary techniques and rely primarily on trade secret protection.

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Accomplishing these operations in time-critical situations, as we do, requires the attention of highly-qualified personnel. Furthermore, our manufacturing systems are managed to maximize flexibility to accommodate widely varying projects for different customers with minimal or no turnover time. We seek to maximize the use of our production and manufacturing capacity through the efficient management of time-critical production schedules.

Printed Circuit Board Assembly and Test

In addition to the time critical printed circuit board operations, we provide additional time critical assembly and test services. These services allow a customer to continue using a vertical integrated solution in getting their product assembled and tested. Currently we have a mix of consigned and turnkey business, with a focus on 10-day assembly turn or less. The consignment model allows for time critical flexibility, providing the customers with fully assembled and tested products to their specifications. We manufacture to IPC Class 3 and provide high reliability and ultra high-density assembly.

Sales and Marketing

Our marketing strategy focuses on developing close working relationships with customers early in the engineering phase and throughout the lifecycle of the product. Accordingly, our senior management personnel and engineering staff advise our customers with respect to applicable technology, manufacturing feasibility of designs and cost implications through on-line computer technical support and direct customer communication. We have focused our marketing efforts on developing long-term relationships with research and development personnel at key customers in high-growth segments of the electronics equipment industry.

In order to establish individual salesperson accountability for each client, each customer is assigned one member of the sales staff for all services across all facilities. We have developed a comprehensive database and allocation process to control calling and cross-selling efforts.

We market our development and manufacturing services through an internal sales force of approximately 110 individuals (of which 90 individuals are part of DDi Capital) and an expansive sales network consisting of 8 organizations comprised of approximately 35 manufacturers’ representatives across the United States. Approximately 25% and 20% of our net sales for DDi Capital and DDi Corp., respectively, in 2002 were generated through manufacturers’ representatives. For many of these manufacturers’ representatives, we are the largest revenue source and the exclusive supplier of quick-turn and pre-production printed circuit boards. In 2001, we acquired a facility in Canada increasing our capability to serve customers in that geographic area. The financial information for geographic areas is included in Note 2 to the Consolidated Financial Statements under the caption “Segment Reporting.”

Our Suppliers

Our raw materials inventory is small relative to sales and must be regularly and rapidly replenished. We use just-in-time procurement practices to maintain raw materials inventory at low levels, and work closely with our suppliers to incorporate technological advances in the raw materials we purchase. Because we provide primarily lower-volume quick-turn services, this inventory policy does not hamper our ability to complete customer orders. Although we have preferred suppliers for some raw materials, multiple sources exist for all materials. Adequate amounts of all raw materials have been available in the past and we believe this will continue in the foreseeable future.

The primary raw materials that we use in production are core materials (copperclad layers of fiberglass of varying thickness impregnated with bonding materials) and chemical solutions (copper, gold, etc.) for plating operations, photographic film and carbide drill bits.

Competition

The electronics manufacturing services industry is highly fragmented and characterized by intense competition. We principally compete in the time-critical segment of the industry against independent, small

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private companies and integrated subsidiaries of large, broadly based volume producers, as well as the internal capacity of original equipment manufacturers. We believe that competition in the market segment we serve, is less driven by price than the commodity sector of the electronics manufacturing services industry because customers are willing to pay a premium for a responsive, broad-reaching capability to produce customized complex products in a very short time, we compete primarily on the basis of quick turnaround, product quality and customer service.

The barriers to entry in our niche are considerable. In order to survive in the quick-turn sector, a competitor must have a very large customer base, a large staff of sales and marketing personnel, considerable engineering resources, and proper tooling and equipment to permit fast turnaround of small lots on a daily basis.

Backlog

Although we obtain firm purchase orders from our customers, our customers typically do not make firm orders for delivery of products more than 30 to 90 days in advance. We do not believe the backlog of expected product sales covered by firm purchase orders is a meaningful measure of future sales since orders may be rescheduled or canceled.

Governmental Regulation

Our operations are subject to certain federal, state and local laws and regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. Among others, we are subject to regulations promulgated by:

•	the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

•	the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

•	corresponding state and local agencies.

To date the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, we may be required to incur substantial additional expenditures.

Employees

As of December 31, 2002, we had approximately 1,900 employees (of which 1,300 were DDi Capital employees), none of whom are represented by unions. Of these employees, approximately 80% were involved in manufacturing and engineering and approximately 20% worked in sales, marketing and administrative capacities for both DDi Capital and DDi Corp. We have not experienced any labor problems resulting in a work stoppage and believe we have good relations with our employees.

ITEM 1A.     EXECUTIVE OFFICERS OF DDi CORP.

The following table sets forth the executive officers of DDi Corp., their ages as of March 21, 2003, and the positions currently held by each person:

Name	Age	Office
Bruce D. McMaster	41	President, Chief Executive Officer and Director
Joseph P. Gisch	46	Senior Vice President of Strategic Planning and Business Development
John K. Stumpf	36	Vice President, Chief Financial Officer and Treasurer
Thomas Ingham	47	Vice President, Sales and Marketing
Terry L. Wright	43	Vice President and Chief Technology Officer
Michael Moisan	48	Vice President and Chief Operations Officer

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The President, Chief Executive Officer, Chief Financial Officer and Treasurer are elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other executive officers may be appointed by the Board of Directors at such meeting or at any other meeting. All executive officers serve at the pleasure of the Board of Directors.

Bruce D. McMaster has served as our President since 1991 and as a Director and our Chief Executive Officer since 1997. Before becoming our President, Mr. McMaster worked in various management capacities in our engineering and manufacturing departments. Mr. McMaster also serves as President and Chief Executive Officer of DDi Capital and Dynamic Details and serves as an executive officer of our other subsidiaries.

Joseph P. Gisch has served as our Chief Financial Officer from 1995 to March 2003 and Vice President of Strategic Planning and Business Development effective March 2003. Mr. Gisch also serves as Vice President, Chief Financial Officer and Treasurer of Dynamic Details. From 1986 to 1995, Mr. Gisch was a partner at the accounting firm of McGladrey & Pullen, LLP where he was responsible for the audit, accounting and information systems for a variety of manufacturing clients. Mr. Gisch was responsible for our general accounting and income tax matters. Mr. Gisch has not been responsible for any of our audit services since 1991.

John K. Stumpf has served as our Corporate Controller and Vice President of Finance from 1998 to March 2003 and Chief Financial Officer and Treasurer effective March 2003. Prior to joining Dynamic Details, Mr. Stumpf was an Assistant Vice President of Finance Accounting at Avco Financial Services where he was responsible for operational accounting and financial reporting. Previously, Mr. Stumpf performed audits of mid-market enterprises in a number of industries at KPMG.

Thomas Ingham has served as our Vice President of Sales and Marketing since September 2001. Mr. Ingham has served Dynamic Details in various positions in sales and marketing over the last five years, starting as Regional Manager. Prior to joining Dynamic Details, Mr. Ingham worked for 12 years at Insulectro, a supplier of PCB materials and laminates, in various positions, most recently as Vice President, Sales and Marketing.

Terry L. Wright joined us in 1991 and has served as our Vice President, Engineering from 1995 through 2000 and Chief Technology Officer since 2000. During 2001, Mr. Wright assumed the role of Vice President, Operations – Anaheim. Prior to joining us, Mr. Wright was a general manager at Applied Circuit Solutions and a quality assurance manager at Sigma Circuits.

Michael Moisan has served as our Vice President, Operations – East Coast from October 2001 to 2002 and Chief Operations Officer since 2002. Mr. Moisan has over two decades of experience in the EMS/PCB industry. Mr. Moisan oversaw our Anaheim operation from 1996 to October 2001. Prior to joining DDi, he was Director of Engineering at Circuitwise, an automotive printed circuit board supplier, from 1995 to 1996. He served as Director of Operations at AMP AKZO, a printed circuit board company, from 1990 to 1996 and as Director of Research at PCK Technology, an electronics research and development company, from 1982 to 1990.

There are no arrangements or understandings pursuant to which any of the persons listed in the table above was selected as executive officers.

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ITEM 2.     PROPERTIES

DDi Corp. and DDi Capital conduct operations within approximately 790,000 square feet of building space. Our significant facilities are as follows:

Location	Function	Square Feet	Remaining Lease Term
Anaheim, California	Quick-turn printed circuit boards	114,000	up to 3 years (a)(b)
Milpitas, California	Quick-turn printed circuit boards	41,000	1 to 5 years (a)
Milpitas, California	Quick-turn printed circuit boards	40,000	9 years
Marlow, England(c)	Quick-turn printed circuit boards	29,000	5 years
Tewkesbury, England(c)	Quick-turn printed circuit boards	57,000	16 years
Sterling, Virginia	Quick-turn printed circuit boards	100,000	6 years
Toronto, Canada	Quick-turn printed circuit boards	43,000	8.5 years
Tolworth, England(c)	Quick-turn printed circuit boards	29,000	0.5 years
Tempe, Arizona	Quick-turn printed circuit boards	32,000	3 years
San Jose, California	Assembly	66,000	4.5 years
Calne, England(c)	Assembly	86,000	22 years
Hertford, England(c)	Assembly	63,000	13 years
Dallas, Texas	Assembly	90,000	0.8 years

		790,000

(a)	Most of these leases have an option to renew or to purchase the property at fair market value after a specified date during the lease term.

(b)	Some of these leases will become month-to-month after the lease term ends in March 2003. We are in the process of renegotiating the leases.

(c)	Indicates a facility of DDi Europe, a subsidiary of DDi Corp. Such facility is not a facility of DDi Capital. All other facilities are facilities of both DDi Capital and DDi Corp.

We lease our executive office space, which comprises approximately 20,000 square feet (including corporate administration, sales, finance and accounting, and engineering.) Our executive office space is located at 1220 Simon Circle in Anaheim, California and is included in the 114,000 square foot Anaheim, California location. We believe our facilities are currently adequate for our operating needs.

ITEM 3.     LEGAL PROCEEDINGS

We are a party to various legal actions arising in the ordinary course of our business. We believe that the resolution of these legal actions will not have a material adverse effect on our financial position or results of operations.

ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The only matter submitted to a vote of DDi Corp.’s stockholders during the fourth quarter of the fiscal year ended December 31, 2002 was a proposal submitted at a Special Meeting of Stockholders held on October 18, 2002 to approve an amendment to DDi Corp.’s Certificate of Incorporation which would effect a reverse stock split of DDi Corp.’s outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-twenty-five, with the exact ratio to be set at a whole number within this range determined by DDi Corp.’s Board of Directors in its discretion and authorizing DDi Corp.’s Board of Directors to file such amendment. The shares voted for this proposal totaled 29,064,910 or 60.08% of the 48,380,411 shares entitled to vote. The shares voted against this proposal totaled 1,024,946 or 2.12% of the shares entitled to vote. The shares abstained were 219,625. Therefore, this proposal passed.

As approved, the proposed reverse stock split would become effective only upon affirmative action by DDi Corp.’s Board of Directors on or before April 30, 2003. DDi Corp.’s Board of Directors has not taken any affirmative action to implement the reverse stock split.

No matters were submitted to a vote of DDi Capital’s stockholder during the fourth quarter of the fiscal year ended December 31, 2002.

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PART II

ITEM 5.	MARKET FOR THE REGISTRANTS’ COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

DDi Corp.’s common stock, $0.01 par value per share, is traded on the NASDAQ SmallCap Market under the symbol DDIC. During the two most recent fiscal years, DDi Corp.’s common stock has been publicly traded on the NASDAQ National Market until December 11, 2002. It began trading on the NASDAQ SmallCap Market thereafter.

The table below reflects the high and low closing prices of the common stock as reported by the Nasdaq National Market and the Nasdaq Smallcap Market for the periods indicated.

	Common Stock Price
	High	Low
2002
Fourth Quarter	$0.49	$0.12
Third Quarter	$0.92	$0.14
Second Quarter	$8.82	$0.55
First Quarter	$13.06	$8.12
2001
Fourth Quarter	$13.40	$5.71
Third Quarter	$21.48	$7.30
Second Quarter	$27.74	$12.40
First Quarter	$33.63	$10.88

Holders

There were approximately 163 record holders of our common stock as of March 21, 2003.

To maintain our listing on The Nasdaq SmallCap Market, Nasdaq requires, among other things, that DDi Corp.’s stock maintain a minimum closing bid of at least $1 per share and that we maintain either stockholders’ equity of $2,500,000, or market capitalization of $35,000,000, or net income in the last complete fiscal year of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years. On February 26, 2003, the Company received notice from the Nasdaq Stock Market that the Company would have until July 31, 2003 to demonstrate compliance with the SmallCap Market’s $1.00 per share minimum bid price requirement. On February 18, 2003, the Company received a letter from Nasdaq informing us that, as a result of the resignation of Mark R. Benham as a director of the Company, the Company does not meet the audit committee requirements for continued listing on the Nasdaq SmallCap Market and that Nasdaq is reviewing the Company’s eligibility for listing on The Nasdaq SmallCap Market. Nasdaq requested the Company’s specific plan to achieve compliance with the Nasdaq SmallCap Market listing requirement that the Audit Committee be comprised of at least three members. On March 4, 2003, the Company submitted a letter to Nasdaq describing the Company’s plans for complying with the audit committee listing criteria. On March 26, 2003, the Company received a letter from Nasdaq extending until May 27, 2003 the time for the Company to comply with the audit committee listing criteria. On March 7, 2003, the Company received a letter from Nasdaq informing us that the Nasdaq staff had determined that the Company did not meet the stockholders’ equity, market capitalization and net income requirements for continued listing on the Nasdaq SmallCap Market. Consequently, Nasdaq is reviewing the Company’s eligibility for listing on The Nasdaq SmallCap Market and has requested the Company’s specific plan to achieve and sustain compliance with all of The Nasdaq SmallCap Market listing requirements on or before March 21, 2003. On March 21, 2003, we submitted a plan to Nasdaq, which is currently under review.

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If we are unable to achieve compliance with these or other listing requirements, our common stock may be delisted from the Nasdaq SmallCap Market. If DDi Corp.’s common stock is delisted from the Nasdaq SmallCap Market, we may list the common stock for trading over-the-counter. Delisting from the Nasdaq SmallCap Market could adversely affect the liquidity and the price of DDi Corp.’s common stock and could have a long-term adverse impact on our ability to raise future capital through a sale of our common stock. In addition, delisting could make it more difficult for investors to obtain quotations as to the market value of or trade DDi Corp.’s common stock.

There is no established trading market for the common stock of DDi Capital. As of December 31, 2002, DDi Capital had 1,000 shares of common stock, par value $0.01 per share outstanding, all of which were held by Intermediate, which is a wholly-owned subsidiary of DDi Corp.

Dividend Policy

We have not declared or paid a cash dividend on common stock since January 1996, and we do not anticipate paying any cash dividends for the foreseeable future. Our existing debt instruments restrict our ability to pay dividends and restrict our subsidiaries’ ability to pay dividends to us. Dynamic Details’ ability to pay dividends is limited under its senior credit facility. DDi Capital’s ability to pay dividends is limited under an indenture dated November 18, 1997, as supplemented by a supplemental indenture dated February 10, 1998 among DDi Corp., DDi Capital and State Street Bank & Trust Co. as trustee. DDi Corp.’s 5.25% convertible subordinated notes due March 1, 2008 and DDi Corp.’s 6.25% convertible subordinated notes due April 1, 2007 do not restrict DDi Corp.’s ability to pay dividends; however, the conversion price on these notes may be adjusted if dividends exceed certain amounts. See “Description of Indebtedness” within Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Equity Compensation Plan Information

Information concerning securities authorized for issuance under our equity compensation plans is set forth in Part III, Item 12 of this Report, under the caption “Equity Compensation Plan Information,” and that information is incorporated herein by reference.

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ITEM 6.     SELECTED FINANCIAL DATA

The following selected financial data as of and for the dates and periods indicated have been derived from the consolidated financial statements of DDi Capital and DDi Corp. The selected financial data with respect to the consolidated statement of operations data for the years ended December 31, 1998 and 1999 and the consolidated balance sheet data as of December 31, 1998, 1999 and 2000 were derived from our audited consolidated financial statements that are not included herein. The selected historical consolidated statement of operations data for the years ended December 31, 2000, 2001 and 2002 and the historical consolidated balance sheet data as of December 31, 2001 and 2002 were derived from the audited historical consolidated financial statements of DDi Capital and DDi Corp. included elsewhere herein. You should read the data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto appearing elsewhere herein.

	Year Ended December 31,
	DDi Capital 1998	DDi Corp. 1998	DDi Capital 1999	DDi Corp. 1999	DDi Capital 2000	DDi Corp. 2000	DDi Capital 2001	DDi Corp. 2001	DDi Capital 2002	DDi Corp. 2002
	(in millions)
Consolidated Statement of Operations Data:
Net sales	$174.9	$174.9	$292.5	$292.5	$448.4	$497.7	$284.7	$361.6	$185.6	$248.8
Cost of goods sold	119.3	119.6	201.4	202.4	274.7	306.2	209.3	263.6	170.2	229.6
Restructuring-related inventory impairment(a)	—	—	1.9	1.9	—	—	3.7	3.7	3.4	3.5

Gross profit	55.6	55.3	89.2	88.2	173.7	191.5	71.7	94.3	12.0	15.7
Operating expenses:
Sales and marketing	12.8	12.8	23.6	23.6	38.7	39.7	25.4	27.6	19.7	23.0
General and administration	8.5	8.4	16.1	15.3	30.4	36.2	14.3	21.0	10.5	16.5
Amortization of intangibles	10.9	10.9	22.3	22.3	19.5	22.8	17.7	22.6	—	—
Goodwill impairment	—	—	—	—	—	—	—	—	128.7	199.0
Restructuring and related charges(a)	—	—	5.1	5.1	—	—	75.7	76.1	25.3	26.6
Reorganization expenses(b)	—	—	—	—	—	—	—	—	2.1	2.3
Write-off of acquired in-process research and development(c)	39.0	39.0	—	—	—	—	—	—	—	—

Operating income (loss)	(15.6)	(15.8)	22.1	21.9	85.1	92.8	(61.4)	(53.0)	(174.3)	(251.7)
Interest rate swap valuation	—	—	—	—	—	—	10.0	10.0	—	—
Interest expense, net	39.2	41.3	41.4	46.7	39.9	51.8	34.4	41.7	8.6	22.1

Income (loss) before taxes	(54.8)	(57.1)	(19.3)	(24.8)	45.2	41.0	(105.8)	(104.7)	(182.9)	(273.8)
Income tax benefit (expense)	4.1	5.0	5.2	7.4	(22.0)	(20.8)	20.8	19.6	(15.3)	(14.3)

Net income (loss)	$(50.7)	$(52.1)	$(14.1)	$(17.4)	$23.2	$20.2	$(85.0)	$(85.1)	$(198.2)	$(288.1)

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	Year Ended December 31,
	DDi Capital 1998	DDi Corp. 1998	DDi Capital 1999	DDi Corp. 1999	DDi Capital 2000		DDi Corp. 2000		DDi Capital 2001	DDi Corp. 2001	DDi Capital 2002	DDi Corp. 2002
	(in millions, except share and per share data)

Consolidated Statement of Operations Data (continued):
Net income (loss) allocable to common stock	n/a	$(58.4)	n/a	$(31.5)	n/a		$15.8		n/a	$(85.1)	n/a	$(288.1)
Net income (loss) per share of common stock (basic)	n/a	$(7.68)	n/a	$(3.21)	n/a		$0.50		n/a	$(1.79)	n/a	$(5.98)
Net income (loss) per share of common stock (diluted)	n/a	$(7.68)	n/a	$(3.21)	n/a		$0.47		n/a	$(1.79)	n/a	$(5.98)
Weighted average shares outstanding (basic)	n/a	7,607,024	n/a	9,831,042	n/a		31,781,536		n/a	47,381,516	n/a	48,175,353
Weighted average shares outstanding (diluted)	n/a	7,607,024	n/a	9,831,042	n/a		33,520,447		n/a	47,381,516	n/a	48,175,353

Other Financial Data:
Depreciation	$9.2	$9.2	$14.4	$14.4	$16.7		$18.7		$17.1	$21.2	$16.1	$21.3
Capital expenditures	18.0	18.0	18.2	18.2	24.0		27.2		24.7	35.2	8.0	10.8

Supplemental Data:
Adjusted EBITDA(d)	$45.4	$44.1	$68.8	$66.7	$121.7		$134.8		$52.7	$70.6	$1.2	$0.8
Net cash from (used in) operating activities	18.9	16.7	24.8	24.8	61.1		64.8		47.6	55.8	(1.5)	(10.9)
Net cash from (used in) investing activities	(194.8)	(194.8)	(18.5)	(18.6)	(56.2)		(62.0)		(67.4)	(102.8)	1.0	(5.3)
Net cash from (used in) financing activities	172.4	174.9	(7.5)	(7.7)	34.1		61.2		(2.3)	3.7	11.2	21.4
Ratio of earnings to fixed charges(e)	—	—	—	—	2.3	x	2.2	x	—	—	—	—

Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities, including restricted assets	$1.9	$2.1	$0.6	$0.6	$39.6		$66.9		$39.5	$45.5	$37.7	$38.4
Working capital (deficit)(f)	13.2	15.3	19.1	19.1	83.3		108.0		54.3	54.7	(17.7)	(225.5)
Total assets	362.2	365.0	353.6	354.3	459.8		581.4		336.1	470.8	221.1	348.2
Total debt, including current maturities	444.9	473.4	439.9	480.7	306.9		334.7		156.6	282.2	88.9	317.9
Stockholders’ equity (deficit)	(138.0)	(169.8)	(147.0)	(187.1)	62.7		136.4		138.6	122.5	16.3	(163.9)

(a)	The 1999 restructuring and related charges represent the charge recorded in December 1999 in connection with the announced consolidation of the Colorado operation into the Texas facility and the closure of the Colorado facility. The charge consists of $1.9 million related to the impairment of inventory, $2.6 million for severance and other exit costs and $2.5 million related to the impairment of net property, plant and equipment. The 2001 restructuring and related charges represent the charge recorded in the fourth quarter of 2001 in connection with the approved plan to downsize and consolidate facilities and to effect changes in senior management. The charge consists of $3.7 million related to the impairment of inventory, $8.8 million and $9.2 million for severance and other exit costs for DDi Capital and DDi Corp, respectively, $15.5 million related to the impairment of net property, plant and equipment, and $51.4 million related to the impairment of intangible assets. The 2002 restructuring and related charges represent the charges recorded in the second, third and fourth quarters of 2002 in connection with approved plans to close and streamline certain manufacturing facilities, write-down unutilized assets and eliminate certain sales offices, including the office based in Tokyo. The charges consist of $3.4 million and $3.5 million related to the impairment of inventory, for DDi Capital and DDi Corp., respectively, $15.8 million and $16.3 million related to the impairment of net property, plant and equipment and $9.4 million and $10.3 million related to severance and other exit costs.

(b)	The 2002 reorganization expenses represent the charges recorded in the fourth quarter of 2002 primarily comprised of personnel retention costs under the Dynamic Details Key Employee Retention Program (“KERP”) and professional fees incurred in connection with our efforts to effect a plan of reorganization to deleverage our capital structure.

(c)	Represents the allocation of a portion of the purchase price in the DCI merger to in-process research and development. At the date of the merger, technological feasibility of the in-process research and development projects had not been reached and the technology had no alternative future uses. Accordingly, we expensed the portion of the merger consideration allocated to in-process research and development.

(Footnotes continued on the next page.)

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(Footnotes continued from the prior page.)

(d)	EBITDA means earnings before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is presented because management believes it is an indicator of our ability to incur and service debt and is used by our lenders in determining compliance with financial covenants. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. Our definition of adjusted EBITDA may differ from definitions of adjusted EBITDA used by other companies.

The following table sets forth a reconciliation of EBITDA to adjusted EBITDA for each period included herein:

	Year Ended December 31,
	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.
	1998	1998	1999	1999	2000	2000	2001	2001	2002	2002
	(in millions)
EBITDA	$43.5	$43.3	$58.8	$58.6	$121.2	$134.3	$(26.7)	$(9.2)	$(29.6)	$(31.5)
Management fee(1)	—	—	1.1	1.1	—	—	—	—	—	—
Executive severance(2)	0.8	0.8	—	—	—	—	—	—	—	—
Restructuring and related charges(3)	—	—	7.0	7.0	0.5	0.5	79.4	79.8	28.7	30.0
Reorganization expenses(4)	—	—	—	—	—	—	—	—	2.1	2.3
Non-cash expense allocations and other(5)	1.1	—	1.9	—	—	—	—	—	—	—

Adjusted EBITDA	$45.4	$44.1	$68.8	$66.7	$121.7	$134.8	$52.7	$70.6	$1.2	$0.8

(1)	Reflects elimination of the management fee incurred under our Bain management agreement, which was terminated in connection with our initial public offering.
(2)	Reflects one-time severance payments to two of our executives who were terminated as a result of redundancies created by the DCI merger.
(3)	Reflects elimination of the restructuring and related charges: (a) for the 1999 consolidation and closure of the Colorado facility, (b) an additional $0.5 million recorded in 2000 which was recorded to cost of goods sold, (c) for the 2001 closure of two facilities and changes in senior management and (d) for the 2002 plan to write-down unutilized assets, streamline certain manufacturing facilities and close certain sales offices.
(4)	Reflects personnel retention costs under the Dynamic Details KERP and professional fees incurred in connection with our efforts to effect a plan of reorganization to deleverage our debt.
(5)	Reflects non-cash expense allocations to DDi Capital by its parent, Intermediate, of $0.8 and $1.9 million in 1998 and 1999, respectively, and approximately $0.3 million of non-operating income adjustments recorded in 1998.

(e)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes plus fixed charges. Fixed charges consist of interest expense (net) and the portion of the operating rental expense which management believes is representative of the interest component of rental expense. Historical earnings were deficient in covering fixed charges for DDi Capital and DDi Corp. by $50.9 and $53.2 million, respectively, in 1998, $19.3 million and $24.8 million, respectively, in 1999, $86.3 million and $85.1 million, respectively, in 2001 and $183.0 million and $273.8 million, respectively, in 2002. On a pro forma basis, assuming the merger with DCI was consummated on January 1, 1998 and after eliminating the non-recurring $39 million write off of acquired in-process research and development related to the merger with DCI, the deficiency would have been reduced to $15.1 million for DDi Capital and $17.5 million for DDi Corp. in 1998. On a pro forma basis, after eliminating the $1.9 million in restructuring-related inventory impairment and $5.1 million in restructuring and related charges related to the closure of the Colorado facility, the deficiency would have been reduced to $12.3 million for DDi Capital and $17.8 million for DDi Corp. in 1999. On pro forma basis, after eliminating the $3.7 million in restructuring-related inventory impairment and

(Footnotes continued on the next page.)

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(Footnotes continued from the prior page.)

$75.7 million for DDi Capital and $76.1 million for DDi Corp. in restructuring and related charges related to the 2001 closure of two facilities and changes in senior management, the deficiency would have been reduced to $6.8 million for DDi Capital and $5.3 million for DDi Corp. in 2001. On pro forma basis, after eliminating the $3.4 million and $3.5 million in restructuring-related inventory impairment, $25.3 million and $26.6 million in restructuring and related charges and $2.1 million and $2.3 million in reorganization expenses for DDi Capital and DDi Corp., respectively, the deficiency would have been reduced to $152.2 million for DDi Capital and $241.5 for DDi Corp. in 2002.

(f)	In 2002, current liabilities used in calculating working capital for DDi Capital and DDi Corp. consist of $57.5 million of indebtedness relating to the Dynamic Details senior credit facility due to our default status. Also included in current liabilities for DDi Corp. is the indebtedness relating to the DDi Corp. 5.25% convertible subordinated notes and DDi Corp. 6.25% convertible subordinated notes in the amount of $200.0 million due to the missed interest payments in 2003. On a proforma basis, after excluding the indebtedness relating to the senior credit facility and the convertible subordinated notes, working capital would have been increased to $39.8 million for DDi Capital and $32.0 for DDi Corp.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We provide electronics development and manufacturing services to original equipment manufacturers and other electronics manufacturing service providers. We target customers that are characterized by new product development programs demanding the rapid application of advanced technology and design.

Time-critical.    We can deliver highly complex printed circuit boards to customers in as little as 24 hours. Approximately 50% of our net sales for the year ended December 31, 2002 were generated from services delivered in 10 days or less.

Technologically advanced.    Approximately 50% of our net sales during the same period involved the engineering or manufacture of printed circuit boards with at least eight layers, an industry-accepted measure of complexity. In addition, many lower layer-count boards are complex as a result of the incorporation of technologically advanced features.

Growth rate.    Our net sales have grown at a compound annual growth rate of 61% for DDi Capital and 65% for DDi Corp. from 1996 to 2000, inclusive of the growth attributable to the acquisition of Colorado Springs Circuits, Inc., or NTI, in 1997, the merger with Dynamic Circuits, Inc., or DCI, in 1998 and the acquisitions of MCM Electronics (by DDi Corp.), Automata and Golden Manufacturing in 2000. Since 2000, we have experienced a significant and continual downturn in many of end markets into which we sell our products.

Company History and Significant Transactions

DDi Corp.’s predecessor corporation was incorporated in California in 1978. In 1991, new management, led by our President and Chief Executive Officer, Bruce D. McMaster, began to focus primarily on the time-critical segment of the electronics manufacturing services industry. In January 1996, we were recapitalized by Chase Manhattan Capital, LLC and its affiliates. In October 1997, we were recapitalized again by investors led by Bain Capital, Inc., Celerity Partners, L.L.C. and Chase Capital Partners. In April 2000, in conjunction with the closing of DDi Corp.’s initial public offering, DDi Corp. was reincorporated in Delaware.

In October 1997, in connection with our second recapitalization, DDi Corp. incorporated Dynamic Details as a new, wholly-owned subsidiary, and contributed substantially all of its assets, subject to certain liabilities, to Dynamic Details. In November 1997, DDi Corp. organized DDi Capital Corp., a California corporation (“DDi Capital”), as a wholly-owned subsidiary, and in February 1998, DDi Corp. contributed substantially all of its assets (consisting primarily of all of the shares of capital stock of Dynamic Details), subject to certain liabilities,

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including senior discount notes, to DDi Capital. In July 1998, DDi Corp. organized DDi Intermediate Holdings Corp. (“Intermediate”) as a wholly-owned subsidiary and contributed its ownership of DDi Capital to Intermediate.

Acquisitions

Since 1997, the Company has grown through a number of acquisitions. Set forth below is a summary of our acquisitions prior to fiscal 2002:

•	In December 1997, Dynamic Details acquired all of the outstanding shares of common stock of Colorado Springs Circuits, Inc., or NTI. NTI manufactured printed circuit boards requiring lead times of twenty days or more for original equipment manufacturers.

•	In July 1998, Dynamic Details merged with Dynamic Circuits, Inc., or DCI. DCI was primarily a manufacturer of complex printed circuit boards and related components based in Silicon Valley and with additional facilities in Texas, Georgia and Massachusetts.

•	In December 1999, Dynamic Details implemented a plan to consolidate its Colorado operations into its Texas facility and to close the Colorado facility. By combining the Texas and Colorado operations, Dynamic Details eliminated lower-margin product lines and decreased overhead costs, and gained efficiency through better capacity utilization and streamlined management.

•	In April 2000, DDi Corp. acquired MCM Electronics Limited (“MCM Electronics”), a time-critical electronics manufacturing service provider based in the United Kingdom. MCM Electronics has been combined with our other European operations and renamed DDi Europe Limited.

•	In August 2000, Dynamic Details acquired substantially all the U.S. assets of Automata International, Inc. (“Automata”), a Virginia-based manufacturer of technologically advanced printed circuit boards.

•	In September 2000, Dynamic Details acquired substantially all the assets of Golden Manufacturing, Inc. (“Golden Manufacturing”), a Texas-based manufacturer of engineered metal enclosures and provider of value-added assembly services to communications and electronics original equipment manufacturers.

•	In March 2001, DDi Europe completed the acquisition of Thomas Walter Limited (“Thomas Walter”), a leading circuit board manufacturer based in Marlow, England. Thomas Walter is a well-established provider of complex, quick-turn rigid and rigid-flex printed circuit boards for the European electronics industry.

•	In April 2001, Dynamic Details completed the acquisition of the assets of Nelco Technology (“Nelco”), a wholly owned subsidiary of Park Electrochemical Corp. Nelco is an Arizona-based manufacturer of semi-finished printed wiring boards, commonly known as mass lamination.

•	In May 2001, Dynamic Details completed the acquisition of Olympic Circuits Canada (“Olympic Circuits”), a Canada-based time-critical electronics manufacturing service provider specializing in quick-turn prototype printed circuit boards.

•	In June 2001, Dynamic Details completed the acquisition of the assets of Altatron Technology (“Altatron”), a Southern California based provider of value-add assembly services to electronics original equipment manufacturers.

On October 24, 2002, DDi Europe completed the acquisition of Kamtronics Limited (“Kamtronics”), a market leader in sourcing printed circuit boards for European customers, based in Calne, England, for approximately $4.2 million (consisting of $3.1 million in cash, $0.8 million in assumed indebtedness and $0.3 million of other expenses) plus contingent consideration based on earnings in each of the two years following the date of the acquisition. No contingent consideration has been earned or recorded as of December 31, 2002. If contingent consideration is earned and paid, it will be capitalized as additional purchase price.

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Financing Activities

On April 14, 2000, DDi Corp. completed the initial public offering of its common stock. We used net proceeds of approximately $156.6 million to repay a portion of our debt and finance a portion of the MCM Electronics acquisition.

On October 16, 2000, DDi Corp. completed a public offering of 4,608,121 shares of its common stock. We used net proceeds of approximately $122.0 million to repay a portion of our debt and for general corporate purposes. During 2001, we used a portion of the proceeds for the acquisitions of Thomas Walter, Olympic Circuits and Altatron.

On February 14, 2001, DDi Corp. and some of its shareholders completed a follow-on public offering of 6,000,000 shares of its common stock. Three million shares were sold by DDi Corp. and 3,000,000 shares were sold by selling shareholders. The shares were sold at $23.50 per share, generating proceeds to us of approximately $67.0 million, net of underwriting discounts, commissions and expenses. Concurrently, DDi Corp. issued $100.0 million in aggregate principal amount of 5.25% convertible subordinated notes due March 1, 2008. These notes are convertible at any time prior to maturity into shares of common stock at a conversion price of $30.00 per share, subject to certain adjustments. These notes generated proceeds to us of $97.0 million, net of underwriting discounts, commissions and expenses. The net proceeds of both transactions were used to repurchase all of the Dynamic Details senior subordinated notes, repurchase a portion of the DDi Capital senior discount notes, repay a portion of the Dynamic Details senior credit facility and for general corporate purposes.

On April 2, 2002, DDi Corp. completed its private offering of $100.0 million aggregate principal amount of 6.25% convertible subordinated notes due April 1, 2007. These notes are convertible at any time prior to maturity into shares of common stock at a conversion price of $11.04 per share, subject to certain adjustments. These notes generated proceeds of $95.8 million, net of underwriting discounts. Approximately $47.9 million of the net proceeds from the sale were used to repay a portion of the Dynamic Details senior term facility, $12.5 million was placed in an interest reserve account to cover two years of interest payments on the notes and the remainder is being used for working capital and general corporate purposes. In connection with the $47.9 million repayment of the senior term facility, Dynamic Details elected to amend its swap agreement by reducing the notional balance of the swap to reflect the impact of the debt repayment on the outstanding principal. In connection with the amendment of the swap agreement, Dynamic Details paid approximately $3.1 million to the counterparty, representing the pro-rata portion of the deferred swap liability.

Restructuring and Cost-Reduction Initiatives

Many of the end markets into which we sell printed circuit boards and electronic manufacturing services (including communications and networking equipment; computers and peripherals; medical, automotive, industrial and test equipment; and aerospace equipment) entered into a significant downturn in late 2000, which continues as of this date. As a result, demand for our services has generally decreased over the past two years, which has had a negative impact on our revenues and operating performance.

As a result of our series of acquisitions in 2000 and 2001 and the decrease in demand for our services, we had excess manufacturing capacity. In 2001, we implemented a restructuring plan designed to reduce our expenses, increase operating efficiencies and focus our business on higher margin services.

In October 2001, our management and Board of Directors approved a plan to close our Garland, Texas and Marlborough, Massachusetts facilities. Prior to its closure, the Garland plant had manufactured our lowest technology pre-production volume printed circuit boards. The Marlborough plant provided electronic interconnect products to selected customers in the New England area. Our decision to close these facilities was based on their contribution to our financial objectives in 2001 as well as their expected contribution going forward.

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In June 2002, our management and Board of Directors approved a plan to close our Dallas, Texas and Moorpark, California facilities and selected design centers and to restructure various European operations.

In September 2002, our management and Board of Directors approved a plan to write-down unutilized assets, streamline certain manufacturing facilities, and eliminate certain sales offices, including our sales office based in Tokyo.

In December 2002, our management implemented further restructuring initiatives to scale down its Anaheim, California facility, close remaining design centers and reallocate production to facilities with lower cost structures in order to improve operating cash flows.

Restructuring Charges

As a result of the downturn in our business, the related facility closures and restructurings and the decline in our stock price, we have recorded a series of restructuring and goodwill impairment charges over the past two fiscal years that have negatively impacted our results of operations and financial condition.

In conjunction with the closure of the Garland and Marlborough facilities, DDi Capital and DDi Corp. recorded charges in the fourth quarter of 2001 totaling $79.4 million and $79.8 million, respectively. Of these amounts, $3.7 million represent restructuring related inventory impairments and were therefore reflected as a component of gross profit. The remaining $76.1 million of charges were classified as “Restructuring and other related charges” and consist of $51.4 million relating to impairments of intangibles assets, $15.5 million relating to impairments of net property, plant and equipment, and $8.8 million for DDi Capital and $9.2 million for DDi Corp. in accrued restructuring expenses.

In June 2002, in conjunction with the closure of the Texas and Moorpark facilities, selected design centers and other restructuring of various European operations, DDi Capital and DDi Corp. recorded charges in the second quarter of 2002 totaling $17.2 million and $17.9 million, respectively. Of these amounts, $3.4 million for DDi Capital and $3.5 million for DDi Corp. represent restructuring related inventory impairments and were therefore reflected as a component of gross profit. The remaining $13.8 million of charges for DDi Capital and $14.4 million for DDi Corp. were classified as “Restructuring and other related charges.” Such charges consist of $8.2 million for DDi Capital and $8.3 million for DDi Corp. relating to impairments of net property, plant and equipment, and $5.6 million for DDi Capital and $6.1 million for DDi Corp. in accrued restructuring expenses.

In September 2002, in conjunction with the plan to write-down unutilized assets, streamline certain manufacturing facilities, and eliminate certain sales offices, including the office based in Tokyo, DDi Capital and DDi Corp. recorded charges in the third quarter of 2002 totaling $8.7 million and $9.1 million, respectively, which were classified as “Restructuring and other related charges.” Such charges consist of $7.1 million for DDi Capital and $7.5 million for DDi Corp. relating to impairments of net property, plant and equipment, and $1.6 million in accrued restructuring expenses. Such accrued restructuring expenses represent $1.0 million in estimated facilities closure costs such as minimum lease payments through the scheduled maturities of the non-cancelable real property operating leases and the estimated costs of readying facilities for lease or sale and $0.6 million in other exit costs.

During the fourth quarter of 2002, our management implemented further restructuring initiatives to scale down our Anaheim, California facility and close remaining design centers, resulting in restructuring charges of $2.7 million and $3.1 million in DDi Capital and DDi Corp., respectively. Such charges consist of $0.5 million relating to impairment of net property, plant and equipment, $1.6 million in accrued restructuring expenses and $0.5 million and $0.9 million paid in cash for severance and other exit costs for DDi Capital and DDi Corp., respectively. Of the amount of restructuring expenses accrued, $1.1 million was related to severance costs associated with the involuntary termination of 153 staff and management employees and $0.5 million was related to other exit costs. During 2002, DDi Capital and DDi Corp. recorded impairments on net property, plant and equipment aggregating $15.8 million and $16.3 million, respectively.

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Goodwill Impairment

Applicable accounting standards require that goodwill and certain other intangible assets be tested for impairment at least annually or whenever evidence of potential impairment exists. We are required to recognize an impairment charge for the write-down of goodwill if the fair values of our net assets are less than their current recorded book values.

Due to a continued stock price decline during both the second and third quarters of 2002, tests of impairment were performed in each of these quarters. The analyses indicated that the book value of goodwill during each quarter was in excess of its fair value, as determined by the Company’s market capitalization. After assessing the goodwill impairment at a reporting unit level, the Company calculated and recorded goodwill impairment charges of $45.0 million and $7.0 million, respectively, for DDi Capital and $60.0 million and $12.0 million, respectively, for DDi Corp. in the quarters ended June 30 and September 30, 2002, respectively.

Due to evolving financial and other factors affecting our business, primarily our recent discussions with our senior lenders, convertible subordinated noteholders and other stakeholders, and based on business valuations that indicated the book value of goodwill was in excess of its fair value at December 31, 2002, the Company calculated and recorded goodwill impairment charges during fourth quarter 2002 of $76.7 million and $127.0 million for DDi Capital and DDi Corp., respectively.

Default Under Our Senior Credit Facility/Debt Restructuring/Going Concern Qualification

As a result of the continued downturn in our business and the related restructuring and impairment charges over the past two fiscal years, we have had to enter into a series of amendments to the Dynamic Details senior credit facility.

Dynamic Details entered into a Fifth Amendment dated December 31, 2001 to the Dynamic Details senior credit facility, which amendment, among other things, restricted the use of our revolving loan, reset certain of the financial covenants and further restricted the ability to upstream money to DDi Corp.

On June 28, 2002 the Dynamic Details senior credit facility was further amended to, among other things, place tighter restrictions on our ability to borrow under the revolver, required a $30,000,000 capital contribution from DDi Corp. to Dynamic Details into a restricted account, restricted the ability to upstream money to DDi Corp. and again reset certain of the financial covenants.

Our financial performance in the fourth quarter of 2002 has resulted in covenant defaults under the Dynamic Details senior credit facility, specifically related to minimum EBITDA requirements for that quarter and continuing liquidity requirements since December 31, 2002. We have entered into a forbearance agreement with the lenders under the Dynamic Details senior credit facility which provides that they will refrain from exercising any rights or remedies in respect of our failure to comply with the financial covenants. The term of the forbearance agreement expires March 31, 2003, but may be extended until May 9, 2003 if we obtain forbearance agreements from the holders of the DDi Corp. 5.25% convertible subordinated notes and the DDi Corp. 6.25% convertible subordinated notes.

As a result of the default on the Dynamic Details senior credit facility, we were not permitted to pay our interest obligations due on March 1, 2003 on our 5.25% convertible subordinated notes and will not be permitted to pay our interest obligations due on April 1, 2003 on our 6.25% convertible subordinated notes. Failure to make such interest payments within 30 days after their due date will amount in a default under the notes. We have commenced negotiations with the lenders under the Dynamic Details senior credit facility, our convertible subordinated noteholders and other stakeholders with regard to a restructuring of our debt. We do not currently have any agreement with any of the note holders with respect to any such forbearance, amendments, waivers or restructuring, and there can be no assurance that any such agreement could be obtained. See “Liquidity and Capital Resources” and “Factors That May Affect Future Results” within Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

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If we cannot restructure our existing liabilities and/or obtain additional financing, our creditors could take legal action to enforce their claims, including forcing us into bankruptcy. Alternatively, we could seek protection under the bankruptcy laws. As a result of the foregoing, our independent accountants have expressed substantial doubt about the Company’s ability to continue as a going concern.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses for each period.

The following represents a summary of our critical accounting policies, defined as those policies that we believe are: (a) the most important to the portrayal of our financial condition and results of operations, and (b) that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

•	Valuation of long-lived assets—We assess the potential impairment of long-lived tangible and intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Changes in our operating strategy, such as the closure of a facility, can significantly reduce the estimated useful life of such assets. In our 2001 and 2002 Consolidated Statements of Operations, we recorded impairments of long-lived assets resulting from plant closures (see Note 15 to the Consolidated Financial Statements).

•	Goodwill impairment—We assess the potential impairment of goodwill at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. In our 2002 Consolidated Statements of Operations, we recorded impairments of goodwill resulting from the decline of our market capitalization and our evaluation of strategic alternatives to our financing situation (see Note 20 to the Consolidated Financial Statements).

•	Inventory obsolescence—We generally purchase raw materials in quantities that we anticipate will be fully used in the near term. Changes in operating strategy, however, such as the closure of a facility, can limit our ability to effectively utilize all of the raw materials purchased. In our 2001 and 2002 Consolidated Statement of Operations, we recorded restructuring-related inventory impairments resulting from plant closures (see Note 15 to the Consolidated Financial Statements). In addition to evaluations of the market value in connection with significant activities, we regularly monitor potential inventory obsolescence and, when necessary, reduce the carrying amount of our inventory to its market value.

•	Allowance for doubtful accounts—We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

•

Income taxes—As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. The process incorporates an assessment of the current tax exposure together with temporary differences resulting from different treatment of transactions for tax and financial statement purposes. Such differences result in deferred tax assets and liabilities, which are included within the Consolidated Balance Sheet. The recovery of deferred tax assets from future taxable income must be assessed and, to the extent that recovery is not likely, we establish a valuation allowance. Increases in valuation allowances result in the recording of additional tax expense. In our 2002 Consolidated Statements of Operations, we recorded tax expense to establish valuation allowances against our federal and state deferred tax assets

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(see Note 12 to the Consolidated Financial Statements). Further, if our ultimate tax liability differs from the periodic tax provision reflected in the Consolidated Statements of Operations, additional tax expense may be recorded.

•	Litigation and other contingencies—Management regularly evaluates our exposure to threatened or pending litigation and other business contingencies. Because of the uncertainties related to the amount of loss from litigation and other business contingencies, the recording of losses relating to such exposures requires significant judgment about the potential range of outcomes. To date, we have not been affected by any litigation or other contingencies that have had, or are currently anticipated to have, a material impact on our results of operations or financial position. As additional information about current or future litigation or other contingencies becomes available, management will assess whether such information warrants the recording of additional expense relating to the contingencies. Such additional expense could potentially have a material impact on our results of operations and financial position.

We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operations

The following table sets forth income statement data expressed as a percentage of net sales for the periods indicated:

	Year Ended December 31,
	DDi Capital 2000	DDi Corp. 2000	DDi Capital 2001	DDi Corp. 2001	DDi Capital 2002	DDi Corp. 2002
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	61.3	61.5	73.5	72.9	91.7	92.3
Restructuring-related inventory impairment	—	—	1.3	1.0	1.8	1.4

Gross profit	38.7	38.5	25.2	26.1	6.5	6.3
Operating expenses:
Sales and marketing	8.6	8.0	8.9	7.7	10.6	9.2
General and administration	6.8	7.3	5.1	5.8	5.7	6.6
Amortization of intangibles	4.3	4.6	6.2	6.2	—	—
Goodwill impairment	—	—	—	—	69.3	80.0
Restructuring and related charges	—	—	26.6	21.0	13.6	10.7
Reorganization expenses	—	—	—	—	1.1	0.9

Operating income (loss)	19.0	18.6	(21.6)	(14.6)	(93.8)	(101.1)
Interest rate swap valuation	—	—	3.5	2.8	—	—
Interest expense (net)	8.9	10.4	12.1	11.5	4.6	8.9

Income (loss) before income taxes	10.1	8.2	37.2	(28.9)	(98.4)	(110.0)
Income tax benefit (expense)	(4.9)	(4.2)	7.3	5.4	(8.2)	(5.7)

Net income (loss)	5.2%	4.0%	(29.9)%	(23.5)%	(106.6)%	(115.7)%

Year Ended December 31, 2002 Compared to the Year Ended December 31, 2001

Net Sales

DDi Capital net sales decreased $99.1 million (35%) to $185.6 million in 2002, from $284.7 million in 2001. DDi Corp. net sales decreased $112.8 million (31%) to $248.8 million in 2002, from $361.6 million in 2001. Such decreases in net sales are attributable to a reduction in panels produced and the average price per panel, reflecting softened economic conditions in both North America and Europe.

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Gross Profit

DDi Capital gross profit decreased $59.7 million (83%) to $12.0 million, or 7% of net sales, in 2002, from $71.7 million, or 25% of net sales, in 2001. DDi Corp. gross profit decreased $78.6 million (83%) to $15.7 million, or 6% of net sales, in 2002, from $94.3 million, or 25% of net sales, in 2001. The gross profit for DDi Capital and DDi Corp. for 2002 includes charges ($3.4 million for DDi Capital and $3.5 million for DDi Corp.) for inventory write-downs in connection with our second quarter restructuring initiatives (see the discussion of Restructuring and Other Related Charges for further information). Excluding the charges, DDi Capital gross profit was $15.4 million, or 8% of net sales for 2002, down from 27% of net sales for 2001. On the same basis, DDi Corp. gross profit was $19.2 million, or 8% of net sales, down from 27% for 2001. The decreases in the Company’s gross profit resulted from the lower level of net sales generated in 2002. The impact of the decreases in sales was mitigated by various cost control initiatives relating to materials, production personnel and overhead expenses.

Sales and Marketing Expenses

DDi Capital sales and marketing expenses decreased $5.8 million (23%) to $19.7 million in 2002, from $25.4 million in 2001. DDi Corp. sales and marketing expenses decreased $4.6 million (17%) to $23.0 million in 2002, from $27.6 million in 2001. Such decreases in sales and marketing expenses reflect the lower level of net sales, partially offset by additional costs associated with a shift in the overall production mix, resulting in increased commission and other variable expenses.

General and Administration Expenses

DDi Capital general and administration expenses decreased $3.8 million (27%) to $10.5 million in 2002, from $14.4 million in 2001. DDi Corp. general and administration expenses decreased $4.5 million (21%) to $16.5 million in 2002, from $21.0 million in 2001. The decreases in general and administrative expenses reflect the impact of various cost control initiatives. Such expenses increased as a percentage of net sales, however, reflecting the relatively fixed nature of many of these costs.

Restructuring and Other Related Charges

Restructuring and related charges in 2002 were $25.2 million for DDi Capital and $26.6 million for DDi Corp., respectively. Such charges represent costs incurred in connection with management’s decision to close various facilities, eliminate overhead, and remove unutilized assets from productive service. See Note 15  to the Consolidated Financial Statements.

Reorganization Expenses

Reorganization expenses in 2002 were $2.1 million for DDi Capital and $2.3 million for DDi Corp., respectively. Such charges represent $0.6 million of costs relating to professional fees incurred in connection with our efforts to effect a plan of reorganization to deleverage our capital structure and $1.5 million for DDi Capital and $1.7 million of costs relating to our Key Employee Retention Plan. See Note 16 to the Consolidated Financial Statements.

Amortization of Intangibles

Amortization of intangibles for the year ended December 31, 2001 was $17.7 million for DDi Capital and $22.6 million for DDi Corp. Effective January 1, 2002, the Company adopted SFAS No. 142 (see Note 20 to the Consolidated Financial Statements). As a result of the adoption of this standard, the Company recorded no amortization of intangibles for the year ended December 31, 2002.

Goodwill Impairment

DDi Capital and DDi Corp. recorded goodwill impairments of $128.7 million and $199.0 million, respectively, during the year ended December 31, 2002 (see Note 20 to the Consolidated Financial Statements).

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Interest Rate Swap Valuation

DDi Capital and DDi Corp. interest rate swap valuation for the year ended December 31, 2001 represents the change in the fair value of an interest rate swap agreement as of December 31, 2001. See Note 8 to the Consolidated Financial Statements.

Net Interest Expense

DDi Capital net interest expense decreased $25.8 million (75%) to $8.6 million in 2002, from $34.4 million in 2001. Such decrease in net interest expense is due primarily to the retirement of debt in each period. For the year ended December 31, 2002, the Company recorded approximately $1.4 million in net non-cash credits in connection with the prepayment of a portion of the Dynamic Details senior term facility and the modification of the related interest rate exchange agreement. For the year ended December 31, 2001, the Company recorded net interest charges of approximately $19.6 million in connection with the redemption of the Dynamic Details senior subordinated notes in February 2001 and a portion of the DDi Capital senior discount notes in the second quarter of 2001. See Note 6 to the Condensed Consolidated Financial Statements. The decrease in net interest expense also reflects the reduced indebtedness resulting from the aforementioned transactions and the scheduled principal repayments of the Dynamic Details senior term facility. DDi Corp. net interest expense decreased $19.6 million (47%) to $22.1 million in 2002, from $41.7 million in 2001. Such decrease in net interest expense reflects the decrease in net interest expense incurred by DDi Capital, partially offset by interest expense incurred on the DDi Corp. 5.25% convertible subordinated notes issued in February 2001 and the DDi Corp. 6.25% convertible subordinated notes issued in April 2002.

Income Taxes

DDi Capital income taxes increased $36.2 million to an expense of $15.3 million in 2002, from a $20.9 million benefit in 2001. DDi Corp. income taxes increased $33.9 million to an expense of $14.3 million in 2002, from a $19.6 million benefit in 2001. Such increase in income tax expense reflects the impact of substantial non-deductible items, primarily the goodwill impairment (see Goodwill Impairment above), and the valuation allowance relating to federal and certain state deferred tax assets, including certain state tax credits (see Note 12 to the Consolidated Financial Statements).

Based upon the large operating losses and expected future operating results, in the fourth quarter of 2002, management determined that it was more likely than not that all of the deferred tax assets as of December 31, 2002 may not be realized. Consequently, a valuation allowance was established for all of the deferred tax assets that are not expected to be realized.

Year Ended December 31, 2001 Compared to the Year Ended December 31, 2000

Net Sales

DDi Capital net sales decreased $163.7 million (37%) to $284.7 million in 2001, from $448.4 million in 2000. Such decrease in net sales is attributable to a reduction in panels produced and the average price per panel, reflecting softened economic conditions, partially offset by the impact of acquisitions during 2000 and 2001. DDi Capital net sales in 2001 relating to acquisitions in this year were $13.7 million. DDi Corp. net sales decreased $136.1 million (27%) to $361.6 million in 2001, from $497.7 million in 2000. Such decrease in net sales reflects the lower level of DDi Capital sales, partially offset by the impact of the acquisitions of MCM Electronics Limited (“MCM”) in April 2000 and Thomas Walter in March 2001. DDi Corp. net sales for the twelve months ended December 2001 relating to acquisitions in 2001 were $26.4 million.

Gross Profit

DDi Capital gross profit decreased $102.0 million (59%) to $71.7 million, or 25% of net sales, in 2001, from $173.7 million, or 39% of net sales, in 2000. DDi Corp. gross profit decreased $97.2 million (51%) to $94.3 million, or 26% of net sales, in 2001, from $191.5 million, or 38% of net sales, in 2000. The gross profit for DDi Capital and DDi Corp. for 2001 includes a $3.7 million charge for inventory write-downs in connection

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with our restructuring initiatives (see the discussion of Restructuring and Other Related Charges for further information). Excluding the charge, DDi Capital gross profit was $75.5 million, or 27% of net sales for 2001, down from 39% of net sales for 2000. On the same basis, DDi Corp. gross profit was $98.0 million, or 27% of net sales for 2001, down from 38% of net sales for 2000. The decreases in the gross profit for DDi Capital and DDi Corp., excluding the 2001 restructuring charge, resulted from the lower level of sales generated in 2001. The impact of the decreases in sales on gross profit was mitigated by various cost control initiatives relating to materials, production personnel and overhead expenses.

Sales and Marketing Expenses

DDi Capital sales and marketing expenses decreased $13.3 million (34%) to $25.4 million in 2001, from $38.7 million in 2000. DDi Corp. sales and marketing expenses decreased $12.1 million (30%) to $27.6 million in 2001, from $39.7 million in 2000. Such decreases in sales and marketing expenses is primarily due to the lower level of sales generated in 2001, as well as cost control measures.

General and Administration Expenses

DDi Capital general and administration expenses decreased $16.0 million (53%) to $14.4 million in 2001, from $30.4 million in 2000. DDi Corp. general and administration expenses decreased $15.2 million (42%) to $21.0 million in 2001, from $36.2 million in 2000. Such decreases in general and administrative expenses are due to cost control measures.

Restructuring and Other Related Charges

Restructuring and related charges in 2001 were $75.7 million for DDi Capital and $76.1 million for DDi Corp., respectively. Such charges represent costs incurred in the fourth quarter of 2001 in connection with management’s decision to close various facilities and the separation of certain executives from the Company (see Note 15 to the Consolidated Financial Statements).

Amortization of Intangibles

DDi Capital amortization of intangibles decreased $1.8 million (9%) to $17.7 million in 2001, from $19.5 million in 2000. Such decrease in amortization of intangibles is due to the use of accelerated amortization methods with regard to certain identifiable intangibles and the impact of the impairment of intangibles in the fourth quarter of 2001 in connection with our restructuring activities, partially offset by the additional amortization resulting from acquisitions. DDi Corp. amortization of intangibles decreased $0.2 million (1%) to $22.6 million in 2001, from $22.8 million in 2000. Such decrease in amortization of intangibles reflects the decrease in expense incurred by DDi Capital, which was nearly offset by the impact of the acquisitions of MCM and Thomas Walter.

Interest Rate Swap Valuation

Interest rate swap valuation represents the change in the fair value of an interest rate swap agreement. (see Note 8 to the Consolidated Financial Statements). At December 31, 2001, existing interest rate swap agreements for DDi Capital and DDi Corp. qualify as effective cash flow hedges and, accordingly, subsequent changes in fair value are not charged to operations.

Net Interest Expense

DDi Capital net interest expense decreased $5.5 million (14%) to $34.4 million in 2001, from $39.9 million in 2000. Such decrease in net interest expense is due primarily to the repayment of a portion of the amounts owed under the Dynamic Details senior credit facility in April 2000, the redemption of a portion of the DDi Capital senior discount notes in October 2000 and during the second quarter of 2001, and the redemption of the Dynamic Details senior subordinated notes in full in February 2001. Cash generated from equity offerings funded these redemptions. DDi Corp. net interest expense decreased $10.1 million (19%) to $41.7 million in 2001, from

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$51.8 million in 2000. Such decrease in net interest expense reflects the decrease in net interest expense incurred by DDi Capital and the redemption of the DDi Intermediate senior discount notes in full in April and October 2000. These decreases were partially offset by interest expense incurred from the acquisition of MCM and $5 million in interest expense relating to the issuance in February 2001 of the 5.25% convertible subordinated notes due March 1, 2008.

Income Taxes

DDi Capital income taxes decreased $42.9 million to a benefit of $20.9 million in 2001, from a $22.0 million expense in 2000, reflecting a lower level of taxable income earned in 2001. DDi Corp. income taxes decreased $40.4 million to a benefit of $19.6 million in 2001, from a $20.8 million expense in 2000. Such decrease in income tax expense reflects the decreased DDi Capital provision, the impact of the acquisitions of MCM and Thomas Walter, and interest deductions relating to the DDi Corp. 5.25% convertible subordinated notes due March 1, 2008. See Note 12 to the Consolidated Financial Statements for a reconciliation of the tax expense or benefit recorded in each period to the corresponding amount of income tax determined by applying the U.S. Federal income tax rate to the earnings or loss before income taxes.

Quarterly Financial Information

The following tables present selected quarterly financial information for each of the twelve quarters ended December 31, 2002. This information is unaudited but, in our opinion, reflects all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of this information, in accordance with generally accepted accounting principles. These quarterly results are not necessarily indicative of future results.

	DDi Capital, Three Months Ended
	Mar. 31, 2000	June 30, 2000	Sept. 30, 2000	Dec. 31, 2000	Mar. 31, 2001	June 30, 2001	Sept. 30, 2001	Dec. 31, 2001	Mar. 31, 2002	June 30, 2002	Sept. 30, 2002	Dec. 31, 2002
	(in millions)
Net sales	$75.3	$86.9	$132.2	$154.0	$118.7	$65.2	$53.7	$47.1	$47.0	$47.4	$44.9	$46.3
Cost of goods sold	49.0	55.9	83.9	85.9	74.8	44.9	46.4	43.2	42.2	42.3	39.2	46.5
Restructuring-related inventory impairment	—	—	—	—	—	—	—	3.7	—	3.4	—	—

Gross profit	$26.3	$31.0	$48.3	$68.1	$43.9	$20.3	$7.3	$0.2	$4.8	$1.7	$5.7	$(0.2)

	DDi Corp., Three Months Ended
	Mar. 31, 2000	June 30, 2000	Sept. 30, 2000	Dec. 31, 2000	Mar. 31, 2001	June 30, 2001	Sept. 30, 2001	Dec. 31, 2001	Mar. 31, 2002	June 30, 2002	Sept. 30, 2002	Dec. 31, 2002
	(in millions)
Net sales	$75.3	$101.5	$149.6	$171.3	$140.7	$85.8	$70.6	$64.5	$62.5	$62.1	$60.3	$63.9
Cost of goods sold	49.0	66.5	95.1	95.6	88.1	59.3	59.3	56.9	56.2	55.9	54.0	63.5
Restructuring-related inventory impairment	—	—	—	—	—	—	—	3.7	—	3.5	—	—

Gross profit	$26.3	$35.0	$54.5	$75.7	$52.6	$26.5	$11.3	$3.9	$6.3	$2.7	$6.3	$0.4

The quarterly financial information provided above does not present net income (loss) and related per share data. Such information is not presented because it does not allow for meaningful comparisons among quarters; the data fluctuates greatly from quarter to quarter due to the reclassification of our Class A and Class L common stock into new common stock in connection with our initial public offering and due to the changes in our net interest expense (and related tax expense) as a result of the reduction in debt with the use of proceeds from our debt and equity offerings. Further quarterly financial information not presented above is presented in our quarterly reports on Form 10-Q.

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Liquidity and Capital Resources

As of December 31, 2002, cash, cash equivalents and marketable securities, including $9.4 million of restricted funds were $37.7 million for DDi Capital, and $38.4 million for DDi Corp. compared to $39.5 million for DDi Capital, and $45.5 million for DDi Corp. as of December 31, 2001. Our principal source of liquidity to fund ongoing operations for the year ended December 31, 2002 was cash provided by operations and existing cash, cash equivalents and marketable securities available for sale.

Net cash provided by (used in) operating activities for the year ended December 31, 2002 was $(1.5) million for DDi Capital and $(10.9) million for DDi Corp., compared to $47.6 million for DDi Capital and $55.8 million for DDi Corp. for the year ended December 31, 2001 and $61.1 million for DDi Capital and $64.8 million for DDi Corp. for the year ended December 31, 2000.

Capital expenditures for the year ended December 31, 2002 were $8.0 million for DDi Capital, and  $10.7 million for DDi Corp., compared to $24.7 million for DDi Capital and $35.2 million for DDi Corp. for the year ended December 31, 2001 and $24.0 million for DDi Capital and $27.2 million for DDi Corp. during the year ended December 31, 2000.

Our financial performance in the fourth quarter of 2002 has resulted in covenant defaults under the Dynamic Details senior credit facility, specifically related to minimum EBITDA requirements for that quarter and continuing liquidity requirements since December 31, 2002. Accordingly, we have entered into a forbearance agreement with the lenders under the Dynamic Details senior credit facility that is intended to facilitate the restructuring of the Dynamic Details senior credit facility, the DDi Corp. 5.25% convertible subordinated notes and the DDi Corp. 6.25% convertible subordinated notes. The term of the forbearance agreement expires March 31, 2003, but may be extended until May 9, 2003 if certain conditions are met, including that forbearance agreements, which are satisfactory to the lenders under the Dynamic Details senior credit facility, are entered into with the holders of our 5.25% and 6.25% convertible subordinated notes.

If we are unable to enter into forbearance agreements, satisfactory to the lenders under the Dynamic Details senior credit facility, with the holders of DDi Corp’s 5.25% and 6.25% convertible subordinated notes prior to March 31, 2003, enter into satisfactory arrangements with the Dynamic Details senior credit facility lenders to extend its forbearance beyond May 9, 2003, or otherwise reach an agreement to restructure our senior indebtedness, the lenders under the Dynamic Details senior credit facility will have the right to declare our outstanding debt to be immediately due and payable and exercise of all or any of their rights and remedies, including the right to foreclose on the collateral pledged to secure the facility, which consists of substantially all of the assets of Dynamic Details and its subsidiaries.

As a result of the defaults on the Dynamic Details senior credit facility, we were not permitted to pay our interest obligations under the DDi Corp. 5.25% convertible subordinated notes on March 1, 2003 and will not be permitted to pay our interest obligations under the DDi Corp. 6.25% convertible subordinated notes on April 1, 2003. If the interest payment on the 5.25% convertible subordinated notes is not made within 30 days of the due date thereof, the holders of the 5.25% convertible subordinated notes will be able to exercise all of their rights and remedies in connection therewith. Similarly, if the interest payment on the 6.25% convertible subordinated notes is not made within 30 days of the due date thereof, the holders of the 6.25% convertible subordinated notes will be able to exercise all of their rights and remedies in connection therewith.

As a result of the foregoing, we have commenced discussions with the lenders under the Dynamic Details senior credit facility, convertible subordinated noteholders and other stakeholders regarding a consensual restructuring of our obligations through negotiations. A significant portion of DDi Corp.’s convertible subordinated noteholders have formed an ad hoc committee and, in conjunction with their financial advisor, are in discussions with the Company regarding a restructuring of the convertible subordinated notes. In connection with our restructuring efforts, one of the alternatives for a consensual restructuring with our creditors is an

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in-court restructuring, or “prepackaged plan,” under which the Company would attempt to accomplish the restructuring by filing a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court. There can be no assurance that the Dynamic Details senior credit facility or our other indebtedness will be renegotiated on terms acceptable to us.

If we cannot restructure our existing liabilities and/or obtain additional financing, our creditors could take legal action to enforce their claims, including forcing us into bankruptcy. Alternatively, we could seek protection under the bankruptcy laws.

As there are currently no arrangements in place to extend the forbearance period and the existing forbearance period is for less than one year, we have classified all indebtedness relating to the Dynamic Details senior credit facility of approximately $68.5 million to current liabilities at December 31, 2002. In addition, we have reclassified $200.0 million of indebtedness relating to the DDi Corp. 5.25% convertible subordinated notes and the DDi Corp. 6.25% convertible subordinated notes to current liabilities at December 31, 2002 as a result of our current expectation that the convertible subordinated notes will not be repaid in accordance with their stated terms.

As a result of the foregoing, our independent accountants have expressed a substantial doubt about our ability to continue as a going concern. In order to fund operations and execute the current business plan, we will ultimately require a deleveraging of our capital structure. There can be no assurance that we will be able to restructure our debt or that we will have sufficient working capital to fund future operations. If we are not able to restructure our debt or improve our working capital, we may be required to significantly curtail or cease our operating activities and/or our creditors could take legal action to enforce their claims, including forcing us into bankruptcy. Alternatively, we could seek protection under the bankruptcy laws.

Due to the Company’s covenant defaults with respect to the Dynamic Details senior credit facility, we are currently unable to borrow any additional funds under the Dynamic Details senior credit facility. Our European operating subsidiary, DDi Europe, has $11.9 million available for borrowing under its revolving credit facility. At December 31, 2002, we had $4.2 million outstanding under this revolving credit facility.

We expect that our primary sources of cash will be cash on hand, cash generated from operations and, with respect to DDi Europe, revolving borrowings under the DDi Europe facilities agreement. We are currently seeking resolution with respect to the default status of the Dynamic Details senior credit facility and are currently pursuing restructuring of our Dynamic Details senior credit facility, the DDi Corp. 5.25% convertible subordinated notes and the DDi Corp. 6.25% convertible subordinated notes. If we are able to restructure our substantial debt, we anticipate that our current sources of cash will be sufficient to meet our requirements for working capital and capital expenditures for the next 12 months. If we are unable to restructure our debt, and our lenders decide to accelerate our debt, we do not have sufficient liquidity to repay this indebtedness in full. In such event, we would require additional capital and/or may be required to significantly curtail or cease our operating activities or seek protection under bankruptcy laws.

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The following table shows our contractual cash obligations and commercial commitments as of  December 31, 2002:

Payments Due by Period

(in thousands)

	DDi Capital Year Ending December 31,
Commitments	2003	2004	2005	2006	2007	Thereafter	Total

Long-Term Debt	$68,545	—	—	—	16,090	—	$84,635
Capital Lease Obligations	1,509	1,441	1,313	2	—	—	4,265
Operating Leases	6,708	5,999	6,004	4,901	3,345	8,478	35,435

Total Commitments	$76,762	7,440	7,317	4,903	19,435	8,478	$124,335

	DDi Corp. Year Ending December 31,
Commitments	2003	2004	2005	2006	2007	Thereafter	Total

Long-Term Debt	$273,375	4,829	4,829	4,829	20,919	—	$308,781
Capital Lease Obligations	1,829	1,657	1,373	4	2	—	4,865
Operating Leases	9,424	8,484	8,241	6,982	5,343	26,683	65,157

Total Commitments	$284,628	14,970	14,443	11,815	26,264	26,683	$378,803

The Dynamic Details senior credit facility, the DDi Capital senior discount notes, the DDi Corp. 5.25% convertible subordinated notes due March 1, 2008, the DDi Corp. 6.25% convertible subordinated notes due April 1, 2007 and the DDi Europe facilities agreement are described under the caption “Description of Indebtedness.”

Description of Indebtedness

Dynamic Details Senior Credit Facility

Dynamic Details has entered into a credit agreement, as amended, for which JPMorgan Chase Bank is the collateral, co-syndication and administrative agent and for which Bankers Trust Company is the documentation and co-syndication agent. The lenders are a syndicate comprised of various banks, financial institutions or other entities which hold transferable interests in the Dynamic Details senior credit facility. The Dynamic Details senior credit facility, as of December 31, 2002 consists of:

•	Tranche A term facility of approximately $18.7 million;

•	Tranche B term facility of approximately $49.8 million; and

•	a revolving line of credit of up to $50.0 million, including revolving credit loans, letters of credit and swing line loans access is currently not permitted due to the Company’s covenant defaults at December 31, 2002. As of December 31, 2002, Dynamic Details had no borrowings outstanding on this Revolving Credit Facility and had $1.2 million reserved against the Revolving Credit Facility for a letter of credit.

The Dynamic Details senior credit facility is jointly and severally guaranteed by DDi Capital and its subsidiaries and secured by the assets of all of our domestic subsidiaries. Future domestic subsidiaries of Dynamic Details will also guarantee the senior credit facility and secure that guarantee with their assets. The senior credit facility requires Dynamic Details to meet financial ratios and benchmarks and to comply with other restrictive covenants, including restrictions on making distributions or loans to DDi Corp. to pay interest or principal on the notes. As of December 31, 2002, Dynamic Details did not meet its minimum EBITDA requirement and continuing liquidity requirements. As a result, the lenders under the Dynamic Details senior

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credit facility could exercise their remedies and accelerate this debt. We have entered into a forbearance agreement with the lenders under the Dynamic Details senior credit facility which provides that they will refrain from exercising any rights or remedies in respect of our failure to comply with our financial covenants. The term of the forbearance agreement expires March 31, 2003, but may be extended until May 9, 2003 if we obtain forbearance agreements which are satisfactory to the lenders under the Dynamic Details senior credit facility from the holders of the DDi Corp. 5.25% convertible subordinated notes and DDi Corp. 6.25% convertible subordinated notes.

If we cannot restructure our existing liabilities and/or obtain additional financing, our creditors could take legal action to enforce their claims, including forcing us into bankruptcy. Alternatively, we could seek protection under the bankruptcy laws.

The Tranche A term facility amortizes in quarterly installments from June 1999 until July 2004 when the remaining outstanding loans under the Tranche A term facility become repayable. The Tranche B term facility amortizes in quarterly installments from June 1999 until September 2004 at which time the remaining outstanding loans under the Tranche B term facility becomes repayable in two equal quarterly installments with a final payment in April 2005. The revolving line of credit terminates in July 2004.

Borrowings under the Dynamic Details senior credit facility for Tranche A and the revolving credit facility bear interest at varying rates based, at our option, on either one month LIBOR plus 375 basis points or the bank rate plus 375 basis points in each case subject to adjustment based on the consolidated leverage ratio of Dynamic Details, as defined in the credit agreement. Borrowings for Tranche B under the Dynamic Details senior credit facility bear interest at rates based, at our option, on either one month LIBOR plus 400 basis points or the bank rate plus 300 basis points. The overall effective interest rate for the term loans, after giving effect to the interest rate swap agreement, as of December 31, 2002, was 9.92%. Dynamic Details is required to pay to the lenders under the Dynamic Details senior credit facility a commitment fee on the average unused portion of the revolving credit facility and a letter of credit fee on each letter of credit outstanding. The Dynamic Details senior credit facility requires Dynamic Details to apply proceeds of sales of debt, equity or material assets to prepay its senior credit facility, subject to some exceptions, and Dynamic Details must also, in some circumstances, pay excess cash flow to the lenders under its senior credit facility.

DDi Europe Facilities Agreement

In connection with DDi Corp.’s acquisition of MCM Electronics, DDi Corp. assumed MCM Electronics’ debt obligations under a facilities agreement dated May 27, 1999 between MCM Electronics and The Governor and Company of the Bank of Scotland, as arranger, agent, security trustee, term loan bank and working capital bank. MCM Electronics has been combined with our other European operations to form DDi Europe Limited. We amended and restated the facilities agreement in part on November 15, 2001. This facility consists of:

•	Tranche A term loan facility of up to an aggregate principal amount of £17.25 million;

•	Tranche B term loan facility of up to an aggregate principal amount of £0.75 million; and

•	working capital facilities of an aggregate maximum principal amount of £10.0 million

The term loan facilities require DDi Europe to meet financial ratios and to comply with other restrictive covenants. Substantially all of the assets of DDi Europe are pledged as collateral under the DDi Europe facilities agreement.

As of December 31, 2002, an aggregate of £17.6 million, or $28.3 million, was outstanding under the DDi Europe working capital facility. Borrowings under the DDi Europe facilities agreement may only be utilized to fund European operations.

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The Tranche A term loan facility is repayable in increasing quarterly installments beginning in June 2000 with the final payment payable in September 2007. Pursuant to an amendment in November 2001, no payments are due on the Tranche A term loan facility from October 2001 through February 2003. The Tranche B term loan facility is repayable in full in December 2007. The working capital facility is available until November 2003 and may be renewed at Bank of Scotland’s discretion.

Borrowings under the facilities bear interest at varying rates, comprising of three-month U.K. LIBOR at the dates of commencement of the relevant quarterly interest period plus a margin of 150 basis points for Tranche A, Tranche B and the working capital facility. The overall effective interest rate for the DDi Europe term loan facilities, as of December 31, 2002, was 5.52%.

DDi Europe is required to pay non-utilization fees on the average unused portion of each of the facilities.

DDi Capital Senior Discount Notes

The DDi Capital senior discount notes were issued in an aggregate principal amount at maturity of $110 million and will mature on November 15, 2007. The senior discount notes were issued under an indenture dated as of November 18, 1997 between DDi Corp., as issuer, and The State Street Bank and Trust Company, as trustee, as supplemented by the supplemental indenture dated as of February 10, 1998 between DDi Capital and the trustee. The senior discount notes are senior unsecured obligations of DDi Capital. The senior discount notes were issued at a discount to their aggregate principal amount at maturity and accreted in value until November 15, 2002 at a rate per annum equal to 12.5%, compounded semi-annually. Cash interest on the senior discount notes were not accrued prior to November 15, 2002. Thereafter, interest has been and will be accrued at the rate of 12.5% per annum, payable semi-annually in arrears on each May 15 and November 15 of each year commencing May 15, 2003 to the holders of record on the immediately preceding May 1 and November 1, respectively.

On or after November 15, 2002, the DDi Capital senior discount notes may be redeemed at the option of DDi Capital, in whole at any time or in part from time to time, at a redemption price that is greater than the accreted value of the notes, plus accrued and unpaid interest, if any, to the redemption date. We have not redeemed any notes as of December 31, 2002. We used $37.6 million of the proceeds from DDi Corp.’s October 2000 follow-on public offering to repurchase a portion of the DDi Capital senior discount notes with an aggregate principal amount at maturity of $47.0 million, and we used $45.5 million of the proceeds from our February 2001 public offering to repurchase notes with an aggregate principal amount at maturity of $46.9 million.

DDi Corp. 5.25% Convertible Subordinated Notes due March 1, 2008

The DDi Corp. 5.25% convertible subordinated notes were issued in an aggregate principal amount of $100 million and will mature on March 1, 2008. The convertible subordinated notes were issued under an indenture dated as of February 14, 2001, as supplemented by a supplemental indenture dated as of February 14, 2001, in each case between us, as issuer, and The State Street Bank and Trust Company, as trustee. The convertible subordinated notes are subordinated, unsecured obligations of DDi Corp. Cash interest on the convertible subordinated notes accrues at the rate of 5.25% per annum, payable semi-annually in arrears on each March 1 and September 1 of each year commencing September 1, 2001 to the holders of record on the immediately preceding February 15 and August 15, respectively. As a result of our covenant defaults on the Dynamic Details senior credit facility, we were not permitted to pay our interest obligations due on March 1, 2003. Failure to make such interest payments within 30 days after their due date will amount in a default under the subordinated debt. We have commenced discussions with the holders of the 5.25% convertible subordinated notes regarding forbearance agreements, additional amendments or waivers under, or a potential restructuring of, the 5.25% convertible subordinated notes, but we do not currently have any agreement with any of the note holders with respect to any such forbearance, amendments, waivers or restructuring, and there can be no assurance that any such agreement could be obtained.

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On or after March 5, 2004, the convertible subordinated notes may be redeemed at the option of DDi Corp., in whole or in part, at a redemption price that is greater than the outstanding principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date.

DDi Corp. 6.25% Convertible Subordinated Notes due April 1, 2007

On April 2, 2002, DDi Corp. completed its private offering of $100.0 million aggregate principal amount of 6.25% Convertible Subordinated Notes due April 1, 2007. These notes are convertible at any time prior to maturity into shares of common stock at a conversion price of $11.04 per share, subject to certain adjustments. These notes generated proceeds of $95.8 million, net of underwriting discounts. Approximately $47.9 million of the net proceeds from the sale were used to repay a portion of the Dynamic Details Senior Term Facility, $12.5 million was placed in an interest reserve account to cover two years of interest payments on the notes and the remainder was to used for working capital and general corporate purposes. Due to the default under the Dynamic Details senior credit facility, the lenders under the Dynamic Details senior credit facility have blocked the Company’s access to such funds for any purpose.

As a result of our covenant defaults on the Dynamic Details senior credit facility, we will not be permitted to pay our interest obligations due on April 1, 2003. Failure to make such interest payments within 30 days after their due date will amount in a default under the subordinated debt. We have commenced discussions with the holders of the 6.25% Convertible Subordinated Notes regarding forbearance agreements, additional amendments or waivers under, or a potential restructuring of, the 6.25% Convertible Subordinated Notes, but we do not currently have any agreement with any of the note holders with respect to any such forbearance, amendments, waivers or restructuring, and there can be no assurance that any such agreement could be obtained.

In connection with the $47.9 million repayment of the Dynamic Details senior credit facility in April 2002, Dynamic Details elected to amend its swap agreement by reducing the notional balance of the swap to reflect the impact of the debt repayment on the outstanding principal. In connection with the amendment of the swap agreement, Dynamic Details paid approximately $3.1 million to the counterparty, representing the pro-rata portion of the deferred swap liability. In addition, we recorded a write-off of debt issuance costs of approximately $2.0 million, offset by a net credit of $3.4 million as a result of the swap amendment, which collectively are included in net interest expense.

Recently Issued Accounting Standards

In June 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002. The provisions of EITF 94-3 shall continue to apply for exit activities initiated under an exit plan that met criteria of EITF 94-3 before January 1, 2003. We do not anticipate any material impact of the adoption of SFAS No. 146 on our consolidated financial statements.

In November 2002, the FASB issued FASB Interpretation No. (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 requires that at the time a company issues a guarantee which falls within the scope of FIN 45, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. FIN 45 excludes certain types of guarantees from its initial recognition and measurement, including guarantees accounted for as derivative instruments and hedging activities, guarantees relating to performance of non-financial assets that are owned by the guaranteed party (e.g.) product warranties) and guarantees issued in a business combination that represent contingent consideration. These guarantees, however, are subject to the disclosure requirements of FIN 45. The

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disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. We adopted the provisions of FIN 45 relating to footnote disclosure of product warranties during this period. The amount of warranty liability accrued reflects management’s best estimate of the expected future cost of honoring our obligations under warranty. We periodically assesses the adequacy of our recorded warranty liabilities and adjust the amounts as necessary. The warranty accrual as of December 31, 2002 is immaterial to our financial condition and the change in the accrual during the year ended December 31, 2002 is immaterial to our results of operations and cash flows. The initial recognition and initial measurement provisions of FIN 45 are effective on a prospective basis to guarantees issued or modified after December 31, 2002 and is therefore effective for us beginning with our fiscal quarter ending March 31, 2003. We do not anticipate any material impact of the adoption of FIN 45 on our consolidated financial statements.

On December 31, 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for all fiscal years and interim periods ending after December 15, 2002 and is therefore effective for us beginning with our fiscal quarter ending March 31, 2003. Because we have not at this time elected to voluntarily adopt the SFAS 123 fair value method of accounting for stock-based employee compensation, the new transition alternatives of SFAS 148 will not have an impact on our consolidated financial position or results of operations.

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Factors That May Affect Our Future Results

We are currently in default under our Dynamic Details senior credit facility and will not be able to pay our interest obligations under our 5.25% and 6.25% convertible subordinated notes.

Our financial performance in the fourth quarter of 2002 has resulted in covenant defaults under the Dynamic Details senior credit facility, specifically related to minimum EBITDA requirements for that quarter and continuing liquidity requirements since December 31, 2002. Accordingly, we have entered into a forbearance agreement with the lenders under the Dynamic Details senior credit facility that is intended to facilitate the restructuring of the Dynamic Details senior credit facility, the DDi Corp. 5.25% convertible subordinated notes and the DDi Corp. 6.25% convertible subordinated notes. The term of the forbearance agreement expires March 31, 2003, but may be extended until May 9, 2003 if certain conditions are met, including that forbearance agreements, which are satisfactory to the lenders under the Dynamic Details senior credit facility, are entered into with the holders of our 5.25% and 6.25% convertible subordinated notes.

If we are unable to enter into forbearance agreements, satisfactory to the lenders under the Dynamic Details senior credit facility, with the holders of DDi Corp’s 5.25% and 6.25% convertible subordinated notes prior to March 31, 2003, enter into satisfactory arrangements with the Dynamic Details senior credit facility lenders to extend its forbearance beyond May 9, 2003, or otherwise reach an agreement to restructure our senior indebtedness, the lenders under the Dynamic Details senior credit facility under this facility will have the right to declare our outstanding debt to be immediately due and payable and exercise all or any of their rights and remedies, including the right to foreclose on the collateral pledged to secure the facility, which consists of substantially all of the assets of Dynamic Details and its subsidiaries.

As a result of the defaults on the Dynamic Details senior credit facility, we were not permitted to pay our interest obligations under the DDi Corp. 5.25% convertible subordinated notes on March 1, 2003 and will not be permitted to pay our interest obligations under the DDi Corp. 6.25% convertible subordinated notes on April 1, 2003. If the interest payment on the 5.25% convertible subordinated notes is not made within 30 days of the due date thereof, the holders of the 5.25% convertible subordinated notes will be able to exercise all of their rights and remedies in connection therewith. Similarly, if the interest payment on the 6.25% convertible subordinated notes is not made within 30 days of the due date thereof, the holders of the 6.25% convertible subordinated notes will be able to exercise all of their rights and remedies in connection therewith.

As a result of the foregoing, we have commenced discussions with the lenders under the Dynamic Details senior credit facility, convertible subordinated noteholders and other stakeholders regarding a consensual restructuring of our obligations through negotiations. A significant portion of DDi Corp.’s convertible subordinated noteholders have formed an ad hoc committee and, in conjunction with their financial advisor, are in discussions with the Company regarding a restructuring of the convertible subordinated notes. In connection with our restructuring efforts, one of the alternatives for a consensual restructuring with our creditors is an in-court restructuring, or “prepackaged plan,” under which the Company would attempt to accomplish the restructuring by filing a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court. There can be no assurance that the Dynamic Details senior credit facility or our other indebtedness would be renegotiated on terms acceptable to us.

If we cannot restructure our existing liabilities and/or obtain additional financing, our creditors could take legal action to enforce their claims, including forcing us into bankruptcy. Alternatively, we could seek protection under the bankruptcy laws.

Our independent accountants’ report that accompanies our audited financial statements for the year ended December 31, 2002 expresses substantial doubt about our ability to continue as a going concern.

Our independent accountants have expressed a substantial doubt about our ability to continue as a going concern. In addition to seeking resolution to the default status of the senior credit facility, management is currently

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pursuing debt restructuring. There can be no assurance that we will be able to restructure our debt or that we will have sufficient working capital to fund future operations. If we are not able to restructure our debt or improve our working capital, we may be required to significantly curtail or cease our operating activities and/or our creditors could take legal action to enforce their claims, including forcing us into bankruptcy. Alternatively, we could seek protection under the bankruptcy laws.

Substantial Indebtedness

We have a substantial amount of indebtedness. As of December 31, 2002, our total debt was approximately $317.9 million for DDi Corp. and $88.9 million for DDi Capital.

As a result of our level of debt and the terms of our debt instruments and the current defaults under the Dynamic Details senior credit facility:

•	our vulnerability to adverse general economic conditions is heightened;

•	we will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

•	we are and will continue to be limited by financial and other restrictive covenants in our ability to borrow additional funds, consummate asset sales, enter into transactions with affiliates or conduct mergers and acquisitions;

•	our flexibility in planning for, or reacting to, changes in its business and industry will be limited;

•	our customers and potential customers may be reluctant to do business with us due to the uncertainty regarding our financial stability;

•	we are sensitive to fluctuations in interest rates because some of our debt obligations are subject to variable interest rates; and

•	our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

Our ability to pay principal and interest on our indebtedness and to satisfy our other debt obligations will depend upon our ability to deleverage our debt, our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control, as well as the availability of revolving credit borrowings under the DDi Europe facilities agreement or successor facilities. If we are unable to service our indebtedness, we will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, or seeking additional equity capital. There is no assurance that we can effect any of these remedies on satisfactory terms, or at all.

Business Cycles of the End Markets We Serve

The end markets into which we sell printed circuit boards and electronic manufacturing services (including communications and networking equipment; computers and peripherals; medical, automotive, industrial and test equipment; and aerospace equipment) have their own business cycles. Some of these cycles show predictability from year to year. However, other cycles, are unpredictable in commencement, depth and duration. The communications industry entered into a significant downturn in late 2000, which continues as of this date. This has had a negative impact on our revenues and operating performance for the years ended December 31, 2001 and December 31, 2002. The failure of such industries to recover, a worsening of the downturn, or any other event leading to additional excess capacity will negatively impact our revenues, gross margins and operating margins.

Restrictions Imposed by Terms of Indebtedness

The terms of our indebtedness and our current default under the Dynamic Details senior credit facility restrict, among other things, our ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. DDi Europe, DDi Capital and Dynamic Details are also required to maintain

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specified financial ratios and satisfy certain financial condition tests. Our subsidiaries’ ability to meet those financial ratios and tests can be affected by events beyond our subsidiaries’ control, and there can be no assurance that they will meet those tests. We are currently in default under the Dynamic Details senior credit facility. If we are unable to restructure our debt or if we of default in the future, lenders under such indebtedness could elect to declare all amounts outstanding together with accrued interest, to be immediately due and payable. If we were unable to repay such amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. Substantially all the assets of Dynamic Details and its subsidiaries are pledged as security under the Dynamic Details senior credit facility. Substantially all the assets of DDi Europe are pledged as security under the DDi Europe facilities agreement.

Technological Change and Process Development

The market for our products and services is characterized by rapidly changing technology and continuing process development. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products and services that meet changing customer needs, and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. Research and development expenses are expected to increase as manufacturers make demands for products and services requiring more advanced technology on a quicker turnaround basis. We are more leveraged than some of our principal competitors, and therefore may not be able to respond to technological changes as quickly as these competitors.

In addition, the electronics manufacturing services industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for our services. We cannot assure you that we will effectively respond to the technological requirements of the changing market. To the extent we determine that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require us to make significant capital investments. We cannot assure you that we will be able to obtain capital for these purposes in the future or that any investments in new technologies will result in commercially viable technological processes.

Dependence on a Core Group of Significant Customers

Although we have a large number of customers, net sales to our largest customer accounted for approximately 5% of our net sales in 2002. Net sales to our ten largest customers accounted for approximately 26% of our net sales during the same period. We may depend upon a core group of customers for a material percentage of our net sales in the future. Substantially all of our sales are made on the basis of purchase orders rather than long-term agreements. We cannot assure you that significant customers will order services from us in the future or that they will not reduce or delay the amount of services ordered. Any reduction or delay in orders could negatively impact our revenues. In addition, we generate significant accounts receivable in connection with providing services to our customers. If one or more of our significant customers were to become insolvent or otherwise were unable to pay us for the services provided, our results of operations would be adversely affected.

Variability of Orders

Our operating results fluctuate because we sell on a purchase-order basis rather than pursuant to long-term contracts and we expect these fluctuations to continue in the future. We are therefore sensitive to variability in demand by our customers. Because we time our expenditures in anticipation of future sales, our operating results may be less than we estimate if the timing and volume of customer orders do not match our expectations. Furthermore, we may not be able to capture all potential revenue in a given period if our customers’ demand for quick-turnaround services exceeds our capacity during that period. Because of these factors, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. Because a significant portion of our operating expenses are fixed, even a small revenue shortfall can have a disproportionate effect on our operating results. It is possible that, in future periods, our results may be below the expectations of public market analysts and investors. This could cause the market price of DDi Corp.’s common stock to decline.

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Competition

The printed circuit board industry is highly fragmented and characterized by intense competition. We principally compete with independent and captive manufacturers of complex quick-turn and longer-lead printed circuit boards. Our principal competitors include other independent small private companies and integrated subsidiaries of more broadly based volume producers that also manufacture multilayer printed circuit boards and other electronic assemblies. Some of our principal competitors are less highly-leveraged than us and may have greater financial and operating flexibility.

The barriers to entry in our niche are considerable. In order to survive in the quick-turn sector, a competitor must have a very large customer base, a large staff of sales and marketing personnel, considerable engineering resources, and proper tooling and equipment to permit fast turnaround of small lots on a daily basis.

Intellectual Property

Our success depends in part on proprietary technology and manufacturing techniques. Currently, we rely primarily on trade secret protection to safeguard these proprietary techniques. Litigation may be necessary to protect our technology and determine the validity and scope of the proprietary rights of competitors. Intellectual property litigation could result in substantial costs and diversion of our management and other resources. If any infringement claim is asserted against us, we may seek to obtain a license of the other party’s intellectual property rights. We cannot assure you that a license would be available on reasonable terms or at all.

Environmental Matters

Our operations are regulated under a number of federal, state, local and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for us because we use in our manufacturing process materials classified as hazardous such as ammoniacal etching solutions, copper and nickel. In addition, because we are a generator of hazardous wastes, we may be subject to potential financial liability for costs associated with an investigation and any remediation of sites at which we have arranged for the disposal of hazardous wastes if such sites become contaminated. Even if we fully comply with applicable environmental laws and are not directly at fault for the contamination, we may still be liable. The wastes we generate include spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. Violations of environmental laws could subject us to revocation of its effluent discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, thereby negatively impacting revenues and potentially causing the market price of DDi Corp.’s common stock to decline.

Dependence on Key Management

We depend on the services of our senior executives, including Bruce D. McMaster, President and Chief Executive Officer. We cannot assure that we will be able to retain him and other executive officers and key personnel or attract additional qualified management in the future. Mr. McMaster is not a party to an employment agreement with us. Our business also depends on our ability to continue to recruit, train and retain skilled employees, particularly engineering and sales personnel, due to our focus on the technologically advanced and time-critical segment of the electronics manufacturing services industry. In addition, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition. The Company executed a plan to retain employees effective December 19, 2002 under the Key Employee Retention Program (“KERP”). The KERP is a discretionary

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retention bonus program which pays a stay bonus in three installments, on December 31, 2002, July 1, 2003 and January 1, 2004. Each of our senior executives, including Mr. McMaster, have received retention bonuses under the KERP. There can be no assurance that the KERP will be successful in retaining key personnel.

Charter Documents and State Law Provisions

Provisions in our charter and bylaws may have the effect of delaying or preventing a change of control or changes in our management that stockholders consider favorable or beneficial. If a change of control or change in management is delayed or prevented, the market price of our common stock could suffer.

Controlling Stockholders

Investment funds affiliated with Bain Capital, Inc. beneficially own approximately 6% of the outstanding common stock of DDi Corp. In addition, of the six directors who serve on our board, two are current representatives of Bain Capital, Inc. and one is a former representative of Bain Capital, Inc. By virtue of such stock ownership and board representation, these entities will continue to have a significant influence over all matters submitted to our stockholders, including the election of our directors, and to exercise significant control over our business, policies and affairs. Such concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders.

ITEM 7A.     QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

The DDi Europe facilities agreement and the Dynamic Details senior credit facility bear interest at a floating rate; the DDi Capital senior discount notes and DDi Corp. convertible subordinated notes bear interest at fixed rates. We reduce our exposure to interest rate risks through swap agreements.

The Dynamic Details revolving credit facility bears interest at (a) 3.75% per annum plus the applicable LIBOR or (b) 2.00% per annum plus the federal reserve reported overnight funds rate plus 0.5% per annum. As of December 31, 2002, we had no amount outstanding under our revolving credit facility. Due to our current default under the senior credit facility, we are not permitted to utilize the Dynamic Details revolving credit facility. Therefore a 10% change in interest rates during the year ending December 31, 2003, will not affect the interest expense to be incurred on this facility during such period.

Under the terms of the current swap agreement, we pay a maximum annual rate of interest applied to a notional amount equal to the principal balance of the term facility portion of the Dynamic Details senior credit facility. From January 1, 2002 through December 31, 2002, we paid a fixed annual rate of 5.99%, from January 1, 2003 through December 31, 2003, we pay a fixed annual rate of 6.49% and from January 1, 2004 through the scheduled maturity of the Tranche B term facility under the Dynamic Details senior credit facility in 2005 we pay a fixed annual rate of 6.99%. The term loan facility portion of the Dynamic Details senior credit facility bears interest based on one-month LIBOR. As of December 31, 2002, one-month LIBOR was 1.38%. If one-month LIBOR increased by 10% to 1.52%, interest expense related to the term loan facility portion would not increase over the year ending December 31, 2003 due to the fixed rates under the swap agreements. The overall effective interest rate for the term loans, after giving effect to the interest rate swap agreement, as of December 31, 2002, was 9.92%.

The DDi Europe facilities agreement bears interest based on three-month U.K. LIBOR plus a margin of 1.50%. Based upon our anticipated utilization of the DDi Europe revolving credit facility through the period ending December 31, 2003, a 10% change in interest rates is not expected to materially affect the interest expense to be incurred on this facility during such period. As of December 31, 2002, three-month U.K. LIBOR

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was 4.02%. If three-month U.K. LIBOR increased by 10% to 4.42%, interest expense related to the outstanding balances under the DDi Europe facilities agreement would increase by approximately $0.1 million. The overall effective interest rate for DDi Europe term loan facilities as of December 31, 2002 was 5.52%.

A change in interest rates would not have an effect on our interest expense on the DDi Capital senior discount notes or DDi Corp. convertible subordinated notes because these instruments bear a fixed rate of interest.

Foreign Currency Exchange Risk

The sales and expenses and financial results of DDi Europe and of our Canadian operations are denominated in British pounds and Canadian dollars, respectively. We have foreign currency translation risk equal to our net investment in those operations. However, since nearly all of our sales are denominated in local currency or in U.S. dollars, we have relatively little exposure to foreign currency transaction risk with respect to sales made. Based on our fiscal 2003 forecast, the effect of an immediate 10% change in exchange rates would not have a significant impact on our operating results over the year ending December 31, 2003. We do not use forward exchange contracts to hedge exposures to foreign currency denominated transactions and do not utilize any other derivative financial instruments for trading or speculative purposes.

ITEM 8.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statement information, including the report of independent accountants, required by this Item 8 is set forth on pages F-1 to F-44 of this Annual Report on Form 10-K and is hereby incorporated into this Item 8 by reference. The Quarterly Financial Information required by this Item 8 is set forth in Item 7 of this Annual Report on Form 10-K and is hereby incorporated into this Item 8 by reference.

ITEM 9.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

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PART III

ITEM 10.     DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

(a)    DDi Corp.

Information regarding DDi Corp.’s executive officers is included in Item 1A of Part I of this Form 10-K located on page 14 for information concerning our executive officers.

The following table sets forth the directors of DDi Corp., their ages as of March 21, 2003, their term of office as directors, their positions or offices with us and their principal occupations for at least the past five years as of March 21, 2003.

Name	Age	Director Since	Principal Occupation and Other Information
Prescott Ashe	35	1997	Mr. Ashe is a managing director of Golden Gate Capital, a private equity investment firm which he co-founded in 2000. He was principal at Bain Capital from June 1998 until May 2000 and was an associate at Bain Capital from December 1992 to June 1998. Prior to that, he was an analyst at Bain Capital, Inc. and a consultant at Bain & Company, a consulting firm. Mr. Ashe also serves as a director of two of the Company’s subsidiaries, DDi Capital Corp. and Dynamic Details, Incorporated as well as Integrated Circuit Systems, Inc.

Edward W. Conard	46	1997	Mr. Conard has been a managing director of Bain Capital since March 1993. From 1990 to 1992, Mr. Conard was a director of Wasserstein Perella, an investment banking firm that specializes in mergers and acquisitions. Prior to that, he was a vice president at Bain & Company, a consulting company, where he headed the firm’s operations practice area. Mr. Conard also serves as a director of Waters Corporation, Broder Bros., Alliance Laundry Systems, L.L.C., ChipPAC, Inc., Medical Specialties, Inc. and U.S. Synthetic.

Robert Guezuraga	54	2001	Mr. Guezuraga has been Senior Vice President and President, Cardiac Surgery, of Medtronic, Inc. a medical technology company since August 1999. From September 1998 to August 1999, he served as Vice President and General Manager of Medtronic Physio-Control International, Inc., a subsidiary of Medtronic that manufactures, sells and services external defibrillators and related medical equipment and accessories. From August 1994 to September 1998 he served as President and Chief Operating Officer of Physio-Control International, Inc., a medical equipment manufacturer. Prior to that, Mr. Guezuraga served as President and CEO of Positron Corporation from 1987 to 1994 and held various management positions within General Electric Corporation, including GE’s Medical Systems division.

Murray Kenney	46	2001	Mr. Kenney has been a private investor since 1999. From 1992 to 1999, Mr. Kenney was a Managing Director and Co-Founding Partner of Indosuez Capital, the merchant banking unit of Credit Agricole Indosuez, a French financial institution. From 1990 to 1992, Mr. Kenney was with Peter J. Solomon Company, a financial advisory firm. From 1986 to 1990, he was Vice President, Corporate Finance with Drexel Burnham Lambert Incorporated, an investment bank.

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Name	Age	Director Since	Principal Occupation and Other Information

Bruce D. McMaster	41	1997	Mr. McMaster has served as President of the Company since 1991 and as a Director and Chief Executive Officer since 1997. Before becoming President of the Company, Mr. McMaster worked in various management capacities in the Company’s engineering and manufacturing departments. Mr. McMaster also serves as President and Chief Executive Officer of the Company’s subsidiaries, DDi Capital Corp. and Dynamic Details, Incorporated.

Stephen M. Zide	43	1997	Mr. Zide has been a Managing Director at Bain Capital, a private equity investment firm that is affiliated with a group of investment funds that is one of the Company’s principal stockholders (“Bain Capital”) since 2001. From 2000 to 2001, he was a principal at Bain Capital. From 1998 to 2000, he was a managing director at Pacific Equity Partners, a private investment firm that specializes in companies located in Australia and New Zealand. Previously, he was a partner at the law firm of Kirkland & Ellis. Mr. Zide also serves as a director of Alliance Laundry Systems, L.L.C. and Maxim Crane Works.

There are no arrangements or other understandings pursuant to which any of the persons listed in the table above was selected as a director or nominee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of DDi Corp. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during Fiscal 2002 or prior fiscal years, and except as disclosed in the following paragraph, the Company’s officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements.

The following persons made late filings of reports under Section 16(a) of the Exchange Act that related to transactions that occurred during Fiscal 2002: (a) Terry Wright, one of the Company’s executive officers, filed a late Form 5 in February 2003 in connection with a stock option granted in October 2001; (b) John Stumpf, one of the Company’s executive officers, filed a late Form 5 in February 2003 in connection with a stock option granted in October 2001; (c) Joseph Gisch, one of the Company’s executive officers, filed a late Form 5 in February 2003 in connection with a stock option granted in October 2001; and (d) Thomas Ingham, one of the Company’s executive officers, filed a late Form 3 in connection with his initial appointment as an executive officer.

(b)    DDi Capital.

The directors of DDi Capital are Prescott Ashe and Joseph P. Gisch. Mr. Ashe is also a director of DDi Corp. and his business biography is referenced above in paragraph (a) of this Item 10. Mr. Gisch is also an executive officer of DDi Corp. and his business biography is included in Item 1A of Part I of this Annual Report on Form 10-K under the caption “Executive Officers of DDi Corp.”

The executive officers of DDi Capital are Bruce D. McMaster, DDi Capital’s President and Chief Executive Officer, and John Stumpf, DDi Capital’s Chief Financial Officer. Mssrs. McMaster and Stumpf are also executive officers of DDi Corp. The business experience of Messrs. McMaster and Stumpf are included in Item 1A of Part I of this Annual Report on Form 10-K under the caption “Executive Officers of DDi Corp.”

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ITEM 11.     EXECUTIVE COMPENSATION

(a)    DDi Corp.

Compensation of Executive Officers

The Company is required by the SEC to disclose compensation earned during the last three fiscal years by (a) the Company’s Chief Executive Officer; (b) the Company’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 2002; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (a) and (b) above but for the fact that the individual was not serving as an executive officer of the Company at the end of fiscal 2002; provided, however, that no disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

Accordingly, the following sections disclose information regarding compensation earned during the last three fiscal years by (a) Bruce McMaster, the Company’s Chief Executive Officer; (b) Joseph Gisch, Michael Moisan, Terry Wright and Thomas Ingham, the four most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 2002 and whose salary and bonus exceeded $100,000; and (c) Kevin P. McClelland, for whom disclosure would be required as one of the Company’s most highly-compensated executive officers, but for the fact that he was not serving as an executive officer of the Company at the end of fiscal 2002. All of these officers are referred to in this Form 10-K as the “Named Executive Officers.” The Company first became a reporting Company, pursuant to Section 13(a) of the Exchange Act, during Fiscal 2000.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
				Other Annual Compensation ($)		Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compensation ($)
Name and Principal Position	Year	Salary($)	Bonus($)
Bruce D. McMaster. President and Chief Executive Officer	2002 2001 2000	194,814 441,475 476,731	— — 1,232,500	— — —	* * *	— — —	— 80,000 96,000	252,973 103,519 79,712	(1) (1) (1)

Joseph P. Gisch. Senior Vice President of Strategic Planning and Business Development	2002 2001 2000	230,963 273,060 288,558	— — 580,000	— — —	* * *	— — —	— 110,000 57,500	62,028 16,529 13,297	(2) (2) (2)

Michael Moisan. Chief Operations Officer	2002 2001 2000	275,000 289,126 251,923	— — 362,250	— — —	* * *	— — —	— 137,500 53,400	218,737 3,323 1,062	(3) (3) (3)

Terry L. Wright Vice President and Chief Technology Officer	2002 2001 2000	247,500 260,060 226,265	— — 441,320	— — —	* * *	— — —	— 77,500 38,400	56,062 21,460 17,198	(4) (4) (4)

Thomas Ingham Vice President, Sales and Marketing	2002 2001 2000	198,610 135,182 114,158	— 84,264 240,231	— — —	* * *	— — —	2,453 70,000 24,000	66,062 1,062 1,017	(5) (5) (5)

Kevin P. McClelland(6) Former Vice President	2002 2001 2000	276,861 173,115 —	— — —	— — —	* * *	— — —	14,229 130,000 —	1,062 1,062 —	(7) (7)

(Footnotes begin on the following page.)

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(Footnotes from the prior page.)

*	The aggregate amount of perquisites and other benefits paid did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive officer.

(1)	Other compensation for 2002 consisted of: (a) $252,000 representing a discretionary retention bonus under the Dynamic Details Key Employee Retention Program (“KERP”), which was deferred by Mr. McMaster and actually paid in February 2003; (b) $661 representing Company contributions for Mr. McMaster’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McMaster. Other compensation for 2001 consisted of: (a) $102,457 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. McMaster’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McMaster. Other compensation for 2000 consisted of: (a) $78,650 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. McMaster’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McMaster.

(2)	Other compensation for 2002 consisted of: (a) $61,000 representing a discretionary retention bonus under the KERP; (b) $716 representing Company contributions for Mr. Gisch’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Gisch. Other compensation for 2001 consisted of: (a) $15,467 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Gisch’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Gisch. Other compensation for 2000 consisted of: (a) $12,235 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Gisch’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Gisch.

(3)	Other compensation for 2002 consisted of: (a) $58,000 representing a discretionary retention bonus under the KERP; (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Moisan; and (c) $160,425 representing a relocation allowance. Other compensation for 2001 consisted of: (a) $2,281 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Moisan’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Moisan. Other compensation for 2000 consisted of: (a) $750 representing Company contributions for Mr. Moisan’s account under the Company’s 401(k) Plan; and (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Moisan.

(4)	Other compensation for 2002 consisted of: (a) $55,000 representing a discretionary retention bonus under the KERP; (b) $750 representing Company contributions for Mr. Wright’s benefit under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Wright. Other compensation for 2001 consisted of: (a) $20,398 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Wright’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Wright. Other compensation for 2000 consisted of: (a) $16,136 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Wright’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Wright.

(Footnotes continue on the following page.)

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(Footnotes continued from the prior page.)

(5)	Other compensation for 2002 consisted of: (a) $65,000 representing a discretionary retention bonus under the KERP; (b) $750 representing Company contributions for Mr. Ingham’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Ingham. Other compensation for 2001 consisted of: (a) $750 representing Company contributions for Mr. Ingham’s account under the Company’s 401(k) Plan; and (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Ingham. Other compensation for 2002 consisted of: $750 representing Company contributions for Mr. Ingham’s account under the Company’s 401(k) Plan; and (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Ingham. Other compensation for 2000 consisted of: (a) $750 representing Company contributions for Mr. Ingham’s account under the Company’s 401(k) Plan; and (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Ingham.

(6)	Mr. McClelland served as the Company’s Vice President Operations—West Coast until December 2002. Mr. McClelland first joined the Company in 2001.

(7)	Other compensation for 2002 consisted of: $750 representing Company contributions for Mr. McClelland’s account under the Company’s 401(k) Plan; and (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McClelland. Other compensation for 2001 consisted of: (a) $750 representing Company contributions for Mr. McClelland’s account under the Company’s 401(k) Plan; and (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McClelland.

Stock Options

Stock Option Grants.    The following table shows stock option grants to the Named Executive Officers during fiscal 2002.

Option/SAR Grants in Last Fiscal Year

	Number of Securities Underlying Options/ SARs Granted(#)(1)		Percentage of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)(2)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name						5%($)	10%($)
Bruce D. McMaster	91,681	(4)	9.0%	3.81	5/14/2012	$219,676	$556,702
Joseph P. Gisch	12,174	(5)	1.2%	3.81	5/14/2012	$29,170	$73,922
Michael Moisan	7,360	(6)	0.7%	3.81	5/14/2012	$17,635	$44,691
Terry Wright	13,493	(7)	1.3%	3.81	5/14/2012	$32,330	$81,932
Thomas Ingham	2,453	(8)	0.2%	3.81	5/14/2002	$5,878	$14,895
Kevin P. McClelland	14,229	(9)	1.4%	3.81	5/14/2012	$34,094	$86,401

(1)	These options vest as follows: 25% on each of the first and second anniversaries of grant and the remaining 50% in eight equal quarterly installments beginning three months after the second anniversary of grant. Upon a change in control of the Company (as defined in the stock option agreements relating to the respective plans), the options shall, notwithstanding the installment vesting provisions, become immediately exercisable in full.

(2)	All options were granted at the fair market value on the date of grant.

(3)	The Company is required by the SEC to use 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent the Company’s estimate or projection of the future Common Stock price. If the Common Stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

(4)	Consists of 3 incentive stock options and 91,678 nonqualified stock options.

(Footnotes	continue on the following page.)

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(Footnotes continued from the prior page.)

(5)	Consists of 1 incentive stock option and 12,173 nonqualified stock options.

(6)	Consists of 7,360 nonqualified stock options.

(7)	Consists of 3 incentive stock options and 13,490 nonqualified stock options.

(8)	Consists of 2,453 non-qualified stock options.

(9)	Consists of 2,819 incentive stock options and 11,410 nonqualified stock options.

Option Exercises/Fiscal Year End Value.    The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during fiscal 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

	Shares Acquired on Exercise(#)	Value Realized ($)		Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)		Value of Unexercised In- the-Money Options/SARs at Fiscal Year-End($)(1)
Name				Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce D. McMaster	—	—		218,150	152,000	—	—
Joseph P. Gisch	—	—		65,008	153,125	—	—
Michael Moisan	6,692	—	(2)	98,488	127,099	—	—
Terry L. Wright	—	—		47,194	106,300	—	—
Thomas Ingham	—	—		28,713	62,115	—	—
Kevin P. McClelland	—	—		—	—	—	—

(1)	The exercise price of all options held by the Named Executive Officers exceeded the closing price for the Company’s Common Stock on December 31, 2002 (the last trading day of fiscal 2002).

(2)	The closing price of the Company’s Common Stock on the date of exercise exceeded the exercise price of the options.

Employment Contracts and Termination of Employment and Change of Control Arrangements

None of the Company’s Named Executive Officers is currently a party to an employment agreement with the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal 2002, the Company’s Compensation Committee was comprised of Prescott Ashe, Mark R. Benham, Edward W. Conard, and Stephen Pagliuca. No member of the Compensation Committee has ever been an officer of the registrant or any of its subsidiaries.

In March 2000, the Company entered into a stockholders agreement with a number of the Company’s stockholders, including: (a) Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the “Bain Funds”); (b) Chase Manhattan Capital, L.P.; (c) Celerity Dynamo, L.L.C., Celerity Details, L.L.C., Celerity Liquids, L.L.C. (the “Celerity Funds”); (d) Charles D. Dimick, Bruce McMaster, Lee Muse, John Peters, Terry Wright, Joseph P. Gisch; and (e) former shareholders of MCM Electronics. Under the stockholders agreement, the Company granted registration rights with respect to the shares of Common Stock held by these stockholders. The Bain Funds are one of the Company’s largest stockholders, and three current or former directors who served on the Compensation Committee during 2002 are or were affiliated with the Bain Funds. Edward W. Conard and Stephen G. Pagliuca are affiliated with the Bain Funds. Prescott Ashe was formerly affiliated with the Bain Funds. The Celerity Funds were one of the Company’s principal stockholders until October 2000, and one former member of the Compensation Committee, Mark R. Benham, is a partner of Celerity Partners, LLC.

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Investment funds associated with Bain Capital, Inc. and Celerity Partners, LLC are also stockholders of SMTC Corporation, one of the Company’s customers. The Company’s sales to SMTC Corporation, which totaled approximately $1.3 million or approximately 0.5% of the Company’s net sales during 2002, are on terms equivalent to those made available to the Company’s other customers. One former member of the Compensation Committee during 2002, Mark R. Benham, is a partner of Celerity Partners, LLC and also serves as a director of SMTC Corporation.

The Company paid Celerity Partners, LLC a fee of $73,000 during 2002 in connection with the Company’s acquisition of Automata International, Inc. One former member of the Compensation Committee during 2002, Mark R. Benham, is a partner of Celerity Partners, LLC.

Compensation of Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. Prior to March 2001, the Company did not pay any remuneration to the Company’s non-employee directors.

Cash Compensation.    Effective as of March 2001, each non-employee director who is “independent” under the Nasdaq Rules is entitled to receive $2,000 for each Board meeting that he attended. Each independent non-employee director is also entitled to receive $2,000 for each committee meeting that he attended in person or telephonically. In addition, each independent non-employee director is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board and committee meetings. In fiscal 2002, the Company paid Messrs. Guezuraga and Kenney $16,000 each for attendance at board and committee meetings.

Stock Options.    In March 2002, Messrs. Guezuraga and Kenney were each granted an option to purchase 2,500 shares of Common Stock at an exercise price of $11.50 per share. The exercise price for all the options granted to Messrs. Guezuraga and Kenney was based upon the fair market value of Common Stock on the date of grant. On an ongoing basis, (a) the Company intends to grant to each independent non-employee director an option to purchase 20,000 shares of Common Stock upon such director’s initial election to the Board of Directors, which vests over a four-year period, and (b) the Company intends to grant to each independent non-employee director who remains on the Board of Directors an option to purchase an additional 2,500 shares of Common Stock effective at the close of business on each anniversary of the commencement of such director’s initial election to the Board.

(b)    DDi Capital.

The only executive officers of DDi Capital during fiscal 2002 were Bruce McMaster, DDi Capital’s Chief Executive Officer and Joseph Gisch who was DDi Capital’s Chief Financial Officer during fiscal 2002. Information regarding compensation earned during the last three fiscal years by Mssrs. McMaster and Gisch is set forth above under paragraph (a) of this Item 11.

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ITEM 12.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)    DDi Corp.

Beneficial Ownership Table

The following table contains certain information as of March 21, 2003 regarding all persons who were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, each nominee for election to become a director, each of the executive officers named in the Summary Compensation Table set forth below under the caption “Compensation of Executive Officers” (we refer to all these officers as the “Named Executive Officers”) and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission (the “SEC”), or based upon the actual knowledge of the Company.

	Amount and Nature of Beneficial Ownership (1)		Percent of Class(1)(2)(3)
Name	Number of Shares Owned(2)	Right to Acquire(3)
Principal Stockholders:
Masters Capital Management, LLC and Michael Masters	4,500,000	—	9.1%
Capital Research & Management (4)	3,575,000	666,670	8.5%
Citigroup Inc. (5).	1,985,115	1,668,452	7.2%
SMALLCAP World Fund, Inc. (4)	3,100,000	—	6.3%
Putnam Investments LLC (6)	2,933,462	—	6.0%
Bain Capital Funds (7)	2,717,514	49,162	5.6%
Directors and Executive Officers:
Bruce D. McMaster	1,002,297	397,831	2.8%
Prescott Ashe (8)	729,249	7,716	1.5%
Stephen M. Zide (9)	728,003	7,716	1.5%
Edward W. Conard (10)	733,087	7,716	1.5%
Terry Wright	179,513	102,793	*
Joseph P. Gisch	139,847	139,449	*
Michael Moisan	14,173	111,334	*
Thomas Ingham	26,200	36,713	*
Murray Kenney	24,513	10,625	*
Robert Guezuraga	—	10,625	*
Kevin McClelland	—	—	*
All Directors and Executive Officers as a group (11 persons)	2,318,304	882,375	6.4%

*	Indicates beneficial ownership of less than 1% of the issued and outstanding Common Stock.

(1)	Subject to applicable community property and similar statutes.

(2)	Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3)	Shares that can be acquired through stock option exercises, warrant exercises or the conversion of convertible subordinated notes through May 20, 2003 (within 60 days of the March 21, 2003)

(4)	The mailing address for such stockholder is 333 South Hope Street, Los Angeles, California 90071.

(5)	Citigroup Inc. is a holding company and investment manager and advisor for Citicorp Bank. Citigroup shares voting and dispositive power for all of the shares listed, including with certain of its subsidiaries. Salomon Smith Barney Holdings, Inc. (SSB Holdings), a holding company of which Citigroup is the sole stockholder, shares voting and dispositive power for certain of the securities listed.

(Footnotes continued on the following page.)

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(Footnotes continued from the prior page.)

(6)	Represents shares held by the following two subsidiaries of Putnam Investments, LLC which are registered investment advisers, which in turn include securities beneficially held by clients of such investment advisers: (a) Putnam Investment Management, LLC holds 2,159,271 shares; and (b) The Putnam Advisory Company, LLC holds 774,191 shares. The mailing address for such stockholders is One Post Office Square, Boston, Massachusetts 02109.

(7)	Includes shares of Common Stock and warrants to purchase shares of Common Stock, owned by Bain Capital Fund V, L.P. (“Fund V”); Bain Capital Fund V-B, L.P. (“Fund V-B”); BCIP Associates (“BCIP”); and BCIP Trust Associates, L.P (“BCIP Trust”). Fund V beneficially owns 565,925 of these shares and 11,500 warrants. Fund V has sole voting and sole dispositive power with respect to such shares. Fund V-B beneficially owns 1,473,664 of these shares and 29,946 warrants. Fund V-B has sole voting and sole dispositive power with respect to such shares. Bain Capital Partners V, L.P. (“Bain Partners V”), as the sole general partner of Fund V and Fund V-B, may be deemed to share voting and dispositive power with respect to the shares currently held by Fund V and Fund V-B. Bain Capital Investors, LLC (“Bain Investors”), as the sole general partner of Bain Partners, may be deemed to share voting and dispositive power with respect to the shares currently held by Fund V and Fund V-B. BCIP beneficially owns 506,329 of these shares and 4,109 warrants. BCIP has sole voting and sole dispositive power with respect to such shares. BCIP Trust beneficially owns 220,758 of these shares and 3,607 warrants. BCIP Trust has sole voting and sole dispositive with respect to such shares. Bain Investors as the sole member of the management committees of each of BCIP and BCIP Trust, may be deemed to share voting and dispositive power with respect to the shares held by BCIP and BCIP Trust. The address of the Bain Funds is c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(8)	Mr. Ashe directly holds 2,162 shares of Common Stock. The additional shares of Common Stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Ashe and/or entities affiliated with him are partners of BCIP and BCIP Trust and accordingly, may be deemed to beneficially own securities owned by such entities. Mr. Ashe has neither investment or voting power over these securities. Mr. Ashe disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.

(9)	Mr. Zide directly holds 916 shares of Common Stock. The additional shares of Common Stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Zide is a partner of BCIP and BCIP Trust and, accordingly, may be deemed to beneficially own securities owned by such entities. Mr. Zide has neither investment or voting power over these securities. Mr. Zide disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.

(10)	Mr. Conard directly holds 6,000 shares of Common Stock. The additional shares of Common Stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Conard is a Managing Director of Bain Capital Partners, LLC and a general partner of BCIP and BCIP Trust. Accordingly, Mr. Conard may be deemed to beneficially own shares and warrants owned by such entities. Mr. Conard does not have investment or voting power over these securities. Mr. Conard disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.

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Securities Authorized for Issuance under Equity Compensation Plans

The following equity compensation plan has been approved by the Company’s stockholders: the Details Holdings Corp.—Dynamic Circuits 1996 Stock Option Plan. The following equity compensation plans have not been approved by the Company’s stockholders: the 1996 Performance Stock Option Plan, the 1996 Employee Stock Option Plan, the 1997 Details, Inc. Equity Incentive Plan, the Dynamic Circuits 1997 Stock Option Plan and the 2000 Equity Incentive Plan.

The following table sets forth information regarding the number of shares of our common stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of fiscal 2002.

Equity Compensation Plan Information

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	70,922	(1)(2)	$3.90	586,700	(2)(3)
Equity compensation plans not approved by security holders	4,361,007	(2)(4)	$3.93	3,977,637	(2)(5)
Total	4,431,929		$10.45	4,564,337

(1)	Represents shares of common stock that may be issued pursuant to outstanding options granted under the Details Holdings Corp.—Dynamic Circuits 1996 Stock Option Plan.

(2)	No options have been granted under the Details Holdings Corp.—Dynamic Circuits 1996 Stock Option Plan, the 1996 Performance Stock Option Plan, the 1996 Employee Stock Option Plan, or the 1997 Details, Inc. Equity Incentive Plan since prior to the effective date of the 2000 Equity Incentive Plan on April 14, 2000.

(3)	Represents shares of common stock that may be issued pursuant to options available for future grant under the Details Holdings Corp.—Dynamic Circuits 1996 Stock Option Plan.

(4)	Represents shares of common stock that may be issued pursuant to outstanding options granted under the following plans: 80,145 under the 1996 Performance Stock Option Plan, 83,859 under the 1996 Employee Stock Option Plan, 247,251 under the 1997 Details, Inc. Equity Incentive Plan, 55,338 under the Dynamic Circuits 1997 Stock Option Plan and 3,894,414 under the 2000 Equity Incentive Plan.

(5)	Represents shares of common stock that may be issued pursuant to options available for future grant under the following plans: 2,339,737 under the 1996 Performance Stock Option Plan, 107,986 under the 1996 Employee Stock Option Plan, 486,163 under the Dynamic Circuits 1997 Stock Option Plan and 1,043,751 under the 2000 Equity Incentive Plan.

(b)    DDi Capital

All of the capital stock of DDi Capital is held by DDi Intermediate Holdings Corp., and all of the voting stock of DDi Intermediate Holdings Corp. is held by DDi Corp.

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ITEM 13.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2000, we entered into a stockholders agreement with a number of our stockholders, including: (a) Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the “Bain Funds”); (b) Chase Manhattan Capital, L.P.; (c) Celerity Dynamo, L.L.C., Celerity Details, L.L.C., Celerity Liquids, L.L.C. (the “Celerity Funds”); (d) Charles D. Dimick, Bruce McMaster, Lee Muse, John Peters, Terry Wright, Joseph P. Gisch; and (e) former shareholders of MCM Electronics. Under the stockholders agreement, we granted registration rights with respect to the shares of our common stock held by these stockholders. The Bain Funds are one of our largest stockholders, and five of our current or former directors are or were affiliated with the Bain Funds. Edward W. Conard, Stephen G. Pagliuca and Stephen M. Zide are affiliated with the Bain Funds. David Dominik and Prescott Ashe were formerly affiliated with the Bain Funds. The Celerity Funds were one of the Company’s principal stockholders until October 2000, and one of the Company’s former directors, Mark R. Benham, is a partner of Celerity Partners, LLC. Until January 2001, Chase Manhattan Capital, LLC, was one of the Company’s principal stockholders.

Investment funds associated with Bain Capital Partners, LLC and Celerity Partners, LLC are also stockholders of SMTC Corporation, one of our customers. Our sales to SMTC Corporation, which totaled approximately $1.3 million or approximately 0.5% of our net sales during 2002, are on terms equivalent to those made available to our other customers. One of our former directors, Mark Benham, serves as a director of SMTC Corporation.

We paid Celerity Partners, LLC a fee of $73,000 during 2002 in connection with our acquisition of Automata International, Inc. One of our former directors, Mark R. Benham, is a partner of Celerity Partners, LLC.

We believes that the terms of the above-referenced transactions were equal to or better than those that could be negotiated between us and a third party in arm’slength transactions.

On November 30, 2001, pursuant to the terms of a Secured Promissory Note and Pledge Agreement, we loaned the sum of $600,000 to Bruce D. McMaster, President and Chief Executive Officer and member of our Board of Directors. The note which bears interest at the Applicable Federal Rate (2.7% per annum), matured in November 2002, but has not been repaid to date. The note is collateralized by 85,417 shares of Common Stock of DDi Corp. As of March 21, 2003, the outstanding principal and accrued interest due under the note was approximately $622,000. The terms relating to this loan were not negotiated at arm’s-length and were more favorable to Mr. McMaster than terms that could be obtained by an unaffiliated third party.

We believe that the above-referenced transactions will not have a material effect on our financial condition.

ITEM 14.     CONTROLS AND PROCEDURES

Within the 90 days prior to the date of this report, we carried out an evaluation, under the supervision and with the participation of our management, including our President and Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rule 13a-14(c) and 15d-14(c) under the Securities Exchange Act of 1934, as amended. Based upon that evaluation, our President and Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in enabling us to record, process, summarize and report information required to be included in our periodic filings with the Commission within the required time period.

There have been no significant changes to our internal controls or in other factors that could significantly affect internal controls subsequent to the date we carried out its evaluation.

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PART IV

ITEM 15.     EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)(1)  Financial Statements

(a)(2)  Financial Statement Schedules.

Schedule II—Valuation and Qualifying Accounts

All other schedules are omitted because they are not applicable or the required information is shown in the Financial Statements or the notes thereto.

(a)(3)  Exhibits.

The exhibits listed below are hereby filed with the Commission as part of this Annual Report on Form 10-K. Certain of the following exhibits have been previously filed with the Commission pursuant to the requirements of the Securities Act or the Exchange Act. Such exhibits are identified by the parenthetical references following the listing of each such exhibit and are incorporated herein by reference. We will furnish a copy of any exhibit upon request, but a reasonable fee will be charged to cover our expense in furnishing such exhibit.

Exhibit	Description

3.1	Certificate of Incorporation of DDi Merger Co. (Previously filed with Commission on March 30, 2001 as Exhibit 3.1 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

3.2	Amended and Restated By-laws of DDi Corp. (Previously filed with the Commission on March 30, 2001 as Exhibit 3.2 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

3.3	Certificate of Merger of DDi Corp., a California corporation, with and into DDi Merger Co., a Delaware corporation. (Previously filed with the Commission on March 30, 2001 as Exhibit 3.3 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

3.4	DDi Capital Corp. Articles of Incorporation, as amended. (Previously filed with the Commission on November 26, 1997 as Exhibit 3.1 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

3.5	Amendment to the Articles of Incorporation of DDi Capital Corp. dated December 15, 1998. (Previously filed with the Commission on March 31, 1999 as Exhibit 3.1.1 to DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

3.6	DDi Capital Corp. By-laws. (Previously filed with the Commission on November 26, 1997 as Exhibit 3.2 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

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Exhibit	Description

4.1	Stockholders Agreement dated as of March 31, 2000. (Previously filed with the Commission on March 30, 2001 as Exhibit 4.1 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

4.2	Amendment, dated as of October 2, 2000, to the Stockholders Agreement dated as of March 31, 2000. (Previously filed with the Commission on March 30, 2001 as Exhibit 4.2 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

4.3	Amendment, dated as of January 29, 2001, to the Stockholders Agreement dated as of March 31, 2000. (Previously filed with the Commission on March 30, 2001 as Exhibit 4.3 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

4.4	Form of certificate representing shares of Common Stock. (Previously filed with the Commission on April 6, 2000 as Exhibit 4.2 to Amendment No. 3 to DDi Corp.’s Registration Statement on Form S-1, Registration No. 333-95623.)

4.5	Subordinated Indenture dated February 20, 2001 between DDi Corp. and State Street Bank and Trust Company Relating to Subordinated Debt Securities. (Previously filed with the Commission on March 30, 2001 as Exhibit 4.5 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

4.6	Supplemental Indenture dated February 20, 2001 between DDi Corp. and State Street Bank and Trust Company Relating to 5 1/4% Convertible Subordinated Notes due 2008. (Previously filed with the Commission on March 30, 2001 as Exhibit 4.6 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

4.7	Indenture dated as of November 18, 1997 between Details Holdings Corp. and State Street Bank and Trust Company Relating to 12 1/2% Senior Discount Notes due 2007. (Previously filed with the Commission on November 26, 1997 as Exhibit 4.1 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

4.8	Exchange and Registration Rights Agreement dated as of November 18, 1997, regarding Details Holdings Corp. 12 1/2% Senior Discount Notes due 2007. (Previously filed with the Commission on November 26, 1997 as Exhibit 4.3 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

4.9	First Supplemental Indenture dated February 10, 1998 between Details Holdings Corp. and State Street Bank and Trust Company. (Previously filed with the Commission on March 30, 2001 as Exhibit 4.9 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

4.10	Purchase Agreement dated as of March 26, 2002 among DDi Corp., as issuer, and J.P. Morgan Securities Inc. and Robertson Stephens, Inc, as the Initial Purchasers of DDi Corp.’s 6.25% Convertible Subordinated Notes due 2007. (Previously filed with the Commission on June 15, 2002 as Exhibit 10.1 to DDi Corp.’s Quarterly Report on Form 10-Q.)

4.11	Registration Rights Agreement dated as of April 2, 2002 among DDi Corp. and J.P. Morgan Securities Inc. and Robertson Stephens, Inc. (Previously filed with the Commission on June 15, 2002 as Exhibit 10.2 to DDi Corp.’s Quarterly Report on Form 10-Q.)

4.12	Indenture dated April 2, 2002 between DDi Corp., as Issuer, and State Street Bank and Trust Company, as Trustee, relating to DDi Corp.’s 6.25% Convertible Subordinated Notes due 2007. (Previously filed with the Commission on June 15, 2002 as Exhibit 10.3 to DDi Corp.’s Quarterly Report on Form 10-Q.)

Material Contracts Relating to Management Compensation Plans or Arrangements

10.1	Details Holdings Corp.–Dynamic Circuits 1996 Stock Option Plan dated as of July 23, 1998. (Previously filed with the Commission on March 31, 1999 as Exhibit 10.6 to DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

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Exhibit	Description

10.2	Details Holdings Corp.–Dynamic Circuits 1997 Stock Option Plan dated as of July 23, 1998. (Previously filed with the Commission on March 31, 1999 as Exhibit 10.7 to DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.3	Details Holdings Corp. Bonus Plan dated as of July 23, 1998. (Previously filed with the Commission on March 31, 1999 as Exhibit 10.8 to DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.4	DDi Corp. 2000 Equity Incentive Plan. (Previously filed with the Commission on March 22, 2000 as Exhibit 10.8 to Amendment No. 2 to DDi Corp.’s Registration Statement on Form S-1, Registration No. 333-95623.)

10.5	The 1997 Details, Inc. Equity Incentive Plan. (Previously filed with the Commission on November 26, 1997 as Exhibit 10.7 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

10.6	Details, Inc. 1996 Employee Stock Option Plan. (Previously filed with the Commission on November 26, 1997 as Exhibit 10.8 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

10.7	Details, Inc. 1996 Performance Stock Option Plan. (Previously filed with the Commission on November 26, 1997 as Exhibit 10.9 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

10.8	Dynamic Details, Inc. Key Employee Retention Plan.

10.9	Dynamic Details, Inc. Severance Plan for Key Employees and Summary Plan Description Effective December 19, 2002.

10.9.1	Description of Management Bonus Plan. (Previously filed with the Commission on April 22, 2002 as Exhibit 10.8.3 to DDi Corp.’s Annual Report on Form 10-K/A.)

10.9.2	Description of Operational Bounus Plans. (Previously filed with the Commission on April 22, 2002 as Exhibit 10.8.4 to DDi Corp.’s Annual Report on Form 10-K/A.)

Other Material Contracts

10.10	DDi Corp. Employee Stock Purchase Plan. (Previously filed with the Commission on March 22, 2000 as Exhibit 10.37 to Amendment No. 2 to DDi Corp.’s Registration Statement on Form S-1, Registration No. 333-95623).

10.11	DDi Corp. Employee Stock Purchase Plan for Employees of Non-U.S. Subsidiaries. (Previously filed with the Commission on September 12, 2000 as Exhibit 10.40 to DDi Corp.’s Registration Statement on Form S-1, Registration No. 333- 45648).

10.12	Credit Agreement, dated as of July 23, 1998 (and as amended and restated as of August 28, 1998), among Details Capital Corp., Details, Inc., Dynamic Circuits, Inc., the several banks and other financial institutions or entities from time to time parties to this Agreement, Bankers Trust Company, and The Chase Manhattan Bank. (Previously filed with the Commission on March 2, 2000 as Exhibit 10.3.1 to Amendment No. 1 to DDi Corp.’s Registration Statement on Form S-1, Registration No. 333-95623.)

10.13	First Amendment, dated as of March 10, 1999, to the Credit Agreement, dated as of July 23, 1998, among (i) DDi Capital Corp., formerly known as Details Capital Corp.; (ii) Dynamic Details, Incorporated, formerly known as Details, Inc.; (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc.; (iv) the several banks and other financial institutions from time to time parties thereto; (v) Bankers Trust Company.; and (vi) The Chase Manhattan Bank. (Previously filed with the Commission on March 2, 2000 as Exhibit 10.3.2 to Amendment No. 1 to DDi Corp.’s Registration Statement on Form S-1, Registration No. 333-95623.)

59

Exhibit	Description

10.14	Second Amendment, dated as of March 22, 2000, to the Credit Agreement, dated as of July 23, 1998, among (i) DDi Capital Corp., formerly known as Details Capital Corp.; (ii) Dynamic Details, Incorporated, formerly known as Details, Inc.; (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc.; (iv) the several banks and other financial institutions from time to time parties thereto; (v) Bankers Trust Company; and (vi) The Chase Manhattan Bank. (Previously filed with the Commission on March 30, 2001 as Exhibit 10.14 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.15	Third Amendment, dated as of October 10, 2000, to the Credit Agreement, dated as of July 23, 1998, among (i) DDi Capital Corp., formerly known as Details Capital Corp.; (ii) Dynamic Details, Incorporated, formerly known as Details, Inc.; (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc.; (iv) the several banks and other financial institutions from time to time parties thereto; (v) Bankers Trust Company; and (vi) The Chase Manhattan Bank. (Previously filed with the Commission on March 30, 2001 as Exhibit 10.15 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.16	Fourth Amendment, dated as of February 13, 2001, to the Credit Agreement, dated as of July 23, 1998, among (i) DDi Capital Corp., formerly known as Details Capital Corp.; (ii) Dynamic Details, Incorporated, formerly known as Details, Inc.; (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc.; (iv) the several banks and other financial institutions from time to time parties thereto; (v) Bankers Trust Company; and (vi) The Chase Manhattan Bank. (Previously filed with the Commission on March 30, 2001 as Exhibit 10.16 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.17	Fifth Amendment, dated as of December 31, 2001, to the Credit Agreement, dated as of July 23, 1998, among (i) DDi Capital Corp., formerly known as Details, Capital Corp.; (ii) Dynamic Details, Incorporated, formerly known as Details, Inc.; (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc.; (iv) the several banks and other financial institutions from time to time parties thereto; (v) Bankers Trust Company; and (vi) The Chase Manhattan Bank. (Previously filed with the Commission on April 22, 2002 as Exhibit 10.16 to DDi Corp.’s Annual Report on Form 10-K/A.)

10.18	Amendment and Restatement Deed, dated November 15, 2001, relating to a Facilities Agreement dated 27 May 1999, among (i) DDi Europe Limited, formerly known as MCM Electronics Limited, (ii) the additional borrowers named therein, (iii) the other charging parties named therein, and (iv) the Governor and Company of the Bank of Scotland. (Previously filed with the Commission on March 25, 2002 as Exhibit 10.17 to DDi Corp.’s Annual Report on Form 10-K.)

10.19	Working Capital Letter, dated November 15, 2001, among (i) DDi Europe Limited, (ii) the additional borrowers named therein, and (iii) the Governor and Company of the Bank of Scotland. (Previously filed with the Commission on March 25, 2002 as Exhibit 10.18 to DDi Corp.’s Annual Report on Form 10-K.)

10.20	Composite Guarantee and Debenture, dated November 15, 2001, among (i) DDi Europe Limited and the additional charging companies named therein, and (ii) the Governor and Company of the Bank of Scotland. (Previously filed with the Commission on March 25, 2002 as Exhibit 10.19 to DDi Corp.’s Annual Report on Form 10-K.)

10.21	Management Agreement dated October 28, 1997 by and between Details, Inc. and Bain Capital Partners V, L.P. (Previously filed with the Commission on January 20, 1998 as Exhibit 10.6 to Amendment No. 1 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187).

10.22	Termination and Fee Agreement dated April 14, 2000 by and between DDi Corp. and Bain Capital Partners V, L.P. (Previously filed with the Commission on March 30, 2001 as Exhibit 10.18 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

60

Exhibit	Description

10.23	Real Property Master Lease Agreement dated January 1, 1996 between James I. Swenson and Susan G. Swenson, as Trustees of the Swenson Family Trust, and Details, Inc. (Previously filed with the Commission on November 26, 1997 as Exhibit 10.4 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

10.24	Personal Property Master Lease Agreement dated January 1, 1996 between James I. Swenson and Susan G. Swenson, as Trustees of the Swenson Family Trust, and Details, Inc. (Previously filed with the Commission on November 26, 1997 as Exhibit 10.5 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

10.25	Amendment Number One to Real Property Master Lease Agreement dated January 1, 1997 between James I. Swenson and Susan G. Swenson, as trustees of the Swenson Family Trust and Details, Inc. (Previously filed with the Commission on March 30, 2001 as Exhibit 10.38 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.26	Lease dated June 15, 1994, by and between Michael J. Irvin, Trustee of the Davila Living Trust dated March 13, 1989 and Colorado Springs Circuits, Inc., regarding 6031-6035 Galley Road, Colorado Springs, Colorado (Previously filed with the Commission on January 20, 1998 as Exhibit 10.16 to Amendment No. 1 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

10.27	Lease dated June 15, 1994, by and between Michael J. Irvin, Trustee of the Davila Living Trust dated March 13, 1989 and Colorado Springs Circuits, Inc., regarding 2115 Victor Place, Colorado Springs, Colorado (Previously filed with the Commission on January 20, 1998 as Exhibit 10.17 to Amendment No. 1 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

10.28	Lease dated June 15, 1994, by and between Michael J. Irvin, Trustee of the Davila Living Trust dated March 13, 1989 and Colorado Springs Circuits, Inc., regarding 980 Technology Court, Colorado Springs, Colorado. (Previously filed with the Commission on January 20, 1998 as Exhibit 10.18 to Amendment No. 1 to DDi Capital’s Registration Statement on Form S-4, Registration No. 333-41187.)

10.29	Lease Agreement dated July 22, 1991 between Geomax and Dynamic Circuits, Inc. (Previously filed with the Commission on March 31, 1999 as Exhibit 10.30 to DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.30	Lease dated March 20, 1997 by and between Mercury Partners 30, Inc. and Dynamic Circuits, Inc. (Previously filed with the Commission on March 31, 1999 as Exhibit 10.31 to DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.31	Amendment to Lease Agreement, dated as of November 9, 2001 by and between D & D Tarob Properties, LLC and Dynamic Details Incorporated Silicon Valley. (Previously filed with the Commission on March 25, 2002 as Exhibit 10.30 to DDi Corp.’s Annual Report on Form 10-K.)

10.32	Lease dated November 12, 1997 by and between Miller and Associates and Dynamic Circuits Inc. (Previously filed with the Commission on March 30, 2001 as Exhibit 10.27 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.33	Lease dated August 18 ,1998, by and between Mrs. Alberta M. Talley, Trustee and Dynamic Circuits, Inc. (Previously filed with the Commission on March 31, 1999 as Exhibit 10.33 to DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.34	Lease Agreement dated April 14, 1998 by and between Continental Electric Contractors and Cuplex, Inc. (Previously filed with the Commission on March 31, 1999 as Exhibit 10.34 to DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.35	Lease Agreement dated as of May 13, 1996, as amended by a First Lease Amendment dated August 7, 1996, between 410 Forest Street Realty Trust and Cuplex, Inc. (Previously filed with the Commission on March 31, 1999 as Exhibit 10.35 to DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

10.36	Lease Agreement dated as of November 2, 1995, between Trammell Crow International Partners and Cuplex, Inc. (Previously filed with the Commission on March 30, 2001 as Exhibit 10.31 to DDi Corp.’s, DDi Capital’s and Dynamic Details’ combined Annual Report on Form 10-K.)

61

Exhibit	Description

10.37	Asset Purchase Agreement dated June 26, 2000, by and between Dynamic Details, Incorporated, Virginia, and Automata International, Inc., successor by merger to Automata, Inc., Debtor and Debtor in Possession under Case No. 00-2845 (MFW) in the United States Bankruptcy Court for the District of Delaware. (Previously filed with the Commission on September 12, 2000 as Exhibit 10.41 to DDi Corp.’s Registration Statement on Form S-1, Registration No. 333- 45648).

10.38	Amendment No. 1, dated August 1, 2000, to the Asset Purchase Agreement dated June 26, 2000, by and between Dynamic Details, Incorporated, Virginia, and Automata International, Inc., successor by merger to Automata, Inc., Debtor and Debtor in Possession under Case No. 00-2845 (MFW) in the United States Bankruptcy Court for the District of Delaware. (Previously filed with the Commission on September 12, 2000 as Exhibit 10.41.1 to DDi Corp.’s Registration Statement on Form S-1, Registration No. 333-45648).

10.39	Share Purchase Agreement dated October 24, 2002 by and between H.N. Goff, G.P. Harvey and H.L. Williams and DDi Europe Limited.

10.40	Tax Deed dated October 24, 2002 by and between H.N. Goff, G.P. Harvey and H.L. Williams and DDi Europe Limited.

10.41	Minority Share Purchase Agreement dated October 24, 2002 by and between Jamie Fuller and others and DDi Europe Limited.

10.42	Forbearance Agreement dated as of February 26, 2003. (Previously filed with the Commission on March 3, 2003 as Exhibit 99.1 to DDi Corp.’s Current Report on Form 8-K.)

10.43	Sixth Amendment, dated as of June 28, 2002, to the Credit Agreement, dated as of July 23, 1998, among (i) DDi Capital Corp., formerly known as Details, Capital Corp.; (ii) Dynamic Details, Incorporated, formerly known as Details, Inc.; (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc.; (iv) the several banks and other financial institutions from time to time parties thereto; (v) Bankers Trust Company; and (vi) The Chase Manhattan Bank. (Previously filed with the Commission on July 1, 2002 as Exhibit 99.1 to DDi Corp.’s Current Report on Form 8-K.)

12.1	Statement re: computation of ratio of earnings to fixed charges.

21.1	Subsidiaries of DDi Corp.

21.2	Subsidiaries of DDi Capital Corp.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney.

99.1*	Certification of Chief Executive Officer of DDi Corp., Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.2*	Certification of Chief Executive Officer of DDi Capital Corp., Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.3*	Certification of Chief Financial Officer of DDi Corp., Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.4*	Certification of Chief Financial Officer of DDi Capital Corp., Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	Pursuant to Commission Release No. 33-8212, this certification will be treated as “accompanying” this Annual Report on Form 10-K and not “filed” as part of such report for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act and this certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

(b)	Reports on Form 8-K

During the three months ended December 31, 2002, the Company filed one Current Report on Form 8-K dated December 10, 2002 (Item 5) announcing that its common stock would begin trading on The Nasdaq SmallCap Market effective with the opening of the market on Wednesday, December 11, 2002.

62

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Anaheim, state of California, on the 31st day of March, 2003.

DDi CORP.

/s/    JOHN STUMPF

By:

John Stumpf

Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of DDi Corp. and in the capacities and on the dates indicated.

Signature	Title	Date

* Bruce D. McMaster	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JOHN STUMPF John Stumpf	Chief Financial Officer and Treasurer (Principal Financial Officer)	March 31, 2003

* Rebecca H. Yang	Corporate Controller (Principal Accounting Officer)

* Prescott Ashe	Director

* Edward Conard	Director

* Robert Guezuraga	Director

* Murray Kenney	Director

* Stephen Zide	Director

*By:	/s/ JOHN STUMPF
John Stumpf as Attorney-in-fact March 31, 2003

63

CERTIFICATIONS

I, Bruce D. McMaster, certify that:

1. I have reviewed this annual report on Form 10-K of DDi Corp.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: March 31, 2003	By:	/s/ BRUCE D. MCMASTER
Bruce D. McMaster President and Chief Executive Officer (Principal Executive Officer)

64

I, John Stumpf, certify that:

1. I have reviewed this annual report on Form 10-K of DDi Corp.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: March 31, 2003	By:	/s/ JOHN STUMPF
John Stumpf Chief Financial Officer (Principal Financial Officer)

65

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Anaheim, state of California, on the 31st day of March, 2003.

DDi CAPITAL CORP.

/s/    JOHN STUMPF

By:

John Stumpf

Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of DDi Capital Corp. and in the capacities and on the dates indicated.

Signature	Title	Date

* Bruce D. McMaster	President, Chief Executive Officer (Principal Executive Officer)

/s/ JOHN STUMPF John Stumpf	Chief Financial Officer and Treasurer (Principal Financial Officer)	March 31, 2003

* Rebecca H. Yang	Corporate Controller (Principal Accounting Officer)

* Joseph P. Gisch	Director

* Prescott Ashe	Director

*By:	/s/ JOHN STUMPF
John Stumpf as Attorney-in-fact March 31, 2003

66

CERTIFICATIONS

I, Bruce D. McMaster, certify that:

1. I have reviewed this annual report on Form 10-K of DDi Capital Corp.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: March 31, 2003	By:	/s/ BRUCE D. MCMASTER
Bruce D. McMaster President and Chief Executive Officer (Principal Executive Officer)

67

I, John Stumpf, certify that:

1. I have reviewed this annual report on Form 10-K of DDi Capital Corp.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: March 31, 2003	By:	/s/ JOHN STUMPF
John Stumpf Chief Financial Officer (Principal Financial Officer)

68

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

DDi Corp. and DDi Capital Corp.:

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) on page 57 present fairly, in all material respects, the financial position of DDi Corp. and subsidiaries and DDi Capital Corp. and its subsidiary (collectively, the “Company”) at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) on page 57 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As disclosed in Notes 2 and 20 to the consolidated financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”. Accordingly, the Company ceased amortization of its goodwill and other intangible assets with indefinite lives as of January 1, 2002.

As disclosed in Notes 2 and 21 to the consolidated financial statements, effective April 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 145, “Recission of FASB Statements No. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections”. Accordingly, the Company reclassified amounts previously reported as extraordinary items related to the early extinguishment of debt.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses, has a stockholders’ deficit and negative working capital. As described in Notes 1, 6 and 22, the Company is currently in default on its Senior Credit Facility and is not permitted to pay interest obligations on its 5.25% and 6.25% Convertible Subordinated Notes. These matters, amongst others, raise a substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Notes 1 and 6. No adjustments have been made to these consolidated financial statements for these uncertainties.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

January 31, 2003, except for Note 22 as to which the date is March 25, 2003

DDi CORP. AND DDi CAPITAL CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2001	2001	2002	2002
	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.
ASSETS
Current assets:
Cash and cash equivalents	$17,569	$23,629	$28,145	$28,934
Marketable securities—available for sale	21,886	21,886	115	115
Cash, cash equivalents and marketable securities—restricted	—	—	6,250	6,250
Accounts receivable, net	30,385	42,548	28,013	41,986
Inventories	15,196	24,030	16,988	28,240
Prepaid expenses and other	1,766	3,178	2,674	3,963
Income tax receivable	9,001	9,000	—	—
Deferred income tax asset	12,241	12,241	—	—

Total current assets	108,044	136,512	82,185	109,488
Property, plant and equipment, net	79,134	106,869	54,301	83,139
Debt issuance costs, net	6,280	9,778	3,524	10,141
Goodwill and other intangibles, net	144,577	218,984	—	13,982
Cash, cash equivalents and marketable securities—restricted	—	—	3,142	3,142
Other	1,824	2,384	1,242	1,300

Total assets	$339,859	$474,527	$144,394	$221,192

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$17,184	$17,845	$70,054	$275,137
Current portion of deferred interest rate swap income	95	96	—	—
Current maturities of other notes payable	441	441	—	—
Revolving credit facilities	—	2,975	—	4,246
Accounts payable	14,470	26,767	14,062	27,457
Accrued expenses	17,698	27,582	15,553	28,093
Income tax payable	188	2,369	235	68

Total current liabilities	50,076	78,075	99,904	335,001
Long-term debt and capital lease obligations	138,982	260,977	18,846	38,509
Deferred income tax liability	784	1,628	226	2,464
Notes payable and other	11,375	11,375	9,078	9,078

Total liabilities	201,217	352,055	128,054	385,052

Commitments and contingencies (Note 13)

Stockholders’ equity (deficit):
Common stock for DDi Corp. - $0.01 par value, 75,000,000 shares authorized, 47,950,886 and 49,133,015 shares issued and outstanding at December 31, 2001 and 2002, respectively, and for DDi Capital - $0.01 par value, 1,000 shares issued and outstanding at December 31, 2001 and 2002	1	480	1	491
Additional paid-in capital	546,710	541,215	628,950	541,775
Accumulated other comprehensive income (loss)	565	(4,311)	(5,739)	(3,215)
Stockholder receivables	—	(712)	—	(618)
Accumulated deficit	(408,634)	(414,200)	(606,872)	(702,293)

Total stockholders’ equity (deficit)	138,642	122,472	16,340	(163,860)

	$339,859	$474,527	$144,394	$221,192

The accompanying notes are an integral part of these consolidated financial statements.

DDi CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Year Ended December 31,
	2000	2001	2002
Net sales	$448,357	$284,700	$185,612
Cost of goods sold	274,659	209,235	170,258
Restructuring-related inventory impairment	—	3,747	3,397

Gross profit	173,698	71,718	11,957
Operating expenses:
Sales and marketing	38,713	25,447	19,696
General and administration	30,426	14,378	10,535
Amortization of intangibles	19,474	17,681	—
Goodwill impairment	—	—	128,700
Restructuring and other related charges	—	75,713	25,268
Reorganization expenses	—	—	2,092

Operating income (loss)	85,085	(61,501)	(174,334)
Interest rate swap valuation	—	9,981	—
Interest expense (net) and other expense (net)	39,897	34,386	8,616

Income (loss) before income taxes	45,188	(105,868)	(182,950)
Income tax benefit (expense)	(21,996)	20,866	(15,288)

Net income (loss)	$23,192	$(85,002)	$(198,238)

The accompanying notes are an integral part of these consolidated financial statements.

DDi CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2000	2001	2002
Net sales	$497,665	$361,638	$248,826
Cost of goods sold	306,193	263,563	229,653
Restructuring-related inventory impairment	—	3,747	3,465

Gross profit	191,472	94,328	15,708
Operating expenses:
Sales and marketing	39,723	27,627	22,988
General and administration	36,147	21,030	16,521
Amortization of intangibles	22,806	22,568	—
Goodwill impairment	—	—	199,000
Restructuring and other related charges	—	76,089	26,574
Reorganization expenses	—	—	2,267

Operating income (loss)	92,796	(52,986)	(251,642)
Interest rate swap valuation	—	9,981	—
Interest expense (net) and other expense (net)	51,799	41,704	22,148

Income (loss) before income taxes	40,997	(104,671)	(273,790)
Income tax benefit (expense)	(20,793)	19,621	(14,303)

Net income (loss)	20,204	(85,050)	(288,093)
Priority distribution due shares of Class L common stock	(4,356)	—	—

Net income (loss) allocable to common stock	$15,848	$(85,050)	$(288,093)

Income (loss) per share—basic	$0.50	$(1.79)	$(5.98)

Income (loss) per share—diluted	$0.47	$(1.79)	$(5.98)

The accompanying notes are an integral part of these consolidated financial statements.

DDi CAPITAL CORP.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Year Ended December 31,
	2000	2001	2002
Net income (loss)	$23,192	$(85,002)	$(198,238)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	(433)	146
Cumulative effect of adoption of SFAS No. 133	—	(627)	—
Unrealized gain (loss) on interest rate swap agreements, net of income tax effect	—	1,575	(6,404)
Unrealized holding gain (loss) on marketable securities—available for sale	—	50	(46)

Comprehensive income (loss)	$23,192	$(84,437)	$(204,542)

The accompanying notes are an integral part of these consolidated financial statements.

DDi CORP.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Year Ended December 31,
	2000	2001	2002
Net income (loss)	$20,204	$(85,050)	$(288,093)
Other comprehensive income (loss):
Foreign currency translation adjustments	(3,048)	(1,973)	7,257
Cumulative effect of adoption of SFAS No. 133	—	(1,150)	—
Unrealized gain (loss) on interest rate swap agreements, net of income tax effect	—	1,810	(6,115)
Unrealized holding gain (loss) on marketable securities—available for sale	—	50	(46)

Comprehensive income (loss)	$17,156	$(86,313)	$(286,997)

The accompanying notes are an integral part of these consolidated financial statements.

DDi CAPITAL CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share amounts)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 1999	1,000	$1	$199,829	$—	$(346,824)	$(146,994)
Capital contribution from parent, net	—	—	186,468	—	—	186,468
Net income	—	—	—	—	23,192	23,192

Balance, December 31, 2000	1,000	1	386,297	—	(323,632)	62,666
Capital contribution from parent, net	—	—	160,413	—	—	160,413
Foreign currency translation adjustment	—	—	—	(433)	—	(433)
Cumulative adjustment to reflect adoption of SFAS No. 133	—	—	—	(627)	—	(627)
Unrealized gain on interest rate swap agreements, net of income tax effect	—	—	—	1,575	—	1,575
Unrealized holding gain on marketable securities	—	—	—	50	—	50
Net loss	—	—	—	—	(85,002)	(85,002)

Balance, December 31, 2001	1,000	1	546,710	565	(408,634)	138,642
Capital contribution from parent, net	—	—	82,240	—	—	82,240
Foreign currency translation adjustment	—	—	—	146	—	146
Unrealized loss on interest rate swap agreements, net of income tax effect	—	—	—	(6,404)	—	(6,404)
Unrealized holding loss on marketable securities	—	—	—	(46)	—	(46)
Net loss	—	—	—	—	(198,238)	(198,238)

Balance, December 31, 2002	1,000	$1	$628,950	$(5,739)	$(606,872)	$16,340

The accompanying notes are an integral part of these consolidated financial statements.

DDi CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share amounts)

	Common Stock			Stockholder Receivables	Accumulated Deficit	Accumulated Other Comprehensive Loss
			Additional Paid-In Capital				Total
	Shares	Amount

Balance, December 31, 1999	24,302,831	$243	$162,662	$(666)	$(349,354)	$—	$(187,115)
Issuance of common stock upon exercise of stock options	665,376	7	1,261	—	—	—	1,268
Issuance of common stock in initial public offering, net of offering costs of $14,977	12,000,000	120	152,903	—	—	—	153,023
Issuance of common stock in MCM acquisition	2,230,619	22	29,040	—	—	—	29,062
Issuance of common stock in follow-on offering, net of offering costs of $7,557	4,608,121	46	120,848	—	—	—	120,894
Issuance of common stock upon exercise of warrants	451,782	5	102	—	—	—	107
Issuance of common stock through Employee Stock Purchase Plan	69,642	—	1,269	—	—	—	1,269
Income tax benefit of disqualified dispositions of stock options	—	—	171	—	—	—	171
Foreign currency translation adjustment	—	—	—	—	—	(3,048)	(3,048)
Accrued interest on stockholder receivables	—	—	—	(33)	—	—	(33)
Repayment, net, of stockholder receivables	—	—	—	595	—	—	595
Net income	—	—	—	—	20,204	—	20,204

Balance, December 31, 2000	44,328,371	443	468,256	(104)	(329,150)	(3,048)	136,397
Issuance of common stock upon exercise of stock options	531,743	6	3,132	—	—	—	3,138
Issuance of common stock in follow-on offering, net of offering costs of $4,369	3,000,000	30	66,101	—	—	—	66,131
Issuance of common stock through Employee Stock Purchase Plan	90,772	1	1,131	—	—	—	1,132
Foreign currency translation adjustment	—	—	—	—	—	(1,973)	(1,973)
Accrued interest on stockholder receivables	—	—	—	(8)	—	—	(8)
Increase in stockholder receivables	—	—	—	(600)	—	—	(600)
Cumulative adjustment to reflect adoption of SFAS No. 133	—	—	—	—	—	(1,150)	(1,150)
Unrealized gain on interest rate swap agreements, net of income tax effect	—	—	—	—	—	1,810	1,810
Unrealized holding gain on marketable securities	—	—	—	—	—	50	50
Income tax benefit of disqualified dispositions of stock options	—	—	2,391	—	—	—	2,391
Compensation charge for stock option modification	—	—	204	—	—	—	204
Net loss	—	—	—	—	(85,050)	—	(85,050)

Balance, December 31, 2001	47,950,886	480	541,215	(712)	(414,200)	(4,311)	122,472
Issuance of common stock upon exercise of stock options	206,222	2	149	—	—	—	151
Issuance of common stock through Employee Stock Purchase Plan	975,907	9	329	—	—	—	338
Foreign currency translation adjustment	—	—	—	—	—	7,257	7,257
Accrued interest on stockholder receivables	—	—	—	(16)	—	—	(16)
Repayment of stockholder receivables	—	—	—	110	—	—	110
Unrealized loss on interest rate swap agreements, net of income tax effect	—	—	—	—	—	(6,115)	(6,115)
Unrealized holding gain on marketable securities	—	—	—	—	—	(46)	(46)
Compensation charge for stock option modification	—	—	82	—	—	—	82
Net loss	—	—	—	—	(288,093)	—	(288,093)

Balance, December 31, 2002	49,133,015	$491	$541,775	$(618)	$(702,293)	$(3,215)	$(163,860)

The accompanying notes are an integral part of these consolidated financial statements.

DDi CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2000	2001	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$23,192	$(85,002)	$(198,238)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Restructuring and other related charges	—	77,018	26,114
Depreciation	16,690	17,088	16,147
Amortization of debt issuance costs and discount	11,073	5,186	3,439
Amortization of goodwill and intangible assets	19,474	17,681	—
Goodwill impairment	—	—	128,700
Amortization of deferred interest rate swap income	(1,020)	(1,351)	(5,946)
Write-off of debt issuance costs	3,524	4,788	2,014
Write-off of deferred swap income	(1,190)	—	—
Deferred income taxes	(10,829)	(17,370)	29,418
Interest rate swap valuation	—	9,981	—
Gain on sale of fixed assets	—	(32)	(57)
Change in operating assets and liabilities, net of acquisitions:
(Increase) decrease in accounts receivable	(36,368)	59,325	2,396
(Increase) decrease in inventories	(564)	7,815	(5,120)
(Increase) decrease in prepaid expenses and other	(883)	262	(59)
Increase (decrease) in current income taxes	15,361	(6,913)	9,040
Increase (decrease) in accounts payable	6,630	(15,320)	(424)
Increase (decrease) in accrued expenses and other accrued liabilities	15,961	(25,519)	(8,907)

Net cash provided by (used in) operating activities	61,051	47,637	(1,483)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment and leasehold improvements	(24,016)	(24,670)	(7,997)
Proceeds from sale of fixed assets	—	142	199
Purchase of marketable securities—available for sale	—	(51,758)	(133)
Proceeds from sale of marketable securities—available for sale	—	29,922	21,946
Investment in restricted assets	—	—	(12,500)
Merger and acquisition related expenditures, net	—	(535)	(516)
Acquisition of Automata	(19,676)	—	—
Acquisition of Golden, net of cash acquired of $722	(12,473)	—	—
Acquisition of Olympic	—	(12,757)	—
Acquisition of Nelco	—	(2,963)	—
Acquisition of Altatron, net of cash acquired of $81	—	(4,786)	—

Net cash provided by (used in) investing activities	(56,165)	(67,405)	999

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(140,588)	(150,875)	(67,274)
Net repayments on revolving credit facility	—	(186)	—
Payments of debt issuance and capital costs	(742)	(3,915)	(1,142)
Payments of other notes payable	(2,473)	(1,028)	(461)
Principal payments on capital lease obligations	(1,553)	(1,810)	(1,604)
Capital contribution from parent, net	182,759	157,136	85,428
Payments of escrow payable to redeemed stockholders	(1,267)	(1,602)	—
Payments for interest rate swaps	(2,037)	—	—
Payment of pro rata portion of deferred swap liability	—	—	(3,761)

Net cash provided by (used in) financing activities	34,099	(2,280)	11,186

Effect of exchange rate changes on cash	—	(12)	(126)

Net increase (decrease) in cash and cash equivalents	38,985	(22,060)	10,576
Cash and cash equivalents, beginning of year	644	39,629	17,569

Cash and cash equivalents, end of year	$39,629	$17,569	$28,145

The accompanying notes are an integral part of these consolidated financial statements.

DDi CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2000	2001	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$20,204	$(85,050)	$(288,093)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Restructuring and other related charges	—	77,328	26,904
Depreciation	18,730	21,156	21,282
Amortization of debt issuance costs and discount	14,298	5,668	4,650
Amortization of goodwill and intangible assets	22,806	22,568	—
Goodwill impairment	—	—	199,000
Amortization of deferred interest rate swap income	(1,020)	(1,351)	(5,946)
Write-off of debt issuance costs	4,165	4,788	2,014
Write-off of deferred swap income	(1,190)	—	—
Deferred income taxes	(12,673)	(18,298)	31,096
Interest income on stockholder receivables	(33)	(8)	(16)
Interest rate swap valuation	—	9,981	—
Loss (gain) on sale of fixed assets	—	(26)	56
Change in operating assets and liabilities, net of acquisitions:
(Increase) decrease in accounts receivable	(34,953)	61,954	4,905
(Increase) decrease in inventories	(1,212)	5,972	(5,258)
Increase (decrease) in prepaid expenses and other	(936)	(668)	933
Increase (decrease) in current income taxes	12,171	(7,582)	6,358
Increase (decrease) in accounts payable	8,021	(16,754)	(4,195)
Increase (decrease) in accrued expenses and other accrued liabilities	16,453	(23,854)	(4,558)

Net cash provided by (used in) operating activities	64,831	55,824	(10,868)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment and leasehold improvements	(27,214)	(35,158)	(10,715)
Proceeds from sale of fixed assets	—	142	296
Purchase of marketable securities—available for sale	—	(51,758)	(18,912)
Proceeds from sale of marketable securities—available for sale	—	29,922	40,725
Investment in restricted assets	—	—	(12,500)
Merger and acquisition related expenditures	—	(535)	(729)
Acquisition of Kamtronics	—	—	(3,391)
Acquisition of MCM, net of cash acquired of $7,794	(2,599)	(89)	—
Acquisition of Automata	(19,676)	—	—
Acquisition of Golden, net of cash acquired of $722	(12,473)	—	—
Acquisition of Olympic	—	(12,757)	—
Acquisition of Nelco	—	(2,963)	—
Acquisition of Altatron, net of cash acquired of $81	—	(4,786)	—
Acquisition of Thomas Walter	—	(24,787)	—

Net cash used in investing activities	(61,962)	(102,769)	(5,226)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	100,000	100,000
Payments on long-term debt	(207,536)	(155,547)	(68,063)
Net borrowings on revolving credit facilities	—	2,750	1,072
Payments of debt issuance and capital costs	(742)	(7,896)	(5,471)
Payments of other notes payable	(2,473)	(1,028)	(461)
Principal payments on capital lease obligations	(1,902)	(2,789)	(2,549)
Payments of escrow payable to redeemed stockholders	(1,267)	(1,602)	—
Payment of pro-rata portion of deferred swap liability	—	—	(3,761)
Repayment/(borrowing) of stockholder receivables	595	(600)	110
Payments for interest rate swaps	(2,037)	—	—
Net proceeds from issuance of common stock through initial public offering	156,660	—	—
Costs incurred in connection with the issuance of common stock through initial public offering	(3,638)	—	—
Net proceeds from issuance of common stock through follow-on public offerings	122,000	66,975	—
Costs incurred in connection with the issuance of common stock through follow-on public offerings	(1,106)	(844)	—
Issuance of common stock through Employee Stock Purchase Plan	1,270	1,132	338
Proceeds from exercise of stock options	1,375	3,138	151

Net cash provided by financing activities	61,199	3,689	21,366

Effect of exchange rate changes on cash	2,158	11	33

Net increase (decrease) in cash and cash equivalents	66,226	(43,245)	5,305
Cash and cash equivalents, beginning of year	648	66,874	23,629

Cash and cash equivalents, end of year	$66,874	$23,629	$28,934

The accompanying notes are an integral part of these consolidated financial statements.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

1.    BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

Basis of Presentation

The consolidated financial statements for DDi Corp. (“DDi Corp.”) include the accounts of its wholly-owned subsidiaries, DDi Intermediate Holdings Corp. (“Intermediate”) and its subsidiaries and DDi Europe Limited (“DDi Europe” f/k/a MCM Electronics Limited (“MCM”)). The consolidated financial statements for DDi Capital Corp. (“DDi Capital”), a wholly-owned subsidiary of Intermediate, include the accounts of its wholly-owned subsidiary Dynamic Details, Incorporated and its subsidiaries (“Dynamic Details”). Collectively, DDi Corp. and its subsidiaries are referred to as the “Company.”

As more fully described in Note 14, the consolidated financial statements of DDi Corp. include the results of MCM commencing on April 14, 2000, the date of acquisition of MCM, Automata International, Inc. (“Automata”) commencing on August 4, 2000, the date of the acquisition of Automata’s assets, Golden Manufacturing, Inc. (“Golden”) commencing on September 15, 2000, the date of the acquisition of Golden’s assets, Thomas Walter Limited (“Thomas Walter”) commencing on March 5, 2001, the date of acquisition of Thomas Walter, Nelco Technology, Inc. (“Nelco”) commencing on April 27, 2001, the date of acquisition of Nelco’s assets, Olympic Circuits Canada (“Olympic”) commencing on May 9, 2001, the date of acquisition of Olympic, Altatron Technology Inc. (“Altatron”) commencing on June 4, 2001, the date of acquisition of Altatron’s assets and Kamtronics, Limited (“Kamtronics”) commencing October 24, 2002, the date of acquisition of Kamtronic’s assets. All intercompany transactions have been eliminated in consolidation.

Recapitalization—In October 1997, the Company completed a recapitalization transaction with a group of investors. The historical bases of the Company’s assets and liabilities were not affected.

In connection with the recapitalization, DDi Corp. incorporated Dynamic Details, Incorporated (“Dynamic Details”) as a wholly-owned subsidiary and contributed substantially all of its assets, subject to certain liabilities, to Dynamic Details. In November 1997, DDi Corp. organized DDi Capital Corp. (“DDi Capital”) as a wholly-owned subsidiary, and in February 1998, contributed substantially all its assets (including all of the shares of common stock of Dynamic Details), subject to certain liabilities, including discount notes (as described in Note 6, the “Capital Senior Discount Notes”), to DDi Capital. In July 1998, DDi Corp. organized Intermediate as a wholly-owned subsidiary and contributed all of the shares of common stock of DDi Capital to Intermediate. In April 2000, DDi Corp. acquired MCM, (see Note 14) and has subsequently combined MCM with its other European operations to form DDi Europe Limited (“DDi Europe”). DDi Europe, Dynamic Details and Dynamic Details Design LLC, a wholly-owned subsidiary of Intermediate formed in 1998, represent the operating divisions of DDi Corp.

Reclassification—Concurrent with the closing of DDi Corp.’s initial public offering on April 14, 2000 (see Note 19), each share of Class L common stock was reclassified into one share of Class A common stock plus an additional number of shares of Class A common stock (determined by dividing the preference amount of such per share by the initial public offering price of $14.00 per share). Class A and Class L common stock shared ratably in the net income (loss) remaining after giving effect to the 12% yield on the Class L common stock. Each share of Class A common stock was then converted into 2.8076 shares of new common stock when DDi Corp. reincorporated in the state of Delaware. All periods presented have been retroactively adjusted for the effect of the reclassification and stock split.

Continued Existence

The accompanying financial statements have been prepared assuming the Company will continue as a going-concern.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

The Company has incurred losses of approximately $702.3 million through December 31, 2002, has a stockholders’ deficit of approximately $163.9 million and negative working capital of approximately $225.5 million, attributable to the classification of $268.5 million of debt as current liabilities. The Company is in default on its Senior Credit Facility and is not permitted to pay its interest obligations on its 5.25% and 6.25% Convertible Subordinated Notes (see Notes 6 and 22). Failure to make such interest payments within 30 days after their due date will amount in a default under the notes. In addition to seeking resolution to the default status of the Senior Credit Facility, management is currently pursuing debt restructuring. There can be no assurance that the Company will be able to restructure its debt or that the Company will have sufficient working capital to fund future operations. If the Company is not able to deleverage its debt or improve its working capital, it may be required to significantly curtail or cease its operating activities and/or its creditors could take legal action to enforce their claims, including forcing the Company into bankruptcy. Alternatively, the Company could seek protection under the bankruptcy laws. No adjustments have been made to the accompanying financial statements for these uncertainties.

Nature of Business

The Company provides technologically advanced, time-critical electronics design, development and manufacturing services to original equipment manufacturers and other providers of electronics manufacturing services. The Company serves over 2,000 customers in the communications, networking, computer, medical, automotive industrial and aerospace industries.

2.    SIGNIFICANT ACCOUNTING POLICIES

The preparation of the Company’s consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America, requires the Company to make estimates and judgments that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses for each period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and cash equivalents—Management defines cash and cash equivalents as highly liquid deposits with maturities of 90 days or less when purchased. The Company maintains cash and cash equivalents balances at certain financial institutions in excess of amounts insured by federal agencies. Management does not believe that as a result of this concentration it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships.

Marketable securities—The Company classifies its existing marketable equity securities as available-for-sale in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” These securities, consisting of government and agency bonds and corporate bonds, are carried at fair market value, with unrealized gains and losses reported in stockholders’ equity (deficit) as a component of accumulated other comprehensive income (loss). Realized gains or losses on securities sold are based on the specific identification method.

Inventories—Inventories include freight-in, materials, labor and manufacturing overhead costs and are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Property, plant and equipment—Property, plant and equipment are stated at cost or in the case of property, plant and equipment acquired through business combinations, at fair value based upon allocated purchase price at the acquisition date. Depreciation is provided over the estimated useful lives of the assets using both the straight-line and accelerated methods. For leasehold improvements, amortization is provided over the shorter of the estimated useful lives of the assets or the lease term and included in the caption depreciation expense.

Debt issuance costs and debt discounts—The Company defers certain debt issuance costs relating to the establishment of its various debt facilities and the issuance of its debt instruments (see Note 6). These costs are capitalized and amortized over the expected term of the related indebtedness using the effective interest method.

The Company issued the Capital Senior Discount Notes (as defined in Note 6) at a discount. Discounts are reflected in the accompanying balance sheets as a reduction of face value and are amortized over the expected term of the related indebtedness using the effective interest method. Amortization included as interest expense for DDi Capital amounted to approximately $9.2 million, $3.1 million and $1.9 million for the years ended December 31, 2000, 2001 and 2002, respectively. Amortization included as interest expense for DDi Corp. amounted to approximately $12.4 million, $3.1 million and $1.9 million for the years ended December 31, 2000, 2001 and 2002, respectively.

Business combinations—The Company has accounted for all business combinations through December 31, 2001 as purchases in accordance with Accounting Principles Board (“APB”) Opinion No. 16. As of January 1, 2002, the Company adopted SFAS No. 141 “Business Combinations” and has accounted for all business combinations since then as purchases in accordance with SFAS No. 141. The results of operations since the date of acquisition are included in the consolidated financial statements.

Revenue recognition—The Company recognizes revenue when there is persuasive evidence of an arrangement with the customer which states a fixed and determinable sales price and terms, delivery of the product has occurred in accordance with the terms of the sale and collectibility of the sale is reasonably assured. The Company provides a normal warranty on its products and accrues an estimated amount for this expense at the time of the sale.

Shipping costs—Shipping costs billed to customers are included in revenue with related costs in cost of goods sold.

Comprehensive income—SFAS No. 130 “Reporting Comprehensive Income” establishes requirements for reporting and disclosure of comprehensive income (loss) and its components. Comprehensive income (loss) includes unrealized holding gains and losses and other items that have previously been excluded from net income and reflected instead in stockholders’ equity (deficit). Comprehensive income (loss) for DDi Capital and DDi Corp. consists of net income (loss) plus the effect of foreign currency translation adjustments, unrealized holding gains on marketable securities classified as available-for-sale and unrealized net gains (losses) on interest rate swaps and related unrealized net tax impact.

The Company adopted SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” on January 1, 2001 (see Note 8). In accordance with the transition provisions of SFAS No. 133, DDi Capital and DDi Corp. recorded a cumulative-effect-type adjustment to accumulated other comprehensive income (loss) for the initial difference between the book value and fair value of interest rate swap agreements as of January 1, 2001.

Concentration of credit risk—Financial instruments which potentially expose the Company to concentration of credit risk consist principally of trade accounts receivable. To minimize this risk, the Company performs ongoing credit evaluations of customers’ financial condition and maintains contacts with its customers which

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

allows the Company to monitor current changes in business operations so it can respond as needed; the Company, however, generally does not require collateral. In 2002 and 2001, no individual customer accounted for 10% or more of the Company’s net sales and no individual customer accounted for 10% or more of the Company’s total receivables at the respective year end. In 2000, one individual customer accounted for 11% of DDi Corp.’s net sales.

Environmental matters—The Company expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Expenditures which extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company determines its liability on a site-by-site basis and records a liability at the time when it is probable and can be reasonably estimated. To date, such costs have not been material (see Note 13).

Income taxes—Prior to January 1, 2002, the Company records on its balance sheet deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in different periods for financial statement purposes versus tax return purposes. Management provides a valuation allowance for net deferred tax assets when it is more likely than not that a portion of such net deferred tax assets will not be recovered through future operations (see Note 12). DDi Capital is included as part of the consolidated tax return filed by DDi Corp. For financial statement purposes, DDi Capital has provided for income taxes as if it were filing separately throughout each year.

Net interest expense—The Company adopted SFAS No. 145 “Recission of FASB Statements No. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections” in the beginning of the second quarter of 2002. In accordance with SFAS No. 145, the Company accounts for the impact of the early extinguishment of debt as a component of net interest expense (see Note 21).

Long-lived assets—The Company followed SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS No. 121 requires that long-lived assets, including goodwill, be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates potential impairment by comparing the carrying amount of the assets with the estimated undiscounted cash flows associated with them. If an impairment exists, the Company measures the impairment utilizing discounted cash flows.

During the year ended December 31, 2001, pursuant to an evaluation under SFAS No. 121, the Company determined that the intangibles associated with the Dallas and Moorpark facilities to be closed in connection with the Company’s 2001 restructuring plan (see Note 15) have a fair value of zero. The Company estimated the amount of the impairment by comparing the discounted cash flows expected to be generated from the assets of the closed facilities to their carrying value. As a result, the Company recorded an adjustment to the carrying value of these intangible assets of $51.4 million to restructuring and related charges in the fourth quarter of 2001.

On January 1, 2002, the Company adopted the provisions of SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company evaluates long-lived assets that are to be disposed by sale and measures them at the lower of book value or fair value less cost to sell and evaluates long-lived assets associated with discontinued operations for impairment.

Goodwill and identifiable intangibles—Prior to January 1, 2002, the Company amortized the goodwill recorded as a result of its business combinations on a straight-line basis ranging from 20 years to 25 years, from

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

the date of each transaction. Management believed that the estimated useful lives established at the dates of each transaction were reasonable based on the economic factors applicable to each of the businesses. Identifiable intangibles represented assets acquired through business combinations, and were stated at their fair values based upon purchase price allocations as of the transaction date. At December 31, 2001 these assets were primarily comprised of developed technologies, customer relationships/tradenames, and assembled workforce. The developed technology assets were being charged to income over their estimated useful lives ranging from 5 to 10 years, using straight-line and accelerated methods of amortization, reflective of the relative contribution of each developed technology in periods following the acquisition date. The customer relationships/tradenames assets were being amortized on a straight-line basis over their estimated useful lives of 18 years. The assembled workforce assets were being amortized on a straight-line basis over their estimated useful lives ranging from 4 to 5 years. As of December 31, 2001, the accumulated amortization related to goodwill and identifiable intangibles for DDi Capital was approximately $52.6 million and $59.6 million, respectively. As of December 31, 2001, the accumulated amortization related to goodwill and identifiable intangibles for DDi Corp. was approximately $55.9 million and $67.7 million, respectively. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” and prospectively ceased amortization of goodwill and other intangible assets with indefinite lives. SFAS No. 142 requires goodwill and intangible assets that are not amortized be tested for impairment at least annually (see Note 20).

Foreign currency translation—The Company has designated local currency as the functional currency for its foreign subsidiaries. Accordingly, the assets and liabilities of foreign subsidiaries are translated at the rates of exchange at the balance sheet date. The income and expense items of these subsidiaries are translated at average monthly rates of exchange. The resulting translation gains and losses are included as a component of stockholders’ equity (deficit) on the consolidated balance sheet. The impact of these translation gains and losses on comprehensive income (loss) are included on the consolidated statements of comprehensive income (loss).

Derivative financial instruments—The Company has only limited involvement with derivative financial instruments. From October 1998 through December 31, 2001 the Company utilized interest rate exchange agreements (“Swap Agreements”) (see Note 8) to reduce the risk of fluctuations in interest rates applicable to its Senior Term Facility (see Note 6).

On January 1, 2001, the Company adopted SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities.” In accordance with the transition provisions of SFAS No. 133, DDi Capital and DDi Corp. recorded a cumulative-effect-type adjustment to accumulated other comprehensive income (loss) of approximately $0.6 million and $1.2 million, respectively, for the initial difference between the book value and fair value of interest rate swap agreements as of January 1, 2001. The fair value of interest rate swaps at December 31, 2002 and 2001 are included in accrued expenses and other long-term liabilities in the consolidated balance sheets.

Stock options—The Company has adopted SFAS No. 123, “Accounting for Stock-Based Compensation,” which establishes a fair value based method of accounting for compensation cost related to stock option plans and other forms of stock-based compensation plans. The Company has elected to provide the pro forma disclosures as if the fair value based method had been applied. In accordance with SFAS No. 123, the Company applies the intrinsic value based method of accounting defined under APB Opinion No. 25, and accordingly, does not recognize compensation expense for its plans to the extent employee options are issued at exercise prices equal to or greater than the fair market value at the date of grant.

Basic and diluted earnings per share—The Company has adopted the provisions of SFAS No. 128 “Earnings Per Share,” which requires the Company to report both basic net income (loss) per share, which is

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

based on the weighted average number of common shares outstanding, excluding contingently issuable shares such as the Class L common stock that were contingently convertible into common stock upon certain events, and diluted net income (loss) per share, which is based on the weighted average number of common shares outstanding and dilutive potential common shares outstanding.

Prior to the initial public offering (see Note 1 and Note 19), the Company had two classes of common stock, Class A common stock (“Class A common”) and Class L common stock (“Class L common”). Class L common was identical to Class A common, except that each share of Class L common was entitled to a preferential payment upon any distribution by the Company equal to the original cost of such share ($364.09) plus an amount which accrues from the original issuance date on a daily basis at 12% per annum, compounded quarterly. After payment of this preference amount, each share of Class A common and Class L common would then share equally in all distributions.

The following is a reconciliation of the numerator and denominator used in the primary and diluted income (loss) per share calculation:

	Year Ended December 31,
	2000	2001	2002
Numerator:
Net income (loss)	$20,204	$(85,050)	$(288,093)
Priority distribution due shares of Class L common stock	(4,356)	—	—

Net income (loss) allocable to common stock	$15,848	$(85,050)	$(288,093)

Denominator:
Weighted average shares of common stock outstanding (basic)	31,781,536	47,381,516	48,175,353
Dilutive potential common shares:
Stock options and warrants	1,738,911	—	—

Shares used in computing diluted income (loss) per share	33,520,447	47,381,516	48,175,353

As a result of the net loss incurred during the years ended December 31, 2001 and 2002, potential common shares of 4,594,633 and 12,815,504, respectively, were anti-dilutive and excluded from the diluted net loss per share calculation for those periods.

Segment reporting—SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise that engages in business activities from which it may earn revenues and incur expenses whose separate financial information is available and is evaluated regularly by the Company’s chief operating decision makers, or decision making group, to perform resource allocations and performance assessments.

The Company’s chief operating decision maker is the Chief Executive Officer. Based on the evaluation of the Company’s financial information, management believes that the Company operates in one reportable segment which develops, manufactures, assembles and tests complex printed circuit boards, backpanels and related

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

electronic products. The Company operates in two geographical areas, domestic (U.S.A.) and international. Revenues are attributed to the country to which the product is sold. Revenues by product and service are not reported as it is impracticable to do so. During the years ended December 31, 2000, 2001 and 2002 there were no material assets in or revenues realized from any individual foreign country.

The following summarizes financial information by geographic area for DDi Corp.:

	Year ended December 31,
	2000	2001	2002
Net sales:
Domestic	$408,151	$262,729	$176,245
Europe	67,503	84,434	63,839
Other	22,011	14,475	8,742

Total	$497,665	$361,638	$248,826

Net sales by geographic area for DDi Capital for the years ended December 31, 2000, 2001 and 2002 are the same except the sales to Europe were $18.2 million, $7.5 million and $0.6 million for the years ended December 31, 2000, 2001 and 2002, respectively.

	December 31,
	2001	2002
Long-lived assets:
Domestic	$222,101	$65,173
International	115,914	46,531

Total	$338,015	$111,704

Long-lived assets for DDi Capital at December 31, 2001 and 2002 consist of $218,603 and $58,556 in domestic long-lived assets and $13,212 and $3,653 in international long-lived assets, respectively.

Reclassifications—Certain prior year amounts have been reclassified to conform with the 2002 presentation.

Recently issued accounting standards—In June 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002. The provisions of EITF 94-3 shall continue to apply for exit activities initiated under an exit plan that met criteria of EITF 94-3 prior to January 1, 2003. The Company does not anticipate any material impact of the adoption of SFAS No. 146 on its consolidated financial statements.

In November 2002, the FASB issued FASB Interpretation No. (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 requires that at the time a company issues a guarantee which falls within the scope of FIN 45, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

and must disclose that information in its interim and annual financial statements. FIN 45 excludes certain types of guarantees from its initial recognition and measurement, including guarantees accounted for as derivative instruments and hedging activities, guarantees relating to performance of non-financial assets that are owned by the guaranteed party (e.g. product warranties) and guarantees issued in a business combination that represent contingent consideration. These guarantees, however, are subject to the disclosure requirements of FIN 45. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted the provisions of FIN 45 relating to footnote disclosure of product warranties during this period. The amount of warranty liability accrued reflects management’s best estimate of the expected future cost of honoring Company obligations under warranty. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The warranty accrual as of December 31, 2002 is immaterial to the financial condition of the Company, and the change in the accrual during the year ended December 31, 2002 is immaterial to the Company’s results of operations and cash flows. The initial recognition and initial measurement provisions of FIN 45 are effective on a prospective basis to guarantees issued or modified after December 31, 2002 and is therefore effective for the Company beginning with its fiscal quarter ending March 31, 2003. The Company does not anticipate any material impact of the adoption of FIN 45 on its consolidated financial statements.

On December 31, 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for all fiscal years and interim periods ending after December 15, 2002 and is therefore effective for the Company beginning with its fiscal quarter ending March 31, 2003. Because the Company has not at this time elected to voluntarily adopt the SFAS 123 fair value method of accounting for stock-based employee compensation, the new transition alternatives of SFAS 148 will not have an impact on its consolidated financial position or results of operations.

3.    ACCOUNTS RECEIVABLE

Accounts receivable, net consist of the following:

	DDi Capital		DDi Corp.
	December 31, 2001	December 31, 2002	December 31, 2001	December 31, 2002
Accounts receivable	$34,662	$29,454	$47,549	$44,086
Less: Allowance for doubtful accounts	(4,277)	(1,441)	(5,001)	(2,100)

	$30,385	$28,013	$42,548	$41,986

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

4.    INVENTORIES

Inventories consist of the following:

	DDi Capital		DDi Corp.
	December 31, 2001	December 31, 2002	December 31, 2001	December 31, 2002
Raw materials	$9,868	$8,964	$14,325	$15,376
Work-in-process	3,493	5,759	6,840	8,536
Finished goods	1,835	2,265	2,865	4,328

	$15,196	$16,988	$24,030	$28,240

5.    PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	DDi Capital		DDi Corp.
	December 31, 2001	December 31, 2002	December 31, 2001	December 31, 2002
Buildings and leasehold improvements	$23,557	$17,287	$28,695	$23,376
Machinery and equipment	93,810	88,071	138,428	139,017
Office furniture and equipment	17,043	9,734	21,494	15,833
Vehicles	269	246	878	246
Land	2,235	1,614	2,235	1,614
Deposits on equipment	554	1,736	554	1,736

	137,468	118,688	192,284	181,822
Less: Accumulated depreciation	(58,334)	(64,387)	(85,415)	(98,683)

	$79,134	$54,301	$106,869	$83,139

The depreciable lives assigned to buildings are 30-40 years. Existing leasehold improvements are depreciated over 3-9 years for DDi Capital and 3-22 years for DDi Corp. Machinery, office furniture, equipment and vehicles are each depreciated over 3-7 years. Deposits are not depreciated as the related asset has not been placed into service.

Buildings and leasehold improvements for both DDi Corp. and DDi Capital include capital leases of approximately $4.5 million with related accumulated depreciation of $3.0 million and $3.1 million at December 31, 2001 and 2002, respectively. DDi Capital machinery and equipment includes capital leases of approximately $4.9 million and $4.2 million, with related accumulated depreciation of $2.7 million and $2.2 million at December 31, 2001 and 2002, respectively. DDi Corp. machinery and equipment includes capital leases of approximately $7.8 million and $5.5 million, with related accumulated depreciation of $3.6 million and $2.5 million at December 31, 2001 and 2002, respectively.

The land and building associated with the closure of the Garland, Texas facility (see Note 15) held for sale by the Company has a book value of approximately $6.1 million and $2.5 million at December 31, 2001 and 2002, respectively.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

6.    LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations consist of the following:

	DDi Capital		DDi Corp.
	December 31, 2001	December 31, 2002	December 31, 2001	December 31, 2002
Senior Term Facility	$135,819	$68,545	$135,819	$68,545
5.25% Convertible Subordinated Notes	—	—	100,000	100,000
6.25% Convertible Subordinated Notes	—	—	—	100,000
12.5% Capital Senior Discount Notes, face amount of $16,090 at December 31, 2001 and 2002, net of unamortized discount of $1,612 and $0 at December 31, 2001 and 2002, respectively	14,478	16,090	14,478	16,090
DDi Europe Facilities Agreement	—	—	21,840	24,146
Capital lease obligations	5,869	4,265	6,685	4,865

Sub-total	156,166	88,900	278,822	313,646
Less: current maturities	(17,184)	(70,054)	(17,845)	(275,137)

Total	$138,982	$18,846	$260,977	$38,509

Senior Credit Facility

In connection with the merger with Dynamic Circuits, Inc. (“DCI”) (see Note 14), Dynamic Details entered into an agreement with a co-syndication of banks, including JPMorgan Chase Bank (formerly Chase Manhattan Bank, N.A.) and Bankers Trust Company. Borrowings under this agreement consist of the Senior Term Facility and the Revolving Credit Facility (collectively, the “Senior Credit Facility”). Under the terms of this agreement, Dynamic Details must comply with certain restrictive covenants, which include the requirement that Dynamic Details meet certain financial tests. The Company’s financial performance in the fourth quarter of 2002 has resulted in covenant defaults under the Senior Credit Facility, specifically related to minimum EBITDA requirements for that quarter and continuing liquidity requirements since December 31, 2002. The Company has entered into a forbearance agreement with its Senior Credit Facility lenders which provides that they will refrain from exercising any rights or remedies in respect of the Company’s failure to comply with its financial covenants and certain contemplated future defaults. The term of the forbearance agreement expires March 31, 2003 (see Note 22), but may be extended until May 9, 2003 if the Company obtains forbearance agreements from the holders of the 5.25% Convertible Subordinated Notes and the 6.25% Convertible Subordinated Notes. As there are currently no arrangements in place to extend the forbearance period and the existing forbearance period is for less than one year, the Company has classified approximately $68.5 million of indebtedness relating to the Senior Credit Facility in current liabilities at December 31, 2002. In the event the Company is unable to enter into satisfactory arrangements with the Senior Credit Facility lenders to extend the forbearance beyond May 9, 2003, this indebtedness could become due and payable shortly thereafter. In addition, Dynamic Details is restricted from making certain payments, including dividend payments to its stockholders. The Senior Credit Facility is jointly and severally guaranteed by Intermediate and DDi Capital, and is collateralized by a pledge of substantially all of the capital stock of Dynamic Details and certain of its subsidiaries. The Senior Credit Facility expires in April 2005.

On June 28, 2002 the Dynamic Details Senior Credit Facility was further amended to, among other things, place tighter restrictions on the ability to borrow under the revolver, required a $30,000,000 capital contribution from DDi Corp. to Dynamic Details into a restricted account, restricted the ability to upstream money to DDi Corp. and reset certain of the financial covenants.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Senior Term Facility

Under the Senior Term Facility, $255.0 million ($105.0 million under Tranche A and $150.0 million under Tranche B) was advanced to Dynamic Details in connection with the merger with DCI (see Note 14) on July 23, 1998. Scheduled principal and interest payments are due, subject to the resolution of the covenant default and related forbearance agreement discussed above, quarterly beginning June 30, 1999 (other than with respect to the last installment, which is due on July 22, 2004 and April 22, 2005 for Tranche A and Tranche B, respectively). Borrowings under the Senior Term Facility bear interest at a floating rate at the Company’s option at a rate equal to either (1) 3.75%, for Tranche A, and 4.00%, for Tranche B, per annum plus the applicable one-month LIBOR rate or (2) 3.75%, for Tranche A, and 3.00%, for Tranche B, per annum plus the higher of (a) the applicable prime lending rate of JPMorgan Chase Bank (4.25% at December 31, 2002) or (b) the federal reserve reported overnight funds rate plus  1/2 of 1% per annum (the “Index Rate”). The applicable margin of 3.75% for Tranche A is subject to reduction in accordance with an agreed upon pricing grid based on decreases in the Company’s consolidated leverage ratio, defined as consolidated total debt to consolidated EBITDA (earnings before net interest expense, income taxes, depreciation, amortization and extraordinary or non-recurring expenses). As of December 31, 2002, the Company elected the one-month LIBOR rate (1.4% at December 31, 2002), reset monthly. The overall effective interest rate for the Senior Term Facility, after giving effect to the interest rate swap agreement (see Note 8), as of December 31, 2002, was 9.92%. The balance at December 31, 2001 and 2002 was $135.8 million and $68.5 million, respectively.

Revolving Credit Facility

Dynamic Details also has a $50.0 million Revolving Credit Facility for revolving credit loans, letters of credit and swing line loans which expires on July 22, 2004. Advances under the Revolving Credit Facility bear interest at the Company’s option at a rate equal to either (1) 3.75% per annum plus the applicable one-month LIBOR rate or (2) 2.00% per annum plus the Index Rate. In addition, Dynamic Details is required to pay a fee of 0.5% per annum on the average unused commitment under the Revolving Credit Facility. Access to the Revolving Credit Facility is not permitted due to covenant defaults at December 31, 2002. At December 31, 2001 and 2002, Dynamic Details had no borrowings outstanding on this Revolving Credit Facility and had $0.7 million and $1.2 million, respectively, reserved against the Revolving Credit Facility for letters of credit. As of December 31, 2002, the Company elected the one-month LIBOR rate (1.4% at December 31, 2002), reset monthly.

5.25% Convertible Subordinated Notes

On February 14, 2001, DDi Corp. issued 5.25% Convertible Subordinated Notes due March 1, 2008 with an aggregate principal of $100.0 million. These notes are convertible at any time prior to maturity into shares of common stock at a conversion price of $30.00 per share, subject to certain adjustments. These notes generated proceeds of $97.0 million, net of underwriting discounts. The net proceeds of this transaction were used to repurchase a portion of the Capital Senior Discount Notes and the Dynamic Details Senior Subordinated Notes.

As a result of the default under the Senior Credit Facility and the terms of the forbearance agreement, the Company was not permitted to pay its interest obligations on March 1, 2003. Failure to make such interest payments within 30 days of their due date will amount in a default. The Company’s current expectation is that the convertible subordinated notes will not be repaid in accordance with its stated terms. As a result, the Company has classified this debt as current at December 31, 2002.

6.25% Convertible Subordinated Notes

On April 2, 2002, DDi Corp. completed its private offering of $100.0 million aggregate principal amount of 6.25% Convertible Subordinated Notes due April 1, 2007. These notes are convertible at any time prior to

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

maturity into shares of common stock at a conversion price of $11.04 per share, subject to certain adjustments. These notes generated proceeds of $95.8 million, net of underwriting discounts. Approximately $47.9 million of the net proceeds from the sale were used to repay a portion of the Dynamic Details Senior Term Facility, $12.5 million was placed in an interest reserve account to cover two years of interest payments on the notes (reflected as restricted cash on the consolidated balance sheet at December 31, 2002) and the remainder is being used for working capital and general corporate purposes.

In connection with the $47.9 million repayment of the Senior Term Facility, Dynamic Details elected to amend its swap agreement by reducing the notional balance of the swap to reflect the impact of the debt repayment on the outstanding principal. In connection with the amendment of the swap agreement, Dynamic Details paid approximately $3.1 million to the counterparty, representing the pro-rata portion of the deferred swap liability. In addition, the Company recorded a write-off of debt issuance costs of approximately $2.0 million, offset by a net credit of $3.4 million as a result of the swap amendment, which collectively are included in net interest expense.

As a result of the default under the Senior Credit Facility and the terms of the forbearance agreement, the Company is not permitted to pay its interest obligations due on April 1, 2003. Failure to make such interest payments within 30 days of their due date will amount in a default. The Company’s current expectation is that the convertible subordinated notes will not be repaid in accordance with their stated terms. As a result, the Company has classified this debt as current at December 31, 2002.

Capital Senior Discount Notes

In November 1997, DDi Capital issued $110.0 million face amount at maturity (net proceeds of $60.1 million) of senior discount notes (“Capital Senior Discount Notes”), and DDi Capital later transferred to DDi Corp. all of its obligations under the Capital Senior Discount Notes. The Capital Senior Discount Notes are unsecured, senior obligations and will be effectively subordinated to all future indebtedness and liabilities of DDi Capital’s subsidiaries. The Capital Senior Discount Notes began bearing cash interest of 12.5% on November 15, 2002, payable each May 15 and November 15 in arrears, through the maturity date of November 15, 2007.

On or after November 15, 2002, the Capital Senior Discount Notes may be redeemed at the option of DDi Capital, in whole or in part from time to time, at redemption prices ranging from 106.25% of accreted principal amount in the year ended November 15, 2003 to 100% of accreted principal amount subsequent to November 15, 2005, plus accrued and unpaid interest. As of December 31, 2002, DDi Capital has not redeemed any of the Capital Senior Discount Notes.

The Capital Senior Discount Note indenture also contains covenants that restrict the Company from incurring additional indebtedness and from making certain payments, including dividend payments to its stockholders.

The Company repurchased a portion of the Capital Senior Discount Notes with an aggregate principal amount at maturity of $47.0 million with a portion of the proceeds from DDi Corp.’s October 2000 follow-on public offering (see Note 19). In April and June 2001, the Company repurchased a portion of the Capital Senior Discount Notes, with an accreted balance of $46.9 million, for $45.5 million, using a portion of the proceeds from DDi Corp’s February 2001 follow-on public offering (see Note 19). The balance at December 31, 2001 and 2002 was $14.5 million and $16.1 million, respectively.

DDi Europe Facilities Agreement

In connection with the acquisition of MCM (see Note 14), the Company assumed MCM’s remaining outstanding indebtedness under a facilities agreement dated May 27, 1999 between MCM and the Governor of

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

the Bank of Scotland as arranger, agent, security trustee, term loan bank and working capital bank (“the DDi Europe Facilities Agreement”). The DDi Europe Facilities Agreement expires on September 30, 2007 and requires DDi Europe to meet financial ratios and to comply with other restrictive covenants. All the assets of DDi Europe are pledged as collateral under the DDi Europe facilities agreement.

Term Loans

The DDi Europe Facilities Agreement consists of a Tranche A term loan facility of approximately $22.9 million and a Tranche B term loan facility of approximately $1.2 million. The Tranche A term loan facility is repayable in quarterly installments beginning in June 2000 with the final payment payable in September 2007. Pursuant to an amendment in November 2001, no payments are due on the Tranche A term loan facility from October 2001 through February 2003. The Tranche B term loan facility is repayable in full in December 2007. Borrowings under the term loans bear interest at varying rates, comprising three-month U.K. LIBOR at the dates of commencement of the relevant quarterly interest period plus a margin of 1.50%. Interest payments are due quarterly. In addition, the DDi Europe Facilities Agreement requires payments of non-utilization fees on the average unused portion of each of the facilities. The overall effective interest rate for the DDi Europe term loan facilities as of December 31, 2002, was 5.52%.

Revolving Credit Facility

The DDi Europe Facilities Agreement also contains a Revolving Credit Facility of up to an aggregate maximum principal amount of approximately $16.1 million. The revolving credit facility is available until November 2003 and bears interest at varying rates, comprising three-month U.K. LIBOR at the dates of commencement of the relevant quarterly interest period plus a margin of 1.50%. Interest payments are due quarterly. In addition, the DDi Europe Facilities Agreement requires payments of non-utilization fees on the average unused portion of this facility. At December 31, 2002, DDi Europe had $4.2 million outstanding on the DDi Europe Revolving Credit Facility leaving $11.9 million available for borrowings.

Debt Issuance Costs

In connection with the amendments made to the Senior Credit Facility during 2001 and 2002 to allow for the use of proceeds pursuant to DDi Corp.’s public offerings (see Note 19), DDi Capital incurred approximately $3.9 million and $1.1 million, respectively, in fees which have been capitalized as debt issuance costs. DDi Corp. capitalized approximately $4.0 million and $4.3 million in debt issuance fees in 2001 and 2002, respectively. During the second quarter of 2002, approximately $47.9 million of the proceeds from the 6.25% Convertible Subordinated Notes were used to repay a portion of the Dynamic Details Senior Term Facility and the net carrying amount of the related debt issuance costs of $2.0 million was written-off and included in interest expense in accordance with SFAS No. 145 “Rescission of FASB Statements No. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections” (see Note 21). Accumulated amortization on debt issuance costs as of December 31, 2001 and 2002 for DDi Capital was approximately $4.8 million and $5.0 million, respectively, and for DDi Corp. was approximately $5.4 million and $6.7 million, respectively.

Change of Control

Upon a change in control, each holder of the Capital Senior Discount Notes may require DDi Capital, respectively, to repurchase all or a portion of such holder’s notes at a cash purchase price equal to 101% of the principal amount or the accreted value, plus accrued and unpaid interest if any, to the date of repurchase. The

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Senior Credit Facility provides that the occurrence of such a change in control constitutes an event of default, which could require the immediate repayment of Senior Credit Facility. No change of control occurred through December 31, 2002.

Future Payments

As of December 31, 2002, the scheduled future annual principal payments of long-term debt, excluding capital lease obligations (see Note 10), and including the amounts due under the Senior Credit Facility and the 5.25% and 6.25% Convertible Subordinated Notes as current, are as follows:

	DDi Capital	DDi Corp.
Year Ending December 31,
2003	$68,545	$273,375
2004	—	4,829
2005	—	4,829
2006	—	4,829
2007	16,090	20,919

	$84,635	$308,781

7.    ACCRUED EXPENSES

Accrued expenses consist of the following:

	DDi Capital		DDi Corp.
	December 31, 2001	December 31, 2002	December 31, 2001	December 31, 2002
Accrued salaries and related benefits	$6,667	$5,123	$6,893	$5,477
Accrued interest payable	54	251	1,862	3,735
Accrued restructuring charges	6,092	5,509	6,402	5,820
Other accrued expenses	4,885	4,670	12,425	13,061

	$17,698	$15,553	$27,582	$28,093

8.    DERIVATIVES

Pursuant to its interest rate risk management strategy and to certain requirements imposed by the Company’s Senior Credit Facility (see Note 6), the Company entered into various interest rate exchange agreements (“Swap Agreements”), effective October 1, 1998. Such agreements represented an effective cash flow hedge of the variable rate of interest (1-month LIBOR) paid under the Senior Term Facility, mitigating exposure to increases in interest rates related to this debt. Under the Swap Agreements, the Company received a variable rate of interest (1-month LIBOR) and paid a fixed rate of interest. These rates were applied to a notional amount that resulted in the hedging of the full principal balance under the Senior Term Facility from October 1998 through September 2000. From October 2000 through June 2001, the hedge had a notional amount equal to 50% of the principal balance then outstanding. The annual fixed rate of interest paid was 5.27% for October 1998 through December 1998, 4.96% for January 1999 through May 1999, 5.65% for June 1999 through September 2000, and 6.58% from October 2000 through June 2001.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

In July 2001, the Company elected to terminate and replace the Swap Agreements then in effect. From July 2001 through October 2001, the new Swap Agreements fixed the rate of interest to be paid on 100% of the principal balance of the Senior Term Facility through its scheduled maturity in 2005. One of these agreements contained a feature that precluded the agreement from being treated as an effective cash flow hedge pursuant to SFAS No. 133. Accordingly, the change in the fair value of such agreement of $10 million was included in the consolidated statement of operations (“Interest rate swap valuation”) in 2001. In November 2001, the Company elected to modify its new Swap Agreements. The agreements, as amended, qualify as effective hedges under SFAS No. 133. The initial fair value of the amended swaps are being recognized as reductions to periodic interest expense over their remaining term, in accordance with SFAS No. 133. The annual fixed rate of interest paid under the Swap Agreements in effect from July 2001 through December 2001 ranged from 3.80% to 4.40% and was 5.99% for 2002. The annual fixed rate of interest to be paid under the amended Swap Agreements is 6.49% for 2003 and is 6.99% from January 2004 through the scheduled maturity of the Senior Term Facility in 2005. The overall effective interest rate for the Senior Term Facility, after giving effect to the interest rate swap agreement, as of December 31, 2002, was 9.92%.

In April 2002, in connection with the $47.9 million repayment of the Senior Term Facility, Dynamic Details elected to amend its swap agreement by reducing the notional balance of the swap to reflect the impact of the debt repayment on the outstanding principal. In connection with the amendment of the swap agreement, Dynamic Details paid approximately $3.1 million to the counterparty, representing the pro-rata portion of the deferred swap liability.

Counterparty risk is limited to amounts to be reflected in the Company’s consolidated balance sheet. This risk is minimized and is expected to be immaterial to the Company’s consolidated results of operations as the amended Swap Agreements provide for monthly settlement of the net interest owing. Further, each counterparty to the Swap Agreements carries at least a “single-A” credit rating. The impact of the interest rate exchange agreements on the Company’s interest expense was not material.

MCM entered into an interest rate swap agreement (“DDi Europe Swap Agreement”) effective January 12, 2000 which represented an effective cash flow hedge of the variable rate of interest (3-month U.K. LIBOR) paid under the DDi Europe Facilities Agreement, minimizing exposure to increases in interest rates related to this debt over the scheduled term of the DDi Europe Swap Agreement through September 2002 when the swap matured.

9.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instruments including cash and cash equivalents, marketable securities, accounts receivable, accounts payable, accrued liabilities and variable rate debt approximate book value as of December 31, 2001 and 2002. As of December 31, 2001 and 2002, the fair value of the Company’s Convertible Subordinated Notes and Capital Senior Discount Notes were different from their carrying values. The fair values of the Company’s Convertible Subordinated Notes and Capital Senior Discount Notes are estimated based on their quoted market prices.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

The estimated fair values of the Company’s financial instruments are as follows:

	DDi Capital December 31, 2001		DDi Corp. December 31, 2001		DDi Capital December 31, 2002		DDi Corp. December 31, 2002
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Fixed rate debt:
6.25% Convertible Subordinated Notes	$—	$—	$—	$—	$—	$—	$100,000	$19,000
5.25% Convertible Subordinated Notes	—	—	100,000	68,875	—	—	100,000	20,000
12.5% Capital Senior Discount Notes	14,478	14,803	14,478	14,803	16,090	14,642	16,090	14,642

10.    CAPITAL LEASE OBLIGATIONS

DDi Capital leases certain facilities and equipment under capital lease obligations bearing implicit interest rates ranging from 6% to 13%. The terms of the leases require monthly payments of approximately $0.2 million including interest at December 31, 2002. Certain leases contain an option for an additional term at the end of the initial term and an option to purchase the facilities and equipment at their fair values at the end of the initial term and at the end of the second term. DDi Corp. leases certain facilities and equipment under capital lease obligations bearing implicit interest rates ranging from 2% to 13%. The terms of the leases require monthly payments of approximately $0.2 million including interest at December 31, 2002. Certain leases contain an option for an additional term at the end of the initial term and an option to purchase the facilities and equipment at their fair values at the end of the initial term and at the end of the second term.

Future Payments

Aggregate annual maturities of capital lease obligations (for periods subsequent to December 31, 2002) are as follows:

	DDi Capital			DDi Corp.
	Total Minimum Lease Payments	Less Amounts Representing Interest	Present Value of Net Minimum Lease Payments	Total Minimum Lease Payments	Less Amounts Representing Interest	Present Value of Net Minimum Lease Payments
Year ending December 31,
2003	$2,066	$557	$1,509	$2,428	$599	$1,829
2004	1,836	395	1,441	2,076	419	1,657
2005	1,547	234	1,313	1,613	240	1,373
2006	2	—	2	4	—	4
2007	—	—	—	2	—	2

	$5,451	$1,186	$4,265	$6,123	$1,258	$4,865

11.    STOCKHOLDERS’ EQUITY

Common Stock

At December 31, 2001 and 2002, DDi Capital had 1,000 shares of $0.01 par value common stock, authorized, issued and outstanding. DDi Corp. had 75,000,000 shares authorized, 47,950,886 and 49,133,015 shares of $0.01 par value common stock issued and outstanding at December 31, 2001 and 2002, respectively.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Stockholder Receivables

DDi. Corp. has notes receivable from certain executive officers which are collateralized by the Company’s common stock (see Note 18). A note in the amount of $0.1 million plus accrued interest was repaid in January 2002.

Additional Paid-In Capital

In connection with the changes in senior management undertaken in the fourth quarter of 2001 and second quarter of 2002 (see Note 15), the Company modified stock option agreements which resulted in a compensation charge of $0.2 million and $0.1 million, respectively.

Common Stock Warrants

As part of the financing associated with the recapitalization of the Company in November 1997, warrants were granted to affiliates of JPMorgan Chase Bank (formerly The Chase Manhattan Bank) to purchase 447,174 shares of DDi Corp. common stock. In connection with the initial public offering (see Note 19), these affiliates of JPMorgan Chase Bank received 447,123 shares of common stock through a cashless exercise of their outstanding warrants. A fair value of $3,420 was ascribed to the warrants and recorded as a debt discount.

In connection with the DCI Merger (see Note 14), warrants were granted to purchase 195,406 shares of DDi Corp. common stock at $21.79 per share. As of December 31, 2002, 4,659 shares were exercised, leaving 190,747 outstanding. Such warrants are exercisable through July 22, 2008.

Stock Options

Prior to 1997, the Company had two stock option plans, the 1996 Performance Stock Option Plan and the 1996 Employee Stock Option Plan. The term of the options under these plans is ten years from the date of grant. The options under these plans were fully vested as of December 31, 2002. During 2000, there were no grants or forfeitures under either of these plans and 256,273 options were exercised, leaving 274,566 vested options outstanding at December 31, 2000. During 2001, there were no grants or forfeitures under either of these plans and 101,720 options were exercised, leaving 172,846 vested options outstanding at December 31, 2001. During 2002, there were no grants or forfeitures under either of these plans and 8,842 options were exercised, leaving 164,004 vested options outstanding at December 31, 2002 at exercise prices ranging from $0.34 to $2.44 per share. As of December 31, 2002, the options outstanding under these plans had remaining weighted-average contractual terms of approximately four years.

In 1997, DDi Corp. adopted its 1997 Details, Inc. Equity Incentive Plan (the “1997 Employee Stock Option Plan”), authorizing the grant of options to certain management of the Company to purchase 659,786 shares of common stock. The term of the options under this plan is ten years from the date of grant. Options granted under this plan vest in equal monthly amounts over four years, with immediate vesting upon a change in control or sale of all of the assets of the Company. For all options granted under this plan, the exercise prices approximated the estimated fair value at the date of grant, resulting in no compensation expense. As of December 31, 2002, the options outstanding under this plan had a remaining weighted-average contractual term of approximately seven years.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Stock option activity under the 1997 Employee Stock Option Plan is:

	$1.78 Options		$21.79 Options
	Exercise Price	Number of Shares	Exercise Price	Number of Shares
Balance at December 31, 1999	$1.78	27,444	$21.79	334,534
Granted	—	—	—	—
Exercised	$1.78	(2,891)	$21.79	(1,051)
Forfeited	$1.78	(4,102)	$21.79	(32,865)

Balance at December 31, 2000	$1.78	20,451	$21.79	300,618
Granted	—	—	—	—
Exercised	$1.78	(131)	$21.79	(67,157)
Forfeited	—	—	$21.79	(5,477)

Balance at December 31, 2001	$1.78	20,320	$21.79	227,984
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	$21.79	(1,053)

Balance at December 31, 2002		20,320		226,931

Options exercisable at December 31, 2002		18,138		224,149

In connection with the DCI Merger (see Note 14), the Board of Directors adopted, and the stockholders of DDi Corp. approved, the Details Holdings Corp.-Dynamic Circuits 1996 Stock Option Plan (“DCI 1996 Plan”) and the Details Holdings Corp.-Dynamic Circuits 1997 Stock Option Plan (“DCI 1997 Plan”), together the “DCI Stock Option Plans”, which authorized the granting of stock options and the sale of common stock in connection with the merger with DCI. The terms applicable to options issued under the DCI Stock Option Plans are substantially similar to the terms applicable to the options to purchase shares of DCI outstanding immediately prior to the merger with DCI. These terms include vesting from the date of merger through 2002 for those options outstanding as of the date of the merger with DCI. Options granted under these plans subsequent to the merger will typically vest in equal monthly amounts over four years. An optionholder’s scheduled vesting is dependent upon continued employment with the Company. Upon termination of employment, any unvested options as of the termination date are forfeited.

In connection with the DCI Merger, DDi Corp. converted each DCI stock option award into the right to receive a cash payment and an option to purchase shares of common stock. The options granted in 1998 bear per share exercise prices of either $0.56 (“$0.56 Options”) or $21.79 (“$21.79 Options”) or $12.64 (“$12.64 Options”). During 1999, options to purchase shares of common stock were also granted with an exercise price of $1.78 (“$1.78 Options”).

As of December 31, 2002, there are no options available for grant under the DCI Stock Option Plans. The maximum term of the options under the DCI 1996 Plan is August 2006 and under the DCI 1997 Plan is March 2008. As of December 31, 2002, all options outstanding under the DCI Stock Option Plans had weighted average remaining contractual lives of approximately seven years.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Stock option activity under the DCI Stock Option Plans is:

	$0.56 Options		$21.79 Options		$1.78 Options		$12.64 Options
	Exercise Price	Number of Shares	Exercise Price	Number of Shares	Exercise Price	Number of Shares	Exercise Price	Number of Shares
Balance at December 31, 1999	$0.56	242,871	$21.79	37,147	$1.78	25,268	$12.64	913,355
Granted	—	—	—	—	—	—	—	—
Exercised	$0.56	(93,394)	$21.79	(6,264)	$1.78	(2,889)	$12.64	(302,614)
Forfeited	$0.56	(5,485)	$21.79	(172)	$1.78	(4,631)	$12.64	—

Balance at December 31, 2000	$0.56	143,992	$21.79	30,711	$1.78	17,748	$12.64	610,741
Granted	—	—	—	—	—	—	—	—
Exercised	$0.56	(59,041)	$21.79	(112)	$1.78	(4,149)	$12.64	(215,407)
Forfeited	$0.56	(4,715)	$21.79	(2,338)	$1.78	(11,057)	$12.64	(5,276)

Balance at December 31, 2001	$0.56	80,236	$21.79	28,261	$1.78	2,542	$12.64	390,058
Granted	—	—	—	—	—	—	—	—
Exercised	$0.56	(29,080)	$21.79	—	$1.78	—	$12.64	(247,640)
Forfeited	$0.56	(13,335)	$21.79	(12,133)	$1.78	(2,542)	$12.64	(70,107)

Balance at December 31, 2002		37,821		16,128		—		72,311

Options exercisable at December 31, 2002		37,821		16,128		—		72,311

During 2000, the Company adopted the 2000 Equity Incentive Plan (the “2000 Plan”). No future grants will be made under existing plans as of the effective date of the 2000 Plan. A total of (a) 4,100,000 shares of common stock, (b) any shares returned to existing plans as a result of termination of options and (c) annual increases of 1.0% of outstanding common stock to be added on the date of each annual meeting of the Company’s stockholders commencing in 2001, or such lesser amounts as may be determined by the Company, will be reserved for issuance pursuant to the 2000 Plan. The 2000 Plan provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options to employees, directors and consultants. The 2000 Plan also provides for the grant of stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and securities (other than stock options) which are convertible into or exchangeable for common stock on such terms and conditions as the Company determines. The weighted-average fair value per option of the stock options granted under the 2000 Plan was $10.40, $8.70 and $1.05 for shares granted in 2000, 2001 and 2002, respectively, calculated using the Black-Scholes option pricing model, assuming that no dividends were to be declared, a volatility of 100% and a risk free interest rate of 6.22% in 2000, 4.11% in 2001 and 3.73% in 2002. These options have an average life of 4 years and vest in yearly installments for the first 2 years and quarterly installments thereafter.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Stock option activity under the 2000 Plan since the Company’s initial public offering on April 14, 2000 is as follows:

	Exercise Price	Number of Shares
Balance at April 14, 2000		—
Granted	$12.00-$38.31	2,138,930
Exercised	—	—
Forfeited	$12.00-$14.00	(72,050)

Balance at December 31, 2000	$12.00-$38.31	2,066,880
Granted	$7.02-$28.81	2,692,985
Exercised	$12.00-$14.00	(84,026)
Forfeited	$7.02-$26.38	(502,269)

Balance at December 31, 2001	$7.02-$38.31	4,173,570
Granted	$0.22-$11.50	1,017,398
Exercised	$12.00	(125)
Forfeited	$0.64-$38.31	(1,296,617)

Balance at December 31, 2002	$0.22-$33.63	3,894,226

Options exercisable as of December 31, 2002		1,479,074

The following table summarizes information regarding stock options outstanding under the 2000 Plan at December 31, 2002:

	Options Outstanding
Range of Exercise Prices	Number Outstanding at 12/31/02	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price
$ 0.22 - 0.22	7,000	9.6	$0.22
$ 0.64 - 0.87	665,501	9.5	$0.64
$ 2.53 - 2.53	52,125	9.4	$2.53
$ 3.81 - 3.81	165,064	8.8	$3.81
$ 7.02 - 10.28	900,250	8.2	$7.23
$11.50 - 16.50	1,136,967	6.3	$13.19
$17.26 - 25.23	910,069	7.8	$17.69
$28.81 - 33.63	57,250	7.8	$29.27

$ 0.22 - 33.63	3,894,226	7.8	$10.39

During 2000, the Company’s Board of Directors adopted the Employee Stock Purchase Plan (“ESPP”) and the non-U.S. Employee Stock Purchase Plan (“non-U.S. ESPP”) (collectively the “Plans”). The Plans allow eligible employees to purchase shares of common stock through payroll deductions at a discounted price. A total of 1,450,000 shares of common stock are reserved for issuance under the Plans, 1,250,000 shares under the ESPP, which are intended to qualify under Section 423 of the Internal Revenue Code and 200,000 shares under the non-U.S. ESPP. The Plans allow for purchases in a series of offering periods, each six months in duration, with new offering periods (other than the initial offering period) commencing on January 1 and July 1 of each year. The initial offering period commenced on April 14, 2000, the date of the initial public offering. Unless terminated earlier by the Company’s Board of Directors, the plans have a term of ten years. The net weighted-average fair

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

value per share granted under the Plans was $8.42, $8.69 and $0.68 for shares granted in 2000, 2001 and 2002, respectively, calculated using the Black-Scholes option pricing model, assuming that no dividends were to be declared, a volatility of 100% and a risk free interest rate of 6.10% in 2000, 4.73% in 2001 and 1.78% in 2002. For the years ended December 31, 2000, 2001 and 2002, 69,642 shares, 90,772 shares and 975,907 shares, respectively, of common stock were purchased through the ESPP.

Had compensation cost for all stock-based compensation plans been determined consistent with SFAS No. 123, DDi Corp.’s net income (loss) allocable to common stock and net income (loss) per share allocable to common stock would have been the following (amounts in millions, except per share data):

	Year Ended December 31,
	2000	2001	2002
Net income (loss) allocable to common stock:
As reported	$15.8	$(85.1)	$(288.1)
Pro forma	$11.5	$(92.8)	$(294.3)
Income (loss) per share allocable to common stock—basic:
As reported	$0.50	$(1.79)	$(5.98)
Pro forma	$0.36	$(1.96)	$(6.11)
Income (loss) per share allocable to common stock—diluted:
As reported	$0.47	$(1.79)	$(5.98)
Pro forma	$0.34	$(1.96)	$(6.11)

12.    INCOME TAX MATTERS

The provision (benefit) for income taxes in the years ended December 31, 2000, 2001, and 2002 consist of the following:

	2000		2001		2002
	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.
Current:
Federal	$25,159	$24,147	$(3,570)	$(5,178)	$—	$—
State	3,092	2,896	—	—	—	—
Foreign	—	2,118	345	3,694	534	169

	28,251	29,161	(3,225)	(1,484)	534	169

Deferred:
Federal	(5,782)	(8,241)	(15,061)	(14,973)	10,535	12,250
State	(473)	(807)	(2,530)	(2,509)	4,219	4,184
Foreign	—	680	(50)	(655)	—	(2,300)

	(6,255)	(8,368)	(17,641)	(18,137)	14,754	14,134

	$21,996	$20,793	$(20,866)	$(19,621)	$15,288	$14,303

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Deferred income tax assets and liabilities consist of the following at December 31:

	2001		2002
	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.
Deferred tax assets:
Net operating loss carryforwards	$7,016	$8,640	$21,287	$27,110
Trade receivables	1,310	1,310	368	368
Deferred compensation	557	557	380	380
Tax credits	6,265	6,265	3,026	3,026
Accrued liabilities	10,527	10,527	5,545	5,545
Asset impairment	7,125	7,125	1,788	1,788
Other	384	384	315	315

	33,184	34,808	32,709	38,532

Deferred tax liabilities:
Property, plant and equipment	(4,928)	(7,396)	(4,841)	(7,079)
Intangible assets	(16,025)	(16,025)	—	—

	(20,953)	(23,421)	(4,841)	(7,079)

Valuation allowance	(774)	(774)	(28,094)	(33,917)

Net deferred tax assets/(liabilities)	$11,457	$10,613	$(226)	$(2,464)

In connection with the acquisition of Thomas Walter, Olympic Circuits, and Kamtronics, the Company acquired certain net deferred tax liabilities of approximately $0.6 million, $0.2 million and $.01 million, respectively.

The income tax provision (benefit) differs from the amount of income tax determined by applying the U.S. federal statutory income tax rate to the income (loss) before income taxes due in the years ended December 31 to the following:

	2000		2001		2002
	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.
Computed “expected” tax expense (benefit)	$15,816	$14,349	$(37,054)	$(36,635)	$(64,033)	$(95,827)
Increase (decrease) in income taxes resulting
from:
State taxes, net of credits and federal tax benefit	2,619	2,089	(2,204)	(2,183)	6,380	6,345
Goodwill amortization	2,515	3,289	19,884	21,168	—	—
Goodwill impairment	—	—	—	—	45,045	69,650
Foreign tax differential	—	(418)	—	(506)	—	438
Research and development credit	—	—	(1,513)	(1,513)	(820)	(820)
Valuation allowance	—	—	—	—	27,320	33,143
Other	1,046	1,484	21	48	1,396	1,374

	$21,996	$20,793	$(20,866)	$(19,621)	$15,288	$14,303

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

At December 31, 2002, the Company has federal and various state net operating loss (“NOL”) carryforwards of approximately $77 million and $32 million, respectively. The federal and state NOLs begin expiring in 2021 and 2004, respectively. The Company also has federal income tax credits of approximately $3 million which begin expiring in 2018. If certain substantial changes in the Company’s ownership should or have occurred, there would be an annual limitation on the amount of the NOL and other tax attribute carryfowards which can be utilized. As a result of any annual limitation, a portion of these carryforwards may expire before ultimately becoming available to reduce future tax liabilities.

Based upon the large operating losses and expected future operating results, in the fourth quarter of 2002, management determined that it was more likely than not that all of the deferred tax assets as of December 31, 2002 may not be realized. Consequently, the Company established a valuation allowance for its deferred tax assets that are not expected to be realized.

U.S. income taxes have not been provided on approximately $1.3 million of undistributed earnings of foreign subsidiaries since management considers these earnings to be invested indefinitely or substantially offset by foreign tax credits. It is not practicable to estimate the amount of unrecognized deferred U.S. taxes on these undistributed earnings.

13.    COMMITMENTS, CONTINGENCIES AND GUARANTEES

Environmental matters—The Company’s operations are regulated under a number of federal, state, and local environmental laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials. Compliance with these environmental laws are major considerations for all printed circuit board manufacturers because metals and other hazardous materials are used in the manufacturing process. In addition, because the Company is a generator of hazardous wastes, the Company, along with any other person who arranges for the disposal of such wastes, may be subject to potential financial exposure for costs associated with an investigation and remediation of sites at which it has arranged for the disposal of hazardous wastes, if such sites become contaminated. This is true even if the Company fully complies with applicable environmental laws. In addition, it is possible that in the future new or more stringent requirements could be imposed. Management believes it has complied with all applicable environmental laws and regulations. There have been no claims asserted nor is management aware of any unasserted claims for environmental matters.

Employment agreements—Pursuant to certain employment agreements dated September 1, 1995, as amended, effective until October 28, 2000, certain members of senior management received base salaries in the aggregate amount of $1.3 million in 2000. The base salaries on or after January 1, 2001 have been established by the Compensation Committee of the Company’s Board of Directors. These employees are eligible for annual bonuses based upon the achievement of EBITDA targets. These employees received a bonus in the aggregate amount of $2.4 million in consideration of prior services which were paid in October 2000.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Operating leases—The Company has entered into various operating leases principally for office space and equipment that expire at various dates through 2022. Future annual minimum lease payments under all non-cancelable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 2002:

	DDi Capital	DDi Corp.
Year Ending December 31,
2003	$6,708	$9,424
2004	5,999	8,484
2005	6,004	8,241
2006	4,901	6,982
2007	3,345	5,343
Thereafter	8,478	26,683

Future minimum lease payments	$35,435	$65,157

The above future minimum lease payments include $2.0 million and $2.1 million of accrued restructuring expenses for minimum lease payments of non-cancelable leases for DDi Capital and DDi Corp., respectively. (see Note 15).

Rent expense for 2000, 2001 and 2002 was approximately $3.7 million, $6.2 million and $6.9 million, respectively, for DDi Capital. Rent expense for 2000, 2001 and 2002 was approximately $5.8 million, $7.5 million and $8.7 million, respectively, for DDi Corp.

Litigation—The Company is a party to various legal actions arising in the ordinary course of its business. The Company believes that the resolution of these legal actions will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Retirement plans—The Company has various retirement plans available to eligible employees. Participants can elect to contribute 1% to 15% of their annual compensation to the retirement plans. For domestic employees, these contributions are made under Section 401(k) of the Internal Revenue Code. Depending on the plan, through May 2002 the Company matched employee contributions at $0.25 per $1.00 contributed, subject to a maximum per employee participant, or the Company contributes from 3% to 10% of the eligible employee’s annual compensation. For the plan years ended December 31, 2000, 2001 and 2002, employer contributions totaled $0.7 million, $0.5 million and $0.2 million, respectively. Contributions to the retirement plans have been suspended since May 2002.

Key Employee Retention Program—In December 2002, the Company executed a plan to retain employees under the Key Employee Retention Program (“KERP”). The KERP is a discretionary retention bonus program which pays a stay bonus in three installments, on December 31, 2002, July 1, 2003 and January 1, 2004. The stay bonus is accrued based on the participant’s service as employee to the Company. As of December 31, 2002, DDi Capital and DDi Corp. incurred $1.5 million and $1.7 million, respectively, of expenses for the first installment payment of the stay bonus. These amounts were classified as reorganization expenses (see Note 16). Of the expense recorded, DDi Capital and DDi Corp. had $0.3 million and $0.5 million, respectively, in accrued expenses at December 31, 2002. The maximum remaining committment, dependent on future service and therefore not accrued in the consolidated financial statements, related to each of the remaining installments are estimated to be $1.3 million and $1.5 million for DDi Capital and DDi Corp., respectively.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Indemnification of Directors and Officers—The Company’s certificate of incorporation provides that it will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Company has obtained liability insurance for its directors and officers with respect to liability arising out of their capacity or status as directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding.

14.    BUSINESS COMBINATIONS

DCI

In July 1998, Dynamic Details consummated the merger with DCI. DCI provided engineering and manufacturing services relating to complex printed circuit boards, backpanel assemblies and electromechanical interconnect devices with operations in California, Texas, Georgia and Massachusetts.

The DCI merger consideration, aggregating approximately $250 million, was allocated to tangible assets (aggregating approximately $65 million) acquired and liabilities assumed (aggregating approximately $30 million), with the remaining merger consideration consisting primarily of identifiable intangible assets, goodwill, and acquired in-process research and development (“in-process R&D”). Goodwill generated in the merger with DCI had an assigned value of approximately $120 million. The Company expensed the portion of merger consideration allocated to in-process R&D in the year ended December 31, 1998. Due to the closure of two facilities in connection with Company’s 2001 restructuring plan (see Note 15), the Company determined that a portion of the DCI goodwill and identifiable intangibles which related to these facilities had a fair value of zero. As a result, the Company recorded an adjustment in 2001 of $25.8 million and $2.6 million to the carrying value of goodwill and identifiable intangibles, respectively. As of December 31, 2001, the accumulated amortization related to this goodwill and identifiable intangibles acquired in the merger with DCI was approximately $57.7 million. The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, on January 1, 2002 and prospectively ceased amortization of goodwill and intangible assets with indefinite lives (see Note 20).

MCM

On April 14, 2000, DDi Corp. completed the acquisition of MCM, a time-critical electronics manufacturing service provider based in the United Kingdom, for a total purchase price of approximately $82 million, excluding acquisition expenses of approximately $4 million, paid in a combination of cash of approximately $10 million, the issuance of 2,230,619 shares of common stock valued at approximately $29 million, the repayment of outstanding indebtedness of MCM of approximately $24 million, and the assumption of approximately $23 million of MCM’s remaining outstanding indebtedness (net of cash acquired of approximately $8 million).

The total purchase price has been allocated to the underlying assets and liabilities based upon their estimated respective fair values at the date of acquisition. The Company has allocated the total purchase price to tangible assets acquired (aggregating approximately $30 million), and liabilities assumed (aggregating approximately  $46 million), with the remaining consideration consisting of goodwill and identifiable intangible assets.

The identifiable intangibles consist of developed technologies, non-compete agreements, and assembled workforce. The fair value of the developed technology assets at the date of acquisition was $1 million and represents the aggregate fair value of individually identified technologies that were fully developed at the time of acquisition. The non-compete agreements and assembled workforce assets were assigned values as of the acquisition date of approximately $1 million and $2 million, respectively.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

Goodwill generated in the acquisition of MCM has an assigned value of approximately $65 million. As of December 31, 2001, the accumulated amortization related to this goodwill and identifiable intangibles acquired in the acquisition of MCM was approximately $7.2 million. The Company adopted SFAS No. 142 on January 1, 2002 and prospectively ceased amortization of goodwill and intangible assets with indefinite lives (see Note 20).

Automata

On August 4, 2000, Dynamic Details completed the acquisition of substantially all the U.S. assets of Automata, a Virginia-based manufacturer of technologically advanced printed circuit boards for total cash consideration of approximately $19.5 million, plus fees and expenses of $0.5 million.

The total purchase price has been allocated to the underlying assets acquired and liabilities assumed based upon their respective fair market values at the date of acquisition. The excess of the purchase price was allocated to goodwill and was being amortized over its estimated useful life of 20 years. Goodwill generated in the acquisition of Automata has an assigned value of approximately $3.4 million. As of December 31, 2001, the accumulated amortization related to this goodwill and identifiable intangibles acquired in the acquisition of Automata was approximately $0.2 million. The Company adopted SFAS No. 142 on January 1, 2002 and prospectively ceased amortization of goodwill and intangible assets with indefinite lives (see Note 20).

Golden

On September 15, 2000, Dynamic Details completed the acquisition of the assets of Golden, a Texas-based manufacturer of engineered metal enclosures and provider of value-added assembly services to communications and electronics original equipment manufacturers, for approximately $14.4 million paid in combination of cash of approximately $12.6 million and the assumption of approximately $1.8 million of Golden’s outstanding capital lease liabilities (net of cash acquired of approximately $0.7 million), plus expenses of $0.5 million.

The total purchase price has been allocated to the underlying assets acquired and liabilities assumed based upon their respective fair market values at the date of acquisition. The excess of the purchase price was allocated to goodwill and was being amortized over its estimated useful life of 20 years. Goodwill generated in the acquisition of Golden has an assigned value of approximately $10.3 million. As of December 31, 2001, the accumulated amortization related to this goodwill and intangibles acquired in the acquisition of Golden was approximately $0.7 million. The Company adopted SFAS No. 142 on January 1, 2002 and prospectively ceased amortization of goodwill and intangible assets with indefinite lives (see Note 20).

Thomas Walter

On March 5, 2001, DDi Europe completed the acquisition of Thomas Walter, a leading circuit board manufacturer based in Marlow, England for approximately $24.5 million, plus expenses of $0.3 million. Thomas Walter is a well-established provider of complex, quick-turn rigid and rigid-flex printed circuit boards for the European electronics industry.

The total purchase price has been allocated to the underlying assets and liabilities based upon their estimated respective fair values at the date of acquisition. The excess of the purchase price was allocated to goodwill and identifiable intangible assets.

Goodwill generated in the acquisition of Thomas Walter has an assigned value of approximately  $17.0 million and was being amortized over its estimated useful life of 20 years. The identifiable intangibles

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

consist of developed technologies and assembled workforce. The fair value of the developed technology assets at the date of acquisition was approximately $0.5 million and represents the aggregate fair value of individually identified technologies that were fully developed at the time of acquisition. The assembled workforce asset was assigned a fair value of approximately $0.8 million at the date of acquisition.

As of December 31, 2001, the accumulated amortization related to the goodwill and identifiable intangibles acquired in the acquisition of Thomas Walter was approximately $0.9 million. The Company adopted SFAS No. 142 on January 1, 2002 and prospectively ceased amortization of goodwill and intangible assets with indefinite lives (see Note 20).

Nelco Technology

On April 27, 2001, Dynamic Details completed the acquisition of the assets of Nelco, a wholly owned subsidiary of Park Electrochemical Corp., for total cash consideration of approximately $3.0 million. Nelco is an Arizona-based manufacturer of semi-finished printed wiring boards, commonly known as mass lamination.

The total purchase price has been allocated to the underlying assets and liabilities based upon their estimated respective fair values at the date of the transaction.

Olympic Circuits Canada

On May 9, 2001, Dynamic Details completed the acquisition of Olympic, a Canada-based, time-critical electronics manufacturing service provider specializing in quick-turn prototype printed circuit boards for a total cash consideration of approximately $12.8 million plus contingent consideration, of up to $4.5 million based on earnings in each of the three years following the date of acquisition, plus expenses of $0.1 million. As of December 31, 2002, $0.8 million of contingent consideration was earned and paid. This amount was capitalized as additional purchase price.

The total purchase price has been allocated to the underlying assets and liabilities based upon their estimated respective fair values at the date of acquisition. The excess of the purchase price was allocated to goodwill and was being amortized over its estimated useful life of 20 years. Goodwill generated in the acquisition of Olympic was approximately $10.5 million. As of December 31, 2001, the accumulated amortization related to the goodwill and identifiable intangibles acquired in the acquisition of Olympic was approximately $0.4 million. The Company adopted SFAS No. 142 on January 1, 2002 and prospectively ceased amortization of goodwill and intangible assets with indefinite lives (see Note 20).

Altatron Technology

On June 4, 2001, Dynamic Details completed the acquisition of the assets of Altatron, a Southern California-based provider of value-add assembly services to electronics original equipment manufacturers for a total cash consideration of approximately $4.8 million, plus contingent consideration based on earnings in each of the two years following the date of acquisition. No contingent consideration has been earned or recorded as of December 31, 2002. If contingent consideration is earned and paid, it will be capitalized as additional purchase price.

The total purchase price has been allocated to the underlying assets and liabilities based upon their estimated respective fair values at the date of the transaction. The excess of the purchase price was allocated to goodwill and was being amortized over its estimated useful life of 20 years. Goodwill generated in the acquisition of Altatron has an assigned value of approximately $10.3 million. As of December 31, 2001, the accumulated

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

amortization related to this goodwill and intangibles acquired in the acquisition of Altatron was approximately $0.7 million. The Company adopted SFAS No. 142 on January 1, 2002 and prospectively ceased amortization of goodwill and intangible assets with indefinite lives (see Note 20).

Kamtronics Limited

On October 24, 2002, DDi Europe completed the acquisition of Kamtronics Limited (“Kamtronics”), a market leader in sourcing printed circuit boards for European customers, based in Calne, England, for approximately $4.5 million (consisting of $2.1 million in cash payment and $1.5 million in assumed indebtedness) plus contingent consideration based on earnings in each of the two years following the date of acquisition. No contingent consideration has been earned or recorded as of December 31, 2002. If contingent consideration is earned and paid, it will be capitalized as additional purchase price. The total purchase price has been allocated to underlying assets acquired and liabilities assumed based upon their respective fair market values at the date of acquisition.

As the historical financial statements of Kamtronics are not material to the Company’s consolidated financial statements, pro forma financial information has not been presented.

15.    RESTRUCTURING AND OTHER RELATED CHARGES

2001 Charges

In October 2001, management and the Company’s Board of Directors approved a plan to close its Garland, Texas and Marlborough, Massachusetts facilities. In conjunction with the closure of the Garland and Marlborough facilities, DDi Capital and DDi Corp. recorded charges in the fourth quarter of 2001 totaling $79.4 million and $79.8 million, respectively. Of these amounts, $3.7 million represent restructuring related inventory impairments and were therefore reflected as a component of gross profit. The remaining $76.1 million of charges were classified as “Restructuring and other related charges” and consist of $51.4 million relating to impairments of intangibles assets, $15.5 million relating to impairments of net property, plant and equipment, and $8.8 million for DDi Capital and $9.2 million for DDi Corp. in accrued restructuring expenses. The closure of these facilities was effectively completed by June 30, 2002.

The calculated impairment of $15.5 million in net property, plant and equipment was made in accordance with SFAS No. 121, based upon a detailed review of the individual long-lived assets in the closed facilities. Management determined that certain of these assets would be utilized by the Company’s other operations and are not impaired. Most of the assets, however, were determined to be either obsolete or redundant equipment with no residual value, after consideration of estimated disposal costs. Accordingly, these assets were written down to zero value. Further, the Company owns the land and building associated with the Garland facility. The Company intends to market this property for sale subsequent to the completion of the plant closure. Based upon information available at the time, the Company believed proceeds from such sale would likely exceed the net book value of the property plus expected selling costs. As of December 31, 2001, the Company’s consolidated balance sheet reflects the historical cost of the land and building of approximately $6.1 million. Depreciation of the building was discontinued in October 2001. In 2002, an impairment charge was taken to reflect the diminution of the market value of this land and building. At December 31, 2002, the carrying value is approximately $2.5 million.

In connection with the calculation of the impairment of tangible assets described above, the Company determined that the intangibles associated with the facilities to be closed have a fair value of zero. The Company estimated the amount of the impairment by comparing the discounted cash flows expected to be generated from

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

the assets to their carrying value. Of the $51.4 million of restructuring charges relating to the impairment of intangible assets, $23.0 million represents goodwill relating to business transferred from the Company’s former Colorado plant with the remainder representing the portion of the intangibles acquired in conjunction with the merger with DCI (see Note 14) that relate to the Garland and Marlborough facilities. The latter is comprised of $25.8 million of goodwill and $2.6 million of identifiable intangibles (customer relationships and assembled work-force).

2002 Charges

In June 2002, management and the Company’s Board of Directors approved a plan to close its Dallas, Texas and Moorpark facilities and selected design centers and to restructure various European operations. In conjunction with this plan, DDi Capital and DDi Corp. recorded charges in the second quarter of 2002 totaling $17.2 million and $17.9 million, respectively. Of these amounts, $3.4 million for DDi Capital and $3.5 million for DDi Corp. represent restructuring related inventory impairments and were therefore reflected as a component of gross profit. The remaining $13.8 million for DDi Capital and $14.4 million of charges for DDi Corp. were classified as “Restructuring and other related charges.” Such charges consist of $8.2 million for DDi Capital and $8.3 million for DDi Corp. relating to impairments of net property, plant and equipment, and $5.6 million for DDi Capital and $6.1 million for DDi Corp. in accrued restructuring expenses. Such accrued expenses represent $2.6 million for DDi Capital and $3.0 million for DDi Corp. in severance and related expenses associated with the involuntary termination of the 138 staff and management employees from the plant closures, and $3.0 million for DDi Capital and $3.1 million for DDi Corp. in other exit cost. The closure of the facilities was effectively complete by December 31, 2002.

In September 2002, management and the Company’s Board of Directors approved a plan to write-down unutilized assets, streamline certain manufacturing facilities, and eliminate certain sales offices, including the office based in Tokyo, Japan. In conjunction with this plan, DDi Capital and DDi Corp. recorded charges in the third quarter of 2002 totaling $8.7 million and $9.1 million, respectively, which were classified as “Restructuring and other related charges.” Such charges consist of $7.1 million for DDi Capital and $7.5 million for DDi Corp. relating to impairments of net property, plant and equipment, and $1.6 million in accrued restructuring expenses. Such accrued restructuring expenses represent $1.0 million in estimated facilities closure costs such as minimum lease payments through the scheduled maturities of the non-cancelable real property operating leases and the estimated costs of readying facilities for lease or sale and $0.6 million in other exit costs. The streamlining and closure of the facilities was effectively complete by December 31, 2002.

In December 2002, DDi implemented further restructuring initiatives to scale down its Anaheim, California facility, resulting in restructuring charges of $2.7 million and $3.1 million for DDi Capital and DDi Corp., respectively. Such charges consist of $0.5 million relating to impairment of net property, plant and equipment, $1.6 million in accrued restructuring expenses and $0.5 million and $0.9 million in severance and other exit costs for DDi Capital and DDi Corp., respectively. Of the amount of restructuring expenses accrued, $1.1 million was related to severance costs associated with the involuntary termination of 153 staff and management employees and $0.5 million was related to other exit costs.

During 2002, DDi Capital and DDi Corp. recorded impairments in net property, plant and equipment aggregating $15.8 million and $16.3 million, respectively. These calculated impairments were made in accordance with SFAS No. 144, based upon a detailed review of the individual long-lived assets in the closed facilities. These assets were determined to be obsolete or redundant equipment with no residual value, after consideration of estimated disposal costs. Accordingly, these assets were written down to zero value.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

16.    REORGANIZATION EXPENSES

During the fourth quarter of 2002, the Company initiated plans to restructure debt and retain employees. These efforts resulted in reorganization charges of $2.1 million and $2.3 million in DDi Capital and DDi Corp., respectively. Of these amounts, $0.6 million is related to professional fees and $1.5 million and $1.7 million for DDi Capital and DDi Corp., respectively is related to personnel retention costs under the Dynamic Details Key Employee Retention Program (“KERP”) (see Note 13) of which $0.3 million and $0.5 million for DDi Capital and DDi Corp., respectively, is included in accrued expenses at December 31, 2002.

17.    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	Year Ended December 31, 2000		Year Ended December 31, 2001		Year Ended December 31, 2002
	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.	DDi Capital	DDi Corp.
CASH PAYMENTS FOR:
Income taxes	$17,461	$21,294	$3,965	$6,906	$631	$650

Interest	$31,583	$44,992	$857	$6,301	$743	$8,609

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity issued in mergers and acquisitions (see Note 14)	$—	$29,062	$—	$—	$—	$—

Capital lease obligations incurred for acquisition of property and equipment	$—	$—	$—	$—	$—	$623

18.    RELATED PARTY TRANSACTIONS

The Company leases a facility used for engineering and assembly from D&D Tarob Properties, LLC (“D&D”), an entity owned or controlled by the Company’s former Chairman and Director. During the years ended December 31, 2001 and 2002, the Company paid $0.5 million and $0.7 million, respectively to D&D under this lease agreement.

On June 1, 2000, in connection with the exercise of certain options, the Company accepted as payment from a certain executive officer purchasing such shares, a note in the amount of $0.1 million bearing interest at a rate of 6.46% per annum, compounded quarterly. The note was repaid in January 2002.

On November 30, 2001, pursuant to the terms of a Secured Promissory Note and Pledge Agreement, the Company loaned a certain executive officer a note in the amount of $0.6 million bearing interest at a rate of 2.7% per annum, compounded quarterly. The note is collateralized by shares of the Company’s common stock.

19.    PUBLIC OFFERINGS

On April 14, 2000, DDi Corp. completed an initial public offering of 12,000,000 shares of its common stock at $14.00 per share generating proceeds of $156.7 million, net of underwriting discounts and commissions. The net proceeds were used to repay $100 million of the Senior Term Facility, redeem $21.2 million accreted balance of the Intermediate senior discount notes, pay associated redemption premiums and accrued and unpaid interest thereon, finance a portion of the acquisition of MCM (see Note 14) and pay offering expenses.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

On October 16, 2000, the Company and some of its shareholders completed a follow-on public offering of 6,000,000 shares of the Company’s common stock, with 4,608,121 shares issued by the Company and the remainder sold by selling shareholders. The shares were sold at $27.875 per share, generating proceeds to the Company of $122.0 million, net of underwriting discounts and commissions. The net proceeds were used to redeem all outstanding Intermediate senior discount notes aggregating $17.5 million in principal amount, pay associated redemption premiums of $3.6 million and accrued and unpaid interest thereon of $5.2 million, repurchase a portion of the Capital Senior Discount Notes, with an accreted balance of $36.5 million, for $37.6 million and pay offering expenses. The remaining net proceeds of approximately $58.1 million were used for general corporate purposes, including potential future acquisitions.

On February 14, 2001, DDi Corp. and some of its shareholders completed a follow-on public offering of 6,000,000 shares of its common stock, with 3,000,000 shares issued by DDi Corp. and the remainder sold by selling shareholders. The shares were sold at $23.50 per share, generating proceeds of $67.0 million, net of underwriting discounts, commissions and expenses. Concurrently, DDi Corp. issued 5.25% Convertible Subordinated Notes due March 1, 2008 with an aggregate principal of $100.0 million. These notes are convertible at any time prior to maturity into shares of common stock at a conversion price of $30.00 per share, subject to certain adjustments. These notes generated proceeds of $97.0 million, net of underwriting discounts, commissions and expenses. The net proceeds of both transactions have been used to repurchase a portion of the Capital Senior Discount Notes and all of the Senior Subordinated Notes.

20.    GOODWILL AND INTANGIBLES

On January 1, 2002, the Company adopted SFAS Nos. 141 and 142. SFAS No. 141 “Business Combinations” requires that the purchase method of accounting be used for all business combinations, establishes specific criteria for recognizing intangible assets separately from goodwill and requires certain disclosures regarding reasons for a business combination and the allocation of the purchase price paid. SFAS No. 142 “Goodwill and Other Intangible Assets” establishes that goodwill and certain intangible assets will not be amortized and the amortization period of certain intangible assets will no longer be limited to forty years. In addition, SFAS No. 142 requires that goodwill and intangible assets that are not amortized be tested for impairment at least annually. The Company will complete its annual impairment test in the fourth quarter of its fiscal year.

In adopting these pronouncements, the Company evaluated its identifiable intangible assets for recognition apart from goodwill. At the date of adoption, identifiable intangible assets consisted of developed technologies, assembled workforce and customer relationships. Such assets were deemed to be inseparable from goodwill. Accordingly, the balances of these intangible assets at January 1, 2002, with an aggregate net carrying amount of $45.6 million (consisting of a gross cost of $90.8 million and associated accumulated amortization of $45.2 million), were reclassified to goodwill. In addition, the Company reclassified approximately $16.6 million of deferred tax liabilities associated with these intangible assets to goodwill. In accordance with SFAS No. 142, as of the date of adoption, the Company prospectively ceased amortization of goodwill and instead conducts periodic tests of impairment.

The Company operates in one reportable segment (see Note 2). The Company separately monitors the financial performance of its North American and European operations. Further, each of these operations generally serves a distinct customer base. Based upon these facts, the Company considers the North American and European operations its reporting units for the assignment of goodwill. The Company’s European operations consist of entities acquired in conjunction with the MCM purchase transaction in 2000, the Thomas Walter purchase transaction in 2001 and the Kamtronics purchase transaction in 2002. The amount of goodwill

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

attributable to the European operations was the amount generated in the purchase transactions, net of related amortization through December 31, 2001 and the associated reclassifications of deferred tax liabilities to goodwill. All other goodwill is related to the Company’s North American operations.

Based on the Company’s initial transition impairment testing during the first quarter of 2002, no impairment was recognized. Due to a continued stock price decline during both the second and third quarters of 2002, tests of impairment were performed in each of these quarters. The analyses indicated that the book value of goodwill during each quarter was in excess of its fair value, as determined by the Company’s market capitalization. After assessing the goodwill impairment at a reporting unit level, the Company calculated and recorded goodwill impairment charges of $45.0 million and $7.0 million, respectively, for DDi Capital and $60.0 million and $12.0 million, respectively, for DDi Corp. in the quarters ended June 30 and September 30, 2002, respectively. Due to evolving financial and other factors affecting the Company’s business, primarily the Company’s recent discussions with its senior lenders, convertible subordinated noteholders and other stakeholders, and based on business valuations that indicated the book value of goodwill was in excess of its fair value at December 31, 2002, the Company calculated and recorded goodwill impairment charges during the fourth quarter of 2002 of $76.7 million and $127.0 million for DDi Capital and DDi Corp., respectively.

SFAS No. 142 requires a second step analysis whenever a reporting unit’s book value exceeds its estimated fair value. This analysis requires the Company to estimate the fair value of the reporting unit’s individual assets and liabilities to complete the analysis of goodwill as of December 31, 2002. The Company expects to complete this analysis in the quarter ending June 30, 2003 to determine if any adjustments to the estimated goodwill impairment charges recorded are necessary.

Goodwill for each reporting unit of DDi Corp. is as follows (in thousands):

December 31, 2002
North America	$—
Europe	13,982

Total	$13,982

Goodwill for DDi Capital as of December 31, 2002 consists entirely of North American goodwill which has no value as of December 31, 2002.

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

The following table shows, on a pro-forma basis, what net income (loss) and earnings per share would have been for the years ended December 31, 2000 and 2001 if the new accounting standards had been applied beginning January 1, 2000 and if diluted shares were used to calculate pro forma net income (loss) (in thousands):

	DDi Capital
	Year Ended December 31, 2000	Year Ended December 31, 2001
Net income (loss), as reported	$23,192	$(85,002)
Add back: goodwill and intangibles amortization, net of tax effect	14,803	18,230

Pro forma net income (loss)	$37,995	$(66,772)

	DDi Corp.
	Year Ended December 31, 2000	Year Ended December 31, 2001
Net income (loss), as reported	$15,848	$(85,050)
Add back: goodwill and intangibles amortization, net of tax effect	13,914	18,462

Pro forma net income (loss)	$29,762	$(66,588)

Net income (loss) per share, as reported—basic	$0.50	$(1.79)
Add back: goodwill and intangibles amortization, net of tax effect	0.44	0.39

Pro forma net income (loss) per share—basic	$0.94	$(1.40)

Net income (loss) per share, as reported—diluted	$0.47	$(1.79)
Add back: goodwill and intangibles amortization, net of tax effect	0.42	0.39

Pro forma net income (loss) per share—diluted	$0.89	$(1.40)

Weighted average shares used to compute net income (loss) per share:
Basic	31,781,536	47,381,516

Diluted	33,520,447	47,381,516

21.    NET INTEREST EXPENSE

In April 2002, the FASB issued SFAS No. 145 “Rescission of FASB Statements No. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections.” Among other matters, SFAS No. 145 rescinded SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt” thereby eliminating the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. As a result, the criteria in APB Opinion No. 30, “Reporting Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” will be used to classify those gains and losses.

The Company adopted SFAS No. 145 in the beginning of the second quarter of 2002. As a result of the adoption of this pronouncement, the Company accounted for the impact of the early extinguishment of debt as a component of net interest expense in the accompanying consolidated statements of operations. In accordance with SFAS No. 145, the Company has reclassified certain costs incurred in 2001 and 2000 that were previously classified as extraordinary items, net of related income taxes. Such reclassifications had no effect upon net loss,

DDi CORP. AND DDi CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except share and per share amounts)

but resulted in an increase of $19.6 million and $10.6 million to reported interest expense in 2001 and 2000, respectively. Such reclassifications also resulted in an increase of $7.6 million to reported income tax benefit in 2001 and a decrease of $4.2 million to reported income tax expense in 2000.

22.    SUBSEQUENT EVENT

On February 26, 2003, and as amended on March 25, 2003, the Company entered into a forbearance agreement with its Senior Credit Facility lenders which provides that they will refrain from exercising any rights or remedies in respect of the Company’s failure to comply with its financial covenants and certain contemplated future defaults. The term of the forbearance agreement expires March 31, 2003, but may be extended until May 9, 2003 if the Company obtains forbearance agreements from holders of the DDi Corp. 5.25% Convertible Subordinated Notes and the DDi Corp. 6.25% Convertible Subordinated Notes.

FINANCIAL STATEMENT SCHEDULE

The financial statement Schedule II—VALUATION AND QUALIFYING ACCOUNTS is filed as part of this Form 10-K.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(in thousands)

DDi CORP.

	Balance at beginning of year	Charged to income	Increase attributable to acquisitions	Deductions	Balance at end of year
Allowance for Doubtful Accounts
Year ended December 31, 2000	$1,584	$12,462	$1,445	$(2,614)	$12,877
Year ended December 31, 2001	$12,877	$131	$469	$(8,476)	$5,001
Year ended December 31, 2002	$5,001	$612	$105	$(3,618)	$2,100

DDi CAPITAL CORP.

	Balance at beginning of year	Charged to income	Increase attributable to acquisitions	Deductions	Balance at end of year
Allowance for Doubtful Accounts
Year ended December 31, 2000	$1,584	$12,122	$621	$(2,453)	$11,874
Year ended December 31, 2001	$11,874	$79	$371	$(8,047)	$4,277
Year ended December 31, 2002	$4,277	$690	—	$(3,526)	$1,441

                                                                    Exhibit 10.8

              DYNAMIC DETAILS, INC. KEY EMPLOYEE RETENTION PROGRAM

1.    Purpose and Effective Date.  This Program,  effective as of December 19,
2002 (the "Effective Date") shall be known as the Dynamic Details, Incorporated
Key Employee Retention Program (the "KERP"). It is a discretionary retention bonus program for the benefit of a select group of employees (the "Key
Employees") who are selected for participation as provided herein. Those Key
Employees selected for participation and notified of their participation as of the Effective Date are identified in Schedule 1 hereto as the same may be modified from time to time in accordance with the provisions of the KERP. The
KERP is intended to qualify as a compensation or bonus plan that is exempt from the application of the Employee Retirement Income Security Act of 1974, as
amended, by reason of Section 3 of such Act.

2.    Eligibility and Participation. Eligibility and participation shall be at the sole discretion of DDI. In order to become a Participant eligible to receive benefits, an employee must be a Key Employee and must be selected for participation, both of which determinations are within the sole discretion of
DDI's Board of Directors. DDI will notify those employees it determines to be eligible for participation in the KERP in writing of their participation. The
Board of Directors has determined the employees listed on Schedule 1 hereto to be Key Employees, who are divided into four (4) Tiers, based on their positions within the DDI organization, as follows:

      .    Tier I:   President & Chief Executive Officer (1 person)

      .    Tier II:  Vice Presidents and other Key Officers (9 persons)

      .    Tier III: Key Managers and Professionals (9 persons)

      .    Tier IV:  Key Managers and Professionals (76 persons)

3.    Stay Bonus. The KERP is designed to encourage Participants to remain with the Company or a Successor Employer and perform in a satisfactory manner during a prescribed stay period which begins upon the Effective Date and ends on
January 1, 2004 (the "Stay Bonus Period"). The Maximum Stay Bonus payable to
Participants who remain for the entire Stay Bonus Period is a specified percentage of Base Salary (as defined in paragraph 3.b. below), dependent on the
Key Employee Tier to which the employee is assigned, as set forth in Table 3(a).
The Stay Bonus is earned and payable in three Installments, each contingent on satisfactory service through each of three specified Service Dates and satisfaction of all terms and conditions specified herein. The Service Dates and percentage of the Maximum Stay Bonus payable on each Service Date is set forth in Paragraph and Table 3(b).

           a.     Maximum Stay Bonus. The Maximum Stay Bonus for each Tier is the specified percentage of base salary set forth in Table 3(a) below:

                     --------------------------------------------
                     Tier               Percentage of Base Salary
                     --------------------------------------------
                     Tier I             100%
                     --------------------------------------------
                     Tier II             60%
                     --------------------------------------------
                     Tier III            40%
                     --------------------------------------------
                     Tier IV             30%
                     --------------------------------------------

                                        1

      b.   Installments and Service Dates. If the Participant remains employed at DDI for the entire Stay Bonus Period and continues to satisfy all of the conditions for participation, such Participant shall receive the Maximum Stay
Bonus in three installments (collectively, "Installments", individually, the
"First Installment," "Second Installment" and "Third Installment,"
respectively), each of which shall be equal to (i) the product of the
Participant's Base Salary (which, for purposes of this plan shall mean (x) in the case of Participants in Tiers I and II, the then current annual base salary in effect as of each of the Service Dates and (y) in the case of Participants in
Tiers III and IV, the sum of the then current annual base salary in effect as of each of the Service Dates plus sales commissions received by the Participant during calendar year 2002 for such employee) multiplied by the applicable
Percentage of Base Salary set forth in Table 3.a, multiplied by (ii) the applicable Installment Percentage set forth in Table 3.b. Each installment is not accrued until the Participant has performed in a satisfactory manner through the applicable Service Date and has satisfied all of the terms and conditions of eligibility as to each of the three Service Dates as set forth in Table 4.b (the
"First Service Date," "Second Service Date," and "Third Service Date",
respectively), as follows in Table 3(b):

                                  Table 3(b)
           --------------------------------------------------------------
           Tier      First Service Date     Second          Third Service
                     --December 31,         Service         Date--
                     2002                   Date--          January 1,
                                            July 1, 2003    2004
           --------------------------------------------------------------
           Tier I    50%                    25%             25%
           --------------------------------------------------------------
           Tier II   33%                    33%             34%
           --------------------------------------------------------------
           Tier III  33%                    33%             34%
           --------------------------------------------------------------
           Tier IV   33%                    33%             34%
           --------------------------------------------------------------

      c.   Form and Time of Payment. Each Installment payable to a Participant shall be paid in a lump sum and shall be subject to payroll taxes and other withholdings according to DDI's standard payroll practices.

      d.   Satisfactory Performance Required. Notwithstanding any provisions of the KERP to the contrary, DDI retains the right to reduce, eliminate or otherwise modify the Stay Bonus for any Participant if at any time during the
Stay Bonus Period, DDI, in its sole judgment, determines that such Participant's performance is substandard, provided (i) DDI gives the Participant written notice of that determination and a reasonable period of time within which to improve his or her performance, and (ii) the Participant fails to improve his or her performance to DDI's satisfaction within that time.

      e.   Discretionary Payments. The Company reserves the right to award Stay
Bonuses, as necessary, to employees who are not participants in the KERP in order to retain their services and avoid the disruption and cost of attrition among employees with critical knowledge and/or skills. These retention costs will, in the aggregate, not exceed the greater of (i) $250,000; or (ii) such amount as the Board of Directors of the Company may authorize. Such discretionary payments shall be made only to those who are selected by the Chief
Executive Officer in his

                                        2

sole discretion, and such employees may be placed on a payment schedule other than that set forth in section 4.b above in the Chief Executive Officer's sole discretion.

      f.   Corporate Transactions and Change of Control. The obligations of the
KERP shall be binding on a Successor Employer, which means any employer that acquires, through a stock purchase or merger, or through an asset purchase, or otherwise, part or all of the Company or an employer following a Change of
Control. A "Change of Control" means (A) the acquisition of 50 percent or more of each class of the outstanding shares of the Company by a third party which is not a member of a Controlled Group (within the meaning of the Internal Revenue
Code) including the Company, (B) a merger, consolidation or other reorganization of the Company (other than reincorporation), if after giving effect to such merger, consolidation, or other reorganization, the shareholders of the Company immediately prior to such merger, consolidation, or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary power to elect directors of the surviving entity after such merger, consolidation or other reorganization, or (C) the sale of all or substantially all of the assets of the Company to a third party who is not a member of a Controlled Group (within the meaning of the Internal Revenue
Code) including the Company.

4.    TERMINATION OF PARTICIPATION

      a.   Events. A Participant's participation in the KERP shall automatically terminate, without notice to or consent by such Participant, upon the first to occur of the following events with respect to such Participant:

                  1)    Involuntary termination of employment,

                  2)    Voluntary Resignation

                  3)    Death, or

                  4)    Disability.

      b.   Effect of Termination For Cause or Resignation without Good Reason.
In the event a Participant's employment is terminated by DDI for Cause or a
Participant voluntarily terminates employment with DDI other than for Good
Reason, the Participant shall forfeit his or her entire right to the full amount of any and all Installments that would otherwise have been earned and payable after the date thereof.

      c.   Effect of Other Events; Pro Rata Payments. Pro rata payments will be made only in the following circumstances and calculated in the manner specified herein:

           1)     Termination by DDI for reasons other than Cause, Termination because of Death or Disability, or Resignation For Good Reason.

      In the event a Participant's employment is terminated by DDI prior to the
Third Service Date, for any reason other than Cause, if employment is terminated by death or Disability, or in

                                        3

the event that a Participant resigns for Good Reason, the Participant shall be entitled to receive a pro-rata amount of the portion of the Stay Bonus be calculated as either: (i) in the event such termination or resignation occurs after the Effective Date but before the First Service Date, the product of the amount of the First Installment, as calculated in section 3 above, multiplied by a fraction, the numerator of which shall be the number of days from the
Effective Date through and including the date of such termination or resignation and the denominator of which shall be the number of days from the Effective Date through and including the First Service Date; or ((ii) in the event that such termination or resignation occurs after the First Service Date, the product of the amount of the next scheduled Installment immediately following such termination or resignation date as calculated in section 3 above, multiplied by a fraction, the numerator of which shall be the number of days from the Service
Date immediately preceding such termination or resignation date through and including such termination or resignation date, and the denominator of which shall be the number of days from the Service Date immediately preceding such termination or resignation date through and including the date of the next scheduled Service Date.

      In addition, DDI, in consultation with (and upon approval by) the Board of
Directors, shall review the payments to be made to Participants who are terminated due to death or Disability, and when appropriate, may award the full amount of Stay Bonus Payments to such Participants giving full consideration to the value contributed both before and during the Stay Bonus Period.

           2)     Employees on Leave. If a Participant is on an approved
leave of absence during the Stay Bonus Period, he or she will receive a pro rata
Stay Bonus based on the time actually  worked  during the Stay Bonus Period,  as calculated in section c, 1 above.

           3)     Promoted  Employees.  Participants  who are  hired or
promoted  to  replace  Participants  participating  in the Stay  Bonus  Plan who voluntarily terminated their own employment or who were terminated for Cause (as defined below) may be selected for participation and eligible for payments under the KERP on a pro-rata basis, at the sole discretion of DDI management.

      d.   Definitions. For purposes of the KERP, the following terms shall have the following meaning:

           1)     "Cause",  with  respect  to  any  Participant   (including
those  with Employment Agreements) shall be defined as the Participant's:

                  (i)    willful refusal to perform, in any material respect,
                         his or her duties or responsibilities for DDI;

                  (ii)   material breach of his or her duties or
                         responsibilities to DDI;

                  (iii)  gross negligence or willful disregard in the
                         performance of his or her duties or responsibilities;

                                        4

                  (iv)   willful disregard, in any material respect, of any
                         financial or other budgetary limitations established in
                         good faith by the Board of Directors of DDI if
                         continuing after written notice;

                  (v)    engaging in conduct that causes material and
                         demonstrable injury, monetarily or otherwise, to DDI,
                         including, but not limited to, misappropriation or
                         conversion of DDI's assets; or

                  (vi)   conviction of or entry of a plea of nolo contendere to
                         a felony.

           2)     "Disability" means a physical or mental condition that
renders the Participant unable to perform the essential  functions of his or her job with or without a reasonable  accommodation  for a period of 180 consecutive days or more.

           3)     "Good Reason" with respect to any Participant shall mean the occurrence of one or more of the following with respect to such Participant: (i)
a material reduction in compensation or benefits (provided, however, that a reduction in salary that is both (x) made part of a company-wide salary reduction and (y) no greater than the percentage reduction made for the applicable salary level in the Company salary reduction of July 2001, shall be deemed to be immaterial); (ii) involuntary relocation of primary work location more than 50 miles from the current location; and/or (iii) any other event so defined in any applicable employment Agreement.

5.    Binding Authority. Subject to the review and approval of the Board of
Directors provided herein, the decisions of DDI, or its duly authorized delegate, shall be final and conclusive for all purposes of the KERP and shall not be subject to any appeal or review.

6.    Source of Payments. All Stay Bonus Payments will be paid in cash from the general funds of DDI; no separate fund will be established.

7.    Amendment or Termination. The KERP may be amended, modified, suspended or terminated by DDI's Board of Directors at any time and without notice to or the consent of Participants.

8.    Severability. If any term or condition of the KERP shall be invalid or unenforceable, the remainder of the KERP shall not be affected thereby and shall continue in effect and application to the fullest extent permitted by law.

9.    No Employment Rights. Neither the establishment nor the terms of the KERP shall be held or construed to confer upon any employee the right to a continuation of employment by DDI, nor constitute a contract of employment, express or implied. Subject to any applicable employment agreement, DDI reserves the right to dismiss or otherwise deal with any employee, including the
Participants, to the same extent as though the KERP had not been adopted.
Nothing in the KERP is intended to alter the "AT-WILL" status of Participants, it being understood that, except to the extent otherwise expressly set forth to the contrary in a written

                                        5

employment agreement, the employment of any Participant can be terminated at any time by either DDI or the employee with or without notice, with or without cause.

10.   Transferability of Rights. DDI shall have the right to transfer its obligations under the KERP, with respect to one or more Participants, to any person, including any purchaser of all or any part of DDI's business. No
Participant or spouse shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which the Participant may have at any time to receive payments of benefits hereunder, which benefits and the rights thereto are expressly declared to be nonassignable and nontransferable, except to the extent required by law. Any attempt by a
Participant to transfer or assign a benefit or any rights granted hereunder shall (after consideration of such facts as DDI deems pertinent) be grounds for terminating any rights of the Participant to any portion of the KERP benefits not previously paid.

11.   Governing Law. The KERP shall be construed, administered and enforced according to the laws of the State of California.

                                        6

                                   Schedule 1

               DDI Key Employee Retention Plan (KERP) Participants
                                       and
                            Stay Bonus Cost Analysis

                                        7

                                                                    EXHIBIT 10.9

             DYNAMIC DETAILS, INC. SEVERANCE PLAN FOR KEY EMPLOYEES
                          AND SUMMARY PLAN DESCRIPTION
                           EFFECTIVE DECEMBER 19, 2002

1.    Introduction. Dynamic Details, Inc. ("DDI") has established the Dynamic
Details, Inc. Severance Plan For Key Employees (hereafter the "Plan") effective as of December 19, 2002. The purpose of the Plan is to establish a uniform basis for providing Severance Payments to Key Employees who are selected for participation and whose employment is terminated as set forth herein. To that end, this Plan terminates and supersedes both (i) all prior plans, policies and practices of the Company with respect to severance pay or separation pay for Key
Employees, and (ii) all employment agreements, offer letters, written terms of employment or agreements of similar application ("Employment-related
Agreements") between the Company (or its affiliates) and any Key Employee, to the extent any such agreement relates to severance pay or separation pay for any such Key Employee. This document constitutes both the written instrument under which the Plan is maintained and the summary plan description for the Plan.

2.    DEFINITIONS.

      2.1  "Cause" with respect to any Participant shall mean:

           a.     willful refusal to perform, in any material respect, his or her duties or responsibilities for DDI;

           b.     material breach of his or her duties or responsibilities to
                  DDI;

           c.     gross negligence or willful disregard in the performance of his or her duties or responsibilities;

           d.     willful disregard, in any material respect, of any financial or other budgetary limitations established in good faith by the Board of Directors of DDI if continuing after written
                  notice;

           e.     engaging in conduct that causes material and demonstrable
                  injury, monetarily or otherwise, to DDI, including, but not limited to, misappropriation or conversion of DDI's assets; or

           f.     conviction of or entry of a plea of nolo contendere to a
                  felony.

      2.2. "Change of Control" means (A) the acquisition of 50 percent or more of each class of the outstanding shares of the Company by a third party which is not a member of a Controlled Group (within the meaning of the Internal
Revenue Code) including the Company, (B) a merger, consolidation or other reorganization of the Company (other than reincorporation), if after giving effect to such merger, consolidation, or other reorganization, the shareholders of

                                        1

the Company immediately prior to such merger, consolidation, or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary power to elect directors of the surviving entity after such merger, consolidation or other reorganization, or (C) the sale of all or substantially all of the assets of the
Company to a third party who is not a member of a Controlled Group (within the meaning of the Internal Revenue Code) including the Company.

      2.3. "Company" means Dynamic Details, Inc. ("DDI"), a Successor Employer or an employer following a Change of Control.

      2.4. "Disability" means a physical or mental condition that renders the Participant unable to perform the essential functions of his or her job with or without a reasonable accommodation for a period of 180 consecutive days or more.

      2.5. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.6. "Good Reason" shall mean the occurrence of one or more of the following with respect to such employee: (i) a material reduction in compensation or benefits (provided, however, that a reduction in salary that is both (x) made part of a company-wide salary reduction and (y) no greater than the percentage reduction made for the applicable salary level in the Company salary reduction of July 2001, shall be deemed to be immaterial); (ii)
involuntary relocation of primary work location more than 50 miles from the current location; and/or (iii) any other event so defined in any applicable
Employment-related Agreement.

      2.7. "Key Employee" are employees designated as such by the
Company's Board of Directors, which has determined that Key Employees are divided into four (4) tiers, based on their positions within the DDI organization, as follows:

           Tier I:      President & Chief Executive Officer (1 person)
           Tier II:     Vice Presidents and other Key Officers (9 persons)
           Tier III:    Key Managers and Professionals (9 persons)
           Tier IV:     Key Managers and Professionals (79 persons)

      2.8. "Participant" means a Key Employee who is selected for participation by the Board of Directors within the exercise of its sole discretion, who is notified of such participation and who satisfies all of the other conditions of eligibility set forth herein. Those Key Employees selected for participation and notified of their participation as of the Effective Date are identified in Schedule 1 hereto as the same may be modified from time to time in accordance with the provisions hereof.

      2.9. "Plan" means the Dynamic Details, Inc. Severance Plan For Key
Employees, as set forth in this instrument and as hereafter amended.

      2.10. "Plan Administrator" means the Company, a Successor Employer or an employer following a Change of Control.

                                        2

      2.11. "Plan Year" means the calendar year.

      2.12  "Severance Payment" means the compensation paid to a Participant pursuant to Section 3 following termination of his or her employment with the
Company.

      2.13. "Successor Employer" means any employer that acquires, through a stock purchase or merger, or through an asset purchase, or otherwise, part or all of the Company or an employer following a Change of Control.

3.    General Eligibility.

      3.1. Eligibility To Participate. A Key Employee becomes a Participant under the Plan only if all of the following conditions are met: (1) he or she is a Key Employee; (2) he or she is selected for participation by the Company's
Board of Directors; (3) his or her employment with the Company or a Successor
Employer is involuntarily terminated by action of the Company or a Successor
Employer, as the case may be, for reasons other than Cause or voluntarily terminates for Good Reason; (4) such termination described in the immediately preceding clause occurs during the Severance Term; (5) he or she signs a release as provided in section 4.2; and (6) Severance Payments to him or her are not
excluded under Section 4.4.

      3.2  Exclusions. A Participant is not entitled to a Severance Payment in the event of:

           a.  termination of employment for Cause;

           b.  death;

           c.  Disability; or

           d.  voluntary termination of employment by the Participant for any reason other than for "Good Reason."

4.    Amount and Form of Benefits.

      4.1. Severance Payment Amount. Any Key Employee who is selected for participation, otherwise meets all of the terms and conditions of this Plan and is involuntarily terminated without Cause or who voluntarily terminates employment with the Company or a Successor Company for Good Reason during the time period commencing on the Effective Date and ending on the second anniversary thereof (the "Severance Term") shall be eligible to receive a severance benefit under this Severance Pay Plan in accordance with the tiered structure depicted below. The aggregate amount of the severance benefit shall be calculated by taking the product of the Key Employee's annual "Base Salary"
(which, for purposes of this plan shall mean (x) in the case of Participants in
Tiers I and II, the then current annual base salary in effect as of the date of termination and (y) in the case of Participants in Tiers III and IV, the sum of the then current annual base salary in effect as of the date of termination plus sales commissions received by the Participant during calendar year 2002)
multiplied by a fraction, the numerator of which shall be the applicable
Severance Term set forth below, and the denominator of which shall be 12.

                                        3

                    -------------------------------

                    Tier            Severance  Term
                    -------------------------------
                    I                    24 months
                    -------------------------------
                    II                   12 months
                    -------------------------------
                    III                  9 months
                    -------------------------------
                    IV                   6 months
                    -------------------------------

      4.2. Release. No Severance Payment or other benefit shall be made or provided to a Participant unless he or she provides a signed release of employment-related and other claims in such form as DDI may require.

      4.3. Form and Time of Severance Payment. Severance payments shall be subject to payroll taxes and other withholdings under DDI's or a Successor
Employer's standard payroll practices, as applicable, and shall be paid, in the
Company's discretion, either (a) as salary continuation on regularly scheduled payroll dates for the duration of the applicable Severance Term, or (b) as a lump sum, in either case of (a) or (b) commencing within 30 days after the effective date of a release executed by the Participant in accordance with
Section 4.2.

      4.4. Limitation. In no event will a Severance Payment be made to a
Participant (i) contingent (directly or indirectly) upon his or her retiring,
(ii) in an amount that is more than twice his or her annual Compensation during the year before his or her termination of employment, or (iii) over a period longer than 24 months after his or her termination of employment.

      4.5. Health Insurance Benefits. For those Participants who timely elect to receive COBRA coverage for health insurance under DDI's group health insurance plan, DDI agrees to reimburse COBRA premiums made by such Participant for the period of time commencing with the Key Employee's termination date and ending with the earlier of (i) the last day of the Severance Term and (ii) the date upon which the Key Employee becomes eligible to participate in the health insurance plan of a subsequent employer without limitation for pre-existing conditions.

      4.6. Plant Shut-Down or Mass Layoff. If a Participant is laid off or discharged because of a plant shut-down or mass layoff to which the Worker
Adjustment and Retraining Notice Act of 1988 ("WARN") applies, Severance
Payments shall not be available except as provided in this subsection. In accordance with WARN, an employee shall be given either 60 days' notice of termination of employment, 60 days' pay in lieu of notice, or a combination of notice and pay in lieu of notice the total of which equals not less than 60 days. The amount of Severance Payments to which the Key Employee is entitled under the Plan shall be determined by subtracting the number of days' pay in lieu of notice he or she receives pursuant to WARN from the amount of Severance
Payments to which he or she would be otherwise entitled under this Section 4. If the pay in lieu of notice under WARN exceeds that Severance Payment amount the then employee will be entitled to no Severance Payments under this Plan.

                                        4

      4.7. Corporate Transactions and Change of Control. The obligations of the Plan shall be binding on a Successor Employer.

5.    Administration. The Plan is administered by the Plan Administrator, which is the "named fiduciary" of the Plan for purposes of ERISA. The Plan
Administrator has the discretion to interpret the terms of the Plan and to make all determinations about eligibility and payment of benefits. All decisions of the Plan Administrator, any action taken by the Plan Administrator with respect to the Plan and within the powers granted to the Plan Administrator under the
Plan, and any interpretation by the Plan Administrator of any term or condition of the Plan, are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law. The Plan Administrator may delegate and reallocate any authority and responsibility with respect to the Plan.

6.    Amendment or Termination. The Company reserves the right, in its sole and unlimited discretion, to amend or terminate the Plan at any time by resolution of its Board of Directors, without notice to or consent of
Participants in the Plan.

7.    Claim and Appeal Procedure

      Your benefit under the Severance Plan will be paid to you as a matter of course; accordingly, there is no need to file a claim for your benefit with the
Plan Administrator other than completing any administrative forms which may be required by the Plan Administrator, as well as the Release required by Section
4.2. The amount of your benefit under the Severance Plan is reflected in the
Release provided to you. If you dispute the amount of your benefit, you may file a claim with the Plan Administrator. If your claim for a benefit is denied in whole or in part, you will be given written notice of the decision within ninety
(90) days after the receipt of the claim. The Plan Administrator may take up to one hundred eighty (180) days after receipt of the claim to respond when special circumstances exist, in which case it will notify you within the ninety (90) day period of the special circumstances and the date by which the Administrator expects the claim to be determined on review. The notice of denial will include the specific reasons for the denial, the specific Severance Plan provisions upon which the denial is based, a description of any additional material or information necessary for you to prove the claim, an explanation of why such material or information is necessary and an explanation of the Severance Plan's claim review procedure.

      If you feel that you have been improperly denied a benefit under the
Severance Plan after reviewing the explanation, you should request, in writing, within sixty (60) days after receipt of the denial notice, a second review of your claim. You will then be given the opportunity to review pertinent documents and submit questions and comments in writing. The request for review should be directed to the Plan Administrator and must explain the reasons for the request.

      A written decision on the request for review will be made within sixty
(60) days of the receipt of the request, or within one hundred twenty (120) days under special circumstances that require an extension of time for processing. If special circumstances prevent a decision from being made within sixty (60) days, you will be notified in writing of the extension and the date by which the Plan
Administrator expects the claim to be determined on review prior to the commencement of the extension. The decision on the review will be sent to you in writing and

                                        5

will include the specific reasons for the decision and the Severance Plan provisions upon which the decision is based. It will also inform you of your right to reasonable access to any information relevant to your claim for benefits and of your right to bring an action under section 502(a) of ERISA.
This is the final decision under the Severance Plan's administrative procedures.

8.    Source of Payments. All Severance Payments will be paid in cash from the general funds of the Company; no separate fund will be established under the
Plan; and the Plan will have no assets.

9.    Inalienability. In no event may any Participant sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan.
At no time will any such right or interest be subject to the claims of creditors, nor liable to attachment, execution or other legal process.

10.   Applicable Law. The provisions of the Plan will be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of California.

11.   Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

12.   Agreements. The Plan Administrator may, in its discretion, enter into written agreements with Key Employees in which the Plan Administrator may vary the terms of the Plan. The severance provisions of any such agreement are incorporated by reference herein with respect to the Key Employee to which it relates.

13.   No Employment Rights. Neither the establishment nor the terms of the KERP shall be held or construed to confer upon any employee the right to a continuation of employment by DDI, nor constitute a contract of employment, express or implied. Subject to any applicable Employment-related Agreement, DDI reserves the right to dismiss or otherwise deal with any employee, including the
Participants, to the same extent as though the KERP had not been adopted.
Nothing in the KERP is intended to alter the "AT-WILL" status of Participants, it being understood that, except to the extent otherwise expressly set forth to the contrary in an Employment-related Agreement, the employment of any
Participant can be terminated at any time by either DDI or the employee with or without notice, with or without cause.

                                        6

14.   Additional Information.

      Plan Sponsor:  Dynamic Details, Inc.

      Employer Identification Number:  33-0779123

      Plan Number:  545

      Plan Year:  Calendar year

      Plan Administrator:  Plan Sponsor

      Agent for Service of Legal Process:  Director of Human Resources

15.   Execution.

      IN WITNESS WHEREOF, the Chief Executive Officer of Dynamic Details, Inc.,
has executed the Plan on the date indicated below.

      DYNAMIC DETAILS, INC.

      By:    /s/ Bruce McMaster
            -----------------------------

      Its:   Chief Executive Officer
            -----------------------------

      Dated: December 19, 2002
            -----------------------------

                                        7

                             Your Rights Under ERISA

      As a Participant in an employee welfare plan, you are entitled to certain rights and protections under ERISA. Specifically, ERISA provides that all
Severance Plan Participants are entitled to:

Receive Information About Your Plan and Benefits

      .    Examine all Severance Plan documents at the Plan Administrator's office without charge.

      .    Obtain copies of all Severance Plan documents and other Severance
           Plan information upon written request to the Plan Administrator. The
           Plan Administrator may make a reasonable charge for the copies.

Prudent Actions by Plan Fiduciaries

      In addition to creating rights for plan participants, ERISA also imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called "fiduciaries" of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

Enforce Your Rights

      If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance:

      .    If you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the
           Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

      .    If your claim for benefits is denied or ignored, in whole or in part, you may file suit in a federal or state court.

      .    If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.

                                        8

      If you file suit, the court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay the costs and fees (for example, if it finds your claim was frivolous).

Assistance with Your Questions

      If you have any questions about the Severance Plan, you should contact the
Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the
Plan Administrator, you should contact the nearest office of the Pension and
Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries,
Pension and Welfare Benefits Administration, U.S. Department of Labor, 200
Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

                                        9

                                   Schedule 1

                  DDI Key Employee Severance Plan Participants

                                       10

                                                                   Exhibit 10.39

                                 CONFORMED COPY

                             DATED 24th October 2002
                        ---------------------------------

                     H N GOFF, G P HARVEY AND H L WILLIAMS       (1)

                                       and

                              DDI EUROPE LIMITED                 (2)

                         ------------------------------

                           SHARE PURCHASE AGREEMENT
                        relating to the majority of the
                             issued share capital of
                             Lunar Solutions Limited

                         ------------------------------

                                    CONTENTS
                                    --------

Clause                               Heading                               Page

Agreed form documents

Minority Share Purchase Agreement
Tax Deed
Disclosure Letter
Director's Resignations
Auditors' Resignations
Sellers' Service Agreements
Wives' Resignations

Attachments

Accounts
Management Accounts

BETWEEN:

1.   HOWARD NIGEL GOFF, GEOFFREY PETER HARVEY AND HEATHER LOUISE WILLIAMS
     whose addresses and shareholdings are stated in Schedule 1 (together the "Sellers"); and

2.   DDi EUROPE LIMITED whose registered office is at Alexandra Way,
     Ashchurch Business Centre, Tewkesbury, Gloucestershire, GL20 8NB
     (registered in England and Wales No. 3731403) (the "Purchaser").

WHEREAS:

The Sellers (as defined in this Agreement) have agreed to sell and the Purchaser has agreed to purchase and pay for the Shares (as defined in this Agreement) on the terms and subject to the conditions of this Agreement.

WHEREBY IT IS AGREED as follows:

1    Interpretation
     --------------

1.1  Certain words and expressions used in this Agreement are defined in
     Schedule 2.

1.2  The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

1.3  All agreements, obligations and liabilities (whether under warranties, representation, indemnities or otherwise) in this Agreement on the part of the Sellers are, unless expressly stated to the contrary, joint and several and shall be construed accordingly and reference to the Sellers shall include each of them severally.

1.4  In this agreement, unless otherwise specified:

     (a)  references to clauses, Schedules and Attachments are to clauses of, and Schedules and Attachments to, this Agreement;

     (b)  a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted provided that the liability of the Sellers shall not be extended by such statute or statutory provision beyond that which exists at the date hereof;

     (c)  references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

     (d)  references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

                                       1

     (e)  references to a "party" or to "parties" shall be construed a reference to a party or to the parties to this Agreement;

     (f)  the expressions "holding company", "subsidiary" and "wholly-owned subsidiary" shall have the meaning given in the Companies Act;

     (g)  a person shall be deemed to be connected with another if that person is connected with that other within the meaning of section 839 ICTA
          1988;

     (h)  references to writing shall include any modes of reproducing words in a legible and non-transitory form;

     (i)  headings are for convenience only and do not affect the interpretation of this Agreement; and

     (j)  any statement made in Schedule 4 which is qualified as being made "so far as the Sellers are aware" or any similar expression has been so qualified after due diligent and careful enquiries by the Sellers of each of them, Christopher Nuttall, Steve Strevens, Justin Olegnik and
          Jamie Fuller and the accountants, solicitors, tax advisers and insurance brokers who act for each of the Company and the Subsidiary).

2    Sale and Purchase
     -----------------

2.1  On the terms and subject to the conditions set out in this Agreement, the
     Sellers shall sell the Shares and the Purchaser shall purchase the Shares as at and with effect from Completion together with all rights attached or accruing to them at Completion.

2.2  The Shares shall be sold with full title guarantee and free from all
     Security Interests.

2.3  The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by any member of the Group on or after the Completion Date.

2.4  The Sellers hereby waive all rights of pre-emption over any shares in the
     Company conferred upon them by the articles of association of the Company or in any other way.

3    Consideration
     -------------

3.1  The consideration for the sale of the Shares shall be:

     (a)  the payment on Completion by the Purchaser in cash of the Completion
          Payment;

     (b)  the payment to the Sellers of so much of the Retention Sum as shall be payable to the Sellers pursuant to Schedule 9; and

     (c)  the payment to the Sellers of so much of the Deferred Consideration as shall be

                                       2

          payable to the Sellers pursuant to Schedule 10.

4    Completion
     ----------

4.1  Completion of the sale and purchase of the Shares shall take place on the
     Completion Date at the offices of the Purchaser's Solicitors.

4.2  At Completion each of the Sellers and the Purchaser shall do those things listed in respect of them in Schedule 3.

4.3  The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

4.4  The Completion Payment shall be satisfied by or on behalf of the Purchaser at Completion as referred to in paragraph 2.2 of Schedule 3.

4.5  Receipt by the Sellers' Solicitors of the Completion Payment in accordance with clause 4.4 shall constitute a good discharge to the Purchaser in respect of the payment of the Completion Payment.

5    Warranties
     ----------

5.1  Subject as provided in this Agreement, the Sellers jointly and severally warrant to the Purchaser as at the date of this Agreement in the terms set out in Schedule 4. All references in Schedule 4 to the Company shall unless the context otherwise requires be construed as references to each and every member of the Group.

5.2  The liability of the Sellers under or in relation to the Warranties and
     (where specified) the Tax Deed shall be limited as set out in Schedule 5.
     However, in the event of fraud or dishonesty on the part of any of the
     Sellers then the provisions of paragraphs 1 and 2 of Schedule 5 shall not apply in relation to any claim arising out of the subject matter of such fraud or dishonesty.

5.3  The Sellers accept that the Purchaser is entering into this Agreement in reliance upon the Warranties.

5.4  The Sellers undertake (if any claim is made against them in connection with the Warranties or the sale of the Shares to the Purchaser) not to make any claim against any member of the Group or any director or employee of any member of the Group on whom they may have relied before agreeing to any terms of this Agreement or of the Tax Deed or authorising any statement in the Disclosure Letter.

5.5  Each of the Warranties shall be construed as a separate and independent warranty and shall not be limited or restricted by reference to any other
     Warranty.

5.6  If in respect of or in connection with any breach of any of the Warranties or Indemnities any amount payable to the Purchaser by the Sellers is subject to Taxation, such additional amounts shall be paid to the Purchaser by the Sellers so as to ensure that the net amount received by the
     Purchaser is equal to the full amount payable to the Purchaser under this
     Agreement provided that the provisions of paragraph 1.1 of

                                       3

     schedule 5 shall apply to claims made pursuant to this clause 5.6.

6    Indemnities
     -----------

     The Sellers agree to indemnify the Purchaser (for itself, and, for its successors in title) against all or any of the matters set out in this clause 6 ("the Indemnities").

6.1  Notwithstanding the provisions of Schedule 5, which provisions shall not apply to the indemnities contained in this clause 6.1 save as set out in clause 6.2, the Sellers jointly and severally covenant with the Purchaser that they will pay to the Purchaser:

     (a)  an amount equal to all liabilities (including for the avoidance of doubt all claims, demands, expenses and third party costs which are or become the liabilities) of any of the Company and/or the Subsidiary after Completion and which directly arise as a result of products and/or components which:

          (i)  the Group has before Completion committed to purchase from its suppliers, whether such items have been supplied to the Group, are yet to be supplied to the Group, are in transit, or are stored by or on behalf of the Group; or

          (ii) the Group has before Completion committed to supply to customers, whether such items have been supplied to the customer, are yet to be supplied to the customer, are in transit, or are stored by or on behalf of the customer;

     (b)  an amount equal to all liabilities, not compensated for by a relevant average rate option contract, (including for the avoidance of doubt all claims, demands, expenses, professional fees and other costs which are or become liabilities) of any of the Company and/or the Subsidiary and/or the Purchaser after Completion and which relate to the impact of movements in currency exchange rates (other than movements in the
          US dollar to pounds sterling exchange rate) on the profitability of the supply and/or the purchase by the Company and/or the Subsidiary of products and components which the Group has before Completion committed to supply and/or purchase;

     (c)  an amount equal to all liabilities to Thales Microelectronics SA or to companies connected to it ("Thales") arising from the supply by the
          Group of printed circuit boards manufactured by Printed Wire
          Corporation of Taiwan and sold by Thales to Wavecom SA, liabilities for the purpose of this indemnity shall for the avoidance of doubt include:

          (i)  all claims, demands, expenses, professional fees and other costs;

          (ii) increases in the insurance premiums payable in relation to the
               Acquired Businesses.

6.2  The provisions of paragraphs 2.1(b), 4.1, 4.3 and 3.1(f) of schedule 5 and clauses 6.3 to 6.8 shall apply to claims made by the Purchaser pursuant to this clause 6.

                                       4

6.3  Save where the Purchaser reasonably believes that to do so would be likely to have a material adverse effect on the goodwill of any member of the
     Purchaser's Group, if requested in writing by the Sellers, and subject to the Purchaser being indemnified to its reasonable satisfaction by the
     Sellers against all associated costs and expenses, the Purchaser shall take all such action as the Seller may reasonably request to avoid dispute, resist, appeal or compromise any third party claim against the Company in relation to the subject matter of this clause 6.

6.4  Where the Company or the Purchaser or any member of the Purchaser's Group has or may have a claim against any third party, including insurers, in relation to any matter which is likely to give rise to a claim under this clause 6, the Purchaser shall (or shall procure that the Company or any member of the Purchaser's Group shall) use all reasonable endeavours to maximise the amounts recovered from such third party.

6.5  The Purchaser shall and shall procure that the Purchaser's Group shall use all reasonable endeavours, taking into account the interests of the
     Purchaser's Group as a whole, to minimise the amount of any payment which could result in a claim under the Indemnities.

6.6  The Purchaser shall procure that the Sellers are kept fully informed of, and are consulted in relation to, the progress of any relevant claims referred to in this clause 6.

6.7  The liability of the Sellers in relation to any claims pursuant to this clause 6 shall be limited to the recovery of amounts paid to the Sellers out of the Retention Sum and the recovery of any amounts paid as Deferred
     Consideration or by set off against the Retention Sum or the Deferred
     Consideration and not further or otherwise.

6.8  The Sellers shall have no liability pursuant to this clause 6, the
     Warranties or the Tax Deed to the extent that such liability is satisfied by permanent retention by the Purchaser of an amount of the Retention Sum or to the extent that such liability is taken into account in the calculation of the Deferred Consideration.

7    Restrictions on the Sellers
     ---------------------------

7.1  In order to protect the value of the Shares and the Acquired Businesses the
     Sellers severally undertake that they will not, either alone or in conjunction with or on behalf of any other person, do any of the following things:

     (a)  for a period of three years after the Completion Date, or for a period of twelve months from the termination of his/her employment with the appropriate member of the Purchaser's Group, whichever is the earlier, either alone or jointly with or as adviser to or agent of any person directly or indirectly carry on or be engaged or economically interested in the United Kingdom in any business which competes
          (directly or indirectly) with any of the Acquired Businesses provided that the restriction in this clause 7.1(a) shall not operate to prohibit the Sellers from continuing as employees of the Acquired
          Businesses;

     (b)  within two years from the Completion Date, entice away from the employment of any member of the Purchaser's Group any Key Employee or employ or

                                       5

           otherwise engage any person who was at the Completion Date, or during the preceding twelve months, employed or engaged by the
           Group as a Key Employee;

      (c)  disclose to any other person or (in any way which may be detrimental to the Acquired Businesses) use any information which is Confidential
           Business Information;

      (d)  for a period of two years after the Completion Date, solicit the custom, in relation to goods or services sold to any person (which, for the avoidance of doubt, shall be construed so as to include any individual, firm, company, joint venture, association or partnership
           (whether or not having separate legal personality)) by any member of the Group in the course of its business during the two years before the Completion Date, of that person in respect of similar goods or services; or

      (e)  assist any person with the intention of doing any of the foregoing things.

8     Provision Relating to Restrictions
      ----------------------------------

8.1   Each undertaking contained in clause 7 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Sellers.

9     Effect of Completion
      --------------------

9.1   Save as otherwise provided herein, any provision of this Agreement or of any other document referred to herein which is capable of being performed after but which has not been performed at or before Completion and all
      Warranties and Indemnities contained in or entered into pursuant to this
      Agreement shall remain in full force and effect notwithstanding
      Completion.

10    Remedies and Waivers
      --------------------

10.1  No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this
      Agreement or any other documents referred to in it shall impair such right, power or remedy or operate as a waiver thereof.

10.2  The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy except where expressly stated herein.

10.3  The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law unless otherwise stated herein.

                                       6

11    Assignment
      ----------

11.1  The benefits of this Agreement and the Tax Deed shall not be assignable except that the Purchaser may assign all or any part of the benefit of, or its rights or benefits under, this Agreement and the Tax Deed and any of the Share Purchase Documents referred to in clause 13 together with any causes of action arising in connection with them to its successors in title or a member of the Purchaser's Group or as security to any person lending money to a member of the Purchaser's Group (a "Permitted
      Assignee"), Provided that if the Permitted Assignee is a member of the
      Purchaser's Group and is proposing to leave the Purchaser's Group, then the Purchaser shall procure that the Permitted Assignee re-assigns the aforementioned benefits to a continuing member of the Purchaser's Group prior to its departure from the Purchaser's Group.

11.2  The Contracts (Rights of Third Parties) Act 1999 shall not apply to this
      Agreement and no person (including any employee, officer, agent, representative or sub-contractor of a party) other than a party to this
      Agreement shall have the right (whether under that act or otherwise) to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Sellers and the Buyer, which agreement must refer to this clause 11.2.

11.3  If a Permitted Assignee makes a claim against the Sellers under any provision of this Agreement then the liability of the Sellers to the
      Permitted Assignee shall not exceed the amount (if any) for which they would have been liable to the Purchaser.

12    Further Assurance
      -----------------

12.1  Without prejudice to any restriction or limitation on the extent of the
      Sellers' obligations under this Agreement the Sellers shall from time to time do or so far as they are able procure the doing of all such acts and/or execute or so far as they are able procure the execution of all such documents in a form reasonably satisfactory to the Purchaser as the
      Purchaser may reasonably consider necessary to transfer the Shares to the
      Purchaser or otherwise to give the Purchaser the full benefit of this
      Agreement.

12.2  Each Seller declares that for so long as he or she remains the registered holder of any of the Shares after Completion he or she shall:

      (a)   hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Purchaser and any successors in title to the
            Purchaser; and

      (b)   deal with and dispose of the Shares and all such dividends, distributions and related rights as the Purchaser or any such successor may direct.

12.3  Each Seller appoints the Purchaser as his or her lawful attorney for the purpose of signing any written resolution (or receiving notices of attending and voting at all meetings) of the members of the Company from
      Completion to the day on which the Purchaser or its nominee is entered in the register of members of the Company as the

                                       7

      holder of the Shares and for that purpose each Seller authorises:

      (a)   the Company to send any written resolutions, notices or other communications in respect of his or her holding of Shares to the
            Purchaser; and

      (b)   the Purchaser to complete in such manner as it thinks fit and to return written resolutions, proxy cards, consents to short notice and any other document required to be signed by him or her in his or her capacity as a member.

13    Entire Agreement
      ----------------

13.1  For the purposes of this clause, "Pre-contractual Statement" means a draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement and any other document to be entered into pursuant to this Agreement (the "Share
      Purchase Documents") or any of them made or given by a party to any of the
      Share Purchase Documents or any other person at any time prior to the date of this Agreement.

13.2  The Share Purchase Documents constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares.

13.3  The Share Purchase Documents supersede and extinguish any Pre-contractual
      Statement.

13.4  Each party acknowledges that in entering into the Share Purchase Documents it or he/she is not relying upon any Pre-contractual Statement which is not expressly set out in them.

13.5  Neither of the parties shall have any rights of action (except in the case of fraud) against the other arising out of or in connection with any
      Pre-contractual Statement except to the extent that such Pre-contractual
      Statement is repeated in the Share Purchase Documents.

13.6  This Agreement may only be varied by a document signed by each of the parties and expressed to be a variation to this Agreement.

14    Notices
      -------

14.1  Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing.

14.2  Any such notice or other communication shall be addressed as provided in clause 14.3 and, if so addressed, shall be deemed to have been duly given or made as follows:

      (a)   if sent by personal delivery, upon delivery at the address of the relevant party;

      (b)   if sent by first class post, two Business Days after the date of posting;

      (c)   if sent by facsimile, when received;

                                       8

      PROVIDED THAT if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business
      Day.

14.3  The relevant addressee, address and facsimile number (where appropriate)
      of each party for the purposes of this Agreement, subject to clause 14.4, are:

      Name of party   Address             Facsimile No.    For the attention of
      -------------   -------             -------------

      The Purchaser   Alexandra Way,      01684 278 998    Paul Fowler
                      Ashchurch Business
                      Centre,
                      Tewkesbury,
                      Gloucestershire,
                      GL20 8NB

      The Sellers     As set out in
                      Schedule 1

14.4  A party may notify the other party to this Agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of clause 14.3 PROVIDED THAT such notification shall only be effective on:

      (a)   the date specified in the notification as the date on which the change is to take place; or

      (b)   if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

14.5  For the avoidance of doubt, the parties agree that the provisions of this clause shall not apply in relation to the service of any writ, summons, order, judgement or other document relating to or in connection with any
      Proceedings.

15    Announcements
      -------------

15.1  Subject to clause 15.2, no announcement concerning the sale or purchase of the Shares or any ancillary matter shall be made by the Purchaser or the
      Sellers without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

15.2  Any party may make an announcement concerning the sale or purchase of the
      Shares or any ancillary matter if required by:

      (a)   the law of any relevant jurisdiction; or

                                       9

      (b)   any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, whether or not the requirement has the force of law,

      in which case the party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the Purchaser (in the case of the Sellers) or the
      Sellers' Representative (in the case of the Purchaser) before making such announcement.

15.3  The restrictions contained in this Clause shall continue to apply after the termination of this Agreement without limit in time.

16    Confidentiality
      ---------------

16.1  Subject to clause 16.2 and clause 15, each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

      (a)   the provisions or the subject matter of this Agreement or any document referred to herein;

      (b)   the negotiations relating to this Agreement or any document referred to herein;

      (c)   in the case of the Sellers only, the Purchaser's Group and the business carried on by each member of such group.

16.2  Any party may disclose information which would otherwise be confidential if and to the extent:

      (a)   required by the law of any relevant jurisdiction or for the purpose of any judicial proceedings;

      (b)   required by any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, including (without limitation) any Revenue Authority, whether or not the requirement for information has the force of law;

      (c)   that the information is disclosed on a strictly confidential basis to the professional advisers, auditors and bankers of that party;

      (d)   that the information has come into the public domain through no fault of that party;

      (e)   that the Purchaser (in the case of the Sellers) or the Sellers
            Representative (in the case of the Purchaser) has given prior written approval to the disclosure;

      (f)   that the information was in the possession of the Purchaser's Group prior to the time that it was acquired by a member of the
            Purchaser's Group from any of the Sellers;

                                       10

      (g)   it does so to a member of the Purchaser's Group (in the case of the
            Purchaser) which accepts restrictions in the terms of this clause;
            or

      (h)   that it is required to enable that party to enforce its rights under this Agreement,

      PROVIDED THAT any such information disclosed pursuant to clauses 16.2(a)
      or 16.2(b) shall be disclosed only after notice to the other party unless it is information supplied to a Revenue Authority in confidence and in compliance with clause 16.

16.3  The restrictions contained in this clause shall continue to apply after the termination of the sale and purchase of the Shares under this
      Agreement without limit in time.

17    Costs and Expenses and Interest
      -------------------------------

17.1  Save as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it and the
      Sellers agree that no cost or expense of whatever nature relating to the sale and purchase of the Shares or the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it has been or is to be borne by any member of the Group.

17.2  If any party defaults in the payment when due of any sum payable under this Agreement (whether determined by agreement or pursuant to an order of the court or otherwise) its liability shall be increased to include interest on such sum from the date when such payment is due up to and including the date of actual payment (after as well as before judgment) at a rate per annum of 3% above the base rate from time to time of the Bank of Scotland plc.

18    Counterparts
      ------------

18.1  This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

18.2  Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

19    Invalidity
      ----------

19.1  If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

      (a)   the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      (b)   the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

                                       11

20    Governing Law
      -------------

      This Agreement shall be governed by and construed in accordance with
      English law.

21    Jurisdiction
      ------------

21.1  Each of the parties to this Agreement irrevocably agrees for the exclusive benefit of the other parties that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts. Nothing contained in this clause shall limit the right of any party to take Proceedings against others in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

21.2  Each party irrevocably waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in sub-clause 21.1 and any claim of forum non conveniens and further irrevocably agrees that a judgement in any Proceedings brought in any court referred to in this clause shall (provided that there is no appeal pending or open) be conclusive and binding upon such party and may be enforced in the courts of any other jurisdiction.

IN WITNESS whereof the parties have executed this Agreement as a deed the day and year first before written.

                                       12

                                   Schedule 1
                                   ----------
                                   The Sellers
                                   -----------

--------------------------------------------------------------------------------
(1)                                (2)                           (3)
Name                               Address                       Number of
                                                                 Shares held
--------------------------------------------------------------------------------
Howard Nigel Goff                  8 St. Michaels Close          20,000
                                   Brinkworth
                                   Chippenham
                                   Wilts
                                   SN15 5QG

--------------------------------------------------------------------------------
Geoffrey Peter Harvey              Paddock Gate                  20,000
                                   Tin Pit Marlborough
                                   Wilts
                                   SN8 1BD
--------------------------------------------------------------------------------
Heather Louise Williams            The Garden Apartment          20,000
                                   6 Henrietta Street
                                   Bath
                                   BA2 6LL
--------------------------------------------------------------------------------

                                                                 60,000

--------------------------------------------------------------------------------

                                       13

                                   Schedule 2
                                   ----------
(Interpretation)

DEFINITIONS

In this Agreement and the Schedules to it:

"Accounts Date"                 means 31 March 2002;

"Accounts"                      means the statutory accounts of each of the
                                Company and the Subsidiary as at the Accounts
                                Date for the financial period ended on the
                                Accounts Date, copies of which are Attachment I;

"Acquired Business"             means the business of each member of the Group
                                as carried on by that member in the 12 months
                                immediately preceding the date of this Agreement
                                and "Acquired Businesses" shall be construed
                                accordingly;

"Adjustment Period"             means 1 January 2003 to 31 December 2003
                                inclusive when the EBITDA Date is 31 December
                                2003 and 1 January 2004 to 31 December 2004
                                inclusive when the EBITA Date is 31 December
                                2004;

"Adjustment Statement"          is defined in Schedule 9;

"Agreed Form"                   in relation to any document means such document
                                in the form initialled for the purposes of
                                identification only by the Purchaser's
                                Solicitors and the Sellers' Solicitors;

"Assumed Liabilities"           (pound)1.0 million;

"Attachment"                    means a document referred to in this Agreement
                                as an attachment and being in the Agreed Form;

"Borrowings"                    means all outstanding, binding obligations and
                                liabilities in the nature of indebtedness
                                (whether actual or contingent) of the Company
                                and the Subsidiary being:

                                (i)   all monies borrowed from banks or other
                                      providers of finance and capitalised
                                      interest thereon and all sums due or
                                      payable to such persons but not paid as at
                                      the date of this Agreement;

                                       14

                                (ii)  liabilities under any bond, note,
                                      debenture, loan stock or other like
                                      instrument or security;

                                (iii) liabilities in respect of acceptance or
                                      documentary credits or discounted
                                      instruments;

                                (iv)  liabilities in respect of the acquisition
                                      cost of capital assets to the extent
                                      payable on deferred payment terms other
                                      than liabilities of the Subsidiary in the
                                      nature of normal trade credit obtained in
                                      the ordinary course of business;

                                (v)   liabilities under guarantees or
                                      indemnities in respect of liabilities of
                                      any of the Sellers (except guarantees or
                                      indemnities given by the Sellers to
                                      customers in the ordinary course of
                                      business relating to goods supplied or
                                      services rendered by the Subsidiary);
                                      and

                                (vi)  liabilities under debt purchase, factoring
                                      or similar agreements and amounts payable
                                      under finance leases, hire purchase
                                      agreements or conditional sale agreements;

"Business Day"                  means a day (other than a Saturday or a Sunday)
                                on which banks are open for the transaction of
                                normal banking business in London;

"Business Information"          means all information, know-how and records
                                (whether or not confidential and in whatever
                                form held) including (without limitation) all
                                formulas, designs, specifications, drawings,
                                data, manuals and instructions and all customer
                                lists, sales information, business plans and
                                forecasts, and all technical expertise and all
                                computer software and all accounting and tax
                                records, correspondence, orders and inquiries;
\
"CGTA 1979"                     means the Capital Gains Tax Act 1979;

"Companies Acts"                means the Companies Act 1985, the Companies
                                Consolidation (Consequential Provisions) Act
                                1985, the Companies Act 1989 and Part V of the
                                Criminal Justice Act 1993;

                                       15

"Company"                       means Lunar Solutions Limited whose details are
                                set out in Schedule 6;

"Completion"                    means completion of the sale and purchase of the
                                Shares under this Agreement;

"Completion Date"               means the date of this Agreement;

"Completion Payment"            means (pound)1,401,000, being the Initial Cash
                                Payment less the Retention Sum;

"Computer Systems"              means any computer hardware, software,
                                networking equipment or other equipment used by
                                any member of the Group which is reliant upon
                                microchip technology for one or more of the
                                following purposes:

                                (i)    accounting and management information;

                                (ii)   payroll;

                                (iii)  sales and marketing information;

                                (iv)   invoicing and credit control;

                                (v)    production or design processes;

                                (vi)   stock control;

                                (vii)  communications with customers, suppliers
                                       and trading partners or internally within
                                       any member of the Group; or

                                (viii) any other purpose which is material to
                                       the management or operation of any member
                                       of the Group;

"Confidential Business          means Business Information which is
Information"                    confidential;

"Debt Adjustment"               is defined in Schedule 9;

"Debt Statement"                is defined in Schedule 9;

"Deferred Consideration"        means the consideration payable by the Purchaser
                                to the Sellers pursuant to Schedule 10;

"Disclosure Bundle"             means those documents referred to in the list in
                                the Agreed Form which are annexed to the

                                       16

                                Disclosure Letter;

"Disclosure                     Letter" means the letter dated with the same
                                date as this Agreement written by the Sellers to
                                the Purchaser for the purposes of paragraph 6 of
                                Schedule 5;

"EBITDA"                        is defined in Schedule 10;

"EBITDA Adjustment"             is defined in Schedule 10;

"EBITDA Date"                   means 31 December 2003 or 31 December 2004;

"Environment"                   means the environment as defined in section 1(2)
                                of the Environmental Protection Act 1990 and
                                includes ambient air, land surface or subsurface
                                strata, any surface water (whether inland or
                                maritime) and any ground water;

"Environment Claim"             means any claim, notice of violation,
                                prosecution, demand, action, official warning,
                                abatement or other order or notice (conditional
                                or otherwise) relating to any Environmental
                                Matters or Environmental Liabilities and any
                                other notification or order requiring compliance
                                with the terms of any Environmental Licence or
                                Environmental Law;

"Environmental Law"             means any Official Requirement relating to the
                                protection of the Environment or the control or
                                prevention or remedying of pollution;

"Environmental Liabilities"     means any liabilities, responsibilities, claims,
                                losses, costs (including remedial, removal,
                                response, abatement, clean-up, investigative
                                and/or monitoring costs), damages, expenses,
                                charges, assessments, liens, penalties and fines
                                which are incurred by, asserted against or
                                imposed upon a person as a result of or in
                                connection with any violation of or
                                non-compliance with Environmental Law (including
                                the failure to procure or violation of any
                                Environmental Licence required by Environmental
                                Law);

"Environmental Licence"         means any permit, licence, authorisation,
                                consent or other approval obtained or which
                                ought to have been obtained pursuant to any
                                Environmental Law at any time by any member
                                of the Group and/or in relation to the business
                                carried on by any member

                                       17

                                of the Group;

"Environmental Matters"         includes any of the following (1) any
                                generation, deposit, disposal, keeping,
                                treatment, transportation, transmission,
                                handling or manufacture of any waste or
                                hazardous substance; (2) nuisance, noise,
                                defective premises, health and safety at work or
                                elsewhere; and (3) the pollution, conservation
                                or protection of the Environment whether
                                relating to man or any living organisms
                                supported by the Environment or any other matter
                                whatsoever affecting the Environment or any part
                                of it;

"Event"                         has the meaning given in the Tax Deed;

"Final Debt Amount"             is defined in Schedule 9;

"Group"                         means the Company and the Subsidiary and where
                                the context so requires, includes any one or
                                more of such companies and a reference to `any'
                                or `each' member of the Group, means any one of
                                or each of, the Company and the Subsidiary;

"ICTA 1988"                     means the Income and Corporation Taxes Act 1988;

"Indebtedness"                  shall be construed to include any obligation
                                (whether incurred as principal or surety) for
                                the payment or repayment of money (including,
                                without limitation, contingent liabilities in
                                accordance with generally accepted accounting
                                principles in the United Kingdom);

"Indemnities"                   is defined in clause 6;

"Independent Auditors"          means a partner of at least 10 years' qualified
                                experience in a reputable firm appointed by the
                                Sellers' Representative and the Purchaser by
                                agreement, or failing agreement within 5
                                Business Days of a request to do so, appointed
                                at the request of either the Sellers'
                                Representative or the Purchaser by the President
                                for the time being of the Institute of Chartered
                                Accountants of England and Wales;

"Information Technology"        means computer software, hardware, networks and
                                other peripherals;

                                       18

"Initial Cash Payment"          means(pound)1,868,000;

"Intellectual Property"         means all the Intellectual Property Rights owned
                                and/or used by any member of the Group prior to
                                the date of this Agreement;

"Intellectual Property Rights"  means patents, registered designs, trade marks and service marks (whether registered or not),
                                copyright, design rights, and all similar
                                property rights, including those subsisting (in
                                any part of the world) in inventions, designs,
                                drawings, performances, computer programs,
                                confidential information, business or brand
                                names, domain names, metatags, goodwill or the
                                style of presentation of goods or services and
                                in applications for protection thereof;

"Key Employee"                  means:

                                (i)  any Employee in a position carrying
                                     significant sales or managerial
                                     responsibilities or whose responsibilities
                                     are of a technical nature who, having
                                     regard to his/her experience, skills and
                                     knowledge of the Acquired Businesses, is
                                     not readily replaceable within a reasonable
                                     time without material expense (excluding
                                     payments made to that employee) on the part
                                     of any member of the Group; or

                                (ii) any Senior Employee;

"know-how"                      means all industrial and commercial information
                                and techniques, accounts, records and
                                information (wherever situate) pertaining to the
                                activities of any member of the Group;

"Management Accounts"           means the monthly unaudited consolidated
                                financial statements of the Group for the months
                                April 2002 to September 2002 inclusive (each of
                                which includes the unaudited profit and loss of
                                the Group for the cumulative period starting on
                                1 April 2002 and ending on the last day of the
                                relevant month) copies of which are Attachment
                                II;

"Official Requirement"          means any law, statute, ordinance, pact, decree,
                                treaty, code, rule, regulation, directive,
                                order, notice or official published plan or
                                policy with

                                       19

                                legal or actual force in any geographical area
                                and/or in any class of persons;

"Permitted Assignee"            is defined in clause 11;

"Pre-contractual Statement"     is defined in clause 13;

"Proceedings"                   means any proceeding, suit or action arising out
                                of or in connection with this Agreement;

"Properties"                    means the properties details of
                                which are set out in Schedule 8 and "Property"
                                means any of the properties;

"Purchaser"                     means the second named party to this Agreement;

"Purchaser's Auditors"          means PricewaterhouseCoopers;

"Purchaser's Group"             means the Purchaser, its subsidiaries (including
                                each member of the Group), any holding company
                                of the Purchaser and all other subsidiaries of
                                any such holding company from time to time;

"Purchaser's Solicitors"        means Wragge & Co of 55 Colmore Row, Birmingham,
                                B3 2AS;

"Relief"                        has the meaning given in the Tax Deed;

"Retention Sum"                 means the sum of (pound)467,000;

"Revenue Authority"             means the Inland Revenue and the Commissioners
                                of Customs and Excise and any similar body in
                                any other jurisdiction;

"RTPA 1976"                     means the Restrictive Trade Practices Act 1976;

"Schemes"                       means the Executive Pension Plan (Policy
                                Reference No: HC1932) with Standard Life and the
                                Kamtronics Group Personal Plan (Policy Reference
                                No 67470) with Clerical Medical;

"Security Interest"             means a mortgage, lien, pledge, charge, option,
                                right to acquire, hypothecation or other
                                security interest (or an agreement or commitment
                                to create any of them), but excluding:

                                (a)  any lien arising in the ordinary course of
                                     business to secure amounts which are not
                                     material;

                                       20

                                (b)  any unpaid seller or supplier's lien
                                     arising in the ordinary course of the
                                     Group's trading business to secure amounts
                                     due in respect of goods or services sold or
                                     supplied; and

                                (c)  liens arising by operation or law,
                                     including a banker's lien.

"Sellers"                       means the first named parties to this Agreement
                                whose details are set out in Schedule 1;

"Sellers' Representative"       means Howard Goff whose details are set out in
                                Schedule 1;

"Sellers' Solicitors"           means Hammond Suddards Edge of Rutland House,
                                148 Edmund Street, Birmingham, B3 2JR;

"Sellers' Solicitors' Account"  means Hammond Suddards Edge Client Account at
                                Barclays Bank Plc, sort code 20-07-71, account
                                number 00343676;

"Senior Employee"               means any one of the employees of the Group who
                                is entitled to emoluments at a rate (or, in the
                                case of fluctuating amounts, has or would have
                                been entitled to an average annual rate over the
                                last three financial years) in excess
                                of (pound)20,000 per annum and every director
                                who is also an employee;

"Share Purchase Documents"      is defined in clause 13;

"Shares"                        means the 60,000 ordinary shares of (pound)1
                                each in the capital of the Company registered in
                                the names of the Sellers;

"Subsidiary"                    means the subsidiary of the Company, namely
                                Kamtronics Limited, basic information concerning
                                which is set out in Schedule 6;

"Tax Authority"                 means any taxing or other authority (whether
                                within or outside the United Kingdom) competent
                                to impose any liability to Tax;

"Tax Deed"                      means the tax deed in the Agreed Form;

"Tax Legislation"               has the meaning given in the Tax Deed;

"Tax Warranties"                means the Warranties set out in Part B of
                                Schedule 4 and "Tax Warranty" shall be construed

                                       21

                                accordingly;

"Tax" or "Taxation"             has the meaning given in the Tax Deed;

"TCGA 1992"                     means the Taxation of Chargeable Gains Act 1992;

"VATA 1994"                     means the Value Added Tax Act 1994;

"Warranties"                    means the warranties set out in Schedule 4 and
                                "Warranty" shall be construed accordingly;

"Wives' Resignations"           means the two resignation letters in the agreed
                                form; and

"Working Hours"                 means 9.00 a.m. to 5.00 p.m. on a Business Day.

                                       22

                                   Schedule 3
                                   ----------
                            (Completion arrangements)
                            -------------------------

1    The Sellers' Obligations
     ------------------------

     At Completion the Sellers shall:

1.1  deliver to the Purchaser or the Purchaser's Solicitors:

     (a)  the Tax Deed, duly executed by each of the Sellers;

     (b)  the Minority Share Purchase Agreement in the Agreed Form duly executed by all parties to it other than the Purchaser;

     (c)  the Disclosure Letter, duly executed by each of the Sellers;

     (d)  duly executed transfers in respect of all the Shares (including any
          Shares held by any nominee) in favour of the Purchaser and share certificates for such shares in the names of the relevant transferors and any power of attorney under which any transfer is executed on behalf of any of the transferors;

     (e)  the statutory registers (which shall be written up to but not including the Completion Date), the certificates of incorporation (and any certificates of incorporation on change of name) and common seals
          (if any) of each of the Company and of the Subsidiary;

     (f)  the original deeds and documents of title to the Properties;

     (g)  the Wives' Resignations duly executed; and

     (h)  the Sellers' Service Agreements executed by the relevant Sellers.

1.2  procure the holding of board meetings of each of the Company and of the
     Subsidiary at which:

     (a)  it shall be resolved that the relevant transfers referred to in paragraphs 1.1(c) above shall be approved for registration and
          (subject only in each case to the transfer being duly stamped) the
          Purchaser registered as the holder of the Shares in the register of members of the Company;

     (b)  each of David Blair, John Calvert and Paul Fowler shall be appointed directors of each of the Company and the Subsidiary and Paul Fowler shall also be appointed as company secretary such appointments to take effect on the Completion Date;

     (c)  the resignation from the office of director (and as relevant company secretary) of Geoffrey Peter Harvey, Howard Goff and Heather Louise
          Williams from each member of the Group in which they hold such office shall be tendered and accepted as to take effect at the close of the meeting and they shall each deliver to the relevant company an acknowledgement executed as a deed in the

                                       23

          Agreed Form, stating that they have no claim against the relevant company for breach of any contract of employment with the relevant company, compensation for loss of office, redundancy or unfair dismissal or on any other account whatsoever and that no agreement or arrangement is outstanding under which the relevant company has or could have any obligation to him; and

     (d)  the situation of the registered office shall be changed to such address as the Purchaser may nominate and (subject to the provisions of the Companies Acts) the accounting reference date shall be changed in accordance with any instructions given by the Purchaser to 31
          December.

1.3  procure that the present auditors of each of the Company and of the
     Subsidiary resign their office as such and deposit at the registered office of the Company and of the Subsidiary (as the case may be) a letter in
     Agreed Form notifying their resignation acknowledging that they have in each case no claim (including any claims for payment of outstanding fees)
     against the relevant company and containing a statement pursuant to section
     394(1) Companies Act 1985 that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of any members or creditors;

1.4  procure that minutes of the board meetings referred to above, certified as correct by the secretary of the relevant company, and the resignations and acknowledgements referred to above are delivered to the Purchaser or the
     Purchaser's Solicitors.

2    Purchaser's obligations
     -----------------------

     At Completion the Purchaser shall:

2.1  deliver to the Sellers' Solicitors:

     (a)  a counterpart of the Tax Deed, duly executed by the Purchaser;

     (b)  a counterpart of the Minority Share Purchase Agreement, duly executed by the Purchaser; and

     (c)  the Sellers' Service Agreements duly executed on behalf of the
          Subsidiary; and

2.2  subject to the Sellers complying with paragraph 1, pay the Completion
     Payment, by electronic funds transfer to the Sellers' Solicitors' Account.

                                       24

                                   Schedule 4
                                   ----------
                                (The Warranties)
                                ----------------

PART A - THE GENERAL WARRANTIES

1    Information
     -----------

1.1  The facts stated in Schedules 1, 6, 7 and 8 are correct.

2    The Sellers
     -----------

2.1  The Sellers have full power to enter into and perform this Agreement which constitutes binding obligations on the Sellers in accordance with its terms.

2.2  All of the Shares are fully paid or are properly credited as fully paid and the Sellers are the sole legal and beneficial owner of the Shares free from all Security Interests, claims or other third party rights (including rights of the pre-emption) of any nature whatsoever.

2.3  The Shares represent the entire issued capital of the Company.

3    Accounts
     --------

3.1  The Accounts comply with the Companies Act and all other relevant legislation and have been prepared in accordance with all current
     Statements of Standard Accounting Practice, Financial Reporting Standards
     and Urgent Issues Task Force abstracts and policies (including methods of valuation) adopted for the Accounts and all items therein are the same as those adopted in preparing the audited accounts of the Company for the preceding accounting reference period.

3.2  The Accounts give a true and fair view of the assets, liabilities and state of affairs of the Company as at the Accounts Date and of the profits and losses of the Company for the financial period to which the Accounts relate.

3.3  Any slow moving stock included in the Accounts and/or the Management
     Accounts has been written down appropriately and damaged, redundant, obsolete or unsaleable stock has been wholly written off and the value attributed to the remaining stock does not exceed the lower of cost or net realisable value at the Accounts Date.

3.4  The profits (or losses) of the Company for its two accounting reference periods up to the Accounts Date as shown by the audited accounts relating to such periods have not been affected by any unusual or non-recurring income, expenditure or other factor.

3.5  The profits (or losses) of the Company as set out in the Management
     Accounts have not been effected by any unusual or non-recurring income, expenditure or other factor.

3.6  The Management Accounts (a copy of which has been attached to the
     Disclosure Letter) have been prepared on a similar basis and using similar policies to those used in the Accounts.

                                       25

4    Position since the Accounts Date
     --------------------------------

4.1  Since the Accounts Date, on the basis of its existing accounting policies, the Company has traded at a profit and since then there has been no material adverse change in the financial position of the Company, including in its pattern and method of trading, assets or liabilities (actual or contingent), turnover or profitability.

4.2  The book debts shown in the Accounts have realised the nominal amount thereof less any reserve for bad or doubtful debts stated in the Accounts.

4.3  Since the Accounts Date, the Company has not:

     (a)  agreed to acquire any business;

     (b)  disposed of any of its assets except in the ordinary and normal course of business at the full market values of the assets concerned;

     (c)  incurred any capital commitment;

     (d)  made any offer or tender which is capable of being converted into an obligation of the Company by acceptance or other act of some other person;

     (e)  agreed to purchase stocks in quantities or at prices materially greater than was the practice of the Company prior to the Accounts
          Date; or

     (f)  requested, incentivised or encouraged, any customer to request goods from the Company earlier than would otherwise have been the case.

4.4  All payments, receipts and invoices of the Company since the Accounts Date have been fully and accurately recorded in the books of the Company.

5    Debtors and Creditors
     ---------------------

5.1  With the exception of the Assumed Liabilities set out in Schedule 7, the
     Company has no borrowings which would fall within the definition of
     Borrowings and has not agreed to create or permitted to arise any mortgage or charge or other Security Interest or encumbrance except as disclosed in the Accounts.

5.2  The Company is not owed any moneys other than in the ordinary course of business.

5.3  The Company has not factored or discounted any of its debts.

5.4  The Company has not given any guarantee or indemnity in respect of the obligations of any other party or entered into any contract of suretyship or agreement for the postponement of debt (or security therefor) or for lien or set-off.

5.5  The Company is not in default under the terms of any borrowing made by it.

5.6  Since the Accounts Date the Company's debts have been collected in accordance with prior practice, in particular the Company has not made any request for, or provided

                                       26

     any incentive or encouragement to, its customers to pay amounts owed to the
     Company earlier than those payments would otherwise have been made.

5.7  Since the Accounts Date the Company's creditors have been paid in accordance with prior practice, in particular the terms of payment of any amounts owed by the Company have not been extended.

6    Subsidiary
     ----------

6.1  The Company does not and has never held shares in the capital of any company other than in the Subsidiary.

6.2  The Company has not since its incorporation been a subsidiary of any other company.

7    Properties
     ----------

7.1  The Company does not use or occupy or have any interest in any land and/or buildings for the purposes of its business other than the Properties.

7.2  The description of the Properties and the particulars of the estate owner and present use contained in Schedule 8 are correct.

7.3  In this paragraph the expression "the present use" means the present use specified in Schedule 8. Save as specified in the Disclosure Letter:

     (a)  the Company has leasehold title to the Properties;

     (b)  so far as the Sellers are aware, all covenants, restrictions and stipulations which do affect the Properties (including covenants contained in any lease under which the Properties are held) have been substantially complied with;

     (c)  the Company is in exclusive and undisputed occupation of the whole of the Properties;

     (d)  the Properties are not subject to (or to any agreement to create) any lease, tenancy, licence to occupy, mortgage or charge, option or right of pre-emption;

     (e)  all title deeds and documents required to prove the title of the
          Company to the Properties are in the possession of or under the control of the Company.

7.4  Neither the Company nor the Sellers have received any adverse surveyors', engineers' or other professional report in respect of the Properties.

7.5  Replies to enquiries given in writing by the Company or the Sellers'
     Solicitors to enquiries raised by the Purchaser or the Purchaser's
     Solicitors in respect of the Properties are true, accurate and complete in all material respects.

7.6  The Company has not at any time assigned or otherwise disposed of any freehold or leasehold property in respect of which the Company has any continuing liability either as original contracting party or by virtue of any direct covenant or under an authorised

                                       27

     guarantee agreement given on a sale or assignment to or from the Company or as a surety for the obligations or any other person in relation to such property and no claim has been made against the Company in respect of any leasehold property formerly held by it or in respect of which it acted as a guarantor nor is any such claim anticipated.

7.7  No notices under the Landlord and Tenant (Covenants) Act 1995 have been served on the Company.

8    Environmental Matters
     ---------------------

8.1  So far as the Sellers are aware, the Company:

     (a)  complies and has at all times with all Environmental Laws and
          Environmental Licences;

     (b)  is not and is not likely to be required by any Environmental Licence or any Environmental Law or as the result of any Environmental Claim to incur any expenditure or to desist from taking any action.

8.2  No Environmental Claim is pending or has been made or threatened against the Company and the Sellers do not have any reason to believe that the
     Company has or is likely to have any liability in relation to Environmental
     Matters.

8.3  There are attached to the Disclosure Letter full details (including, where appropriate copies of relevant reports or other documents) of any inspections, investigations, studies, audits, tests, reviews or other analyses undertaken by the Sellers or the Company in relation to
     Environmental Matters relating to the Company or any property now or previously owned, leased or occupied by the Company.

9    Assets
     ------

9.1  All assets used in connection with the business of the Company belong to the Company free from any option, lease, hire or hire purchase agreement, agreement for payment on deferred terms, bill of sale, charge, lien or other Security Interest or encumbrance whatsoever (other than of the type described in paragraphs (a) to (c) of the definition of "Security
     Interest") and there are no agreements or arrangements restricting the freedom of the Company to use or dispose of the same as it thinks fit.

9.2  All assets of or used in connection with the business of the Company are in the possession and under the control of the Company and are regularly maintained and are operational.

10   Insurances
     ----------

10.1 Full particulars of all insurances maintained by the Company are contained in the Disclosure Letter and all such insurances are and have at all material times been in force and no claims have been made by the Company in relation to the Acquired Business on its insurers or are contemplated or outstanding.

                                       28

11   Bank Accounts
     -------------

11.1 The Disclosure Letter contains full details of all of the Company's investment, deposit and bank accounts and of the banks and other financial institutions at which they are kept.

11.2 No person who provides any of the Group facilities has given any indication that they are considering withdrawing or altering any of such facilities due to matters connected with the Acquired Business.

11.3 There are no unpresented cheques drawn by the Company otherwise than in the normal course of trading.

12   Conduct of Business
     -------------------

12.1 The level of stock and work-in-progress held by the Company is within normal levels relative to the 12 months prior to the date of this
     Agreement.

12.2 The Company is not now nor has it been during the period of two years prior to the date hereof a party to any contracts or transactions which are, or involve obligations, of an unusual nature in each case which are material to the Company nor has it given any gifts, bribes or inducements to any person.

12.3 So far as the Sellers are aware no event or omission has occurred which would entitle any third party to terminate prematurely any contract to which the Company is a party or call in any money before the date on which payment thereof would normally or otherwise be due.

12.4 There is no claim outstanding against and, so far as the Sellers are aware, there are no circumstances which may lead to a claim against the Company for defective goods, services, work or materials or breach of representation or warranty or condition or for delays in delivery or completion of contracts or for deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by the Company.

12.5 The Company has not agreed after the date hereof to produce or deliver replacement goods or to take back any defective goods or effect repairs to the same free of charge or otherwise not at arm's length rates or issue a credit note or write off or reduce indebtedness in respect thereof.

12.6 After Completion whether by reason of an existing agreement or arrangement or as a result of the acquisition of the Shares by the Purchaser or otherwise:

     (a)  so far as the Sellers are aware, no supplier of the Company will:

          (i)  be entitled to cease supplying the Company or so far as the
               Sellers are aware (having made no enquiry) will cease supplying to the Company; or

                                       29

          (ii) be entitled to reduce substantially its supplies to the Company or so far as the Sellers are aware (having made no enquiry) will reduce substantially its supplies to the Company;

     (b)  so far as the Sellers are aware, no customer of the Company will:

          (i)  be entitled to cease to deal with the Company or so far as the
               Sellers are aware, will cease to deal with the Company; or

          (ii) be entitled to reduce substantially its existing level of business with the Company or so far as the Sellers are aware, will reduce substantially its existing level of business with the
               Company;

     (c)  so far as the Sellers are aware the Company will not lose the benefit of any right or privilege which it currently enjoys;

     (d)  so far as the Sellers are aware (having made no enquiry) no officer or
          Senior Employee of the Company will leave his office or employment.

12.7 Save to the extent that any provision has been made in the Accounts or the
     Management Accounts, the Company's stock and stock-in-trade is in good condition and, subject to demand, is capable of being sold by the Company in the ordinary course of its business in accordance with its current price list without rebate or allowance to a purchaser.

12.8 So far as the Sellers are aware the Company has obtained all licences, permissions and consents required for the carrying on of its business and such licences, permissions and consents are in full force and effect and there are no circumstances which indicate that any of such licences, permissions or consents are likely to be revoked or not renewed in the ordinary course.

12.9 The Company has no branch place of business or substantial assets outside the United Kingdom or any permanent establishment (as that expression is defined in any relevant Order in Council made pursuant to section 788 ICTA
     1988) in any country outside the United Kingdom.

13   Directors and Employees
     -----------------------

13.1 There are not in existence:

     (a)  any service agreements or other contracts with directors or employees of the Company which cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation
          (other than compensation under the Employment Rights Act 1996);

     (b)  any contracts or arrangements of whatsoever kind (whether legally enforceable or not) between the Company and former directors or former employees of the Company including contracts or arrangements for any benefit or payments of any nature to or for the benefit of former directors or former employees or any of their dependants;

                                       30

     (c)  any consultancy agreements between the Company and any other person firm or company; or

     (d)  any arrangements by which any person has the use of any credit or charge card or account for which the Company is responsible.

13.2 There are no arrangements to which the Company is a party involving share options profit sharing or bonus, incentive or other similar payments for employees.

13.3 There is no actual or threatened dispute between the Company and a material number or category of its employees nor so far as the Seller is aware any circumstances likely to give rise to any such dispute; there have been no strikes or industrial action short of strike action (official or unofficial) by any of the Company's employees during the period of six years immediately preceding the Accounts Date and there is no agreement or arrangement written or oral or by custom and practice between the Company and any trade union or other body representing employees of the Company in relation either to recognition of the trade union or other body or to collective terms and conditions or representation.

13.4 There is no outstanding claim against the Company on the part of any person who has been or is its director or employee (or the dependant of any such person) or any actual or known liability to make any payment to any person including under the Equal Pay Act 1970, Sex Discrimination Act 1975, the
     Race Relations Act 1976, the Sex Discrimination Act 1986, the Employment
     Act 1989, the Trade Union and Labour Relation (Consolidation) Act 1992, the
     Disability Discrimination Act 1995 and the Employment Rights Act 1996, or
     Article 141 of the Treaty of Rome.

13.5 Within a period of one year preceding the date hereof the Company has not:

     (a)  given notice of any redundancies to the Secretary of State or started consultations with any independent trade union or unions or employee representation under the provisions of Chapter II of Part IV of the
          Trade Union and Labour Relations (Consolidation) Act 1992 nor has the
          Company failed to comply with any such obligation under the said provisions; or

     (b)  been a party to any relevant transfer as defined in the Transfer of
          Undertakings (Protection of Employment) Regulations 1981 nor has the
          Company failed to comply with any duty to inform and consult any independent trade unions or employee representatives under those
          Regulations.

13.6 The Company has complied with all recommendations made by the Advisory
     Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee.

13.7 The Company has in relation to each of its employees (and, so far as relevant, to each of its former employees):

     (a)  maintained current adequate and suitable records regarding the service and terms and conditions of employment of each of its employees;

                                       31

      (b)  complied with all collective agreements recognition agreements and customs and practices for the time being dealing with such relations or the conditions of service of its employees; and

      (c)  complied with all relevant orders and awards made under any relevant statute regulation or code of conduct and practice affecting the conditions of service of its employees.

13.8  The Company has not received any claim or notice that it has failed to comply with obligations imposed on it by statutes, regulations and codes of conduct and practice relevant to the relations between it and its employees or any trade union or employee representatives and the Company has so complied with any such obligations.

13.9  Full and accurate particulars of the material terms and conditions of employment of the directors and employees of the Company are contained in the Disclosure Letter and since the Accounts Date no change has been made nor agreed to be made in such terms and conditions of employment by the
      Company of any person and in particular since the Accounts Date no director or employee of the Company has received or is entitled to receive from the Company any sum by way of remuneration or bonus or the value of any benefit greater than that received by him (or which he was entitled to receive) in respect of the accounting period ended on the Accounts Date.

13.10 No person is a shadow director of the Company within the meaning of section 741(2) Companies Act 1985.

14    Pensions
      --------

14.1  Subject to paragraph 14.2, other than the Schemes there is no Pension
      Arrangement in operation for the benefit of any of the Employees or for the benefit of any dependants of Employees and no assurance has been given to any of the Employees about the introduction of any Pension Arrangement.

14.2  In this paragraph 14 these definitions apply:

      (a)  "Pension Arrangement" means an agreement, arrangement, custom or practice (whether legally enforceable or not) for the payment of or contribution towards any Benefits;

      (b)  "Benefits" means pensions, allowances, lump sums or other like benefits payable on retirement or on death or during periods of sickness or disablement;

      (c)  "Employees" means the Company's employees, directors, former employees and former directors.

14.3  Full details of the Schemes have been given to the Buyer in the form of complete and correct copies of:

      (a)  all current booklets, announcements and other explanatory literature issued to the Employees who are members of the Schemes and copies of letters or other

                                       32

          documents relating to arrangements for individual members or groups of members;

     (b)  a list of all Employees who are members of each of the Schemes together with all particulars of them necessary to establish the benefits payable or contingently payable to or in respect of them under the Schemes;

     (c)  a list of all Employees who will become eligible to join each of the
          Schemes upon the satisfaction of any conditions of eligibility;

     (d)  a list of all contributions payable to each of the Schemes and the basis on which they are calculated;

     (e)  all agreements with any person for the provision of services relating to the Schemes.

14.4 There is no obligation on the Company to provide benefits under, or make contributions to, the Schemes except as revealed in the documents provided to the Buyer.

14.5 No discretion or power has been or will before Completion be exercised under the Schemes to:

     (a)  augment benefits under the Schemes in respect of any of the Employees;

     (b)  admit to membership an Employee who would not otherwise have been eligible for admission to membership of the Schemes;

     (c)  provide in respect of a member who is an Employee a benefit which would not otherwise be provided in respect of such member; or

     (d)  pay a contribution to any of the Schemes in respect of an Employee which would not otherwise have been paid.

14.6 All benefits (other than refunds of contributions) payable under the
     Schemes:

     (a)  on the death of a member who is an Employee; or

     (b)  during periods of sickness or disability of such a member,

     are fully insured under a policy effected with an insurance company, a complete copy of which has been given to the Buyer, and each member who is an Employee has been covered for that insurance at the insurance company's normal rates and on its normal terms for a person in good health and all insurance premiums payable have been paid.

14.7 No employer other than the Company participates in the Schemes.

14.8 No payment or repayment of any of the assets of the Schemes has been made to any employer participating in the Schemes.

                                       33

14.9 All liabilities in respect of any costs, fees and expenses in relation to the Schemes (whether or not already invoiced) will have been met by
     Completion.

14.10 In relation to the Schemes:

     (a)  the current rates of all contributions are set out in or attached to the Disclosure Letter and there are not at the date of this agreement any contributions to the Schemes from or in respect of Employees or other payments which have fallen due but are unpaid;

     (b)  employer and employee contributions in respect of the Employees have been made promptly at the time that they were due;

     (c)  the Schemes are money purchase schemes (as defined in section 181(1)
          Pension Schemes Act 1993) and the benefits payable under the Schemes
          (other than those which are fully insured) whether immediate, prospective or contingent, are solely the benefits which can be provided by the funds available for each member under the Schemes;

     (d)  as far as the Seller is aware all of the assets of the Schemes are in the possession or under the control of the trustees or administrators of the Schemes.

14.11 The Schemes are not contracted-out schemes for the purpose of the Pensions
      Schemes Act 1993.

14.12 The Schemes do not distinguish between male and female members (except in relation to maternity in the provision of benefits relating to periods of pensionable service after 17 May 1990) and no adverse alteration has been made to benefits already accrued at the date of announcing changes designed to equalise benefits.

14.13 The Schemes have not at any time excluded employees from eligibility for membership on the grounds of specified hours of work.

14.14 In relation to the Employees, the Schemes have been administered in accordance with the equal access requirements of section 62 Pensions Act
      1995; and subject to that, so far as the Sellers are aware, in accordance with the trusts powers and provisions of the Schemes, overriding legislation and with due regard to the general requirements of law.

14.15 As far as the Sellers are aware, there are no circumstances which could result in any penalty under the Pensions Act 1995 becoming payable by the
      Company or by the trustees of the Schemes.

14.16 The Company has not participated in any occupational pension scheme other than the Schemes.

14.17 Since 30 August 1993 no Employee has had his contract of employment transferred to the Company from another employer in circumstances where the Transfer of

                                       34

      Undertakings (Protection of Employment) Regulations 1981 applied to the transfer of his contract of employment.

14.18 The Company has complied with its obligations under the Welfare Reform and
      Pensions Act 1999 in relation to the provision of access for Employees to a stakeholder scheme and there are no circumstances which could result in any penalty for failure to comply with that Act or regulations made under it becoming payable by the Company.

15    Commercial Contracts and Joint Ventures
      ---------------------------------------

15.1  There is not now outstanding:

      (a)  any contract or arrangement to which the Company is party and which is of a long-term nature (which for this purpose includes a contract or arrangement which is not capable of being terminated by twelve or less than twelve months' notice without payment of compensation or damages);

      (b)  any agreements or arrangements (whether executed or executory)
           entered into by the Company otherwise than by way of bargain at arm's length or otherwise than in the ordinary course of business in each case which are or may be material to the Company;

      (c)  any powers of attorney given by the Company or any other authority
           (express or implied) by which any person may enter into any contract or commitment on behalf of the Company; or

      (d)  any contract or arrangement to which the Company is party and which either may be effected by movements in currency exchange rates or which relates to protection against currency exchange rate movements such as forward option contracts.

15.2  The Company is not a party to any such contract as is referred to in section 169(4) Companies Act 1985 (purchase of own shares).

15.3  As far as the Sellers are aware, the Company is not in material breach of any arrangement or contract to which it is a party.

15.4  The Company has never been, and is not party to any joint venture, consortium or partnership arrangement or agreement or a member of any unincorporated association.

16    Unissued Capital
      ----------------

16.1  There are no agreements or instruments in force which require or confer the right (conditionally or unconditionally) to require the issue of any share or loan capital of the Company now or at any time in the future nor are there any agreements restrictions or obligations entered into by or binding on the Company as to its unissued share or loan capital.

17    Intellectual Property
      ---------------------

                                       35

17.1 So far as the Sellers are aware, the Company owns or is entitled to use all
     Intellectual Property Rights relating to products manufactured by it or on its behalf or used by it in connection with its business free from all liens, charges or other Security Interests or encumbrances whatsoever.

17.2 The Company has no interest in any registered Intellectual Property Rights.

17.3 There are no existing contracts under which the Company is granted by or grants to any third party any rights in or over the Intellectual Property or any of it nor has the Company disclosed, save in the ordinary course of business, any know-how or secret or confidential information comprised in the Intellectual Property other than to the Purchaser.

17.4 The Company has not and no person for whose acts or omissions the Company is vicariously liable has, in each case, so far as the Sellers are aware infringed the Intellectual Property Rights of any other person, firm or company, nor has any other party claimed that any such infringement by the
     Company or any such person has occurred and so far as the Sellers are aware the Company is not nor has it become liable to make any payment of royalty or of any sum in the nature of any royalty to any such person, firm or company.

17.5 The Company is not in breach of the Data Protection Act 1998.

18   Litigation, Offences and Processes
     ----------------------------------

18.1 The Company is not engaged in any litigation (whether criminal or civil), arbitration, reference of any dispute or disagreement to an expert or any alternative dispute resolution process and so far as the Sellers are aware, there are no facts or circumstances likely to give rise to such litigation, arbitration, reference or any alternative dispute resolution process.

18.2 No injunction has been granted against the Company and the Company has given no undertaking to any Court or to any third party arising out of any legal proceedings.

18.3 No order has been made or petition served or resolution passed for the winding up of the Company nor has any person threatened to present such a petition or convened or threatened to convene a meeting of the Company to consider a resolution to wind up the Company or any other resolution; no distress execution or other process has been levied on any asset of the
     Company nor has any person threatened any such distress execution or other process; no person has appointed or threatened to appoint a receiver of the
     Company's business or assets or any part thereof; there is no unfulfilled or unsatisfied judgement or court order outstanding against the Company.

18.4 The Company has received no written notice that there has been any violation by the Company and/or any of its officers of any Official
     Requirement of the United Kingdom, the European Communities or the
     agreement relating to the European Economic Area or any local laws of any other jurisdiction or any ruling penalty or sanction which could adversely affect the business or financial condition of the Company and in particular, no violation of any law or regulation relating to Tax,

                                       36

     health and safety, consumer protection, employment, industrial or labour relations, competition or the Environment and so far as the Sellers are aware, there has been no such violation.

19   Grants
     ------

19.1 The Company has not done or omitted to do or agreed to do or to omit to do anything as a result of which all or any part of any investment or other grant or employment subsidy or similar payment made or due to be made to the Company is or may be liable to be repaid, forfeited or withheld in whole or in part.

20   Special contracts and arrangements
     ----------------------------------

20.1 Particulars of all agreements, practices and arrangements to which the
     Company is a party which are registrable with the Director-General of Fair
     Trading in the United Kingdom or with the Directorate-General for
     Competition at the Commission of the European Communities (as the case may
     be) have been correctly registered.

20.2 The Company has not at any time:

     (a)  repaid, redeemed or purchased or agreed to repay, redeem or purchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof;

     (b)  directly or indirectly provided any financial assistance (as defined for the purpose of section 151 Companies Act 1985) for the purpose of the acquisition of shares of the Company or any holding company of the
          Company or for the purpose of reducing or discharging any liability incurred in any such acquisition whether pursuant to section 155
          Companies Act 1985 or otherwise; or

     (c)  capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any description or passed or agreed to pass any resolutions to do so.

21   Transactions with Shareholders or Directors
     -------------------------------------------

21.1 No transactions, contracts or arrangements have been entered into to which the Company is a party:

     (a)  in which a shareholder in or director of the Company or any person connected with a shareholder in or director of the Company has been interested whether directly or indirectly; or

     (b)  which fall within the definition of "transaction with a related party"
          contained in Chapter 11 of the Listing Rules published by the UK
          Listing Authority.

21.2 No monies are owed by the Company to any director of the Company or to the
     Sellers or to any person connected with any such director or the Sellers or to any company or

                                       37

     partnership in which any of such directors or the Sellers (or their spouses) are directly or indirectly interested other than as holders of listed securities.

21.3 The Company has no debts owed to it by its directors or any of them or by the Sellers (or by a person connected with any such director or the
     Sellers) or by any company in which the directors of the Company or any of them or the Sellers (or any person connected with any of them) are directly or indirectly interested (other than as holders of listed securities) nor do the Sellers or the Company's directors or any of them (or any person connected with any of them) or any such company as aforesaid have any claims against the Company on any account whatsoever including claims for compensation for loss of office or for unfair dismissal or redundancy payment.

21.4 Neither the Sellers nor any person connected with the Sellers has any interest in any partnership or company (whether limited or unlimited and whether by way of share holding, directorship or employment) other than in the Company or as the holder of securities which are listed on a recognised stock exchange.

22   Administration
     --------------

22.1 There are attached to the Disclosure Letter true and accurate copies of the
     Memorandum and Articles of Association of the Company incorporating all amendments made up to and including the date hereof.

22.2 The register of members of the Company contains a true and accurate record of the members and all former members of the Company and their holdings of shares in the capital of the Company.

22.3 All mortgages charges and debentures by or in favour of the Company to which section 395 Companies Act 1985 applies have been registered in accordance with the provisions of that section.

22.4 No direction has been given to the Company under section 28 Companies Act
     1985 (change of name).

22.5 All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies and the Department of
     Trade and Industry by the Company have been correctly and properly prepared and so filed or delivered.

22.6 All the accounts books ledgers and financial and other material records of whatsoever kind of the Company are held or stored in means which are under the exclusive ownership and control of the Company, have at all times been properly and accurately kept and completed in all material respects, record all matters required to be entered therein by Companies Act 1985, do not contain or reflect any material inaccuracies or discrepancies.

23   EC Competition matters
     ----------------------

23.1 The Company is not, and has not been party to, or concerned in any agreement, arrangement, understanding or concerted practice, or any other conduct or practice (unilateral or otherwise) which:

                                       38

     (a)  has been required to be furnished to the Director General of Fair
          Trading pursuant to the RTPA 1976;

     (b)  contravenes the Resale Prices Act 1976;

     (c)  constitutes a breach of any relevant undertaking, order, assurance or other measure taken under the Fair Trading Act 1973, the RTPA 1976, or the Competition Act 1980;

     (d)  contravenes any of the provisions the Competition Act 1998;

     (e)  infringes Article 81 or 82 of the EC Treaty or any similar provisions of the ECSC, Euratom, or EEA Treaties, or any other competition rule of the European Community including, without prejudice to the generality of the foregoing, any rule relating to state aid, public procurement, or anti-dumping;

     (f)  infringes any competition, anti-trust or equivalent legislation of any other jurisdiction; or

     (g)  constitutes a breach of any term or condition of any regulatory licence, authorisation, appointment, code or similar instrument applicable to the Company and it's business.

23.2 The Company is not subject to any publication, order, condition, undertaking, assurance or similar measure or obligation imposed by or under any of the laws referred to in paragraph 23.1.

23.3 The Company is not, and has not been subject to any investigation, request for information, notice or other communication (whether formal or informal, and whether or not in writing) by any court, governmental or regulatory authority pursuant to any of the laws referred to in paragraph 23.1.

23.4 So far as the Sellers are aware, the Company has no reason to believe that any such action as is mentioned in paragraph 23.1 will be taken against it in relation to any of its current activities.

24   Information Technology Systems

24.1 Accurate copies of all the agreements entered into by the Company for the use, support, maintenance and/or development of all components of the
     Computer Systems (including all licences, development, agreements, software maintenance and support agreements, hardware maintenance agreements, source code escrow agreements and disaster recovery agreements) are attached to the Disclosure Letter.

24.2 So far as the Sellers are aware, the Company has not breached any of its obligations under any of the agreements referred to in paragraph 24.1, those agreements all remain in full force and effect as at Completion and no notice has been served by any party to terminate any of those agreements.

                                       39

24.3 Save as stated in the agreements referred to in paragraph 24.1, the Company is not restricted in any way in using the Computer Systems (whether by way of a technical device or otherwise).

24.4 The Company has exclusive control of the operation of the Computer Systems and of the storage, processing and retrieval of all data stored on the
     Computer Systems and any Intellectual Property Rights in such data are owned solely by the Company or it is otherwise entitled to store such data.

24.5 During the period of 12 months immediately prior to the date of this
     Agreement the business of the Company has not been materially affected by any failure in the Computer Systems.

25   Effect of this Agreement
     ------------------------

25.1 So far as the Sellers are aware, compliance with the terms of this
     Agreement does not and will not:

     (a)  conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party or any provision of the
          Memorandum or Articles of Association of the Company or any lease, contract, order, judgement, award, injunction, regulation or other
          Security Interest, encumbrance, restriction or obligation of any kind or character by which or to which any asset of the Company is bound or subject;

     (b)  relieve any person from any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

     (c)  result in the creation, imposition, crystallisation or enforcement of any encumbrance whatsoever on any of the assets of the Company; or

     (d)  result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated
          maturity.

                                       40

PART B - THE TAX WARRANTIES
---------------------------

1     Returns notices and records
      ---------------------------

1.1   All accounts, computations notices and returns required to be made or submitted by the Company to any Tax Authority and all notices and information required to be given by the Company to any Tax Authority
      (including, without limitation, all returns and other documents or information in respect of PAYE and National Insurance) have been properly and duly prepared and punctually made submitted or given by the Company and are in all material respects up-to-date and correct.

1.2   The Company is not and, in the period of three years ended on the date of this Agreement, has not been in dispute with or subject to investigation or enquiry (other than routine enquiries concerning the corporation tax computations of the Company) by any Tax Authority and so far as the Seller
      is aware there are no facts or circumstances likely to give rise to or be the subject of any such dispute, enquiry or investigation.

1.3   The Company has (to the extent required by law) preserved and retained in its possession complete and accurate records relating to its Tax affairs
      (including, without limitation, all PAYE, National Insurance and VAT records and records relating to transfer pricing) and the Company has sufficient records relating to past events to calculate for Tax purposes the profit, gain, loss, balancing charge or balancing allowance which would arise on any disposal or on the realisation of any assets owned at the Accounts Date or acquired since that date but before Completion.

2     Payment of Tax
      --------------

2.1   The Company has duly paid all Tax to the extent that the same ought to have been paid.

2.2   The Company has not in the period of three years ending on the date of this Agreement paid or become liable to pay any penalty or interest charged by virtue of the provisions of any Tax Legislation.

3     Elections etc
      -------------

3.1   Formal notice has been duly and properly given of all claims for or (as the case may be) disclaimers elections or surrenders in respect of Reliefs assumed to have been made for the purposes of the Accounts and there are no claims, disclaimers, elections or surrenders the time limit for the making or doing of which expires within three months after the date of this Agreement.

4     Events since the Accounts Date
      ------------------------------

4.1   None of the following Events has occurred since the Accounts Date:

      (a)   a deemed (as opposed to an actual) acquisition disposal or supply of assets goods services or business facilities;

                                       41

      (b)   a disposal or supply of assets goods services or business facilities by the Company for a consideration which is treated for purposes of
            Tax as greater than the actual consideration;

      (c)   an acquisition by or supply to the Company of assets goods services or business facilities for a consideration which is treated for the purposes of Tax as less than the actual consideration;

      (d)   a distribution within the meaning given by Part VI ICTA 1988
            (company distributions, tax credits etc.) or within Section 418 ICTA
            1988 (expenses treated as distributions);

      (e)   an Event giving rise to a liability under Part XVII ICTA 1988 (tax avoidance);

      (f)   an Event giving rise to a balancing charge;

      (g)   the Company ceasing or being deemed to cease to be a member of any group or associated with any other company for the purposes of Tax.

4.2   In this Warranty 4 "business facilities" means business facilities of any kind including, without limitation, a loan of money or a letting, hiring or licensing of any tangible or intangible property.

5     Concessions
      -----------

5.1   The Company has not during the period of three years ending on the date of this Agreement relied on any formal or informal unpublished concession dispensation or practice (whether general or specific to the Company)
      which affects the amount of Tax chargeable on the Company or which purports to modify or provide exemption from any obligation to make or submit any computation notice or return to any Tax Authority.

6     Deductions and Withholdings
      ---------------------------

6.1   The Company has made all deductions and withholdings in respect of, or on account of, any Tax (including amounts required to be deducted under the
      PAYE and National Insurance systems) from any payments made by it which it is obliged or entitled to make and (to the extent required to do so) has accounted in full to the relevant Tax Authority for all amounts so deducted or withheld.

7     Close Company
      -------------

7.1   The Subsidiary is not and has not at any time within the last 6 years been a close investment holding company (within the meaning of section 13A ICTA
      1988) in respect of any accounting period.

7.2   The Company has not at any time during the period of three years ending on the date of this Agreement made any payment which falls to be treated as a distribution under Section 418 ICTA 1988 (distribution to include certain expenses of close companies).

                                       42

7.3   The Company has not made any loan, advance or payment or given any consideration falling within Sections 419 to 422 ICTA 1988 (charges to tax in connection with loans) which has remained outstanding at any time during the period of three years ending on the date of this Agreement.

7.4   The Company has made no transfer of value such as is specified in Section
      94(1) of the Inheritance Tax Act 1984 (charge on participators) and there has been no variation in the Company's share or loan capital within
      Section 98 of that Act (effect of alterations of capital etc).

8     Distributions
      -------------

8.1   Within the three years prior to the date hereof, the Company has not made or agreed to make any repayment of share capital to which Section 210(1)
      ICTA 1988 (bonus issue following repayment of share capital) applies.

8.2   Within the three years prior to the date hereof, the Company has not issued or agreed to issue any share capital as paid up otherwise than by receipt of new consideration within the meaning of Part VI ICTA 1988
      (company distributions, tax credits etc).

8.3   The Company has not in the period of three years ending on the date of this Agreement made (nor is it deemed to have made during such period) any distribution within the meaning of section 209 ICTA 1988 except dividends properly authorised and disclosed in its audited accounts.

9     Loan Relationships
      ------------------

9.1   No liability to taxation or non-trading deficit would arise from the loan relationships to which the Company is party being repaid to the extent of the amounts shown in respect of such loan relationships in the books of the Company at Completion.

10    Capital Gains
      -------------

10.1  The sum which would be allowed as a deduction from the consideration under
      Section 38 TCGA 1992 (acquisition and disposal costs etc) of each asset of the Company (other than trading stock) if disposed of on the date of this
      Agreement would not be less than (in the case of an asset held on the
      Accounts Date) the book value of that asset shown or included in the
      Accounts or (in the case of an asset acquired since the Accounts Date) an amount equal to the consideration given for its acquisition.

11    Capital Allowances
      ------------------

11.1  No balancing charge in respect of any capital allowances claimed or given would arise if any asset of the Company (or, where computations are made for capital allowances purposes for pools of assets, all the assets in that pool) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts (or, in the case of any asset acquired since the Accounts Date, for a consideration equal to the consideration given for the acquisition).

12    Secondary liability and Indemnities
      -----------------------------------

                                       43

12.1  As far as the Sellers are aware, no Event has occurred in consequence of which the Company is or may be held liable to pay or bear any Tax which is primarily chargeable against or attributable to some person firm or company other than the Company.

12.2  The Company has not in the last six years entered into any indemnity, guarantee, covenant, mortgage or charge in each case under which it may be liable to make a payment in relation to Tax.

13    Stamp Duties
      ------------

13.1  The Company has duly paid all stamp duty for which it is or has been or may be made liable and without limitation:

      (a)   all documents in the enforcement of which the Company is or may be interested as transferee, lessee or assignee have been duly stamped;
            and

      (b)   there are no documents outside the United Kingdom which if they were brought into the United Kingdom would give rise to a liability to stamp duty payable by the Company.

14    Anti-avoidance
      --------------

14.1  As far as the Sellers are aware, the Company has not in the period of three years ending on the date of this Agreement been party to any non-arms length transaction.

14.2  As far as the Sellers are aware, the Company has not in the period of three years ending on the date of this Agreement been party to or otherwise involved in any scheme or arrangement the main purpose or one of the main purposes of which was to avoid Tax.

15    Value Added Tax
      ---------------

15.1  The Company is registered for VAT in the United Kingdom under schedule 1
      VATA 1994 and has not at any time in the last six years been treated as
      (nor applied to be) a member of a group of companies for VAT purposes.

15.2  The Company is a taxable person for VAT purposes, has complied with all the requirements of VATA 1994 and all applicable regulations and orders, has fully maintained complete, correct and up-to-date records, invoices and other necessary documents.

15.3  The Company has not in the last three years been:

      (a)   subject to any penalty or liability under any of Sections 60 to 63
            (inclusive), 65 or 67 to 69 (inclusive) VATA 1994;

      (b)   subject to any penalty or liability nor been given any penalty liability notice within Section 64 VATA 1994 (repeated
            mis-declarations);

                                       44

      (c)   given any surcharge liability notice within section 59 or 59A VATA
            1994;

      (d)   given a notice within section 66 VATA 1994;

      (e)   given a warning within section 76(2) VATA 1994; or

      (f)   required by H M Commissioners of Customs and Excise to give any security.

15.4  The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any value added tax quarter ending after the Accounts Date.

15.5  The Company has not made and is not otherwise bound by any election made pursuant to paragraph 2 of schedule 10 VATA 1994.

15.6  The Company has not been party to a transaction to which Article 5 of the
      Value Added Tax (Special Provisions) Order 1995 (transfer of business as a going concern) has (or has purported to have been) applied.

15.7  No asset of the Company is a capital item, the input tax on which could be subject to adjustment in accordance with the provisions of Part XV of the
      Value Added Tax Regulations 1995.

16    Groups
      ------

16.1  The Company has not in the period of three years ending on the date of this Agreement surrendered or claimed nor in respect of such period will it become liable to surrender or claim:

      (a)   any amount by way of group relief under the provisions of Section
            402 ICTA 1988 (surrender of relief between members of groups and consortia); or

      (b)   any advance corporation tax under the provisions of Section 240 ICTA
            1988 (set-off of company's surplus ACT against subsidiary's liability to corporation tax); or

      (c)   any tax refund pursuant to section 102 Finance Act 1989.

16.2  The Company is not liable (and will not after Completion become liable) to make:

      (a)   any payment for group relief (within the meaning of Section 402(6)
            ICTA 1988) or any payment for advance corporation tax (as mentioned in Section 240(8) ICTA 1988) or any payment for a tax refund (as mentioned in Section 102(7) Finance Act 1989); or

      (b)   any refund (in whole or in part) of any such payment received by the
            Company before Completion.

16.3  The Company has not at any time within the period of six years ending with the date of this Agreement acquired any asset other than as trading stock from any other

                                       45

      company which at the time of the acquisition was a member of the same group of companies as the Company (as defined in Section 170 TCGA 1992
      (groups of companies: definitions)) and no member of any group of companies of which the Company is or has at any material time been the principal company (as defined in Section 170 TCGA 1992 (groups of companies: definitions)) has so acquired any asset.

16.4  The Company has not in the period of six years ending on the date of this
      Agreement ceased to be a member of a group of companies for the purposes of Section 178 or 179 TCGA 1992 (company ceasing to be member of a group).

16.5  The Disclosure Letter contains particulars of all elections made by the
      Company under Section 247 ICTA 1988 (dividends etc. paid by one member of a group to another) and which remain in force.

17    Allowable Expenditure
      ---------------------

17.1  The Company has not since the Accounts Date made any payment or incurred any liability to make any payment of a revenue nature which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income.

18    Inheritance Tax
      ---------------

18.1  So far as the Sellers are aware the Company is not and will not become liable to be assessed to inheritance tax as donor or donee of any gift or as transferor or transferee of value (actual or deemed) nor as a result of any disposition chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

18.2  So far as the Sellers are aware there is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to the assets of the Company or the shares of the Company and neither such assets nor such shares are subject to an Inland Revenue charge.

18.3  So far as the Sellers are aware, no person has the power under Section 212 of the Inheritance Tax Act 1984 (powers to raise tax) to raise any inheritance tax by sale or mortgage of or by a terminable charge on any of the Company's assets or shares.

19    Foreign connections
      -------------------

19.1  The Company has never been resident outside the United Kingdom.

19.2  The Company does not have (in the period of three years ending on the date of this Agreement has not had) any branch, agent or permanent establishment (within the meaning of the OECD Model Double Taxation
      Agreement) outside the United Kingdom.

19.3  No transaction described in Section 765 (1) ICTA 1988 (migration, etc of companies) has been carried out or proposed by or in relation to the
      Company.

                                       46

                                   Schedule 5
                                   ----------

                           (Limitations on liability)
                           --------------------------

1     Limitation on quantum and general
      ---------------------------------

1.1   Subject as provided below, the total aggregate liability of the Sellers under the Warranties, the Tax Deed and the Indemnities (other than any claim under the Warranty set out in paragraph 2 of Schedule 4) shall not in any event exceed an amount equal to the amount paid to the Sellers pursuant to the provisions of this Agreement together with any amounts that would have been paid to the Sellers but for the exercise by the
      Purchaser of a right of set off in relation to claims against the Sellers
      (which shall be satisfied in full to the extent of such set off).

1.2   The Purchaser shall not be entitled in any event to damages or other payment in respect of any claim or claims under the Warranties unless the amount of that claim exceeds (pound)5,000.

1.3   The Purchaser shall not be entitled in any event to damages or other payment in respect of any claim or claims under the Warranties unless and until the amount of all claims made in respect of the Warranties (each being for at least (pound)5,000) exceeds (pound)40,000 but, once the amount of all such claims has exceeded such sum, the Sellers' liability shall arise in respect of the full amount of all such claims and not merely in respect of the excess over such sum.

1.4   Each provision of this Schedule shall be read and construed without prejudice to each of the other provisions of this Schedule.

2     Time limits for bringing claims
      -------------------------------

2.1   No claim shall be brought against the Sellers in respect of any of the
      Warranties or the Tax Deed unless the Purchaser shall have given written notice to the Sellers of such claim specifying (in reasonable detail) the matter which gives rise to the claim and the nature of the claim:

      (a)   subject to sub-paragraphs 2.1(b) and 2.1(c) below, on or before 30
            April 2004;

      (b)   on or before the seventh anniversary of the Completion Date in respect of any claims under the Tax Warranties or the Tax Deed or the Indemnities;

      (c)   at any time after Completion in respect of any claim under the
            Warranties set out in paragraph 2 of Schedule 4.

2.2   Any claim shall (if not previously satisfied, withdrawn or settled) be deemed to have been withdrawn or waived by the Purchaser unless legal proceedings in respect of such claim have been commenced (by being both issued and served on the Sellers) within 6 months of the notification of such claim to the Sellers pursuant to paragraph 2.1.

                                       47

3     General Limitations
      -------------------

3.1   The Sellers' liability shall be reduced in respect of any liabilities under the Warranties, to the extent that such liability:

      (a)   was taken into account in the calculation of the Assumed Liabilities or the payments made to the Purchaser pursuant to Schedule 9 or reduces the sum payable pursuant to schedule 10;

      (b)   was specifically provided for in the Accounts or the Management
            Accounts;

      (c)   occurs otherwise than in the normal course of business due to a voluntary act, omission, transaction or arrangement of the Purchaser or the Purchaser's Group at any time or of any member of the Group after the date hereof;

      (d)   occurs because of a statutory provision not in force at the date of this Agreement or any change in any statutory provision after the date of this Agreement;

      (e)   arises in connection with any matter or thing done or omitted prior to Completion by any member of the Group at the express written request of or with the express written approval of the Purchaser; or

      (f)   is reduced or extinguished as a result of the amount by which any
            Taxation for which the Company or the Subsidiary or the Purchaser's
            Group is accountable or liable to be assessed is reduced or extinguished as a result of the matter give rise to such liability.

3.2   The Sellers shall not be liable under the Warranties in respect of any claim which is based upon a liability which, at the time such claim is notified to the Sellers, is contingent only or otherwise not capable of being quantified unless and until such liability ceases to be contingent or becomes capable of being quantified. Provided that any contingent or unquantifiable claims notified within the time limits specified in paragraph 2.1 will continue to be valid when they cease to be contingent or become capable of being quantified even if such event does not take place until after the expiry of the relevant time limits specified in paragraph 2.1.

3.3   The Purchaser shall take all reasonable steps to mitigate any loss, liability or damage which is likely to give rise to any claim under the
      Warranties, including (without limitation) reasonable steps to prevent any contingent liability becoming an actual liability. Nothing in this
      Agreement shall relieve the Purchaser of any common law or other duty to mitigate any loss, liability or damage suffered or incurred by it.

3.4   The Buyer shall not be entitled to terminate or rescind this Agreement or any agreement or document entered into pursuant to this Agreement.

4     Recovery from third parties
      ---------------------------

4.1   The Sellers shall not be liable under the Warranties in respect of any claim to the extent that the Purchaser or any member of the Purchaser's
      Group or those deriving

                                       48

      title from the Purchaser have already obtained reimbursement or restitution in respect of such claim from any third party.

4.2   Where the Purchaser or a member of the Purchaser's Group has or may have a claim against any third party in relation to any matter which is likely to give rise to a claim under the Warranties, the Purchaser shall use all reasonable endeavours to recover any amounts due from such party.

4.3   The Purchaser shall reimburse to the Sellers, as soon as is reasonably practicable, an amount equal to any sum paid by them in respect of any claim under the Warranties which is subsequently recovered by or paid to the Purchaser or any other member of the Purchaser's Group by any other person in respect of the matter giving rise to the claim (less all reasonable third party expenses of the Purchaser or the Purchaser's Group incurred in making such recovery and any Tax payable on receipt).

5     No liability if loss is otherwise compensated for
      -------------------------------------------------

      No liability shall attach to the Sellers by reason of any breach of any of the Warranties to the extent that the same loss has been recovered by the
      Purchaser by a claim under any other Warranty or under the Tax Deed.

6     Disclosure
      ----------

      The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached and accordingly shall not be entitled to bring any claim under the Warranties in respect of any matter to the extent that it is fairly disclosed in the Disclosure
      Letter.

7     Acts of the Purchaser

      The Sellers shall not be liable under the Warranties in respect of any claim:

      (a)   to the extent that such claim arises or is increased as a result of any breach by the Purchaser of any of its obligations under this
            Agreement or any agreement or document entered into pursuant to this
            Agreement; or

      (b)   to the extent that such claim would not have arisen but for any transaction, arrangement, act or omission (or any combination of the same) carried out or effected at any time after Completion by the
            Purchaser or any member of the Purchaser's Group outside the ordinary course of its business.

8     Claim to be reduction of Consideration
      --------------------------------------

      Any payment made by the Sellers or any other person in respect of any claim under the Warranties shall be deemed to be a reduction of the consideration for the Shares.

9     Insurance
      ---------

      If, in respect of any matter which would give rise to a claim under the
      Warranties (other than a Tax Warranty) the Purchaser and/or any member of the Group is entitled

                                       49

      to claim indemnity against any loss or damage suffered by it arising out of the subject matter thereof under the terms of any insurance policy for the time being in force, the Purchaser shall at the request of the
      Sellers' Representative, subject to the Sellers indemnifying and securing the Purchaser and/or any member(s) of the Group to the Purchaser's reasonable satisfaction against any liability, costs, damages or expenses
      (including, without limitation, increased premiums) which may be incurred, procure that all such steps are taken to enforce recovery and, if any sum is so recovered, then either:

      (a)   the amount payable by the Sellers in respect of such claim shall be reduced by an amount equal to the sum recovered less all reasonable costs, charges and expenses incurred by the Purchaser and/or any member(s) of the Group in recovering that sum under the terms of the insurance policy; or

      (b)   (if any amount shall already have been paid by the Sellers in respect of such claim) there shall be repaid to the Sellers'
            Represenative an amount equal to the amount recovered or (if less)
            the amount of such payment less all reasonable costs, charges and expenses incurred by the Purchaser and/or the relevant member of the
            Group in recovering that sum from such other person,

      PROVIDED THAT:

      (a)   nothing in this paragraph shall oblige the Purchaser and/or any member of the Group to take such steps prior to making a claim or recovering from the Sellers under the Warranties; and

      (b)   to the extent that any such amount recovered from insurers does not cover the entire loss, the Purchaser shall subject to the other provisions of this Agreement, be entitled to recover the shortfall from the Sellers up to the full extent of their liability under this
            Agreement.

10    Conduct of claims
      -----------------

10.1  Without prejudice to the validity of any claim notified in accordance with the time limits set out in paragraph 2.1, if the Purchaser becomes aware of any fact, matter or circumstance which is likely to give rise to a claim under the Warranties, the Purchaser shall give notice of such fact, matter or circumstance to the Sellers as soon as reasonably practicable and in any event within 20 Business Days of becoming aware of any such fact, matter or circumstance.

10.2  If any claim is made against the Purchaser or any member of the
      Purchaser's Group by any third party which is likely to in turn lead to a claim by the Purchaser against the Sellers under the Warranties then the
      Purchaser shall:

      (a)   keep the Sellers informed as to the progress of any such claim and shall procure that the Sellers are sent copies of key communications and other documents (written or otherwise) transmitted to any other party to any proceedings or their agents or professional advisers
            (including, without

                                       50

      limitation, pleadings and any opinion of counsel relating to any proceedings against any third parties);

      (b)   save where the Purchaser reasonably believes that to do so would have a material adverse effect on the goodwill of any member of the
            Purchaser's Group, subject to the Purchaser and the relevant member of the Purchaser's Group being entitled to employ its own legal advisers and being indemnified and secured to its reasonable satisfaction by the Sellers against all liabilities, costs, expenses, damages and losses (including, without limitation, the costs of its legal advisers) suffered or incurred in connection with any such claim, take, and shall procure that each member of the
            Purchaser's Group shall take, all reasonable steps so as to recover or minimise or resolve such liability or dispute; and

      (c)   save where the Purchaser reasonably believes that to do so would have a material adverse effect on the goodwill of any member of the
            Purchaser's Group, it shall, and shall procure that each member of the Purchaser's Group shall:

            (i)   comply with all reasonable requests of the Sellers in relation to such claim including (without limitation) giving the
                  Sellers reasonable access to premises, personnel, documents and records for the purpose of investigating the matters
                  giving rise to such claim; and

            (ii)  not settle or compromise such claim without the prior written consent of the Sellers (such consent not to be unreasonably withheld or delayed).

                                       51

                                   Schedule 6
                                   ----------

                                   (The Group)
                                   -----------

The Company
-----------

Lunar Solutions Limited
-----------------------

1.   Registered number                  :       3906322

2.   Date of incorporation              :       13/01/2000

3.   Place of incorporation             :       United Kingdom

4.   Address of registered office       :       Beversbrook Centre, Redman Road,
                                                Calne, Wiltshire, SN11 9PR

5.   Authorised share capital           :       (pound)100,000 divided into
                                                100,000 ordinary shares of
                                                (pound)1 each.

6.   Issued share capital               :       (pound)60,000 divided into
                                                60,000 ordinary shares of
                                                (pound)1 each.

7.   Directors:

     Full name                    Usual residential address                    Nationality
     ---------                    -------------------------                    -----------
     Howard Goff                  8 Saint Michaels Close, Brinkworth,          British
                                  Chippenham, Wiltshire, SN15 5QG

     Geoffrey Peter Harvey        Paddock Gate, Tin Pit Marlborough,           British
                                  Wiltshire, SN8 1BD

     Heather Louise Williams      The Garden Apartment, 6 Henrietta Street,    British
                                  Bath, BA2 6LL

8. Secretary:

     Full name                    Usual residential address
     ---------                    -------------------------
     Geoffrey Peter Harvey        Paddock Gate, Tin Pit Marlborough,
                                  Wiltshire, SN8 1BD

9.   Accounting reference date          :       31 March

10.  Auditors                           :       PKF, New Guild House, 46 Charles
                                                Street, Queensway, Birmingham,
                                                B3 2LX

11.  Tax residence                      :       United Kingdom

                                       52

The Subsidiary
--------------

Kamtronics Limited
------------------

1.   Registered number                  1583316

2.   Date of incorporation              01/09/1981

3.   Place of incorporation             England

4.   Address of registered office       Pacific House, Beversbrook Centre,
                                        Redman Road, Calne, Wiltshire, SN11 9PR

5.   Authorised share capital           (pound)1,500,000 divided into 1,500,000
                                        ordinary shares of (pound)1 each

6.   Issued share capital               (pound)1,500,000 divided into 1,500,000
                                        ordinary shares of (pound)1 each

7. Directors:

     Full name                    Usual residential address                    Nationality
     ---------                    -------------------------                    -----------
     Howard Goff                  8 St Michaels Close, Brinkworth,             British
                                  Chippenham, Wiltshire, SN15 5QG

     Geoffrey Peter Harvey        Paddock Gate, Tin Pit Marborough,            British
                                  Wiltshire, SN8 1BD

     Heather Louise Williams      The Garden Apartment, 6 Henrietta            British
                                  Street,  Bath, BA2 6LL

8. Secretary:

     Full name                    Usual residential address
     ---------                    -------------------------
     Geoffrey Peter Harvey        Paddock Gate, Tin Pit Marborough, Wiltshire,
                                  SN8 1BD

9.   Accounting reference date          :       31st March

10.  Auditors                           :       PKF, New Guild House, 46 Charles
                                                Street, Queensway, Birmingham,
                                                B3 2LX

11.  Tax residence                      :       United Kingdom

                                       53

                                   Schedule 7
                                   ----------

                              (Assumed Liabilities)
                              ---------------------

Schedule of Assumed Liabilities                                    Balance as              Assumed Balance
                                                                   at 30 June              as at 30 Sept
                                                                   2002 (pound)            2002 (pound)
Cash Balances
-------------
Current account                                         5,575                    -49,575
US dollar account                                       6                        8,466
Euro account                                            108                      513
Petty cash - sterling                                   184                      443
Petty cash - currency                                   292                      274
                                                        ----------               ----------
                                                                   6,165                    -39,879

Borrowings
----------
GE Capital Factoring liabilities                        -847,331                 -487,516
Finance Lease and Hire Purchase obligations             -3,149                   -2,977
                                                        ----------               ----------

                                                                   -850,480                 -490,493

Other non-trade liabilities
---------------------------
Corporation tax as at March 2002                        -108,203                 -100,895
Corporation tax for current year at 27.5% of Normal     -50,010                  -58,000
                                                        ----------               ----------
PBT                                                                -158,213                 -158,895

                                                                   -------------            ---------------
Total Assumed Liabilities                                          -1,002,528               -689,267
                                                                   -------------            ---------------

                                       54

                                   Schedule 8
                                   ----------

                                  (Properties)
                                  ------------

----- -------------------- ----------------- ----------------------------- ------------- ------------------ ------------------------
NO.   PROPERTY             DATE OF           PARTIES                       TERM          CURRENT            USE
                           LEASE                                                         RENT
----- -------------------- ----------------- ----------------------------- ------------- ------------------ ------------------------
1     Units A2, B1 and B2  12 May 2000       The Wilky Group               6 years       (pound)40,500 pa.  Offices, the provision
      The Beversbrook                        Limited (1) The Beversbrook   from 17                          of services research and
      Centre, Lower                          Centre (Calne) Management     March 2000                       development or light
      Beversbrook, Calne,                    Company Limited (2)                                            industrial purposes and
      Wiltshire                              Kamtronics Limited (3)                                         storage as defined in
                                                                                                            Classes B1 of the Town
                                                                                                            and  Country  Planning
                                                                                                            (Use Classes) Order
                                                                                                            1987.
----- -------------------- ----------------- ----------------------------- ------------- ------------------ ------------------------

2     Unit A1,             21 February 1997  The Wilky Group               10 years      (pound)17,000 pa   Offices, the provision
      The Beversbrook                        Limited (1) The               from 2                           of services research and
      Centre, Lower                          Beversbrook Centre (Calne)    January 1997                     development or light
      Beversbrook, Calne,                    Management Company Limited                                     industrial purposes and
      Wiltshire                              (2) Intech Network Services                                    storage as defined in
                                             (3) P Bishop Esq. and Mrs W                                     Classes B1 of the Town
                                             Palmer (4)                                                     and Country Planning
                                                                                                            (Use Classes) Order
                                                                                                            1987.
----- -------------------- ----------------- ----------------------------- ------------- ------------------ ------------------------

                                       55

                                   SCHEDULE 9
                                   ----------

             (Payment of the Retention Sum and the Debt Adjustment)
             ------------------------------------------------------

1        The Retention Sum and the Debt Adjustment referred to in clause 3.1(b)
         shall, unless the Purchaser and the Sellers' Representative otherwise agree, only be paid in accordance with the provisions hereof.

2
2.1      No later than 45 days from the Completion Date, the Purchaser shall procure that the Purchaser's Auditors prepare and deliver to the
         Sellers' Representative a statement (the "DEBT STATEMENT") of the actual aggregate amount at 30 September 2002 of the assumed liabilities which are listed in Schedule 7 which has been calculated in accordance with the accounting policies adopted by the Company in the preparation of the Accounts (the "FINAL DEBT AMOUNT").

         For  the purposes of the preparation of the Debt Statement the following exchange rates are agreed:

         Euros to pound sterling            1.59:1

         US dollars to pound sterling       1.56:1

2.2      The Sellers shall as soon as possible review the Debt Statement and, within 15 Business Days of receipt, the Sellers' Representative shall confirm to the Purchaser's Auditors whether or not he agrees with the
         Debt Statement, giving written details of any matters in dispute.

2.3      If the Sellers' Representative confirms his agreement with the Debt
         Statement (either as presented to him or as modified in such manner as he and the Purchaser shall agree) subject to paragraph 3 below, the
         Debt Statement shall be final and binding on the parties to this
         Agreement.

2.4      If the Sellers' Representative is unable to agree with part or all of the Debt Statement, and if such matter remains unresolved for a period of 5 Business Days after the end of the 15 Business Day period set out in paragraph 2.2 above, any matter in dispute may be referred by either the Purchaser or the Sellers' Representative to the Independent
         Auditors for determination. The Independent Auditors shall act as experts and not as arbitrators.

2.5      The Independent Auditors shall be requested to make and communicate their decision to the Sellers' Representative and the Purchaser within
         30 days of appointment and it shall be final and binding on the parties to this Agreement (in the absence of manifest error) for the purposes of this Agreement.

2.6      Following settlement of any such matter which the Sellers'
         Representative shall have disputed (whether settled under paragraph 2.4 above or otherwise by agreement between the Sellers' Representative and the Purchaser), the Final Debt Amount shall be finalised in accordance with that settlement and subject to paragraph 3 below, the

                                       56

         resulting Debt Statement and Final Debt Amount shall be final and binding on the parties to this Agreement.

2.7      The total amount of the difference between the Assumed Liabilities and the Final Debt Amount, shall be the "DEBT ADJUSTMENT".

2.8      The Sellers and the Purchaser shall give the Purchaser's Auditors or the Independent Auditors, as the case may be, full access (upon reasonable notice during Working Hours) to those books of account, documents, files and papers which the requesting party or firm may reasonably require to prepare or review the Debt Statement and/or determine whether the Debt Statement has been prepared in accordance with the provisions of this Schedule 9.

2.9      The charges of the Independent Auditors shall be shared equally by the
         Purchaser and the Sellers unless the Independent Auditors shall determine otherwise. The Sellers and the Purchaser shall be liable for any accounting charges incurred by their own respective advisers.

3

3.1      If the Final Debt Amount is greater than the Assumed Liabilities but the Debt Adjustment is less than (pound)500,000 then the amount of the
         Debt Adjustment will be retained by the Purchaser from the Retention
         Sum and the balance of the Retention Sum (less any sums agreed or determined to be paid by the Sellers pursuant to the Indemnities or the
         Warranties or the Tax Deed and subject to the provisions of paragraph 7 below) shall be paid to the Sellers on the date which falls 10 Business
         Days after Agreement of the Debt Adjustment.

3.2      If the Final Debt Amount is greater than the Assumed Liabilities and the Debt Adjustment is more than (pound)500,000 then the Retention Sum shall be retained by the Purchaser and the Sellers shall account to the
         Purchaser on the date which falls 10 Business Days after agreement of the Debt Statement for an amount equivalent to the amount by which the
         Debt Adjustment exceeds (pound)500,000.

3.3      If the Final Debt Amount is less than the Assumed Liabilities then the
         Retention Sum (but less any sums agreed or determined to be paid by the
         Sellers pursuant to the Indemnities or the Warranties or the Tax Deed
         and subject to the provisions of paragraph 7 below), shall be paid by the Purchaser to the Sellers on the date which falls 10 Business Days after agreement of the Debt Statement.

4        Any sums payable by the Purchaser to the Sellers pursuant to this
         Schedule shall be paid by electronic funds transfer to the Sellers'
         Solicitors Account and receipt into the Sellers' Solicitors Account of such sums shall constitute a good discharge to the Purchaser in respect of such payment and the Purchaser shall have no responsibility for the distribution of such sums between the Sellers.

5        If any part of the Retention Sum and the Debt Adjustment (if applicable) is not payable by the Purchaser to the Sellers pursuant to this Schedule then the Purchaser

                                       57

         shall cease forthwith to have any liability to pay such sums to the
         Sellers and the Sellers shall have no right of action to claim such sums from the Purchaser.

6        If any sums are paid to the Purchaser pursuant to this schedule 9 then the Sellers shall cease forthwith to have any liability to pay such sums to the Purchaser and the Purchaser shall have no right of action to claim such sums from the Sellers.

7        If any aspect of the matters which are subject of the indemnity at clause 6.1(c) have not been resolved or settled prior to the date of any payments to the Sellers in accordance with the provisions of paragraphs 3.1 or 3.3 of this schedule then the amount of the Retention
         Sum otherwise payable to the Sellers shall be retained by the Purchaser pending such resolution or settlement, provided that such part of the
         Retention Sum shall be released from time to time as is in excess of the maximum amount of the potential liability pursuant to clause 6.1(c)
         in particular it is agreed that:

         (i)      upon the settlement or resolution of any claim by Thales
                  against the Company or the Subsidiary that no more than
                  (pound)234,000 shall be retained in the Retention Sum in
                  respect of any pending claim by Wavecom SA arising from the subject matter of the indemnity at clause 6.1(c): and

         (ii)     if no legal proceedings in respect of a claim by Wavecom SA against Thales have been commenced (by being both issued and served) within three years of the date of this Agreement, it shall be assumed that no such claim from Wavecom SA is pending and that there is no potential liability in this respect for the purposes of this schedule 9.

                                       58

                                   SCHEDULE 10
                                   -----------

                       (Payment of Deferred Consideration)
                       -----------------------------------

1        The Deferred Consideration referred to in clause 3.1(c) shall, unless the Purchaser and the Sellers' Representative otherwise agree, only be paid in accordance with the provisions hereof.

2

2.1      No later than 45 days from the relevant EBITDA Date, the Purchaser's
         Auditors shall prepare and deliver to the Sellers' Representative a statement of EBITDA as defined below for the relevant Adjustment Period drawn up in accordance with the provisions of this Schedule 10 and otherwise in accordance with the accounting policies adopted by the
         Purchaser in the preparation of its accounts (the "ADJUSTMENT
         STATEMENT").

2.2      "EBITDA" for the relevant Adjustment Period means the combined profits of the Group and DDi International Limited for that period:

         (a)      before taking into account interest accrued, whether or not paid or received, deferred or capitalised during the period;

         (b)      before deducting a charge or credit in respect of corporation tax or deferred tax;

         (c)      before deducting any charge in respect of depreciation of
                  fixed assets;

         (d)      before deducting any charge in respect of the amortisation of intangibles;

         (e)      after deducting any gain and adding back any loss arising on the disposal of fixed assets;

         (f)      before taking into account the benefit of any capital grants received;

         (g)      before taking account of any bad debts or obsolete stock
                  arising as a result of the conduct of the business of DDi
                  International Limited (company number 3328896) prior to the date of this Agreement;

         (h)      before providing for any liability to the extent that the
                  Purchaser has recovered the amount of such liability from the
                  Sellers pursuant to a claim under the Warranties, the
                  Indemnities or the Tax Deed;

         (i)      after deducting all costs relating to the development of new customers/products incurred during the period;

         (j)      after deducting a charge of (pound)5,000 in respect of the establishment of a provision for dilapidations;

         (k)      after deducting all costs relating to the development of new customers/products incurred during the period;

                                       59

         (l)      after deducting the costs of any management bonuses; and

         (m)      before deducting any management charges from the Purchaser,

         and, save as set out above in accordance with the accounting policies adopted by the Purchaser in the preparation of its last audited accounts and where none of the accounting policies adopted by the
         Purchaser in the preparation of its accounts are applicable, and no specific policies are set out in paragraph 2.2(a) - (m), calculated in accordance with generally accepted accounting principles in the United
         Kingdom.

2.3      The Sellers' Representative shall as soon as possible review the
         Adjustment Statement and, within 15 Business Days of receipt, the
         Sellers' Representative shall confirm to the Purchaser's Auditors whether or not he agrees with the Adjustment Statement, giving written details of any matters in dispute.

2.4      If the Sellers' Representative confirms his agreement with the
         Adjustment Statement (either as presented to him or as modified in such manner as he and the Purchaser shall agree) the Adjustment Statement shall be final and binding on the parties to this Agreement.

2.5      If the Sellers' Representative are unable to agree with part or all of the Adjustment Statement, and if such matter remains unresolved for a period of 5 Business Days after the end of the 15 Business Day period set out in paragraph 2.3 above, any matter in dispute may be referred by either the Purchaser or the Sellers' Representative to the
         Independent Auditors for determination. The Independent Auditors shall act as experts and not as arbitrators.

2.6      The Independent Auditors shall be requested to make and communicate their decision to the Sellers' Representative and the Purchaser within
         30 days of appointment and it shall be final and binding on the parties to this Agreement (in the absence of manifest error) for the purposes of this Agreement.

2.7      Following settlement of any such matter which the Sellers shall have disputed (whether settled under paragraph 2.5 above or otherwise by agreement between the Sellers' Representative and the Purchaser),
         EBITDA for the relevant Adjustment Period shall be finalised in accordance with that settlement and the resulting statement of EBITDA shall be final and binding on the parties to this Agreement.

2.8      The "EBITDA ADJUSTMENT" for the relevant Adjustment Period, shall be equal to 46.7 per cent. of the EBITDA.

2.9      The Sellers and the Purchaser shall give each other, the Sellers'
         auditors or representatives, the Purchaser's Auditors or the
         Independent Auditors, as the case may be, full access (upon reasonable notice during Working Hours) to those books of account, documents, files and papers which the requesting party or firm may reasonably require to prepare or review the Adjustment Statement and/or determine whether the Adjustment Statement has been prepared in accordance with the provisions of this Schedule 10.

                                       60

2.10     The Purchaser and the Sellers shall share the charges of the
         Independent Auditors equally unless the Independent Auditors shall determine otherwise. The Sellers and the Purchaser shall be liable for any accounting charges incurred by their own respective advisers.

3        The EBITDA Adjustment (if any) for the relevant Adjustment Period (less any sums agreed or determined to be paid by the Sellers pursuant to the
         Indemnities or the Warranties or the Tax Deed), shall be paid by the
         Purchaser to the Sellers on the date which falls 10 Business Days after the parties have agreed the EBITDA for the relevant Adjustment Period.

4        Any sums payable by the Purchaser to the Sellers pursuant to this
         Schedule shall be paid by electronic funds transfer to the Sellers'
         Solicitors Account and receipt into the Sellers' Solicitors Account of such sums shall constitute a good discharge to the Purchaser in respect of the such payment and the Purchaser shall have no responsibility for the distribution of such sums between the Sellers.

5        In order to maximise the amount of the EBITDA for each of the
         Adjustment Periods the Sellers and the Purchaser undertake that they shall:

         (a)      co-operate to ensure that the Acquired Businesses are promptly and efficiently integrated with the operations of DDi
                  International Limited (together the "Integrated Business")

         (b)      not do or fail to do anything the consequence or effect of which act or failure to act would be in any manner materially and adversely to affect the ability of the Integrated Business to carry out its business in substantially the same manner in which such business has previously been conducted; and

         (c)      act in good faith to comply in all material respects with the
                  Integrated Business plan.

6        Until the expiry of the Adjustment Periods the Purchaser agrees that the Sellers shall manage the business of the Integrated Business and the Purchaser shall not and shall procure that no member of the
         Purchaser's Group shall (except as expressly provided to the contrary in this agreement or with the prior consent of the Sellers) take any steps which:

         (a)      are inconsistent with the maintenance of the Integrated
                  Business and its businesses as an independent operation;

         (b)      are artificial or prejudicial to the interests of the Sellers;
                  or

         (c)      outside the ordinary course of business, may diminish or
                  adversely affect the profits of the Integrated Business.

7        Without any prejudice to the generality of paragraph 6, until the expiry of the Adjustment Periods the Purchaser shall procure (so far as it is within its power to do so) that none of the following shall occur without the prior written consent of the Sellers:

                                       61

         (a)      any change in the nature or scope of the business of, or the goods dealt in or services rendered by the Integrated
                  Business;

         (b)      the formation or acquisition of any subsidiary of the
                  Integrated Business;

         (c)      the disposal of any material part of the assets or undertaking of the Integrated Business otherwise than in the ordinary and proper course of business, and then only at full open-market value on an arm's length basis (and for the purpose of this sub-paragraph any transfer of any part of the assets or
                  undertaking of the Integrated Business to the Purchaser or any
                  member of the Purchaser's Group shall not be considered to be in the ordinary and proper course of business);

         (d)      the entering into of any transaction by the Integrated
                  Business other than on normal arms length commercial terms;

         (e)      any transfer to the Integrated Business of any onerous or
                  unprofitable activity, undertaking or obligation of the
                  Purchaser or any member of the Purchaser's Group, or of any third party in return for which the Purchaser or any member of the Purchaser's Group receives a benefit;

         (f)      any diversion or redirection of the custom of any major
                  customer or client of the Integrated Business away from the
                  Integrated Business;

         (g)      the purchase by the Integrated Business from the Purchaser or any member of the Purchaser's Group of any goods or services at a price higher than a commercial arm's length rate for the goods or services in question;

         (h)      the development of any business by the Purchaser or within the
                  Purchaser's Group that competes with the business of any
                  member of the Integrated Business as carried on at Completion or at any time;

         (i)      payment of any fees or other emoluments (other than
                  reimbursement of properly incurred expenses) to any director or employee save for those who devote their full time to the
                  Integrated Business; and

         (j)      that any employees of the Company or the Subsidiary at the date hereof will not, to the extent that they remain employed by the Purchaser's Group, work for any other member of the
                  Purchaser's Group and will devote their full time and
                  attention to the Integrated Business.

         (k)      enter into new insurance arrangements in relation to the
                  Company and the Subsidiary.

                                       62

EXECUTED AS A DEED             )
by HOWARD NIGEL                )
GOFF                           )
In the presence of             ) Signatory  /s/ HOWARD NIGEL GOFF (AS ATTORNEY)
                                          -------------------------------------
                               )
                               ) Witness    /s/ FIONA PASCALE EYRE
                                          -------------------------------------
                               )

EXECUTED AS A DEED             )
by GEOFFREY PETER              )
HARVEY                         )
In the presence of             ) Signatory  /s/ GEOFFREY PETER HARVEY
                                          -------------------------------------
                               )
                               ) Witness    /s/ FIONA PASCALE EYRE
                                          -------------------------------------
                               )

EXECUTED AS A DEED             )
by HEATHER LOUISE              )
WILLIAMS                       )
In the presence of             ) Signatory  /s/ HOWARD NIGEL GOFF
                                          -------------------------------------
                               )
                               ) Witness    /s/ FIONA PASCALE EYRE
                                          -------------------------------------
                               )

EXECUTED AS A DEED             )
by DDi EUROPE                  )
LIMITED acting by:             ) Director   /s/ DAVID BLAIR
                                          -------------------------------------
                               )
                               ) Secretary  /s/ PAUL FOWLER
                                          -------------------------------------

                                       63

                                                                   Exhibit 10.40

                              DATED            2002
                            -------------------------

                      H N GOFF, GP HARVEY AND H L WILLIAMS         (1)
                                       and

                                   DDI EUROPE                      (2)

                      -------------------------------------

                                    TAX DEED

                    Relating to the sale and purchase of the
                   whole of the issued share capital of Lunar
                     Solutions Limited and its subsidiaries

                      -------------------------------------

                                    CONTENTS
                                    --------
                                    CONTENTS
                                    --------

THIS DEED is made on                                       2002 BETWEEN:

(1)  THE PERSONS whose respective names and addresses are set out in schedule 1
     ("the Sellers"); and

(2)  DDi Europe Ltd (registered in England number 3731403) having its registered office at Green Lane Business Park, Green Lane, Tewkesbury,
     Gloucestershire, GL20 8DN ("the Purchaser").

WHEREAS this Deed is entered into pursuant to the Agreement as defined below

IT IS AGREED as follows:

1    Interpretation
     --------------

1.1  The provisions of Schedule 2 (Interpretation) of the Agreement shall apply for the purposes interpretation and construction of this Deed and the schedules (which form part of this Deed).

2    Sellers' Covenant
     -----------------

2.1  Subject to the provisions of clause 3, the Sellers hereby jointly and severally covenant with the Purchaser to pay to the Purchaser an amount equal to:

     (a)  any Actual Tax Liability of any member of the Group:

          (i)   arising as a consequence of or by reference to one or more
                Events which occurred on or before Completion; or

          (ii)  arising in respect of or by reference to any income profits or gains which were earned accrued or received on or before
                Completion or in respect of a period ended on or before
                Completion; or

          (iii) arising or assessed as a consequence of the failure of a
                Relevant Person at any time to pay Tax;

     (b)  any Notional Tax Liability of any member of the Group;

     (c)  any liability of any member of the Group to pay or repay an amount in respect of Tax:

          (i)   under any agreement or arrangements relating to the surrender of group relief advance corporation tax or tax refund entered into on or before Completion; or

          (ii)  under any indemnity or covenant entered into on or before
                Completion;

     (d)  any Actual Tax Liability of any member of the Group or the Purchaser in respect of inheritance tax which:

          (i)   is at Completion a charge on any of the shares or assets of any member of the Group or gives rise to a power to sell mortgage or charge any of

                                       1

                the shares or assets of a Group member; or

          (ii)  after Completion becomes a charge on or gives rise to a power to sell mortgage or charge any of the shares or assets of any member of the Group being an Actual Tax Liability arising as a result of the death of any person within seven years after a transfer of value (or a deemed transfer of value) if a charge on or power to sell mortgage or charge any such shares or assets would, if the death had occurred immediately before Completion and the inheritance tax payable as a result thereof had not been paid, have existed at Completion; or

         (iii)  arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring)
                which increased or decreased the value of the estate of any member of the Group;

     (e)  any reasonable costs and expenses reasonably and properly incurred by the Purchaser and/or any member of the Group in connection with:

          (i)   any liability or amount for which the Sellers are liable under any of clauses 2.1(a) to 2.1(d) inclusive, including the costs and expenses of investigating assessing or contesting any Tax
                Claim in respect thereof; or

          (ii)  taking any action, including the defence of any Tax Claim, at the request or direction of the Sellers; or

          (iii) any successful claim by the Purchaser under this Deed.

3    Restriction of Sellers' Liability
     ---------------------------------

3.1  The provisions of paragraphs 2 (Time Limits) of schedule 5 (Limitations on
     Liability) of the Agreement shall apply to this Deed as if the same were set out herein in full and the liability of the Sellers under this Deed shall be limited or excluded accordingly.

3.2  The covenant contained in clause 2 shall not extend to any Tax Liability to the extent that:

     (a)  such Tax Liability was paid or discharged on or before Completion and such payment or discharge was reflected in the Accounts; or

     (b)  provision reserve or specific allowance in respect of that Tax
          Liability was made in the Accounts; or

     (c)  such Tax Liability arises or is increased as a result only of any change in Tax Legislation or of any increase in rates of Tax or of any change in the published practice or concession of any Tax Authority
          (in each case) announced after Completion which has retrospective effect; or

     (d)  such Tax Liability arises in consequence of an Event which has occurred since the Accounts Date and before Completion in the ordinary course of business of any member of the Group; or

                                       2

     (e)  such Tax Liability arises or is increased or any provision or reserve in respect of the Tax Liability in the Accounts is insufficient as a result of any change after Completion in the bases, methods or policies of accounting of any member of the Group; other than where such change was made in order to comply with the law or generally accepted accounting principles; or

     (f)  such Tax Liability arises as a result of any claim, election, surrender or disclaimer made or notice or consent given, after
          Completion (other than one, the making, giving or doing of which was taken into account in computing any provision for Tax in the Last
          Accounts) under, or in connection with the provisions of any enctment or regulation relating to Tax by the Purchaser the Group or any member of the group of companies to which the Purchaser belongs; or

     (g)  such Tax Liability arises as a result of the failure or omission by the Purchaser the Group or any member of the group of companies to which the Purchaser belongs to make any claim election, surrender or disclaimer or give any notice or consent or do any other thing under or in connection with the provision of any enactment or regulation relating to Tax at Completion where the making, giving or doing of which was taken into account in computing any provision in the
          Accounts and the Purchasers are aware, or ought reasonably to have been aware, that such claim, election, surrender or disclaimer or the giving of such notice or consent was so taken into account; or

     (h)  such Tax Liability arises or is not reduced or eliminated (as it otherwise would have been) as a result of any act, omission, transaction or arrangement whatsoever carried out at the written request or the written approval of the Purchaser or any member of the group of companies to which the Purchaser belongs prior to Completion or pursuant to the Agreement or any documents referred to in the
          Agreement; or

     (i)  such Tax Liability arises or is increased or any provision or reserve in respect thereof as is mentioned in clause 3.2(b) above is insufficient as a consequence of any failure or delay by the Purchaser or the Group in complying with their obligations under this Deed or the Agreement; or

     (j)  the income, profits or gains in respect of which the Tax Liability arises were actually earned, accrued or received by the Group prior to the Last Accounts Date but were not reflected in the Last Accounts and provided the income, profit or gain has not been distributed in any way prior to Completion; or

     (k)  the Tax Liability would not have arisen but for a cessation or any change on or after Completion in the nature or conduct of any trade carried out by the Group at Completion; or

     (l)  such Tax Liability has been made good by insurers or otherwise compensated for without cost to the Purchaser or the Group; or

     (m)  such Tax Liability arises or is increased by virtue of the Group's average rate of corporation tax increasing as a result of becoming a member of the Purchaser's group; or

                                       3

     (n)  any relief is available to the Group to set against or otherwise mitigate the Tax Liability (other than any Accounts Relief or New
          Relief); or

     (o)  such Tax Liability would not have arisen but for any voluntary act, omission or transaction carried out after Completion by the Purchaser or any member of the Group provided that this clause 3.2(e) shall not apply to any act or transaction:

          (i)   required by law or carried out or effected by any member of the
                Group pursuant to a legally binding commitment created or
                entered into before Completion; or

          (ii)  which consists of communicating information to any Tax Authority where the Purchaser is legally obliged to do so; or

          (iii) carried out or effected any member of the Group in the ordinary course of its business.

3.3  None of the following shall be regarded for the purposes of clause 3.2(d)
     and 3.2(o) as an Event which has occurred in the ordinary course of business of the Company:

     (a)  an Event giving rise to a liability under Part XVII ICTA 1988 (tax avoidance);

     (b)  a distribution within the meaning given by Part VI ICTA 1988 (company distributions, tax credits etc.) or within Section 418 ICTA 1988
          (expenses treated as distributions);

     (c)  an acquisition or deemed acquisition by or supply or deemed supply to any member of the Group of assets goods services or business facilities of any kind (including a loan of money or a letting hiring or licensing of any tangible or intangible property) for a consideration which is treated for the purposes of Tax as less than the actual consideration, to the extent of the shortfall;

     (d)  a disposal or supply or deemed disposal or supply by any member of the
          Group of assets goods services or business facilities of any kind
          (including a loan of money or letting hiring or licensing of any tangible or intangible property) for a consideration which is treated for the purposes of Tax as greater than the actual consideration, to the extent of the excess;

     (e)  an Event which results in any member of the Group being liable for Tax for which it is not primarily liable;

     (f)  an Event in respect of which an Actual Tax Liability arises as a result of a failure by any member of the Group to deduct or account for Tax;

     (g)  a disposal or deemed disposal of capital assets;

     (h)  any member of the Group ceasing or being deemed to cease to be a member of any group or associated with any other company for the purposes of Tax;

     (i)  any other Event which gives rise to a Tax Liability on deemed (as opposed to actual) income profits or gains;

                                       4

     (j)  an Event giving rise to a balancing charge.

4    Credit for Tax Savings

4.1  For the purposes of this clause 4:

     (a)  "Prior Liability" means a Tax Liability of any member of the Group in respect of which the Sellers have made payment to the Purchaser under this Deed;

     (b)  "Tax Saving" means the reduction or elimination on or before the seventh anniversary of this Deed of any Tax Liability of any member of the Group to the extent that such reduction or elimination would not have occurred but for the payment or discharge by that Group member of a Prior Liability; and

     (c)  any member of the Group shall be regarded as obtaining the benefit of a Tax Saving on the last day on which (but for the Relief giving rise to the Tax Saving) it would have been obliged to make an actual payment of Tax in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Tax.

4.2  The Purchaser shall use its reasonable endeavours to procure that the benefit of any Tax Saving is obtained as early as possible provided that nothing in this clause 4 shall require the Purchaser or any member of the
     Group to manage their tax affairs in a way which, in the reasonable opinion of the Purchaser, would prevent optimum use of any Reliefs available.

4.3  If the Purchaser becomes aware that a Tax Saving has arisen it will notify the Sellers as soon as practicable. If (at the cost and expense of the
     Sellers) the auditors for the time being of the relevant member of the
     Group certify that such Group member has obtained the benefit of a Tax
     Saving, then the Purchaser shall repay to the Sellers an amount equal to the lesser of:

     (a)  the amount of such Tax Saving (as certified by the auditors); and

     (b)  (to the extent not already refunded) the amount(s) previously paid by
          Sellers to the Purchaser under this Deed in respect of the Prior
          Liability in question.

4.4  To the extent that there is an excess after payment under clause 4.3 above has been made a refund shall be made to the Sellers of any previous payment or payments by the Sellers under this Deed or the Agreement and not previously refunded under clause 4.3 above up to the amount of such excess.

4.5  To the extent that the excess referred to in clause 4.4 is not exhausted under that clause 4.4 the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Sellers under this Deed or the Agreement.

4.6  The amount of any Tax Saving (or the Relief giving rise to such Tax Saving)
     shall not be increased by:

     (a)  any Accounts Relief ; or

                                       5

     (b)  any surrender or claim to surrender any amount by way of group relief, surplus advance corporation tax or tax refund; or

     (c)  any change in Tax Legislation or rates of Tax announced after
          Completion.

5    No Disclosures
     --------------

5.1  Subject to the foregoing provisions of this Deed, the Purchaser shall be entitled to make a claim under this Deed in respect of a Tax Liability notwithstanding that:

     (a)  the Purchaser had knowledge (whether actual constructive or implied)
          on or before Completion of that Tax Liability (or the matter giving rise to the Tax Liability); or

     (b)  such Tax Liability has been paid or discharged by any member of the
          Group whether before or after Completion but in any event after the
          Accounts Date.

6    No Withholdings or Deductions
     -----------------------------

6.1  Save only as may be required by law all sums payable by the Sellers to the
     Purchaser under this Deed shall be paid free and clear of all deductions or withholdings whatsoever.

6.2  If any deductions or withholdings are required by law to be made from any payment under this Deed, the Sellers shall pay to the Purchaser such sum as will, after the deduction or withholding has been made, leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

7    Tax on Payments
     ---------------

7.1  Subject to clause 21.4, if any sum payable by the Sellers to the Purchaser under this Deed (including without limitation any sum payable under this clause 7) is (or but for the availability of any Relief would be) subject to an Actual Tax Liability in the hands of the Purchaser, the Sellers shall pay to the Purchaser such sum as would have been required to be paid under clause 6.2 had that Actual Tax Liability been a deduction or withholding from the sum payable by the Sellers.

8    Date for Payment
     ----------------

8.1  Where the Sellers become liable to make a payment pursuant to the provisions of this Deed, the due date for the making of that payment in cleared funds shall be the date falling five business days after the date on which the Purchaser or the relevant Group member has notified the
     Sellers of the amount of the payment required to be made or, if later:

     (a)  in the case of an Actual Tax Liability, on or before the second business day prior to the last date on which the payment of Tax in question may be paid to the relevant Tax Authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Actual Tax Liability; or

                                       6

     (b)  in the case of the loss or set off of a right to repayment of Tax within paragraphs 1, 2 or 4 of schedule 3, the date on which the repayment would have been received but for such loss or set off;

     (c)  in the case of the set off of a Relief (other than a right to repayment of Tax) within paragraphs 2 to 5 inclusive of schedule 3, the last date on which, but for the set off, the Actual Tax Liability which would have been payable could have been paid to the relevant Tax
          Authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Actual Tax Liability;

     (d)  in the case of any liability within clause 2.1(c), the second business day prior to the date on which the payment or repayment becomes due and payable.

8.2  The Sellers may at their own expense require the amount of any payment required to be made under this Deed to be certified by the auditors for the time being of the relevant member of the Group (acting as experts and not as arbitrators) and the amount so certified shall (save for manifest error)
     be conclusive and binding on the parties.

9    Interest on Late Payments
     -------------------------

9.1  If any payment required to be made by the Sellers under this Deed is not made by the due date for payment thereof, then that payment shall carry interest from that due date until the date when the payment is actually made at the rate of two per cent. above the base rate from time to time of
     Lloyds TSB Bank Plc compounded quarterly.

10   Price Reduction
     ---------------

10.1 Any payment made by the Sellers under this Deed shall (so far as possible)
     be treated as a reduction in the consideration paid for the Sale Shares provided that nothing in this clause 10 shall limit or exclude the liability of the Sellers under this Deed.

11   Procedure for Tax Claims
     ------------------------

11.1 If the Purchaser shall become aware of any Tax Claim which is likely to give rise to a liability of the Sellers under this Deed the Purchaser shall as soon as reasonably practicable and in any event, in the case where the
     Tax Claim consists of an assessment or demand for which the period for response or appeal is time limited within ten Business Days prior to the expiry of such time limit give notice thereof to the Sellers but so that such notice shall not be a condition precedent to the liability of the
     Sellers hereunder.

11.2 If the Sellers shall indemnify the relevant Group member and the Purchaser to the Purchaser's reasonable satisfaction against all losses costs damages and expenses (including interest on overdue Tax) which may be incurred thereby the Purchaser shall (and shall procure that the relevant Group member shall) in accordance with any reasonable instructions of the Sellers promptly given by notice to the Purchaser and that Group member (but subject to clause 11.2(a) to 11.2(c) inclusive) seek to avoid dispute resist appeal compromise or defend such Tax Claim provided always that:

     (a)  no Group member shall be obliged to appeal against any assessment for
          Tax

                                       7

          raised on it if, having given the Sellers notice of the receipt of that assessment, it has not within fifteen days thereafter received instructions from the Sellers, in accordance with the preceding provisions of this clause 11.2, to make that appeal;

     (b)  the Purchaser and that Group member shall not be obliged to comply with any instruction of the Sellers which involves contesting any assessment for Tax before any court or other appellate body (excluding the Tax Authority in question) unless the Sellers furnish the
          Purchaser with the written opinion of tax counsel of at least six years' call to the effect that an appeal against the assessment for
          Tax in question will, on the balance of probabilities, be won;

     (c)  the Purchaser and that Group member shall not in any event be obliged to comply with any instruction of the Sellers to make a settlement or compromise of the Tax Claim which is the subject of the dispute or agree any matter in the conduct of such dispute which is likely materially to increase the amount thereof or to increase the future liability of any Group member or of the Purchaser in respect of Tax.

11.3 If any of the Sellers or, before Completion, a Group member shall have committed acts or omissions which constitute fraud or negligent conduct clause 11.2 shall not apply.

12   Overprovision
     -------------

12.1 If before the sixth anniversary of Completion the auditors for the time being of the Group certify (at the request and expense of the Sellers)
     that:

     (a)  any provision for Tax in the Accounts (excluding any provision for deferred tax) has proved to be an overprovision; or

     (b)  the amount by which any right to repayment of Tax which has been treated as an asset in the Accounts proves to have been understated;

     then the amount of such overprovision or understatement ("Relevant Amount")
     shall be dealt with in accordance with paragraph 12.2 below provided that no account shall be taken of any overprovision or understatement to the extent that it arises as a consequence of the utilisation of any Accounts
     Relief or any action taken by the Group after Completion or any change in law or practice after Completion.

12.2 Where it is certified under paragraph 12.1 of this Part that a Relevant
     Amount has arisen such Relevant Amount is to be dealt with in accordance with this paragraph 12.2:

     (a)  the Relevant Amount shall first be set off against any payment due from the Sellers under this Deed or the Agreement;

     (b)  to the extent that there is an excess, a refund shall be made to the
          Sellers of any previous payment or payments made by the Sellers under this Deed or the Agreement and not previously refunded under this clause up to the amount of

                                       8

          such excess; and

     (c)  to the extent that the excess referred to in paragraph 12.2(b) above is not exhausted under that clause, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Sellers under this Deed or the Agreement.

12.3 Where any such certification as is mentioned in paragraph 12.1 above has been made, the Sellers or the Purchaser or the Group may request that the auditors for the time being of the Group review (at the expense of the party so requesting) such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether in the light of those circumstances the amount which was the subject of such certification should be amended.

12.4 If the auditors certify under paragraph 12.3 above that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of paragraph 12.2 above as the Relevant Amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above-mentioned substitution shall be made as soon as practicable by the Sellers or (as the case may be) to the Sellers

13   THIRD PARTY RECOVERY
     --------------------

13.1 This clause 13 applies where if, before the sixth anniversary of
     Completion, any payment becomes due from the Sellers under this Deed or the
     Agreement and the Group either is immediately or subsequently becomes entitled to recover from any person (not being a member of the Group or an employee of the Group but including any Tax Authority) any sum in respect of the Tax Liability.

13.2 Where clause 13.1 applies, the Purchaser shall procure that the Group promptly notifies the Sellers of its entitlement and, if so required by the
     Sellers and subject to the Purchaser and the Group being indemnified by the
     Sellers to their reasonable satisfaction against any liabilities, costs or expenses (including additional Tax) which may thereby be incurred, takes all steps to enforce that recovery (keeping the Sellers fully informed of the progress of any action taken).

13.3 If the Sellers have made a payment under Deed or the Agreement in respect of the Tax Liability in question, the Purchaser shall account to the
     Sellers for whichever is the lesser of:

     (a)  any sum so recovered by the Group in respect of that Tax Liability
          (including any interest or repayment supplement paid by the Tax
          Authority or other person on or in respect thereof) less any Tax chargeable on the Group in respect of that interest and all liabilities and costs and expenses referred to in paragraph 13.2 above incurred by the Group and/or the Purchaser in obtaining recovery of such sum insofar as not previously made good to the Group or the
          Purchaser (as appropriate) by the Sellers; and

     (b)  the amount paid by the Sellers under this Deed or the Agreement in respect of

                                       9

          that Tax. Liability.

14   Purchaser's covenant
     --------------------

14.1 The Purchaser hereby covenants with the Sellers to pay the Sellers an amount equal to any Tax for which the Sellers are or may be liable as a result of the application of section 767A or section 767AA Taxes Act
     (change in company ownership: corporation tax) where the taxpayer company or the transferred company (as defined in section 767A(1)(a) and section
     767AA(1)(a) respectively) is the Group together with any reasonable costs and expenses reasonably and properly incurred by the Sellers in connection with taking any successful action under this clause but only in circumstances where the Tax is directly or primarily chargeable against or attributable to the Group and arises:

     (a)  in respect of income profits or gains earned, accrued or received in respect of any period after Completion; or

     (b)  as a result of the failure of the Purchaser or the Group to apply an amount provided for in the Accounts or an amount paid by the Sellers to the Purchaser under this Deed to discharge a liability to which the amount relates.

14.2 A payment to be made by the Purchaser under this Deed shall be made in cleared funds seven days after written demand for such payment.

     Where the Purchaser fails to make a payment in satisfaction of a liability under this Deed by the due date for payment, the liability of the Purchaser shall be increased to include interest on such sum from the date on which the Purchaser becomes liable to make payment to the date of actual payment at a rate per annum being two per cent above the base rate from time to time of Lloyds TSB Bank Plc compounded quarterly

15   Corporation Tax Returns
     -----------------------

15.1 In this clause 15:

     (a)  "the Agents" means PKF Birmingham or such other firm of chartered accountants as may be agreed between the parties from time to time for the purposes of this clause 15;

     (b)  "Relevant Returns" means the corporation tax returns and computations of a Group member in respect of periods ended on or before the
          Accounts Date to the extent these have not already been finalised or submitted;

     (c)  "Relevant Correspondence" means all documents, correspondence and communications relating to the Relevant Returns which shall be received from or sent to the Inland Revenue; and

     (d)  "Sellers' Representative" means H N Goff.

15.2 The Purchaser shall procure that each Group member retains or appoints the
     Agents to act on behalf of the Group in respect of the preparation, submission and agreement of

                                       10

     the Relevant Returns and to deal with all Relevant Correspondence.

15.3 The parties shall each use their reasonable endeavours to procure that the
     Agents shall:

     (a)  prepare the Relevant Returns to the extent that the same shall not have been prepared before the date hereof; and

     (b)  submit drafts of the same to the Sellers' Representative, the
          Purchaser and the relevant Group member on or before 30 November 2002.

15.4 The Sellers' Representative may by notice in writing to the Purchaser on or before 31 December 2002 comment on or suggest amendments to the Relevant
     Returns. The Purchaser shall procure that the Agents shall incorporate in the Relevant Returns those comments on and amendments to the Relevant
     Returns suggested by the Sellers' Representative, as the Purchaser shall consider reasonable and proper to make.

15.5 The parties shall each use their reasonable endeavours to procure that the
     Agents shall:

     (a)  submit the Relevant Returns (as so amended) to the Inland Revenue and provide copies to the Sellers' Representative, the relevant Group member and Purchaser; and

     (b)  keep the Sellers' Representative, the relevant Group member and the
          Purchaser fully informed of all material matters relating to the submission, negotiation and agreement of the Relevant Returns
          (including provision of copies of all Relevant Correspondence).

16   Access to Books and Records
     ---------------------------

16.1 The Purchaser shall (and shall procure that the relevant Group member and its agents) provide to the Sellers and the Sellers shall (and shall procure that their agents) provide to the Purchaser and the relevant Group member such reasonable access to relevant books, accounts and records in their respective possession or control as is necessary and reasonable:

     (a)  to investigate, assess, or, subject to clause 11.2, to contest any Tax
          Claim; or

     (b)  to submit and agree Relevant Returns in accordance with clause 15.

17   Notices
     -------

17.1 Except as otherwise provided in this Deed, every notice under this Deed shall be in writing and shall be deemed to be duly given if it (or the envelope containing it) identifies the party to whom it is intended to be given as the addressee and:

     (a)  it is delivered by being handed personally to the addressee (or, where the addressee is a corporation, any one of its Directors or its
          Secretary); or

     (b)  it is delivered by being left in a letter box or other appropriate place for the receipt of letters at the addressee's authorised address; or

                                       11

     (c)  the envelope containing the notice is properly addressed to the addressee at his authorised address and duly posted by first class mail or recorded delivery service (or by airmail registered post if overseas) or the notice is duly transmitted to that address by facsimile transmission,

and, in proving the giving or service of such notice, it shall be sufficient to prove that the notice was duly given within the meaning of this clause 17.1.

17.2 A notice sent by post (or the envelope containing it) shall not be deemed to be duly posted for the purposes of clause 17.1(c) unless it is put into the post properly stamped or with all postal or other charges in respect of it otherwise prepaid.

17.3 For the purposes of this clause 17 the authorised address of each of the
     Sellers shall be the address of the Sellers' Solicitors or (in the case of notices transmitted by facsimile transmission) the facsimile number (if any) of the Sellers' Solicitors and the authorised address of
     (respectively) the Purchaser and each Group member shall be the address of its registered office for the time being or (in the case of notices transmitted by facsimile transmission) its facsimile number at that address.

17.4 Any notice duly given within the meaning of clause 17.1 shall be deemed to have been both given and received:

     (a)  if it is delivered in accordance with clause 17.1(a) or 17.1(b), on such delivery;

     (b)  if it is duly posted or transmitted in accordance with clause 17.1(c)
          by any of the methods there specified, on the second (or, when sent airmail, fifth) business day after the day of posting or (in the case of a notice transmitted by facsimile transmission) upon receipt by the sender of the correct transmission report.

17.5 For the purposes of this clause 17 "notice" shall include any request, demand, instructions or other document.

18   Releases, Waivers etc by the Purchaser
     --------------------------------------

18.1 The Purchaser may, in its discretion, in whole or in part release, compound or compromise, or waive its rights or grant time or indulgence in respect of any liability to it under this Deed and may do so as regards any one or more of the Sellers under that liability without in any way prejudicing or affecting the liability of or its rights against any other of the Sellers in respect of the same or a like liability, whether joint and several or otherwise.

18.2 Neither the single or partial exercise or temporary or partial waiver by the Purchaser of any right, nor the failure by the Purchaser to exercise in whole or in part any right or to insist on the strict performance of any provision of this Deed, nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Purchaser to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by the Purchaser of, that or any other right or provision.

18.3 All references in clause 18.2 to:

                                       12

     (a)  any right shall include any power, right or remedy conferred by this
          Deed on, or provided by law or otherwise available to, the Purchaser;
          and

     (b)  any failure to do something shall include any delay in doing it.

18.4 The giving by the Purchaser of any consent to any act which by the terms of this Deed requires such consent shall not prejudice the right of the
     Purchaser to withhold or give consent to the doing of any similar act.

18.5 If any Seller shall for any reason not be liable hereunder or be released by the Purchaser from any such liability, the other Sellers shall remain liable in full in respect of such liability notwithstanding and without prejudice to their right to a contribution.

18.6 The rights and remedies of the Purchaser provided in this Deed are cumulative with and not exclusive of any rights and remedies provided by law.

18.7 The provisions of Section 213 of the Inheritance Tax Act 1984 shall not apply to any payments falling to be made under this Deed.

19   Alterations
     -----------

19.1 No purported alteration of this Deed shall be effective unless it is in writing, refers specifically to this Deed and is duly executed by each party hereto.

20   Counterparts
     ------------

20.1 This Deed may be entered into in the form of two or more counterparts each executed by one or more of the parties but, taken together, executed by all and, provided that all the parties so enter into the Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

21   Successors and Assigns
     ----------------------

21.1 This Deed shall be binding on and shall ensure for the benefit of the successors in title and personal representatives of each party.

21.2 None of the parties hereto shall be entitled to assign the benefit of any rights under this Deed.

21.3 The benefit of this Deed shall be freely assignable by the Purchaser and, in the event of any such assignment, all references in this Deed to the
     Purchaser shall be deemed to include its assigns.

21.4 If an assignee makes a claim against the Sellers under any provision of this Deed, then clauses 7 or 6.2 of this Deed shall not apply to such claim or to any sums payable by the Sellers pursuant to such claim.

22   Applicable Law and Submission to Jurisdiction
     ---------------------------------------------

22.1 This Deed shall be governed by and construed in accordance with English
     Law.

                                       13

22.2 The parties hereby submit to the non-exclusive jurisdiction of the High
     Court of Justice in England for the purpose of hearing and determining any suit, action or proceedings which may arise out of or in connection with this Deed.

23   Address for Service
     -------------------

23.1 Each Seller ("the appointor") hereby irrevocably authorises and appoints the Sellers' Solicitors (or such other person or persons, being a firm of solicitors resident in England, as the appointor may hereafter as regards himself by notice in writing to all the other parties hereto from time to time substitute) to accept on his behalf service of all legal process arising out of or connected with this Deed.

23.2 Service of such process on the person for the time being authorised under clause 23.1 to accept it on behalf of the appointor shall be deemed to be service of that process on the appointor.

IN WITNESS whereof this Deed has been duly executed the day and year first before written

                                       14

                                   Schedule 1
                                   ----------

                                   The Sellers
                                   -----------

================================================================================
Name                              Address
--------------------------------------------------------------------------------
Howard Nigel Goff                 8 St Michael's Close, Brinkworth, Marlbrough,
                                  Wilts, SN15 5QG
--------------------------------------------------------------------------------
Geoffrey Peter Harvey             Paddock Gate, Tin Pitt, Marlbrough, Wilts, SN8
                                  1BD
--------------------------------------------------------------------------------
Heather Louise Williams           The Garden Appartment, 6 Henrietta Street,
                                  Bath, BA2 6LL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                       15

                                   Schedule 2
                                   ----------

                                    The Group
                                    ---------

================================================================================
Name                    Registered Number     Registered Office
--------------------------------------------------------------------------------
Lunar Solutions Ltd     3906322               Beversbrook Centre, Redman Road,
                                              Calne, Wiltshire, SN11 9PR
--------------------------------------------------------------------------------
Kamtronics Ltd          1583316               Pacific House, Beversbrook Centre,
                                              Redman Road, Calne, Wiltshire,
                                              SN11 9PR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                       16

                                   Schedule 3
                                   ----------

                            Notional Tax Liabilities
                            ------------------------

================================================================================
               (1)                                      (2)
--------------------------------------------------------------------------------
1 The loss of any Accounts Relief.        1.1  If the Accounts Relief lost
                                               was a right to repayment of
                                               Tax, the amount of the repayment
                                               which would have been obtained
                                               but for the loss;

                                          1.2  If the Accounts Relief lost was
                                               a deduction from or set off
                                               against Tax, the amount of the
                                               Accounts Relief lost;

                                          1.3  If the Accounts Relief lost was
                                               a deduction from or set off
                                               against income profits or gains,
                                               the amount of Tax which would
                                               (on the basis of rates of Tax
                                               current at the date of the loss
                                               and assuming income profits or
                                               gains chargeable to Tax of an
                                               amount equal to the Accounts
                                               Relief) have been saved but for
                                               the loss.
--------------------------------------------------------------------------------
2 The setting off of any Accounts         2.1  If the Accounts Relief was a
  Relief against an Actual Tax                 right to repayment of Tax,
  Liability of a Group member in               the amount of the repayment
  respect of which, but for such               which would have been
  setting off, the Purchaser would             obtained but for the setting
  have been able to make a claim               off;
  against the Sellers under this
  Deed.
                                          2.2  In any other case, the amount of
                                               the Accounts Relief set off.
--------------------------------------------------------------------------------

3 The setting off of any Accounts         3    The amount of Tax which has been
  Relief against income, profits               saved in consequence of the
  or gains in circumstances where,             setting off of the Accounts
  but for such setting off, a                  Relief.
  Group member would have had a
  Actual Tax Liability in respect
  of which the Purchaser would
  have been able to make a claim
  against the Sellers under this
  Deed.
================================================================================

                                       17

================================================================================
4 The setting off of a New Relief         4.1  If the New Relief was a right
  against an Actual Tax Liability              to repayment of Tax, the amount
  of a Group member in respect of              of the repayment which would
  which, but for such setting off,             have been obtained but for the
  the Purchaser would have been                setting off;
  able to make a claim against the
  Sellers under this Deed.                4.2  In any other case, the amount
                                               of the New Relief set off.
--------------------------------------------------------------------------------
5 The setting off of a New Relief         5    The amount of Tax which has been
  against income, profits or gains             saved in consequence of the
  of a Group member in circumstances           setting off of the New Relief.
  where, but for such setting off, a
  Group member would have had an
  Actual Tax Liability in respect of
  which the Purchaser would have been
  able to make a claim against the
  Sellers under this Deed.
================================================================================

                                       18

                                   Schedule 4
                                   ----------

                                 Interpretation
                                 --------------

1    In this Deed and in the schedules (which are part of this Deed) unless the context otherwise requires:

     (a)  "Accounts" means the statutory accounts of each of the Company and the
          Subsidary as at the Accounts Date for the financial period ended on the Accounts Date;

     (b)  "Accounts Date" means 31 March 2002;

     (c)  "Accounts Relief" means any Relief where the availability of the
          Relief has been:

          (i)  shown or treated as an asset in the Accounts; or

          (ii) taken into account in computing (and so reducing) any provision for deferred tax in the Accounts or has resulted in no provision for deferred tax being made in the Accounts;

     (d)  "Actual Tax Liability" means a liability to make an actual payment of, or of an amount in respect of, Tax whether or not such liability is also or alternatively a liability of or chargeable against or attributable to any other person [and whether or not a Group member shall or may have a right of recovery or reimbursement against any other person];

     (e)  "the Agreement" means the Agreement dated [     ] 2002 and made
          between the Sellers (1) and the Purchaser (2);

     (f)  "Business Day" means a day (other than Saturday) when banks are open for the transaction of normal banking business in London;

     (g)  "Event" means any event act transaction action or omission (whether or not a Group member is a party thereto) and includes (without limitation) the sale of the Sale Shares pursuant to the Agreement, any change in the residence of any person for the purposes of Tax, the death of any person, the receipt or accrual of any income profits or gains, any distribution, any transfer payment loan or advance, and any event which is deemed to have occurred or is treated or regarded as having occurred for the purposes of Tax Legislation;

     (h)  "Group" means the companies whose names registered numbers and registered offices are set out in schedule 2;

     (i)  "ICTA 1988" means the Income and Corporation Taxes Act 1988;

     (j)  "income profits or gains" means income profits or gains (including capital gains) of any description or from any source and income profits or gains which are deemed to be earned accrued or received for the purposes of any Tax;

                                       19

     (k)  "loss" means in relation to an Accounts Relief, the reduction modification claw-back counter-action disallowance or cancellation of or failure to obtain such Accounts Relief and "lost" shall be construed accordingly;

          and "lost" shall be construed accordingly;

     (l)  "New Relief" means any Relief which arises:

          (i)   as a result of any Event occurring after the Accounts Date; or

          (ii)  in respect of any period commencing on or after the Accounts
                Date;

     (m)  "Next Accounts" means the audited statutory accounts of each member of the Group in respect of the period beginning on 1 April 2002;

     (n)  "Notional Tax Liability" means, in relation to a Group member, an amount calculated as provided in column (2) of schedule 3 in the circumstances specified opposite in column (1) of schedule 3;

     (o)  "Relevant Person" means each of the Sellers and any person (except the
          Purchaser or any member of the Group):

          (i)   who before Completion was a member of the same group of
                companies as a Group member for any Tax purpose ("Group
                Person"); or

          (ii)  with whom, before Completion, a Group member or, at any time, any of the Sellers or a Group Person is connected (within the meaning of section 839 ICTA 1988); or

          (iii) any person who stands or has stood in a direct or indirect relationship with a Group member at any time before Completion such that failure by such person at any time to pay Tax could result in an assessment on that Group member under section 767A or section 767AA ICTA 1988;

     (p)  "Relief" means any loss, relief, allowance, exemption, set-off, deduction, credit, right to repayment, or other relief available in relation to Tax or to the computation of income profits or gains for the purposes of Tax pursuant to Tax Legislation or otherwise;

     (q)  "schedule" means a schedule to this Deed;

     (r)  "set off" means, in relation to an Accounts Relief, the set off of the
          Relief taken into account in the Next Accounts which is equivalent to such Relief;

     (s)  "Tax" means:

          (i)   all forms of tax duties imposts and levies in the nature of tax whenever created or imposed and whether of the United Kingdom or elsewhere including (without limitation) corporation tax,
                advance corporation tax, income tax, any tax or amount
                equivalent to tax required to be deducted or withheld from or accounted for in respect of any payment, capital gains tax, any payment under section 601(2) ICTA 1988,

                                       20

               inheritance tax, value added tax, landfill tax, stamp duty, stamp duty reserve tax, customs & excise duties, national insurance, social security or similar contributions and any other taxes levies duties charges or imposts similar to corresponding with or replaced by any of the foregoing; and

          (ii) all penalties fines charges surcharges and interest in relation to any tax within paragraph (i) or to any return or information required to be provided for the purposes of any such tax;

     (t)  "Tax Authority" means the Inland Revenue, HM Customs & Excise or other governmental statutory state provincial or local government authority, body or official (whether within or outside the United Kingdom)
          involved in the assessment, collection or administration of Tax;

     (u)  "Tax Claim" means any notice demand assessment letter or other document issued or action taken by or on behalf of any Tax Authority
          (whether before, on or after the date of this Deed) from which it appears that a Tax Liability is to be or may come to be imposed on any
          Group member or that a Group member is liable or is sought to be made liable to make any payment or increased or further payment to such Tax
          Authority or is denied or is sought to be denied any Relief (in whole or in part);

     (v)  "Tax Legislation" means any statute, enactment, law or regulation providing for the imposition of Tax;

     (w)  "Tax Liability" means, in relation to any Group member, an Actual Tax
          Liability or a Notional Tax Liability.

2    Reference to an Event occurring on or before Completion shall be deemed to include:

     (a)  any combination of two or more Events all of which shall have occurred on or before Completion; and

     (b)  any combination of two or more Events only the first or some of which shall have occurred on or before Completion provided that, for the purposes of this paragraph 2(b), there shall be disregarded any Event which shall have occurred before Completion in the ordinary course of business of a Group member; and

     (c)  any Event which is treated or deemed to occur on or before Completion for the purposes of any Tax.

3    In determining for the purposes of this Deed whether a charge on or power to sell mortgage or charge any of the shares or assets of any Group member exists at any time the fact that any Tax is not yet payable or may be paid by instalments shall be disregarded and such Tax shall be treated as becoming due and the charge or power to sell mortgage or charge as arising on the date of the transfer of value or other Event on or in respect of which it becomes payable or arises.

4    For the purposes of this Deed, where a document (other than a document which has ceased to have legal effect) to which a member of the Group is a party and in the

                                       21

     enforcement of which the member of the Group is interested is not (or is not properly) stamped, the stamp duty (together with any accrued interest and/or penalties) required to be paid in order that such document be fully and properly stamped shall, notwithstanding that a Group member may be under no legal obligation to stamp that document, be treated as a liability of that Group member arising on the date when the document was executed and
     "Actual Tax Liability" shall be construed accordingly.

5    A reference to any enactment shall be constructed as including a reference to:

     (a)  any enactment which that enactment has directly or indirectly replaced
          (whether with or without modification); and

     (b)  that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date hereof

     and in this paragraph 5 "enactment" means any statute or statutory provision (whether of the United Kingdom or elsewhere), subordinate legislation, as defined by section 21(1) Interpretation Act 1978, and any other subordinate legislation made under any such statute or statutory provision.

6    References to the singular (including references to defined terms) shall include references to the plural and vice versa, words denoting the masculine gender shall include the feminine and neuter gender and vice versa and references to persons shall include corporations and vice versa.

7    Words defined in or for the purposes of the Agreement shall bear the same meanings in this Deed.

8    Words and expressions defined in or for the purposes of any Tax Legislation shall bear the same meanings in this Deed.

9    Any English term for any action remedy method of judicial proceeding legal document legal status court official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

10   The expressions "the Sellers" and "the Purchaser" shall include the respective personal representatives and successors in title and assigns from time to time of those parties.

11   The headings (and summaries in parentheses of the scope of any statutory provision) are inserted for convenience only and shall not affect the construction of this Deed or the schedules.

                                       22

SIGNED AS A DEED by
the said                    )    /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
HOWARD NIGEL GOFF           )    ------------------------------------------
in the presence of:         )    /s/ FIONA PASCALE EYRE
                                 ------------------------------------------

SIGNED AS A DEED by         )    /s/ GEOFFREY PETER HARVEY
the said                    )    ------------------------------------------
GEOFFREY PETER HARVEY       )
in the presence of:         )    /s/ FIONA PASCALE EYRE
                                 ------------------------------------------

SIGNED AS A DEED by
the said                    )    /s/ HEATHER LOUISE WILLIAMS
HEATHER LOUISE WILLIAMS     )    ------------------------------------------
in the presence of:         )    /S/ FIONA PASCALE EYRE
                                 ------------------------------------------

EXECUTED AS A DEED by       )
DDi EUROPE                  )
LIMITED acting by:          )
                            )
            Director        )    /s/ DAVID BLAIR
                            )    ------------------------------------------
            Secretary       )    /s/ PAUL FOWLER
                                 ------------------------------------------

                                       23

                                                                   Exhibit 10.41

                  DATED                                   2002
            --------------------------------------------------------

                             JAMIE FULLER AND OTHERS            (1)

                                       and

                               DDI EUROPE LIMITED               (2)

            ---------------------------------------------------------

                        MINORITY SHARE PURCHASE AGREEMENT

              relating to 4,250 shares in the issued share capital

                                       of

                             Lunar Solutions Limited

            ---------------------------------------------------------

BETWEEN:

1.   THE PERSONS whose addresses and shareholdings are stated in Schedule 1
     (together the "Sellers" and each a "Seller"); and

2.   DDi EUROPE LIMITED whose registered office is at Alexandra Way, Ashchurch
     Business Centre, Tewkesbury, Gloucestershire, GL20 8NB (registered in
     England and Wales No. 3731403) (the "Purchaser").

WHEREAS:

(A)  Lunar Solutions Limited has a total issued share capital of 60,000 ordinary shares each with a nominal value of (pound)1.

(B)  The Purchaser proposes to enter into an agreement on the date hereof with H
     N Goff, G P Harvey and H L Williams for the purchase all of the 60,000 shares in the issued share capital of the Company ("Main Agreement").

(C)  A further 4,250 shares will be issued pursuant to outstanding options over shares in Lunar Solutions Limited, when its issued share capital is sold.

(D)  The Sellers (as defined in this Agreement) have agreed to sell and the
     Purchaser has agreed to purchase and pay for the shares to be issued pursuant to share options as described in Recital (C) on the terms and subject to the conditions of this Agreement.

WHEREBY IT IS AGREED as follows:

1    Interpretation
     --------------

1.1  Certain words and expressions used in this Agreement are defined in
     Schedule 2. Unless they are specifically defined in this Agreement, or the context otherwise requires, expressions defined in the Main Agreement have the same meaning in this Agreement.

1.2  The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

1.3  All agreements, obligations and liabilities in this Agreement on the part of the Sellers are several and shall be construed accordingly and reference to the Sellers shall include each of them severally.

2    Sale and Purchase
     -----------------

2.1  On the terms and subject to the conditions set out in this Agreement, the
     Sellers shall sell the Shares and the Purchaser shall purchase the Shares as at and with effect from Completion together with all rights attached or accruing to them at Completion.

2.2  The Shares shall be sold with full title guarantee and free from all
     Security Interests.

                                       1

2.3  The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after the Completion Date.

2.4  The Sellers hereby waive all rights of pre-emption over any shares in the
     Company conferred upon them by the articles of association of the Company or in any other way.

2.5  Each of the Sellers covenants with the Purchaser that it has the right to dispose of the Shares on the terms set out in this Agreement.

3    Consideration
     -------------

3.1  The consideration for the sale of the Shares shall be:

     (a)  the payment on Completion by the Purchaser in cash of the Completion
          Payment;

     (b)  the payment, by the Purchaser, of an amount equal to 7.066% of the
          Retention Sum as shall be payable pursuant to clause 3.1(b) of the
          Main Agreement (if any); and

     (c)  The payment, by the Purchaser, of amount equal to 7.066% of the
          Deferred Consideration as shall be payable pursuant to clause 3.1(c)
          of the Main Agreement (if any).

3.2  The Completion Payment shall be made pursuant to clause 4.2(a) and any payments due under clauses 3.1(b) or 3.1(c) shall be made at the same time as the relevant payments of the Retention Sum or Deferred Consideration (as appropriate) are made pursuant to the Main Agreement.

4    Completion
     ----------

4.1  Completion of the sale and purchase of the Shares shall take place on the
     Completion Date at the offices of the Purchaser's Solicitors.

4.2  At Completion:

     (a)  the Sellers shall deliver to the Purchaser or the Purchasers
          Solicitors duly executed transfers in respect of all the Shares
          (including any Shares held by any nominee) in favour of the Purchaser and share certificates (if such have been issued) for such shares in the names of the relevant transferors and certified copies of any power of attorney under which any transfer is executed on behalf of any of the transferors; and

                                       2

     (b)  the Purchaser shall, subject to the Sellers complying with clause
          4.2(a), pay to the Nominated Solicitors the Completion Payment by
          telegraphic transfer to the Nominated Solicitors' Account.

4.3  The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

4.4  Receipt by the Nominated Solicitors of any payments required by clause 3.1, shall constitute a good discharge to the Purchaser in respect of such payments, and the Purchaser shall have no obligation as to the distribution to or allocation between the Sellers of such payments.

5    Assignment
     ----------

5.1  The benefits of this Agreement shall not be assignable.

5.2  The Contracts (Rights of Third Parties) Act 1999 shall not apply to this
     Agreement and no person (including any employee, officer, agent, representative or sub-contractor of a party) other than a party to this
     Agreement shall have the right (whether under that act or otherwise) to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Sellers and the Buyer, which agreement must refer to this clause 5.

6    Further Assurance
     -----------------

6.1  Without prejudice to any restriction or limitation on the extent of the
     Sellers' obligations under this Agreement each of the Sellers shall from time to time do or, so far as he/she is able, procure the doing of all such acts and/or execute or, so far as he/she is able, procure the execution of all such documents in a form reasonably satisfactory to the Purchaser as the Purchaser may reasonably consider necessary to transfer the Shares owned by that Seller to the Purchaser or otherwise to give the Purchaser the full benefit of this Agreement.

6.2  Each Seller declares that for so long as he or she remains the registered holder of any of the Shares after Completion he or she shall:

     (a)  hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Purchaser and any successors in title to the
          Purchaser; and

     (b)  deal with and dispose of the Shares and all such dividends, distributions and related rights as the Purchaser or any such successor may direct.

6.3  Each Seller appoints the Purchaser as his or her lawful attorney for the purpose of signing any written resolution (or receiving notices of attending and voting at all meetings) of the members of the Company from
     Completion to the day on which the Purchaser or its nominee is entered in the register of members of the Company as the holder of the Shares and for that purpose each Seller authorises:

                                       3

     (a)  the Company to send any written resolutions, notices or other communications in respect of his or her holding of Shares to the
          Purchaser; and

     (b)  the Purchaser to complete in such manner as it thinks fit and to return written resolutions, proxy cards, consents to short notice and any other document required to be signed by him or her in his or her capacity as a member.

7    Entire Agreement
     ----------------

7.1  For the purposes of this clause, "Pre-contractual Statement" means a draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement and any other document to be entered into pursuant to this Agreement Agreement or any of them made or given by a party to this Agreement or any other person at any time prior to the date of this Agreement.

7.2  The Agreement constitutes the whole and only agreement between the parties relating to the sale and purchase of the Shares.

7.3  This Agreement supersedes and extinguish any Pre-contractual Statement.

7.4  Each party acknowledges that in entering into this Agreement it or he/she is not relying upon any Pre-contractual Statement.

7.5  Neither of the parties shall have any rights of action (except in the case of fraud) against the other arising out of or in connection with any
     Pre-contractual Statement.

7.6  This Agreement may only be varied by a document signed by each of the parties and expressed to be a variation to this Agreement.

8    Announcements
     -------------

8.1  The Sellers shall not make any announcement concerning the sale or purchase of the Shares or any ancillary matter without the prior written approval of the Purchaser.

8.2  The restrictions contained in this clause shall continue to apply after the termination of this Agreement without limit in time.

9    Costs and Expenses
     ------------------

9.1  Each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it.

10   Counterparts
     ------------

10.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

                                       4

10.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

11   Invalidity
     ----------

11.1 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

     (a)  the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

     (b)  the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

12   Governing Law
     -------------

12.1 This Agreement shall be governed by and construed in accordance with
     English law and be subject to the non-exclusive jurisdiction of the English
     Courts, to which the parties to this Agreement irrevocably submit.

IN WITNESS whereof the parties have executed this Agreement as a deed the day and year first before written.

                                       5

                                   Schedule 1
                                   ----------

                                   The Sellers
                                   -----------

----------------------------------------------------------------------------------------------------
(1)                    (2)                                         (3)           (4)
Name                   Address                                     Number of     Proportion of the
                                                                   Shares held   Consideration
----------------------------------------------------------------------------------------------------
Jamie Fuller           14 Newbury Drive, Cepen Park, Bath Road,
                       Chippenham, Wilts, SN14 0SS                 750           17.64
----------------------------------------------------------------------------------------------------
Justin Olejnik         5 Carpenters Close, Sherston, Nr
                       Malmesbury, Wilts, SN16 0LG                 750           17.64
----------------------------------------------------------------------------------------------------
Christopher Nuttall    20 Grosvenor Place, Bath, Avon, BA1 6AX     750           17.64
----------------------------------------------------------------------------------------------------
Stephen Strevens       20 Clover Dean, Queens Crescent,
                       Chippenham, Wilts, SN14 0PH                 750           17.64
----------------------------------------------------------------------------------------------------
Kim Pellow             22 Woodroffe Square, Calne, Wilts, SN11
                       8PW                                         100            2.35
----------------------------------------------------------------------------------------------------
Sonia Brunsdon         303 Quermerford, Calne, Wilts, SN11 8PW     100            2.35
----------------------------------------------------------------------------------------------------
Celine Nuttall         20 Grosvenor Place, Bath, Avon, BA1 6AX     100            2.35
----------------------------------------------------------------------------------------------------
Janet Clark            28 Falcon Road, Calne, Wilts, SN11 8PL      100            2.35
----------------------------------------------------------------------------------------------------
Kerry Webster          47 The Street, Cherhill, Nr. Calne,
                       Wilts, SN11 8XR                             100            2.35
----------------------------------------------------------------------------------------------------
Mik Young              301 Quermerford, Calne, Wilts, SN11 8LD     100            2.35
----------------------------------------------------------------------------------------------------
John Clark             28 Falcon Road, Calne, Wilts, SN11 8PL      100            2.35
----------------------------------------------------------------------------------------------------
Derek Reeves           84 Wessington Park, Calne, Wilts, SN11      100            2.35
                       OAY
----------------------------------------------------------------------------------------------------
Martyn Bidmead         93 Cheltenham Drive, Cepen Park South,
                       Chippenham, Wilts, SN14 0SF                  50            1.18
----------------------------------------------------------------------------------------------------

                                       6

----------------------------------------------------------------------------------------------------
(1)                    (2)                                         (3)           (4)
Name                   Address                                     Number of     Proportion of the
                                                                   Shares held   Consideration
----------------------------------------------------------------------------------------------------
Wendy Hayne            84 Whittle Avenue, Compton Bassett,
                       Calne, Wilts, SN14 8QN                       50            1.18
----------------------------------------------------------------------------------------------------
Roy Cary               69 Sheldon Road, Chippenham, Wilts, SN14
                       0BY                                          50            1.18
----------------------------------------------------------------------------------------------------
Stephen Higgins        2 Wessex Close, Melksham, Wilts, SN12 7LY    50            1.18
----------------------------------------------------------------------------------------------------
Carol Stone            5 Primrose Close, Calne, Wiltshire, SN11
                       9QF                                          50            1.18
----------------------------------------------------------------------------------------------------
Susan Witchell         6 Dunnett Close, Calne, Wilts, SN11 9AS      50            1.18
----------------------------------------------------------------------------------------------------
Amanda Hamilton        93 Cheltenham Drive, Cepen Park South,
                       Chippenham, Wilts, SN14 0SF                  50            1.18
----------------------------------------------------------------------------------------------------
Marc McCaskie          89 Chippenham Road, Lyneham, Nr.
                       Chippenham, Wilts, SN15 4PA                  50            1.18
----------------------------------------------------------------------------------------------------
Emma Wilson            20 Cornbrash Rise, Hilpenton,
                       Trowbridge, BA14 1TR                         50            1.18
----------------------------------------------------------------------------------------------------

                                       7

                                   Schedule 2
                                   ----------

                                (Interpretation)
                                ----------------

DEFINITIONS

In this Agreement and the Schedules to it:

"Company"                         means Lunar Solutions Limited registered at
                                  The Companies Registry with company number
                                  3906322;

"Completion"                      means completion of the sale and purchase of
                                  the Shares under this Agreement;

"Completion Date"                 means the date of this Agreement;

"Completion Payment"              means (pound)99,000 payable to the Sellers in
                                  the proportions set out in Schedule 1;

"Nominated Solicitors"            means Hammond Suddards Edge of Rutland House,
                                  148 Edmund Street, Birmingham, B3 2JR;

"Nominated Solicitors' Account"   means Hammond Suddards Edge Client Account at
                                  Barclays Bank plc sort code 20-07-71 account
                                  number 00343676;

"Purchaser"                       means the second named party to this
                                  Agreement;

"Purchaser's Solicitors"          means Wragge & Co of 55 Colmore Row,
                                  Birmingham, B3 2AS;

"Security Interest"               means a mortgage, lien, pledge, charge,
                                  option, right to acquire, hypothecation or
                                  other security interest (or an agreement or
                                  commitment to create any of them);

"Sellers"                         means the first named parties to this
                                  Agreement whose details are set out in
                                  Schedule 1 (each a "Seller");

"Shares"                          means the 4,250 ordinary shares of (pound)1
                                  each in the capital of the Company held by
                                  each respective Seller in the proportions as
                                  set out in Schedule 1;

                                       8

EXECUTED AS A DEED      )
by JAMIE FULLER         )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
                        )             ---------------------------------------
acting by his duly      )
authorised              )
attorney                )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by JUSTIN OLEJNIK       )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by CHRISTOPHER NUTTALL  )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                             --------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

                                     9

EXECUTED AS A DEED      )    Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
by STEPHEN STREVENS     )              ---------------------------------------
acting by his duly      )
authorised attorney     )    Witness signature /s/ FIONA PASCALE EYRE
In the presence of      )                      -------------------------------
                        )    Witness name FIONA PASCALE EYRE
                                          ------------------------------------
                             Witness occupation SOLICITOR
                                                ------------------------------
                             Witness address 15 Mildred Grove
                                            ----------------------------------
                                             Hollybank
                             -------------------------------------------------
                                             York
                             -------------------------------------------------
                                             4024 4DY
                             -------------------------------------------------

EXECUTED AS A DEED      )
by KIM PELLOW           )    Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by her duly      )              ---------------------------------------
authorised attorney     )
In the presence of      )    Witness signature /s/ FIONA PASCALE EYRE
                        )                      -------------------------------
                        )    Witness name FIONA PASCALE EYRE
                        )                 ------------------------------------
                             Witness occupation SOLICITOR
                                                ------------------------------
                             Witness address 15 Mildred Grove
                                            ----------------------------------
                                             Hollybank
                             -------------------------------------------------
                                             York
                             -------------------------------------------------
                                             4024 4DY
                             -------------------------------------------------

EXECUTED AS A DEED      )
by SONIA BRUNSDON       )    Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by her duly      )              ---------------------------------------
authorised attorney     )
In the presence of      )    Witness signature /s/ FIONA PASCALE EYRE
                        )                      -------------------------------
                        )    Witness name FIONA PASCALE EYRE
                        )                 ------------------------------------
                             Witness occupation SOLICITOR
                                                ------------------------------
                             Witness address 15 Mildred Grove
                                            ----------------------------------
                                             Hollybank
                             -------------------------------------------------
                                             York
                             -------------------------------------------------
                                             4024 4DY
                             -------------------------------------------------

                                       10

EXECUTED AS A DEED      )
by CELINE NUTTALL       )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by her duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation SOLICITOR
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by JANET CLARK          )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by her duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation SOLICITOR
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by KERRY WEBSTER        )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by her duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation SOLICITOR
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

                                       11

EXECUTED AS A DEED      )
by MIK YOUNG            )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
                        )             ---------------------------------------
acting by his duly      )
authorised              )
attorney                )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by JOHN CLARK           )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by DEREK REEVES         )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                             --------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

                                       12

EXECUTED AS A DEED      )
by MARTYN BIDMEAD       )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
                        )             ---------------------------------------
acting by his duly      )
authorised              )
attorney                )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by WENDY HAYNE          )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by ROY CARY             )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                             --------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

                                       13

EXECUTED AS A DEED      )
by STEPHEN HIGGINS      )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
                        )             ---------------------------------------
acting by his duly      )
authorised              )
attorney                )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by CAROL STONE          )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by SUSAN WITCHELL       )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                             --------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

                                       14

EXECUTED AS A DEED      )
by AMANDA HAMILTON      )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
                        )             ---------------------------------------
acting by his duly      )
authorised              )
attorney                )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by MARC McCASKIE        )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                               ------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

EXECUTED AS A DEED      )
by EMMA WILSON          )   Signatory /s/ GEOFFREY PETER HARVEY (AS ATTORNEY)
acting by his duly      )             ---------------------------------------
authorised attorney     )
In the presence of      )   Witness signature /s/ FIONA PASCALE EYRE
                        )                     -------------------------------
                        )   Witness name FIONA PASCALE EYRE
                        )                ------------------------------------
                            Witness occupation Solicitor
                                             --------------------------------
                            Witness address 15 Mildred Grove
                                            ---------------------------------
                                            Hollybank
                            -------------------------------------------------
                                            York
                            -------------------------------------------------
                                            4024 4DY
                            -------------------------------------------------

                                       15

EXECUTED AS A DEED          )     Director /s/ DAVID BLAIR
by DDi EUROPE LIMITED       )              ----------------------------------
acting by:                  )
                            )     Secretary /s/ PAUL FOWLER
                            )               ---------------------------------
                            )

                                       16

                                                                    Exhibit 12.1

                    Computation of Earnings to Fixed Charges
                    ----------------------------------------
                        (in millions, except ratio data)

                                                         Year Ended                            Year Ended
                                                     December 31, 1999                     December 31, 2000
                                               -----------------------------          ----------------------------
                                               DDi Capital         DDi Corp.          DDi Capital        DDi Corp.
                                               -----------         ---------          -----------        ---------
Earnings:
Income before provision for income taxes             (19.3)            (24.8)                48.8             51.6
Plus: fixed charges                                   42.4              47.7                 37.5             43.1
                                                     -----             -----                -----            -----
                                                      23.1              22.9                 86.3             94.7
                                                     -----             -----                -----            -----
Fixed Charges:
Interest Expense (income), net                        41.4              46.7                 36.3             41.2
One-third of rent expense (a)                          1.0               1.0                  1.2              1.9
                                                     -----             -----                -----            -----
                                                      42.4              47.7                 37.5             43.1
                                                     -----             -----                -----            -----
Earnings to fixed charges ratio                        0.5               0.5                  2.3              2.2
                                                     =====             =====                =====            =====
Earnings deficiency, if applicable                   (19.3)            (24.8)                 n/a              n/a
                                                     =====             =====                =====            =====

                                                         Year Ended                            Year Ended
                                                     December 31, 2001                     December 31, 2002
                                               -----------------------------          ----------------------------
                                               DDi Capital         DDi Corp.          DDi Capital        DDi Corp.
                                               -----------         ---------          -----------        ---------
Earnings:
Income before provision for income taxes             (86.3)            (85.1)              (183.0)          (273.8)
Plus: fixed charges                                   16.9              24.6                 10.9             25.4
                                                     -----             -----               ------           ------
                                                     (69.4)            (60.5)              (172.1)          (248.4)
                                                     -----             -----               ------           ------
Fixed Charges:
Interest Expense (income), net                        14.8              22.1                  8.6             22.1
One-third of rent expense (a)                          2.1               2.5                  2.3              3.2
                                                     -----             -----               ------           ------
                                                      16.9              24.6                 10.9             25.3
                                                     -----             -----               ------           ------
Earnings to fixed charges ratio                       (4.1)             (2.5)              (15.75)           (9.79)
                                                     =====             =====               ======           ======
Earnings deficiency, if applicable                   (86.3)            (85.1)              (183.0)          (273.8)
                                                     =====             =====               ======           ======

(a) Based on the amount reported as rent expense under operating leases in the
    Company's historical financial statements.

                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The table below lists DDi Corp's consolidated subsidiaries. The ownership of these entities is as follows:

                                           Jurisdiction of
Name                                       Organization         Ownership
----                                       ---------------      ---------
DDi Europe Limited                         United Kingdom       100% directly owned by DDi Corp.

DDi Sales  Limited                         United Kingdom       100% directly owned by DDi Europe Limited

DDi Intermediate Holdings Corp.            California           100% directly owned by DDi Corp.

DDi Capital Corp.                          California           100% directly owned by DDi Intermediate Holdings Corp.

Dynamic Details, Incorporated              California           100% directly owned by DDi Capital Corp.

DDi Sales Corp.                            Delaware             100% directly owned by Dynamic Details, Incorporated

Dynamic Details Design, L.L.C.             Delaware             100% directly owned by DDi Sales Corp.

DCI/Design Plus, LLC                       Delaware             100% directly owned by DDi Sales Corp.

DDJ, Inc. (Kabushiki Kaisha DDJ)           Japan                100% directly owned by DDi Sales Corp.

Dynamic Details Engineering Services, LLC  Delaware             100% directly owned by DDi Sales Corp.

Dynamic Details Incorporated, Virginia     Delaware             100% directly owned by Dynamic Details, Incorporated

DDi Canada Acquisition Corp.               Ontario, Canada      100% directly owned by Dynamic Details, Incorporated

Dynamic Details Canada, Inc.               Ontario, Canada      100% directly owned by DDi Canada Acquisition Corp.

Laminate Technology Corp.                  Delaware             100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Silicon      Delaware             100% directly owned by Dynamic Details, Incorporated
Valley

Details Global Sales, Inc.                 Virgin Islands       100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Colorado     Colorado             100% directly owned by Dynamic Details, Incorporated
Springs

DDi L.L.C.                                 Delaware             100% directly owned by Dynamic Details, Incorporated

DDi-Texas Intermediate Holdings, L.L.C.    Delaware             100% directly owned by Dynamic Details Texas Holding
                                                                Corp.

DDi-Texas Intermediate Partners, L.L.C.    Delaware             100% directly owned by Dynamic Details Texas Holding
                                                                Corp.

                                           Jurisdiction of
Name                                       Organization         Ownership
----                                       ---------------      ---------
Dynamic Details Texas, L.P.                Delaware             100% indirectly owned by Dynamic Details Texas Holding
                                                                Corp.

Dynamic Details Incorporated, Texas        Delaware             100% directly owned by Dynamic Details Incorporated,
                                                                Silicon Valley

DDi-Texas Intermediate Holdings II,        Delaware             100% directly owned by Dynamic Details Incorporated,
L.L.C.                                                          Texas

DDi-Texas Intermediate Partners II,        Delaware             100% directly owned by Dynamic Details Incorporated,
L.L.C.                                                          Texas

Dynamic Details, L.P.                      Delaware             100% indirectly owned by Dynamic Details Incorporated,
                                                                Texas

DDi Group Limited                          United Kingdom       100% directly owned by DDi Europe Limited

BWMP (Holdings) Limited                    United Kingdom       100% indirectly owned by DDi Europe Limited

Zlin Electronics Limited                   United Kingdom       100% directly owned by DDi Group Limited

Classical Circuits Limited                 United Kingdom       100% directly owned by DDi Group Limited

Zlin International Limited                 United Kingdom       100% directly owned by DDi Group Limited

Symonds Precision Limited                  United Kingdom       100% directly owned by DDi Group Limited

Calne Electronics Limited                  United Kingdom       100% directly owned by DDi Group Limited

Integrated Designs & Systems Limited       United Kingdom       100% directly owned by Calne Electronics Limited

Preton Electronics Limited                 United Kingdom       100% directly owned by Calne Electronics Limited

Thomas Walter Limited                      United Kingdom       100% directly owned by BWMP (Holdings), Limited

Redlab Limited                             United Kingdom       100% directly owned by DDi Europe Limited

Krizanthem Limited                         United Kingdom       100% directly owned by DDi Europe Limited

Symonds Electronics Limited                United Kingdom       100% directly owned by DDi Europe Limited

Osborne Group Holdings Limited             United Kingdom       100% indirectly owned by DDi Europe Limited

HBH Group Limited                          United Kingdom       100% directly owned by DDi Europe Limited

Osborne Electronics Limited                United Kingdom       100% directly owned by Osborne Group Holdings Limited

Osborne SMT Limited                        United Kingdom       100% directly owned by Osborne Group Holdings Limited

Kamtronics Limited                         United Kingdom       100% indirectly owned by DDi Europe Limited

                                                                    EXHIBIT 21.2

                         SUBSIDIARIES OF THE REGISTRANT

The table below lists DDi Capital Corp.'s consolidated subsidiaries. The ownership of these entities is as follows:

                                             Jurisdiction of
Name                                         Organization       Ownership
----                                         ---------------    ---------
Dynamic Details, Incorporated                California         100% directly owned by DDi Capital Corp.

DDi Sales Corp.                              Delaware           100% directly owned by Dynamic Details, Incorporated

Dynamic Details Design, L.L.C.               Delaware           100% directly owned by DDi Sales Corp.

DCI/Design Plus, LLC                         Delaware           100% directly owned by DDi Sales Corp.

DDJ, Inc. (Kabushiki Kaisha DDJ)             Japan              100% directly owned by DDi Sales Corp.

Dynamic Details Engineering Services, LLC    Delaware           100% directly owned by DDi Sales Corp.

Dynamic Details Incorporated, Virginia       Delaware           100% directly owned by Dynamic Details, Incorporated

DDi Canada Acquisition Corp.                 Ontario, Canada    100% directly owned by Dynamic Details, Incorporated

Dynamic Details Canada, Inc.                 Ontario, Canada    100% directly owned by DDi Canada Acquisition Corp.

Laminate Technology Corp.                    Delaware           100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Silicon        Delaware           100% directly owned by Dynamic Details, Incorporated
Valley

Details Global Sales, Inc.                   Virgin Islands     100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Colorado       Colorado           100% directly owned by Dynamic Details, Incorporated
Springs

DDi L.L.C.                                   Delaware           100% directly owned by Dynamic Details, Incorporated

DDi-Texas Intermediate Holdings, L.L.C.      Delaware           100% directly owned by Dynamic Details Texas Holding Corp.

DDi-Texas Intermediate Partners, L.L.C.      Delaware           100% directly owned by Dynamic Details Texas Holding Corp.

Dynamic Details Texas, L.P.                  Delaware           100% indirectly owned by Dynamic Details Texas Holding Corp.

Dynamic Details Incorporated, Texas          Delaware           100% directly owned by Dynamic Details Incorporated, Silicon Valley

DDi-Texas Intermediate Holdings II, L.L.C.   Delaware           100% directly owned by Dynamic Details Incorporated, Texas

DDi-Texas Intermediate Partners II, L.L.C.   Delaware           100% directly owned by Dynamic Details Incorporated, Texas

Dynamic Details, L.P.                        Delaware           100% indirectly owned by Dynamic Details Incorporated, Texas

                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (File No. 333-37336 and No. 333-86328) and the
Registration Statement on Form S-3 (File No. 333-91692) of DDi Corp. of our
report dated January 31, 2003, except for Note 22 as to which the date is
March 25, 2003, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California
March 27, 2003

                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     We, the undersigned Officers and Directors of DDi Corp. ("DDi Corp.") and
DDi Capital Corp. ("DDi Capital"), as the case may be, hereby severally constitute and appoint John Stumpf, Bruce D. McMaster, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Form 10-K of the companies listed above and any and all amendments to said Form 10-K, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

     WITNESS our hands and common seal on the date set forth below.

Signature                            Title                                             Date
---------                            -----                                             ----

 /S/ BRUCE D. MCMASTER               President and Chief Executive Officer of DDi      March 28, 2003
----------------------               Corp. and DDi Capital and Director of DDi Corp.
Bruce D. McMaster

 /S/ JOSEPH P. GISCH                 Vice President, Chief Financial Officer and       March 28, 2003
---------------------------          Treasurer of DDi Corp. and DDi Capital
John Stumpf

 /S/ JOSEPH P. GISCH                 Director of DDi Capital                           March 28, 2003
---------------------------
Joseph P. Gisch

 /S/ REBECCA HELEN YANG              Corporate Controller of DDi Corp. and DDi         March 28, 2003
---------------------------          Capital
Rebecca Helen Yang

 /S/ PRESCOTT ASHE                   Director of DDi Corp. and DDi Capital             March 28, 2003
---------------------------
Prescott Ashe

 /S/ EDWARD W. CONARD                Director of DDi Corp.                             March 28, 2003
---------------------------
Edward W. Conard

 /S/ ROBERT GUEZURAGA                Director of DDi Corp.                             March 28, 2003
---------------------
Robert Guezuraga

 /S/ MURRAY KENNEY                   Director of DDi Corp.                             March 28, 2003
---------------------------
Murray Kenney

 /S/ STEPHEN M. ZIDE                 Director of DDi Corp.                             March 28, 2003
---------------------------
Stephen M. Zide

                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of DDi Corp. (the "Company") on Form
10-K for the year ending December 31, 2002 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), Bruce McMaster, Chief
Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d)
     of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2003                      By: /S/    BRUCE McMASTER
                                              --------------------------------
                                                     Bruce McMaster
                                                 Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to DDi Corp. and will be retained by DDi Corp. and furnished to the
Securities and Exchange Commission or its staff upon request.

                                                                    EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of DDi Corp. (the "Company") on Form
10-K for the year ending December 31, 2002 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), John Stumpf, Chief
Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d)
     of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2003                      By: /S/     JOHN STUMPF
                                              ---------------------------------
                                                      John Stumpf
                                                  Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to DDi Corp. and will be retained by DDi Corp. and furnished to the
Securities and Exchange Commission or its staff upon request.

                                                                    EXHIBIT 99.3

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of DDi Capital Corp. (the "Company")
on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bruce McMaster, Chief
Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d)
     of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2003                      By: /S/     BRUCE McMASTER
                                              ---------------------------
                                                      Bruce McMaster
                                                   Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to DDi Capital Corp. and will be retained by DDi Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

                                                                    EXHIBIT 99.4

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of DDi Capital Corp. (the "Company")
on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John Stumpf, Chief
Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d)
     of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2003                      By: /S/     JOHN STUMPF
                                              ---------------------------------
                                                      John Stumpf
                                                 Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to DDi Capital Corp. and will be retained by DDi Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT E

QUARTERLY REPORTS ON FORM 10-Q

E-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2003

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from________ to_________

Commission File Numbers:
DDi Corp.	000-30241
DDi Capital Corp.	333-41187

DDi CORP.
DDi CAPITAL CORP.

(Exact name of registrants as specified in their charters)

Delaware	06-1576013
California	33-0780382

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1220 Simon Circle
Anaheim, California 92806

(Address of principal executive offices) (Zip code)

(714) 688-7200

(Registrants’ telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

          Indicate by check mark whether DDi Corp. and DDi Capital Corp.: (1) have filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrants were required to file such reports), and (2) have been subject to such filing requirements for the past 90 days:

☒ Yes	☐ No

          Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

☐ Yes	☒ No

          As of August 5, 2003, DDi Corp. had 49,526,136 shares of common stock, par value $0.01 per share, outstanding and DDi Capital Corp. had 1,000 shares of common stock, par value $0.01 per share, outstanding.  As of August 5, 2003, all of the voting stock of DDi Capital Corp. was held by DDi Intermediate Holdings Corp., and all of the voting stock of DDi Intermediate Holdings Corp. was held by DDi Corp.

          This Quarterly Report on Form 10-Q is a combined quarterly report being filed separately by two registrants: DDi Corp. (“DDi Corp.” f/k/a DDi Holdings Corp.) and DDi Capital Corp. (“DDi Capital”). Except where the context clearly indicates otherwise, any references in this report to “DDi Corp.” includes all subsidiaries of DDi Corp. including DDi Capital. DDi Capital makes no representation as to the information contained in this report in relation to DDi Corp. and its subsidiaries other than DDi Capital.

DDi CORP.
DDi CAPITAL CORP.
FORM 10-Q

2

FORWARD-LOOKING STATEMENTS

A number of the matters and subject areas discussed in this Form 10-Q are forward-looking in nature.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may differ materially from our actual future experience involving any one or more of such matters and subject areas.  The Company cautions readers that all statements other than statements of historical facts included in this quarterly report on Form 10-Q regarding our financial position and business strategy may constitute forward-looking statements.  All of these forward-looking statements are based upon estimates and assumptions made by our management, which although believed to be reasonable, are inherently uncertain.  Therefore, undue reliance should not be placed on such estimates and statements.  No assurance can be given that any of such estimates or statements will be realized and it is likely that actual results will differ materially from those contemplated by such forward-looking statements.  Factors that may cause such differences include: risks associated with confirmation of our proposed plan of reorganization and the implementation of the consensual restructuring contemplated therein; risks associated with third parties seeking to propose and confirm one or more plans of reorganization with respect to the proposed Chapter 11 cases; risks associated with the termination of the support agreements with our senior lenders and convertible subordinated note holders; our ability to continue as a going concern; our ability to obtain court approval with respect to motions in the proposed Chapter 11 proceedings prosecuted by it from time to time; our ability to maintain contracts that are critical to our operations; the potential adverse impact of the proposed Chapter 11 cases on our liquidity or results of operations; changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry; our ability to sustain historical margins as the industry develops; increased competition; increased costs; our ability to retain key members of management; adverse state, federal or foreign legislation or regulation or adverse determinations by regulators; and other factors identified from time to time in our filings with the SEC.  We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experiences to differ from our current expectations regarding the relevant matter or subject area.  In addition to the items specifically discussed above, our business and results of operations are subject to the risks and uncertainties described herein in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations under the heading “Factors That May Affect Future Results;” however, the operations and results of our business also may be subject to the effect of other risks and uncertainties.  Such risks and uncertainties not currently known to us include, but are not limited to, items described from time-to-time in our registration statements and periodic reports filed with the Securities and Exchange Commission.  The Company assumes no obligation to update forward-looking information disclosed in this report or elsewhere to reflect actual results or changes in the factors affecting such forward-looking information.

3

PART I – FINANCIAL INFORMATION

Item 1.  Financial Statements

DDi CAPITAL CORP. AND DDi CORP.
 Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	DDi Capital		DDi Corp.

	June 30, 2003	December 31, 2002	June 30, 2003	December 31, 2002

Assets
Current assets:
Cash and cash equivalents	$14,480	$28,145	$14,523	$28,934
Marketable securities - available for sale	174	115	174	115
Cash, cash equivalents and marketable securities - restricted	9,392	6,250	9,392	6,250
Accounts receivable, net	21,075	28,013	36,082	41,986
Inventories	13,709	16,988	24,819	28,240
Prepaid expenses and other	3,106	2,674	5,123	3,963

Total current assets	61,936	82,185	90,113	109,488
Property, plant and equipment, net	49,603	54,301	77,092	83,139
Debt issuance costs, net	2,662	3,524	8,565	10,141
Goodwill	—	—	14,184	13,982
Cash, cash equivalents and marketable securities - restricted	—	3,142	—	3,142
Other	860	1,242	940	1,300

Total assets	$115,061	$144,394	$190,894	$221,192

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$83,049	$70,054	$288,275	$275,137
Revolving credit facilities	—	—	10,077	4,246
Accounts payable	9,942	14,062	24,206	27,457
Accrued expenses and other	22,063	15,553	39,156	28,093
Income taxes payable	456	235	45	68

Total current liabilities	115,510	99,904	361,759	335,001
Long-term debt and capital lease obligations	1,765	18,846	20,570	38,509
Deferred income tax liability	263	226	1,091	2,464
Notes payable and other	5,412	9,078	5,412	9,078

Total liabilities	122,950	128,054	388,832	385,052

Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, additional paid-in-capital and other	628,454	628,951	542,289	542,266
Accumulated other comprehensive income (loss)	519	(5,739)	2,657	(3,215)
Stockholder receivables	—	—	(626)	(618)
Accumulated deficit	(636,862)	(606,872)	(742,258)	(702,293)

Total stockholders’ equity (deficit)	(7,889)	16,340	(197,938)	(163,860)

Total liabilities and stockholders’ equity (deficit)	$115,061	$144,394	$190,894	$221,192

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

DDi CAPITAL CORP.
 Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net sales	$35,834	$47,373	$76,973	$94,354
Cost of sales	33,568	42,316	71,568	84,497
Restructuring-related inventory impairment	1,736	3,397	1,736	3,397

Gross profit	530	1,660	3,669	6,460
Operating expenses:
Sales and marketing	3,769	5,608	7,655	11,368
General and administration	2,354	2,981	4,599	5,962
Goodwill impairment	2,000	45,000	2,000	45,000
Restructuring and other related charges	3,010	13,809	3,429	13,809
Reorganization expenses	2,440	—	5,139	—

Operating loss	(13,043)	(65,738)	(19,153)	(69,679)
Loss on interest rate swap termination	5,621	—	5,621	—
Interest expense (net) and other expense (net)	2,255	644	4,819	4,116

Loss before income taxes	(20,919)	(66,382)	(29,593)	(73,795)
Income tax benefit (expense)	(153)	(522)	(397)	2,333

Net loss	$(21,072)	$(66,904)	$(29,990)	$(71,462)

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

DDi CORP.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net sales	$56,223	$62,112	$117,884	$124,600
Cost of sales	52,526	55,923	109,724	112,082
Restructuring-related inventory impairment	1,736	3,465	1,736	3,465

Gross profit	1,961	2,724	6,424	9,053
Operating expenses:
Sales and marketing	4,846	6,185	9,401	12,409
General and administration	4,250	4,611	8,359	8,951
Goodwill impairment	2,000	60,000	2,000	60,000
Restructuring and other related charges	3,298	14,434	3,795	14,434
Reorganization expenses	2,698	—	6,028	—

Operating loss	(15,131)	(82,506)	(23,159)	(86,741)
Loss on interest rate swap termination	5,621	—	5,621	—
Interest expense (net) and other expense (net)	5,994	4,351	12,261	9,750

Loss before income taxes	(26,746)	(86,857)	(41,041)	(96,491)
Income tax benefit	609	1,222	1,076	4,930

Net loss	$(26,137)	$(85,635)	$(39,965)	$(91,561)

Net loss per share - basic and diluted	$(0.53)	$(1.78)	$(0.81)	$(1.91)

Weighted average shares used to compute loss per share:
Basic and diluted	49,215,889	48,000,178	49,214,213	48,013,294

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

DDi CAPITAL CORP.
 Consolidated Statements of Comprehensive Loss
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net loss	$(21,072)	$(66,904)	$(29,990)	$(71,462)
Other comprehensive income (loss):
Foreign currency translation adjustments	510	335	798	313
Unrealized net loss for the period on interest rate swaps, net of income tax effect	(456)	(3,872)	(165)	(5,013)
Reclassification adjustment for loss on interest rate swap included in net loss	5,621	—	5,621	—
Unrealized holding gain (loss) on marketable securities - available for sale	9	3	4	(29)

Comprehensive loss	$(15,388)	$(70,438)	$(23,732)	$(76,191)

The accompanying notes are an integral part of these condensed consolidated financial statements.

7

DDi CORP.
Consolidated Statements of Comprehensive Loss
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net loss	$(26,137)	$(85,635)	$(39,965)	$(91,561)
Other comprehensive income (loss):
Foreign currency translation adjustments	1,124	5,609	412	4,057
Unrealized net loss for the period on interest rate swaps, net of income tax effect	(456)	(3,693)	(165)	(4,830)
Reclassification adjustment for loss on interest rate swap included in net loss	5,621	—	5,621	—
Unrealized holding gain (loss) on marketable securities - available for sale	9	31	4	(2)

Comprehensive loss	$(19,839)	$(83,688)	$(34,093)	$(92,336)

The accompanying notes are an integral part of these condensed consolidated financial statements.

8

DDi CAPITAL CORP. AND DDi CORP.
 Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	DDi Capital		DDi Corp.

	Six Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Cash flows from operating activities:
Net cash provided by (used in) operating activities	$(6,676)	$391	$(11,056)	$(2,452)

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,830)	(5,257)	(3,330)	(6,471)
Proceeds from sale of fixed assets	68	—	79	—
Purchases of marketable securities	(57)	—	(57)	(18,731)
Proceeds from sales of marketable securities	—	11,830	—	11,788
Investment in restricted assets	—	(12,500)	—	(12,500)
Acquisition related cash receipts, net	—	236	—	21

Net cash used in investing activities	(2,819)	(5,691)	(3,308)	(25,893)

Cash flows from financing activities:
Principal payments on long-term debt	(2,620)	(62,572)	(3,808)	(62,572)
Net payments on revolving credit facilities	—	—	—	(3,030)
Proceeds from issuance of convertible subordinated notes	—	—	—	100,000
Net borrowings on DDi Europe Facilities Agreement	—	—	5,577	—
Payments on other notes payable	—	(88)	—	(88)
Principal payments on capital lease obligations	(1,466)	(856)	(1,642)	(1,320)
Payment of debt issuance costs	—	—	—	(4,250)
Capital contribution from Parent, net	84	57,483	—	—
Repayment of stockholder receivable	—	—	—	110
Payment of pro-rata portion of deferred swap liability	—	(3,761)	—	(3,761)
Issuance of common stock through Employee Stock Purchase Plan	—	—	23	5
Proceeds from exercise of stock options	—	—	—	336

Net cash provided by (used in) financing activities	(4,002)	(9,794)	150	25,430

Effect of exchange rate changes on cash	(168)	(123)	(197)	23

Net decrease in cash and cash equivalents	(13,665)	(15,217)	(14,411)	(2,892)
Cash and cash equivalents, beginning of year	28,145	17,569	28,934	23,629

Cash and cash equivalents, end of period	$14,480	$2,352	$14,523	$20,737

The accompanying notes are an integral part of these condensed consolidated financial statements.

9

DDi CAPITAL CORP. AND DDi CORP.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

Supplemental disclosure of cash flow information:

Non-cash operating activities:

During the six months ended June 30, 2003, depreciation expense was approximately $6.8 million for DDi Capital and approximately $9.4 million for DDi Corp., goodwill impairment was $2.0 million for DDi Capital and DDi Corp., and non-cash restructuring and reorganization charges were approximately $6.2 million for DDi Capital and $6.3 million for DDi Corp.

During the six months ended June 30, 2002, depreciation expense was approximately $8.4 million for DDi Capital and approximately $10.7 million for DDi Corp., goodwill impairment was $45.0 million for DDi Capital and $60.0 million for DDi Corp., and non-cash restructuring charges were $11.6 million for DDi Capital and $11.8 million for DDi Corp.

The accompanying notes are an integral part of these condensed consolidated financial statements.

10

NOTE 1.   BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

Basis of Presentation

The unaudited condensed consolidated financial statements for DDi Corp. (“DDi Corp.”) include the accounts of its wholly-owned subsidiaries, DDi Intermediate Holdings Corp. (“Intermediate”) and DDi Europe Limited (“DDi Europe” f/k/a MCM Electronics Limited (“MCM”)) and the direct and indirect subsidiaries of Intermediate.  The unaudited condensed consolidated financial statements for DDi Capital Corp. (“DDi Capital”), a wholly-owned subsidiary of Intermediate, include the accounts of its wholly-owned subsidiary Dynamic Details, Incorporated and its subsidiaries (“Dynamic Details”).  Collectively, DDi Corp. and its subsidiaries are referred to as the “Company.”

The unaudited condensed consolidated financial statements of DDi Corp. include the results of Kamtronics Limited (“Kamtronics”) commencing October 24, 2002, the date of the acquisition of Kamtronics assets (see Note 8).  All intercompany transactions have been eliminated in consolidation.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary (consisting only of normal recurring adjustments) to present fairly the financial position of DDi Capital and DDi Corp. as of June 30, 2003, the results of operations for the three and six months ended June 30, 2003 and 2002 and cash flows for the six months ended June 30, 2003 and 2002.  The results of operations for such interim periods are not necessarily indicative of results of operations to be expected for the full year.

These financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such regulations, although the Company believes the disclosures provided are adequate to prevent the information presented from being misleading.

This report on Form 10-Q for the quarter ended June 30, 2003 should be read in conjunction with the audited financial statements presented in DDi Capital’s and DDi Corp.’s Annual Report on Form 10-K for the year ended December 31, 2002.

Continued Existence

The accompanying financial statements have been prepared assuming the Company will continue as a going-concern.  The Company has incurred losses of approximately $40.0 million for the six months ended June 30, 2003, and at June 30, 2003 has negative working capital of approximately $271.6 million, primarily attributable to the classification of approximately $282.0 million of debt, currently in default, as current liabilities, and has a stockholders’ deficit of approximately $197.9 million.  The Company is in default under the Dynamic Details senior credit facility (the “Senior Credit Facility,” or “Senior Indebtedness”), the DDi Corp. 5.25% and 6.25% convertible subordinated notes (collectively, the “Convertible Subordinated Notes”) and the DDi Capital 12.5% senior discount notes (the “Senior Discount Notes”) (see Note 3).  The accompanying unaudited consolidated financial statements do not include adjustments that might result should the Company be unable to continue as a going concern.

As previously disclosed in the Company's public filings, on May 13, 2003, DDi Corp. and its indirect subsidiaries, DDi Capital and Dynamic Details, announced that they had reached an agreement in principle on a restructuring plan with a steering committee of the senior lender group of the Dynamic Details senior credit facility and with the steering committe of the ad hoc committee of certain holders of DDi Corp.’s 5.25% and 6.25% convertible subordinated notes. Since that time, DDi Corp. and its senior lenders, the convertible subordinated noteholders and the holders of DDi Capital’s 12.5% senior discount notes have been negotiating the significant terms of the restructuring. DDi Corp. and DDi Capital (collectively, the “Debtors”) currently intend to implement the restructuring by filing voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (collectively, the “Chapter 11 Cases”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on or before August 21, 2003. Dynamic Details anticipates restructuring its senior credit facility outside the Chapter 11 bankruptcy proceedings (see Note 14).

Following the filing of the Chapter 11 Cases, there is no assurance that the carrying amounts of assets will be realized or that liabilities will be settled for amounts recorded. Based on negotiations with various parties in interest, DDi Corp. and DDi Capital will file a pre-arranged plan of reorganization with the Bankruptcy Court to reorganize DDi Corp.’s and DDi Capital’s businesses and to restructure their obligations.  It is anticipated that this plan of reorganization will change the amounts reported in the financial statements and cause a material change in the carrying amount of assets and liabilities. Future financial statements will be prepared in accordance with the AICPA’s Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.”  SOP 90-7 requires, under certain circumstances, that entities adopt fresh-start reporting upon emergence from Chapter 11. Fresh-start reporting involves allocating the reorganization value of the entity (which generally approximates fair value) to the entity’s assets and liabilities. SOP 90-7 also requires the debtor to segregate pre-petition liabilities that are subject to compromise and identify all transactions and events that are directly associated with the reorganization of the debtor.  A portion of the liabilities recorded at June 30, 2003 are expected to be subject to compromise. Also in accordance with SOP 90-7, after the filing date, interest will no longer be accrued on any unsecured debt.

11

Included in the Condensed Consolidated Financial Statements are the financial position and results of operations of subsidiaries of the Company that will not be party to the Chapter 11 Cases (see Note 14).

Nature of Business

The Company provides technologically advanced, time-critical electronics design, development and manufacturing services to original equipment manufacturers and other providers of electronics manufacturing services.  The Company serves approximately 1,700 customers in the communications,  networking, computer, medical, automotive industrial and aerospace industries.

NOTE 2.  INVENTORIES

Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market and consist of the following (in thousands):

	DDi Capital		DDi Corp.

	June 30, 2003	December 31, 2002	June 30, 2003	December 31, 2002

Raw materials	$6,689	$8,964	$11,544	$15,376
Work-in-process	5,010	5,759	9,015	8,536
Finished goods	2,010	2,265	4,260	4,328

Total	$13,709	$16,988	$24,819	$28,240

NOTE 3.  LONG-TERM DEBT AND CAPITAL LEASES

As discussed in Note 1 above, DDi Corp. and DDi Capital intend to file petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the Southern District of New York on or before August 21, 2003.  The stay protection that will be afforded by the bankruptcy filings will prevent any action from being taken against the Company’s assets without further order of the Court.  The Company cannot predict the impact of the proposed Chapter 11 bankruptcy filings on the debt obligations listed below.

Long-term debt and capital lease obligations consist of the following (in thousands):

	DDi Capital		DDi Corp.

	June 30, 2003	December 31, 2002	June 30, 2003	December 31, 2002

Senior Term Facility (a)	$65,925	$68,545	$65,925	$68,545
5.25% Convertible Subordinated Notes	—	—	100,000	100,000
6.25% Convertible Subordinated Notes	—	—	100,000	100,000
12.5% Senior Discount Notes	16,090	16,090	16,090	16,090
DDi Europe Facilities Agreement (b)	—	—	23,595	24,146
Capital lease obligations	2,799	4,265	3,235	4,865

Sub-total	84,814	88,900	308,845	313,646
Less current maturities	(83,049)	(70,054)	(288,275)	(275,137)

Total	$1,765	$18,846	$20,570	$38,509

(a)	The Senior Term Facility, together with the Revolving Credit Facility, comprise the Senior Credit Facility.
Interest rates are LIBOR-based. The effective interest rate as of June 30, 2003, was 5.06%.
(b)	Interest rates are LIBOR-based. The effective interest rate as of June 30, 2003, was 5.14%.

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Senior Credit Facility

Dynamic Details and Dynamic Details Incorporated, Silicon Valley entered into the Senior Credit Facility with a syndicate of banks, including JPMorgan Chase Bank, as Collateral, Co-Syndication and Administrative Agent (formerly Chase Manhattan Bank, N.A.) and Bankers Trust Company, as Documentation and Co-Syndication Agent.  Borrowings under the Senior Credit Facility consist of a senior term facility (the “Senior Term Facility”) and a revolving credit facility. The Senior Credit Facility is jointly and severally guaranteed by Intermediate and DDi Capital and substantially all of the indirect subsidiaries of DDi Capital , and is collateralized by a pledge of  all of the capital stock of Dynamic Details and of substantially all  of its subsidiaries and liens upon substantially all of the assets of Dynamic Details and of substantially all of its subsidiaries.  The Senior Credit Facility expires in April 2005.  Under the terms of this agreement, Dynamic Details must comply with certain restrictive covenants, which include the requirement that Dynamic Details meet certain financial tests.  The Company is in default of certain covenants under the Senior Credit Facility.  As there are no long-term forbearance arrangements in place, the Company has classified approximately $65.9 million and $68.5 million, respectively, of indebtedness relating to the Senior Credit Facility as current liabilities at June 30, 2003 and December 31, 2002. Dynamic Details is restricted from making certain payments, including dividend payments to its corporate parents, which in turn has the effect of prohibiting the payment of dividends to DDi Corp.’s stockholders.  In the event the Company is unable to enter into satisfactory arrangements with the Senior Credit Facility lenders, the lenders could elect to declare all amounts outstanding together with accrued interest, to be immediately due and payable.

During the second quarter of 2003, Dynamic Details amended its Senior Credit Facility, effective June 27, 2003.  The amendment modified the payment date for the principal payment due on June 30, 2003 to August 1, 2003.

On August 1, 2003, Dynamic Details further amended its Senior Credit Facility.  The amendment defers all remaining principal amortization  payments in 2003, including the one due on August 1, 2003, to January 30, 2004, subject to earlier acceleration upon the happening of specified events.  Interest and fees remain payable currently.

5.25% and 6.25% Convertible Subordinated Notes

As a result of the default on the Senior Credit Facility, the Company was not permitted to pay the interest obligations under the 5.25% convertible subordinated notes on March 1, 2003 and the 6.25% convertible subordinated notes on April 1, 2003.  Since the Company failed to make such interest payments within 30 days of their due date the Company is currently in default under the Convertible Subordinated Notes. Accordingly, the holders of the Convertible Subordinated Notes could declare all principal and accrued interest under the Convertible Subordinated Notes due and payable.  The Company’s current expectation is that the Convertible Subordinated Notes will not be repaid in accordance with their stated terms.  As a result, the Company classified this debt as current liabilities at June 30, 2003 and December 31, 2002.

DDi Capital Senior Discount Notes

As a result of the ongoing debt restructuring efforts, the Company did not pay the interest obligations due on May 15, 2003 under the Senior Discount Notes.  Since the Company failed to make such interest payments within 30 days of their due date, the Company is currently in default under the Senior Discount Notes.  Accordingly, the holders of the Senior Discount Notes could declare all principal and accrued interest under the Senior Discount Notes due and payable.  The Company’s current expectation is that the Senior Discount Notes will not be repaid in accordance with their stated terms.  As a result, the Company has classified this debt as current at June 30, 2003.

NOTE 4. DERIVATIVES

The Company’s interest rate swap agreement represented an effective cash flow hedge of the variable rate of interest (1-month LIBOR) paid under the Senior Term Facility, mitigating exposure to increases in interest rates related to this debt.  On April 25, 2003, pursuant to notification by the counter-party of their intent to exercise their right to terminate the interest rate swap agreement, the agreement was terminated at a cost of $5.8 million, the fair market value of the liability at termination.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities”, since it is probable, as determined by EITF 02-04, “Determining Whether a Debtor’s Modification or Exchange of Debt Instruments is within the Scope of FASB Statement No. 15,” and EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,” that terms of the Senior Term Facility will be modified and will not be repaid in accordance with its currently stated terms, the amount of net unrealized losses on the interest rate swap reported in accumulated other comprehensive income has been realized and thus has been reclassified

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into the Company’s net loss. The net realized loss of $5.6 million related to the termination of the interest rate swap agreement has been reclassified into loss on interest rate swap termination, a component of non-operating expenses, during the quarter ended June 30, 2003.

NOTE 5. EARNINGS PER SHARE

Basic and diluted earnings per share –SFAS No. 128 “Earnings Per Share”   requires DDi Corp. to report both basic net income (loss) per share, which is based on the weighted average number of common shares outstanding and diluted net income (loss) per share, which is based on the weighted average number of common shares outstanding and dilutive potential common shares outstanding.

For the three and six months ended June 30, 2003 and 2002, potentially dilutive shares from the exercise of stock options and warrants and the conversion of the convertible subordinated debt were not included in diluted earnings per share because to do so would be anti-dilutive.  The number of potentially dilutive shares for the three months ended June 30, 2003 and 2002, were 12,626,486 and 12,824,961, respectively, and for the six months ended June 30, 2003 and 2002, were 12,628,162 and 12,811,845, respectively.

NOTE 6. STOCK OPTIONS

In December 2002, the FASB issued SFAS No.  148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment to SFAS No. 123.” SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method on accounting for stock-based employee compensation. The Company has not currently adopted SFAS No. 123 and accordingly the implementation of SFAS No. 148 has not had a material effect on the Company’s consolidated financial position or results of operations.

There is no compensation expense for stock based employee compensation in the condensed consolidated financial statements for the three and six months ended June 30, 2003 or 2002.  The Company uses the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for employee stock options and other stock-based compensation. Under this method, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

The Company determined its pro forma results below using the alternate fair value method of accounting for stock-based compensation prescribed by SFAS No. 123.  The fair value of each option grant is estimated at the date of grant using the Black-Sholes option pricing model and recognized over the vesting period, generally four years. Pricing model assumptions included an expected term of four years; and a risk-free interest rate, dividend yield, and volatility assumptions consistent with the expected term and particular grant date.  Had compensation cost for all stock-based compensation plans been determined consistent with SFAS No. 123, DDi Corp.’s net loss and net loss per share would have been the following (amounts in millions, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net loss:
As Reported	$(26.1)	$(85.6)	$(40.0)	$(91.6)
Pro Forma	$(30.2)	$(90.9)	$(44.1)	$(96.9)
Net loss per share - basic and diluted:
As Reported	$(0.53)	$(1.78)	$(0.81)	$(1.91)
Pro Forma	$(0.61)	$(1.89)	$(0.90)	$(2.02)

NOTE 7. PRIVATE OFFERING

On April 2, 2002, DDi Corp. completed its private offering of $100.0 million aggregate principal amount of 6.25% Convertible Subordinated Notes due April 1, 2007.  These notes are convertible at any time prior to maturity into shares of common stock at a conversion price of $11.04 per share, subject to certain adjustments.  These notes generated proceeds of $95.8 million, net of underwriting discounts.  Approximately $47.9 million of the net proceeds from the sale were used to

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repay a portion of the Senior Term Facility, $12.5 million was placed in a restricted account and the remainder has been and is being used for working capital and general corporate purposes.

NOTE 8. ACQUISITION OF KAMTRONICS LIMITED

On October 24, 2002, DDi Europe completed the acquisition of Kamtronics Limited (“Kamtronics”), a market leader in sourcing printed circuit boards for European customers, based in Calne, England, for approximately $4.2 million plus contingent consideration based on earnings in each of the two years following the date of acquisition.  No contingent consideration has been earned or recorded as of June 30, 2003.  If contingent consideration is earned and paid, it will be capitalized as additional purchase price.  The total purchase price has been allocated to underlying assets acquired and liabilities assumed based upon their respective fair market value at the date of acquisition.

As the historical financial statements of Kamtronics are not material to the Company’s consolidated financial statements, pro forma financial information has not been presented.

NOTE 9. SEGMENT REPORTING

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders.  It also established standards for related disclosures about products and services, geographic areas and major customers.  Operating segments are defined as components of an enterprise that engage in business activities from which it may earn revenues and incur expenses whose separate financial information is available and is evaluated regularly by the Company’s chief operating decision makers, or decision making group, to perform resource allocations and performance assessments.

The Company’s chief operating decision maker is the Chief Executive Officer.  Based on the evaluation of the Company’s financial information, management believes that the Company operates in one reportable segment which designs, develops, manufactures, assembles and tests complex printed circuit boards, back panels and related electronic products.  The Company operates in two geographical areas, domestic (U.S.A.) and international.  Revenues are attributed to the country to which the product is sold.  Revenues by product and service are not reported as it is impracticable to do so.  During the three and six months ended June 30, 2003 and 2002, respectively, there were no material assets in or revenues realized from any individual foreign country.

The following summarizes net sales for DDi Corp. by geographic area (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net sales:
Domestic	$33,349	$44,229	$71,090	$88,968
Europe	20,760	14,820	41,453	30,800
Other	2,114	3,063	5,341	4,832

Total	$56,223	$62,112	$117,884	$124,600

Net sales by geographic area for DDi Capital for the three and six months ended June 30, 2003 and 2002 were the same as DDi Corp. except the sales to Europe were $0.4 million and $0.1 million for the three months ended June 30, 2003 and 2002, respectively, and $0.5 million and $0.6 million for the six months ended June 30, 2003 and 2002.

The following summarizes long-lived assets for DDi Corp. by geographic area (in thousands):

	June 30, 2003	December 31, 2002

Long-lived assets:
Domestic	$54,758	$65,173
International	46,023	46,531

Total	$100,781	$111,704

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Long-lived assets for DDi Capital as of June 30, 2003 and December 31, 2002 consist of $48,855 and $58,556, respectively, in domestic long-lived assets and $4,270 and $3,653, respectively, in international long-lived assets.

NOTE 10. GOODWILL AND INTANGIBLES

On January 1, 2002, the Company adopted SFAS Nos. 141 and 142.  SFAS No. 141 “Business Combinations” requires that the purchase method of accounting be used for all business combinations, establishes specific criteria for recognizing intangible assets separately from goodwill and requires certain disclosures regarding reasons for a business combination and the allocation of the purchase price paid.  SFAS No. 142 “Goodwill and Other Intangible Assets” establishes that goodwill and certain intangible assets will not be amortized and the amortization period of certain intangible assets will no longer be limited to forty years.  In addition, SFAS No. 142 requires that goodwill and intangible assets that are not amortized be tested for impairment at least annually.  The Company will complete its annual impairment test in the fourth quarter of its fiscal year.  The Company also performs quarterly impairment tests if circumstances related to the Company’s business deem it necessary.

In adopting these pronouncements, the Company evaluated its identifiable intangible assets for recognition apart from goodwill.  At the date of adoption, identifiable intangible assets consisted of developed technologies, assembled workforce and customer relationships.  Such assets were not deemed to be separable from goodwill.  Accordingly, the balances of these intangible assets at January 1, 2002, with an aggregate net carrying amount of $45.6 million (consisting of a gross cost of $90.8 million and associated accumulated amortization of $45.2 million), were reclassified to goodwill.  In addition,  the Company also reclassified approximately $16.6 million of deferred tax liabilities associated with these intangible assets to goodwill.  In accordance with SFAS No. 142, as of the date of adoption, the Company prospectively ceased amortization of goodwill and instead conducts periodic tests of impairment.

The Company operates in one reportable segment (see Note 9).  The Company separately monitors the financial performance of its North American and European operations.  Further, each of these operations generally serves a distinct customer base.  Based upon these facts, the Company considers the North American and European operations its reporting units for the assignment of goodwill.  The Company’s European operations consist of entities acquired in conjunction with the MCM Electronics purchase transaction in 2000; the Thomas Walter purchase transaction in 2001 and the Kamtronics purchase transaction in 2002.  The amount of goodwill attributable to the European operations was the amount generated in the purchase transactions, net of related amortization through December 31, 2001 and the associated reclassifications of deferred tax liabilities to goodwill.  All other goodwill was related to the Company’s North American operations.

Based on the Company’s initial transition impairment testing during the first quarter of 2002, no impairment was recognized.  However, due to a continued stock price decline during both the second and third quarters of 2002,  tests of impairment were performed in each of these quarters. The analyses indicated that the book value of goodwill during each quarter was in excess of its fair value, as determined by the Company’s market capitalization.  After assessing the goodwill impairment at a reporting unit level, the Company calculated and recorded goodwill impairment charges of $45.0 million and $7.0 million, respectively, for DDi Capital and $60.0 million and $12.0 million, respectively, for DDi Corp. in the quarters ended June 30 and September 30, 2002,  respectively.   In addition, due to evolving financial factors affecting the Company’s business, primarily the Company’s recent discussions with its senior lenders, convertible subordinated noteholders and other stakeholders, and based on business valuations that indicated the book value of goodwill was in excess of its fair value at December 31, 2002, the Company calculated and recorded goodwill impairment charges during the fourth quarter of 2002 of $76.7 million and $127.0 million for DDi Capital and DDi Corp., respectively.

In the second quarter of 2003, the Company amended the contingent consideration relating to a prior purchase transaction and replaced it with a settlement of $2.0 million to be paid over the next three years.  This amount was originally capitalized as additional purchase price to goodwill.  However, due to evolving financial factors affecting the Company’s business, primarily the Company’s recent discussions with its senior lenders, convertible subordinated noteholders and other stakeholders, and based on business valuations that indicated the book value of goodwill was in excess of its fair value, the Company recorded goodwill impairment charges of $2.0 million for DDi Capital and DDi Corp.during the quarter ended June 30, 2003.

SFAS No. 142 requires a second step analysis whenever a reporting unit’s book value exceeds its estimated fair value.  This analysis requires the Company to estimate the fair value of the reporting unit’s individual assets and liabilities to complete this analysis to determine if any adjustments to the estimated goodwill impairment charges recorded are necessary.  The Company expects to complete this analysis in the quarter ending December 31, 2003.

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Goodwill for DDi Corp. is $14.2 million and $14.0 million as of June 30, 2003 and December 31, 2002, respectively, which represents the goodwill of DDi Europe.  Goodwill for DDi Capital consists entirely of North American goodwill which had no value as of June 30, 2003 and December 31, 2002.

NOTE 11. RESTRUCTURING AND OTHER RELATED CHARGES

In 2001, management and the Company’s Board of Directors approved a plan to close its Garland, Texas and Marlborough, Massachusetts facilities.  In 2002, management and the Company’s Board of Directors approved a plan to close its Dallas, Texas and Moorpark, California facilities and selected design centers and to restructure various European operations.  The closure of all of these facilities was effectively complete by December 31, 2002.  In addition to the facility closures during 2002, management and the Company’s Board of Directors also approved a plan to write-down unutilized assets, streamline certain manufacturing facilities, eliminate certain sales offices, including the office based in Tokyo, and to scale down its Anaheim, California facility.

In the first quarter of 2003, DDi Capital and DDi Corp. recorded charges totaling $0.4 million and $0.5 million, respectively, which were classified as “Restructuring and other related charges.”  Such charges primarily represent revision of estimates from previously recorded restructuring charges and consisted of $0.2 million in accrued restructuring expenses and $0.2 million and $0.3 million in severance and other exit costs for DDi Capital and DDi Corp., respectively.  The accrued restructuring expenses of $0.2 million relate to other exit costs for both DDi Capital and DDi Corp.

In the second quarter of 2003, the Company sold certain assets of its Dallas-based electronic enclosure operations.  In conjunction with this sale, the Company received $0.5 million in cash and subsequently paid-off all of the outstanding lease obligations of $0.8 million.  In addition, during the second quarter of 2003, management and the Company’s Board of Directors approved a plan down-sizing its Virginia and Anaheim, California workforces.

“Restructuring and other related charges” recorded in the second quarter of 2003 totaled $4.7 million and $5.0 million for DDi Capital and DDi Corp., respectively.  Such charges consist of $1.7 million relating to impairment of inventory which are reflected as a component of cost of goods sold, $1.0 relating to impairment of net property, plant and equipment primarily related to the Dallas-based electronics enclosure operations the Company sold, $0.3 million in estimated facilities closure costs, $0.1 million in other exit costs and $1.3 million in accrued restructuring expenses for both DDi Capital and DDi Corp.  The charges recorded in the current quarter also consist of severance expenses of $0.3 million and $0.6 million for DDi Capital and DDi Corp., respectively.  The accrued restructuring expenses primarily relate to severance and related expenses associated with involuntary termination of 248 and 250 staff and management employees for DDi Capital and DDi Corp., respectively.

Total accrued restructuring expenses at June 30, 2003 were $4.4 million for DDi Capital and $4.6 million for DDi Corp.  These accrued restructuring expenses represented $2.7 million for DDi Capital and $2.9 million for DDi Corp. in estimated facilities closure costs, $1.5 million for in severance and related expenses and $0.2 million in other exit costs for both DDi Capital and DDi Corp.

NOTE 12. REORGANIZATION EXPENSES

During the fourth quarter of 2002, the Company initiated plans to restructure debt and retain employees. These efforts resulted in reorganization charges of $2.7 million and $3.3 million in DDi Capital and DDi Corp., respectively, for the first quarter of 2003.  Of these amounts, $2.0 million is related to professional fees and $0.7 million and $1.3 million for DDi Capital and DDi Corp., respectively, is related to personnel retention costs under the Dynamic Details Key Employee Retention Program (“KERP”) of which $0.7 million and $0.8 million for DDi Capital and DDi Corp., respectively, are included in accrued expenses at June 30, 2003.

In the second quarter of 2003, the Company recorded reorganization charges of $2.4 million and $2.7 million in DDi Capital and DDi Corp., respectively.  Of these amounts, $1.7 million and $1.9 million for DDi Capital and DDi Corp., respectively, is related to professional fees and $0.7 million and $0.8 million for DDi Capital and DDi Corp., respectively, is related to personnel retention costs under the Dynamic Details KERP of which $0.7 million and $0.8 million for DDi Capital and DDi Corp., respectively, is included in accrued expenses at June 30, 2003. The maximum remaining commitment as of June 30, 2003, dependent on future service and therefore not accrued in the consolidated financial statements, related to each of the remaining installment payments under the KERP are estimated to be $1.3 million and $1.5 million for DDi Capital and DDi Corp., respectively.

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Total accrued reorganization expenses at June 30, 2003 were $1.4 million for DDi Capital and $1.6 for DDi Corp.  All of these accrued reorganization expenses represent the personnel retention costs under the Dynamic Details KERP.

NOTE 13. COMPREHENSIVE LOSS

SFAS No. 130 “Reporting Comprehensive Income” establishes requirements for reporting and disclosure of comprehensive income (loss) and its components.  Comprehensive loss includes unrealized holding gains and losses and other items that have previously been excluded from net loss and reflected instead in stockholders’ equity.  Comprehensive loss for DDi Capital and DDi Corp. consists of net loss plus the effect of foreign currency translation adjustments, unrealized holding gains (losses) on marketable securities classified as available-for-sale and unrealized net gains on interest rate swaps and related unrealized net tax impact.

As a result of the termination of the Company’s interest rate swap agreement (see Note 4), the Company reclassified the amount of net unrealized losses on interest rate swaps reported in accumulated other comprehensive income into operations during the quarter ended June 30, 2003.

NOTE 14.  SUBSEQUENT EVENTS

Proposed Restructuring and Proposed Proceedings under Chapter 11 of the Bankruptcy Code

On May 13, 2003, the Company announced that it had reached an agreement in principle on a restructuring plan with a steering committee of the senior lender group of the Senior Credit Facility, and with a steering committee of the ad hoc committee of the holders of the Convertible Subordinated Notes.  The restructuring proposal contemplated, among other things, the restructuring of the pre-restructuring Senior Credit Facility, the cancellation of the pre-restructuring Convertible Subordinated Notes and the related issuance of shares of new common stock of DDi Corp. and new preferred stock of DDi Europe to the holders of the Convertible Subordinated Notes.  The agreement in principle also anticipated that the claims of the holders of the Senior Discount Notes would also be restructured.

On August 1, 2003, the Debtors entered into a Restructuring Support Agreement with 100% of the holders of the Senior Indebtedness with respect to the terms of the Debtors’ proposed plan of reorganization and the out-of-court restructuring of the Senior Indebtedness. On August 8, 2003, the Debtors and convertible subordinated note holders holding approximately 63% of the outstanding principal amount of the Convertible Subordinated Notes (the “Convertible Subordinated Note Holders”) entered into a Plan Support Agreement with respect to the terms of the Debtors’ proposed plan of reorganization.  Pursuant to the Restructuring Support Agreement and the Plan Support Agreement, the holders of the Senior Indebtedness and the Convertible Subordinated Note Holders, respectively, agreed to support the plan as long as the respective Restructuring Support Agreement and Plan Support Agreement remain in effect.  As is commonly the case in this type of restructuring, the holders of the Senior Indebtedness and the Convertible Subordinated Note Holders will not be required to continue to support the plan of reorganization and the out-of-court restructuring of the Senior Indebtedness if certain events occur.  Such events include (but are not limited to) the modification of the plan in a manner not agreed to by the holders of the Senior Indebtedness and the Convertible Subordinated Note Holders, the appointment of a bankruptcy trustee or other receiver, the plan not being confirmed by the Bankruptcy Court by December 15, 2003, and the plan not being effective by January 8, 2004.  In addition, the Debtors and the holders of approximately 43% of the outstanding principal amount of the Senior Discount Notes (the “Senior Discount Note Holders”) also reached an agreement in principle with respect to the terms of the Debtors’ proposed plan of reorganization.

The Restructuring Support Agreement and Plan Support Agreement each required that the Debtors file voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code by August 15, 2003. The Debtors had prepared such petitions but were unable to make such filings due to power outages in New York and the resulting closure of the United States Bankruptcy Court for the Southern District of New York on that date. The interested parties to the Restructuring Support Agreement and Plan Support Agreement have informally indicated to the Debtors that due to such circumstances, they will not consider the failure to have filed the petitions on August 15, 2003 to be a material breach of the agreements. The Debtors are currently negotiating written waivers of the applicable provisions of the Restructuring Support Agreement and an amendment of the Plan Support Agreement which will formally waive any technical breaches due to failure to file the voluntary petitions by August 15, 2003 and which will extend the date upon which the voluntary petitions must be filed until August 21, 2003 as well as the date upon which the plan of reorganization must be filed until August 30, 2003. The Debtors anticipate that they will receive the required Restructuring Support Agreement waivers as well as the amendment to the Plan Support Agreement by August 21, 2003.

In addition, the Debtors are currently negotiating a Senior Discount Noteholders Plan Support Agreement with holders of approximately 70% of the outstanding principal amount of Senior Discount Notes, in which such holders are being asked to agree to support the Debtors’ proposed plan of reorganization for as long as the agreement remains in effect. The proposed Senior Discount Noteholders Plan Support Agreement would also require that the voluntary petitions be filed by August 21, 2003 and that the plan of reorganization be filed by August 30, 2003. Similar to the Restructuring Support Agreement and Plan Support Agreement, the holders of Senior Discount Notes would not be required to continue to support the plan of reorganization and the out-of-court restructuring of the Senior Discount Notes if certain events occur. Those events are similar to the termination events in the Restructuring Support Agreement and Plan Support Agreement described above.

The Debtors intend to file voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York on or before August 21, 2003. The Debtors also intend to file a pre-arranged plan of reorganization and related disclosure statement with the Bankruptcy Court on or before August 30, 2003. The Company currently estimates that the Debtors will emerge from bankruptcy within 90 to 120 days after the filing of the voluntary petitions.

The consensual restructuring of the Convertible Subordinated Notes, the Senior Discount Notes and the existing shares of DDi Corp. common stock will be accomplished by the filing of the pre-arranged plan of reorganization.  The

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consensual restructuring of the Senior Indebtedness is being effected outside the plan of reorganization pursuant to the Restructuring Support Agreement.

The principal effects of the restructuring and the plan of reorganization that the Debtors expect to file will be as follows:

Senior Credit Facility.  The full principal amount of the Senior Credit Facility (which consists of $1.2 million in letters of credit and $71.7 million senior term loans comprising the outstanding balance of the senior term loans of $65.9 million at June 30, 2003 and the outstanding liability resulting from the interest rate swap termination (see Note 4) of $5.8 million), plus all accrued interest and fees will be restructured, pursuant to an out-of-court agreement as follows:

•

The Tranche A Revolving and Term Loan Facility shall be in an aggregate amount of $15 million which shall be available as a revolving loan until June 30, 2005 at which time any outstanding amounts under such facility shall be converted to a Tranche A Term Loan with a maturity date of April 15, 2008.  The Tranche B Term Loan shall consist of $57.9 million plus any accrued and unpaid interest under the pre-restructuring senior secured credit facility.  The Tranche B Term Loan will mature on April 15, 2008. No significant amortization under either Tranche will be due until 2005.

•

The holders of the Company’s restructured senior secured credit facility will receive warrants representing 10% of the Company’s common stock, on a fully diluted basis.  The warrants will be held in escrow and will be exercisable after the twenty-four month anniversary of the effective date of the restructuring, but will be subject to cancellation in whole or in part if the Company meets certain conditions involving the permanent prepayment of the restructured senior credit facility on or before such anniversary date.

5.25% Convertible Subordinated Notes.  Each holder of the 5.25% convertible subordinated notes, of which $100 million in principal amount is currently outstanding, will receive a pro rata share of (a) 43.2% of the new outstanding common stock of the Company, subject to dilution for issuance of new common stock in connection with the exercise of the new stock options to be issued under the Company’s new management equity incentive plan, which is described below, and the new senior lender warrants, and (b) shares of a new class of preferred stock of DDi Europe, the Company’s European operating company, with an annual dividend of 15% and an aggregate liquidation preference of $7.5 million.  The existing 5.25% convertible subordinated notes will be cancelled pursuant to the plan.

6.25% Convertible Subordinated Notes.  Each holder of the Company’s of 6.25% convertible subordinated notes, of which $100 million in principal amount is currently outstanding, will receive a pro rata share of (a) 50.8% of the new outstanding common stock of the Company, subject to dilution for issuance of new common stock in connection with the exercise of the new stock options to be issued under the Company’s new management equity incentive plan, which is described below, and the new senior lender warrants, and (b) shares of a new class of preferred stock of DDi Europe, with an annual dividend of 15% and an aggregate liquidation preference of $7.5 million.  The existing 6.25% convertible subordinated notes will be cancelled pursuant to the plan.

DDi Capital Senior Discount Notes.  Each holder of the Senior Discount Notes, of which $16.09 million in principal amount is currently outstanding, will receive restructured senior discount notes with a maturity date of January 1, 2009.  Payment-in-kind interest on such restructured senior discount notes would accrue at 16%, with a mechanism to transition to cash pay at 14%, subject to certain terms and conditions.  The holders of the Senior Discount Notes will also receive warrants representing 2.5% of the Company’s common stock, subject to dilution for issuance of new common stock in connection with the exercise of the new stock options to be issued under DDi Corp.’s new management equity incentive plan, which is described below, and the new senior lender warrants.  The warrants will be held in escrow and will be exercisable after the twenty-four month anniversary of the effective date of the restructuring, but will be subject to forfeiture if the Company meets certain conditions involving the permanent prepayment of the restructured Senior Discount Notes on or before such anniversary date.

Management Equity Incentive Plan.  The Company will establish a new management equity incentive plan.  Under the new management equity incentive plan, (a) the Company will issue shares of restricted stock equaling five percent (5%) of the reorganized Company’s common stock to the Company’s management, and (b) the Company may issue options for up to an additional ten percent (10%) of the Company’s common stock for members of the Company’s  management.

Current Equity.  On the effective date of the plan of reorganization, the current common equity holders will receive 1% of the equity in the restructured Company, subject to dilution for issuance of equity in connection with the exercise of the Company’s new options and new senior lender warrants following the restructuring.

Because the terms of the proposed plan of reorganization and the out-of-court restructuring of the Senior Indebtedness have been agreed upon by holders holding approximately 63% of the outstanding principal amount of the Convertible

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Subordinated Notes, are supported by the holders of 100% of the Senior Indebtedness, and are the subject of an agreement in principle between the Debtors and the holders of approximately 43% of the outstanding principal amount of the Senior Discount Notes, the Company believes there is a strong likelihood that the proposed restructuring will be confirmed.

The Debtors will continue to conduct their business through their non-debtor operating subsidiaries, Dynamic Details and DDi Europe.  The Debtors will manage their properties as debtors-in-possession during the pendency of the proposed Chapter 11 Cases. The proposed Chapter 11 Cases are expected to only minimally affect the operating businesses of the Debtors’ non-debtor affiliates.

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Item 2.   Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

DDi Corp. provides technologically advanced, time-critical electronics design, development and manufacturing services to original equipment manufacturers and other electronics manufacturing service providers.  Operating through our primary operating subsidiaries, DDi Europe Limited (“DDi Europe”) and Dynamic Details, Incorporated (“Dynamic Details”), we target customers that are characterized by new product development programs demanding the rapid application of advanced technology and design.

As used herein, the “Company,” “we,” “us,” or “our” means DDi Corp. and its wholly-owned subsidiaries, including DDi Capital Corp. (“DDi Capital”), DDi Europe and Dynamic Details.

This discussion and analysis should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in DDi Capital’s and DDi Corp.’s Annual Report on Form 10-K for the year ended December 31, 2002.

Results of Operations

Three Months Ended June 30, 2003 Compared to the Three Months Ended June 30, 2002

Net Sales
DDi Capital net sales decreased $11.6 million (24%) to $35.8 million for the three months ended June 30, 2003, from $47.4 million for the same period in 2002. Such decrease in net sales reflects the disposition of certain non-core facilities during the latter part of 2002 and in April 2003 and a reduction in the average price per panel reflecting softened economic conditions in North America.  DDi Corp. net sales decreased $5.9 million (10%) to $56.2 million for the three months ended June 30, 2003, from $62.1 million for the same period in 2002.  The decrease in DDi Corp. net sales is due to the net decrease in DDi Capital net sales discussed above, as well as a reduction in the average price per panel reflecting softened economic conditions in Europe, partially offset by the acquisition of Kamtronics in October 2002 and growth in U.K. assembly operations.

Gross Profit
DDi Capital gross profit decreased $1.2 million (71%) to $0.5 million for the three months ended June 30, 2003, from $1.7 million for the same period in 2002.  DDi Corp. gross profit decreased $0.7 million (26%) to $2.0 million for the three months ended June 30, 2003, from $2.7 million for the same period in 2002.  The decreases in the Company’s gross profit resulted from the lower level of net sales generated in 2003.

Sales and Marketing Expenses
DDi Capital sales and marketing expenses decreased $1.8 million (32%) to $3.8 million for the three months ended June 30, 2003, from $5.6 million for the same period in 2002. DDi Corp. sales and marketing expenses decreased $1.4 million (23%) to $4.8 million for the three months ended June 30, 2003, from $6.2 million for the same period in 2002.  Such decreases in sales and marketing expenses resulted from the lower level of net sales generated in 2003 and from various cost control initiatives implemented throughout 2002 and 2003.

General and Administration Expenses
DDi Capital general and administration expenses decreased $0.6 million (21%) to $2.3 million for the three months ended June 30, 2003, from $2.9 million for the same period in 2002. DDi Corp. general and administration expenses decreased $0.4 million (9%) to $4.2 million for the three months ended June 30, 2003, from $4.6 million for the same period in 2002.   Such decreases in general and administration expenses resulted from various cost control initiatives implemented throughout 2002 and 2003.

Goodwill Impairment
Goodwill impairment for both DDi Capital and DDi Corp. was $2.0 million for the three months ended June 30, 2003, compared to $45.0 million for DDi Capital and $60.0 million for DDi Corp. for the three months ended June 30, 2002.  The impairment charge for 2003 relates to the additional purchase price for a prior acquisition initially capitalized in the second quarter of 2003 (see Note 10 to the condensed consolidated financial statements).  The impairment charge for 2002 was

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incurred because the book value of goodwill was in excess of its fair value, as determined by the Company’s market capitalization.

Restructuring and Other Related Charges
Restructuring and related charges were $3.0 million for DDi Capital and $3.3 million for DDi Corp. for the three months ended June 30, 2003, compared to $13.8 million for DDi Capital and $14.4 million for DDi Corp. for the three months ended June 30, 2002.  Such charges in the current quarter represent the costs associated with the sale of certain assets of the Company’s Dallas-based electronic enclosure operations and the down-sizing of its Virginia and Anaheim, California workforces (see Note 11 to the condensed consolidated financial statements).  Charges for the three months ended June 30, 2002, represent incremental costs incurred in connection with management’s decision to close various facilities, eliminate additional overhead, and remove underutilized assets from productive service.

Reorganization Expenses
Reorganization expenses were $2.4 million for DDi Capital and $2.7 million for DDi Corp., respectively, for the three months ended June 30, 2003 and $0 for both DDi Capital and DDi Corp. for the three months ended June 30, 2002.  Such charges represent $1.7 million for DDi Capital and $1.9 million for DDi Corp. of costs relating to professional fees incurred in connection with our efforts to effect a plan of reorganization to deleverage our capital structure and $0.7 million for DDi Capital and $0.8 million of costs relating to our Key Employee Retention Plan (see Note 12 to the condensed consolidated financial statements).

Loss on Interest Rate Swap Termination
DDi Capital and DDi Corp. recorded a loss on interest rate swap termination of $5.6 million for the three months ended June 30, 2003.  The loss relates to the termination of the interest rate swap agreement related to the senior term facility (see Note 4 to the condensed consolidated financial statements).

Net Interest Expense
DDi Capital net interest expense increased $1.7 million to $2.3 million for the three months ended June 30, 2003, from $0.6 million for the same period in 2002.  The increase in net interest expense for DDi Capital is due to the net non-cash credits  resulting from a write-off of debt issuance costs in connection with the prepayment of a portion of the Dynamic Details senior term facility and the modification of the related interest rate swap agreement recorded in 2002.  DDi Corp. net interest expense increased $1.6 million to $6.0 million for the three months ended June 30, 2003, from $4.4 million for the same period in 2002.  The increase in net interest expense reflects the increase in net interest expense incurred by DDi Capital, and also by interest expense incurred on the DDi Corp. 6.25% convertible subordinated notes issued in April 2002.

Income Taxes
The DDi Capital effective tax rate was approximately 1.0% for the three months ended June 30, 2003 and for the same period in 2002.  The DDi Corp. effective income tax rate increased to a benefit rate of approximately 2.0% for the three months ended June 30, 2003, as compared to a benefit rate of 1.4% for the same period in 2002.  During the three months ended June 30, 2003, the Company’s effective tax rates reflect the impact of valuation allowances on US federal and state deferred tax assets generated in the current period.  During the three months ended June 30, 2002, the Company’s effective tax rates reflect the impact of substantial non-deductible items, primarily the goodwill impairment and valuation allowances relating to certain state deferred tax assets, including state tax credits.

Six Months Ended June 30, 2003 Compared to the Six Months Ended June 30, 2002

Net Sales
DDi Capital net sales decreased $17.4 million (18%) to $77.0 million for the six months ended June 30, 2003, from $94.4 million for the same period in 2002.  Such decrease in net sales reflects the disposition of certain non-core facilities during the latter part of 2002 and April 2003 and a reduction in the average price per panel reflecting softened economic conditions in North America, partially offset by growth in U.S. assembly operations.  DDi Corp. net sales decreased $6.7 million (5%) to $117.9 million for the six months ended June 30, 2003, from $124.6 million for the same period in 2002.  The decrease in DDi Corp. net sales is due to the net decrease in DDi Capital net sales discussed above, as well as a reduction in the average price per panel reflecting softened economic conditions in Europe, partially offset by the acquisition of Kamtronics in October 2002 and growth in U.K. assembly operations.

Gross Profit
DDi Capital gross profit decreased $2.8 million (43%) to $3.7 million for the six months ended June 30, 2003, from $6.5 million for the same period in 2002.  DDi Corp. gross profit decreased $2.7 million (30%) to $6.4 million for the six months ended June 30, 2003, from $9.1 million for the same period in 2002.  The decreases in the Company’s gross profit

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resulted from both the lower level of net sales generated in 2003 and the restructuring related inventory impairment (see Note 11 to the condensed consolidated financial statements).

Sales and Marketing Expenses
DDi Capital sales and marketing expenses decreased $3.7 million (33%) to $7.7 million for the six months ended June 30, 2003, from $11.4 million for the same period in 2002. DDi Corp. sales and marketing expenses decreased $3.0 million (24%) to $9.4 million for the six months ended June 30, 2003, from $12.4 million for the same period in 2002.  Such decreases in sales and marketing expenses resulted from the lower level of net sales generated in 2003 and from various cost control initiatives implemented throughout 2002 and 2003.

General and Administration Expenses
DDi Capital general and administration expenses decreased $1.3 million (22%) to $4.6 million for the six months ended June 30, 2003, from $5.9 million for the same period in 2002. DDi Corp. general and administration expenses decreased $0.6 million (7%) to $8.3 million for the six months ended June 30, 2003, from $8.9 million for the same period in 2002.   Such decreases in general and administration expenses resulted from various cost control initiatives implemented throughout 2002 and 2003.

Goodwill Impairment
Goodwill impairment for both DDi Capital and DDi Corp. was $2.0 million for the six months ended June 30, 2003, compared to $45.0 million for DDi Capital and $60.0 million for DDi Corp. for the six months ended June 30, 2002.  The impairment charge for 2003 relates to the additional purchase price for a prior acquisition initially capitalized in the second quarter of 2003 (see Note 10 to the condensed consolidated financial statements).  The impairment charge for 2002 was incurred because the book value of goodwill was in excess of its fair value, as determined by the Company’s market capitalization.

Restructuring and Other Related Charges
Restructuring and related charges were $3.4 million for DDi Capital and $3.8 million for DDi Corp. for the six months ended June 30, 2003, compared to $13.8 million for DDi Capital and $14.4 million for DDi Corp. for the six months ended June 30, 2002.  Such charges in the current year represent the costs associated with the sale of certain assets of the Company’s Dallas-based electronic enclosure operations and the down-sizing of its Virginia and Anaheim, California workforces (see Note 11 to the condensed consolidated financial statements).  Charges for the six months ended June 30, 2002, represent incremental costs incurred in connection with management’s decision to close various facilities, eliminate additional overhead, and remove underutilized assets from productive service.

Reorganization Expenses
Reorganization expenses were $5.1 million for DDi Capital and $6.0 million for DDi Corp., respectively.  Such charges represent $3.7 million for DDi Capital and $3.9 million for DDi Corp. of costs relating to professional fees incurred in connection with our efforts to effect a plan of reorganization to deleverage our capital structure and $1.4 million for DDi Capital and $2.1 million of costs relating to our Key Employee Retention Plan (see Note 12 to the condensed consolidated financial statements).

Loss on Interest Rate Swap Termination
DDi Capital and DDi Corp. recorded a loss on interest rate swap termination of $5.6 million for the six months ended June 30, 2003.  The loss relates to the termination of the interest rate swap agreement related to the senior term facility (see Note 4 to the condensed consolidated financial statements).

Net Interest Expense
DDi Capital net interest expense increased $0.7 million to $4.8 million for the six months ended June 30, 2003, from $4.1 million for the same period in 2002.  The increase in net interest expense for DDi Capital is due to the net non-cash credits  resulting from a write-off of debt issuance costs in connection with the prepayment of a portion of the Dynamic Details senior term facility and the modification of the related interest rate swap agreement recorded in 2002.   DDi Corp. net interest expense increased $2.5 million to $12.3 million for the six months ended June 30, 2003, from $9.8 million for the same period in 2002.  The increase in net interest expense reflects the increase in net interest expense incurred by DDi Capital, and also by interest expense incurred on the DDi Corp. 6.25% convertible subordinated notes issued in April 2002.
Income Taxes
The DDi Capital effective tax rate decreased to a tax rate of approximately 1.3% for the six months ended June 30, 2003, from a benefit rate of 3.3% for the same period in 2002.  The DDi Corp. effective income tax rate decreased to a benefit rate of approximately 2.7% for the six months ended June 30, 2003, as compared to a benefit rate of 5.4% for the same period in 2002.  During the six months ended June 30, 2003, the Company’s effective tax rates reflect the impact of

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valuation allowances on US federal and state deferred tax assets generated in the current period.  During the six months ended June 30, 2002, the Company’s effective tax rates reflect the impact of substantial non-deductible items, primarily the goodwill impairment and valuation allowances relating to certain state deferred tax assets, including state tax credits.

Liquidity and Capital Resources

Proposed Restructuring

On May 13, 2003, the Company announced that it had reached an agreement in principle on a restructuring plan with a steering committee of the senior lender group of the Dynamic Details senior credit facility (the “Senior Credit Facility,” or “Senior Indebtedness”), and with a steering committee of the ad hoc committee of the holders of the 5.25% and 6.25% convertible subordinated notes of the Company (the “Convertible Subordinated Notes”).  The restructuring proposal contemplated, among other things, the restructuring of the pre-restructuring Senior Credit Facility, the cancellation of the pre-restructuring Convertible Subordinated Notes and the related issuance of shares of new common stock of DDi Corp. and new preferred stock of DDi Europe to the holders of the Convertible Subordinated Notes.  The agreement in principle also anticipated that the claims of the holders of the DDi Capital 12.5% senior discount notes (the “Senior Discount Notes”) would also be restructured.

On August 1, 2003, DDi Corp. and DDi Capital (the “Debtors”) entered into a Restructuring Support Agreement with 100% of the holders of the Senior Indebtedness with respect to the terms of the Debtors’ proposed plan of reorganization and the out-of-court restructuring of the Senior Indebtedness. On August 8, 2003, the Debtors and convertible subordinated note holders holding approximately 63% of the outstanding principal amount of the Convertible Subordinated Notes (the “Convertible Subordinated Note Holders”) entered into a Plan Support Agreement with respect to the terms of the Debtors’ proposed plan of reorganization.  Pursuant to the Restructuring Support Agreement and the Plan Support Agreement, the holders of the Senior Indebtedness, and the Convertible Subordinated Note Holders, respectively, agreed to support the plan as long as the respective Restructuring Support Agreement and Plan Support Agreement remain in effect.  As is commonly the case in this type of restructuring, the holders of the Senior Indebtedness and the Convertible Subordinated Note Holders will not be required to continue to support the plan of reorganization and the out-of-court restructuring of the Senior Indebtedness if certain events occur.  Such events include (but are not limited to) the modification of the plan in a manner not agreed to by the holders of the Senior Indebtedness and the Convertible Subordinated Note Holders, the appointment of a bankruptcy trustee or other receiver, the plan not being confirmed by the Bankruptcy Court by December 15, 2003, and the plan not being effective by January 8, 2004.  In addition, the Debtors and the holders of approximately 43% of the outstanding principal amount of the Senior Discount Notes (the “Senior Discount Note Holders”) also reached an agreement in principle with respect to the terms of the Debtors’ proposed plan of reorganization.

The Restructuring Support Agreement and Plan Support Agreement each required that the Debtors file voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code by (collectively the “Chapter 11 cases”)August 15, 2003. The Debtors had prepared such petitions but were unable to make such filings due to power outages in New York and the resulting closure of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”)on that date. The interested parties to the Restructuring Support Agreement and Plan Support Agreement have informally indicated to the Debtors that due to such circumstances, they will not consider the failure to have filed the petitions on August 15, 2003 to be a material breach of the agreements. The Debtors are currently negotiating written waivers of the applicable provisions of the Restructuring Support Agreement and an amendment of the Plan Support Agreement which will formally waive any technical breaches due to failure to file the voluntary petitions by August 15, 2003 and which will extend the date upon which the voluntary petitions must be filed until August 21, 2003 as well as the date upon which the plan of reorganization must be filed until August 30, 2003. The Debtors anticipate that they will receive the required Restructuring Support Agreement waivers as well as the amendment to the Plan Support Agreement by August 21, 2003.

In addition, the Debtors are currently negotiating a Senior Discount Noteholders Plan Support Agreement with holders of approximately 70% of the outstanding principal amount of Senior Discount Notes, in which such holders are being asked to agree to support the Debtors’ proposed plan of reorganization for as long as the agreement remains in effect. The proposed Senior Discount Noteholders Plan Support Agreement would also require that the voluntary petitions be filed by August 21, 2003 and that the plan of reorganization be filed by August 30, 2003. Similar to the Restructuring Support Agreement and Plan Support Agreement, the holders of Senior Discount Notes would not be required to continue to support the plan of reorganization and the out-of-court restructuring of the Senior Discount Notes if certain events occur. Those events are similar to the termination events in the Restructuring Support Agreement and Plan Support Agreement described above.

The Debtors intend to file voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York on or before August 21, 2003. The Debtors also intend to file a pre-arranged plan of reorganization and related disclosure statement with the Bankruptcy Court on or before August 30, 2003. The Company currently estimates that the Debtors will emerge from bankruptcy within 90 to 120 days after the filing of the voluntary petitions.

The consensual restructuring of the Convertible Subordinated Notes, the Senior Discount Notes and the existing shares of DDi Corp. common stock will be accomplished by the filing of the pre-arranged plan of reorganization.  The consensual restructuring of the Senior Indebtedness is being effected outside the plan of reorganization pursuant to the Restructuring Support Agreement.

The purpose of the plan of reorganization is to restructure the Debtors’ public debt to provide the Debtors with a capital structure that can be supported by the cash flows of their operating subsidiaries.  To that end, the plan of reorganization is expected to reduce the Debtors’ debt by more than $194 million and its future annual cash interest expense by approximately $11 million.

Because the terms of the proposed plan of reorganization and the out-of-court restructuring of the Senior Indebtedness have been agreed upon by holders holding approximately 63% of the outstanding principal amount of the Convertible Subordinated Notes, are supported by the holders of 100% of the Senior Indebtedness, and are the subject of an agreement in principle between the Debtors and the holders of approximately 43% of the outstanding principal amount of the Senior Discount Notes, the Company believes there is a

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strong likelihood that the proposed restructuring will be confirmed  (see Note 14 to the condensed consolidated financial statements regarding the proposed restructuring and the proposed proceedings under Chapter 11 of the Bankruptcy Code).

Following the filing of the Chapter 11 Cases, there is no assurance that the carrying amounts of assets will be realized or that liabilities will be settled for amounts recorded. Based on negotiations with various parties in interest, DDi Corp. and DDi Capital will file a pre-arranged plan of reorganization with the Bankruptcy Court to reorganize DDi Corp.’s and DDi Capital’s businesses and to restructure their obligations.  It is anticipated that this plan of reorganization will change the amounts reported in the financial statements and cause a material change in the carrying amount of assets and liabilities. Future financial statements will be prepared in accordance with the AICPA’s Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.”  SOP 90-7 requires, under certain circumstances, that entities adopt fresh-start reporting upon emergence from Chapter 11. Fresh-start reporting involves allocating the reorganization value of the entity (which generally approximates fair value) to the entity’s assets and liabilities. SOP 90-7 also requires the debtor to segregate pre-petition liabilities that are subject to compromise and identify all transactions and events that are directly associated with the reorganization of the debtor.  A portion of the liabilities recorded at June 30, 2003 are expected to be subject to compromise. Also in accordance with SOP 90-7, after the filing date, interest will no longer be accrued on any unsecured debt.

Outstanding Debt and Other Financing Arrangements

We are currently in default under the Senior Credit Facility, the Convertible Subordinated Notes and the Senior Discount Notes. As a result of the defaults,  we have classified all indebtedness relating to the Senior Credit Facility of approximately $68.5 million, the aggregate $200 million of indebtedness relating to the Convertible Subordinated Notes, and the approximately $16.1 million of indebtedness relating to the Senior Discount Notes as current liabilities.  On April 25, 2003, pursuant to notification by the counter-party of their intent to exercise their right to terminate the interest rate swap agreement, the agreement was terminated at a cost of $5.8 million, the fair market value of the liability at termination (see Note 3 to the condensed consolidated financial statements regarding the proposed restructuring and the proposed proceedings under Chapter 11 of the Bankruptcy Code).

On August 1, 2003, Dynamic Details amended its Senior Credit Facility.  The amendment defers all remaining principal amortization payments in 2003, including the one due on August 1, 2003, to January 30, 2004, subject to earlier acceleration upon the happening of specified events. Interest and fees remain payable currently.

The Convertible Subordinated Notes are obligations of DDi Corp., which is a holding company.  As a result, the Convertible Subordinated Notes are structurally subordinated to the liabilities of DDi Corp.’s  subsidiaries, including DDi Capital and Dynamic Details.  Accordingly, the Convertible Subordinated Notes effectively rank junior to the Senior Credit Facility and the Senior Discount Notes.  Similarly, the Senior Discount Notes are structurally subordinated to the liabilities of Dynamic Details, including the Senior Credit Facility.  The Senior Credit Facility, which is jointly and severally guaranteed by DDi Capital and its subsidiaries and collateralized by the assets of all of DDi Corp.’s domestic subsidiaries and pledges of the stock thereof, effectively ranks senior to the Convertible Subordinated Notes and the Senior Discount Notes.

DDi Europe has an outstanding credit facility with the Bank of Scotland (the “DDi Europe Facilities Agreement”). The DDi Europe Facilities Agreement expires on September 30, 2007 and requires DDi Europe to meet financial ratios and to comply with other restrictive covenants. All the assets of DDi Europe are pledged as collateral under the DDi Europe Facilities Agreement.  Borrowings under the facilities bear interest at varying rates. The overall effective interest rate for the DDi Europe term loan facilities, as of June 30, 2003, was 5.14%. The DDi Europe Facilities Agreement also contains a revolving credit facility which is available until November 2003 and bears interest at varying rates, comprising three-month U.K. LIBOR at the dates of commencement of the relevant quarterly interest period plus a margin of 1.50%.

As described above, DDi Corp. and DDi Capital intend to file voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on or before August 21, 2003, in order to implement the Company’s pre-arranged plan of reorganization and the financial restructuring contemplated therein.   Upon filing of the proposed Chapter 11 Cases, all actions and proceedings against the Debtors will be stayed under the Bankruptcy Code and the Debtors will continue to conduct their business through their non-debtor operating subsidiaries, Dynamic Details and DDi Europe.  The Debtors anticipate that they will manage their properties as debtors-in-possession during the pendency of the proposed Chapter 11 Cases. The Chapter 11 Cases are expected to only minimally affect the operating businesses of the Debtors’ non-debtor affiliates.

Current Financial Condition and Cashflows

Net cash provided by (used in) operating activities for the six months ended June 30, 2003 was $(6.7) million for DDi Capital and $(11.1) million for DDi Corp., compared to $0.4 million for DDi Capital and $(2.5) million for DDi Corp. for the six months ended June 30, 2002.  The decline in operating cash flows is due primarily to lower levels of earnings and restructuring and reorganization expenses.

Net cash provided by (used in) financing activities for the six months ended June 30, 2003 was $(4.0) million for DDi Capital and $0.2 million for DDi Corp., compared to $(9.8) million for DDi Capital and $25.4 million for DDi Corp. for the six months ended June 30, 2002. The increase in cash used in financing activities for DDi Capital is due primarily to a paydown of long-term debt partially offset by a contribution from DDi Corp. during the six months ended June 30, 2002.  The decline in cash provided by financing activities for DDi Corp. is due primarily to the cash proceeds from the issuance of the 6.25% convertible subordinated notes partially offset by the paydown of long-term debt during the six months ended June 30, 2002.

Net cash used in investing activities for the six months ended June 30, 2003 was $2.8 million for DDi Capital and $3.3 million for DDi Corp., compared to $5.7 million for DDi Capital and $25.9 million for DDi Corp. for the six months ended June 30, 2002. The decrease in cash used in investing activities for DDi Capital is due primarily to a decrease in capital

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expenditures during the six months ended June 30, 2003.  The decrease in cash used in investing activities for DDi Corp. is due primarily to the decrease in the DDi Capital cash used in investing activities as well as a decrease in the purchase of marketable securities during the six months ended June 30, 2003.

Capital expenditures for the six months ended June 30, 2003 were $2.8 million for DDi Capital and $3.3 million for DDi Corp., compared to $5.3 million for DDi Capital and $6.5 million for DDi Corp. for the six months ended June 30, 2002.  The decrease is due to continued cost containment efforts.

As of June 30, 2003, cash, cash equivalents and marketable securities were $24.1 million for DDi Capital and for DDi Corp., which included $9.4 million in restricted cash, cash equivalents and marketable securities, compared to $28.3 million for DDi Capital and $29.0 million for DDi Corp. at December 31, 2002.  As a result of the Company’s current defaults under the Senior Credit Facility and its other indebtedness, the Company is currently unable to borrow any additional funds under the Senior Credit Facility.  As of June 30, 2003, DDi Europe had $10.1 million outstanding under its revolving credit facility and had $1.5 million available for borrowing under its revolving credit facility.

Our principal sources of liquidity to fund ongoing operations are unrestricted cash, cash equivalents and marketable securities available for sale and with respect to DDi Europe, borrowings available under the DDi Europe facilities agreement. On August 1, 2003, the holders of our Senior Indebtedness, as a condition to their consenting to the restructuring, entered into control agreements with us to monitor and control the use of the Company’s cash and cash equivalents held in the Company’s three principal bank accounts, described below, during the restructuring period prior to Bankruptcy Court approval of the plan of reorganization.  Substantially all of our domestic cash, cash equivalents and marketable securities available for sale has been and during the restructuring period will be, deposited into these accounts.  The Company’s general operating account is maintained at JPMorgan Chase Bank and is under the sole control of JPMorgan Chase Bank, as collateral agent under the senior credit facility.  The Company has no right to issue instructions or any other right or ability to access or withdraw or transfer funds from the operating account without the consent of JPMorgan Chase Bank.  The senior lenders also required the Company to establish a reserve account and maintain a minimum of $7.5 million in such account at all times.  Under certain circumstances, the Company has access only to the interest earned on the funds in the reserve account.  The Debtors also established a restructuring account for use in administering the costs and expenses associated with the restructuring, which will be funded by Dynamic Details pursuant to an agreement with the senior lenders unless specified events occur.  Under certain circumstances, the holders of our Senior Indebtedness can take control of all of the above-referenced accounts.

We believe that the deferral of principal payments due under the Senior Credit Facility, along with our current cash position, should provide us with sufficient liquidity to meet our liquidity needs through the completion of the reorganization.  Assuming the reorganization is confirmed as currently contemplated, we believe, based upon the current level of operations, that cash generated from operations, available cash, cash equivalents and marketable securities and amounts available under our the restructured Senior Credit Facility and the DDi Europe Facility Agreement will be adequate to meet our debt service requirements, capital expenditures and working capital needs for the foreseeable future, although no assurance can be given in this regard. Accordingly, there can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to enable us to service our indebtedness. We remain leveraged and our future operating performance and ability to service or refinance our indebtedness will be subject to future economic conditions and to financial, business and other factors, certain of which are beyond our control.

Contractual Cash Obligations and Commercial Commitments

The following table shows our contractual cash obligations and commercial commitments as of June 30, 2003:

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Payments Due by Period
(in millions)

	DDi Capital

	For the Six Months Ending December 31,	Year Ending December 31,

Commitments	2003	2004	2005	2006	2007	Thereafter	Total

Long-Term Debt	$82.0	$—	$—	$—	$—	$—	$82.0
Capital Lease Obligations	0.5	1.1	1.2	—	—	—	2.8
Operating Leases	3.3	5.9	6.0	4.9	3.3	8.5	31.9

Total Commitments	$85.8	$7.0	$7.2	$4.9	$3.3	$8.5	$116.7

	DDi Corp.

	For the Six Months Ending December 31,	Year Ending December 31,

Commitments	2003	2004	2005	2006	2007	Thereafter	Total

Long-Term Debt	$286.2	$4.8	$4.8	$4.8	$4.9	$—	$305.5
Capital Lease Obligations	0.7	1.4	1.3	—	—	—	3.4
Operating Leases	4.7	8.5	8.2	6.9	5.3	26.7	60.3

Total Commitments	$291.6	$14.7	$14.3	$11.7	$10.2	$26.7	$369.2

Factors That May Affect Future Results

There are significant uncertainties relating to our proposed bankruptcy proceedings

Our future results are dependent upon the successful confirmation and implementation of a plan or plans of reorganization and out of court restructuring.  Although we intend to file voluntary petitions for reorganziation and to submit a proposed plan of reorganization to the Bankruptcy Court for approval, we cannot make any assurances that we will be able to obtain any such approval in a timely manner.  In addition, due to the nature of the reorganization process, actions may be taken by creditors or other parties in interest that may have the effect of preventing or unduly delaying confirmation of a plan or plans of reorganization in connection with the proposed Chapter 11 proceeding.  Our ability to obtain financing to fund our operations and our relations with our customers and suppliers may be harmed by protracted bankruptcy proceedings.  Further, we cannot predict the ultimate amount of our liabilities that will be subject to a plan of reorganization.

Other negative consequences that could arise as a result of the proposed bankruptcy proceedings include:

•	limiting our flexibility in planning for, or reacting to, changes in our business and our industry;

•	the incurrence of significant costs associated with our reorganization;

•	potential impacts on our relationship with suppliers and customers;

•	limiting our ability to borrow additional funds; and

•	negatively impacting our ability to attract, retain and compensate key employees.

Once a plan of reorganization is finalized, approved and implemented, our operating results may be adversely affected by the possible reluctance of prospective lenders, customers and suppliers to do business with a company that recently emerged from bankruptcy proceedings.

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We face uncertainty with respect to treatment of our liabilities

Upon the filing of the Chapter 11 proceeding, in general, all pending litigation against us will be stayed and no party may take any action to realize on their pre-petition claims except pursuant to further order of the Bankruptcy Court.  In addition, we may reject pre-petition executory contracts and unexpired lease obligations, and parties affected by these rejections may file claims with the Bankruptcy Court.  While we anticipate substantially all liabilities as of the petition date will be dealt with in accordance with our proposed plan of reorganization, there can be no assurance that all the liabilities will be handled in this manner.

We have substantial debt and are highly leveraged

We have a substantial amount of debt outstanding which could adversely affect our financial health.  As of June 30, 2003, DDi Corp. and DDi Capital had approximately $308.8 million and $84.8 million of debt outstanding, respectively.  We are currently in default under our existing Senior Credit Facility, the Convertible Subordinated Notes and the Senior Discount Notes.  In addition, a filing for reorganization under Chapter 11 will represent an event of default under each of the respective financing arrangements.  After a Chapter 11 filing, DDi Corp. and DDi Capital will not be permitted to make scheduled principal and interest payments with respect to pre-petition debt unless specifically ordered by the Bankruptcy Court.  This leveraged position could have adverse consequences, including:

•	limiting our ability to obtain additional financing, if needed, for working capital, capital expenditures, debt service requirements or other purposes;

•	increasing our vulnerability to adverse economic and industry conditions;

•

requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities or other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	placing us at a competitive disadvantage compared to our competitors that have less leverage.

We have and, following our proposed bankruptcy proceedings, expect to have liens on all of our assets, which will limit our ability to raise additional incremental senior secured financing in the future.

We believe our equity holders will receive little value for their interests under a plan or plans of reorganization

Under the proposed plan of reorganization that we intend to file, if approved and implemented, our equity holders will receive little value for their interests.  The value of our capital stock is highly speculative and any investment in such capital stock would pose a high degree of risk.  Our common stock was delisted from Nasdaq in April 2003 and later began trading on the OTCBB.  As a result, a liquid public market for our common stock does not exist, which may make it difficult for you to sell our common stock.  In addition, there may be very limited demand for our common stock.

Our reorganization will require substantial effort by management.

Our senior management have been and may continue to be required to expend a substantial amount of time and effort structuring a plan or plans of reorganization, which could have a disruptive impact on management’s ability to focus on the operation of our business.

Our independent accountants’ report that accompanies our audited financial statements for the year ended December 31, 2002 expresses substantial doubt about our ability to continue as a going concern.

Our independent accountants have expressed a substantial doubt about our ability to continue as a going concern.  Following the proposed Chapter 11 filings, the Company’s ability to realize assets and liquidate liabilities is subject to uncertainty.

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Restrictions Imposed by Proposed Bankruptcy Proceeding

Following the Chapter 11 filings, we anticipate that DDi Corp. will continue to manage its business as a debtor-in-possession. As a debtor-in-possession, management is authorized to operate the business, but may not engage in transactions outside the ordinary course of business without Court approval. Under bankruptcy law, actions by creditors to collect pre-petition indebtedness owed by DDi Corp. and DDi Capital at the filing date are stayed and other pre-petition contractual obligations may not be enforced against DDi Corp. or DDi Capital without further order of the Bankruptcy Court. Due to material uncertainties inherent in the proposed Chapter 11 filings, it is not possible to predict the length of time DDi Corp. and DDi Capital will operate under Chapter 11 protection, the outcome of the proceedings in general, whether DDi Corp. and DDi Capital will continue to operate under its current organizational structure, the effect of the proceedings on the DDi Corp.’s and DDi Capital’s businesses or the recovery by creditors and equity holders of DDi Corp. and DDi Capital.

Business Cycles of the End Markets We Serve

The end markets into which we sell printed circuit boards and electronic manufacturing services (including communications and networking equipment; computers and peripherals; medical, automotive, industrial and test equipment; and aerospace equipment) have their own business cycles.  Some of these cycles show predictability from year to year.  However, other cycles are unpredictable in commencement, depth and duration.  The communications industry entered into a significant downturn in late 2000, which continues as of this date.  This has had a negative impact on our revenues and operating performance for the three and six months ended June 30, 2003 and has continued to have a negative impact on our revenues and operating performance during the third quarter of 2003.  If certain industries take a downturn, or if events leading to additional excess capacity occur, we will experience a negative impact on our revenues, gross margins and operating margins.

Technological Change and Process Development

The market for our products and services is characterized by rapidly changing technology and continuing process development. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products and services that meet changing customer needs, and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. Research and development expenses are expected to increase as manufacturers make demands for products and services requiring more advanced technology on a quicker turnaround basis. We are more leveraged than some of our principal competitors, and therefore may not be able to respond to technological changes as quickly as these competitors.

In addition, the electronics manufacturing services industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for our services. We cannot assure you that we will effectively respond to the technological requirements of the changing market. To the extent that we determine that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require us to make significant capital investments. There can be no assurance that we will be able to obtain capital for these purposes in the future or that any investments in new technologies will result in commercially viable technological processes, particularly in light of the proposed bankruptcy proceeding.

Dependence on a Core Group of Significant Customers

Although we have a large number of customers, net sales to our largest customer accounted for approximately 5.6% of net sales for the quarter ended June 30, 2003.  Net sales to our ten largest customers accounted for approximately 26.4% of net sales during the same period.  We may depend upon a core group of customers for a material percentage of our respective net sales in the future.  Substantially all of our sales are made on the basis of purchase orders rather than long-term agreements.  We cannot assure you that significant customers will order services from us in the future or that they will not reduce or delay the amount of services ordered.  Any reduction or delay in orders could negatively impact revenues.  In addition, we generate significant accounts receivable in connection with providing services to customers.  If one or more significant customers were to become insolvent or otherwise were unable to pay us for the services provided, results of operations would be adversely affected.

Variability of Orders

Our operating results fluctuate because we sell on a purchase-order basis rather than pursuant to long-term contracts and we expect these fluctuations to continue in the future. We are, therefore, sensitive to variability in demand by our customers. Because we time our expenditures in anticipation of future sales, our operating results may be less than we estimate if the timing and volume of customer orders do not match expectations. Furthermore, we may not be able to capture all potential

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revenue in a given period if our customers’ demand for quick-turnaround services exceeds our capacity during that period. Because a significant portion of our operating expenses are fixed, even a small revenue shortfall can have a disproportionate effect on operating results. It is possible that, in future periods, results may be below the expectations of public market analysts and investors.  This could cause the market price of DDi Corp.’s common stock to decline.

Competition

The printed circuit board industry is highly fragmented and characterized by intense competition.  We principally compete with independent and captive manufacturers of complex quick-turn and longer-lead printed circuit boards.  Our principal competitors include independent small private companies, two small public companies and integrated subsidiaries of more broadly based volume producers that also manufacture multilayer printed circuit boards and other electronic assemblies.  Some of our principal competitors are less highly-leveraged than us and may have greater financial and operating flexibility.

The barriers to entry in our niche are considerable.  In order to survive in the quick-turn sector, a competitor must have a very large customer base, a large staff of sales and marketing personnel, considerable engineering resources, and proper tooling and equipment to permit fast turnaround of small lots on a daily basis.

Intellectual Property

Our success depends in part on proprietary technology and manufacturing techniques. Currently, we do not place significant reliance on patent protection to safeguard these proprietary techniques but rely primarily on trade secret protection. Litigation may be necessary to protect our technology and determine the validity and scope of the proprietary rights of competitors. Intellectual property litigation could result in substantial costs and diversion of our management and other resources. If any infringement claim is asserted against us, we may seek to obtain a license of the other party’s intellectual property rights. We cannot assure you that a license would be available on reasonable terms or at all.

Environmental Matters

Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for us because we use in our manufacturing process materials classified as hazardous such as ammoniacal etching solutions, copper and nickel.  In addition, because we are a generator of hazardous wastes, we may be subject to potential financial liability for costs associated with an investigation and any remediation of sites at which we have arranged for the disposal of hazardous wastes if such sites become contaminated. Even if we fully comply with applicable environmental laws and are not directly at fault for the contamination, we may still be liable. The wastes we generate include spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. Violations of environmental laws could subject us to revocation of our effluent discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, thereby negatively impacting revenues and potentially causing the market price of DDi Corp.’s common stock to decline.

Dependence on Key Management

We depend on the services of our senior executives, including Bruce D. McMaster, President and Chief Executive Officer. We cannot assure you that we will be able to retain him and other executive officers and key personnel or attract additional qualified management in the future.  Mr. McMaster is not a party to an employment agreement with us.  Our business also depends on our ability to continue to recruit, train and retain skilled employees, particularly engineering and sales personnel, due to our focus on the technologically advanced and time-critical segment of the electronics manufacturing services industry.  In addition, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition.  Effective December 19, 2002, the Company adopted a plan to retain employees under the Key Employee Retention Program (“KERP”).  The KERP is a discretionary retention bonus program which is scheduled to pay a stay bonus in three installments, on December 31, 2002, July 1, 2003, and January 1, 2004.  Each of our senior executives, including Mr. McMaster, have received retention bonuses under the KERP.  There can be no assurance that the KERP will be successful in retaining key personnel.

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Item 3.   Quantitative and Qualitative Disclosures About Market Risk.

Interest Rate Risk

The DDi Europe Facilities Agreement and the Senior Credit Facility bear interest at a floating rate; the Senior Discount Notes and Convertible Subordinated Notes bear interest at fixed rates.

The Dynamic Details revolving credit facility bears interest at (a) 3.75% per annum plus the applicable LIBOR or (b) 2.00% per annum plus the federal reserve reported overnight funds rate plus 0.5% per annum.  As of June 30, 2003, we had no amounts outstanding under the revolving credit facility and the revolving credit facility is not currently available.  Therefore, a 10% change in interest rates during the twelve months ending June 30, 2004 will not affect the interest expense to be incurred on this facility during such period.

The term loan facility portion of the Senior Credit Facility bears interest based on one-month LIBOR.  As of June 30, 2003, one-month LIBOR was 1.12%.  If one-month LIBOR increased by 10% to 1.23%, interest expense related to the term loan facility portion would increase by approximately $0.1 million.  The overall effective interest rate for the term loans as of June 30, 2003, was 5.06%.

The DDi Europe Facilities Agreement bears interest based on three-month U.K. LIBOR plus a margin of 1.50%.  Based upon our anticipated utilization of the DDi Europe revolving credit facility through the period ending June 30, 2004, a 10% change in interest rates is not expected to materially affect the interest expense to be incurred on this facility during such period. As of June 30, 2003,  three-month U.K. LIBOR was 3.64%.  If three-month U.K. LIBOR increased by 10% to 4.00%, interest expense related to the term loan facility would increase approximately $0.1 million.  The overall effective interest rate for the term loan facilities, as of June 30, 2003, was 5.14%.

A change in interest rates would not have an effect on our interest expense on the Senior Discount Notes or Convertible Subordinated Notes because these instruments bear a fixed rate of interest.

Foreign Currency Exchange Risk

The sales and expenses and financial results of DDi Europe and of our Canadian operations are denominated in British pounds and Canadian dollars, respectively.  We have foreign currency translation risk equal to our net investment in those operations.  However, since nearly all of our sales are denominated in local currency or in U.S. dollars, we have relatively little exposure to foreign currency transaction risk with respect to sales made.  Based on our forecasts, the effect of an immediate 10% change in exchange rates would have an impact on our operating results over the 12 month period ending June 30, 2004, of approximately $0.1 million.  We do not use forward exchange contracts to hedge exposures to foreign currency denominated transactions and do not utilize any other derivative financial instruments for trading or speculative purposes.

Item 4.   Controls and Procedures.

Based on an evaluation of the effectiveness of DDi Corp.’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Act of 1934, as amended), DDi Corp.’s Chief (principal) Executive Officer and Chief (principal) Financial Officer have concluded that such controls and procedures were effective as of the end of the period covered by this report. In connection with such evaluation, no change in DDi Corp.’s internal control over financial reporting occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, DDi Corp.’s internal control over financial reporting.

Based on an evaluation of the effectiveness of DDi Capital’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Act of 1934, as amended), DDi Capital’s Chief (principal) Executive Officer and Chief (principal) Financial Officer have concluded that such controls and procedures were effective as of the end of the period covered by this report. In connection with such evaluation, no change in DDi Capital’s internal control over financial reporting occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, DDi Capital’s internal control over financial reporting.

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PART II  – OTHER INFORMATION

Item 3.   Defaults Upon Senior Securities.

We have been in default of certain financial covenants under the Senior Credit Facility since December 31, 2002.

As a result of the defaults under the Senior Credit Facility, we were not permitted to pay our interest obligations under the DDi Corp. 5.25% convertible subordinated notes on March 1, 2003 and the DDi Corp. 6.25% convertible subordinated notes on April 1, 2003.  Since the interest payments on the Convertible Subordinated Notes were not made within the 30 day grace period provided under the respective agreements, the Convertible Subordinated Notes are in default and the holders of those instruments are able to exercise all of their respective rights and remedies under the terms of the respective agreements.  The total amount of interest on the DDi Corp. 5.25% convertible subordinated notes and the DDi Corp. 6.25% convertible subordinated notes, in arrears on the date of this report is approximately $4.9 million and $5.3 million, respectively.

We did not pay our interest obligations due on May 15, 2003 under the Senior Discount Notes.  Failure to make such interest payments within 30 days of their due date has resulted in a default.  The Company’s current expectation is that the Senior Discount Notes will not be repaid in accordance with their stated terms.  As a result, the Company has classified all indebtedness relating to the Senior Discount Notes, $16.1 million in the aggregate, as current liabilities at June 30, 2003.  The total amount of interest on the Senior Discount Notes in arrears on the date of this report is approximately $1.5 million.

Item 6.   Exhibits and Reports on Form 8-K.

(a)  Exhibits.

The exhibits listed below are hereby filed with the U.S. Securities and Exchange Commission as part of this Quarterly Report on Form 10-Q.

Exhibit	Description

10.1

Seventh Amendment, dated as of June 27, 2003, to the Credit Agreement, dated as of July 23, 1998, among (i) DDi Capital Corp., formerly known as Details, Capital Corp.; (ii) Dynamic Details, Incorporated, formerly known as Details, Inc.; (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc.; (iv) the several banks and other financial institutions from time to time parties thereto; (v) Bankers Trust Company; and (vi) The Chase Manhattan Bank.

10.2

Eighth Amendment, dated as of August 1, 2003, to the Credit Agreement, dated as of July 23, 1998, among (i) DDi Capital Corp., formerly known as Details, Capital Corp.; (ii) Dynamic Details, Incorporated, formerly known as Details, Inc.; (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc.; (iv) the several banks and other financial institutions from time to time parties thereto; (v) Bankers Trust Company; and (vi) The Chase Manhattan Bank.

31.1	Certification of Chief Executive Officer of DDi Corp., Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer of DDi Corp., Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.3	Certification of Chief Executive Officer of DDi Capital Corp., Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.4	Certification of Chief Financial Officer of DDi Capital Corp., Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer of DDi Corp., Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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Exhibit	Description

32.2	Certification of Chief Financial Officer of DDi Corp., Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.3	Certification of Chief Executive Officer of DDi Capital Corp., Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.4	Certification of Chief Financial Officer of DDi Capital Corp., Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(b)  Reports on Form 8-K.

The following Current Reports on Form 8-K were filed in the quarterly period ended June 30, 2003:

          (i).  On April 1, 2003, DDi Corp. filed a report on Form 8-K dated April 1, 2003 disclosing an update on negotiations with DDi Corp.’s senior lenders and convertible subordinated noteholders, announcing changes to its previously announced fourth quarter and year end results for 2002 and announcing certain reclassifications of indebtedness recorded in fiscal 2002.

          (ii).  On April 14, 2003, DDi Corp. filed a report on Form 8-K dated April 14, 2003 announcing that its shares of common stock would be delisted from trading on The Nasdaq SmallCap Market effective April 15, 2003.

(iii). On May 15, 2003, DDi Corp. filed a report on Form 8-K dated May 14, 2003 announcing its operating results for the first quarter of the fiscal year ending December 31, 2003.

          (iv).  On May 15, 2003, DDi Corp. filed a report on Form 8-K dated May 13, 2003 announcing that the Company and a steering committee of the senior lender group of the Dynamic Details senior credit facility, have reached an agreement in principle on a proposal to restructure the Dynamic Details senior credit facility which, as previously disclosed, is currently in default.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 19, 2003	DDi CORP.

	By:	/s/ JOHN K. STUMPF

John K. Stumpf Chief Financial Officer and Treasurer (Authorized Signatory and Principal Financial Officer)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 19, 2003	DDi CAPITAL CORP.

	By:	/s/ JOHN K. STUMPF

John K. Stumpf Chief Financial Officer and Treasurer (Authorized Signatory and Principal Financial Officer)

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Exhibit 10.1

EXECUTION COPY

                    SEVENTH AMENDMENT, dated as of June 26, 2003 (this “Seventh Amendment”) to the Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001 and the Sixth Amendment, dated as of June 28, 2002 (as amended, supplemented or otherwise modified prior to the Petition Date, the “Credit Agreement”) among  (i) DDi Capital Corp., formerly known as Details Capital Corp. (the “Company”); (ii) Dynamic Details, Incorporated, formerly known as Details, Inc. (“Details”); (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc. (“DDISV”, and collectively with Details, the “Borrowers”); (iv) the several banks and other financial institutions from time to time parties thereto, (individually, a “Lender,” and collectively, the “Lenders”); (v) Bankers Trust Company, as documentation and co-syndication agent; and (vi) JPMorgan Chase Bank, as collateral, co-syndication and administrative agent (in such capacity, the “Administrative Agent”), and all collateral and ancillary documentation executed by any Lender or any Affiliate of Any Lender in connection therewith, including, without limitation, the hedge agreement (the “Hedge Agreement”) entered into by Details with JPMorgan Chase Bank (collectively, the “Loan Documents”).  Terms defined in the Credit Agreement shall be used in this Seventh Amendment with their defined meanings unless otherwise defined herein.

W I T N E S S E T H :

                    WHEREAS, pursuant to the Loan Documents the Lenders have agreed to make, and have made, certain Loans to the Borrowers;

                    WHEREAS, the Company and the Borrowers have requested that the Lenders amend, and the Lenders have agreed to amend, certain of the provisions of the Credit Agreement, but only upon the terms and subject to the conditions set forth below;

                    NOW, THEREFORE, the parties hereto hereby agree as follows:

                    1.   Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the proper alphabetical order:

“Extended Amortization Date” shall mean the date that is the earliest to occur of (x) July 11, 2003, which date shall automatically be extended to August 1, 2003 if the termination date of each of the confidentiality agreements executed by (1) Argent Financial Group, (2) Cohanzick Management, LLC, (3) Providence Capital LLC, (4) Stutman, Treister, & Glatt Professional Corporation, (5) Symphony Asset Management, (6) Tablerock Fund Management, LLC, and (7) U.S. Bank, N.A. is extended beyond July 31, 2003 in a manner reasonably satisfactory to the Administrative Agent; or (y) the occurrence of an Event of Default under Section 8(f) (other than 8(f)(iv) or (v)) of the Credit Agreement.

“Seventh Amendment”: the Seventh Amendment, dated as of June 26, 2003, to this Agreement.

“Seventh Amendment Effective Date”: the Seventh Amendment Effective Date under the Seventh Amendment to this Agreement (which date is as of June 26, 2003).

                    2.   Amendment to Section 2.3.  Each of subsections 2.3(a) and (b) of the Credit Agreement is hereby amended by deleting “June 30, 2003” where it appears therein, respectively, and substituting in lieu thereof “Extended Amortization Date”.

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                    3.   Amount of Obligations.  Each of the Borrowers and the Company jointly and severally acknowledges and agrees that, on and as of the Seventh Amendment Effective Date, the Obligations include, without limitation, the aggregate amount of $ 72,892,916.17 in respect of face amount of undrawn Letters of Credit and outstanding unpaid principal Obligations under the Loan Documents.

                    4.   Acknowledgment of Events of Default.  Each of the Borrowers and the Company jointly and severally hereby acknowledges that (a) the Existing Events of Default set forth on Schedule 1 hereto (the “Existing Events of Default”) have occurred and continue to exist as of the Seventh Amendment Effective Date, and each of the Borrowers and the Company represent and warrant to the Administrative Agent and the Lenders that no other Event of Default has occurred and continues to exist as of the Seventh Amendment Effective Date, and (b) the occurrence and continuance of the Existing Events of Default entitle the Administrative Agent and the Lenders to at any time exercise all of their rights and remedies and to commence enforcement and collection actions under the Credit Agreement and the other Loan Documents and applicable law.

                    5.   The Collateral.  Each Grantor jointly and severally ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the liens and security interests granted to secure all of the Obligations (as defined in the Guarantee and Collateral Agreement) of such Grantor to the Administrative Agent, for the benefit of the Lenders, pursuant to the Guarantee and Collateral Agreement.  Each Grantor jointly and severally acknowledges and agrees that all such liens and security interests granted by such Grantor shall continue to secure the Obligations (as defined in the Guarantee and Collateral Agreement) from and after the Seventh Amendment Effective Date.  Each Grantor jointly and severally hereby represents and warrants to the Administrative Agent and the Lenders that pursuant to the Guarantee and Collateral Agreement, the Obligations (as defined in the Guarantee and Collateral Agreement) are secured by liens on and security interest in all of such Grantor’s assets.

                    6.   Validity of Obligations.  Each of the Borrowers and the Company jointly and severally acknowledges and agrees that (i) each of the Borrowers is truly and justly indebted to the Lenders and the Administrative Agent for the Obligations, without defense, counterclaim or offset of any kind, and each Borrower ratifies and reaffirms the validity, enforceability and binding nature of such Obligations, (ii) neither Borrower has any claim, right or cause of action of any kind against any Lender, the Administrative Agent or any of such Lender’s or the Administrative Agent’s present or former subsidiaries, Affiliates, officers, directors, employees, attorneys or other representatives or agents (collectively with their respective successors and assigns, the “Lender Parties”) in connection with the Obligations, the Credit Agreement and the other Loan Documents and this Seventh Amendment, or the transactions contemplated hereby and thereby and (iii) each Lender and the Administrative Agent has heretofore properly performed and satisfied in a timely manner all of its obligations under the Loan Documents.

                    7.   Reservation of Rights.  Each of the Company and the Borrowers acknowledges and agrees that, (i) the Lenders shall preserve all rights and remedies set forth in the Loan Documents and under applicable law, (ii) the current non-exercise of rights and remedies by the Administrative Agent and the Lenders in respect of the Existing Events of Default shall not be construed as a waiver of any such Events of Default, (iii) any acceptance by the Lenders of a payment of principal or interest in an amount less than the full amount of principal or interest due and payable under the Credit Agreement shall not constitute a waiver of any rights and remedies by the Administrative Agent and the Lenders in respect thereof, (iv) the Administrative Agent and the Lenders have the right, and have reserved their right, to invoke fully any or all of such rights and remedies under the Credit Agreement, the other Loan Documents and applicable law in respect of the Existing Events of Default and any other Events of Default that may now exist or hereafter occur, (v) and nothing contained herein shall in any way limit said

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rights or diminish any of the obligations of the Company and the Borrowers or any of their Subsidiaries contained in the Loan Documents.

                    8.   Payment of Fees and Expenses.  The Borrowers agree to pay or reimburse the Administrative Agent for its out-of-pocket costs and expenses incurred in connection with this Seventh Amendment, any documents prepared in connection herewith and the transactions contemplated hereby and any outstanding amounts relating thereto to the Administrative Agent’s professional advisors including, without limitation, the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, and the reasonable fees, charges and disbursements of FTI/Policano & Manzo, L.L.C., subject to the Administrative Agent’s approval of such fees.

                    9.   No Change.   Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, waived, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.

                    10. Effectiveness.  This Seventh Amendment shall become effective upon the satisfaction of the following conditions precedent and will be deemed to be effective as of June 26, 2003 (the “Seventh Amendment Effective Date”):

                    (a)  counterparts hereof duly executed by Company, the Borrowers and each of the Lenders; the execution and delivery of this Seventh Amendment by any Lender shall be binding upon each of its successors and assigns (including assignees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof;

                    (b)  a copy of resolutions of each Borrower, certified by the Secretary of such Borrower, authorizing the execution, delivery and performance of this Seventh Amendment, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

                    (c)  a certificate of each of the Borrowers, dated as of the date hereof, as to the incumbency and signature of the officers of such Borrower executing this Seventh Amendment, which shall be in form and substance reasonably satisfactory to the Administrative Agent; and

                    (d)  such other documents, instruments and agreements with respect to the matters contemplated by this Seventh Amendment as the Administrative Agent reasonably shall request, and all such documents, instruments and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

                    11. Counterparts.  This Seventh Amendment may be executed by the parties hereto in any number of separate counterparts by facsimile with originals to follow, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                    12. GOVERNING LAW.  THIS SEVENTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DDi CAPITAL CORP.

By:	/S/ JOHN STUMPF

Title:	Chief Financial Officer (CFO)

DYNAMIC DETAILS, INCORPORATED

By:	/s/ JOHN STUMPF

Title:	CFO

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

By:	/s/ JOHN STUMPF

Title:	CFO

                    Each of the undersigned hereby consents to the foregoing Seventh Amendment and hereby confirms, reaffirms and restates that its obligations under or in respect of the Credit Agreement and the documents related thereto to which it is a party are and shall remain in full force and effect after giving effect to the foregoing Seventh Amendment.

DYNAMIC DETAILS, INCORPORATED, VIRGINIA

By:	/s/ JOHN STUMPF

Title:	CFO

DYNAMIC DETAILS TEXAS, L.P.

By:	DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ JOHN STUMPF

Title:	CFO

By:	DDi-TEXAS INTERMEDIATE HOLDINGS, L.L.C.

By:	/s/ JOHN STUMPF

Title:	CFO

By:	DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ JOHN STUMPF

Title:	CFO

By:	DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

By:	/s/ JOHN STUMPF

Title:	CFO

By:	DYNAMIC DETAILS INCORPORATED, TEXAS

By:	/s/ JOHN STUMPF

Title:	CFO

JPMORGAN CHASE BANK, as Administrative Agent, Collateral Agent, Co-Syndication Agent and as a Lender

By:	/s/ JONATHAN KATZ

Name:	Jonathan Katz
Title:	Vice President

BANK AUSTRIA CREDITANSTALT CORP FINANCE, as lender

By:	/s/ PETER BRACH

Name:	Peter Brach
Title:	Director

By:	/s/ SCOTT OBECK

Name:	Scott Obeck
Title:	Associate Director

BANK BOSTON, as a Lender

By:	/s/ THOMAS SCHMIDT

Name:	Thomas Schmidt
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ MARK SPARROW

Name:	Mark Sparrow
Title:	Director

CITIZENS BANK OF MA, as a Lender

By:	/s/ STEVEN C. PETRARCA

Name:	Steven C. Petrarca
Title:	Vice President

CRESCENT/MACH I PARTNERS, L.P.

By:	TCW ASSET MANAGEMENT COMPANY Its Investment Manager

By:	/s/ RICHARD F. KURTH

Name:	Richard F. Kurth
Title:	Senior Vice President

By:	/s/ JONATHAN R. INSULL

Name:	Jonathan R. Insull
Title:	MANAGING DIRECTOR

CYPRESSTREE INVESTMENT PARTNERS I, LTD, as a Lender

By:	CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC., as Portfolio Manager.

By:	/s/ PRESTON I. CARNES, JR.

Name:	Preston I. Carnes, Jr.
Title:	Managing Director

CYPRESSTREE INVESTMENT PARTNERS II, LTD., as a Lender

By:	CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC., as Portfolio Manager

By:	/s/ PRESTON I. CARNES, JR.

Name:	Preston I. Carnes, Jr.
Title:	Managing Director

DEBT STRATEGIES FUND, INC, as a Lender

By:	/s/ PHILIP J. BRENDEL

Philip J. Brendel
Authorized Signatory

DEUTSCHE BANK TRUST COMPANY AMERICAS as a Lender

By:	/s/ ALEXANDER BICI

Name:	Alexander Bici
Title:	Vice President

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ JAMES M. GALLAGHER

James M. Gallagher
Director

By:	/s/ LISA OVERTON

Name:	Lisa Overton
Title:	Associate

FLEET NATIONAL BANK, as a Lender

By:	/s/ THOMAS SCHMIDT

Name:	Thomas Schmidt
Title:	Vice President

GRAYSTON CLO 2001-01 LTD.
By:	BEAR STEARNS ASSET MANAGEMENT INC. as its Collateral Manager

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]
Title:	Associate Director

GSC PARTNERS GEMINI FUND LIMITED, as a Lender

By:	GSCP(NJ), LP, as Collateral Monitor
By:	GSCP(NJ), INC., its General Partner

By:	/s/ THOMAS J. LIBASSI

Name:	Thomas J. Libassi
Title:	Managing Director

HARBOUR TOWN FUNDING TRUST, as a Lender

By:	/s/ ANN E. MORRIS

Name:	Ann E. Morris
Title:	Authorized Agent

IBM CREDIT LLC (formerly known as IBM Credit Corporation), as a Lender

By:	/s/ STEVEN A. FLANAGAN

Steven A. Flanagan
Manager, Global Special Handling Group

INDOSUEZ CAPITAL FUNDING IIA, LIMITED
By:	Indosuez Capital as Portfolio Advisor

By:	/s/ CHARLES KOBAYASHI

Name:	Charles Kobayashi
Title:	Principal and Portfolio Manager

KZH CRESCENT-2 LLC

By:	/s/ DORIAN HERRERA

Name:	Dorian Herrera
Title:	Authorized Agent

KZH CRESCENT-3 LLC

By:	/s/ DORIAN HERRERA

Name:	Dorian Herrera
Title:	Authorized Agent

KZH CYPRESSTREE-1 LLC

By:	/s/ DORIAN HERRERA

Name:	Dorian Herrera
Title:	Authorized Agent

MASSMUTUAL HIGH YIELD PARTNERS II, LLC, as a Lender

By:	HYP MANAGEMENT, INC. As Managing Member

By:	/s/ RICHARD C. MORRISON

Name:
Title:	VICE PRESIDENT

MASSACHUSETTS MUTUAL LIFE INSURANCE CO., as a Lender

By:	/s/ STEVEN J. KATZ

Name:	Steven J. Katz
Title:	Second Vice President and Associate General Counsel

MASTER SENIOR FLOATING RATE TRUST

By:	/s/ PHILIP J. BRENDEL	as a Lender

Philip J. Brendel
Authorized Signatory

MERRILL LYNCH PRIME RATE PORTFOLIO, as a Lender
By:	Merrill Lynch Investment Managers, LP as Investment Advisor

By:	/s/ PHILIP J. BRENDEL

Philip J. Brendel
Authorized Signatory

MORGAN STANLEY PRIME INCOME TRUST, as a Lender

By:	/s/ SHEILA A. FINNERTY

Name:	Sheila A. Finnerty
Title:	Executive Director

PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD.
BY:	ING INVESTMENTS, LLC as its investment manager

By:	/s/ MARK F. HAAK, CFA

Name:	Mark F. Haak, CFA
Title:	Vice President

PILGRIM CLO 1999-1 LTD.
By:	ING INVESTMENTS, LLC as its Investment manager

By:	/s/ MARK F. HAAK, CFA

Name:	Mark F. Haak, CFA
Title:	Vice President

SANKATY ADVISORS, LLC, as Collateral Manager for Brant Point II CBO 2000-1 LTD., as Term Lender

By:	/s/ DIANE J. EXTER

Name:	Diane J. Exter
Title:	Managing Director Portfolio Manager

SANKATY ADVISORS, LLC as Collateral Manager for Castle Hill I - INGOTS, Ltd., as Term Lender

By:
Name :	/s/ DIANE J. EXTER

Name:	Diane J. Exter
Title:	Managing Director Portfolio Manager

SANKATY ADVISORS, LLC as Collateral Manager for Race Point CLO, Limited, as Term Lender

By:	/s/ DIANE J. EXTER

Name:	Diane J. Exter
Title:	Managing Director Portfolio Manager

SANKATY HIGH Y IELD PARTNERS II, LP

By:	/s/ DIANE J. EXTER

Name:	Diane J. Exter
Title:	Managing Director Portfolio Manager

SMOKY RIVER CDO, LP,

By	RBC LEVERAGED CAPITAL as Portfolio Advisor

By:	/s/ MELISSA MARANO

Name:	Melissa Marano
Title:	Partner

SOMERS CDO, LTD, as a Lender

By:	MASS MUTUAL LIFE INSURANCE CO. AS, COLLATERAL MANAGER

By:	/s/ STEVEN J. KATZ

Name:	Steven J. Katz
Title:	Second Vice President and Associate General Counsel

SUNAMERICA SENIOR FLOATING RATE FUND INC.

By:	STANFIELD CAPITAL PARTNERS LLC as subadvisor

By:	/s/ CHRISTOPHER A. BONDY

Name:	Christopher A. Bondy
Title:	Partner

TCW SELECT LOAN FUND, LIMITED

By:	TCW Advisors, Inc. as its Collateral Manager

By:	/s/ RICHARD F. KURTH

Name:	Richard F. Kurth`
Title:	Senior Vice President

By:	/s/ JONATHAN R. INSULL

Name:	Jonathan R. Insull
Title:	Managing Director

VAN KAMPEN SENIOR LOAN FUND

By:	VAN KAMPEN INVESTMENT ADVISORY CORP.

By:	/s/ CHRISTINA JAMIESON

Name:	Christina Jamieson
Title:	Vice President

SCHEDULE I

Existing Events of Default

The following Events of Default have occurred as of the Seventh Amendment Effective Date:

1.	Failure to meet minimum Consolidated EBITDA for the fiscal quarter ending December 31, 2002 (See Section 7.1(d) and Section 8(c) of the Credit Agreement)

2.	Failure to maintain minimum Liquidity Amount from and after December 31, 2002 (See Section 7.1(a) and Section 8(c) of the Credit Agreement)

3.	Failure to maintain minimum Liquidity Amount (See Section 7.1(a) and Section 8(c) of the Credit Agreement)

4.	Failure to meet the Consolidated Senior Leverage Ratio covenant (See Section 7.1(b) and Section 8(c) of the Credit Agreement)

5.	Failure to meet minimum Consolidated EBITDA (See Section 7.1(d) and Section 8(c) of the Credit Agreement)

6.	Failure to meet minimum Consolidated Revenue (See Section 7.1(e) and Section 8(c) of the Credit Agreement)

7.

Audited consolidated financial statements for the fiscal year ended December 31, 2002 issued by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing with a “going concern” or like qualification or exception (See Section 6.1(a) and Section 8(d) of the Credit Agreement)

8.	Failure to make interest payments on the 5 ¼ Notes, the 6 ¼ Notes and the 12 ½% Senior Discount Notes (See Section 8(e) of the Credit Agreement)

9.	Default under the Hedge Agreement.

EXECUTION COPY

                    EIGHTH AMENDMENT, dated as of August 1, 2003 (this “Eighth Amendment”) to the Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002 and the Seventh Amendment, dated as of June 27, 2003 (as amended, supplemented or otherwise modified, the “Credit Agreement”) among  (i) DDi Capital Corp., formerly known as Details Capital Corp. (the “Company”); (ii) Dynamic Details, Incorporated, formerly known as Details, Inc. (“Details”); (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc. (“DDISV”, and collectively with Details, the “Borrowers”); (iv) the several banks and other financial institutions from time to time parties thereto, (individually, a “Lender,” and collectively, the “Lenders”); (v) Bankers Trust Company, as documentation and co-syndication agent; and (vi) JPMorgan Chase Bank, as collateral, co-syndication and administrative agent (in such capacity, the “Administrative Agent”), and all collateral and ancillary documentation entered into in connection therewith, including, without limitation, the hedge agreement (the “Hedge Agreement”) entered into by Details with JPMorgan Chase Bank (collectively, the “Loan Documents”).  Terms defined in the Credit Agreement shall be used in this Eighth Amendment with their defined meanings unless otherwise defined herein.

W I T N E S S E T H :

                    WHEREAS, pursuant to the Loan Documents the Lenders agreed to make, and have made, certain Loans to the Borrowers;

                    WHEREAS, on the date hereof, the Borrowers and Lenders have entered into  Restructuring Support Agreement, dated as of August 1, 2003, by and among (i) DDi Corp., DDi Intermediate Holdings Corp., the Company, the Borrowers and certain of their respective subsidiaries and affiliates, and (ii) the Lenders (the “Restructuring Support Agreement”) in order to further the implementation of  the Restructuring Transaction (as defined in the Restructuring Support Agreement) subject to the terms and conditions set forth therein;

                    WHEREAS, as part of the Restructuring Transaction, the Borrowers are required to maintain and fund a Reserved Cash Account (the “Reserved Cash Account”) and a JPM Controlled Account (the “JPM Controlled Account”) on the terms set forth herein and in the Budget and Funding Mechanism (as defined in the Restructuring Support Agreement); and

                    WHEREAS, the Company and the Borrowers have requested that the Lenders amend, and the Lenders have agreed to amend, certain of the provisions of the Credit Agreement in order to facilitate the Restructuring Transaction, but only upon the terms and subject to the conditions set forth below;

                    NOW, THEREFORE, the parties hereto hereby agree as follows:

                    1.     Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) by amending and restating the following definition in its entirety:

“Extended Amortization Date” shall mean the date that is the earliest to occur of  (x) August 8, 2003, which date shall automatically be extended to January 30, 2004  if the Plan Support Agreement is effective on or before August 8, 2003 or (y) the occurrence of a Termination Event (as defined in the Restructuring Support Agreement) that is not waived.

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(b) by deleting the definition of “JPMorgan Chase Bank Qualified Account” in its entirety and by replacing it with the following definition:

“Reserved Cash Account” shall mean the account held by JPMorgan Chase Bank, solely in its capacity as the bank administering the deposit account, with account number 323-247490, in which the Administrative Agent has a perfected first priority security interest on terms and conditions satisfactory to the Administrative Agent.

and replacing all references throughout the Credit Agreement to the term “JPMorgan Chase Bank Qualified Account” with the term “Reserved Cash Account”.

(b) by adding the following new definitions in the proper alphabetical order:

“Eighth Amendment”: the Eighth Amendment, dated as of August 1, 2003, to this Agreement.

“Eighth Amendment Effective Date”: shall mean August 1, 2003.

“JPM Controlled Account” shall mean the account held by JPMorgan Chase Bank, solely in its capacity as the bank administering the deposit account, with account number 304-159514, in which the Administrative Agent has a perfected first priority security interest on terms and conditions satisfactory to the Administrative Agent.

“JPM Controlled Account Control Agreement”:  shall mean the Deposit Account Control Agreement with respect to the JPM Controlled Account, dated as of August 1, 2003 by and among (i) Details, (ii) DCI, (iii) JPMorgan Chase Bank and (iv) the Administrative Agent.

“Plan Support Agreement”: shall mean the Plan Support Agreement in the form attached as Exhibit B to the Restructuring Support Agreement.

“Reserved Cash Control Agreement”:  shall mean the Deposit Account Control Agreement with respect to the Reserved Cash Account dated as of June 28, 2002, as amended August 1, 2003, by and among (i) Details, (ii) JPMorgan Chase Bank and (iii) the Administrative Agent.

“Restructuring Support Agreement”: shall mean that certain Restructuring Support Agreement by and among (i) DDi Corp., DDi Intermediate Holdings Corp., the Company, the Borrowers and their respective subsidiaries and affiliates, and (ii) the Lenders.

“Restructuring Transaction”: shall have the meaning ascribed to such term in the Restructuring Support Agreement.

                    2.     Amendment to Section 2.3.  Each of subsections 2.3(a) and (b) of the Credit Agreement is hereby amended by deleting “September 30, 2003” and “December 31, 2003” where it appears therein, respectively, and substituting in lieu thereof “Extended Amortization Date”.

                    3.     Amendment to Section 6.  Section 6 of the Credit Agreement is hereby amended by adding the following new Section 6.15 immediately following Section 6.14:

3

                    “6.15.     Reserved Cash Account.”  The Borrowers hereby agree to maintain a minimum balance of $7,500,000 in the Reserved Cash Account at all times.  Commencing on and after the Eighth Amendment Effective Date:  (a) until such time as a Notice of Sole Control (as defined in the Reserved Cash Control Agreement) has been issued by the Administrative Agent, any and all interest that accrues on such initial deposit in the Reserved Cash Account shall be available to the Borrowers; (b)  the Borrowers agree that Required Lenders may direct the Administrative Agent to issue a Notice of Sole Control  at any time in their sole and absolute discretion as provided in the Reserved Cash Control Agreement; and (c) upon the occurrence of a Termination Event (as defined in the Restructuring Support Agreement), unless waived pursuant to the Restructuring Support Agreement, but in any event, no later than three (3) business days after the occurrence of such Termination Event, the Lenders may exercise at any time any or all of their rights, remedies, powers and privileges including but not limited to the right to seize, set-off or otherwise direct the use of funds in the Reserved Cash Account, and commence enforcement and collection actions, under the Credit Agreement and the other Loan Documents and applicable law.

                    4.     Amendment to Section 7.2(m).  Section 7.2(m) of the Credit Agreement is hereby amended by deleting the word “Seventh” and substituting the word “Eighth” in lieu thereof.

                    5.     Amendment to Section 11.3.  Section 11.3 of the Credit Agreement is hereby amended by adding the following sentence immediately following the end of the last sentence of such Section.

“Without limiting the generality of the foregoing, notwithstanding the Lenders’ execution of the Restructuring Support Agreement, the Budget and Funding Agreement (as defined in the Restructuring Support Agreement) and any other document entered into in connection with the Restructuring Transaction, nothing contained therein shall, nor shall any non-exercise of the Lenders’ right and remedies in connection with the Restructuring Transaction, constitute a waiver of, or otherwise affect, any of the Administrative Agent’s and the Lenders’ rights and remedies under this Agreement and applicable law.”

                    6.     Amount of Obligations.  Each of the Borrowers and the Company jointly and severally acknowledges and agrees that, on and as of the Eighth Amendment Effective Date, the Obligations include, without limitation, the aggregate amount of $ 72,892,916.17 in respect of face amount of undrawn Letters of Credit and outstanding unpaid principal Obligations under the Loan Documents.

                    7.     Acknowledgment of Events of Default.  Each of the Borrowers and the Company jointly and severally hereby acknowledges that (a) the Existing Events of Default set forth on Schedule 1 hereto (the “Existing Events of Default”) have occurred and continue to exist as of the Eighth Amendment Effective Date, and each of the Borrowers and the Company represents and warrants to the Administrative Agent and the Lenders that no other Event of Default has occurred and continues to exist as of the Eighth Amendment Effective Date, (b) the Scheduled Expected Events of Default set forth on Schedule 2 hereto (the “Scheduled Expected Events of Default”)  have not occurred as of the Eighth Amendment Effective Date but are expected to occur and continue through the Restructuring Period (as defined in the RSA); and (c) the occurrence and continuance of the Existing Events of Default (except solely with respect to the Reserved Cash Account) and the Scheduled Expected Events of Default (upon becoming an Event of Default) entitle the Administrative Agent and the Lenders to at any time exercise all of their rights and remedies and to commence enforcement and collection actions under the Credit Agreement and the other Loan Documents and applicable law.

                    8.     The Collateral.  Each Grantor jointly and severally ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the liens and security interests

4

granted to secure all of the Obligations (as defined in the Guarantee and Collateral Agreement) of such Grantor to the Administrative Agent, for the benefit of the Lenders, pursuant to the Guarantee and Collateral Agreement.  Each Grantor jointly and severally acknowledges and agrees that all such liens and security interests granted by such Grantor shall continue to secure the Obligations (as defined in the Guarantee and Collateral Agreement) from and after the Eighth Amendment Effective Date.  Each Grantor jointly and severally hereby represents and warrants to the Administrative Agent and the Lenders that pursuant to the Guarantee and Collateral Agreement, the Obligations (as defined in the Guarantee and Collateral Agreement) are secured by liens on and security interest in all of such Grantor’s assets.

                    9.     Validity of Obligations.  Each of the Borrowers and the Company jointly and severally acknowledges and agrees that (i) each of the Borrowers is truly and justly indebted to the Lenders and the Administrative Agent for the Obligations, without defense, counterclaim or offset of any kind, and each Borrower ratifies and reaffirms the validity, enforceability and binding nature of such Obligations, (ii) neither Borrower has any claim, right or cause of action of any kind against any Lender, the Administrative Agent or any of such Lender’s or the Administrative Agent’s present or former subsidiaries, Affiliates, officers, directors, employees, attorneys or other representatives or agents (collectively with their respective successors and assigns, the “Lender Parties”) in connection with the Obligations, the Credit Agreement and the other Loan Documents and this Eighth Amendment, or the transactions contemplated hereby and thereby and (iii) each Lender and the Administrative Agent has heretofore properly performed and satisfied in a timely manner all of its obligations under the Loan Documents.

                    10.     Reservation of Rights.  Each of the Company and the Borrowers jointly and severally acknowledges and agrees that, (a) the Lenders shall preserve all rights, remedies, power or privileges set forth in the Credit Agreement and the other Loan Documents and under applicable law, (b) nothing contained herein shall in any way (i) limit or otherwise prejudice any right, remedy, power or privilege which the Lenders or the Administrative Agent may not have or may have in the future under or in connection with the Credit Agreement or any other Loan Document and applicable law, or diminish any of the obligations of the Company and the Borrowers or any of their respective Subsidiaries contained in the Credit Agreement or any other Loan Document or (ii) waive any Default or Event of Default (including any Existing Event of Default or Scheduled Expected Event of Default), (c) the current non-exercise of rights and remedies by the Administrative Agent and the Lenders in respect of the Existing Events of Default shall not be construed as a waiver of any such Events of Default, (d) any acceptance by the Lenders of a payment of principal or interest in an amount less than the full amount of principal or interest due and payable under the Credit Agreement and the other Loan Documents shall not constitute a waiver of any rights and remedies by the Administrative Agent and the Lenders in respect thereof and (e) the Administrative Agent and the Lenders have the right, and have reserved their right, to invoke fully any or all of such rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents and applicable law in respect of the Existing Events of Default, the Scheduled Expected Events of Default and any other Events of Default that may now exist or hereafter occur.  The rights, remedies, powers and privileges of the Administrative Agent and the Lenders provided under this Eighth Amendment and the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                    11.     Payment of Fees and Expenses.  The Borrowers agree to pay or reimburse the Administrative Agent for its out-of-pocket costs and expenses incurred in connection with this Eighth Amendment, any documents prepared in connection herewith and the transactions contemplated hereby and any outstanding amounts relating thereto to the Administrative Agent’s professional advisors including, without limitation, the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, and the reasonable fees, charges and disbursements ofFTI Consulting, subject to the Administrative Agent’s approval of such fees.

5

                    12.     No Change.  Except as expressly provided herein, no term or provision of the Credit Agreement or any other Loan Document shall be amended, waived, modified, consented to or supplemented, and each term and provision of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

                    13.     Effectiveness.  This Eighth Amendment shall become effective upon the satisfaction of the following conditions precedent and will be deemed to be effective as of August 1, 2003 (the “Eighth Amendment Effective Date”):

                    (a)     counterparts hereof duly executed by Company, the Borrowers and the Administrative Agent on its behalf and on behalf of each of the Lenders; the execution and delivery of this Eighth Amendment by any Lender shall be binding upon each of its successors and assigns (including assignees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof;

                    (b)     a copy of resolutions of each Borrower, certified by the Secretary of such Borrower, authorizing the execution, delivery and performance of this Eighth Amendment, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

                    (c)     a certificate of each of the Borrowers, dated as of the date hereof, as to the incumbency and signature of the officers of such Borrower executing this Eighth Amendment, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

                    (d)     such other documents, instruments and agreements with respect to the matters contemplated by this Eighth Amendment as the Administrative Agent reasonably shall request, and all such documents, instruments and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent;

                    (e)     the Borrowers and the Company shall have satisfied paragraph 3 of the Budget and Funding Mechanism; and

                    (f)     the Borrowers shall have transferred and deposited all funds on deposit in Account # 209-14469 established with Bank of America into the JPM Controlled Account

                    14.     Counterparts.  This Eighth Amendment may be executed by the parties hereto in any number of separate counterparts by facsimile with originals to follow, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                    15.     GOVERNING LAW.  THIS EIGHTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    IN WITNESS WHEREOF, the parties have caused this Eighth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DDi CAPITAL CORP.

By:	/s/ John Stumpf

Title:	Chief Financial Officer (CFO)

DYNAMIC DETAILS, INCORPORATED

By:	/s/ John Stumpf

Title:	CFO

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

By:	/s/ John Stumpf

Title:	CFO

JPMorgan Chase Bank, as
Administrative Agent, Collateral Agent, Co-
Syndication Agent and as a Lender

By:	/s/ Jonathan Katz

Title:	Vice President

JPMorgan Chase Bank,
on behalf of the Lenders

By:	/s/ Jonathan Katz

Title:	Vice President

                    Each of the undersigned hereby consents to the foregoing Eighth Amendment and hereby confirms, reaffirms and restates that its obligations under or in respect of the Credit Agreement and the documents related thereto to which it is a party are and shall remain in full force and effect after giving effect to the foregoing Eighth Amendment.

DYNAMIC DETAILS, INCORPORATED, VIRGINIA

By:	/s/ Timothy Donnelly

Title:	Vice President

DYNAMIC DETAILS TEXAS, L.P.

By:	DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ Timothy Donnelly

Title:	Vice President

By:	DDi-TEXAS INTERMEDIATE HOLDINGS, L.L.C.

By:	/s/ Timothy Donnelly

Title:	Vice President

By:	DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ Timothy Donnelly

Title:	Vice President

By:	DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

By:	/s/ Timothy Donnelly

Title:	Vice President

By:	DYNAMIC DETAILS INCORPORATED, TEXAS

By:	/s/ Timothy Donnelly

Title:	Vice President

SCHEDULE I

Existing Events of Default

The following Events of Default have occurred as of the Eighth Amendment Effective Date:

1.	Failure to meet minimum Consolidated EBITDA for the fiscal quarter ending December 31, 2002 (See Section 7.1(d) and Section 8(c) of the Credit Agreement)

2.	Failure to maintain minimum Liquidity Amount from and after December 31, 2002 (See Section 7.1(a) and Section 8(c) of the Credit Agreement)

3.	Failure to maintain minimum Liquidity Amount (See Section 7.1(a) and Section 8(c) of the Credit Agreement)

4.	Failure to meet the Consolidated Senior Leverage Ratio covenant (See Section 7.1(b) and Section 8(c) of the Credit Agreement)

5.	Failure to meet minimum Consolidated EBITDA (See Section 7.1(d) and Section 8(c) of the Credit Agreement)

6.	Failure to meet minimum Consolidated Revenue (See Section 7.1(e) and Section 8(c) of the Credit Agreement)

7.

Audited consolidated financial statements for the fiscal year ended December 31, 2002 issued by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing with a “going concern” or like qualification or exception (See Section 6.1(a) and Section 8(d) of the Credit Agreement)

8.	Failure to make interest payments on the 5 ¼ Notes, the 6 ¼ Notes and the 12 ½% Senior Discount Notes (See Section 8(e) of the Credit Agreement)

9.	Default under the Hedge Agreement.

Schedule II

Scheduled Expected Events of Default

The following Events of Default have not occurred as of the Eighth Amendment Effective Date but are expected to occur and continue during the Restructuring Period.

[list]

Exhibit 31.1

CERTIFICATION

I, Bruce D. McMaster, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of DDi Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 19, 2003	/s/ BRUCE D. MCMASTER

Bruce D. McMaster Chief Executive Officer

Exhibit 31.2

CERTIFICATION

I, John K. Stumpf, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of DDi Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 19, 2003	/s/ JOHN K. STUMPF

John K. Stumpf Chief Financial Officer

Exhibit 31.3

CERTIFICATION

I, Bruce D. McMaster, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of DDi Capital Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 19, 2003	/s/ BRUCE D. MCMASTER

Bruce D. McMaster Chief Executive Officer

Exhibit 31.4

CERTIFICATION

I, John K. Stumpf, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of DDi Capital Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 19, 2003	/s / JOHN K. STUMPF

John K. Stumpf Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of DDi Corp.  (the “Company”) on Form 10-Q for the quarter ending June  30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce D. McMaster, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 19, 2003	By:	/s/ BRUCE D. MCMASTER

Bruce D. McMaster Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to DDi Corp. and will be retained by DDi Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of DDi Corp.  (the “Company”) on Form 10-Q for the quarter ending June  30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John K. Stumpf, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 19, 2003	By:	/s/ JOHN K. STUMPF

John K. Stumpf Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to DDi Corp. and will be retained by DDi Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.3

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of DDi Capital Corp.  (the “Company”) on Form 10-Q for the quarter ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce D. McMaster, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 19, 2003	By:	/s/ BRUCE D. MCMASTER

Bruce D. McMaster Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to DDi Capital Corp. and will be retained by DDi Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.4

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of DDi Capital Corp.  (the “Company”) on Form 10-Q for the quarter ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John K. Stumpf, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 19, 2003	By:	/s/ JOHN K. STUMPF

John K. Stumpf Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to DDi Capital Corp. and will be retained by DDi Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.